Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated with a single asterisk [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 4.1

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

CHARMING SHOPPES, INC.
CHARMING SHOPPES OF DELAWARE, INC.
CSI INDUSTRIES, INC.
CATHERINES STORES CORPORATION
LANE BRYANT, INC. and
FB APPAREL, INC.
as Borrowers,

CHARMING SHOPPES OF DELAWARE, INC.,
as Administrative Borrower,

certain other Subsidiaries of Charming Shoppes, Inc.,
as Guarantors

THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY HERETO
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

WELLS FARGO CAPITAL FINANCE, LLC and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Bookrunners

BANK OF AMERICA, N.A.,
as Syndication Agent

and

JPMORGAN CHASE BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

Dated: July 14, 2011

14.2	Acknowledgment of Security Interests.	128
14.3	Existing Financing Agreements.	128
14.4	Restatement.	128

INDEX
TO
EXHIBITS AND SCHEDULES

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, is entered into by and among Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“Lane Bryant” and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to individually as a “Borrower” and collectively as “Borrowers” as hereinafter further defined), CS Delaware in its capacity as agent for itself as a Borrower and for the other Borrowers (“Administrative Borrower”), those certain Subsidiaries of Parent parties hereto, whether by execution of this Agreement or by a Guarantor Joinder Agreement (collectively, the “Guarantors”), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined), Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), in its capacity as agent for Lenders (in such capacity, “Agent” as hereinafter further defined), Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents.
W I T N E S S E T H:
WHEREAS, Borrowers and certain Subsidiaries of Parent operate a chain of retail apparel stores and certain related businesses and certain other Subsidiaries of Parent operate a direct marketing business selling apparel, food and specialty gifts; and
WHEREAS, Agent, certain lenders, Borrowers and certain Subsidiaries of Parent entered into financing arrangements pursuant to which such lenders made loans and advances and provided other financial accommodations to Borrowers as set forth in the Third Amended and Restated Loan and Security Agreement, dated July 31, 2009, as amended by Amendment No. 1 to Third Amended and Restated Loan and Security Agreement, dated as of December 31, 2009, by and among Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Agent, the lenders parties thereto, Borrowers and certain Subsidiaries of Parent (the “Existing Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced prior to the date hereof (as hereinafter defined) collectively, the “Existing Financing Agreements”); and
WHEREAS, Borrowers and the other Obligors (as defined below) have requested that Agent and Lenders amend and restate the Existing Loan Agreement and continue to provide financing arrangements to Borrowers pursuant to which each Lender from time to time party hereto (severally and not jointly) may make loans and provide other financial accommodations to Borrowers; and
WHEREAS, Agent and Lenders have agreed to amend and restate the Existing Loan Agreement and each Lender (severally and not jointly) has agreed to continue to make such loans and provide such other financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent has agreed to continue to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS
For purposes of this Agreement, the following terms shall have the respective meanings given to them below:
“Accounts” shall have the meaning given to such term in the UCC and shall also include, without limitation, all present and future rights of each Obligor to payment of a monetary obligation whether or not earned by performance, which is not evidenced by chattel paper or an instrument, for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for a secondary obligation incurred or to be incurred, or consisting of Credit Card Receivables.
“Additional L/C Accommodations” shall mean the Letters of Credit (including, without limitation, Existing Letters of Credit), guarantees and other financial accommodations provided by Issuing Banks to Additional L/C Debtors pursuant to the Trade Financing Agreements.
“Additional L/C Collateral” shall mean the “Collateral” as defined in the Trade Financing Agreements as in effect on the date hereof.
“Additional L/C Debt” shall mean, collectively, the reimbursement obligations with respect to the Additional L/C Accommodations and other indebtedness owed by the Additional L/C Debtors to Agent pursuant to the Trade Financing Agreements.
“Additional L/C Debtors” shall mean, individually and collectively, Trimoland Limited, Huambo Limited, CS Insurance Ltd. and any other Subsidiary of Parent designated as an Additional L/C Debtor in a writing by Administrative Borrower delivered to Agent after the date hereof so long as such Additional L/C Debtor executes a Trade Financing Agreement and such other documents as Agent may reasonably request.
“Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing the London Interbank Offered Rate for such Interest Period by a percentage equal to: one (1) minus the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage and shall be applicable to all Eurodollar Rate Loans requested on or after such date.
“Administrative Borrower” shall mean CS Delaware, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.12 hereof and it successors and assigns in such capacity.
“Affiliates” shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes any Person which beneficially owns or holds ten (10%) percent or more of the Voting Stock of such Person or other equity interests in such Person, any Person of which such Person beneficially owns or holds ten (10%) percent or more of the Voting Stock of such Person, and any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by agreement or otherwise. For purposes of Section 9.16 hereof only, with respect to Obligors, the term “Affiliate” shall exclude Parent and any Subsidiary of Parent.
“Agent” shall mean Wells Fargo Bank, National Association, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.
“Agent Payment Account” shall mean account number 4124923723 (for ACH payments) and account number 37235547964500597 (for wire transfers) of Agent at Wells Fargo, 420 Montgomery Street, San Francisco, California, ABA # 121-000-248, Ref: Charming Shoppes, Inc., or such other account of Agent as Agent may from time to time designate in writing to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.
“Agreement” shall mean this Fourth Amended and Restated Loan and Security Agreement, as amended, modified, supplemented, renewed, extended or restated from time to time.
“Applicable L/C Fee Rate” shall mean, at any time, as to the letter of credit fees and banker’s acceptance fees to be charged by Agent in accordance with Section 3.2(b) hereof in respect of Letters of Credit and banker’s acceptances, subject to the provisions below, the applicable percentage (on a per annum basis) set forth below if Monthly Average Liquidity is at or within the amounts indicated for such percentage:

Tier	Monthly Average Liquidity	Documentary LC Fee Percentage	Standby LC Fee Percentage	Bankers’ Acceptances
1	Greater than $150,000,000	1.50%	2.00%	2.00%
2	Less than or equal to $150,000,000 and greater than $62,500,000	1.75%	2.25%	2.25%
3	Less than or equal to $62,500,000	2.00%	2.50%	2.50%

provided, that, the Applicable L/C Fee Rate shall be calculated and adjusted each fiscal month as of the 16th day of such fiscal month (the “Applicable L/C Fee Rate Adjustment Date”) based upon the Monthly Average Liquidity for the immediately preceding month and shall be effective on the Applicable L/C Fee

Rate Adjustment Date as to all Letters of Credit and banker’s acceptances; from the date hereof through and including October 31, 2011, the Applicable L/C Fee Rate shall be the amounts set forth in Tier 2 above; and in the event that Borrowers fail to provide any Borrowing Base Certificate for any period within two (2) Business Days of the date required hereunder, effective as of the date on which such Borrowing Base Certificate was due, at Agent’s option, the Applicable L/C Fee Rate shall be based on the highest rate above until the next Business Day after the Borrowing Base Certificate is provided for the applicable period at which time the Applicable L/C Fee Rate shall be adjusted as otherwise provided herein. In the event that at any time after the end of any fiscal month the actual amount of the Monthly Average Liquidity for such fiscal month was less than the Monthly Average Liquidity for such fiscal month used for the determination of the Applicable L/C Fee Rate for such fiscal month as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Monthly Average Liquidity, at Agent’s option, the Applicable L/C Fee Rate for such prior fiscal month shall be adjusted to the applicable percentage based on such actual Monthly Average Liquidity and any additional letter of credit fees and banker’s acceptance fees for the applicable fiscal month as a result of such recalculation shall be paid to Agent promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor. In the event that at any time after the end of any fiscal month the actual amount of the Monthly Average Liquidity for such fiscal month was higher than the Monthly Average Liquidity for such fiscal month used for the determination of the Applicable L/C Fee Rate for such fiscal month for any reason, the Applicable L/C Fee Rate for such prior fiscal month shall be adjusted to the applicable percentage based on such actual Monthly Average Liquidity and any excess letter of credit fees and banker’s acceptance fees paid by Borrowers for the applicable fiscal month as a result of such recalculation shall be credited to the loan account of Administrative Borrower promptly (but in any event within five (5) Business Days) following Administrative Borrower’s written request therefor (but only to the extent such written request is made within sixty (60) days following the end of such fiscal month). The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of letter of credit fees and banker’s acceptance fees payable after an Event of Default whether based on such recalculated percentage or otherwise.
“Applicable Margin” shall mean, at any time, as to the Interest Rate for Base Rate Loans and Eurodollar Rate Loans, subject to the provisions below, the applicable percentage (on a per annum basis) set forth below if Monthly Average Liquidity is at or within the amounts indicated for such percentage:

Tier	Monthly Average Liquidity	Applicable Eurodollar Rate Margin	Applicable Base Rate Margin
1	Greater than $150,000,000	2.00%	1.00%
2	Less than or equal to $150,000,000 and greater than $62,500,000	2.25%	1.25%
3	Less than or equal to $62,500,000	2.50%	1.50%

provided, that, the Applicable Margin shall be calculated and adjusted each fiscal month as of the 16th day of such fiscal month (the “Applicable Margin Adjustment Date”) based upon the Monthly Average Liquidity for the immediately preceding month and shall be effective on the Applicable Margin Adjustment Date as to all Base Rate Loans and for each Eurodollar Rate Loan requested on or after such Applicable Margin Adjustment Date; as to each Eurodollar Rate Loan outstanding on such Applicable

Margin Adjustment Date, the new Applicable Margin shall be effective as to each such Eurodollar Rate Loan on the first day of the Interest Period commencing on or after such Applicable Margin Adjustment Date; from the date hereof through and including October 31, 2011, the Applicable Margin shall be the amounts set forth in Tier 2 above; and in the event that Borrowers fail to provide any Borrowing Base Certificate for any period within two (2) Business Days of the date required hereunder, effective as of the date on which such Borrowing Base Certificate was due, at Agent’s option, the Applicable Margin shall be based on the highest rate above until the next Business Day after the Borrowing Base Certificate is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any fiscal month the actual amount of the Monthly Average Liquidity for such fiscal month was less than the Monthly Average Liquidity for such fiscal month used for the determination of the Applicable Margin for such fiscal month as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Monthly Average Liquidity, at Agent’s option, the Applicable Margin for such prior fiscal month shall be adjusted to the applicable percentage based on such actual Monthly Average Liquidity and any additional interest for the applicable fiscal month as a result of such recalculation shall be paid to Agent promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor. In the event that at any time after the end of any fiscal month the actual amount of the Monthly Average Liquidity for such fiscal month was higher than the Monthly Average Liquidity for such fiscal month used for the determination of the Applicable Margin for such fiscal month for any reason, the Applicable Margin for such prior fiscal month shall be adjusted to the applicable percentage based on such actual Monthly Average Liquidity and any excess interest paid by Borrowers for the applicable fiscal month as a result of such recalculation shall be credited to the loan account of Administrative Borrower promptly (but in any event within five (5) Business Days) following Administrative Borrower’s written request therefor (but only to the extent such written request is made within sixty (60) days following the end of such fiscal month). The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after an Event of Default whether based on such recalculated percentage or otherwise.
“Applicable Unused Line Fee Rate” shall mean, as to the calculation of the unused line fee to be charged by Agent in accordance with Section 3.2(a) hereof: (a) for the period from the date hereof through and including September 30, 2011, one-half of one (0.50%) percent per annum, and (b) all times thereafter, (i) if the average daily principal balance of the outstanding Revolving Loans and Letters of Credit (other than banker’s acceptances to the extent that cash collateral has been deposited in the Banker’s Acceptance Cash Collateral Accounts in accordance with Section 2.2(l) hereof) during the immediately preceding month (or part thereof) is less than or equal to fifty (50%) percent of the Maximum Credit and if EBITDA of Parent and its Subsidiaries, on a consolidated basis for the immediately preceding twelve (12) consecutive fiscal months is less than $90,000,000, one-half of one (0.50%) percent per annum, and (ii) if the average daily principal balance of the outstanding Revolving Loans and Letters of Credit (other than banker’s acceptances to the extent that cash collateral has been deposited in the Banker’s Acceptance Cash Collateral Accounts in accordance with Section 2.2(l) hereof) during the immediately preceding month (or part thereof) is greater than fifty (50%) percent of the Maximum Credit or if EBITDA of Parent and its Subsidiaries, on a consolidated basis for the immediately preceding twelve (12) consecutive fiscal months is equal to or greater than $90,000,000, three-eighths (0.375%) percent per annum.
“Assignment and Acceptance” shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.
“Bank Group Hedge Agreement” shall mean a Hedge Agreement between any Obligor and any

Bank Product Provider; sometimes being collectively referred to herein as “Bank Group Hedge Agreements”.
“Bank Product Provider” shall mean any Lender or any Affiliate of any Lender that provides any Bank Products to Borrowers or Guarantors.
“Bank Products” shall mean any one or more of the following types of services or facilities provided to an Obligor by a Bank Product Provider: credit cards, debit cards or stored value cards or the processing of credit card, debit card or stored value card sales or receipts, cash management or related services, including the automated clearinghouse transfer of funds for the account of an Obligor pursuant to agreement or overdraft for any accounts of Obligors maintained at Wells Fargo or any Affiliate of Agent or any other Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent or such Bank Product Provider is a party, as applicable (to the extent such Deposit Account Control Agreement is required hereunder), and controlled disbursement services, Bank Group Hedge Agreements if and to the extent permitted hereunder, and supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, but excluding any factoring services.
“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Base Rate” shall mean, on any date, the highest of the Prime Rate, the London Interbank Offered Rate in effect on such date for one (1) month dollar deposits, plus one (1%) percent, or the Federal Funds Rate in effect on such date plus one-half (½%) percent. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the London Interbank Offered Rate or the Federal Funds Rate, as applicable.
“Base Rate Loans” shall mean, any Revolving Loans or portion thereof on which interest is payable based on the Base Rate in accordance with the terms hereof.
“Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.
“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): Charming Shoppes, Inc., a Pennsylvania corporation, Charming Shoppes of Delaware, Inc., a Pennsylvania corporation, CSI Industries, Inc., a Delaware corporation, FB Apparel, Inc., an Indiana corporation, Catherines Stores Corporation, a Tennessee corporation, Lane Bryant, Inc., a Delaware corporation, and any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a “Borrower”.
“Borrowing Base” shall mean, at any time, the amount equal to the sum of:
(a)    ninety (90%) percent of the Net Recovery Cost Percentage multiplied by the Value of the Eligible Inventory of Obligors, plus
(b)    ninety (90%) percent of the Net Amount of Eligible Credit Card Receivables of Obligors, plus
(c)    one hundred (100%) percent of Qualified Cash of Obligors, minus
(d)    any Reserves.

“Borrowing Base Certificate” shall mean a report substantially in the form of Exhibit E hereto, as the same may from time to time be modified by Agent in consultation with Administrative Borrower, which is duly completed as provided in Section 9.6 hereof and executed by a financial officer of Administrative Borrower on behalf of all Obligors and delivered to Agent.
“Borrowing Base Value” shall mean, at any time, (a) in respect of any Eligible Inventory of any Obligor, ninety (90%) percent of the Net Recovery Cost Percentage multiplied by the Value of such Eligible Inventory, (b) in respect of any Eligible Credit Card Receivables of any Obligor, ninety (90%) percent of the Net Amount of such Eligible Credit Card Receivables, and (c) in respect of any Qualified Cash of any Obligor, one hundred (100%) percent of such Qualified Cash.
“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.
“Capital Expenditures” shall mean all expenditures for any fixed or capital assets or improvements, including, but not limited to, the purchase or construction of equipment or other physical assets.
“Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person, but shall exclude leases classified as operating leases in accordance with GAAP as in effect on the date hereof.
“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).
“Cash Dominion Event” shall mean a period either (a) commencing on the date that an Event of Default shall exist or have occurred and be continuing and ending on the date that such Event of Default ceases to exist or be continuing or (b) commencing on the date that Excess Availability has been less than, at any time, the amount equal to the lesser of (i) fifteen (15%) percent of the Borrowing Base and (ii) fifteen (15%) percent of the Maximum Credit, and ending on the date that Excess Availability has been greater than such amount for any thirty (30) consecutive day period thereafter; provided, that, a Cash Dominion Event period resulting from the event described in clause (b) may not be terminated on more than two (2) occasions in any period of 365 consecutive days.
“Cash Equivalents” shall mean, at any time, obligations of states and local governments or agencies thereof (including variable rate demand notes) with a maturity date or reset period of one (1) year or less from the date of determination; certificates of deposit, time deposits or bankers’ acceptances with a maturity of one (1) year or less of any Lender or any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; commercial paper with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of

America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; corporate bonds or notes (including variable rate demand notes and Eurodollar notes) issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Rating Service, a division of The McGraw Hill Companies, Inc. or at least A by Moody’s Investors Service, Inc.; repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year or less from the date of determination; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; municipal securities (including variable rate demand notes) issued by states and local governments or agencies thereof and rated at least A by Standard & Poor’s Rating Service, a division of The McGraw Hill Companies, Inc. or at least VMIG-1 by Moody’s Investors Service, Inc.; Indebtedness with a maturity date of one (1) year or less from the date acquired by an Obligor and which is issued by the United States of America (which shall include for this purpose the United States Department of the Treasury); and  investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (h) above.
“Catherines Card” shall mean the private label credit card or cards issued by a Credit Card Issuer to customers or prospective customers of Catherines or any Retail Store Subsidiary thereof.
“Change of Control” shall mean the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Parent.
“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Collateral” shall mean have the meaning set forth in Section 5.1 hereof.
“Collateral Access Agreement” shall mean an agreement in writing in form and substance reasonably satisfactory to Agent from any lessor of premises on which Collateral is located, any owner or operator of any premises on which Collateral is located, or any mortgagee of any premises owned by any Subsidiary of Parent (excluding, in any such case, the following premises: any Retail Store location, any premises on which Inventory not in excess of $1,000,000 at any time is located, any chief executive office of an Obligor if the Inventory at such location does not exceed $1,000,000 at any time and either no Records are stored or maintained at such location or the Records stored or maintained at such location are also stored or maintained at a location for which Agent has received a Collateral Access Agreement, or any location outside of the United States, except to the extent the Inventory at such location is Eligible In-Transit Inventory or Eligible L/C Inventory) or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral (excluding any common carrier or any other Person transporting any such Collateral).
“Concentration Account” shall mean individually and collectively, the collection and cash management accounts of CS Delaware maintained at Wells Fargo on the date hereof and such other collection and cash management accounts established by Borrowers and Guarantors in accordance with the provisions of this Agreement.
“Commitment” shall mean, at any time, as to each Lender, the principal amount designated as its Commitment set forth next to such Lender’s name on Schedule 1.39 hereto, as the same may be adjusted from time to time in accordance with Section 2.4 hereof or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and non-recurring gains and non-cash losses with respect to the write down of fixed and intangible assets) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP consistently applied; provided, that, the net income for any Person that is not a wholly owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person; except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or that Person’s assets are acquired by such Person or by its wholly owned Subsidiaries shall be excluded; and the net income (if positive) of any wholly owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly owned Subsidiary to such Person or to any other wholly owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or loss (exclusive of non-cash losses with respect to the write down of fixed assets), together with any related Provision for Taxes for such gain, realized upon the sale or other disposition of any assets that are sold out of the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.
“Convertible 2007 Senior Note Agreements” shall mean, individually and collectively, the Convertible 2007 Senior Notes, the Convertible 2007 Senior Note Indenture and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Parent, any other Obligor or any other Person in connection with the issuance of the Convertible 2007 Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Convertible 2007 Senior Note Indenture” shall mean the Indenture, dated as of April 30, 2007, between Parent and Convertible 2007 Senior Note Trustee, with respect to the Convertible 2007 Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Convertible 2007 Senior Note Maturity Date” shall mean May 1, 2014, or such other maturity date in respect of the Convertible 2007 Senior Notes to the extent such date may be extended in accordance with the terms of the Convertible Senior Note Agreements (as in effect on the date hereof).
“Convertible 2007 Senior Note Reserve” shall mean the Reserve which may be established by Agent, at its option, on or after the date which is forty-five (45) days prior to the Convertible 2007 Senior Note Maturity Date in an amount equal to the then outstanding principal amount of the Indebtedness of Borrowers and Guarantors under the Convertible 2007 Senior Notes on such date (in the event that the Indebtedness of Borrowers and Guarantors under the Convertible 2007 Senior Notes has not been repaid in full prior to such date), which Reserve shall be released upon the payment in full of such Indebtedness.
“Convertible 2007 Senior Notes” shall mean, the 1.125% Senior Convertible Notes due May 1, 2014, issued by Parent pursuant to the Convertible 2007 Senior Note Indenture.
“Convertible 2007 Senior Note Trustee” shall mean Wells Fargo Bank, N.A., in its capacity as trustee under the Convertible 2007 Senior Note Indenture, and its successors and assigns, and any replacement trustee permitted pursuant to the terms and conditions of the Convertible 2007 Senior Note Indenture.
“Cost” shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined under the retail method of accounting in accordance with GAAP. For purposes of determining “cost” of Inventory hereunder, with respect to any Inventory sold by an Obligor to another Obligor, such term shall mean the original cost thereof to such Obligor which originally purchased such Inventory and shall not include any mark up or profit on such intercompany sale.
“Credit Balance Cash Collateral” shall have the meaning set forth in Section 6.4(b) hereof.
“Credit Card Acknowledgments” shall mean, individually and collectively, the agreements in favor of Agent by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements acknowledging the security interest of Agent in the monies due and to become due to any Obligor (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Obligor with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, as to Borrowers, the agreements set forth on Schedule 8.18 hereto.
“Credit Card Issuer” shall mean any Person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, any Private Label Credit Card and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.
“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any sales transactions of Obligors involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
“Credit Card Receivables” shall mean collectively, all present and future rights of any Obligor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, and all present and future rights of any Obligor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.
“Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of Borrowers hereunder.
“Crosstown” shall mean Crosstown Traders, Inc., a Delaware corporation and its successors and assigns.
“CS Securitization Undertaking” shall mean (a) any extension of credit by CS Delaware, Parent or any other Obligor to a Financing Subsidiary, (b) any capital contribution or other investment by CS Delaware or Parent in a Financing Subsidiary, (c) any agreement by CS Delaware or Parent to guarantee or otherwise become liable for the obligations of a Financing Subsidiary (which agreement does not provide that CS Delaware or Parent shall grant a Lien on any Collateral in support of any guarantee or support of any Financing Subsidiary), or (d) any covenant, representation, warranty or indemnity given by an Obligor pursuant to a Permitted Securitization Transaction that is customary in securitization transactions and does not constitute recourse for credit losses.
“Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that has failed to fund any portion of the Revolving Loans, participations in Letter of Credit Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, any Lender that has otherwise failed to pay over to Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, any Lender that has notified Agent, any other Lender, any Issuing Bank, or any Obligor in writing that it will not or does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it will not or does not intend to comply with its funding obligations under this Agreement or under similar agreements in which it has agreed to make commercial loans or provide other similar financial accommodations, any Lender that has failed, within three (3) Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations under this Agreement, or any Lender that becomes or is insolvent or has a parent company that has become or is insolvent or becomes the subject of an Insolvency Proceeding, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such Insolvency Proceeding and has not obtained all required orders, approvals or consents of any court or other Governmental Authority to continue to fulfill its obligations hereunder, in form and substance satisfactory to Agent. A Lender shall no longer be a “Defaulting Lender” to the extent provided in Section 6.10(g) hereof.
“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, an Obligor, with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Obligor and has such other terms and conditions as Agent may reasonably require in accordance with the terms of this Agreement.
“EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: the Consolidated Net Income of such Person and its Subsidiaries for such period, plus depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Consolidated Net Income of such Person for such period), all in accordance with GAAP, plus Interest Expense of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Consolidated Net Income of such Person for such period), plus charges of such Person and its Subsidiaries for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income for such Person for such period).
“Eligible Credit Card Receivables” shall mean the Credit Card Receivables of an Obligor which satisfy each of the criteria set forth below applicable thereto. Credit Card Receivables shall be Eligible Credit Card Receivables if:
(a)    such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods by such Obligor in the ordinary course of the business of such Obligor which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Obligor or the other party or parties related thereto, provided, that, such Credit Card Receivables do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (other than pursuant to a right of return given to customers in the ordinary course of business consistent with the practices of such Obligor as of the date of such sale) and such Credit Card Receivables shall be net of any credit for returned Inventory;
(b)    such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;
(c)    such Credit Card Receivables are not unpaid more than five (5) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;
(d)    all procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed in all material respects by such Obligor and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;
(e)    any required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;
(f)    such Obligor shall have submitted all sales slips, drafts, charges and other reports and other materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Obligor to be entitled to payment in respect thereof;
(g)    such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;
(h)    the Credit Card Issuer or Credit Card Processor with respect to such Credit Card

Receivables has not asserted a counterclaim, defense or dispute and does not have any right of setoff against such Credit Card Receivables (other than setoffs or fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Obligor as of the date hereof or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its similarly situated customers generally and unrelated to the circumstance of such Obligor), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Obligor to such Credit Card Issuer or Credit Card Processor in connection with such counterclaim, defense or dispute or pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;
(i)    the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Obligor for the purpose of establishing a reserve or collateral for obligations of such Obligor to such Credit Card Issuer or Credit Card Processor (other than any rights of setoff for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Obligor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Obligor), but the portion of the Credit Card Receivables in excess of such setoff may be deemed Eligible Credit Card Receivables;
(j)    there are no facts, events or occurrences which would impair in any material respect the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Obligor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Obligor);
(k)    such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens, other than in favor of Agent and Permitted Liens (if applicable);
(l)    Agent shall have received, in form and substance satisfactory to Agent in good faith, a Credit Card Acknowledgment duly authorized, executed and delivered by the Credit Card Issuer (except in the case of American Express) or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Credit Card Acknowledgment shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall be in compliance in all material respects with the terms thereof;
(m)    there are no proceedings or actions which are pending or to the best of such Obligor’s knowledge threatened, against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the continued collectability of the Credit Card Receivables with respect to any such Credit Card Issuers or Credit Card Processors;
(n)    such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in its reasonable good faith judgment;
(o)    no event of default has occurred and is continuing under the Credit Card Agreement of such Obligor with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such

Credit Card Receivables which default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Obligor and no event of default shall have occurred and be continuing which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Obligor or the right to establish reserves or establish or demand collateral and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto (other than for then current fees, chargebacks and reserves consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Obligor);
(p)    the terms of the sale giving rise to such Credit Card Receivables and all practices of such Obligor with respect to such Credit Card Receivables comply in all material respects with applicable federal, state and local laws and regulations; and
(q)    the Credit Card Issuer or Credit Card Processor has not sent any notice of its intention to cease or suspend payments to such Obligor in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Obligor to such Credit Card Issuer or Credit Card Processor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Obligor).
General criteria for Eligible Credit Card Receivables may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof which adversely affects or could reasonably be expected to adversely affect the collectability of the Credit Card Receivables in the reasonable good faith determination of Agent. Agent shall not establish or revise criteria for Eligible Credit Card Receivables unless Agent shall have provided Administrative Borrower five (5) Business Days prior written notice (such notice not to be required after the occurrence of an Event of Default) and an explanation of the nature of such new or revised criteria. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.
“Eligible In-Transit Inventory” shall mean Inventory owned by an Obligor that otherwise satisfies the criteria for Eligible Inventory set forth herein but is located outside of the United States of America and which is in transit to a location for which Agent shall have received a Collateral Access Agreement from the applicable lessor, owner, or operator of such location executed and delivered by such lessor, owner or operator, as the case may be; provided, that,
(a)    Agent has a first priority perfected security interest in and lien upon such Inventory, and all documents of title, if any, with respect thereto,
(b)    such Inventory either is the subject of a bill of lading issued by the carrier respecting such Inventory, and delivered to the Freight Forwarder handling the shipping of such Inventory, in all cases, subject to a Collateral Access Agreement duly authorized, executed and delivered by such Freight Forwarder, or is the subject of a forwarder’s cargo receipt which has been signed or otherwise authenticated by a Freight Forwarder as such Obligor’s agent, and is in the possession of such Freight Forwarder handling the shipping of such Inventory, in all cases, subject to a Collateral Access Agreement duly authorized, executed and delivered by such Freight Forwarder,
(c)    such Obligor has title to such Inventory, and Agent shall have received such evidence thereof as it may from time to time require,
(d)    Agent shall have received a Collateral Access Agreement, duly authorized, executed and delivered by the Freight Forwarder or customs broker, as the case may be, handling the shipping of such Inventory, such Collateral Access Agreement shall be in full force and effect and such Freight Forwarder shall be in compliance in all material respects with the terms thereof,
(e)    such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, and Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which Agent has been named as an additional insured and loss payee in a manner acceptable to Agent,
(f)    upon Agent’s request, Agent shall have received a copy of the invoice, packing slip and manifest with respect thereto,
(g)    such Inventory is not subject to a Letter of Credit, and
(h)    such Inventory shall not have been in transit for more than sixty (60) days;
provided, that, Agent may, upon notice to Administrative Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Agent determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Agent (such as, without limitation, a right of stoppage in transit), as applicable, or may otherwise adversely impact the ability of the Agent, to realize upon such Inventory.
“Eligible Inventory” shall mean Inventory of each Obligor consisting of finished goods held for resale in the ordinary course of the business of such Obligor, in each case which satisfy the criteria set forth below. In general, Eligible Inventory shall not include packaging and shipping materials and raw materials; supplies used or consumed in such Obligor’s business; Inventory at any distribution center leased by any Obligor unless Agent shall have received a Collateral Access Agreement from the lessor of such location executed and delivered by such lessor; Inventory subject to a Lien in favor of any person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; bill and hold goods; slow moving and obsolete Inventory; provided, that, slow moving Inventory shall not include the immediately prior season’s Inventory to the extent it is included in the most recent appraisal of Inventory received by Agent, in accordance with the terms of this Agreement; Inventory which is not subject to the first priority, valid and perfected security interest of Agent; damaged and/or defective Inventory; Inventory purchased or sold on consignment; Inventory not located at: a premises set forth on Omnibus Schedule 2 hereto, a Retail Store location, a premises owned by an Obligor, or a premises for which Agent shall have received a Collateral Access Agreement from the lessor or owner of such location executed and delivered by such lessor or owner unless Obligors are not required in accordance with the definition of Collateral Access Agreement to obtain a Collateral Access Agreement for such location or such requirement has been waived by Agent in its reasonable discretion; Inventory in transit to any Obligor (except for Eligible In-Transit Inventory (provided, that, the amount of Eligible In-Transit Inventory included in the calculation of the Eligible Inventory component of the Borrowing Base shall not exceed $25,000,000 in the aggregate at any time), and Eligible L/C Inventory and Inventory in transit to a warehouse location for which Agent shall have received a Collateral Access Agreement from the lessor, owner or operator of such location executed and delivered by such lessor, owner or operator, which Inventory is located in the United States and has cleared United States customs or to any Obligor from a warehouse location listed on Omnibus Schedule 2 hereto or from a warehouse for which Agent shall have received a Collateral Access Agreement from the lessor, owner or operator of such location executed and delivered by such lessor, owner or operator); Inventory held for return to vendors; Inventory returned by customers and not held for resale; lay away Inventory; Inventory consisting of samples; highly perishable Inventory; any Inventory of the Figi Companies; and Inventory located outside of the United States except to the extent such Inventory is Eligible In-Transit Inventory or Eligible L/C Inventory and as may otherwise be agreed to by Agent and Administrative Borrower. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof which adversely affects or could reasonably be expected to adversely affect the value of the Inventory in the reasonable good faith determination of Agent. Agent shall not establish or revise criteria for Eligible Inventory unless Agent shall have provided Administrative Borrower five (5) Business Days prior written notice (such notice not to be required after the occurrence of an Event of Default) and an explanation of the nature of such new or revised criteria. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.
“Eligible L/C Inventory” shall mean Eligible Inventory that otherwise satisfies the criteria for Eligible In-Transit Inventory and which has been purchased with and is subject to a Letter of Credit.
“Eligible Transferee” shall mean any Lender; the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; or for the purposes of Section 2.4 only, any Person (other than a natural Person) approved by Agent and Administrative Borrower (which approval shall not be unreasonably withheld or delayed); provided, that, no Obligor or any Affiliate of any Obligor shall qualify as an Eligible Transferee; and no Person to whom any Indebtedness which is in any way subordinated by agreement in right of payment to any other Indebtedness of any Obligor shall qualify as an Eligible Transferee, except as Agent may otherwise agree.
“Engagement Letters” shall mean, collectively, the engagement letter and the engagement fee letter, each dated April 21, 2011, by and among Parent, Agent and WFCF, setting forth, among other things, certain fees payable by Borrowers to Agent for the benefit of itself, WFCF and Lenders, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Obligor and any Governmental Authority, relating to pollution and the protection or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act

of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, applicable state counterparts to such laws, and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.
“Equipment” shall have the meaning given to such term in the UCC and also shall include, without limitation, all of each Obligor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith (other than Inventory), and substitutions and replacements thereof, wherever located.
“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.
“ERISA Affiliate” shall mean any Person required to be aggregated with any Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.
“ERISA Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan where such termination could result in any liability to the Pension Benefit Guaranty Corporation; the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; the occurrence of a “prohibited transaction” as defined in Section 4975(c) of the Code or in Section 406 of ERISA with respect to which any Borrower or any of its Subsidiaries would be liable; a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Obligor.
“Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.
“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.
“Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: the lesser of the Borrowing Base and the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves), minus the amount of all then outstanding and unpaid Obligations (including all outstanding Letter of Credit Obligations but not including for this purpose Obligations of a Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers).
“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.
“Excluded Property” shall have the meaning set forth in Section 5.2 hereof.
“Excluded Subsidiaries” shall mean each of the Financing Subsidiaries, the Inactive Subsidiaries, Real Property Holding Companies, Charming J.V. Inc., CSI Charities, Inc., the Foreign Subsidiaries, White Marsh Distribution, LLC, Kafco Development Co., Inc., Festus #2733 Development Co., Inc., Macomb #2619 Development Co., Inc., Rolla #2685 Development Co., Inc., Sikeston #2736 Development Co., Inc., Yucca #2524 Development Co., Inc., FB Distro Distribution Center, LLC, Winks Lane, Inc. and FB Distro, Inc., as named in Omnibus Schedule 1 hereto, subpart 7, and any other Subsidiary formed or acquired pursuant to Sections 9.12 or 9.14 hereof and designated in writing by Administrative Borrower to Agent at or prior to formation or acquisition as an Excluded Subsidiary.
“Existing Letters of Credit” shall mean, collectively, the Letters of Credit issued for the account of Borrowers and Additional L/C Debtors prior to the date hereof and listed on Schedule 1.78 hereto.
“Fashion Bug Card” shall mean the private label credit card or cards issued by a Credit Card Issuer to customers or prospective customers of the Retail Store Subsidiaries operating under the name of “Fashion Bug”.
“FATCA” shall mean Sections 1471 through 1474 of the Code, or any Treasury Regulation promulgated thereunder or published administrative guidance implementing such sections.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Figi’s” shall mean Figi’s Inc., a Wisconsin corporation, and its successors and assigns.
“Figi Companies” shall mean collectively, Figi’s and its Subsidiaries and their respective successors and assigns.
“Financing Agreements” shall mean, collectively, this Agreement, the Existing Financing Agreements (other than the Existing Loan Agreement and the Third Amended and Restated Guarantee, dated July 31, 2009, executed by the Guarantors parties thereto which have been amended and restated in their entirety in accordance with Section 14.4 hereof), and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement.
“Financing Subsidiaries” shall mean, individually and collectively, FSC, Charming

Shoppes Receivables Corp. (formerly known as Fashion SPC, Inc.), Charming Shoppes Seller, Inc., Charming Shoppes Street, Inc., Spirit of America, Inc., Fashion Service Fulfillment Corp., Catalog Seller LLC, Catalog Receivables LLC, and any other direct or indirect Subsidiary of any of them or Parent, whether now existing or organized after the date hereof, engaged in originating, financing, funding or servicing Securitization Program Assets, including without limitation, a Special Purpose Vehicle, provided, that, the term “Financing Subsidiary” shall not include any Obligor.
“Fixed Charge Coverage Ratio” shall mean, as to any Person and its Subsidiaries for any date of determination, the ratio of: EBITDA of such Person and its Subsidiaries, on a consolidated basis, for the immediately preceding twelve (12) consecutive fiscal months as of the end of the most recent month for which Agent has received financial statements pursuant to Section 9.6 hereof, minus, the amount of Capital Expenditures of such Person and its Subsidiaries, on a consolidated basis, during such period (offset by landlord construction allowances which are to be paid by landlords within a reasonable time after incurrence of such Capital Expenditures, such time period not to exceed six (6) months after the incurrence of such Capital Expenditures) to the extent not financed by Indebtedness permitted hereunder for such purpose, to Fixed Charges of such Person and its Subsidiaries, on a consolidated basis, for such period.
“Fixed Charges” shall mean, as to any Person and its Subsidiaries (on a consolidated basis), with respect to any period, the sum of, without duplication, all cash Interest Expense during such period, plus all regularly scheduled principal payments in respect of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases, in any case, to the extent paid in cash during such period, excluding any payments due upon maturity or prepayment of any such Indebtedness in the event such Indebtedness is refinanced, plus all income taxes paid in cash during such period, plus all Restricted Payments paid in cash during such period.
“Foreign Subsidiary” shall mean any direct or indirect subsidiary of Parent organized in a jurisdiction other than the United States of America, a state thereof, the District of Columbia, or Puerto Rico, whether now existing or organized after the date hereof.
“Freight Forwarders” shall mean the persons as may be selected by Administrative Borrower who are reasonably acceptable to Agent to receive and arrange for the shipping of Inventory of Obligors to the United States of America; each sometimes being referred to herein individually as a “Freight Forwarder”.
“FSC” shall mean Fashion Service Corp., a Delaware corporation and its successors and assigns.
“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, provided, that, in the event of any change in GAAP after the date hereof that affects the calculation of EBITDA for purposes of Section 1.60 hereof, the calculation of the Fixed Charge Coverage Ratio for purposes of Section 1.86 hereof, or any other ratio, covenant or calculation herein to be performed in accordance with GAAP, Administrative Borrower may, by notice to Agent, or Agent may, and at the request of Required Lenders shall, by notice to Administrative Borrower, require that the Fixed Charge Coverage Ratio, EBITDA or any other ratio, covenant or calculation herein to be performed in accordance with GAAP be calculated in accordance with GAAP as in effect, and as applied by Parent and its Subsidiaries, immediately before the applicable change in GAAP became effective, until either the notice from the applicable party is withdrawn or such Section is amended in a manner satisfactory to Administrative Borrower, Agent and the Required Lenders. Administrative

Borrower shall deliver to Agent at the same time as the delivery of any financial statements given in accordance with the provisions of Section 9.6 hereof (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding monthly, quarterly or annual financial statements and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.
“Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, including without limitation, those certain Subsidiaries of Parent listed on Schedule 1.93 hereto and any Subsidiary of Parent that executes a Guarantor Joinder Agreement after the date hereof, provided, that, the term “Guarantor” shall not include any Borrowers, Additional L/C Debtors or Excluded Subsidiaries.
“Guarantor Joinder Agreement” shall mean a Guarantor Joinder Agreement substantially in the form of Exhibit D attached hereto.
“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
“Hedge Agreement” shall mean an agreement between any Obligor and any counterparty that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.
“Immaterial Insolvency Event” shall mean Involuntary Proceeding(s) or Voluntary Proceeding(s) with respect to any Obligor (other than Parent or Administrative Borrower) so long as the fair market value of the assets of such Obligor, when aggregated with the fair market value of the assets of any other Obligor that is the subject of an Immaterial Insolvency Event after the date hereof does not exceed $20,000,000.
“Inactive Subsidiaries” shall mean, individually and collectively, the Subsidiaries of Parent that do not operate a Retail Store, and the Subsidiaries of Parent which have no material assets or properties and do not engage in any business or commercial activity.

“Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; to pay the deferred purchase price of property or services of any such Person, including, without limitation, all obligations under earn-out or similar agreements (other than trade payables, accrued liabilities, tax payables, non-compete and restructuring expenses, and other similar items, in each case arising in the ordinary course of business); all obligations as lessee under leases which have been, or should be, in accordance with GAAP (as in effect on the date hereof) recorded as Capital Leases; any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; all obligations with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances or similar documents or instruments issued for such Person’s account; all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual Lien, on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time, provided, that, for the purposes hereof, to the extent such Indebtedness referred to in this clause (g) is non-recourse to such Person, the amount of such Indebtedness shall not be deemed to exceed the lesser of the principal amount of such Indebtedness or the value of the asset securing such Indebtedness; all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor; the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; and CS Securitization Undertakings.
“Insolvency Proceeding” shall mean, as to any Person, any of the following: any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or a material portion of its assets, any proceedings for liquidation, dissolution or other winding up of the business of such Person, or any assignment for the benefit of creditors or any marshaling of assets of such Person.
“Installment Sales Receivables” shall mean any Accounts of the Figi Companies arising pursuant to the sale of non- apparel Inventory by such Obligor to an Account debtor requiring payments of the purchase price in installments over a period of time.

“Intellectual Property” shall mean, as to each Obligor, such Obligor’s now owned and hereafter arising or acquired patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Obligor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.
“Interest Expense” shall mean, for any period, as to any Person and its Subsidiaries, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), all of the foregoing as determined in accordance with GAAP.
“Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2) or three (3) months duration (or, if available to all Lenders, six (6) months duration) as Administrative Borrower on behalf of any Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Administrative Borrower on behalf of such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.
“Interest Rate” shall mean:
(a)    subject to clause (b) of this definition below:
(i)    as to Base Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Base Rate,
(ii)    as to Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by Administrative Borrower as in effect two (2) Business Days after the date of receipt by Agent of the request of Administrative Borrower for such Eurodollar Rate Loans in accordance with the terms hereof);
(iii)    as to Swing Line Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Base Rate; and
(b)    notwithstanding anything to the contrary contained in clause (a) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Base Rate Loans, Eurodollar Rate Loans, and Swing Line Loans, shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Revolving Loans (without regard to the amount of Monthly Average Liquidity) plus two (2%) percent per annum, at Agent’s option, or at the direction of the Required Lenders, after notice to Administrative Borrower, (i) for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Revolving Loans to Borrowers at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default) but only to the extent of such excess.
“Inventory” shall have the meaning given to such term in the UCC and also include, without limitation, all of each Obligor’s now owned and hereafter existing or acquired goods, wherever located, which are held by any Obligor for sale or lease or to be furnished under a contract of service; are furnished by Obligor under a contract of service; or consist of raw materials, work in process, finished goods or materials used or consumed in the business of any Obligor.
“Investment Property Control Agreement” shall mean an agreement in writing, either in substantially the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to Agent, by and among Agent, any Obligor and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Obligor including such terms and conditions as Agent may reasonably require, provided, that, no such agreement shall be required with respect to any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s salaried employees or property held in trust for the benefit of an employee or any unaffiliated third party.
“Involuntary Proceeding” shall have the meaning set forth in Section 10.1(g) hereof.
“Issuing Banks” shall mean, collectively, Wells Fargo and its Affiliates, Bank of America, N.A., any other Lender that is approved by Agent that shall issue a Letter of Credit and has agreed in a manner satisfactory to Agent to be subject to the terms hereof as an Issuing Bank, and any successor Issuing Bank, as the same may be appointed by Agent pursuant to Section 12.15 hereof; each sometimes being referred to herein individually as an “Issuing Bank”.
“Lane Bryant Card” shall mean the private label credit card or cards issued by a Credit Card Issuer to customers or prospective customers of Lane Bryant or any Retail Store Subsidiary thereof.
“Lenders” shall mean the financial institutions and other Persons who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.
“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk or any collateral security for such obligations.
“Letter of Credit Limit” shall mean $100,000,000.
“Letter of Credit Obligations” shall mean, at any time, the sum of the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus the aggregate amount of all drawings under Letters of Credit for which an Issuing Bank has not at such time been reimbursed, plus without duplication, the aggregate amount of all payments made by each Lender to an Issuing Bank with respect to such Lender’s participation in Letters of Credit as provided in Section 2.2 for which Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.
“Letters of Credit” shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Equipment or otherwise) and banker’s acceptances issued with respect to drafts presented under letters of credit (whether for the purchase of Inventory, Equipment or otherwise), in each case issued by an Issuing Bank for the account of any Obligor or any Additional L/C Debtor pursuant to this Agreement and the Trade Financing Agreements and all amendments, renewals, extensions or replacements thereof and including, but not limited to, the Existing Letters of Credit and the Additional L/C Accommodations, and any letter of credit which is issued by Parent or a Subsidiary of Parent, which letter of credit has been confirmed by an Issuing Bank. The term “banker’s acceptance” as used herein shall refer to a time draft that is an order issued by the beneficiary of a letter of credit as the drawer of the time draft instructing the issuer of the letter of credit as the drawee to pay the amount specified in the time draft that has been accepted by a bank.
“License Agreements” shall have the meaning set forth in Section 8.11 hereof.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease or any financing lease having substantially the same economic effect as any of the foregoing.
“Liquidity” shall mean, on any date of determination, the amount equal to the sum of Excess Availability, plus Liquidity Cash.
“Liquidity Cash” shall mean unrestricted cash and Cash Equivalents of Obligors which, in each case are subject to the valid, enforceable and first priority perfected security interest of Agent in a deposit account or an investment account and subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, as the case may be, in form and substance satisfactory to Agent, are free and clear of any Liens (other than the first priority security interest and lien in favor of Agent and liens in favor of the depository bank or securities intermediary where the deposit account or investment account is maintained for its customary fees and charges), are available to Obligors without restriction or condition (other than those imposed by Agent), and  are not Qualified Cash (except that on any date of determination of the amount of Liquidity Cash, to the extent the Borrowing Base (prior to giving effect to any Reserves) exceeds the Maximum Credit (prior to giving effect to any Reserves) (any such excess shall be referred to as “Surplus”) then Qualified Cash not in excess of the Surplus shall be deemed “Liquidity Cash”) or funds held at Retail Store Subsidiaries or in deposit accounts used by Retail Store Subsidiaries.
“Loans” shall mean, collectively, the Revolving Loans and the Swing Line Loans.
“London Interbank Offered Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to eurodollar deposits in dollars in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on such page for such comparable period, the applicable rate shall be the arithmetic mean of all such rates. In the event that such rate is not available at such time for any reason, then the term “London Interbank Offered Rate” shall mean, with respect to any Eurodollar

Rate Loan for the Interest Period applicable thereto, the rate of interest per annum at which dollar deposits of $5,000,000 and for a term comparable to such Interest Period are offered by the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of such Interest Period.
“Material Adverse Effect” shall mean a material adverse effect on the financial condition, business, performance or operations of Obligors, taken as a whole, the Collateral or the value thereof, taken as a whole, or the ability of Obligors, taken as a whole, to repay the Obligations.
“Material Contract” shall mean any contract or other agreement (other than the Financing Agreements and purchase orders for merchandise), written or oral, of any Obligor involving monetary liability of or to any Person in an amount in excess of $25,000,000 in any fiscal year and any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Obligor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.
“Maximum Credit” shall mean $200,000,000; provided, that, the Maximum Credit may be increased or decreased from time to time in accordance with the provisions of Sections 2.4 and 2.5 hereof.
“MLPFS” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns.
“Monthly Average Excess Availability” shall mean, at any time, the daily average of the amount of Excess Availability for the immediately preceding fiscal month as set forth in the report referred to in Section 9.6(a)(ii) hereof.
“Monthly Average Liquidity” shall mean, at any time, the daily average of the amount of Liquidity for the immediately preceding fiscal month as set forth in the report referred to in Section 9.6(a)(ii) hereof.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current plan year or the immediately preceding six (6) plan years contributed to by any Borrower or any ERISA Affiliate.
“Net Amount of Eligible Credit Card Receivables” shall mean, the gross amount of the Eligible Credit Card Receivables of Obligors after taking into account returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto, less sales, excise or similar taxes included in the amount thereof.
“Net Recovery Cost Percentage” shall mean the fraction, expressed as a percentage, the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “going out of business sale” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3 hereof, net of operating expenses, liquidation expenses and commissions, and the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.
“Obligations” shall mean, collectively any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Obligors or Additional L/C Debtors to Agent or any Lender or any Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement and the other Financing Agreements or on account of any Letter of Credit and all other Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all of Obligors or Additional L/C Debtors under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by Obligors to Agent and Bank Product Providers arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, as to any such obligations, liabilities and indebtedness arising under or pursuant to a Bank Group Hedge Agreement, the same shall only be included within the Obligations if, upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Bank Group Hedge Agreement, as acknowledged and agreed to by Obligors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, as to any such obligations, liabilities and indebtedness arising under or pursuant to a Bank Product (other than a Bank Group Hedge Agreement if Agent has requested the agreement referred to in clause (i) above), the same shall only be included within the Obligations if the Bank Product Provider with respect thereto shall have delivered written notice to Agent that such Bank Product Provider has entered into a transaction to provide Bank Products to an Obligor and the obligations arising pursuant to such Bank Products provided to Obligors constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing (provided, that, no such notice or acceptance shall be required as to such obligations, liabilities and indebtedness arising under or pursuant to a Bank Product provided by or owing to Agent or any of its Affiliates), and in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness except that each reference to the term “Lender” in Sections 12.2, 12.3(b), 12.6, 12.7, 12.9 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.
“Obligors” shall mean, collectively, Borrowers and Guarantors; each sometimes being referred to herein individually as an “Obligor”.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.
“Over Advance” shall have the meaning set forth in Section 12.8 hereof.
“Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Revolving Loans and Letters of Credit in conformity with the provisions of Section 13.7 of this Agreement governing participations.
“Permits” shall have the meaning set forth in Section 8.7(c) hereof.

“Permitted Acquisitions” shall have the meaning set forth in Section 9.12 hereof.
“Permitted Disposition Transaction” shall mean, in connection with, and as part of, the sale of assets of an Obligor or all of the Capital Stock of an Obligor permitted under Sections 9.8(e) or 9.8(h) hereof (each a “Permitted Disposition”): (a) any sale, assignment, lease, license, disposition or other transfer of Intellectual Property by any Obligor consisting of trademarks, domain names, or proprietary software or of Excluded Property, in each case to the extent used in or necessary for the business that is the subject of such Permitted Disposition and are being sold, assigned, leased, licensed, disposed of or transferred to the purchaser of such business, (b) the performance of services by any Obligor for the benefit of the purchaser of such business as part of a transition and logistics services agreement or lease agreement, provided, that, such transition and logistics services agreement or lease agreement shall not permit any Lien (other than a Permitted Lien) on any of the Collateral (excluding Collateral which is sold in such Permitted Disposition), (c) any representations, warranties, covenants and indemnification obligations made by any Obligor in favor of the purchaser of such business that are customarily provided by a seller in such transactions, or (d) the continuing obligations of Obligors for ordinary course liabilities to unrelated third parties in effect immediately prior to the sale related to the business that is the subject of such Permitted Disposition that are assumed by the purchaser or its affiliates in such transaction to the extent that such obligations also remain obligations of an Obligor, provided, that, Obligors are indemnified by the purchaser or its affiliates with respect to such liabilities on customary terms and conditions.
“Permitted Liens” shall mean those Liens permitted to be incurred by Obligors in accordance with Section 9.9 hereof.
“Permitted Securitization Transaction” shall mean a transaction in which Receivables, Accounts or other financial assets originated or acquired by any Obligor are described as being transferred or required to be transferred to one or more Financing Subsidiaries in a manner that is intended to legally isolate the transferred assets from such Obligor (such that the transferred assets would not be included in the estate of such Obligor in any Insolvency Proceeding) and asset backed certificates or other securities evidencing an interest in, or otherwise backed by, the transferred assets are sold to investors, or a transaction or series of transactions (whether on-balance sheet or off-balance sheet, in the form of a sale, a loan or other transaction) entered into by any Obligor pursuant to which such Obligor may (directly or indirectly) sell, convey or otherwise transfer to a Financing Subsidiary, or may grant a security interest in, any Securitization Program Assets (whether now existing or arising in the future).
“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.
“Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.
“Prime Rate” shall mean the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco or its successors, as its “prime rate”, whether or not such announced rate is the best rate available at such bank.
“Private Label Credit Cards” shall mean any of the following: (a) the Fashion Bug Card, (b) the

Catherines Card, (c) the Lane Bryant Card, and (d) any other private label credit card issued to customers or prospective customers of any Obligors.
“Proceeds” shall mean all proceeds as defined in the UCC or other applicable law, and all other profits, rentals, or receipts, in whatever form, arising from the collection, sale, lease, or other disposition of, or realization upon, the Collateral, or a specified portion thereof, including, without limitation, any insurance proceeds with respect thereto.
“Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Sections 2.4 and 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Loans and Letters of Credit.
“Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.
“Qualified Cash” shall mean, as of any date of determination, at all times that Revolving Loans are outstanding, cash and Cash Equivalents (having a maturity date or reset period of ninety (90) days or less from the date of determination) of Obligors which are, in each case subject to the valid, enforceable and first priority perfected security interest of Agent in a deposit account or an investment account at Wells Fargo or any of its Affiliates and subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, as the case may be, in form and substance satisfactory to Agent (which agreement shall not permit withdrawal of such cash and Cash Equivalents by the applicable Obligors unless: (A) Administrative Borrower shall have delivered to Agent an updated Borrowing Base Certificate after giving effect to such withdrawal, (B) Excess Availability shall be at least $30,000,000 at the time of such withdrawal and after giving effect thereto, and (C) as of the making of such withdrawal and after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing), free and clear of any Liens (other than the first priority security interest and lien in favor of Agent), and available to Obligors without restriction or condition (other than those imposed by Agent), and at all times that no Revolving Loans are outstanding, in addition to the cash and Cash Equivalents described in clause (a) of this definition, up to $50,000,000 of cash and Cash Equivalents (having a maturity date or reset period of one (1) year or less from the date of determination) of Obligors which are, in each case subject to the valid, enforceable and first priority perfected security interest of Agent in a deposit account or an investment account at Wells Fargo or any of its Affiliates and subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, as the case may be, in form and substance satisfactory to Agent (which agreement shall not contain as to such cash and Cash Equivalents described in this clause (b) any restrictions on withdrawal by the applicable Obligors unless, as of the making of any withdrawal and after giving effect thereto, an Event of Default shall exist or shall have occurred and be continuing), free and clear of any Liens (other than the first priority security interest and lien in favor of Agent), and available to Obligors without restriction or condition (other than those imposed by Agent). In no event shall Qualified Cash be deemed to include funds held at Retail Store Subsidiaries, funds in deposit accounts used by Retail Store Subsidiaries, or funds in deposit accounts used in the cash management system of Obligors.
“Real Property” shall mean all now owned and hereafter acquired real property of Obligors,

including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.
“Real Property Holding Companies” shall mean, individually and collectively, any direct or indirect Subsidiary of Parent, whether now existing or organized after the date hereof, which is engaged in owning and/or leasing Real Property, provided, that, the term “Real Property Holding Company” shall not include any Obligor.
“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Obligor: all Accounts; all Credit Card Receivables and all Installment Sales Receivables; all amounts at any time payable to any Obligor in respect of the sale or other disposition by any Obligor of any Account, other Receivable or other obligation for the payment of money; all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account, Installment Sales Receivable or any Credit Card Receivables; all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Obligor or otherwise in favor of or delivered to any Obligor in connection with any Account; all payment intangibles of any Obligor and other contract rights, chattel paper, instruments, notes and other forms of obligations owing to any Obligor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property and other general intangibles), rendition of services or from loans or advances by such Obligor to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Obligor) or otherwise associated with any Accounts, Inventory, other Receivables or general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary, bills of lading, warehouse receipts and other documents of title or shipping documents); all monies, securities and other investment property, credit balances, deposits, deposit accounts and other property and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Agent, any Lender or any of their Affiliates or participants or held or received by any other bank, other financial institution or other person, whether for safekeeping, pledge, custody, transmission, collection or otherwise; all deposits (general or special) and balances at any bank or other financial institution or other person; all right, title and interest in, to and in respect of the foregoing, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed Inventory; all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties, or other contracts of suretyship with respect thereto, or deposits or other security for the obligation of any account debtor; and all credit and other insurance with respect to any Receivables or Inventory.
“Records” shall mean all of any Obligor’s present and future books of account of every kind or nature, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media (including any rights of such Obligor with respect to the foregoing maintained with or by any other person).
“Register” shall have the meaning set forth in Section 13.7 hereof.

“Required Frequency” shall mean the frequency set forth below of the field examinations to be conducted by Agent as provided herein (other than field examinations to be conducted by Agent in connection with a Permitted Acquisition) and the Inventory reports and appraisals to be delivered by Borrowers to Agent as required by Section 7.3(d) hereof which shall be at the sole cost and expense of Borrowers:

	Excess Availability equal to or greater than 25% of the Maximum Credit	Excess Availability less than 25% of the Maximum Credit
field examinations	1 time during any consecutive 12 month period	2 times during any consecutive 12 month period
Inventory reports and appraisals	1 time during any consecutive 12 month period	2 times during any consecutive 12 month period

“Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then aggregate amount of all unpaid Loans and Letter of Credit Obligations are owed.
“Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith, exercising its commercially reasonable business judgment, reducing the amount of Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein: to reflect events, conditions, contingencies or risks which, as reasonably determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either the Collateral or its value, the assets of Obligors, taken as a whole or the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof) or to reflect Agent’s reasonable and good faith belief that any collateral report or financial information furnished by or on behalf of any Obligor to Agent is incomplete, inaccurate or misleading in any material respect or in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting any other rights or remedies of Agent under this Agreement or any of the other Financing Agreements with respect to the establishment of Reserves in respect of the events, conditions, contingencies or risks set forth in clauses (a) through (c) of the immediately preceding sentence, Agent may establish and revise Reserves to reflect any of the following: an increase in inventory shrinkage over historical levels (but such Reserve shall only be established to the extent that such Inventory shrinkage was not deducted in determining the Value of such Inventory); an increase in reserves in respect of markdowns over historical levels to the extent not reflected in the most recent Borrowing Base Certificate delivered to Agent or the most recent appraisal delivered to Agent in accordance with the terms of this Agreement; cost variances, to the extent such cost variances result in the value of Inventory as set forth in the most recent Borrowing Base Certificate exceeding the Value of Inventory; the aggregate amount of deposits, if any, received by any Obligor from its retail customers in respect of unfilled orders for merchandise but only to the extent such Inventory is included in the calculation of the Borrowing Base without deduction for deposits received; amounts past due or to become due (provided, that, so long as no Event of Default has occurred and is continuing, the amount of such Reserve in respect of amounts to become due will not exceed the amount which is to become due over any consecutive three (3) month period) in respect of sales, use and/or withholding taxes to the extent that the dollar amount of Eligible Inventory or Eligible Credit Card Receivables included in the Borrowing Base has not already been reduced to reflect such amounts; any past due rental payments, service charges or other amounts to become due to lessors of real property to the extent Inventory or Records needed to monitor or otherwise deal with the Collateral are located in or on such property, other than for any location where either: Agent has received a Collateral Access Agreement executed and delivered in accordance with the definition thereof or the delivery of a Collateral Access Agreement is not required or was waived by Agent, other than in the case of retail store locations, provided, that, the Reserves established pursuant to this clause (vi) shall not exceed the greater of the rental payments, service charges and other amounts past due or the rental payments, service charges and other amounts payable for the next three (3) months, to the lessors of such locations located in those States where any right of the lessor to Collateral may have priority over the Lien of Agent (Borrowers acknowledge that Agent is not establishing a Reserve in respect of retail stores on the date hereof and that Agent retains the right to establish such Reserves in its good faith judgment except, that, in the event that the aggregate amount of Revolving Loans and Letter of Credit Obligations at any time exceeds the amount equal to fifty (50%) percent of the Maximum Credit, Agent shall establish such a Reserve); amounts owing by Obligors to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements to the extent not already deducted in the determination of Eligible Credit Card Receivables; increase in the number of days of the turnover of Inventory or a deterioration in its nature, quality or mix (but only to the extent not addressed by the lending formulas in a manner reasonably satisfactory to Agent); variances between the perpetual inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent, the amount of duty, freight, and taxes arising in connection with imported goods other than as already reserved for pursuant to this definition, the amount of any Lien in accordance with Section 9.9(b) hereof, the obligations, liabilities or indebtedness of Obligors in respect of gift cards issued to or for the benefit of customers of Obligors, that a judgment described in Section 9.9(j) hereof has been entered against an Obligor (for which Administrative Borrower has not either delivered a writing to Agent that the applicable insurer has assumed responsibility for such judgment or certified in writing to Agent that such judgment is covered by insurance) which would result in a Lien in respect of the Collateral that would have priority over the Lien of the Agent in such Collateral, provided, that, such Reserve shall in no event exceed the lesser of the amount any Obligor would be required to pay to satisfy such judgment (net of any insurance applicable thereto) or the value of any Collateral subject to the Lien of such judgment, that dilution with respect to the Credit Card Receivables (based on the ratio of the aggregate amount of non‑cash reductions in Credit Card Receivables for any period to the aggregate dollar amount of the sales of Obligors giving rise to Credit Card Receivables for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent, obligations, liabilities or indebtedness (contingent or otherwise) of Obligors to Agent or any Bank Product Provider arising under or in connection with any Bank Products (other than cash management or related services) as such Bank Product Provider may require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein and receive the benefit of the security interest of Agent in any Collateral, reserves in respect of Eligible In-Transit Inventory, including freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of an Obligor’s locations for Eligible Inventory within the United States of America, and the Convertible 2007 Senior Note Reserve. The amount of any Reserve established by Agent shall have a reasonable and direct relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith and Agent may, at its option, deduct such Reserve from the Maximum Credit, at any time that such limit is less than the amount of the Borrowing Base. Agent shall not establish or increase Reserves for any event or condition already factored into the calculation of the relevant Net Recovery Cost Percentage or the Net Amount of Eligible Credit Card Receivables or for Inventory or Receivables that have been deemed ineligible by Agent. Agent shall not establish Reserves (excluding Reserves in effect on the date hereof) or increase the amount of such Reserves after the date hereof unless Agent shall have prior to the establishment or increase of such Reserve explained to Administrative Borrower the nature and amount of the Reserve. Agent may increase a Reserve and shall reduce or eliminate a Reserve if the event or condition giving rise to such Reserve shall warrant, as Agent may reasonably and in good faith determine.

“Restricted Payment” shall mean any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Parent or any other Obligor, as the case may be, now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock of Parent or such other Obligor, as the case may be; any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock of Parent or any other Obligor, as the case may be, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists solely of shares of Capital Stock of Parent or such other Obligor; or any sinking fund, other prepayment or installment payment on account of any Capital Stock of Parent or any other Obligor.
“Retail Sales Price” shall mean the current ticketed sales price in the Retail Stores, net of markdowns from the original retail sales price with respect thereto, for the types, categories and styles of Inventory included in the Eligible Inventory of Obligors.
“Retail Stores” shall mean the retail stores which are now or hereafter operated by Obligors and which sell Inventory.
“Retail Store Subsidiary” shall mean an Obligor which now or hereafter owns a Retail Store or which is now existing or hereafter organized to operate a Retail Store in the future but shall not include any Inactive Subsidiaries.
“Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the ratable account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1(a)(i) hereof.
“Sanctioned Entity” shall mean an agency of the government of, an organization directly or indirectly controlled by, or a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.
“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.
“Secured Parties” shall mean, collectively, Agent, Lenders, Issuing Banks, and any Bank Product Providers (only to the extent of the Obligations owing to such Bank Product Provider); sometimes referred to herein individually as a “Secured Party”.
“Securitization Documents” shall mean a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Securitization Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by any Obligor or any Financing Subsidiary, and each other instrument, agreement and other document entered into by any Obligor or any Financing Subsidiary relating to the transactions contemplated by the agreements referred to in clause (a) above, and (c) each CS Securitization Undertaking made by CS Delaware or Parent, in each case as amended, modified, supplemented or restated and in effect from time to time.
“Securitization Program Assets” shall mean all Securitized Receivables, all Securitization Related Assets, and all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.
“Securitized Receivables” shall mean all Receivables (including rights to payment) described in any Securitization Documents as being transferred or required to be transferred by any Obligor to any Financing Subsidiary.
“Securitization Related Assets” shall mean any rights, remedies, powers and privileges with respect to the Securitized Receivables (including rights in respect of Liens securing such Securitized Receivables and other credit support in respect of such Securitized Receivables), all funds received from or on behalf of the obligors thereon, or applied to amounts owed by such obligors (including without limitation insurance payments and proceeds of sale or other disposition of Securitized Receivables), all contracts, books and records that relate to the Securitized Receivables, any proceeds of such Securitized Receivables and any lockboxes or accounts in which such proceeds are deposited, any spread accounts of the Financing Subsidiaries or Special Purpose Vehicles or any other similar account (or deposits therein) established in connection with a Permitted Securitization Transaction, any warranty, indemnity, dilution and other intercompany claim arising out of Securitization Documents, and other assets which are transferred or in respect of which Liens are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, that, the Securitization Related Assets shall not include any returned, repossessed or foreclosed goods and/or merchandise the sale of which by any Obligor gave rise to a Securitized Receivable that constitutes a Securitization Related Asset.
“Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.
“Special Purpose Vehicle” shall mean a trust, partnership or other special purpose Person established by an Excluded Subsidiary or Parent in a manner that intended to legally isolate the assets of such Person from the Parent and its Subsidiaries as a consolidated group, to implement a Permitted Securitization Transaction.
“Specified Conditions” shall mean:

(a) as of the date of the proposed Restricted Payment, Permitted Acquisition, loan, advance or investment, as applicable, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(b) Agent shall have received, in a form reasonably satisfactory to Agent (or in a form substantially similar to the projections most recently delivered to and accepted by Agent in accordance with Sections 4.1(a) or 9.6(a)(vii) hereof), current, updated monthly projections of the amount of Excess Availability for the twelve (12) month period after the date of the proposed Restricted Payment, Permitted Acquisition, loan, advance or investment, as applicable, representing Borrowers’ reasonable estimate of Excess Availability for the period set forth therein, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions;

(c) with respect to the Restricted Payments contemplated by Section 9.15(b) hereof, either:

(i) (A) the Excess Availability for the six (6) consecutive months immediately preceding the date of the making of any such Restricted Payment shall have been not less than the amount equal to the lesser of (x) thirty (30%) percent of the Borrowing Base during such period, or (y) thirty (30%) percent of the Maximum Credit, and (B) as of the date of the making of any such Restricted Payment and immediately after giving effect thereto, the projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the amount equal to the lesser of (x) thirty (30%) percent of the Borrowing Base during such period, or (y) thirty (30%) percent of the Maximum Credit, or

(ii) (A) the Excess Availability for the six (6) consecutive months immediately preceding the date of the making of any such Restricted Payment shall have been not less than the amount equal to the lesser of (x) twenty (20%) percent of the Borrowing Base for such period, or (y) twenty (20%) percent of the Maximum Credit, (B) as of the date of the making of any such Restricted Payment and immediately after giving effect thereto, the projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the amount equal to the lesser of (x) twenty (20%) percent of the Borrowing Base during such period, or (y) twenty (20%) percent of the Maximum Credit, and (C) the Fixed Charge Coverage Ratio of Parent and its Subsidiaries, on a consolidated basis, for the immediately preceding twelve (12) consecutive fiscal months (as of the fiscal month most recently ended prior to such proposed payment for which Agent has received financial statements in accordance with Section 9.6(a) hereof) shall have been not less than 1.10: 1.00; and

(d) with respect to the Permitted Acquisitions contemplated by Sections 9.12(a)(i), 9.12(a)(ii) and 9.12(c) hereof, and the loans, advances and investments contemplated by Sections 9.11(e) and 9.11(j) hereof, either:

(i) (A) the Excess Availability for the six (6) consecutive months immediately preceding the date of the making of any such Permitted Acquisition, loan, advance or investment shall have been not less than the amount equal to the lesser of (x) thirty (30%) percent of the Borrowing Base during such period, or (y) thirty (30%) percent of the Maximum Credit, and (B) as of the date of the making of any such Permitted Acquisition, loan, advance or investment and immediately after giving effect thereto, the projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the amount equal to the lesser of (x) thirty (30%) percent of the Borrowing Base during such period, or (y) thirty (30%) percent of the Maximum Credit, or

(ii) (A) the Excess Availability for the six (6) consecutive months immediately preceding the date of the making of any such Permitted Acquisition, loan, advance or investment shall have been not less than the amount equal to the lesser of (x) twenty (20%) percent of the Borrowing Base for such period, or (y) twenty (20%) percent of the Maximum Credit, (B) as of the date of the making of any such Permitted Acquisition, loan, advance or investment and immediately after giving effect thereto, the projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the amount equal to the lesser of (x) twenty (20%) percent of the Borrowing Base during such period, or (y) twenty (20%) percent of the Maximum Credit, and (C) the Fixed Charge Coverage Ratio of Parent and its Subsidiaries, on a consolidated basis, for the immediately preceding twelve (12) consecutive fiscal months (as of the fiscal month most recently ended prior to such proposed payment for which Agent has received financial statements in accordance with Section 9.6(a) hereof) shall have been not less than 1.00: 1.00.

For purposes of clauses (c)(ii)(C) and (d) (ii)(C) above, the Fixed Charge Coverage Ratio for the applicable twelve (12) consecutive fiscal month period shall be calculated on a pro forma basis giving effect to the proposed Restricted Payment, Permitted Acquisition, loan, advance or investment as if it had been made on the first day of such twelve (12) consecutive fiscal month period being tested. Prior to undertaking any transaction the permissibility of which is subject to satisfaction of the Specified Conditions, Administrative Borrower shall deliver to Agent evidence reasonably satisfactory to Agent that the applicable conditions contained in this definition have been satisfied.

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.
“Supermajority Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds (66⅔%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than sixty-six and two-thirds (66⅔%) percent of the aggregate amount of all unpaid Loans and Letter of Credit Obligations are owed.
“Swing Line Lender” shall mean Wells Fargo, in its capacity as lender of Swing Line Loans.
“Swing Line Loan Limit” shall mean $30,000,000.
“Swing Line Loans” shall have the meaning set forth in Section 2.1(a)(ii) hereof.
“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender’ s net or gross income or capital by any jurisdiction (or any political subdivision thereof).
“Termination Date” shall have the meaning set forth in Section 13.1 hereof.
“Trade Financing Agreements” shall mean, individually and collectively the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the Trade Financing Agreement [Security Agreement], dated as of August 16, 2001, by and among the Additional L/C Debtors (other than CS Insurance Limited) and Agent; the Letter of Credit Reimbursement Agreement, dated as of August 16, 2001, by and between CS Insurance Ltd. and Agent; and all other agreements, documents and instruments executed in connection with the foregoing.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute). References to sections of the UCC shall be construed to also refer to any successor sections.
“US Subsidiary” shall mean a Subsidiary which is a corporation now existing or hereafter organized under the laws of the United States of America or of any state of the United States of America, the District of Columbia or Puerto Rico, except that such term shall not include the Excluded Subsidiaries.
“Value” shall mean the lower of cost or market value, provided, that, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: the portion of the Value of Inventory equal to the profit earned by any Affiliate on the sale thereof to an Obligor or write ups or write downs in value with respect to currency exchange rates. Notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be determined in the same manner and consistent with the most recent appraisal of the Inventory conducted in accordance with Section 7.2 hereof and received by Agent prior to the date of determination.
“Voluntary Proceeding” shall have the meaning set forth in Section 10.1(h) hereof.
“Voting Stock” shall mean with respect to any Person, one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.
“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors and assigns.
“WFCF” shall mean Wells Fargo Capital Finance, LLC, a Delaware limited liability company, and its Affiliates, successors and assigns.

SECTION 2.    CREDIT FACILITIES
2.1    Loans.
(a)    Subject to and upon the terms and conditions contained herein,
(i)    each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount outstanding at any time equal to the lesser of: (A) the Borrowing Base at such time or (B) the Maximum Credit.
(ii)    Swing Line Lender agrees that it will make loans (“Swing Line Loans”) to the Administrative Borrower for the account of the applicable Borrower equal to the principal amount of the Swing Line Loan requested by any Borrower (or Administrative Borrower on behalf of a Borrower) to be made on such day, provided, that, the aggregate principal amount of the Revolving Loans, Swing Line Loans and Letter of Credit Obligations outstanding with respect to all Borrowers at any one time shall not exceed the lesser of the Borrowing Base at such time or the Maximum Credit and the aggregate principal amount of the Swing Line Loans outstanding to all Borrowers at any one time shall not exceed the Swing Line Loan Limit.
(b)    On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Lender shall be required to make any Revolving Loan, if, after giving effect thereto the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with such Lender’s Pro Rata Share of the aggregate amount of all Swing Line Loans and Letter of Credit Obligations, would exceed such Lender’s Commitment. Swing Line Lender shall not be required to make Swing Line Loans: if, after giving effect thereto, either the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Limit or the aggregate outstanding principal amount of all Revolving Loans, together with the aggregate amount of all Swing Line Loans and Letter of Credit Obligations, would exceed the lesser of (1) the Borrowing Base or (2) the Maximum Credit and at any time when any Lender is at such time a Defaulting Lender, unless Swing Line Lender has entered into satisfactory arrangements with Borrowers and/or such Lender with respect to such Defaulting Lender. Each Swing Line Loan shall be subject to all of the terms and conditions applicable to other Base Rate Loans funded by the Lenders, except that all payments thereon shall be payable to the Swing Line Lender solely for its own account. All Revolving Loans and Swing Line Loans shall be subject to the settlement among Lenders provided for in Section 6.10 hereof.
(c)    Upon the making of a Swing Line Loan or a Special Agent Advance (whether before or after the occurrence of a Default or Event of Default) or any Loan by Agent as provided in Section 6.10 hereof, without further action by any party hereto, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Swing Line Lender or Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Swing Line Loan, Special Agent Advance or other Loan. To the extent that there is no settlement in accordance with Section 6.10 below, the Swing Line Lender or Agent, as the case may be, may at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swing Line Loan, Special Agent Advance or other Loan, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest received by Agent in respect of such Swing Line Loan or Special Agent Advance
(d)    Except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time shall not exceed the lesser of the Borrowing Base or the Maximum Credit.
(e)    In the event that the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time exceeds the lesser of the Borrowing Base or the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.
2.2    Letters of Credit.
(a)    Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of any Obligor or Additional L/C Debtor), Agent agrees to cause an Issuing Bank to issue, and each such Issuing Bank agrees to issue, for the account of such Obligor or Additional L/C Debtor one or more Letters of Credit, for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions reasonably acceptable to Agent and such Issuing Bank.
(b)    The Borrower (or Administrative Borrower on behalf of such Borrower) or Additional L/C Debtor requesting such Letter of Credit shall give Agent and the applicable Issuing Bank two (2) Business Days’ prior written notice of such Borrower’s or Additional LC Debtor’s request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance except as otherwise agreed by Agent and the applicable Issuing Bank), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower or Additional L/C Debtor requesting the Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof be treated in all respects the same as the issuance of a new Letter of Credit hereunder. Any Issuing Bank (other than Wells Fargo) shall notify Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank unless otherwise agreed to by Agent and such Issuing Bank.
(c)    In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner reasonably satisfactory to Agent: the Borrower (or Administrative Borrower on behalf of such Borrower) or Additional L/C Debtor requesting such Letter of Credit shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may require, an application, in form and substance reasonably satisfactory to such Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to Agent and such Issuing Bank, as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall by its terms enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit the issuance of letters of credit generally or request that such Issuing Bank refrain from the issuance of letters of credit generally or the issuance of the proposed Letter of Credit, after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit, and no Lender is at such time a Defaulting Lender, unless the applicable Issuing Bank has entered into satisfactory arrangements with Borrowers and/or such Lender with respect to such Defaulting Lender.
(d)    Except in Agent’s discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.
(e)    Each Borrower shall reimburse the applicable Issuing Bank immediately for any draw under any Letter of Credit issued by such Issuing Bank for the account of such Borrower by such Issuing Bank and pay each Issuing Bank the amount of all other charges and fees payable to such Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against any Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Swing Line Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Lenders as a Swing Line Loan (or Special Agent Advance, as the case may be) provided, however, that in the event the amount of such drawing or other amount then due exceeds the amount available to be drawn as Swing Line Loans, such request shall be deemed to be a request for a Revolving Loan which is a Base Rate Loan. The date of such Swing Line Loan or Base Rate Loan, as the case may be, shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to an Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Swing Line Loans or Revolving Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).
(f)    Borrowers shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by an Issuing

Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and, for such purposes only, the drawer or beneficiary shall be deemed Borrower’s agent. Borrowers assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Agent as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.
(g)    In connection with Inventory purchased pursuant to any Letter of Credit, Borrowers shall, upon the occurrence and during the continuance of an Event of Default, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent’s order, and if they shall come into Borrower’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Borrowers shall also, upon the occurrence and during the continuance of an Event of Default, at Agent’s request, designate the applicable Issuing Bank as the consignee on all bills of lading and other negotiable and non-negotiable documents.
(h)    Borrowers hereby irrevocably authorize and direct each Issuing Bank to name such Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by such Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Obligor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit provided by an issuer other than Agent or any Lender, as specifically set forth in this Agreement unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit. Borrowers shall be bound by any reasonable interpretation made in good faith by Agent, or an Issuing Bank under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers, any Additional L/C Debtor or Administrative Borrower. Agent shall have the sole and exclusive right and authority to, and Borrowers, any Additional L/C Debtor or Administrative Borrower shall not: at any time an Event of Default has occurred and is continuing, approve or resolve any questions of non-compliance of documents, give any instructions as to acceptance or rejection of any documents or goods or execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and at all times, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral except (unless an Event of Default or a condition or event which, with notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing), Borrowers and Additional L/C Debtors may waive discrepancies in the presentation of documents required for payment under any Letters of Credit other than for the required presentation or delivery of a bill of lading or cargo receipt or other transport document with respect to

Eligible Inventory thereunder. Agent may take such actions either in its own name or in the name of any Borrower, any Additional L/C Debtor or Administrative Borrower.
(i)    Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been granted or undertaken by Borrowers and Additional L/C Debtors to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been undertaken by Borrowers to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers.
(j)    Immediately upon the issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that an Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Lender shall pay to such Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to such Issuing Bank in connection therewith.
(k)    The obligations of Borrowers to pay each Letter of Credit Obligations and the obligations of Lenders to make payments to Agent for the account of an Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Base Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse an Issuing Bank under any Letter of Credit or make any other payment in connection therewith.
(l)    The Borrower (or Administrative Borrower on behalf of such Borrower) with respect to any banker’s acceptance may, at its option, provide Agent, for itself and the benefit of the applicable Issuing Bank and Lenders, with cash collateral in an amount equal to one hundred (100%) percent of the face amount of the banker’s acceptance so requested, provided, that, such cash collateral shall be held in one or more investment accounts (the “Banker’s Acceptance Cash Collateral Accounts”) maintained at such securities intermediary reasonably acceptable to Agent, and Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement among Agent, the applicable Obligor and such securities intermediary with respect to the Banker’s Acceptance Cash Collateral Accounts, duly executed and delivered by such Obligor and such securities intermediary. Borrowers and Guarantors hereby pledge and grant to Agent, for itself and the benefit of the applicable Issuing Bank and Lenders, a security interest in all cash and Cash Equivalents held in the Banker’s Acceptance Cash Collateral Accounts from time to time and all proceeds thereof as security for the payment of all Obligations including without limitation all Letter of Credit Obligations in respect of banker’s acceptances, whether or not then due. So long as no Cash Dominion Event has occurred and is continuing: (A) any funds in the Banker’s Acceptance Cash Collateral Accounts shall be applied to the Letter of Credit Obligations in respect of banker’s acceptances then due and owing as such banker’s acceptances come due, unless otherwise directed by Administrative Borrower, and (B) any funds in the Banker’s Acceptance Cash Collateral Accounts shall be paid to Administrative Borrower or any other Person at Administrative Borrower’s request.
2.3    Joint and Several Liability.
Borrowers shall be liable for all amounts due to Agent, Issuing Banks and Lenders under this Agreement, regardless of which Borrower actually receives the Loans, Letters of Credit or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent accounts for such Loans, Letters of Credit or other extensions of credit on its books and records. The Obligations with respect to Loans and Letters of Credit or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans and Letters of Credit or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, the waiver, consent, extension, forbearance or granting of any indulgence by Agent with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and Guarantors and delivered to Agent, the failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers and Guarantors, the election of Agent in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, the disallowance of all or any portion of the claim(s) of Agent for the repayment of the Obligations of the other Borrowers and Guarantors under Section 502 of the Bankruptcy Code, or any other circumstances which might constitute a legal or equitable discharge or defense of any Obligor, other than the willful misconduct or gross negligence of Agent, any Issuing Bank or Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower and Guarantor waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent now has or may hereafter have against Borrowers and Guarantors, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent. Upon any Event of Default and for so long as the same is continuing, Agent may proceed directly and at once, without notice, against any Borrower or Guarantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower and Guarantor consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or Guarantors against or in payment of any or all of the Obligations.
2.4    Increase in the Maximum Credit.

(a)    Administrative Borrower may, at any time, deliver a written request to Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that Borrowers are requesting, provided, that, in no event shall the aggregate amount of all such increases in the Maximum Credit cause the Maximum Credit to be increased by more than $100,000,000, in no event shall the aggregate amount of all such increases in the Maximum Credit cause the Maximum Credit to exceed $300,000,000, any such request shall be for an increase of not less than $25,000,000, any such request shall be irrevocable, and in no event shall more than one such written request be delivered to Agent in any calendar quarter.
(b)    Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase in the Maximum Credit requested by Administrative Borrower as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within fifteen (15) days after the receipt of such notice from Agent whether it is willing to so increase its Commitment, and if so, the amount of such increase; provided, that, the minimum increase in the Commitments of each such Lender providing the additional Commitments shall equal or exceed $2,000,000. If the aggregate amount of the increases in the Commitments received from the Lenders equals the amount of the increase in the Maximum Credit requested by Administrative Borrower, such increase shall be effective on the date five (5) Business Days after each of the conditions set forth in Section 2.4(c) have been satisfied or such earlier date after such conditions have been satisfied as Agent may agree. If the aggregate amount of the increases in the Commitments received from the Lenders is less than the amount of the increase in the Maximum Credit requested by Administrative Borrower, Agent may seek additional increases from Lenders or Commitments from such Eligible Transferees as it may determine, after consultation with Administrative Borrower. In the event Lenders (or Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such commitments, first to Lenders and then to Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Administrative Borrower.
(c)    The Maximum Credit shall be increased by the amount of the increase in Commitments from Lenders or new Commitments from Eligible Transferees, in each case selected in accordance with Section 2.4(b) above, five (5) Business Days after each of the conditions set forth in this Section 2.4(c) have been satisfied or waived by Agent or such earlier date as Administrative Borrower may request (such earlier date being referred to herein as the “Early Increase Date”):
(i)    Agent shall have received from each Lender or Eligible Transferee that is providing an additional Commitment as part of the increase in the Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and Administrative Borrower;
(ii)    the conditions precedent to the making of Loans set forth in Section 4.2 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;
(iii)    Agent shall have received an opinion of counsel to Borrowers in form and substance reasonably satisfactory to Agent and Lenders addressing such matters as Agent may reasonably request (including an opinion as to no conflicts with other Indebtedness);
(iv)    such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate in any material respect any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;
(v)    there shall have been paid to each Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Maximum Credit all fees and expenses, due and payable to such Person on or before the effectiveness of such increase; and
(vi)    there shall have been paid to Agent, for the account of the Agent and Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel to Agent) due and payable pursuant to any of the Financing Agreements on or before the effectiveness of such increase.
Notwithstanding anything to the contrary contained herein, the increase in Commitments in accordance with the foregoing shall not exceed the increase in the Maximum Credit requested by Administrative Borrower without the consent of Administrative Borrower.
(d)    In the event that Administrative Borrower requests that the Maximum Credit is increased on an Early Increase Date, and the aggregate amount of the increases in the Commitments received from the Lenders and new Commitments from Eligible Transferees, as the case may be, as of the Early Increase Date (based upon the satisfaction of the conditions set forth above) does not equal the amount of the increase in the Maximum Credit requested by Administrative Borrower, the Maximum Credit may thereafter be increased again on the date that is sixty (60) days after the date of the original request by Administrative Borrower for such increase based on any additional increase in Commitments or new Commitments received by Agent after the Early Increase Date but prior to the date that is sixty (60) days after the date of such original request by Administrative Borrower for any such increase.
(e)    As of the effective date of any such increase in the Maximum Credit, each reference to the term “Maximum Credit” and “Commitments” herein and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Maximum Credit and Commitments specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Maximum Credit and Commitments, and each reference to a dollar threshold for Excess Availability set forth herein and in any of the other Financing Agreements shall be automatically increased to an amount such that the ratio of the Excess Availability to the Maximum Credit as so increased remains the same as prior to such increase.
2.5    Decrease in Maximum Credit.
(a)    Administrative Borrower (on behalf of itself and each other Borrower) may, at any time, deliver a written request to Agent to decrease the Maximum Credit. Any such request shall specify the amount of the decrease in the Maximum Credit that Administrative Borrower is requesting and the effective date of such decrease (which date shall not be less than five (5) nor more than ten (10) Business Days after the date of such request); provided, that, in no event shall the aggregate amount of any such decrease cause the Maximum Credit to be less than the greater of (A) $50,000,000, and (B) the sum of (1) the aggregate unpaid principal amount of all Loans and Special Agent Advances outstanding at such time, (2) the aggregate principal amount of all Revolving Loans not yet made as to which a notice of borrowing has been given by any Borrower hereunder, (3) the Letter of Credit Obligations outstanding at such time and (4) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn, any such request for a decrease shall be for an amount of not less than $10,000,000, any such request shall be irrevocable, in no event shall more than two (2) such written requests for a decrease be delivered to Agent in any calendar year, and in no event shall more than ten (10) such written requests for a decrease be delivered to Agent during the term of this Agreement, and as of the date of any such request and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing.
(b)    Upon the receipt by Agent of a written request to decrease the Maximum Credit in accordance with Section 2.5(a) hereof, Agent shall notify each of the Lenders of such request and, subject to the terms of Section 2.5(c) hereof, the Commitment of each Lender shall be decreased on the date requested by Administrative Borrower by an amount equal to such Lender’s Pro Rata Share of the amount of the decrease in the Maximum Credit requested by Administrative Borrower as set forth in the notice from Agent to such Lender.
(c)     In the event of a request to decrease the Maximum Credit in accordance with Section 2.5(a) hereof, the Maximum Credit shall be decreased by the amount of the decrease in Maximum Credit requested by Administrative Borrower in accordance with the terms hereof. Following any decrease in the Maximum Credit pursuant to this Section 2.5, the Maximum Credit may only be increased in accordance with Section 2.4 hereof and the Maximum Credit may not be increased in accordance with Section 2.4 hereof for one (1) year following the effective date of such decrease.
(d)    As of the effective date of any such decrease in the Maximum Credit, (i) each reference to the terms “Maximum Credit” and “Commitments”, as applicable, herein and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Maximum Credit and Commitments specified in the most recent written notice from Agent to Administrative Borrower of the decrease in the Maximum Credit and Commitments, (ii) the Swing Line Loan Limit shall be reduced proportionately with the amount of the reduction in the Maximum Credit, (iii) each reference to a dollar threshold for Excess Availability set forth herein and in any of the other Financing Agreements shall be automatically decreased to an amount such that the ratio of the Excess Availability to the Maximum Credit as so decreased remains the same as prior to such decrease, and (iv) in the event that the Maximum Credit is reduced in accordance with this Section 2.5 to an amount that is less than the Letter of Credit Limit on such date, the Letter of Credit Limit shall be reduced to the amount of the Maximum Credit.

SECTION 3.    INTEREST AND FEES
3.1    Interest.
(a)    Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default which is continuing or the termination hereof shall be payable on demand.
(b)    Administrative Borrower may from time to time request Revolving Loans as Eurodollar Rate Loans or may request that Revolving Loans which are Base Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Administrative Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Base Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans (and if it does not specify such Interest Period shall be deemed to be a one (1) month period). Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Administrative Borrower, which may be telephonic (and followed by a confirmation in writing if requested by Agent), such Eurodollar Rate Loans shall be made or such Base Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, no Event of Default shall exist or shall have occurred and be continuing, Administrative Borrower shall not have sent any notice of termination of this Agreement, Administrative Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, no more than ten (10) Interest Periods may be in effect at any one time, Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and all Lenders and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Administrative Borrower, and the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any request by Administrative Borrower for Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.
(c)    Any Eurodollar Rate Loans shall automatically convert to Base Rate Loans upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof and Borrowers are entitled to such Eurodollar Rate Loan under the terms hereof. Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Administrative Borrower, be subsequently converted to Base Rate Loans in the event that this Agreement shall terminate. Borrowers shall pay to Agent, for the benefit of Lenders, promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor (after which Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate Agent, any Lender or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Base Rate Loans pursuant to any of the foregoing excluding any conversion or termination on the last day of the applicable Interest Period. In the event any Person seeks compensation hereunder prior to Borrowers being obligated to pay such amount or Agent charges any loan account of any Borrower, a certificate of Agent or any Lender setting forth the basis for the determination of such amount necessary to compensate Agent or such Lender as aforesaid shall be delivered to Borrowers, which certificate shall be conclusive, absent manifest error.
(d)    Interest in respect of Base Rate Loans and Swing Line Loans shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as applicable, and actual days elapsed. Interest in respect of Eurodollar Rate Loans shall be payable by Borrowers to Agent, for the account of Lenders, in arrears not later than the first day of the calendar month immediately following the end of the Interest Period applicable to such Eurodollar Rate Loan and on the Termination Date (provided, however, that if any Interest Period applicable to a Eurodollar Rate Loan exceeds three (3) months, then interest in respect of such Eurodollar Rate Loans shall be payable on the first day of the calendar month immediately following the third (3rd) calendar month after the beginning of such Interest Period) and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the date any change in such Base Rate is announced. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.
3.2    Fees.

(a)    Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to the Applicable Unused Line Fee Rate calculated upon the amount by which the Maximum Credit (then in effect), less the unfunded Commitment of any Defaulting Lender, exceeds the average daily principal balance of the outstanding Loans and Letters of Credit (other than banker’s acceptances to the extent that cash collateral has been deposited in the Banker’s Acceptance Cash Collateral Accounts in accordance with Section 2.2(l) hereof) during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears and calculated based on a three hundred sixty (360) day year and actual days elapsed.
(b)    In the case of (i) standby Letters of Credit, Borrowers shall pay to Agent, for the benefit of Lenders, monthly a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to standby Letters of Credit, (ii) documentary Letters of Credit, Borrowers shall pay to Agent, for the benefit of Lenders, monthly a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to documentary Letters of Credit, and (iii) banker’s acceptances, (to the extent that cash collateral has not been provided in accordance with Section 2.2(l) hereof), Borrowers shall pay to Agent, for the benefit of Lenders, monthly a fee at a rate equal to the Applicable L/C Fee Rate per annum applicable to banker’s acceptances, in each case on the average daily maximum amount available to be drawn thereunder for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, computed for each day from the date of issuance to the date of expiration; except, that, Borrowers shall pay, at Agent’s option, without notice, such fees at a rate two (2%) percent greater than the highest Applicable L/C Fee Rate on such average daily maximum amount for (i) the period from and after the date of termination hereof until Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Obligor) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees and banker’s acceptance fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to each applicable Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting and negotiation fees agreed to by Borrowers and such Issuing Bank from time to time and the customary charges from time to time of such Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. In the event that Borrowers have posted cash collateral with respect to any Letters of Credit pursuant to Section 6.10(h) hereof in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) in respect thereof, the letter of credit fees referred to in this Section 3.2(b) shall be calculated at the Applicable L/C Fee Rate on the average daily maximum amount available to be drawn under such letters of credit, less the amount of cash collateral posted by Borrowers with respect thereto, until the release of such cash collateral.
(c)    Borrowers shall pay to Agent, for the benefit of itself, WFCF and the Lenders, the other fees and amounts set forth in the Engagement Letters in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3    Changes in Laws and Increased Costs of Loans.
(a)    If, after the date hereof, either any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority, or a Funding Bank, any Lender or any Issuing Bank determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank, any Lender or Issuing Bank complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s or Issuing Bank’s capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s or Issuing Bank’s policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender or Issuing Bank of funding or maintaining the Loans, the Letters of Credit or its Commitment, then Borrowers shall from time to time pay to Agent promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor such additional amounts sufficient to indemnify such Lender or Issuing Bank, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost and the basis for such determination shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error. For purposes of this Section, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith shall be deemed to have been adopted and gone into effect after the date of this Agreement.
(b)    If prior to the first day of any Interest Period, Agent shall have determined reasonably and in good faith (such determination to be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, Agent has received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give written or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Base Rate Loans and each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Base Rate Loans to Eurodollar Rate Loans.
(c)    Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn promptly whenever such circumstances no longer exist), the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Rate Loan is requested and such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.
(d)    Borrowers shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Such amounts shall be payable promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor. This covenant shall survive the termination of this Agreement and the payment of the Obligations.
(e)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Administrative Borrower of the change giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).
3.4    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 3.3, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 3.3 in the future and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 3.3 or 6.5, or if any Lender is a Defaulting Lender, or if a Lender (other than Agent) fails to consent to an amendment requiring its consent under Section 11.3(a) after such amendment has been approved by the Required Lenders, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.7), all of its interests, rights and obligations under this Agreement and the related Financing Agreements to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that,
(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.3(d) or 6.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and
(ii)    in the case of any such assignment resulting from a claim for compensation under Section 3.3 or 6.5, such assignment will result in a reduction in such compensation or payments thereafter.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 4.    CONDITIONS PRECEDENT
4.1    Conditions Precedent to Initial Loans and Letters of Credit.

Each of the following is a condition precedent to Agent and Lenders making the initial Loans and each Issuing Bank providing the initial Letters of Credit hereunder:
(a)    Agent shall have received all financial information, projections, budgets, business plans, cash flows and such other information as Agent and Syndication Agent shall have requested prior to the date hereof, including projected quarterly consolidated balance sheets, income statements, statements of cash flows and availability (including the Borrowing Base) of Obligors for the period through the fiscal year ending on or about January 31, 2012, projected annual consolidated balance sheets, income statements, statements of cash flows and availability (including the Borrowing Base) of Obligors through the fiscal year ending on or about January 31, 2014, in each case as to the projections described in clauses (i) and (ii), with the results and assumptions set forth in all of such projections in form and substance satisfactory to Agent and Syndication Agent, and an opening pro forma balance sheet for Obligors in form and substance satisfactory to Agent and Syndication Agent, and any updates or modifications to the projected financial statements of Obligors received by Agent prior to the date hereof, in each case in form and substance satisfactory to Agent and Syndication Agent;
(b)    Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current agings of receivables, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date hereof and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent;
(c)    Agent shall have received, at the expense of Borrowers, a written report or appraisal as to the Inventory of Obligors in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely;
(d)    all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Lenders shall have received all information and copies of all documents, including records of requisite corporate, and other action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation, formation or other organization document of any of Borrowers certified by the Secretary of State (or equivalent Governmental Authority);
(e)    no material adverse change shall have occurred in the assets, businesses or prospects of Obligors, taken as a whole, since the date of the commencement of Agent’s latest field examination and no change or event shall have occurred which would impair the ability of Obligors, taken as a whole, to perform their obligations hereunder or under any of the other Financing Agreements to which any of them is party or of Agent to enforce the Obligations or realize upon the Collateral. Without limiting the generality of the foregoing, no investigation, litigation or other proceedings shall be pending or threatened against any Obligor as of the closing which could have a Material Adverse Effect in the good faith determination of Agent and Lenders;
(f)    Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral subject to Permitted Liens;
(g)    Agent shall have received, in form and substance satisfactory to Agent, a guarantee of payment by each Borrower of the Obligations owed by each of the Obligors and the Additional L/C Debtors, and a guarantee of payment by all Guarantors of all Obligations;
(h)    Agent and Lenders shall be satisfied that as of the date hereof, (i) Obligors taken as a whole, are solvent or will continue to be solvent after giving effect to the transactions contemplated hereby, (ii) Obligors, taken as a whole, do not have unreasonably small capital after the consummation of the transactions contemplated hereby to continue to engage in its business, and (iii) Obligors, taken as a whole, have not incurred liabilities as a result of the transactions contemplated hereby that are beyond their ability to pay as such liabilities mature;
(i)    the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $150,000,000 after giving effect to the initial Loans made or to be made and Letters of Credit issued or to be issued in connection with the transactions hereunder;
(j)    Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization of each Borrower and the jurisdiction of the chief executive office of each Borrower, which search results shall be in form and substance satisfactory to Agent;
(k)    to the extent not previously delivered to Agent, Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Obligor (other than Parent) and owned by any Obligor, in each case together with stock powers duly executed in blank with respect thereto;
(l)    Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;
(m)    Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel to Borrowers and Obligors with respect to the Financing Agreements and such other matters as Agent may reasonably request; and
(n)    the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance reasonably satisfactory to Agent.
4.2    Conditions Precedent to All Loans and Letters of Credit.

The obligation of Lenders to make the Loans, including the initial Loans, or of each Issuing Bank to issue any Letter of Credit, including the initial Letters of Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:
(a)    all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and with respect to any changes in the representations and warranties resulting from any actions, sales, mergers, acquisitions, dispositions or other transactions permitted by this Agreement or consented to by the Required Lenders or all Lenders, as applicable; and
(b)    no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and immediately after giving effect thereto.

SECTION 5.    GRANT AND PERFECTION OF SECURITY INTEREST
5.1    Grant of Security Interest.

To secure payment and performance of all Obligations, each Obligor hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of the Secured Parties, and hereby confirms, reaffirms and restates the prior grant thereof to Agent, for itself and the Secured Parties, pursuant to the Existing Financing Agreements (as amended and restated hereby), as security, all of the following personal property and interests in personal property, of each Obligor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”) including:
(a)    all Accounts;
(b)    all general intangibles, including, without limitation, all Intellectual Property;
(c)    all goods including all Inventory, but excluding all Equipment;
(d)    all chattel paper (including all tangible and electronic chattel paper);
(e)    all instruments (including all promissory notes);
(f)    all documents;
(g)    all deposit accounts;
(h)    all letters of credit, banker’s acceptances and similar instruments and including all letter of credit rights;
(i)    all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, goods (excluding Equipment) described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods consisting of Inventory, and deposits by and property of account debtors or other persons securing the obligations of account debtors;
(j)    all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and monies, credit balances, deposits and other property of any Obligor now or hereafter held or received by or in transit to any Obligor or at any other depository or other institution from or for the account of any Obligor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
(k)    all commercial tort claims;
(l)    to the extent not otherwise described above, all Receivables other than any Securitized Receivables;
(m)    all Records; and

(n)    all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
Notwithstanding the foregoing, Obligors do not hereby grant Agent any Lien or security interest in and to any of the Excluded Property.
5.2    Excluded Property.

The Collateral shall not and does not include (collectively, “Excluded Property”): the Capital Stock of Excluded Subsidiaries (other than one hundred (100%) percent of the issued and outstanding Capital Stock of FSC), any assets of the Excluded Subsidiaries, Real Property or rentals from the use or occupancy of Real Property, any life insurance policies owned by Obligors on the lives of employees and former employees of Obligors, and life insurance policies subject to split dollar arrangements, any Securitized Receivables and other Securitization Program Assets, any Collateral transferred to an Excluded Subsidiary pursuant to this Agreement, and Equipment including, without limitation, trade fixtures, motor vehicles and aircraft and any interest therein. To the extent any Excluded Property was, is or becomes Collateral at any time hereunder or under any other Financing Agreements, the Agent hereby releases and confirms its release of its Lien on any such Excluded Property.
5.3    Special Provisions Regarding Collateral.

Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interest in any contract, lease, permit, license, charter or license agreement covering property of such Obligor, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, and 9-408 of the UCC or other applicable law or so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of such Obligor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

5.4    Perfection of Security Interests.

(a)    Each Obligor irrevocably and unconditionally authorizes Agent (or its agent) to file (for itself and the benefit of the Secured Parties) at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and any Obligor as debtor, as Agent may require, and including any other information with respect to any Obligor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Obligor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and any Obligor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Obligor hereby authorizes Agent to adopt on behalf of Obligors any symbol required for authenticating any electronic filing. In no event shall Obligors at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and any Obligor as debtor except with respect to termination statements, as permitted by Section 9-509(d)(2) of the UCC or releases of Excluded Property pursuant to Section 5.5(a) hereof.
(b)    No Obligor has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except that which has been delivered to Agent on or prior to the date hereof. In the event that any Obligor shall be entitled to or shall receive any chattel paper or instrument in excess of $5,000,000 after the date hereof or any chattel paper or instrument after the occurrence and during the continuance of an Event of Default, such Obligor shall promptly notify Agent thereof in writing and, if requested by Agent, such Obligor shall deliver, or cause to be delivered to Agent, all such tangible chattel paper and instruments that such Obligor, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree, or at Agent’s option, each Obligor shall cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, National Association, as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”
(c)    In the event that any Obligor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Obligor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, each Obligor shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.
(d)    No Obligor has any deposit accounts as of the date hereof, except as set forth in Schedule 6.3 hereto and the Concentration Accounts. No Obligor shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account other than Retail Store bank accounts and zero balance disbursement accounts unless on or before the opening of such deposit account, such Obligor shall deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly executed and delivered by such Obligor and the bank at which such deposit account is opened and maintained. The terms of this subsection (d) shall not apply to deposit accounts designated by Obligors for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s salaried employees, escrows of security deposits with respect to leases of Real Property or Concentration Accounts until the occurrence of an Event of Default as set forth in Section 6.3 hereof.
(e)    No Obligor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, except for investment property designated by Obligors for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s salaried employees or property held in trust for the benefit of an employee or any third party which is not an Affiliate, and the investment accounts, securities accounts, commodities accounts or other similar accounts listed on Schedule 5.4(e) hereto and the investment property held therein.

(i)    In the event that any Obligor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities (other than Cash Equivalents except as required in clause (ii) below), which are not Excluded Property, such Obligor shall promptly endorse, assign and deliver the same to Agent, for the benefit of Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, which are not Excluded Property, now or hereafter acquired by any Obligor are uncertificated and are issued to any Obligor or its nominee directly by the issuer thereof, such Obligor shall promptly notify Agent thereof and shall, as Agent may specify, cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Obligor or such nominees.
(ii)    No Obligor shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary with Qualified Cash unless the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent and such Obligor shall execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly executed and delivered by any Obligor and such securities intermediary or commodity intermediary, provided, that, Agent hereby agrees and Agent shall instruct the securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property (collectively, “Intermediary”) of any Obligor subject to an Investment Property Control Agreement to comply with entitlement orders issued or originated by such Obligor (to the extent such entitlement orders do not conflict with instructions issued by Agent to such Intermediary) concerning the investment property account until such time as Agent delivers a written notice to such Intermediary which states such Obligor is no longer entitled to give any such orders in respect of such investment property account. Agent will only send such notices to the Intermediaries at any time after the occurrence and during the continuance of a Cash Dominion Event. Notwithstanding anything to the contrary set forth herein, Obligors shall not be required to obtain Investment Property Control Agreements with respect to any investment accounts in which Cash Equivalents in an amount less than $1,000,000 are held, unless Obligors desire to include such Cash Equivalents in the calculation of Qualified Cash or Liquidity Cash.
(f)    No Obligor is the beneficiary or otherwise entitled to any right to payment under any letter of credit or banker’s acceptance as of the date hereof. In the event that any Obligor shall be entitled to or shall receive any right, whether as beneficiary thereof or otherwise after the date hereof, to payment under any letter of credit or banker’s acceptance in excess of $5,000,000 prior to the occurrence of an Event of Default and any right to payment under any letter of credit or banker’s acceptance after the occurrence and during the continuance of an Event of Default, such Obligor shall promptly notify Agent thereof in writing, and, at the request of Agent, such Obligor shall promptly, as Agent may specify, deliver, or cause to be delivered to Agent, with respect to such letter of credit or banker’s acceptance, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Obligors and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct.
(g)    No Obligor has any commercial tort claims, as of the date hereof, in excess of $5,000,000. In the event that any Obligor shall, at any time after the date hereof, have any commercial tort claims in excess of $5,000,000 prior to the occurrence of an Event of Default, and any commercial tort claim after the occurrence and during the continuance of an Event of Default, such Obligor shall promptly notify Agent thereof in writing, which notice shall set forth in reasonable detail the basis for and nature of such commercial tort claim and include the express grant by such Obligor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Obligor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.4(a) hereof or otherwise arising by the execution by Obligors of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and each Obligor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Obligor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with such commercial tort claim.
(h)    No Obligor has any goods constituting Collateral, documents of title or other Collateral in the custody, control or possession of a third party in the United States as of the date hereof, except as set forth on Omnibus Schedule 2 hereto and except for goods located in the United States in transit to a location of any Obligor permitted herein in the ordinary course of business of Obligors in the possession of the carrier transporting such goods. In the event that any goods constituting Collateral, documents of title or other Collateral in the United States with a value in excess of $1,000,000 are at any time after the date hereof in the custody, control or possession of any Person (not an Obligor) which: is not referred to in the Omnibus Schedules hereto, has not executed a Collateral Access Agreement if and only if such third party is required to execute a Collateral Access Agreement pursuant to the Loan Agreement or is not a carrier, Obligors shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, each Obligor shall use commercially reasonable efforts to deliver to Agent a Collateral Access Agreement duly executed and delivered by such third party and such Obligor. In the event Obligor cannot obtain a Collateral Access Agreement as required under this Section from a third party, such Obligor shall remove any Collateral in such third party’s custody, control or possession within 30 days of request from Agent to do so.
(i)    Obligors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Obligor’s signature thereon is required therefor, complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of each Lender in such Collateral, or obtaining the consent and approval of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any other law, as applicable in any relevant jurisdiction.
5.5    Authorization for UCC Release Documents.
(a)    Agent hereby authorizes any Obligor to execute, if applicable, and file any release to or amendment of any UCC financing statement (in the form annexed hereto as Exhibit F) necessary to reflect the exclusion of the Excluded Property from the Lien of the Agent at any time and from time to time. Such Obligor shall promptly provide copies to Agent of any such releases or amendments filed in accordance herewith.
(b)    Agent shall (and is hereby irrevocably authorized by Lenders to) upon the request of Administrative Borrower and at Borrowers’ expense, upon a liquidation of an Obligor permitted under Section 9.7 or the sale of an Obligor permitted under Section 9.8 hereof, release such Obligor from the Obligations, release the Capital Stock of such Obligor from the Lien of Agent hereunder and release any Collateral owned by such Obligor subject to the Lien of Agent hereunder, and the sale or other disposition of any Collateral permitted under Section 9.8 hereof, release such Collateral from the Lien of Agent hereunder, and in connection with the transactions described in clause (i), deliver to Administrative Borrower a UCC financing statement amendment (or other appropriate instrument, as the case may be) in form and substance reasonably satisfactory to Agent, as may be necessary to evidence the release of any Obligor (as the result of a transfer of the Capital Stock of such Obligor in accordance with and as permitted in accordance with Sections 9.7 and 9.8 hereof) or of the Lien in favor of Agent upon any Collateral to the extent such Collateral is sold, transferred or otherwise disposed of in accordance with Section 9.7(b) or 9.8 hereof; provided, that, Administrative Borrower certifies to Agent, Issuing Banks and Lenders in writing that such sale, disposition or other transaction is being consummated in accordance with the terms of this Agreement (and Agent, Issuing Banks and Lenders may rely conclusively upon such certificate without any further inquiry) and such release shall only be effective upon the consummation of such transaction, sale or other disposition, Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability to any third Person or create any obligations or entail any consequence to Agent, any Issuing Bank or Lender other than the release of such Obligor or such Lien without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations of any Person not released or any Lien upon (or obligations of Obligors in respect of) the Collateral retained by Obligors.

SECTION 6.    COLLECTION AND ADMINISTRATION
6.1    Borrowers’ Loan Accounts.
Agent shall maintain one or more loan account(s) on its books in which shall be recorded all Loans, Letters of Credit and other Obligations, all payments made by or on behalf of Borrowers and all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.
6.2    Statements.
Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be prepared by Agent in good faith and be subject to subsequent adjustment by Agent but shall, absent errors or omissions, be considered correct and deemed accepted by Borrowers, Parent and Administrative Borrower and conclusively binding upon Borrowers, Parent and Administrative Borrower as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been made available by Agent. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in Borrowers’ loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

6.3    Collection of Accounts.
(a)    Each Obligor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Agent, subject to Section 5.4(d), such other banks as such Obligor may hereafter select. As of the date hereof, the banks set forth on Schedule 6.3 hereto constitute all of the banks with whom Obligors have deposit account arrangements and merchant payment arrangements and identifies each of the deposit accounts at such banks to a Retail Store location of an Obligor or otherwise describes the nature of the use of such deposit account by such Obligor.
(b)    Each Obligor shall establish and maintain, at its expense, deposit accounts with such banks (the “Blocked Accounts”) into which each Obligor shall promptly deposit, and direct, their respective account debtors, Credit Card Issuers and Credit Card Processors to directly remit to such Blocked Accounts payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory, other Collateral or other property which is security for the Obligations in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into a Deposit Account Control Agreement reasonably satisfactory to Agent prior to any funds being transferred into such Blocked Account. Subject to the terms and conditions contained herein, Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of each Obligor as such Obligor (or Administrative Borrower on behalf of such Obligor) may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time upon and after the occurrence of a Cash Dominion Event. Each Obligor agrees that at all times that Agent shall have notified any depository bank to transfer funds from the Blocked Accounts, all payments made to such Blocked Accounts or other funds received and collected by Agent, shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent to the extent of the then outstanding Obligations.
(c)    Notwithstanding anything to the contrary set forth in Section 6.3(b), Obligors may direct each of the Retail Store Subsidiaries to first deposit all collections from customers of their Retail Stores, all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, into a depository account maintained by them with a local bank, used solely for such purpose and identified to each Retail Store as set forth on Schedule 6.3 hereto (together with any other deposit accounts at any time established or used by any Obligor for receiving such store receipts from any Retail Store, collectively, the “Store Bank Accounts” and each individually, a “Store Bank Account”); provided, that, all such funds deposited into the Store Bank Accounts shall be sent by wire transfer or by transfer using the automated clearinghouse network no less frequently than twice a week (or more frequently after the occurrence and during the continuance of an Event of Default upon Agent’s request), except nominal amounts which are required to be maintained in such Store Bank Accounts under the terms of such Obligor’s arrangements with the bank at which such Store Bank Accounts are maintained or for such Obligor’s operations, including, without limitation, amounts to cover returned or dishonored checks or returned goods, and which nominal amounts shall not exceed $10,000 as to any individual Retail Store at any time, to one of the Concentration Accounts and on each Business Day CS Delaware shall remit or cause the applicable depository bank to remit all collected funds in such Concentration Accounts to the Blocked Accounts, except for Excluded Property. No Obligors shall open or use any concentration or cash management accounts at any bank or other financial institution, other than the Concentration

Accounts and Store Bank Accounts, except in compliance with this Section 6.3. No later than five (5) Business Days after the occurrence of an Event of Default, each Obligor which maintains a Concentration Account shall, upon Agent’s request, obtain a Deposit Account Control Agreement, in form and substance reasonably satisfactory to Agent, from each depository bank with respect to such Concentration Account.
(d)    For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day; provided, that, upon the occurrence and during the continuance of a Cash Dominion Event (other than a Cash Dominion Event arising from the occurrence of an Event of Default), for purposes of calculating the amount of the Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Agent Payment Account, if such payments are received in the Agent Payment Account by 3:00 p.m. New York City time and Agent has received notice thereof from the Administrative Borrower and the bank at which such Agent Payment Account is maintained to credit Borrowers’ loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received and collected by Agent on account of the Obligations will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Agent in the Agent Payment Account if received prior to 2:00 p.m. and one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account if received after such time.
(e)    Each Obligor and all of their directors, employees, agents, Subsidiaries (other than Financing Subsidiaries) and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables constituting Collateral or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the accounts of Obligors in accordance with the provisions of this Section 6.3, or remit the same or cause the same to be remitted, in kind, to Agent; provided, that, if at any time the Excess Availability shall be less than $10,000,000, Obligors shall promptly upon Agent’s request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose until Excess Availability exceeds $10,000,000. In no event during such period in which Excess Availability is less than $10,000,000 shall the same be commingled with Obligor’s own funds. Each Obligor agrees to reimburse Agent promptly (but in any event within two (2) Business Days) following Agent’s written demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of the payments by Agent to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Obligors to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.
6.4    Payments.
(a)    All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 hereof or such other place as Agent may designate from time to time. Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Obligor or for the account of any Obligor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to

Agent, each Issuing Bank and Lenders from any Obligor; second, to pay interest then due in respect of any Swing Line Loans, third, to pay interest then due in respect of any Revolving Loans, Special Agent Advances, or Letter of Credit Obligations; fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay or prepay principal in respect of Swing Line Loans; sixth, to pay or prepay principal in respect of the Revolving Loans and to pay any Obligations then due arising under or pursuant to any Bank Group Hedge Agreements of an Obligor with a Bank Product Provider (up to the amount of any then effective Reserve established in respect of such Obligations); seventh, to pay any other Obligations then due; eighth, at any time an Event of Default exists or has occurred and is continuing, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines, and at any time an Event of Default exists or has occurred and is continuing, to provide cash collateral for any Letter of Credit Obligations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products); and ninth, at any time an Event of Default exists or has occurred and is continuing, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis.
(b)    Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Administrative Borrower, or unless an Event of Default shall have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or in the event that there are no outstanding Base Rate Loans, provided, that, in the event that there are no outstanding Base Rate Loans, no Event of Default has occurred and is continuing and no Cash Dominion Event has occurred and is continuing, payments will not be applied to the Eurodollar Rate Loans and such payments shall be promptly remitted to Borrowers. If a Cash Dominion Event has occurred, such amounts that are not applied to the Obligations pursuant to Section 6.4(a) hereof shall be held as cash collateral for the Obligations (the “Credit Balance Cash Collateral”). Such Credit Balance Cash Collateral shall constitute part of the Collateral. Such Credit Balance Cash Collateral shall be held by Agent in an account designated by Agent for such purposes in its books and records and may be commingled with Agent’s own funds. Borrowers shall receive a credit on a monthly basis to its loan account maintained by Agent on the funds so held by Agent at a rate equal to the greater of the amount equal to (x) three and one half (3½%) percent per annum less than the Prime Rate (adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs) as calculated by Agent or (y) zero (0%) percent per annum.
(c)    At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. Obligors shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent, any Issuing Bank or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Obligors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(c) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5    Taxes.
(a)    Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding in the case of each Lender, each Issuing Bank and Agent taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuing Bank or Agent (as the case may be) is organized, any United States withholding taxes payable with respect to payments under the Financing Agreements under laws (including any statute, treaty or regulation) in effect on the date hereof (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) applicable to such Lender, such Issuing Bank or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the date hereof (or the date of such Assignment and Acceptance), and any withholding tax imposed pursuant to FATCA, and in the case of each Lender, each Issuing Bank or Agent, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).
(b)    If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender, any Issuing Bank or Agent the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender, such Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the relevant Obligor shall make such deductions, the relevant Obligor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and the relevant Obligor shall deliver to Agent evidence of such payment.
(c)    In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, “Other Taxes”).
(d)    Each Obligor shall indemnify each Lender, each Issuing Bank and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender, such Issuing Bank or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender, such Issuing Bank or Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender or an Issuing Bank (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(e)    As soon as practicable after any payment of Taxes or Other Taxes by any Obligor, such Obligor shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.
(f)    Without prejudice to the survival of any other agreements of any Obligor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Obligor contained in this Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.
(g)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Financing Agreements shall deliver to Administrative Borrower (with a copy to Agent), at the time or times prescribed by applicable law or reasonably requested by Administrative Borrower or Agent (in such number of copies as is reasonably requested by the recipient), whichever of the following is applicable (but only if such Foreign Lender is legally entitled to do so): duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, duly completed copies of Internal Revenue Service Form 8-8ECI claiming exemption from withholding because the income is effectively connection with a U.S. trade or business or any successor form, in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (1) a certificate of the Lender to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described and Section 881(c)(3)(C) of the Code and (2) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from withholding under the portfolio interest exemption or any successor form or any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from or a reduction in United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit a Borrower to determine the withholding or deduction required to be made, and if a payment made to any Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Administrative Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Administrative Borrower and Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Administrative Borrower and Agent as may be necessary for Administrative Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment; provided, that, solely for purposes of this clause (ii), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Unless Administrative Borrower and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Financing Agreements to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers or Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.
(h)    Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(i)    Each Lender and Agent agrees that in the event that Obligors are required to pay additional amounts or to make indemnity payments pursuant to this Section 6.5 to such Lender or Agent, such Lender or Agent, as the case may be, will use reasonable efforts to designate another lending office for any Loans, Letters of Credit or other Obligations.
6.6    Authorization to Make Loans.
Agent and Lenders are authorized to make the Loans and Issuing Banks are authorized to provide the Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or Administrative Borrower or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations then due and payable. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made or Letters of Credit established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or Administrative Borrower or in accordance with the terms and conditions of this Agreement.
6.7    Use of Proceeds.
All Loans made or Letters of Credit provided to or for the benefit of Borrowers pursuant to the provisions hereof shall be used by Borrowers only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof (including, without limitation, to finance Permitted Acquisitions, to redeem or repurchase Convertible 2007 Senior Notes, to repurchase Capital Stock of Parent or to make other Restricted Payments, in each case to the extent permitted herein). None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended, except, that, Borrowers may use proceeds of Loans to make acquisitions and to purchase shares of the Capital Stock of Parent so long as any such purchase (x) does not constitute or otherwise cause a violation of Regulation U and (y) is otherwise is in compliance with the terms and provisions hereof.

6.8    Pro Rata Treatment.
Except to the extent otherwise provided in this Agreement: the making and conversion of Revolving Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Revolving Loans and each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.
6.9    Sharing of Payment, Etc.
(a)    Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrowers at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrowers), in which case it shall promptly notify the Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.
(b)    If any Lender (including Agent) shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’ s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.
(c)    Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.
(d)    Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.
6.10    Settlement Procedures.
(a)    In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, including the Swing Line Lender, the full amount of the Revolving Loans or Swing Line Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Revolving Loans.
(b)    With respect to all Revolving Loans made by Agent on behalf of Lenders, the amount of each Lender’s Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Loans as of 5:00 p.m. New York City time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. With respect to Swing Line Loans made by Swing Line Lender or Agent on behalf of Swing Line Lender, Swing Line Lender (or Agent on behalf of Swing Line Lender) shall settle on the Swing Line Loans on a weekly basis or such other more frequent basis as Agent may from time to time determine. Agent (or Swing Line Lender as to Swing Line Loans) shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent (or Swing Line Lender as to Swing Line Loans) shall determine, a summary statement of the amount of outstanding Loans (whether Revolving Loans, Swing Line Loans or both, as applicable) for such period (such week or other period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent (or Swing Line Lender in the case of Swing Line Loans) and received by a Lender prior to 12:00 p.m. New York City time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York City time on the same Business Day and if received by a Lender after 12:00 p.m. New York City time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York City time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Revolving Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. Each Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Swing Line Lender (or upon its request to Agent) by wire transfer in immediately available funds the amount of such Lender’s Pro Rata Share of the outstanding Swing Line Loans as set forth in the summary statement provided to such Lender as provided above. Amounts transferred to Swing Line Lender (or Agent as the case may be) in respect to a settlement of Swing Line Loans shall be applied to the payment of the Swing Line Loans and shall constitute Revolving Loans of such Lenders. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent and may occur at any time an Event of Default exists or has occurred and is continuing and whether or not the conditions set forth in Section 4.2 are satisfied (except if there is an Event of Default under Section 10.1(g) and 10.1(h), in which case the funds shall be in respect of each Lender’s participation). Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.
(c)    To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to a Borrower. In such event, Agent shall notify each Lender promptly after Agent’s receipt of the request for the Loans from a Borrower (or Administrative Borrower on behalf of such Borrower) or any deemed request hereunder and each Lender shall provide its Pro Rata Share of such requested Loan to the account specified by Agent in immediately available funds not later than 2:00 p.m. New York City time on the requested funding date, so that all such Loans shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.
(d)    Upon the making of any Loan by Agent as provided herein, without further action by any party hereto, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share in such Loan. To the extent that there is no settlement in accordance with the terms hereof, Agent may at any time require the Lenders to fund their participations. From and after the date, if any, on which any Lender has funded its participation in any such Loan, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest received by Agent in respect of such Loan.
(e)    As to any Loan funded by Agent on behalf of a Lender (including Swing Line Lender) whether pursuant to Sections 6.10(a), 6.10(b) or 6.10(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day in the case of Loans funded pursuant to Section 6.10(c) above or otherwise on the applicable settlement date. If Agent makes amounts available to a Borrower and such corresponding amounts are not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. New York City time on that day by each of the three leading brokers of Federal funds transactions in New York selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account.
(f)    Upon any failure by a Lender to pay Agent (or Swing Line Lender) pursuant to the settlement described in Section 6.10(b) above or to pay Agent pursuant to Section 6.10(c), 6.10(d) or Section 6.10(e), Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice.
(g)    Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). So long as there is a Defaulting Lender, the maximum amount of the Loans and Letters of Credit shall not exceed the aggregate amount of the Commitments of the Lenders that are not Defaulting Lenders plus the Pro Rata Share of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of the Loans and Letters of Credit outstanding as of the date that the Defaulting Lender has become a Defaulting Lender. At any time that there is a Defaulting Lender, payments received for application to the Obligations payable to Lenders in accordance with the terms of this Agreement shall be distributed to Lenders based on their Pro Rata Shares calculated after giving effect to the reduction of the Defaulting Lender’s Commitment to zero as provided herein or at Agent’s option, Agent may instead receive and retain such amounts that would be otherwise attributable to the Pro Rata Share of a Defaulting Lender (which for such purpose shall be such Pro Rata Share as in effect immediately prior to its being a Defaulting Lender). To the extent that Agent elects to receive and retain such amounts, Agent may hold such amounts (which shall not accrue interest) and, in its reasonable discretion, relend such amounts to a Borrower. To the extent that Agent exercises its option to relend such amounts, such amounts shall be treated as Revolving Loans for the account of Agent in addition to the Revolving Loans that are made by the Lenders other than a Defaulting Lender based on their respective Pro Rata Shares as calculated after giving effect to the reduction of such Defaulting Lender’s Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as the principal amount of the Loans on a pro rata basis for purposes of Section 6.4 hereof. Agent shall determine whether any Revolving Loans requested shall be made from relending such amounts or from Revolving Loans from the Lenders (other than a Defaulting Lender) and any allocation of requested Revolving Loans between them. The rights of a Defaulting Lender shall be limited as provided herein until such time as the Defaulting Lender has made all payments to Agent of the amounts that it had failed to pay causing it to become a Defaulting Lender and such Lender is otherwise in compliance with the terms of this Agreement (including making any payments as it would have been required to make as a Lender during the period that it was a Defaulting Lender other than in respect of the principal amount of Revolving Loans, which payments as to the principal amount of Revolving Loans shall be made based on the outstanding balance thereof on the date of the cure by Defaulting Lender or at such other time thereafter as Agent may specify) or has otherwise provided evidence in form and substance satisfactory to Agent that such Defaulting Lender will be able to fund its Pro Rata Share (as in effect immediately prior to its being a Defaulting Lender) in accordance with the terms hereof. Upon the cure by Defaulting Lender of the event that is the basis for it to be a Defaulting Lender by making such payment or payments and such Lender otherwise being in compliance with the terms hereof, such Lender shall cease to be a Defaulting Lender and shall only be entitled to payment of interest accrued during the period that such Lender was a Defaulting Lender to the extent previously received and retained by Agent from or for the account of Borrowers on the funds constituting Loans funded by such Lender prior to the date of it being a Defaulting Lender (and not previously paid to such Lender) and shall otherwise, on and after such cure, make Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof. The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of its duties and obligations hereunder (including, but not limited to, the obligation of such Borrower or Guarantor to make any payments hereunder, whether in respect of Loans by a Defaulting Lender or otherwise).
(h)    Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, if there are any Letters of Credit outstanding, within three (3) Business Days after the written request of the applicable Issuing Bank, Borrowers shall pay to Agent an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations then outstanding to be held by Agent on terms and conditions satisfactory to Agent and Issuing Banks as cash collateral for the Obligations and for so long as there is a Defaulting Lender, Issuing Banks shall not be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless upon the request of the applicable Issuing Bank, Agent has cash collateral from Borrowers in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations outstanding after giving effect to any such requested Letter of Credit (or increase, extension or other amendment) to be held by Agent on its behalf on terms and conditions satisfactory to Agent and such Issuing Bank or there are other arrangements reasonably satisfactory to such Issuing Bank with respect to the participation in Letters of Credit by such Defaulting Lender. Such cash collateral shall be applied first to the Letter of Credit Obligations before application to any other Obligations, notwithstanding anything to the contrary contained in Section 6.4 hereof.
(i)    Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against a Lender as a result of any default by such Lender hereunder in fulfilling its Commitment.
6.11    Obligations Several; Independent Nature of Lenders’ Rights.
The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
6.12    Appointment of Administrative Borrower as Agent for Requesting Loans and Receipt of Loans and Statements.
(a)    Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to an Obligor or Additional L/C Debtor as Administrative Borrower may designate or direct, without notice to any other Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
(b)    Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.12. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Administrative Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.
(c)    Each Obligor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.
(d)    Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Obligor by Administrative Borrower shall be deemed for all purposes to have been made by such Obligor, and shall be binding upon and enforceable against such Obligor to the same extent as if made directly by such Obligor.
(e)    No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.
6.13    Bank Products.
Any Obligor may (but is not required to) request that any Bank Product Provider provide or arrange for such Obligor to obtain Bank Products from such Bank Product Provider, and any Bank Product Provider may, in its sole discretion, provide or arrange for such Obligor to obtain the requested Bank Products. Obligors shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.13 shall survive the payment of the Obligations and the termination of this Agreement. Obligors acknowledge and agree that the obtaining of Bank Products from Bank Product Providers is in the sole discretion of each Bank Product Provider, and is subject to all rules and regulations of such Bank Product Provider.

SECTION 7.    COLLATERAL COVENANTS
7.1    Intentionally Deleted.
7.2    Accounts Covenants.
(a)    Obligors shall notify Agent promptly of: any notice of a material default by any Obligor under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Obligor, any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Obligor from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and the failure of any Obligor to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Obligor.
(b)    Each Obligor shall notify Agent promptly of the assertion of any claims, offsets, defenses or counterclaims by any account debtor, with respect to Accounts constituting Collateral, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $10,000,000 in any one case or $20,000,000 in the aggregate and all material adverse information of which it has knowledge relating to the financial condition of any material trade account debtor, Credit Card Issuer or Credit Card Processor. No material credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of an Obligor’s business. So long as no Event of Default has occurred and is continuing, each Obligor may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, or Credit Card Processor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors with respect to Accounts constituting Collateral, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances with respect to

Accounts constituting Collateral.
(c)    With respect to each Account constituting Collateral: no payments shall be made thereon except payments delivered to Agent when and as required pursuant to the terms of this Agreement, and there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement or as has been or will be reflected in a Borrowing Base Certificate to be delivered to Agent, and, additionally with respect to Credit Card Receivables, in accordance with the practices of the related Credit Card Issuer, Credit Card Processor or other Obligor thereon.
(d)    Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables constituting Collateral or other Collateral, by mail, telephone, facsimile transmission or otherwise.
(e)    Agent may, at any time or times that an Event of Default has occurred and is continuing, notify any or all account debtors with respect to Accounts constituting Collateral, Credit Card Issuers, Credit Card Processors or any other obligor in respect of any Receivables with respect to Accounts constituting Collateral that such Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, Credit Card Issuers, Credit Card Processors or other obligors in respect of any such Receivables to make payment of such Receivables directly to Agent, extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables constituting Collateral or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, demand, collect or enforce payment of any Receivables constituting Collateral, but without any duty to do so, and Agent and Lenders shall not be liable for Agent’s failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and take whatever other action Agent may reasonably and in good faith deem necessary for the protection of its interests. At any time that an Event of Default has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts constituting Collateral have been assigned to Agent and are payable directly and only to Agent and each Obligor shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts constituting Collateral as Agent may require.
7.3    Inventory Covenants.
With respect to the Inventory: each Obligor shall and Parent shall cause each Additional L/C Debtor to at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Obligors’ cost therefor and withdrawals therefrom and additions thereto; Obligors shall conduct a physical count of the Inventory at least once each year (at which representatives of Agent may be present) and at such time or times as is consistent with current practices, but at any time or times as Agent may request after an Event of Default has occurred and is continuing in accordance with clause (e) below, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; Obligors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except: (i) for sales of Inventory in the ordinary course of any Obligor’s business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location, (iii) for Inventory shipped from the manufacturer thereof to Obligors which is in transit to the locations set forth or permitted herein, and (iv) in connection with any other transactions or dispositions permitted by this Agreement; upon

Agent’s request, Borrowers shall deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory of Obligors in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; provided, that, Borrowers acknowledge and agree that such Inventory reports and appraisals shall be requested by Agent and shall be delivered by Borrowers with at least the Required Frequency and may be requested by Agent and shall be delivered by Borrowers at any time following the occurrence and during the continuance of an Event of Default; and all such Inventory reports and appraisals shall be at the expense of Borrowers, except for Inventory reports and appraisals in excess of the Required Frequency, provided, that, all such Inventory reports and appraisals shall be at the expense of Borrowers at any time that an Event of Default shall exist or shall have occurred and be continuing; after the occurrence and during the continuance of an Event of Default, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service reasonably acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent, the results of which shall be reported directly by such inventory counting service to Agent and Borrowers shall promptly deliver confirmation in a form reasonably satisfactory to Agent (or in a form substantially similar to the confirmation most recently delivered to and accepted by Agent in accordance with this Section) that appropriate adjustments have been made to the inventory records of Obligors to reconcile the inventory count to Obligors’ inventory records; Obligors assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; each Obligor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Obligors to repurchase such Inventory except for the right of return given to retail customers of Obligors in the ordinary course of the business of Obligors in accordance with the then current return policy of Obligor; Obligors shall keep the Inventory in good condition (taken as a whole); and Obligors shall not acquire or accept any Inventory on consignment or approval, except for the sale of lines other than apparel to the extent such Inventory is reported to Agent in accordance with the terms hereof.

7.4    Bills of Lading and Other Documents of Title.
With respect to Inventory in transit to premises of Obligors in the United States of America, after the occurrence and during the continuance of a Cash Dominion Event, each Obligor shall cause all bills of lading or other documents of title relating to goods purchased by such Obligor which are outside the United States of America and in transit to a location in the United States of America listed on Omnibus Schedule 2 or a location for which Agent has received a Collateral Access Agreement to name such Obligor as consignee, unless and until Agent directs otherwise, and at such time and from time to time as Agent may direct, such Obligor shall cause Agent or such other financial institution or other person as Agent may specify to be named as consignee; without limiting any other rights of Agent or any other Secured Party hereunder, Agent shall have the right to endorse and negotiate on behalf of, and as attorney in fact for, Obligors any bill of lading or other document of title with respect to such goods naming any Obligor as consignee to Agent; there shall be no more than three (3) originals of each of such bill of lading or other document of title, which unless and until Agent shall direct otherwise, shall be delivered as follows: one (1) original to such customs broker as the applicable Obligor may specify (so long as Agent has received a Collateral Access Agreement duly executed and delivered by such customs broker), and two (2) originals to Agent or to such other person as Agent may designate for such purpose; Obligors shall obtain a copy (but not the originals) of such bill of lading or other documents of title from the applicable customs broker; and each Obligor shall cause all bills of lading or other documents of title relating to goods purchased by such Obligor which are outside the United States of America and in transit to a location in the United States of America listed on Omnibus Schedule 2 or a location for which Agent has received a Collateral Access Agreement to be issued in a form so as to constitute “negotiable documents” as such term is defined in the UCC. To the extent that the terms of this Section are applicable and have not been satisfied as to any Inventory, such Inventory shall not constitute Eligible Inventory, Eligible In-Transit Inventory or Eligible L/C Inventory, as the case may be, except as Agent may otherwise agree.
7.5    Power of Attorney.
Each Obligor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Obligor’s true and lawful attorney in fact, and authorizes Agent, in such Obligor’s or Agent’s name, to: at any time an Event of Default has occurred and is continuing demand payment on Receivables constituting Collateral or other Collateral, enforce payment of Receivables constituting Collateral by legal proceedings or otherwise, exercise all of such Obligor’s rights and remedies to collect any Receivable constituting Collateral or other Collateral, sell or assign any Receivable constituting Collateral upon such terms, for such amount and at such time or times as the Agent deems advisable, settle, adjust, compromise, extend or renew an Account constituting Collateral, discharge and release any Receivable constituting Collateral, prepare, file and sign such Obligor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivable constituting Collateral or other Collateral, notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables constituting Collateral or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Obligor and handle and store all mail relating to the Collateral; clear Inventory through the Bureau of Customs and Border Protection (formerly the Customs Service) or other domestic or foreign export control authorities in such Obligor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Obligor’s name for such purpose, and to complete in such Obligor’s or Agent’s name, any necessary documents in connection therewith and endorse and negotiate any bill of lading or other document of title with respect to such goods naming such Obligor as consignee to Agent or its designee, and do all acts and things which are necessary, in Agent’s determination, to fulfill such Obligor’s obligations under this Agreement and the other Financing Agreements and at any time to take control in any manner of any item of payment in respect of Receivables constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables constituting Collateral or other proceeds of Collateral are sent or received, endorse Obligor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, endorse Obligor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable constituting Collateral or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and sign such Obligor’s name on any verification of Receivables constituting Collateral and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Obligor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
7.6    Right to Cure.
Agent may, at its option, upon notice to Administrative Borrower, following the occurrence and during the continuance of an Event of Default, cure any material default by any Obligor under any agreement with a third party if and to the extent the termination of such agreement would materially and adversely affect the

Collateral (taken as a whole) or the value thereof or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of Obligor to perform its obligations hereunder or under any of the other Financing Agreements; pay or bond on appeal any judgment entered against any Obligor; or discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral excluding Permitted Liens and pay any amount, incur any expense or perform any act which, in Agent’s reasonable judgment, is necessary to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers’ account therefor, such amounts to be repayable by Borrowers promptly (but in any event within five (5) Business Days) following Agent’s written demand therefor. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Obligor. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.
7.7    Access to Premises.
From time to time as requested by Agent, at the cost and expense of Borrowers, Agent or its designee shall have complete access to all of Obligors’ premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to Obligors or Administrative Borrower if an Event of Default has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers’ books and records, including the Records, and Obligors shall promptly furnish or cause to be furnished to Agent such copies of such books and records or extracts therefrom as Agent may reasonably request, (including copies of any Material Contracts entered into after the date hereof, and any amendments to any Material Contracts) and Agent or any Lender or Agent’s designee may use during normal business hours such of any Obligor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (provided, that, Agent shall use such personnel, equipment, supplies and premises in such manner so as to minimize any interference with the operations of Obligors) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts constituting Collateral and realization of other Collateral.

SECTION 8.    REPRESENTATIONS AND WARRANTIES
Obligors hereby, jointly and severally, represent and warrant to Agent, each Issuing Bank and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letters of Credit by Agent and Lenders to Borrowers.
8.1    Corporate Existence, Power and Authority; Subsidiaries.
Each Obligor and each Additional L/C Debtor is a corporation, limited liability company or partnership duly organized and in good standing under the laws of its state or jurisdiction of formation and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary and where the failure to so qualify or be in good standing has or has a reasonably likelihood of having a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements, and the transactions contemplated hereunder and thereunder are all within each Obligor’s powers, have been duly authorized and are not in contravention of law or the terms of each Obligor’s certificate of incorporation, formation, operating or partnership agreement, by-laws, or other organizational documentation. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated thereby are not in contravention of the terms of any indenture, or mortgage, agreement or other undertaking to which any Obligor or Additional L/C Debtor is a party or by which any Obligor or Additional L/C Debtor or its respective properties are bound where the Indebtedness, obligations or other liability of such Obligor or Additional L/C Debtor equals or exceeds $15,000,000 or will not result in, require or give rise to the creation or imposition of any Lien upon any property of Obligors or Additional L/C Debtor under any agreement or otherwise (other than in favor of Agent pursuant to the terms of the Financing Agreements or a Permitted Lien). This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Obligors do not have any Subsidiaries except as set forth on Omnibus Schedule 1 hereto.
8.2    Financial Statements; No Material Adverse Effect.
All financial statements relating to Borrowers or any other Subsidiary of Parent which have been or may hereafter be delivered by Borrowers to Agent and Lenders have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Obligors as at the dates and for the periods set forth therein. There has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements furnished by Borrowers to Agent prior to the date of this Agreement. The projections for the fiscal years ending on or about January 31, 2012 through January 31, 2014 that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Parent and its Subsidiaries and are based upon estimates and assumptions stated therein, all of which Parent and its Subsidiaries have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Parent and its Subsidiaries of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.
8.3    Collateral Locations.
Each Obligor and each Obligor’s Records concerning Accounts are located only at the addresses set forth for such Obligor on Omnibus Schedule 2 hereto, subject to the right of any Obligor to establish new locations in accordance with Section 9.2 hereof. Omnibus Schedule 2 hereto correctly identifies as of the date hereof any of such locations which are not owned by Obligors and sets forth the owners and/or operators thereof.

8.4    Priority of Liens’ Title to Properties.
The Liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and, except as otherwise specifically consented to in writing by Agent or contemplated in this Agreement, perfected first priority Liens in and upon the Collateral subject only to Liens permitted under Section 9.9 hereof. Each Obligor has good and marketable title to all of its respective properties and assets subject to no Liens of any kind, except Permitted Liens.
8.5    Tax Returns.
Each Obligor and the other Subsidiaries of Parent has filed, or caused to be filed, in a timely manner prior to the expiration of all properly filed extensions all tax returns, reports and declarations which are required to be filed by it, except as set forth in Omnibus Schedule 16 hereto or unless any such failure to timely file any such tax returns, reports or declarations would not have a Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each of Obligors has paid or caused to be paid all taxes due and payable or claimed due and payable, as to which non-payment thereof would result in a Material Adverse Effect, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Obligor has collected and remitted to the appropriate tax authority when due all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof or any other jurisdiction, as to which non-payment thereof would result in a Material Adverse Effect.
8.6    Litigation.
Except as set forth on Omnibus Schedule 8 hereto, there is no present investigation by any Governmental Authority pending, or to the best of any Borrower’s knowledge threatened, against or affecting any Obligor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower’s knowledge threatened, against any Obligor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, in any case, has had or has a reasonable likelihood of having a Material Adverse Effect.
8.7    Compliance with Other Agreements and Applicable Laws.
(a)    None of Obligors or other Subsidiaries of Parent is in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default has had or has a reasonable likelihood of having a Material Adverse Effect.
(b)    Each Obligor and the other Subsidiaries of Parent is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, and all Environmental Laws where the failure to comply has had or has a reasonable likelihood of having a Material Adverse Effect. No law, regulation, order, judgment or decree of any Governmental Authority exists, and no action, suit, investigation, litigation or proceeding is pending or, to Obligors’ knowledge, threatened in any court or before any arbitrator or Governmental Authority, which purports to enjoin, prohibit, restrain or otherwise affect the making of the Loans or providing the Letters of Credit, or the consummation of the transactions contemplated hereby or has or has a reasonable likelihood of having a Material Adverse Effect.
(c)    Each Obligor and other Subsidiary of Parent has obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (the “Permits”) required for the lawful conduct of its business where the failure to obtain such Permit has had or is reasonably likely to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of Obligors’ knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which revocation, cancellation, suspension or modification has had or is reasonably likely to have Material Adverse Effect.
8.8    Environmental Compliance.
(a)    Except as set forth on Omnibus Schedule 11 hereto, Obligors have not generated,

used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, certificate, approval or similar authorization or other Permit thereunder where such violation would have a Material Adverse Effect and the operations of Obligors comply in all respects with all Environmental Laws and all licenses, certificates, approvals and other Permits where the failure to so comply would have a Material Adverse Effect.
(b)    Except as set forth on Omnibus Schedule 11 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Obligor’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Obligor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter, which affects or has a reasonable likelihood of affecting Obligor or its business, operations or assets or any properties at which such Obligor has transported, stored or disposed of any Hazardous Materials which, in any case, has had or has a reasonable likelihood of having a Material Adverse Effect.
(c)    Obligors have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which has had or has a reasonable likelihood of having a Material Adverse Effect.
(d)    Obligors have all licenses, certificates, approvals or similar authorizations and other Permits required to be obtained or filed in connection with the operations of Obligors under any Environmental Law where the failure to obtain such licenses, certificates or similar authorizations and other Permits has had or has a reasonably likelihood of having a Material Adverse Effect and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.
8.9    Employee Benefits.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each Borrower’s knowledge, nothing has occurred which would cause the loss of such qualification. Since January 1, 2011, no Borrower nor any of its ERISA Affiliates has maintained or been required to contribute to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code.
(b)    There are no pending, or to the best of any Borrower’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority which are not dismissed or terminated within sixty (60) days of the commencement thereof, with respect to any Plan which would result in a liability to Borrowers in excess of $15,000,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which would result in a liability to Borrowers in excess of $15,000,000.
(c)    No ERISA Event has occurred or is reasonably expected to occur which would result in a liability in excess of $15,000,000 in any individual instance, or (ii) $25,000,000 in the aggregate.

8.10    Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 5.4 hereof.
8.11    Intellectual Property.
Each Obligor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted where the failure to have the right to use such Intellectual Property has had or is reasonably likely to have a Material Adverse Effect. As of the date hereof, each Obligor does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights where the failure to have such rights has had or is reasonably likely to have a Material Adverse Effect. To the best of each Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by each Obligor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting each Obligor contesting its right to sell or use any such Intellectual Property which if adversely determined would have or would be reasonably likely to have a Material Adverse Effect. Schedule 8.11 hereto sets forth all of the agreements or other arrangements of Obligors pursuant to which such Person(s) has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof (excluding rights arising by virtue of a purchase order or other agreement between an Obligor and a third party) and the dates of the expiration of such agreements or other arrangements of such Obligor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by such Obligor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark or other Intellectual Property at any time used by such Obligor which is owned by another Person is affixed to any Eligible Inventory, except to the extent permitted under the terms of a License Agreement or Obligor’s purchase order or other agreement for such goods.
8.12    Capitalization.
(a)    As of the date hereof, the issued and outstanding shares of Capital Stock of each Borrower (other than Parent and FB Apparel) are directly and beneficially owned and held by Parent, and, in each case, all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all Liens of any kind, except as disclosed in writing to Agent. As of the date hereof, FB Clothing, Inc., which is a US Subsidiary, is the beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of FB Apparel. Each of the Additional L/C Debtors is a direct or indirect Subsidiary of Parent.
(b)    Obligors, taken as a whole, are solvent and will continue to be solvent after the creation of the Obligations, the security interests of Agent for the benefit of itself and the other Secured Parties and the other transactions contemplated hereunder, are able to pay their debts as they mature and have (and have reason to believe they will continue to have) sufficient capital (and not unreasonably small capital) to carry on their business as and all businesses in which they are about to engage. The assets and properties of Obligors taken as a whole, at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Obligors, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrowers’ knowledge, represents an amount which can reasonably be expected to become an actual or mature liability.
8.13    Labor Disputes.
(a)    Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Obligors and any union, labor organization or other bargaining agent in respect of the employees of Obligors on the date hereof.
(b)    There is no significant unfair labor practice complaint pending against any Obligor or, to the best of each Borrower’s knowledge, threatened against it or any Obligor, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Obligor or, to best of each Borrower’ s knowledge, threatened against it, and no significant strike, labor dispute, slowdown or stoppage is pending against any Obligor or, to the best of each Borrower’s knowledge, threatened against any Obligor, which, in any case, has had or has a reasonable likelihood of resulting in a Material Adverse Effect.
8.14    Corporate Names; Prior Transactions.
As of the date hereof, no Obligor (other than a Retail Store Subsidiary) has, during the past five years, been known by or used any other corporate or fictitious name (other than as set forth in Schedule 8.11 hereto) or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as otherwise set forth in Schedule 8.14 hereto.
8.15    Inactive Subsidiaries.
Each of the Inactive Subsidiaries has no material business operations and assets or has been or is in the process of being or will be dissolved.
8.16    Restrictions on Subsidiaries.
Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Obligors permitted hereunder and the other Financing Agreements and the Securitization Documents, there are no contractual or consensual restrictions on any Obligor which prohibit or otherwise restrict the transfer of cash or other assets between such Obligor and any of its Subsidiaries except for restrictions on the transfers of funds from Financing Subsidiaries (other than FSC) to Obligors or between any Subsidiaries of such Obligor or the ability of any Obligor or any of its Subsidiaries to incur Indebtedness hereunder or grant security interests to Agent or any Lender in the Collateral.
8.17    Material Contracts.
Schedule 8.17 hereto sets forth all Material Contracts to which any Obligor is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts in effect as of the date hereof to Agent on or before the date hereof. No Obligor is in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract where such default or termination would have or is reasonably likely to have a Material Adverse Effect.

8.18    Credit Card Agreements.
Set forth in Schedule 8.18 hereto is a correct and complete list, as of the date hereof, of all of the Credit Card Agreements, and the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Obligor arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Obligor has entered into one of the Credit Card Agreements set forth on Schedule 8.18 hereto. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Obligor that is party thereto and to the best of each Borrower’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing which would have the reasonable likelihood of having a Material Adverse Effect. Each Obligor has complied with all of the material terms and conditions of the Credit Card Agreements to the extent necessary for such Obligor to be entitled to receive payments thereunder.
8.19    Interrelated Businesses.
Obligors make up a related organization of various entities which share an identity of interests such that any benefit received by any of them benefits the others. Each Obligor renders services to or for the benefit of the other Obligors, make loans and advances and provides other financial accommodations to or for the benefit of the other Obligors (including, inter alia, the payment and/or guaranties by Obligors of Indebtedness of the other Obligors), and provides administrative, marketing, payroll and management services to or for the benefit of the other Obligors. Obligors have centralized accounting and legal services. The Additional L/C Accommodations are opened solely for the purpose of with respect to the Additional L/C Debtors other than CS Insurance Ltd., acquiring Inventory by Borrowers for ultimate resale in the Retail Stores and with respect to CS Insurance Ltd., providing insurance services for Obligors. Nothing contained in this Section 8.19 should be construed to imply that Obligors are not separate legal entities.
8.20    OFAC.
No Obligor, Subsidiary of any Obligor or Affiliate of any Obligor: is a Sanctioned Person, has more than ten (10%) percent of its assets in Sanctioned Entities, or derives more than ten (10%) percent of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan, to the best knowledge of each Obligor will not be used, and to the best of each Obligor’s knowledge have not been used, to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
8.21    No Material Adverse Effect.
There has been no act, condition or event which has or may have a Material Adverse Effect since the date of the most recent financial statements submitted to Agent under the terms of this Agreement.
8.22    Permitted Securitization Transactions.
As of the date hereof, no Obligor is a party to a Permitted Securitization Transaction.
8.23    Accuracy and Completeness of Information.
All information furnished by or on behalf of each Obligor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Omnibus Schedules hereto is true and correct in all material respects on the date as of which such information is dated or certified and does not knowingly omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing.
8.24    Survival of Warranties; Cumulative.
All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and with respect to any changes in the representations and warranties resulting from any actions, sales, mergers, acquisitions, dispositions or other transactions permitted by this Agreement or consented to by the Required Lenders or all Lenders, as applicable) and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS
9.1    Maintenance of Existence.
Each Obligor shall, at all times, preserve, renew and keep in full force and effect its rights and franchises as a corporation, limited liability company or partnership where the failure to do so would have a reasonable likelihood of having a Material Adverse Effect and its existence subject to Sections 9.7 and 9.8 hereof. Each Obligor and Additional L/C Debtor shall at all times maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted where the failure to so maintain the same would have a reasonable likelihood of having a Material Adverse Effect. Each Obligor shall, and Parent shall cause each Additional L/C Debtor to give Agent twenty (20) days prior written notice of any proposed change in its corporate name, which notice shall accordingly set forth the new name and each Obligor and Additional L/C Debtor, as the case may be, and Agent shall have received a copy of the amendment to the formation of such Person, as the case may be, providing for the name change certified by the Secretary of State or other appropriate government officer of the jurisdiction of formation of such Person, as the case may be, as soon as it is available. Additionally, no Obligor shall change the address of its chief executive office or its organizational identification number (or if it does not have one, shall not acquire one), unless Agent shall have received not less than twenty (20) days’ prior written notice from such Obligor of such proposed change, which notice shall set forth such information with respect thereto as Agent may require. No Obligor shall change its type of organization, jurisdiction of organization or other legal structure without twenty (20) days prior written notice to Agent of any such proposed change.
9.2    New Collateral Locations.
No Obligor may open any new location at which Collateral will be located other than in the United States, Canada and the United Kingdom, provided, that, no Obligor will open any new locations within the continental United States, Canada or the United Kingdom except: Retail Store locations, locations in which the Value of Inventory stored will not exceed $1,000,000 at any time, or any other location so long as Agent receives a Collateral Access Agreement with respect to such location within thirty (30) days after Collateral is placed at such location unless delivery of such Collateral Access Agreement is not required in accordance with the definition of Collateral Access Agreement or is waived by Agent in its discretion.
9.3    Compliance with Laws, Regulations, Etc.
(a)    Each Obligor shall, and Parent shall cause each other Subsidiary of Parent to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to do so, individually or in the aggregate, has had or has a reasonable likelihood of having a Material Adverse Effect.
(b)    Each Obligor shall maintain, at its expense, a system to monitor its continued compliance in all material respects with all applicable Environmental Laws. Each Obligor and other Subsidiary of Parent shall take prompt and appropriate action as required by Environmental Laws to respond to any non-compliance with any Environmental Laws which would have a Material Adverse Effect.
(c)    Each Obligor shall give both oral and written notice to Agent immediately upon such Obligor’s receipt of any notice of, or such Obligor’s otherwise obtaining knowledge of, the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: any non-compliance with or violation of any Environmental Law by such Person or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Person or its business, operations or assets or any properties at which such Obligor transported, stored or disposed of any Hazardous Materials, in any of the foregoing instances, where such matter has had or has a reasonable likelihood of having a Material Adverse Effect.
(d)    Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance or any condition which requires any action by or on behalf of any Obligor or Foreign Subsidiary in order to avoid any material non-compliance with any Environmental Law which material non-compliance or condition has had or is reasonably likely to have a Material Adverse Effect, such Obligor shall, at Agent’s request and Borrowers’ expense: cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where such Person’s non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or Person’s response thereto or the estimated costs thereof, shall change in any material respect.
(e)    Borrowers shall indemnify and hold harmless Agent and Lenders and their respective, directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys’ fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans, other than such loss, claim, liability, damage, cost or expense as a result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.
9.4    Payment of Taxes and Claims.
Each Obligor shall, and Parent shall cause each of its other Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges duly assessed upon or against it or its properties or assets, except (a) for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Obligor, as the case may be, and with respect to which adequate reserves have been set aside on its books or (b) where the failure to pay such taxes would not result in a liability which would exceed $10,000,000 in any individual instance or $20,000,000 in the aggregate.
9.5    Insurance.
Each Obligor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrowers fail to do so within five (5) Business Days following notice of such failure, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that, at any time an Event of Default has occurred and is continuing, Agent may act as attorney for Obligors in obtaining, adjusting and settling such insurance. Obligors shall cause Agent to be named as a loss payee (with respect to policies insuring the Collateral only) and an additional insured (but without any liability for any premiums) under such insurance policies and Obligors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies covering the Collateral in form and substance reasonably satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Secured Parties shall be paid regardless of any act or omission by any Borrower or any of its Affiliates. After an Event of Default has occurred and is continuing, at its option, Agent may apply any insurance proceeds relating to the Collateral received by Agent at any time to the payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine, which amounts may be reborrowed.
9.6    Financial Statements, Collateral Reporting and Other Information.
(a)    Each Obligor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Person (if any) in accordance with GAAP and Administrative Borrower shall furnish or cause to be furnished to Agent:

(i)    (A) if either: (1) Excess Availability shall be equal to or less than $40,000,000 at any time during any fiscal month, then within thirty (30) days after the end of such fiscal month (or within forty-five (45) days after the end of such fiscal month if the last day of such fiscal month is the last day of a fiscal quarter) or (2) Agent shall request (in such event delivery by Administrative Borrower shall be made within thirty (30) days of such request), monthly unaudited consolidated financial statements for Parent and its consolidated Subsidiaries (including in each case balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal month and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, and the calculations used in determining whether Borrowers were in compliance with the covenant set forth in Section 9.21 hereof during such fiscal month, or
(B) if Borrowers are not delivering financial statements to Agent pursuant to clause (i) above, then within forty-five (45) days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year), quarterly unaudited consolidated financial statements for Parent and its consolidated Subsidiaries (including in each case, balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal quarter and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, and the calculations used in determining whether Borrowers were in compliance with the covenant set forth in Section 9.21 hereof during such fiscal quarter,
(ii)    within fifteen (15) days after the end of each fiscal month, a report of Monthly Average Liquidity and Monthly Average Excess Availability for the immediately preceding fiscal month and Liquidity and Excess Availability at the end of such fiscal month,
(iii)    within fifteen (15) days after the end of each fiscal month, (A) a Borrowing Base Certificate duly completed and executed by a financial officer of Administrative Borrower on behalf of Borrowers, and (B) perpetual Inventory reports in substantially the form set forth as Exhibit G hereto, provided, that:
(1) in the event that either (A) Excess Availability shall be less than twenty-five (25%) percent of the Maximum Credit for five (5) consecutive Business Days, (B) Excess Availability shall be less than fifteen (15%) percent of the Maximum Credit at any time, or (C) an Event of Default shall exist or shall have occurred and be continuing, then (I) a Borrowing Base Certificate shall be delivered weekly or, if an Event of Default shall exist or shall have occurred and be continuing, more frequently as Agent may request, duly completed and executed by a financial officer of Administrative Borrower on behalf of Borrowers, and (II) the following reports shall be delivered to Agent on Tuesday of each week for the immediately preceding week ending on the close of business on Saturday of that week: (AA) perpetual Inventory reports in substantially the form set forth as Exhibit G hereto, with such modifications as Agent shall reasonably request from time to time after consultation with Administrative Borrower, (BB) reports of sales of Inventory, returns, and aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes), (CC) markdown reports by categories of Inventory, setting forth the original Cost, original retail sales price prior to any markdowns and the Retail Sales Price, and (DD) such other reports as to the Inventory as Agent may reasonably request, and
(2) monthly Borrowing Base Certificates and Inventory reporting shall be reinstituted: (A) in the event that weekly reporting is in effect as a result of Excess Availability being less than twenty-five (25%) percent of the Maximum Credit for five (5) consecutive Business Days, if (I) Excess Availability shall be equal to or greater than twenty-five (25%) percent of the Maximum Credit for twenty (20) consecutive

Business Days, and (II) no Event of Default shall exist or shall have occurred and be continuing, (B) in the event that weekly reporting is in effect as a result of Excess Availability being less than fifteen (15%) percent of the Maximum Credit at any time, if (I) Excess Availability shall be equal to or greater than fifteen (15%) percent of the Maximum Credit for thirty (30) consecutive days, and (II) no Event of Default shall exist or shall have occurred and be continuing, (C) in the event that weekly reporting is in effect as a result of the existence or the occurrence and continuance of an Event of Default, if such Event of Default shall no longer exist or be continuing,
(iv)    within fifteen (15) days after the end of each fiscal month, agings of accounts payable,
(v)    within fifteen (15) days after the end of each fiscal month, a list of all new locations of Collateral established during the preceding fiscal month,
(vi)    within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries, as of the end of and for such fiscal year, together with the opinion (which does not contain a “going concern” or other similar exception) of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its consolidated Subsidiaries, as of the end of and for the fiscal year then ended, and
(vii)     at such time as available, but in no event later than forty-five (45) days after the commencement of each fiscal year of Parent (commencing with the fiscal year of Parent commencing on or about January 29, 2012), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow and availability (including the Borrowing Base), and statements of shareholders’ equity) of Parent and its Subsidiaries for such fiscal year, all in reasonable detail, and in a format reasonably satisfactory to Agent, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for such year and shall have been prepared in light of the past operations of the businesses of Parent and its Subsidiaries and based upon estimates and assumptions stated therein, all of which Parent and its Subsidiaries have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Parent and its Subsidiaries of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood that actual results may differ from those set forth in such projected financial statements).
(b)    Administrative Borrower shall promptly notify Agent in writing of the details of the following (upon obtaining notice or knowledge thereof): any loss, damage, investigation, action, suit, proceeding or claim relating to Inventory having a cost of $7,500,000 or more or which, if adversely determined, would result in any Material Adverse Effect; the termination of any Material Contract or any amendment to a Material Contract which would have or could reasonably be expected to have a Material Adverse Effect; any Permitted Securitization Transaction entered into by any Obligor after the date hereof; any order, judgment or decree in excess of $10,000,000 shall have been entered against any Obligor or any of its properties or assets; any notification of a violation of laws or regulations received by any Obligor which would have or could reasonably be expected to have a Material Adverse Effect; any ERISA Event which would result in liability to Obligors in excess $10,000,000; the filing of any Lien securing the payment of taxes in respect of any Collateral having a value in excess of $10,000,000 that has priority over the liens and security interests of Agent, and the occurrence of any Default or Event of Default.
(c)    Administrative Borrower shall promptly after the sending thereof furnish or cause to be furnished to Agent copies of all reports which Parent or any other Borrower sends to its stockholders generally and shall promptly after the filing thereof provide Agent with written notice of the filing of all annual reports on Form 10-K, all quarterly reports on Form 10-Q, and all material current reports on Form 8-K which Parent or any other Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. (and, if Agent is unable to access any such report, Administrative Borrower shall furnish or cause to be furnished to Agent a copy of such report promptly following Agent’s request therefor).
(d)    Administrative Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the consolidated business of the Obligors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Obligor to any court or other government agency or to any participant or assignee or prospective participant or assignee, subject to the confidentiality provisions of Section 13.5 hereof. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except for any longer period as otherwise designated by Administrative Borrower to Agent in writing.
(e)    Upon Agent’s reasonable request upon the occurrence and during the continuance of a Cash Dominion Event, Administrative Borrower will furnish (i) copies of deposit slips and bank statements, (ii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Obligors including copies of all packing slips, invoices, and bills of lading with respect to all Eligible In-Transit Inventory, subject to Section 7.4 hereof, (iii) the monthly statements received by any Obligor from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements, (iv) a report of credit card sales on a periodic basis, including the amount of the chargebacks, fees and credits issued during such period; (v) agings of accounts receivable (together with a reconciliation to the previous month’s aging and general ledger), and (vi) a certificate from a financial officer of Administrative Borrower on behalf of the Borrowers (A) representing that Obligors have made payment of sales and use taxes during such month or, at Agent’s request, other evidence of such payment and (B) reporting each claim filed by lessor or a third party operator of locations where Collateral is located against an Obligor in an amount equal to or in excess of $500,000 (the report should indicate the amount of the dispute and whether reserves (and the amount thereof) are set aside therefor).
(f)    Administrative Borrower shall promptly furnish to Agent all notices of default under the Indebtedness evidenced by the Convertible 2007 Senior Notes received by any Obligor and, at any time that Excess Availability is less than $40,000,000, all other material notices or demands in connection with such Indebtedness, in each case to the extent such notices or demands are either received by Parent or any other Obligor from any of the holders of the Convertible 2007 Senior Notes or the Convertible 2007 Senior Note Trustee, or on their behalf, or sent by Parent or any other Obligor, or on their behalf, to any of the holders of the Convertible 2007 Senior Notes or the Convertible 2007 Senior Note Trustee, concurrently with the sending thereof, as the case may be.
9.7    Consolidation and Merger; Dissolution.
No Obligor shall:

(a)    merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that an Obligor may merge into or consolidate with any other Obligor and any Obligor may merge into or consolidate with any other Person as permitted in Sections 9.8 or 9.12 hereof; provided, that, each of the following conditions is satisfied: Administrative Borrower or Parent, as applicable, shall be the surviving corporation in any merger with another Obligor, Agent shall have received not less than five (5) Business Days’ prior written notice of the intention of such Obligors to so merge or consolidate, the Obligors that are merging or consolidating and which Obligor will be the surviving entity, Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, if requested by Agent, the applicable Obligors shall deliver to Agent true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State or comparable governmental official, as applicable (with a copy as filed promptly after such filing), and the surviving Obligor shall execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith; or
(b)    wind up, liquidate or dissolve, except, that, any Obligor (other than Parent and Administrative Borrower) may wind up, liquidate or dissolve, provided, that, each of the following conditions is satisfied: Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Obligor to wind up, liquidate or dissolve, no Obligor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, other than liabilities assumed by law not to exceed the value of the assets received in such liquidation or dissolution or as would be otherwise permitted under the terms of this Agreement and the other Financing Agreements, all of the assets and properties of the Obligor which is winding up, liquidating or dissolving (after payment or provision for payment of any and all obligations of such Obligor) shall be distributed to its shareholders, members or partners, as the case may be (so long as the applicable shareholders, members or partners are Obligors) promptly following the effective date of such winding up, liquidation or dissolution, if requested by Agent, Obligors shall have delivered to Agent all documents and agreements that any Obligor has filed with any Governmental Authority or as were otherwise required to effectuate such winding up, liquidation or dissolution, and on the date of and immediately after giving effect to any such winding-up, dissolution or liquidation, no Event of Default shall exist or shall have occurred and be continuing.
9.8    Sales of Assets and Equity Issuances. No Obligor shall sell, assign, issue, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:
(a)    the sale of Inventory in the ordinary course of business;
(b)    the sale or other transfer of any Collateral (including, without limitation, the Capital Stock of an Obligor) or any Excluded Property to any other Obligor;
(c)    the sale, transfer or other disposition of Cash Equivalents and other investments that are permitted under Section 9.11 hereof;
(d)    any disposition permitted under Section 9.7 hereof;
(e)    the sale by Chestnut Acquisition Sub, Inc. of the Capital Stock of Crosstown (the owner of the Capital Stock of the Figi Companies), the sale by Crosstown of the Capital Stock of Figi’s,

or the sale by the Figi Companies of all or substantially all of their assets and properties, so long as the following conditions precedent are satisfied:
(i)    if requested by Agent, Administrative Borrower shall deliver to Agent true, correct and complete copies of the purchase agreements with respect to such sale, and such other information and documents with respect thereto that Agent may request,
(ii)    the net after-tax proceeds received in connection with such sale shall be applied to the Obligations in accordance with Section 6.4 hereof, which amounts may be reborrowed;
(iii)    as of the date of such sale, Excess Availability immediately after giving effect to such sale shall not be less than $65,000,000, Agent shall have received, in a form reasonably satisfactory to Agent (or in a form substantially similar to the projections most recently delivered to and accepted by Agent in accordance with Sections 4.1(a) or 9.6(a)(vii) hereof), current, updated monthly projections of the amount of Excess Availability for the twelve (12) month period after the date of the proposed sale, representing Borrowers’ reasonable estimate of the Excess Availability for the period set forth therein, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions, and immediately after giving effect to such sale, the monthly projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than $65,000,000, and
(iv)    as of the date of such sale and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(f)    the sale, assignment or other transfer of Receivables and Securitization Program Assets pursuant to Permitted Securitization Transactions;
(g)    the disposition of worn‑out or obsolete Equipment in the ordinary course of business or Equipment no longer used or useful in the business so long as, to the extent a Cash Dominion Event (other than an Event of Default) exists, any net proceeds are paid to Agent, to be applied to the outstanding principal amount of Revolving Loans, which amounts may be reborrowed;
(h)    the sale (including by way of merger or consolidation), assignment, lease, license or other transfer of any Collateral (including, without limitation, the Capital Stock of an Obligor) to any other Person (which is not an Obligor) and of any other assets or properties outside of the ordinary course of its business, so long as the following conditions are satisfied:
(i)    the Collateral included in such sales, assignments, leases, licenses or other transfers does not have an aggregate Borrowing Base Value in excess of $85,000,000 in any fiscal year or in excess of $125,000,000 during the term of this Agreement, except as Agent and the Required Lenders may otherwise agree;
(ii)    as of the date of any such sale, assignment, lease or other transfer, and immediately after giving effect thereto, Excess Availability shall be not less than $100,000,000,
(iii)     Agent shall have received, in a form reasonably satisfactory to Agent (or in a form substantially similar to the projections most recently delivered to and accepted by Agent in accordance with Sections 4.1(a) or 9.6(a)(vii) hereof), current, updated monthly projections of the amount of Excess Availability for the twelve (12) month period after the date of the proposed sale, assignment, lease or other transfer representing Borrowers’ reasonable estimate of the Excess Availability for the period set forth therein, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions, and immediately after giving effect to such sale, assignment, lease or other transfer, the monthly projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than $75,000,000;
(iv)    the net after-tax proceeds received by such Obligor in respect of such sale, assignment, lease or other transfer shall be applied to the Obligations in accordance with Section 6.4 hereof, which amounts may be reborrowed;
(v)    as of the date of any such sale, assignment, lease or other transfer and after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(vi)    if requested by Agent, Administrative Borrower shall deliver to Agent true, correct and complete copies of all agreements, documents and instruments relating to such sale, assignment, lease or other transfer, as duly authorized, executed and delivered by the parties thereto, and such other information and documents with respect thereto as Agent may reasonably request;
(i)    the sale (including by way of merger or consolidation), assignment, lease, transfer, abandonment or other disposition of all or any portion of Real Property or Equipment to a Person that is not an Obligor, so long as the following conditions precedent are satisfied:
(i)    the net after-tax proceeds received by such Obligor in respect of such Real Property or Equipment shall be applied to the outstanding principal amount of Revolving Loans, which amounts may be reborrowed; and
(ii)    as of the date of any such sale, assignment, lease or other transfer and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(j)    the sale (including by way of merger or consolidation) of Excluded Property (other than Real Property or Equipment), so long as the following conditions precedent are satisfied:
(i)    the net after-tax proceeds received by such Obligor in respect of such Excluded Property shall be applied to the outstanding principal amount of Revolving Loans, which amounts may be reborrowed; and
(ii)    as of the date of any such sale and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(k)    the licensing by an Obligor of Intellectual Property owned by it to another Obligor; provided, that, as to any such license: any rights of such Obligor shall be subject to the rights of Agent in such Intellectual Property (including the rights of Agent to use such Intellectual Property upon an Event of Default), and such license shall not impair, hinder or otherwise adversely affect the rights of Agent hereunder;
(l)    the abandonment or cancellation of Intellectual Property of any Obligor that is not material and is no longer used or useful in the business of such Obligor;
(m)    the grant by any Obligor after the date hereof of a non-exclusive license to any Person (other than another Obligor) for the use of any Intellectual Property owned by such Obligor;

provided, that, as to any such license of trademarks, each of the following conditions is satisfied: Obligors shall have received any consents and approvals required for it to license such trademark and any such consents and approvals shall be in full force and effect and all conditions thereto satisfied, each such license shall be a bona fide arms-length transaction, any such license shall only be for the use of such trademarks in the manufacture, distribution or sale of products outside the United States of America and Canada or if such license is for the use of such trademarks in the manufacture, distribution or sale of products within the United States of America or Canada, such license shall not adversely affect in any material respect the Value of Inventory of any Obligor or Agent’s ability to dispose of or realize upon any such Inventory, such license shall not include any limitations or restrictions on the use of such trademarks that would affect the ability of Agent to use such trademarks in order to sell or otherwise realize upon any of the Inventory, if requested by Agent, such Obligor shall deliver to Agent true, correct and complete copies of the executed license agreement, and at the time of the grant of such license and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(n)    the issuance and sale by any Obligor of Capital Stock of such Obligor to a Person other than an Obligor; provided, that, (i) Agent shall have received not less than five (5) Business Days’ prior written notice of such issuance and sale by such Obligor, which notice shall specify the parties to whom such shares are to be sold (except Parent shall not be required to specify the parties if such Capital Stock will be sold pursuant to a public offering), the terms of such sale, the total amount which it is anticipated will be realized from such issuance and sale and the net cash proceeds which it is anticipated will be received by such Obligor from such sale, (ii) such Obligor shall not be required to make any Restricted Payments in respect of such Capital Stock, except as otherwise permitted in Section 9.15 hereof, (iii) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Obligor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Obligors with Agent and Lenders or are more restrictive or burdensome to any Obligor than the terms of any Capital Stock in effect on the date hereof, (iv) if a Cash Dominion Event shall exist or shall have occurred and be continuing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with Section 6.4 hereof, which amounts may be reborrowed, and (v) after giving effect to such issuance and sale, no Event of Default shall exist or have occurred and be continuing;
(o)    the issuance of Capital Stock of any Obligor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Obligor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Obligor be required to issue, or shall such Obligor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default; and
(p)    any Permitted Disposition Transaction in connection with and as part of any other sale, transfer or other disposition permitted under Sections 9.8(e) or 9.8(h) hereof.

9.9    Encumbrances. No Obligor shall create, incur, assume or suffer to exist any Lien on any of its assets or properties, including the Collateral, except the following (collectively, “Permitted Liens”):
(a)    the Liens of Agent for itself and the benefit of the Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law;
(b)    Liens securing the payment of taxes which are either not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings diligently pursued by such Obligor and with respect to which adequate reserves have been set aside on its books;
(c)    contractual Liens of carriers or Freight Forwarders on in-transit Inventory for freight charges arising in the ordinary course of any Obligor’s business to the extent such Liens secure obligations which are not overdue by more than thirty (30) days or which, if more than thirty (30) days overdue, do not exceed $5,000,000 in the aggregate or which obligations are being contested in good faith by appropriate proceedings diligently pursued by such Obligor and with respect to which adequate reserves have been set aside in its books;
(d)    non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of any Obligor’s business to the extent: such Liens secure Indebtedness or other obligations which are not overdue by more than thirty (30) days or which, if more than thirty (30) days overdue, do not exceed $5,000,000 in the aggregate or which obligations are being contested in good faith by appropriate proceedings diligently pursued by such Obligor with respect to which adequate reserves have been set aside in its books; such Liens secure Indebtedness or other obligations relating to claims or liabilities which are fully insured and being defended principally at the cost and expense and at the risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued by such Obligor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books, or non-payment of the obligations secured by such Liens would not result in a Material Adverse Effect;
(e)    deposits of cash by any Obligor to secure the performance of bids, trade contracts (other than for borrowed money), freight and customs duties, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided, that, such deposit of cash is the only security for such Obligor’s performance thereunder;
(f)    pledges and deposits of cash by any Obligor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits;
(g)    zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property of an Obligor which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of any Obligor as conducted thereon or materially impair the value of the Real Property subject thereto;
(h)    Liens or rights of setoff against credit balances of Obligors maintained with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to any Obligor in accordance with the then current practices of the related Credit Card Issuer or Credit Card Processor or other obligor thereon, but not Liens on or rights of setoff against any other property or assets of Obligors, pursuant to the Credit Card Agreements to secure the obligations of Obligors to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;
(i)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, financial assets or investment property on deposit in one or more accounts maintained by any Obligor, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management, operating account and investment account arrangements, provided, that, Deposit Account Control Agreements are obtained if required in accordance with the terms of this

Agreement;
(j)    Liens in favor of an Obligor to secure the Indebtedness permitted by Sections 9.10(f) and 9.10(g) hereof, which Liens are subordinated in favor of and assigned to Agent for the benefit of the Secured Parties pursuant to the Financing Agreements;
(k)    judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, such liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, a stay of enforcement of any such liens is in effect, and Agent, at its option, may establish a Reserve with respect thereto in accordance with the provisions of the definition of “Reserves” set forth herein;
(l)    license agreements permitted hereunder (to the extent constituting Liens) including those constituting Permitted Disposition Transactions; and
(m)    Liens in favor of an Obligor, a Subsidiary of Parent (not an Obligor) or a Person (not a Subsidiary of Parent) on Excluded Property, provided, that, on the date of creation, incurrence or assumption of any such Lien and immediately after giving effect thereto, no Event of Default has occurred and is continuing, such Lien does not extend to any Collateral, and if the Excluded Property which is the subject of any such Lien is Real Property upon which Collateral is or may be located (excluding any location for which no Collateral Access Agreement is required to be delivered pursuant to the terms of this Agreement), Obligors shall, if requested by Agent, obtain a Collateral Access Agreement from the Person in whose favor such Lien is granted.
9.10    Indebtedness.
No Obligor shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness except:
(a)    the Obligations;
(b)    Indebtedness (including Capital Leases) existing or arising after the date hereof to the extent secured by security interests in and mortgages on Excluded Property, so long as such Indebtedness does not exceed the cost of the Excluded Property so acquired and the aggregate amount of such Indebtedness outstanding at any time does not exceed $75,000,000;
(c)    purchase money Indebtedness or a Capital Lease incurred after the date hereof to finance the purchase of new point-of-sale Equipment, so long as such Indebtedness does not exceed the cost of the Equipment so acquired and the aggregate amount of such Indebtedness outstanding at any time does not exceed $30,000,000;
(d)    unsecured Indebtedness of Parent under the Convertible 2007 Senior Notes of up to the maximum principal amount of $275,000,000, less the aggregate amount of all repayments or repurchases or redemptions, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the Convertible 2007 Senior Notes (as in effect on the date of issuance thereof); provided, that:
(i)    Parent shall only make regularly scheduled payments of interest and premium, if any, or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Convertible 2007 Senior Notes or the Convertible 2007 Senior Note Indenture (as in effect on the date of issuance of the Convertible 2007 Senior Notes);
(ii)    neither Parent nor any other Obligor shall, directly or indirectly, make any optional prepayments of principal in respect of such Indebtedness or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose in any sinking fund, or otherwise, except any Obligor may redeem or repurchase Convertible 2007 Senior Notes so long as each of the following conditions is satisfied: Agent shall have received prior written notice of the intention of such Obligor to make such redemption or repurchase, Agent shall have received, in a form reasonably satisfactory to Agent (or in a form substantially similar to the projections most recently delivered to and accepted by Agent in accordance with Sections 4.1(a) or 9.6(a)(vii) hereof), current, updated monthly projections of the amount of Excess Availability for the twelve (12) month period after the date of the proposed redemption or repurchase, representing Borrowers’ reasonable estimate of the Excess Availability for the period set forth therein, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions, as of the date of the making of such redemption or repurchase and immediately after giving effect thereto, the monthly projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the lesser of (1) twenty-five (25%) percent of the Borrowing Base for such period, or (2) twenty-five (25%) percent of the Maximum Credit during such period, provided, that, if such redemption or repurchase is made within the forty-five (45) day period prior to the Convertible 2007 Senior Note Maturity Date, the calculation of Excess Availability for purposes of this clause (D) shall exclude the Convertible 2007 Senior Note Reserve, and as of the date of any such redemption or repurchase and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing;
(iii)    neither Parent nor any other Obligor shall, directly or indirectly, amend, modify, alter or change the terms of the Convertible 2007 Senior Notes or any of the other Convertible 2007 Senior Note Agreements (as in effect on the date of issuance of the Convertible 2007 Senior Notes), except, that, Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, defer the timing of any payments in respect thereof, forgive or cancel any portion of such Indebtedness, other than pursuant to payments thereof, reduce the interest rate or any fees in connection therewith, or make any other changes to any of the Convertible 2007 Senior Note Agreements in a manner which is favorable to Obligors or reduces the obligations of Obligors thereunder and is not adverse to the interests of Agent and Lenders; and
(iv)    Obligors may refinance, extend, renew or replace the Indebtedness under the Convertible 2007 Senior Notes so long as the principal amount of such refinanced, extended, renewed or replacement Indebtedness is not greater than the principal amount of the Indebtedness under the Convertible 2007 Senior Notes (as in effect on the date of issuance thereof), plus the amount of any premiums or penalties to the extent set forth in the Convertible 2007 Senior Note Agreements (as in effect on the date of issuance of the Convertible 2007 Senior Notes), accrued and unpaid interest paid thereon, and reasonable fees and expenses, in each case, associated with such refinancing, extension, renewal or replacement, such refinanced, extended, renewed or replacement Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, the Convertible 2007 Senior Notes (as in effect on the date of issuance thereof), and such refinanced, extended, renewed or replacement Indebtedness (1) is unsecured and (2) contains either (x) conditions, covenants and events of default, which, taken as a whole, are no less favorable to Obligors in any material respect than the conditions, covenants and events of default in respect of the Indebtedness evidenced under the Convertible 2007 Senior Notes (as in effect on the date of issuance thereof); or (y) conditions, covenants and events of default which are consistent with then current market conditions, covenants and events of default;
(e)    Indebtedness of Obligors in respect of surety bonds (whether bid, performance or otherwise) and other obligations of a like nature incurred in the ordinary course of business;
(f)    Indebtedness of an Obligor to another Obligor, provided, that, such Indebtedness shall be subject to, and subordinate in right of payment to the right of Agent and Lenders to receive payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, except, that, payments in respect of such Indebtedness may be made so long as before and immediately after making such payment no Event of Default has occurred and is continuing and the Obligor holding the Indebtedness complies with Section 9.11(a) hereof;
(g)    Indebtedness of an Obligor to an Excluded Subsidiary which may be unsecured or secured by Liens on Excluded Property, provided, that, such Indebtedness shall be subject to, and subordinate in right of payment to the right of Agent and Lenders to receive payment and satisfaction in full of all of the Obligations pursuant to the terms of a subordination agreement between Agent and such Person, in form and substance satisfactory to Agent, except, that, payments in respect of such Indebtedness may be made so long as before and immediately after making such payment no Event of Default has occurred and is continuing;
(h)    guarantees permitted under Section 9.13 hereof;
(i)    Indebtedness of any Obligor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, such arrangements are not for speculative purposes (provided that for purposes of this clause (i), speculative purposes shall not include arrangements to protect against or manage exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices), and such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Bank Group Hedge Agreements that are secured under the terms hereof;
(j)    Indebtedness of Obligors incurred in the ordinary course of business under license agreements;
(k)    any other license agreements otherwise permitted hereunder; and
(l)    Indebtedness of Obligors which is existing on the date hereof or arising after the date hereof to any Person not otherwise permitted by this Section 9.10, provided, that: such Indebtedness shall be unsecured or secured by Liens on Excluded Property, in no event shall the aggregate principal amount of such Indebtedness outstanding at any time exceed $40,000,000, if a Cash Dominion Event shall have occurred and be continuing on the date such Indebtedness is incurred, created or assumed and immediately after giving effect thereto, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with Section 6.4 hereof, which amounts may be reborrowed, as of the date such Indebtedness is incurred, created or assumed and immediately after giving effect thereto, no Event of Default shall exist or shall have occurred and be continuing, and Excess Availability shall not be less than $50,000,000, and  Obligors shall not make any prepayments in respect of such Indebtedness, except, that, Obligors may prepay such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness so long as on the date of any such prepayment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing or would be caused thereby, and either (1) such prepayment does not exceed $5,000,000 individually and the aggregate amount of all such prepayments does not exceed $15,000,000 in any fiscal year, or (2) the monthly projected pro forma Excess Availability for the twelve (12) consecutive months after giving effect thereto, shall not be less than the lesser of (x) twenty-five (25%) percent of the Borrowing Base for such period, or (y) twenty-five (25%) percent of the Maximum Credit during such period.
9.11    Loans, Advances and Investments.
No Obligor shall, directly or indirectly, make any loan or advance of money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness of any person, except:
(a)    loans and advances to another Obligor; provided, that, the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;
(b)    the endorsement of instruments for collection or deposit in the ordinary course of business;
(c)    investments in cash or Cash Equivalents; provided, that, the terms and conditions of Section 5.4 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;
(d)    investments in indebtedness with a maturity date of ten (10) years or less from the date acquired by an Obligor and which is issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit Bank, the Federal Home Loan Bank or the Tennessee Valley Authority; provided, that, the full faith and credit of the United States of America is pledged in support thereof;
(e)    loans or advances of money by any Obligor to any Person (other than another Obligor or an Excluded Subsidiary) after the date hereof or investments by Obligors by capital contribution in any Person (other than in another Obligor or an Excluded Subsidiary) after the date hereof (unless such investments are otherwise permitted in this Section 9.11 or are Permitted Acquisitions); provided, that, as to any such loans, advances or investments (constituting one loan, advance or investment or a series of the foregoing) (whether individually, or in the aggregate), each of the following conditions is satisfied:
(i)    the Person receiving such loan, advance or investment is engaged in a business related, ancillary or complementary to the business of any Obligor permitted in this Agreement;
(ii)    the Specified Conditions have been satisfied; and
(iii)    Agent shall have received not less than five (5) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, if requested by Agent, true, correct and complete copies of all agreements, documents and instruments relating thereto, and such other information with respect thereto as Agent may reasonably request;
(f)    Permitted Acquisitions;

(g)    Capital Stock or obligations issued to any Obligor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Obligor in connection with an Insolvency Proceeding of such Person; provided, that, the original, if any, of any such Capital Stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Obligor as Agent may request;
(h)    loans and advances to or investments in any Excluded Subsidiary existing as of the date hereof;
(i)    loans and advances to an Excluded Subsidiary in connection with payroll, accounts payable and the cash management system of Parent and its Subsidiaries in the ordinary course of business consistent with Obligors’ then current practice, provided, that, as of the date any such loans or advances are made and immediately after giving effect thereto, Excess Availability is not less than $10,000,000;
(j)    loans and advances to or investments in any Excluded Subsidiary not permitted by subsections (h) or (i) of this Section 9.11, provided, that, the Specified Conditions have been satisfied; and
(k)    loans, advances or investments constituting Permitted Disposition Transactions.
9.12    Acquisitions.
No Obligor shall, directly or indirectly, acquire (which term shall include acquisition by way of merger or consolidation), all or substantially all of the Capital Stock or assets or property of any Person, except the following (collectively, “Permitted Acquisitions”):
(a)    any Obligor may acquire all or a substantial part of the assets or property or all or a majority of the Capital Stock of any Person located in the United States, Canada or the United Kingdom (such acquired assets, including the assets acquired in a Capital Stock acquisition, being referred to herein as the “Acquired Business”), provided, that:
(i)    if the total consideration (including all cash, property or assumed Indebtedness payable on or immediately after consummation of such acquisition) payable in respect of such Acquired Business is less than or equal to $25,000,000 (so long as the aggregate amount of all consideration paid for all acquisitions pursuant to this Section 9.12(a) at the time of, or immediately after giving effect to such proposed acquisition pursuant to this Section 9.12(a), shall be less than $100,000,000 in the aggregate), each of the following conditions is satisfied:
(A)    Agent shall have received not less than five (5) days’ prior written notice of the proposed acquisition, which notice shall set forth in reasonable detail: the total consideration payable in respect of such acquisition (and the terms of payment), the nature of such acquisition (including, whether the newly acquired entity will be an Excluded Subsidiary), if a Capital Stock acquisition (including by merger or consolidation), the name, address and jurisdiction of incorporation of the person whose Capital Stock is being purchased, the proposed closing date of the acquisition, and (5) such other information with respect thereto as Agent may reasonably request;
(B)    the Acquired Business shall be related, ancillary or complementary to the business of Parent and its Subsidiaries;
(C)    the Specified Conditions have been satisfied;
(D)    the assets acquired which constitute Collateral or, if the Acquired Business will not be, or be owned by, an Excluded Subsidiary, the assets which constitute Collateral of the Acquired Business and the Capital Stock so acquired shall be free and clear of any Liens (other than Permitted Liens) and Agent shall have received evidence reasonably satisfactory to it of the same;
(E)    promptly upon consummation of such acquisition, Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating thereto, duly executed and delivered by the parties thereto;
(F)    promptly upon consummation of such acquisition, Agent shall have received all items required by Sections 5.4, 9.14(a)(ii) and (iii) and 9.26 hereof in connection with the Acquired Business (except with respect to an entity which shall be an Excluded Subsidiary) to the extent required under such Sections; and
(G)    such acquisition either shall be a bona fide arms’ length transaction with a Person that is not an Affiliate of an Obligor or if such transaction is with an Affiliate other than an Obligor or an Excluded Subsidiary, shall satisfy the requirements of Section 9.16(b) hereof;
(ii)    if the total consideration (including all cash, property or assumed Indebtedness payable on or immediately after consummation of such acquisition) payable in respect of such Acquired Business is greater than $25,000,000 (or the aggregate amount of all consideration paid for all acquisitions pursuant to this Section 9.12(a) at the time of, or immediately after giving effect to such proposed acquisition pursuant to this Section 9.12(a) shall be greater than $100,000,000 in the aggregate), each of the following conditions is satisfied:
(A)    Agent shall have received not less than fourteen (14) days’ prior written notice of the proposed acquisition (unless Agent otherwise agrees), which notice shall set forth in reasonable detail: the total consideration payable in respect of such acquisition (and the terms of payment), the nature of such acquisition (including, whether the newly acquired entity will be an Excluded Subsidiary), a list and description of the assets to be acquired (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a thirty party, and if leased or operated by a third party, the name and address of the lessor or third party), if a Capital Stock acquisition (including by merger or consolidation), the name, address and jurisdiction of incorporation of the person whose Capital Stock is being purchased, the proposed closing date of the acquisition, and such other information with respect thereto as Agent may reasonably request;
(B)    the Acquired Business shall be related, ancillary or complementary to the business of Parent and its Subsidiaries;
(C)    the Specified Conditions have been satisfied;
(D)    the assets acquired which constitute Collateral or, if the Acquired Business will not be, or be owned by, an Excluded Subsidiary, the assets which constitute Collateral of the Acquired Business and the Capital Stock so acquired shall be free and clear of any Liens (other than Permitted Liens) and Agent shall have received evidence reasonably satisfactory to it of the same;
(E)    promptly upon consummation of such acquisition, Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating thereto, duly executed and delivered by the parties thereto;
(F)    promptly upon consummation of such acquisition, Agent shall have received all items required by Sections 5.4, 9.14(a)(ii) and (iii) and 9.26 hereof in connection with the Acquired Business (except with respect to an entity which shall be an Excluded Subsidiary) to the extent required under such Sections;

(G)    such acquisition either shall be a bona fide arms’ length transaction with a Person that is not an Affiliate of an Obligor or if such transaction is with an Affiliate other than an Obligor or a Excluded Subsidiary, shall satisfy the requirements of Section 9.16(b) hereof;
(H)    in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law; and
(I)    Agent shall have received a certificate of a financial officer or executive officer of Administrative Borrower on behalf of Administrative Borrower certifying to Agent and Lenders compliance with the conditions set forth in this Section 9.12(a)(ii);
(iii)    the Inventory and Credit Card Receivables of any Acquired Business shall not be or be deemed to be Eligible Inventory and/or Eligible Credit Card Receivables until Agent shall have conducted a field examination with respect to such assets and the results of such field examination and other due diligence shall be reasonably satisfactory to Agent, and then only to the extent the criteria for Eligible Inventory and Eligible Credit Card Receivables set forth herein are satisfied with respect thereto (as such criteria may be reasonably modified by Agent to reflect the results of Agent’s field examination including any separate advance percentage with respect to such Inventory or Credit Card Receivables or Reserves as Agent may reasonably determine but otherwise in accordance with the definitions of Eligible Inventory and Eligible Credit Card Receivables;
(iv)    upon the reasonable request of Agent, if practicable, the Inventory or Credit Card Receivables acquired by such Obligor shall be separately identified and reported to Agent in a manner reasonably satisfactory to Agent for a time period reasonably satisfactory to Agent, and if Obligor is seeking to have the acquired Inventory included in the Borrowing Base, Agent shall require an appraisal thereof in form and containing assumptions and appraisal methods reasonably satisfactory to Agent by an appraiser reasonably acceptable to Agent, on which Agent and Lenders are expressly permitted to rely (and any Inventory to be included in the Borrowing Base of the Acquired Business shall only be included in the Borrowing Base to the extent that Agent has received such appraisal with respect thereto);
(b)    any Obligor may acquire any other Obligor or all or any part of the assets of any other Obligor; and
(c)    any Obligor may acquire any Excluded Subsidiary or the assets thereof provided, that, the Specified Conditions have been satisfied.
9.13    Guarantees.
No Obligor shall, directly or indirectly, guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, except:
(a)    guarantees by any Obligor or any Subsidiary of an Obligor of the Obligations in favor of Agent and Secured Parties;
(b)    guarantees by any Obligor of any Indebtedness permitted by Section 9.10 hereof, which guarantees shall be unsecured or secured only by Excluded Property;
(c)    guarantees by any Obligor (other than Parent) of the Indebtedness, performance, obligations or dividends of any Subsidiary of Parent (other than Excluded Subsidiaries), to any third party,

provided, that, such guarantees shall be unsecured or secured only by Excluded Property;
(d)    guarantees by Parent of the Indebtedness, performance, obligations or dividends of any Subsidiary of Parent (other than Excluded Subsidiaries), provided, that, such guarantees shall be unsecured or secured only by Excluded Property or Letters of Credit issued for the account of Parent;
(e)    guarantees by Obligors of the Indebtedness, performance, obligations or dividends of any Excluded Subsidiary, provided, that, such guarantees shall be unsecured or secured only by Excluded Property, and in no event shall the aggregate principal amount of the liability of Obligors under such guarantees exceed $25,000,000 in the aggregate outstanding at any time;
(f)    any guarantee, comfort letter or any other any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire obligations of a Financing Subsidiary, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of a Financing Subsidiary, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof by any Obligor so long as such guarantee, comfort letter or other agreement is unsecured and is required or mandated by a Governmental Authority;
(g)    CS Securitization Undertakings; and
(h)    guarantees constituting Permitted Disposition Transactions.
9.14    New Subsidiaries.
(a)    An Obligor may form or acquire new Subsidiaries which are not Excluded Subsidiaries (subject, with respect to Permitted Acquisitions, to the conditions set forth in Section 9.12 hereof) or convert an Excluded Subsidiary to an Obligor so long as:
(i)    such Subsidiary is organized under the laws of the United States or any state or territory thereof,
(ii)    promptly upon any such formation, acquisition or conversion (but no later than thirty (30) days after the formation, acquisition or conversion thereof), such Obligor shall cause any such Subsidiary to execute and deliver to Agent: a Guarantor Joinder Agreement pursuant to which such Subsidiary (x) absolutely and unconditionally guarantees payment of any and all present and future Obligations of Borrowers to Agent and (y) grants to Agent a first and prior security interest and lien upon all of the assets of such Subsidiary which constitute Collateral subject to Permitted Liens or Liens otherwise consented to in writing by Agent, and such other agreements, documents and instruments as Agent may reasonably require which shall be reasonably satisfactory in form and substance to Agent, including, but not limited to, supplements and amendments hereto, authorization to file UCC financing statements, Collateral Access Agreements (to the extent required to be delivered pursuant to the terms hereof) and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and opinions of counsel (in connection with Permitted Acquisitions), such Obligor shall execute and deliver to Agent in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and such Obligor shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company).
(iii)    Agent shall have received, in form and substance satisfactory to Agent, evidence that Agent has valid and perfected security interests in and liens upon all of the assets of such Subsidiary, to the extent such assets constitute Collateral hereunder, and
(iv)    as of the date of the organization, formation or acquisition of any Obligor and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing.
(b)    An Obligor may form or acquire Excluded Subsidiaries on and after the date hereof so long as on the date of such formation or acquisition and immediately after giving effect thereto, the conditions set forth in Section 9.12(c) hereof are satisfied. Unless such Person has been designated by Administrative Borrower as an Excluded Subsidiary in accordance with Section 9.12(c) hereof, Administrative Borrower shall designate such newly formed or acquired Person as an Excluded Subsidiary promptly upon such formation or acquisition in a writing by Administrative Borrower delivered to Agent.
(c)    With respect to the formation of an Obligor or conversion of an Excluded Subsidiary to an Obligor pursuant to this Section (other than a Retail Store Subsidiary in the United States), in no event shall any Inventory or Credit Card Receivables of any new Obligor be deemed Eligible Inventory or Eligible Credit Card Receivables be or be deemed to be Eligible Inventory and/or Eligible Credit Card Receivables until Agent shall have conducted a field examination with respect to such assets and the results of such field examination and other due diligence shall be reasonably satisfactory to Agent, and then only to the extent the criteria for Eligible Inventory and Eligible Credit Card Receivables set forth herein are satisfied with respect thereto (as such criteria may be reasonably modified by Agent to reflect the results of Agent’s field examination including any separate advance percentage with respect to such Inventory or Credit Card Receivables or Reserves as Agent may reasonably determine but otherwise in accordance with the definitions of Eligible Inventory and Eligible Credit Card Receivables. Upon the reasonable request of Agent, if practicable, the Inventory or Credit Card Receivables of such Obligor shall be separately identified and reported to Agent in a manner reasonably satisfactory to Agent for a time period reasonably satisfactory to Agent. In addition, if the new Obligor is seeking to have Inventory included in the Borrowing Base, Agent shall require an appraisal thereof in form and containing assumptions and appraisal methods reasonably satisfactory to Agent by an appraiser reasonably acceptable to Agent, on which Agent and Lenders are expressly permitted to rely (and any Inventory to be included in the Borrowing Base of such new Obligor shall only be included in the Borrowing Base to the extent that Agent has received such appraisal with respect thereto).
9.15    Dividends and Redemptions.
No Obligor shall, directly or indirectly, or permit any Subsidiary to, declare, pay or make, any Restricted Payment, except, that:
(a)    any Obligor (other than Parent), or any other Subsidiary of Parent may declare and pay a dividend, directly or indirectly, to Parent or to any other Obligor of which it is a Subsidiary; and
(b)    Parent may make Restricted Payments; provided, that, each of the following conditions is satisfied: any such Restricted Payment shall be paid with funds legally available therefor,

no such Restricted Payment shall violate any law or regulation or the terms of any indenture, agreement or undertaking to which Parent is a party or by which Parent or its property is bound, and the Specified Conditions have been satisfied.
9.16    Transactions with Affiliates.
Except for transactions between or among any Obligor and any other Obligor permitted under this Agreement or the other Financing Agreements, no Obligor shall enter into any transaction for the purchase, sale or exchange of property to or by any Affiliate except in the ordinary course consistent with the business practices in effect on the date of such transaction and pursuant to the reasonable requirements of such Obligor’s business, and provided, that, each Obligor is in compliance with and utilizes the arms length standard for course of dealing transactions applicable to Affiliates as contemplated in Section 482 of the Code, as amended, and the regulations promulgated thereunder, such that no material amount of Taxes are due and owing and unpaid as a result of any such transaction or series of transactions or upon fair and reasonable terms no less favorable to such Obligor than such Obligor would obtain in a comparable arm’s length transaction with an unaffiliated person, except with respect to sales of Inventory to or purchases of Inventory by an Obligor, as to which the sales or purchase price is not less than the cost thereof to the seller thereof.
9.17    Compliance with ERISA.
Borrowers shall not with respect to any “employee pension benefit plans” maintained by any Borrower or any of its ERISA Affiliates to the extent any of the following would create a Lien on any of the Collateral: terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA in an amount in excess of $5,000,000, fail to pay to any such employee pension benefit plan any contribution in an amount in excess of $5,000,000 which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or incur any withdrawal liability with respect to any Multiemployer Plan. As used in this Section, the term “employee pension benefit plans,” “employee benefit plans”, “accumulated funding deficiency” and “reportable event” shall have the respective meanings assigned to them in ERISA, and the term “prohibited transaction” shall have the meaning assigned to it in Section 4975 of the Code and ERISA.
9.18    End of Fiscal Years: Fiscal Quarters.
Parent shall, for financial reporting purposes, and cause its and each of its Subsidiaries’ (excluding Foreign Subsidiaries) fiscal years to end on the Saturday closest to the 31st day of January of each year, and fiscal quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter, provided, that, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to January 31 of each year. Each Foreign Subsidiary’s fiscal year shall end on December 31 of each calendar year. Notwithstanding the foregoing, Parent and its Subsidiaries may change any fiscal year or fiscal quarter end date upon written notice to Agent not less than thirty (30) days prior to the commencement of such fiscal year or fiscal quarter.
9.19    Change in Business.
No Obligor shall engage in any business other than the business of such Person on the date hereof or any business reasonably related, ancillary or complementary to the business in which Obligors are engaged on the date hereof.
9.20    Limitation of Restrictions Affecting Subsidiaries.
No Obligor shall, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Obligor (other than Parent) to pay dividends or make other distributions or pay any Indebtedness owed to any Obligor; any Obligor to make loans or advances to any other Obligor, any Obligor to transfer any Collateral to any Obligor; or any Obligor to create, incur, assume or suffer to exist any Lien upon any Collateral, other than Liens and restrictions arising under applicable law, this Agreement, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Obligor, customary restrictions on dispositions of real property interests found in reciprocal easement agreements of any Obligor, any agreement relating to permitted Indebtedness incurred prior to the date on which such Person was acquired by any Obligor and outstanding on such acquisition date, and the existence, extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.
9.21    Minimum Excess Availability.
Borrowers shall at all times maintain Excess Availability of at least the amount equal to the greater of (a) ten (10%) percent of the Borrowing Base or (b) $15,000,000.
9.22    Credit Card Agreements.
Each Obligor shall:
(a)    observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b)    not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the Credit Card Agreements;
(c)    at all times, maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that an Obligor may terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements in the ordinary course of operations of such Obligor;
(d)    not enter into any new Credit Card Agreements with any new Credit Card Issuer unless Obligor deliver, or cause to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; and
(e)    give Agent immediate written notice of any Credit Card Agreement entered into by such Obligor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request.
9.23    Use of Private Label Credit Cards. Upon the occurrence and during the continuance of an Event of Default, at the request of Agent, Parent shall cause each Obligor to cease accepting in-store payments from their customers in respect of accounts receivable owing by such customers to any of the Financing Subsidiaries or other Persons in respect of Private Label Credit Cards.
9.24    Change of Control of Parent’s Subsidiaries.
(a)    Parent shall at all times own, directly or indirectly, not less than one hundred (100%) percent of the total outstanding Voting Stock of each Borrower, each Additional L/C Debtor, FSC, each Obligor existing as of the date of this Agreement and each other Obligor, formed or acquired after the date hereof, the assets of which Administrative Borrower wishes to include in the Borrowing Base, and a majority of the total outstanding Voting Stock (or such greater amount of the total outstanding amount of the Voting Stock of such Obligor as is necessary to appoint a majority of the Board of Directors of such Obligor) of each Obligor formed or acquired after the date hereof whose assets are not included in the calculation of the Borrowing Base.
(b)    Parent shall not permit the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Obligor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than as permitted in this Agreement; the adoption of a plan by the stockholders of any Obligor relating to the dissolution or liquidation of such Obligor other than as permitted in this Agreement; or FSC to own, directly or indirectly, less than one hundred (100%) percent of the total outstanding Voting Stock of each of the other Financing Subsidiaries and substantially all of the assets of each of the other Financing Subsidiaries, except as otherwise permitted in this Agreement.
(c)    Notwithstanding the foregoing, any sale (including by way of merger or consolidation) of the Voting Stock or substantially all of the assets of a Subsidiary of Parent shall not be prohibited by the terms of the Financing Agreements if such sale is permitted under Section 9.8 hereof.
9.25    Foreign Assets Control Regulations, Etc.
None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit Accommodation or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Parent or any of its Subsidiaries or other Affiliates is or will become a Sanctioned Entity or Sanctioned Person as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or to the best of their knowledge engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Entity or Sanctioned Person.
9.26    Costs and Expenses.
Borrowers shall pay to Agent promptly (but in any event within two (2) Business Days) following Agent’s written demand therefor (other than those costs and expenses that are due and payable on the date hereof pursuant to the terms of this Agreement and the Engagement Letters), all costs and expenses paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’ s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: all out-of-pocket costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); all out-of-pocket costs and expenses for insurance premiums, appraisal fees (except as otherwise provided in Section 7.3 hereof) and search fees, and costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; charges, fees or expenses charged by any Issuing Bank in connection with the Letters of Credit; all out-of-pocket costs and expenses of preserving and protecting the Collateral; costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the Liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); all out of pocket expenses and costs heretofore (with respect to the Agent) and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and any Obligor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day); provided, that, Borrowers acknowledge and agree that Agent shall have the right to conduct field examinations with at least the Required Frequency and at any time that Agent may determine following the occurrence and during the continuance of an Event of Default; and all such field examinations shall be at the expense of Borrowers, except for field examinations in excess of the Required Frequency, provided, that, all such field examinations shall be at the expense of Borrowers at any time that an Event of Default shall exist or shall have occurred and be continuing; and the reasonable fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

9.27    Further Assurances.
At the request of Agent at any time and from time to time, Obligors shall, and Parent shall cause each Additional L/C Debtor to, at Borrowers’ expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions of this Agreement or any of the other Financing Agreements.
9.28    Modifications to Other Agreements.
No Obligor shall amend, modify or otherwise change its certificate of incorporation, articles of association, certificate of formation, limited liability agreement or other organizational documents, as applicable, except for amendments, modifications or other changes that do not adversely affect the rights and privileges of any Obligor and do not adversely affect the ability of any Obligor to amend, modify, renew or supplement the terms of this Agreement or any of the other Financing Agreements, or otherwise adversely affect the interests of Agent or Lenders.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES
10.1    Events of Default.
The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:
(a)     any Obligor or Additional L/C Debtor fails to pay any of the Obligations when due, any Obligor fails to perform any of the covenants contained in Sections 5.4, 6.3, 6.5, 7.2, 7.3, 7.4, 7.5, 9.3, 9.4, 9.17, 9.18, 9.19, 9.20 and 9.22 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of: any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure more than three (3) times in any consecutive twelve (12) month period or an intentional breach by any Obligor of any such covenant or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;
(b)    any representation, warranty or statement of fact made by any Obligor or Additional L/C Debtor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;
(c)    any Guarantor or Additional L/C Debtor revokes or terminates any guarantee, endorsement or other agreement of such party in favor of Agent except in connection with the sale or other disposition of any Guarantor or Additional L/C Debtor in a transaction permitted under this Agreement;
(d)    any judgment for the payment of money is rendered against any Obligor in excess of $20,000,000 in any one case or in excess of $40,000,000 in the aggregate (to the extent not covered by insurance) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Obligor or any of the Collateral having a value in excess of $20,000,000;
(e)    any Obligor dissolves or suspends or discontinues doing business, other than as permitted in this Agreement;
(f)    [Intentionally Deleted];
(g)    a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner (each such case or proceeding, an “Involuntary Proceeding”); provided that if any Involuntary Proceeding is an Immaterial Insolvency Event, then such Immaterial Insolvency Event shall not be an Event of Default;
(h)    any Obligor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they mature or become due or a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by any Obligor or for all or any part of its property (each such assignment, admission, case or proceeding, a “Voluntary Proceeding”); provided that if any Voluntary Proceeding is an Immaterial Insolvency Event, then such Immaterial Insolvency Event shall not be an Event of Default;
(i)    any default in respect of any Indebtedness of any Borrower or Guarantor (other than the Obligations), in any case in an amount in excess of $15,000,000, which default continues for more than the applicable notice or cure period, if any, with respect thereto, which default is not waived in writing by the other parties thereto or cured, or any default by any Obligor under any Material Contract, which default continues for more than the applicable notice or cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto or cured and which would have a Material Adverse Effect;
(j)    any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Obligor to fund a reserve account or otherwise hold as collateral, or shall require any Obligor in accordance with its agreement with such Obligor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, in any such case in an amount exceeding $15,000,000 in any individual instance or $30,000,000 in the aggregate; any Obligor shall, or shall be required to, provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $15,000,000 in any individual instance or $30,000,000 in the aggregate; shall send notice to any Obligor that it is ceasing to make or suspending payments to an Obligor of amounts due or to become due to such Obligor or shall cease or suspend such payments, or shall send notice to any Obligor that it is terminating its arrangements with any Obligor or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Obligor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within one hundred twenty (120) days after the date of any such notice;
(k)    any bank at which any deposit account of any Obligor is maintained shall fail to comply with any of the terms of any Deposit Account Control Agreement (required to be delivered under Section 6.3 hereof) to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Obligor (which investment property is required by the terms of this Agreement to be subject to an Investment Property Control Agreement) shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party and such account is not closed and re-established at another securities intermediary, commodity intermediary or financial institution, as applicable, with a Deposit Account Control Agreement or Investment Property Control Agreement in favor of Agent within thirty (30) days of the earlier of notice of such non-compliance from Agent or Administrative Borrower or Parent obtaining knowledge of the occurrence of such non-compliance;
(l)    any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent or Lenders) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein) in any such case, which has not been cured within thirty (30) days of Administrative Borrower or Parent obtaining knowledge thereof; provided, that, such thirty (30) day period shall not apply in the case of: any such default which is not capable of being cured within such thirty (30) day period or any such default which is the result of an intentional breach by any Obligor and which results in a Material Adverse Effect;
(m)    an ERISA Event shall occur which results in or could reasonably be expected to result in a Material Adverse Effect;
(n)    any Change of Control;
(o)    any Financing Subsidiary shall fail to remit to CS Delaware all funds its receives pursuant to any Permitted Securitization Transaction in respect of amounts owed to CS Delaware no later than the Business Day following receipt of such funds;
(p)    the indictment by any Governmental Authority of any Obligor of which any Obligor or Agent receives notice, in either case, as to which there is a reasonable likelihood of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement of criminal or civil proceedings against such Obligor, pursuant to which statute or proceedings the penalties or remedies sought include forfeiture of any of the Collateral having a value in excess of $20,000,000 or any property of Obligors which would have a Material Adverse Effect; or
(q)    any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in the Financing Agreements (other than this Agreement) beyond any applicable grace or cure period provided for in such other Financing Agreements.
10.2    Remedies.
(a)    At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent or Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Obligor to collect the Obligations without prior recourse to the Collateral.
(b)    Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent, may, in its discretion and upon the direction of the Required Lenders shall and without limitation (except with respect to clause (i) hereof which Agent may do in its discretion and at the direction of Required Lenders), reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and Additional L/C Debtors or terminate the Commitments, whereupon the obligation of each Lender to make any Loan and each Issuing Bank to issue any Letter of Credit shall immediately terminate (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate), accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the benefit of each of the Secured Parties (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h) hereof involving any Obligor, all Obligations shall automatically become immediately due and payable and the obligation of each Lender to make any Loan and each Issuing Bank to issue any Letter of Credit shall immediately terminate; provided, further, that, in the event that an Immaterial Insolvency Event has occurred, the Obligations of such Obligor shall automatically become immediately due and payable for the purposes of such Voluntary or Involuntary Proceeding (but not as to any other Obligors or for any other purpose), with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, require any Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of each Obligor, which right or equity of redemption is hereby expressly waived and released by each Obligor, and/or terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Obligor waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to each Issuing Bank to be used to secure and fund the reimbursement obligations to each Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.
(c)    Upon the occurrence and during the continuance of an Event of Default for the purpose of enabling Agent to exercise the rights and remedies hereunder, each Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Obligor) to use, assign, license or sublicense any of the trademarks, service marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, provided, that, such license shall terminate on the date that Agent and Lenders have received final payment and satisfaction in full of all of the Obligations in immediately available funds and this Agreement has been terminated or the Event of Default shall no longer be continuing.
(d)    Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, subject to Section 6.4 hereof, whether or not then due. Borrowers shall remain jointly and severally liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and legal expenses.
(e)    Agent may, at any time or times that an Event of Default has occurred and is continuing, enforce any Obligor’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables that constitute Collateral. Without limiting the generality of the foregoing, Agent may at such time or times notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables constituting Collateral have been assigned to Agent and that Agent has a security interest therein for the benefit of Secured Parties and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables constituting Collateral directly to Agent, extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables constituting Collateral or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, demand, collect or enforce payment of any Receivables constituting Collateral or such other obligations, but without any duty to do so, and neither Agent nor any Lender shall be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and take whatever other action with respect to the Collateral that Agent may deem necessary or desirable for the protection of its interests and the interests of Agent and Lenders. At any time that an Event of Default has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and each Obligor shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts constituting Collateral as Agent may require. In the event any account debtor returns Inventory when an Event of Default has occurred and is continuing, each Obligor shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.
(f)    To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Obligor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove Liens against Collateral, to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, to contact other persons, whether or not in the same business as any Obligor, for expressions of interest in acquiring all or any portion of the Collateral, to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, to dispose of assets in wholesale rather than retail markets, to disclaim disposition warranties, to purchase insurance or credit enhancements to insure Agent and Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.
(g)    Each Obligor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Obligor or to impose any duties on Agent or any Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
(h)    Without limiting the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent, each Issuing Bank and Lenders shall, without notice, (i) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Agent and Lenders or Letters of Credit to be issued by Issuing Banks.

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
11.1    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
(a)    The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law that would apply any other law).
(b)    Each of the Borrowers, Guarantors, Agent, Lenders and each Issuing Bank irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waives any objection based on venue or forum non-conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Obligor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Obligor or its property).
(c)    Each Obligor and Administrative Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Obligor in any other manner provided under the rules of any such courts.
(d)    EACH OF THE BORROWERS, GUARANTORS, AGENT, LENDERS AND EACH ISSUING BANK HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER, GUARANTOR, AGENT, EACH LENDER AND EACH ISSUING BANK HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH BORROWER, GUARANTOR, AGENT, EACH LENDER AND EACH ISSUING BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(e)    Agent and the other Secured Parties shall not have any liability to any Obligor (whether in tort, contract, equity or otherwise) for losses suffered by such Obligor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such other Secured Parties that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. Each Obligor: certifies that neither Agent, any Lender, any Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Banks would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and each Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.
11.2    Waiver of Notices. Each Obligor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Obligor which Agent or any Lender may elect to give shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstances.
11.3    Amendments and Waivers.
(a)    Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders (or at Agent’s option, by Agent with the authorization or consent of the Required Lenders), and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof but exclusive of any provision of Sections 12.11, 12.13 and 12.15 hereof that expressly require the written consent of (or consultation with) Administrative Borrower), by Administrative Borrower and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders and each Issuing Bank only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:
(i)    reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letters of Credit, in each case without the consent of each Lender directly affected thereby,
(ii)    increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder or extend the duration of such Lender’s Commitment beyond the date provided for herein, in each case without the consent of the Lender directly affected thereby,
(iii)    release any Collateral or Obligor (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all Lenders,
(iv)    reduce any percentage specified in, or otherwise modify the definition of “Required Lenders” or “Supermajority Lenders”, without the consent of Agent and all Lenders,
(v)    consent to the assignment or transfer by any Obligor of any of their rights and obligations under this Agreement, without the consent of Agent and all Lenders,
(vi)    amend, modify or waive any terms of this Section 11.3, Section 6.4(a) hereof or the definition of “Pro Rata Share”, without the consent of Agent and all Lenders,
(vii)    increase the advance rates constituting part of the Borrowing Base or increase the Letter of Credit Limit, without the consent of Agent and all Lenders;
(viii)    amend, modify or change the definition of the term “Borrowing Base” or any component definition thereof without the consent of Agent and the Supermajority Lenders if, as a result of such amendment, modification or change, the amounts available to be borrowed by Borrowers hereunder would be increased; provided, that, the foregoing shall not limit the discretion of Agent to revise, reduce or eliminate any Reserves, or
(ix)    amend or modify the provisions of Sections 7.3(d), 9.6(a)(iii) or 9.6(f) hereof or the definitions of “Required Frequency” in a manner that would make the collateral monitoring and reporting requirements set forth in any such Sections less restrictive, without in each case the consent of either Agent and the Supermajority Lenders or Agent, Wells Fargo, Bank of America, N.A. and one other Lender.
(b)    Agent, Lenders and each Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.
(c)    Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Agent (in its capacity as a Lender) shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Agent (in its capacity as a Lender) of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Agent (in its capacity as a Lender) or such Eligible Transferee as Agent may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Agent shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Agent (in its capacity as a Lender), or such Eligible Transferee specified by Agent, shall pay to the Non-Consenting Lender (except as Agent (in its capacity as a Lender) and such Non-Consenting Lender may otherwise agree) the amount equal to: the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.
(d)    The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3. The consent of an Issuing Bank shall be required for any amendment, waiver or consent affecting the rights or duties of such Issuing Bank hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section, provided, that, the consent of any Issuing Bank shall not be required for any other amendments, waivers or consents. The consent of Swing Line Lender shall be required for any amendment, waiver or consent affecting the rights or duties of Swing Line Lender hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section. Notwithstanding anything to the contrary contained in Section 11.3(a) above, in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letters of Credit hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Obligor and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.
(e)    The consent of Agent and each Bank Product Provider that is providing Bank

Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of the Obligations arising under or pursuant to any Bank Group Hedge Agreements of a Borrower or Guarantor or other Bank Products as set forth in Section 6.4(a) hereof. Notwithstanding anything to the contrary herein, the Engagement Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(f)    Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrowers and Agent with the express consent of the Required Lenders (and, if its rights or obligations are affected thereby, the Issuing Banks or Swing Line Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
11.4    Waiver of Counterclaims.
Each Obligor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.
11.5    Indemnification.
Each Obligor shall, jointly and severally, indemnify and hold Agent, each Lender and Issuing Bank, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any Indemnitee by any Person (including any Obligor but excluding such Indemnitee and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Obligors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Obligors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Obligors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby except those damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Obligors as to any other Indemnitee). All amounts due under this Section shall be payable promptly (but in any event within two (2) Business Days) following Agent’s written demand therefor. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 12. THE AGENT
12.1    Appointment, Powers and Immunities.
Each Secured Party irrevocably designates, appoints and authorizes Wells Fargo to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; shall not be responsible to the other Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and shall not be responsible to the other Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.
12.2    Reliance by Agent.
Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, electronic mail or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected, in good faith by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of Agent and any action taken or failure to act pursuant thereto shall be binding on all Lenders.
12.3    Events of Default.
(a)    Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or

Failure of Condition”. In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7 hereof) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.
(b)    Except with the prior written consent of Agent, no Lender or Issuing Bank may assert or exercise any enforcement right or remedy in respect of the Loans, Letters of Credit or other Obligations, as against any Obligor or any of the Collateral or other property of any Obligor or otherwise under the Financing Agreements.
12.4    Wells Fargo in its Individual Capacity.
With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender (except as set forth in Section 13.7 hereof) and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder. Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from Borrowers and any of their Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
12.5    Indemnification.
Lenders agree to indemnify Agent and each Issuing Bank (to the extent not reimbursed by Obligors hereunder and without limiting any obligations of Obligors hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and termination of this Agreement.

12.6    Non-Reliance on Agent and Other Lenders.
Each Secured Party agrees that it has, independently and without reliance on Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Obligors of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Administrative Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Obligor that may come into the possession of Agent.
12.7    Failure to Act.
Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
12.8    Additional Revolving Loans.
Agent and Swing Line Lender (or Agent on behalf of Swing Line Lender) shall not make any Loans nor shall any Issuing Bank provide any Letters of Credit to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letters of Credit would cause the aggregate amount of the total outstanding Revolving Loans and Letters of Credit to Borrowers to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or an Issuing Bank may provide such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letters of Credit will cause the total outstanding Revolving Loans and Letters of Credit to Borrowers to exceed the Borrowing Base (an “Over Advance”), as Agent may deem necessary or advisable in its discretion, provided, that: the total principal amount of the additional Revolving Loans or additional Letters of Credit to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans and Letters of Credit equals or exceeds the Borrowing Base, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to five (5%) of the Maximum Credit and shall not cause the total principal amount of the Loans and Letters of Credit to exceed the Maximum Credit and no such additional Revolving Loan or Letter of Credit shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letters of Credit.

12.9    Concerning the Collateral and the Related Financing Agreements.
Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Secured Party agrees that any action taken by Agent or Required Lenders (or such greater percentage as may be required hereunder) in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders (or such greater percentage as may be required hereunder) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.
12.10    Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:
(a)    is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and each report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;
(b)    expressly agrees and acknowledges that Agent does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statements, or shall not be liable for any information contained in any Report, appraisal or financial statements;
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Obligors and will rely significantly upon each Obligor’s books and records, as well as on representations of any Obligor’s personnel; and
(d)    agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.6 hereof, and not to distribute or use any Report in any other manner.
12.11    Collateral Matters.
(a)    Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or enhance the likelihood or maximize the amount of repayment by Obligors of the Revolving Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the additional Revolving Loans and Letters of Credit which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the amount equal to five (5%) percent of the Maximum Credit and the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the Loans and Letters of Credit, shall not exceed the Maximum Credit, or to pay any other amount chargeable to any Obligor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any Issuing Bank in respect of any Letter of Credit Obligations. The Special Agent Advances shall be repayable upon written demand by Agent and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Revolving Loans or Swing Line Loans but shall otherwise constitute Obligations hereunder.

Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Base Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.10 hereof, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans.
(b)    Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or Lien upon, any of the Collateral or release any Obligor from the Obligations upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or upon any sale, disposition or other transfer of Collateral if Administrative Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 (b) or 9.8 of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry), or constituting property in which any Obligor did not own an interest at the time the security interest, mortgage or Lien was granted or at any time thereafter, or having a value in the aggregate in any twelve (12) month period of less than $25,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition or transaction, such sale, transaction or other disposition shall be deemed consented to by all Lenders, or if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. In no event shall the consent or approval of an Issuing Bank to any release of Collateral be required. Nothing contained herein shall be construed to require the consent of any Bank Product Provider to any release of any Collateral or termination of security interests in any Collateral.
(c)    Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral or Obligors conferred upon Agent under this Section 12.11. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of any Obligor or of the security interest, mortgage or Liens granted to Agent upon any Collateral to the extent set forth in this Section 12.11 and Section 5.5 hereof; provided, that, Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such Obligor or security interest, mortgage or Liens without recourse or warranty and such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or Lien upon (or obligations of Obligors in respect of) the Collateral retained by Obligors.
(d)    Agent shall have no obligation whatsoever to any Issuing Bank, any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Revolving Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Issuing Bank or any other Lender.
12.12    Agency for Perfection.
Each Issuing Bank and other Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent, each Issuing Bank and each other Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Issuing Bank or any other Secured Party obtain possession of any such Collateral, such Secured Party, as the case may be, shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.
12.13    Successor Agent.
Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
12.14    Other Agent Designations.
Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such.

Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.
12.15    Resignation of an Issuing Bank.
Any Issuing Bank may resign as an Issuing Bank upon thirty (30) days’ notice to Agent (with copies to the Lenders) and Administrative Borrower. If any Issuing Bank resigns under this Agreement, the Agent, to the extent it determines is necessary, shall appoint a successor Issuing Bank, provided, that, such successor Issuing Bank shall have the same or better rating than the resigning Issuing Bank. Upon the appointment of any successor Issuing Bank hereunder, such successor Issuing Bank shall succeed to all of the rights, powers and duties of the retiring Issuing Bank and the term “Issuing Bank” as used herein and in the other Financing Agreements shall mean such successor Issuing Bank and the retiring Issuing Bank’s appointment, powers and duties as an Issuing Bank shall be terminated except with respect to its Letters of Credit outstanding as of the effective date of its resignation and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Loans or fund risk participations in outstanding Letter of Credit Obligations), shall continue.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS
13.1    Term.
(a)    This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on July 14, 2016 (the “Termination Date”). Administrative Borrower, may, on behalf of Borrowers, at any time, upon ten (10) Business Days prior written notice to Agent, terminate this Agreement; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent reasonably determines are necessary to secure Agent, Lenders and Issuing Banks from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the Bank Product Provider providing such Bank Products may require (unless such Obligations arising under or in connection with such Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred three (103%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 p.m., New York City time.
(b)    No termination of the Commitments, this Agreement or the other Financing Agreements shall relieve or discharge any Obligor of its duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Obligor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Obligor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds or as otherwise required under Sections 12.11(b) and Section 5.5 hereof.
13.2    Interpretative Provisions.
(a)    All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.
(b)    All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.
(c)    All references to Borrower, Obligor, Administrative Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.
(d)    The words “hereof”, “herein”, “hereunder”, “herewith”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(e)    The word “including” when used in this Agreement shall mean “including, without limitation”.
(f)    All references to the terms “good faith” used herein or in the other Financing Agreements when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Obligors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Obligor at any time. All references to the term “reasonably” or “reasonable” as applied to any conduct or determination by Agent shall be based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances with the information then available to it.
(g)    An Event of Default shall be continuing until such Event of Default is waived in accordance with Section 11.3 or, if capable of being cured, is cured.
(h)    Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.
(i)    In the computation of periods of time from a specified date to a later specified date,

the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.
(j)    Unless otherwise expressly provided herein, references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.
(k)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(l)    This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(m)    All Schedules annexed hereto are deemed to include information as of the date hereof.
(n)    This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.
13.3    Notices.
(a)    All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below . All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Obligors:	Charming Shoppes of Delaware, Inc. Administrative Borrower 3750 State Road Bensalem, Pennsylvania 19020 Attention: Chief Financial Officer Telephone No.: 215-638-6740 Facsimile No.: 215-604-5687
and	Charming Shoppes of Delaware, Inc., Administrative Borrower 3750 State Road Bensalem, Pennsylvania 19020 Attention: General Counsel Telephone No.: 215-638-6898 Facsimile No.: 215-604-5615
with a copy to:	Drinker Biddle & Reath, LLP One Logan Square 18th and Cherry Philadelphia, Pennsylvania 19103 Attention: Howard A. Blum, Esq. Telephone No.: 215-988-2700 Facsimile No.: 215-988-2757
If to Agent:	Wells Fargo Bank, National Association One Boston Place, 18th Floor Boston, MA 02108 Attn: Brent E. Shay (Charming Shoppes) Telephone: 617-624-4463 Facsimile: 866-328-8544
If to Wells Fargo, as Issuing Bank:	Wells Fargo Bank, National Association 12 E. 49th Street New York, New York 10017 Attention: Portfolio Manager- Charming Shoppes Telephone No.: 212-840-2000 Facsimile No.: 212-545-4283

(b)    Notices and other communications to Lenders and an Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2 hereof if such Lender or Issuing Bank, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

13.4    Partial Invalidity.
If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
13.5    Confidentiality.
(a)    Agent, each Lender and Issuing Bank shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: to the extent required by statute, rule, regulation, subpoena or court order, to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent, any Lender or Issuing Bank is a party, to any Lender or Participant (or prospective Lender or Participant) or Issuing Bank or to any Affiliate of any Lender so long as such assignee or Participant (or prospective assignee or Participant), Issuing Bank or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5 and shall have acknowledged such instructions and agreed to comply therewith, or to counsel for Agent or any Participant, Lender (or prospective Participant, Lender or Issuing Bank) or Issuing Bank.
(b)    In the event that Agent, any Issuing Bank or Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent, such Issuing Bank or Lender, as the case may be, agrees to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent, such Issuing Bank or Lender, that Agent, such Issuing Bank or Lender will promptly notify Administrative Borrower of such request so that Borrowers may seek a protective order or other appropriate relief or remedy and if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s, or such Issuing Bank’s or such Lender’s reasonable expenses, cooperate with Borrowers in their reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent, such Issuing Bank or such Lender determines in good faith that it will not create any risk of liability to Agent, such Issuing Bank or Lender.
(c)    In no event shall this Section 13.5 or any other provision of this Agreement or applicable law be deemed: to apply to or restrict disclosure of information that has been or is made public by any Borrower or any third party without breach of this Section 13.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of Obligors to the extent Agent, any Issuing Bank or Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives or discloses such information, to apply to or restrict disclosure of information that was or becomes available to Agent, any Issuing Bank or any Lender on a non-confidential basis from a person other than any Borrower other than in violation of a confidentiality agreement in favor of any Obligor by such person to the extent Agent, any Issuing Bank or Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives or discloses such information, to require Agent, any Issuing Bank or any Lender to return any materials furnished by Obligors to Agent, any Issuing Bank or any Lender as the case may be or to prevent Agent from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent, Lenders and any Issuing Bank under this Section 13.5 shall supersede and replace the obligations of Agent, any Issuing Bank and Lenders under any confidentiality letter signed prior to the date hereof.
13.6    Successors.
This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Issuing Banks, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent, Lenders and Issuing Banks with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.
13.7    Assignments; Participations.
(a)    Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, such transfer or assignment will not be effective until recorded by Agent on the Register, Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $3,000 (such fee shall be waived if (A) the assigning Lender is the Agent or any Syndication Agent, or (B) such assignment is by a Lender to an Affiliate of such Lender); and in the event the proposed assignee is not an Eligible Transferee, such assignee shall be approved in writing, by Administrative Borrower (which approval shall not be unreasonably withheld or delayed) prior to any assignment pursuant to Section 13.7(a) hereof, except that, the approval of the Administrative Borrower shall not be required in respect of any assignment by any Lender made either after the occurrence and during the continuance of any Event of Default, or in connection with an assignment by any Lender upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of any Lender’s business, loan portfolio or other assets.
(b)    Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(c)    Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.
(d)    By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or any of its Subsidiaries or the performance or observance by any Obligor of any of the Obligations; such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, such assignee will, independently and without reliance upon the assigning Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.
(e)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other Lenders); provided, that, such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.
(f)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.
(g)    At any time prior to the date that Agent confirms to Administrative Borrower that there has been a successful syndication and at any time after an Event of Default has occurred and is continuing, Obligors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. In connection with the foregoing, Administrative Borrower shall upon request of Agent, certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Obligors and their affairs provided, prepared or reviewed by any Obligor that are contained in any selling materials and all other information provided by it and included in such materials.
(h)    Any Lender that is an Issuing Bank may at any time assign all of its Commitments pursuant to this Section 13.7. If such Issuing Bank ceases to be Lender, it may, at its option, resign as Issuing Bank in accordance with Section 12.15 and such Issuing Bank’s obligations to issue Letters of Credit shall terminate but it shall retain all of the rights and obligations of an Issuing Bank hereunder with respect to Letters of Credit outstanding as of the effective date of its resignation and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Loans or fund risk participations in outstanding Letter of Credit Obligations), shall continue.
13.8    Entire Agreement.
This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.
13.9    USA Patriot Act.
Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies each Obligor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of each Obligor and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law.
13.10    Counterparts.
This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

SECTION 14. ACKNOWLEDGMENT AND RESTATEMENT
14.1    Acknowledgment of Existing Obligations.
Each Obligor hereby acknowledges, confirms and agrees that Obligors are indebted to Agent and Lenders for Letter of Credit Accommodations (as defined in the Existing Financing Agreements), as of the close of business on July 13, 2011, in the aggregate principal amount of $17,300,197.31, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto (including reasonable fees and expenses of counsel to Agent), all of which are unconditionally owing by Obligors to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.
14.2    Acknowledgment of Security Interests.
(a)    Each Obligor hereby acknowledges, confirms and agrees that Agent, has and shall continue to have a security interest in and lien upon the Collateral (as such term is amended herein) granted to Agent pursuant to the Existing Financing Agreements to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent.
(b)    The Liens and security interests of Agent in the Collateral (as such term is amended herein) shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens and security interests, whether under the Existing Financing Agreements, this Agreement or any other Financing Agreements.
14.3    Existing Financing Agreements.
Each Obligor hereby acknowledges, confirms and agrees that: the Existing Financing Agreements have been duly executed and delivered by such Obligor and are in full force and effect as of the date hereof, and the agreements and obligations of such Obligor contained in the Existing Financing Agreements on the date hereof constitute the legal, valid and binding obligations of such Obligor enforceable against it in accordance with their respective terms and such Obligor has no defense to the enforcement of such obligations and Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Financing Agreements as in effect on the date hereof.
14.4    Restatement.
(a)    Except as otherwise stated in Section 14.1 hereof and this Section 14.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement, the Third Amended and Restated Guarantee, dated July 31, 2009, by the Guarantors parties thereto in favor of Agent and Lenders, and the Third Amended and Restated General Security Agreement, dated July 31, 2009, by the Guarantors parties thereto in favor of Agent and Lenders are hereby amended and restated in their entirety on the date hereof, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Obligors for the Obligations. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Obligors evidenced by or arising under the Existing Financing Agreements, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released except for the termination and release of any Liens and security interests of Agent in and to any Excluded Property.
(b)    The principal amount of the Revolving Loans and Letters of Credit outstanding as of the date hereof under the Existing Financing Agreements shall be allocated to the Revolving Loans and Letters of Credit hereunder in such amounts as Agent shall determine based upon the Commitments.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.
ADMINISTRATIVE BORROWER
CHARMING SHOPPES OF DELAWARE, INC.,
as Administrative Borrower

By: _____________________________
Name:    Eric M. Specter
Title:    Vice President

Chief Executive Office:

3750 State Road
Bensalem, Pennsylvania 19020

BORROWERS

CHARMING SHOPPES, INC.

By: _____________________________
Name:    Eric M. Specter
Title:    Executive Vice President

Chief Executive Office:

3750 State Road
Bensalem, Pennsylvania 19020

CHARMING SHOPPES OF DELAWARE, INC.

By: _____________________________
Name:    Eric M. Specter
Title:    Vice President

Chief Executive Office:

3750 State Road
Bensalem, Pennsylvania 19020

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CSI INDUSTRIES, INC.

By: _____________________________
Name:    Eric M. Specter
Title:    President

Chief Executive Office:

1105 N. Market Street, Suite 607
Wilmington, Delaware 19810

FB APPAREL, INC.

By: _____________________________
Name:    Eric M. Specter
Title:     President

Chief Executive Office:

1901 State Road 240E
Greencastle, Indiana 46135

LANE BRYANT, INC.

By: _____________________________
Name:     Eric M. Specter
Title:     Vice President

Chief Executive Office:

3344 Morse Crossing Road
Columbus, Ohio 43219

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CATHERINES STORES CORPORATION

By: _____________________________
Name:     Eric M. Specter
Title:     Vice President

Chief Executive Office:

3750 State Road
Bensalem, Pennsylvania 19020

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]
GUARANTORS

CSPE, LLC

By:    Charming Shoppes of Delaware, Inc.
Its:    Sole Member

By:    __________________________
Name:    Eric M. Specter
Title:    Vice President

CATHERINES PARTNERS-INDIANA, LLP

By:    Catherines Stores of Indiana, Inc.
Its:    Managing Partner

By:    __________________________
Name: Eric M. Specter
Title:    President

CATHERINES PARTNERS-WASHINGTON, G.P.

By:    Catherines, Inc.
Its:    Managing Partner

By:    __________________________
Name: Eric M. Specter
Title:    Vice President

FOR EACH ENTITY LISTED ON SCHEDULE 1.93A HERETO

By: ____________________________
Name: Eric M. Specter
Title:    Authorized Officer in the capacity shown on
Schedule 1.93A hereto

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

FASHION BUG #2421, LLC

By:    CSGC, Inc.
Its:    Sole Member

By:    __________________________
Name:    Colin D. Stern
Title:    Vice President

CATHERINES #5163, LLC

By:    CSGC, Inc.
Its:    Sole Member

By:    __________________________
Name:    Colin D. Stern
Title:    Vice President

LANE BRYANT #6898, LLC

By:    CSGC, Inc.
Its:    Sole Member

By:    __________________________
Name:    Colin D. Stern
Title:    Vice President

FOR EACH ENTITY LISTED ON SCHEDULE 1.93B HERETO

By:    __________________________
Name:    Colin D. Stern
Title:    Authorized Officer in the capacity shown on
Schedule 1.93B hereto

[SIGNATURES CONTINUED ON NEXT PAGE]

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AGENT, LENDERS AND ISSUING BANKS

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, a Lender and an Issuing Bank

By: ________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender and an Issuing Bank

By: ________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By: ________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ________________________________
Name:
Title:

TD BANK, N.A., as a Lender

By: ________________________________
Name:
Title:

BARCLAYS BANK PLC, as a Lender

By: ________________________________
Name:
Title:

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Assignment and Acceptance Agreement
ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of _____________, 200_ is made between ________________________ (the “Assignor”) and ____________________ (the “Assignee”).
W I T N E S S E T H:
WHEREAS, Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Agent”) for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined), as lenders (collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LB” and together with Parent, CS Delaware, CSI, FB Apparel and Catherines, hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), CS Delaware in its capacity as agent for itself as a Borrower and for the other Borrowers (“Administrative Borrower”) as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Agent, Lenders, Borrowers, CS Delaware, as Administrative Borrower, and certain other Subsidiaries of Parent from time to time parties thereto, as Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
WHEREAS, as provided under the Loan Agreement, Assignor committed to making Revolving Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $___________;
WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
1.    Assignment and Acceptance.
(a)    Subject to the terms and conditions of this Assignment and Acceptance, (i) Assignor hereby sells, transfers and assigns to Assignee, and (ii) Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (A) the Commitment and each of the Committed Loans of Assignor, and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee and the Commitment of Assignor shall be as set forth below in Section 1(c) and the Pro Rata Share of Assignee in respect of the Commitment shall be _______ (__%) percent.
(b)    With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.9 and 6.10 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.
(c)     (i)     After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $_____________.
(ii)    After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $______________.
2.    Payments. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee’s Pro Rata Share of the outstanding principal amount of all Committed Loans.
3.    Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans, and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
4.    Independent Credit Decision. Assignee (1) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto together with copies of the most recent financial statements of Charming Shoppes, Inc. and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and (2) agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.
5.    Effective Date; Notices.
(a)    As between Assignor and Assignee, the effective date for this Assignment and

Acceptance shall be _______________, 200_ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:
(i)    this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;
(ii)    the consent of Agent and Administrative Borrower, as required, for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;
(iii)    written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent; and
(iv)    Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance.
(b)    Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
[6.    Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]
(a)    Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.
(b)    Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]
7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no Taxes will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Administrative Borrower prior to the time that Agent or any Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of the applicable U.S. Internal Revenue Service Form W-8BEN or W-8ECI in accordance with Section 6.5(g) of the Loan Agreement and agrees to provide a new Form W-8BEN or W-ECI upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, (c) agrees to furnish such documentation as is required to avoid withholding Taxes under FATCA, as amended, and (d) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding Tax exemption.
8. Representations and Warranties.
(a)    Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and

Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
(b)    Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Obligors or any of their respective Affiliates, or the performance or observance by Borrowers, Obligors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.
(c)    Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.
9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Administrative Borrower or Agent, which may be required in connection with the assignment and assumption contemplated hereby.
10. Miscellaneous.
(a)    Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.
(b)    All payments made hereunder shall be made without any set off or counterclaim.
(c)    Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
(d)    All capitalized terms used in this Assignment and Acceptance which are defined in the Loan Agreement shall have the meanings assigned thereto in the Loan Agreement, except as otherwise defined herein.
(e)    This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
(f)    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
(g)    ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.
[ASSIGNOR]

By: _____________________________
Name:
Title:

[ASSIGNEE]

By: _____________________________
Name:
Title:

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE
______________, 200_
Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, MA 02108
Attn: Brent E. Shay (Charming Shoppes)
Re: Charming Shoppes, Inc. et al
Ladies and Gentlemen:
Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Agent”) for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined), as lenders (collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LB” and together with Parent, CS Delaware, CSI, FB Apparel and Catherines, hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), CS Delaware in its capacity as agent for itself as a Borrower and for the other Borrowers (“Administrative Borrower”), and certain other Subsidiaries of Parent from time to time parties thereto, as Guarantors, as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Agent, Lenders, Borrowers, certain other Subsidiaries of Parent from time to time parties thereto as Guarantors and Administrative Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the “Assignor”) to ___________________________ (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitment pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment shall be reduced by $_____________.
2. Assignee agrees that, upon receiving the consent of Agent and, if applicable, Administrative Borrower to such assignment, Assignee will be bound by the terms of the each of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.
3. The following administrative details apply to Assignee:

(A)    Notice address:
Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)    Payment instructions:
Account No.:
At:
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.
Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent
By: _______________________________
Name:
Title:

[CHARMING SHOPPES OF DELAWARE, INC.,
as Administrative Borrower]
By: _______________________________
Name:
Title:

EXHIBIT B
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Compliance Certificate

To:	Wells Fargo Bank, National Association One Boston Place, 18th Floor Boston, MA 02108 Attn: Brent E. Shay (Charming Shoppes)
Ladies and Gentlemen:
I hereby certify to you as follows:
1.    I am a duly elected financial officer of Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, “Agent”) for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), Parent, Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LB” and , together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), CS Delaware, as Administrative Borrower, and certain other Subsidiaries of Parent from time to time parties thereto, as Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”).
2.    I have generally reviewed the covenants in Sections 5, 7, 9 and 10 of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the financial condition and operations of Parent and each of its Subsidiaries, during the immediately preceding [fiscal month2/fiscal quarter].
3.    The review described in Section 2 above did not disclose the existence during or at the end of such [fiscal month3/fiscal quarter], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Obligor or Additional L/C Debtor has taken, is taking, or proposes to take with respect to such condition or event.
________________________
2 Only if Compliance Certificate is required to be delivered on a monthly basis pursuant to Section 9.3(a)(i) of the Loan Agreement.
3 Only if Compliance Certificate is required to be delivered on a monthly basis pursuant to Section 9.3(a)(i) of the Loan Agreement.

B-1

4.    I further certify that, based on the review described in Section 2 above, Obligors and the Additional L/C Debtors (for the purposes of clauses (a) and (c) below) have not at any time during or at the end of such [fiscal month/fiscal quarter], except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)	Changed its respective corporate name, other than in accordance with the terms of the Financing Agreement.

(b)	Changed the location of its chief executive office, changed its jurisdiction of incorporation or established any new asset locations except in accordance with the terms of Financing Agreements.

(c)
Permitted or suffered to exist any Liens on any of the Collateral or the Additional L/C Collateral other than as specifically permitted in the Financing Agreements except as set forth on Schedule A annexed hereto.

(d)
Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed with an outstanding principal balance in excess of $15,000,000 by any Obligor except as set forth on Schedule A annexed hereto.

Attached hereto as Schedule III is the Borrowing Base Certificate setting forth, among other things, the calculation used in determining whether Parent and its Subsidiaries were in compliance with the covenant set forth in Section 9.21 of the Loan Agreement during the immediately preceding fiscal month.
The foregoing certifications are made on behalf of the Parent and delivered this day of ___________, _____.
Very truly yours,

CHARMING SHOPPES, INC.

By:_____________________
Name:
Title:

B-2

EXHIBIT C
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Investment Property Control Agreement

INVESTMENT PROPERTY CONTROL AGREEMENT

THIS INVESTMENT PROPERTY CONTROL AGREEMENT (“Agreement”), dated _________ __, 201__, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Retail Finance, LLC, in its capacity as agent (in such capacity, “Secured Party”), [NAME OF OBLIGOR], a ________ corporation (“Debtor”) and _______________, a ____________ corporation (“Intermediary”).

W I T N E S S E T H:
WHEREAS, Intermediary and Debtor have entered into the _________ Agreement, dated _________ __, 201__, a copy of which is attached hereto as Exhibit A (the “Customer Agreement”), pursuant to which Intermediary has established securities account number _________ to be restyled in the name “Wells Fargo Bank, National Association, as agent, collateral account for [NAME OF OBLIGOR]” or any abbreviations made by Intermediary for operational purposes (such account, together with any successor account or other account maintained by Intermediary for or on behalf of Debtor, the “Account”);
WHEREAS, Debtor and certain of its affiliates (together with Debtor, hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”) have entered into financing arrangements with Secured Party pursuant to which Secured Party and the financial institutions party thereto as lenders (collectively, “Lenders”) may make loans and advances and provide other financial accommodations to Borrowers secured by, among other things, a security interest in substantially all of the assets and properties of Debtor, including, inter alia, all of the right, title and interest of Debtor in and to the Account and the financial assets credited thereto or held therein;

WHEREAS, Secured Party, Debtor and Intermediary are entering into this Agreement to provide for the control of the Account and to further perfect the security interest of Secured Party in the Account and the financial assets held therein;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.The Account. Intermediary hereby represents, warrants and covenants to Secured Party that:
(a)Intermediary has established and maintains the Account for the purpose of holding the collateral of Secured Party;
(b)Exhibit B hereto is a complete and accurate statement of the Account prepared by Intermediary in the ordinary course of its business and of the financial assets credited to the Account as of the date of such statement;
(c)Exhibit B does not reflect any financial assets which are registered in the name of the Debtor, payable to its order, or specially endorsed to it, which have not been endorsed to Intermediary or in blank;
(d)the Customer Agreement and the security entitlements arising out of the financial assets held in the Account are legal, valid, binding and enforceable obligations of Intermediary;
(e)Intermediary has not received any notice of, and has no knowledge of, any claim or interest in or to the Account or any financial asset credited thereto or held therein, except for the interests of Secured Party, Debtor and any liens in favor of Intermediary to secure payment of amounts owing by Debtor to Intermediary to secure payment for financial assets purchased for and credited to or held in the Account and normal and customary commissions and fees for the maintenance of the Account, in each case pursuant to and in accordance with the terms of the Customer Agreement as in effect on the date hereof;
(f)Intermediary hereby acknowledges receipt of notice of the pledge to Secured Party of, and the security interest of Secured Party in, the Account and the financial assets of Secured Party or other assets at any time held therein or credited thereto;
(g)Intermediary has not established and does not maintain any account for Debtor (other than the Account) which is credited with or otherwise holds initial or variation margin provided by Debtor in respect of futures contracts, options on future contracts, or commodity options executed by Debtor in or for the Account;
(h)Intermediary has not agreed and will not agree with any person other than Secured Party and, to the extent permitted herein, Debtor, to comply with entitlement orders (as such term is defined below), issued or originated by such person with respect to the Account, or that any person other than Secured Party and, to the extent permitted herein, Debtor, will be the customer of Intermediary with respect to the Account; and
(i)Intermediary maintains securities accounts for others in the ordinary course of its business and is acting in such capacity with respect to the Account.
2.Control by Secured Party.
(a)If Secured Party delivers to Intermediary a written notice to Intermediary in the form attached hereto as Exhibit C which states Secured Party is thereby exercising exclusive control over the Account (a “Notice of Exclusive Control”), then upon the date on which the Notice of Exclusive Control becomes Effective (as hereinafter defined), Intermediary will immediately (i) take all instruction with respect to the Account exclusively from Secured Party and comply with all notifications it receives directing it to transfer or release any financial assets in the Account or any other entitlement order, direction or instruction (each an “entitlement order” and collectively “entitlement orders”) at any time issued or originated by Secured Party concerning the Account or any of the financial assets at any time credited thereto or held therein, in each case without further consent by Debtor, (ii) cease complying with entitlement orders concerning the Account issued or originated by Debtor or its representatives and only comply with entitlement orders concerning the Account issued or originated by Secured Party or its representatives and (iii) cease distributing any interest and/or dividends on any financial assets in the Account.
(b)A Notice of Exclusive Control shall become effective (“Effective”) if it (i) is accompanied by a telephone call that is actually received by employee(s) of Intermediary, at the telephone numbers set out in Section 18 hereof informing Intermediary to expect the Notice of Exclusive Control, (ii) is actually received by the individual employee(s) of Intermediary to whom the notice is required hereunder to be addressed (“Receive”) or (“Received”). Any Notice of Exclusive Control Received by Intermediary shall not be deemed Effective until two (2) hours after it is Received by Intermediary; provided, however, that any Notice of Exclusive Control Received by Intermediary at or after 4:00 p.m. New York City time on any Business Day (as hereinafter defined) shall not be deemed effective until 10:00 a.m. New York City time on the next succeeding Business Day. As used herein, a “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks and registered broker-dealers in New York City, New York and in Newark, Delaware are authorized or required to be closed.
(c)Until such time as Secured Party delivers to Intermediary a Notice of Exclusive Control and such notice becomes Effective, subject to the limitations set forth in Section 3 below, (i) Intermediary may comply with entitlement orders issued or originated by Debtor concerning the Account, including orders directing withdrawal, transfer or redemption of any financial asset relating to the Account, and (ii) Debtor may: (A) exercise any voting rights that it may have with respect to any financial asset relating to the Account, (B) give instructions to Intermediary to enter into purchase or sale transactions in the Account and direct Intermediary with respect to the selection of investments to be made for the Account, and (C) withdraw and receive for its own use any financial asset relating to the Account, all interest and regular cash dividends on any financial asset relating to the Account and all cash proceeds of any sale of any financial asset relating to the Account, and Intermediary shall comply with all such instructions and orders received from Debtor.
(d)In the event that Intermediary receives entitlement orders issued by Secured Party and Debtor that are inconsistent after Intermediary has Received a Notice of Exclusive Control from Secured Party (whether or not the Notice of Exclusive Control shall have become Effective), Intermediary shall follow only the entitlement orders issued by Secured Party.
3.No Withdrawals. Notwithstanding anything to the contrary contained herein, in the Customer Agreement or in any other agreement of Debtor with, to or in favor of Intermediary, on and after the date a Notice of Exclusive Control becomes Effective, (a) Intermediary shall neither accept nor comply with any entitlement order from Debtor directing withdrawal, transfer or redemption of any financial assets from the Account nor deliver any such financial assets to Debtor without the specific prior written consent of Secured Party, and if Intermediary shall receive any entitlement order from Secured Party directing withdrawal, transfer or redemption of any financial asset relating to the Account, Intermediary shall comply with such entitlement order without further consent by Debtor or any other person, and (b) Intermediary shall not pay any fee, credit balance or other amount owing from Intermediary to Debtor with respect to the Account or otherwise, without the specific prior written consent of Secured Party; provided, that, Secured Party hereby agrees that prior to the date any Notice of Exclusive Control becomes Effective, (x) if Intermediary shall receive any entitlement order from Debtor directing withdrawal, transfer or redemption of any financial asset from or to the Account, Intermediary shall comply with such entitlement order and (y) Intermediary may pay any such fee, credit balance or other amount.
4.Priority of Lien. Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset at any time credited to or held in the Account or other amounts payable in respect of the Account and agrees that it will not assert any such lien, encumbrance, claim or right against the Account or any financial asset at any time credited to or held in the Account, except for liens to secure payment for financial assets purchased for and credited to or held in the Account and the normal and customary commissions and fees of Intermediary for the maintenance of the Account pursuant to and in accordance with the terms of the Customer Agreement as in effect on the date hereof.
5.Statements, Confirmations and Notices of Adverse Claims. Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor and Secured Party. If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset credited to or held in the Account, Intermediary will promptly notify Secured Party and Debtor thereof in writing.
6.Responsibility of Intermediary.
(a)Except for permitting a withdrawal or payment in violation of Section 3 above, Intermediary shall have no responsibility or liability to Secured Party for complying with entitlement orders concerning the Account from Debtor which are Received by Intermediary before Intermediary Receives a Notice of Exclusive Control.

(b)Intermediary shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with any entitlement order at any time issued or originated by Secured Party after the date a Notice of Exclusive Control becomes Effective. Intermediary shall have no duty to investigate or make any determination as to the circumstances resulting in, or the proprietary nature of, a Notice of Exclusive Control. This Agreement does not impose or creates any obligation or duty of Intermediary other than those expressly set forth herein.
(c)Notwithstanding anything to the contrary contained herein, (i) all transactions relating to any financial asset relating to the Account consummated or processed by Intermediary prior to a Notice of Exclusive Control becoming Effective (or commenced by Intermediary prior to a Notice of Exclusive Control becoming Effective and consummated or processed thereafter) shall be deemed not to constitute a violation of this Agreement, provided that, if practicable, Intermediary shall use reasonable efforts to reverse such transactions, but Intermediary shall have no obligation nor any liability for any failure to reverse such transactions and (ii) Intermediary may (at its discretion and without any obligation to do so) commence honoring solely Secured Party's entitlement orders concerning the financial assets relating to the Account at any time or from time to time after it becomes aware that Secured Party has sent to it a Notice of Exclusive Control (including without limitation reversing or redirecting any transaction referred to in clause (i) above), whether or not the Notice of Exclusive Control has become Effective, with no liability whatsoever to Debtor or any other party for doing so.
7.Financial Assets. All property credited to or held in the Account, and all other rights of Debtor against Intermediary arising out of or in connection with the Account, including any free credit balances, shall be deemed to constitute “financial assets” under Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”).
8.Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the appropriate taxing authorities under the name and taxpayer identification number of Debtor.
9.Customer Agreement. This Agreement supplements the Customer Agreement. In the event of a conflict between this Agreement and the Customer Agreement or any other agreement of Debtor with, to or in favor of Intermediary, the terms of this Agreement will prevail. Notwithstanding any provision to the contrary in the Customer Agreement, the State of New York shall be deemed to be the Intermediary's location for the purposes of this Agreement and the perfection and priority of Secured Party's security interest in the Account.
10.Termination.
(a)The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of Intermediary under Sections 1, 2, 3, 4 and 5 above shall continue in effect until Secured Party has notified Intermediary in writing of the termination of its security interest in the Account in the form attached hereto as Exhibit D. Upon receipt of such notice, the obligations of Intermediary under Sections 1, 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate or issue entitlement orders or any Notice of Exclusive Control concerning the Account and Intermediary may take such steps as Debtor may request to vest full ownership and control of the Account in Debtor, including, but not limited to, removing the name of Secured Party from the Account or transferring all of the financial assets and credit balances in the Account to another securities account in the name of Debtor or its designee.
(b)The termination of this Agreement shall not terminate the Account or alter the obligations of Intermediary to Debtor pursuant to any other agreement with respect to the Account. Intermediary may at any time, with ten (10) Business Days' prior notice, terminate the Account. Intermediary will mail notice of termination to Secured Party and Debtor thereof as provided in Section 18. If Intermediary terminates the Account after a Notice of Exclusive Control is received by

Intermediary, then Intermediary shall comply with any order from Secured Party directing withdrawal, transfer or redemption of any financial asset relating to the Account and Intermediary shall comply with such entitlement order from Secured Party without further consent by Debtor or any other person. If Intermediary terminates the Account before a Notice of Exclusive Control is received by Intermediary, then Intermediary shall comply with any order from Debtor directing withdrawal, transfer or redemption of any financial asset relating to the Account.
11.- Indemnification of Intermediary. Debtor and Secured Party hereby agree that (a) Intermediary is released from any and all liabilities to Debtor and Secured Party arising from the terms of this Agreement and the compliance of Intermediary with the terms hereof, except to the extent that such liabilities arise from Intermediary's permitting a withdrawal or payment in violation of Section 3 above, negligence or willful misconduct, and (b) Debtor and its successors and assigns shall at all times indemnify and save harmless Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of Intermediary with the terms hereof, except to the extent that such arises from Intermediary's gross negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, except to the extent such arises from Intermediary's gross negligence or willful misconduct, until the termination of this Agreement.
12.Force Majeure. Intermediary shall not be liable for and performance is excused during the period of delay, interruption or failure for any action taken, or any delay or failure to take any action, to the extent that the taking of such action, or such delay, interruption or failure, arises out of causes beyond the reasonable control of Intermediary or any of its third party providers, including without limitation, any delay or failure to perform, execute or comply with instructions that (i) are never received by Intermediary, (ii) are not received by Intermediary in a timely manner or within normal business hours, or (iii) are received by Intermediary but Intermediary or any of its third party providers is unable to perform, execute or comply with such instructions for causes beyond the reasonable control of Intermediary or any of its third party providers, such as computer or systems failures, damage caused by severe weather, earthquakes, wars, insurrection, acts of terrorism, riots, acts of god, accident, fire, water damage, explosions, mechanical breakdowns or national disasters, power or utility failures, strikes or other stoppage of labor, governmental or other intervention or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond the control of Intermediary or any of its third party providers.
13.Entire Agreement. This Agreement, the attachments hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.
14.Amendments. No amendment, modification or termination of this Agreement or the Customer Agreement or waiver of any right hereunder or thereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.
15.Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
16.Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
17.Construction. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Debtor, Secured Party and Intermediary pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof. As used herein the terms “financial asset,” “commodity account”, “commodity contract”, “securities account” and “securities entitlement” shall have the meanings ascribed to such terms in the UCC.
18.Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	[NAME OF OBLIGOR]
c/o Charming Shoppes of Delaware, Inc.
Administrative Borrower
3750 State Road
Bensalem, Pennsylvania 19020
Telephone No.: 215-638-6740
Telecopy No.: 215-604-5687
Attention: Chief Financial Officer

With a copy to:    [NAME OF OBLIGOR]
c/o Charming Shoppes of Delaware, Inc.,
Administrative Borrower
3750 State Road
Bensalem, Pennsylvania 19020
Telephone No.: 215-638-6898
Telecopy No.: 215-604-5615
Attention: General Counsel

If to Secured Party:	Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, MA 02108
Attn: Brent E. Shay (Charming Shoppes)
Telephone: 617-624-4463
Telecopy: 866-328-8544

If to Intermediary:    ____________________
____________________
____________________
Telephone No.: ____________________
Telecopy No.: ____________________
Attention: ____________________

19.Counterparts, etc. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement may delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.
20.Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rules of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
21.Jury Trial Waiver. SECURED PARTY, DEBTOR AND INTERMEDIARY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. SECURED PARTY, DEBTOR AND INTERMEDIARY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SECURED PARTY, DEBTOR AND INTERMEDIARY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

[NAME OF OBLIGOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

[NAME OF INTERMEDIARY]

By:
Name:
Title:

EXHIBIT A
TO
INVESTMENT PROPERTY CONTROL AGREEMENT

Customer Agreement
See Attached

EXHIBIT B
TO
INVESTMENT PROPERTY CONTROL AGREEMENT

Statement of Account
See Attached

EXHIBIT C
TO
INVESTMENT PROPERTY CONTROL AGREEMENT

Form of Notice of Exclusive Control
Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, MA 02108

____________________
____________________
____________________
Telecopy No.: ____________________
Attention: ____________________

Re: Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Investment Property Control Agreement dated as of _________ __, 201__, among [NAME OF OBLIGOR], you and the undersigned (a copy of which is attached), we hereby give you notice of our exclusive control over securities account number __________ (the “Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By: ______________________________________
Name:
Title:

cc: [NAME OF OBLIGOR]

EXHIBIT D
TO
INVESTMENT PROPERTY CONTROL AGREEMENT

Form of Termination Notice
Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, MA 02108

____________________
____________________
____________________
Telecopy No.: ____________________
Attention: ____________________

Re: Termination of Investment Property Control Agreement

Ladies and Gentlemen:

You are hereby notified that the Investment Property Control Agreement dated as of _________ __, 201__, among [NAME OF OBLIGOR], you and the undersigned (a copy of which is attached), is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number ______________ from [NAME OF OBLIGOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF OBLIGOR] pursuant to any other agreement.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By: ______________________________________
Name:
Title:

cc: [NAME OF OBLIGOR]

EXHIBIT D
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Guarantor Joinder Agreement

GUARANTOR JOINDER AGREEMENT

____________, 201__

Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, MA 02108
Attn: Brent E. Shay (Charming Shoppes)

Re: Charming Shoppes, Inc., et al.

Ladies and Gentlemen:

Reference is made to the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC, in its capacity as administrative agent, collateral agent and Joint Book Runner (in such capacity, “Agent”) for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LBI”), and Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”, and together with CS Delaware, CSI, FB Apparel, Catherines, LBI and Parent, each individually, a “Borrower” and collectively, “Borrowers”), and Charming Shoppes of Delaware, Inc., as administrative borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Reference is also made to the Fourth Amended and Restated Guarantee, dated July 14, 2011, by Borrowers and each of the entities named therein or listed on Exhibit A annexed thereto (individually and collectively, the “Guarantors”) in favor of Agent, for the benefit of Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Guarantee”), pursuant to which each of the Guarantors absolutely and unconditionally guaranteed to Agent and Lenders the payment and performance of all existing and future Guaranteed Obligations (as defined in the Guarantee).

This Guarantor Joinder Agreement is executed and delivered by ___________, a ________ (“New Guarantor”), in favor of Agent and each Lender in accordance with Section 9.14(a) of the Loan Agreement.

1Joinder.

(a)New Guarantor, by its signature below, hereby: (i) joins in and agrees to be bound by each and all of the provisions of the Loan Agreement, and, in so doing, hereby becomes an additional party to and an additional Guarantor under the Loan Agreement, [and] (ii) joins in and agrees to be bound by each and all of the provisions of the Guarantee, and, in so doing, hereby becomes an additional party to and an additional Guarantor under the Guarantee, [insert the following text if applicable: and (iii) agrees deliver to Agent concurrently herewith, in form and substance satisfactory to Agent, a Pledge and Security Agreement by New Guarantor in favor of Agent and Lenders with respect to the Capital Stock owned by New Guarantor (the “Pledge Agreement”)].

(b)Without limiting the generality of the foregoing, New Guarantor hereby: (i) pursuant to Section 5.1 of the Loan Agreement, hereby grants to Agent, for itself and the benefit of Issuing Bank and Lenders, a continuing security interest in, a lien upon, and a right of set off against, and assigns to Agent, for itself and the benefit of Issuing Bank and Lenders, as security for the payment and performance of all Obligations, all Collateral whether now owned or hereafter acquired or existing, and wherever located; (ii) absolutely and unconditionally, jointly and severally with the other Guarantors, guarantees and agrees to be liable for the full payment and performance when due of the Guaranteed Obligations (as defined in the Guarantee); [insert the following text if applicable: (iii) grants to Agent, for the benefit of Lenders, pursuant to Section 2 of the Pledge Agreement, a continuing security interest in and lien upon all currently existing and hereafter acquired or arising Collateral (as defined in the Pledge Agreement) to secure the Obligations;] [and (iii)] [(iv)] unconditionally assumes and agrees to be bound by all of the covenants, representations, warranties, obligations, terms, conditions and other provisions of the Loan Agreement, the Guarantee, [the Pledge Agreement,] the other Financing Agreements and each other document to which a Person constituting a Guarantor is a party mutatis mutandis, and in furtherance thereof, makes all of the representations and warranties set forth in the Loan Agreement, the Guarantee, [the Pledge Agreement] and the other Financing Agreements, to the extent relating to New Guarantor, excluding representations and warranties which specifically relate to an earlier date.

2Conditions Precedent. The joinder of New Guarantor provided for herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner reasonably satisfactory to Agent:

(a)Agent shall have received a counterpart of this Guarantor Joinder Agreement, duly executed and delivered by New Guarantor;

(b)Agent shall have received, in form and substance satisfactory to Agent, evidence that Agent will have a valid perfected first priority security interest in all of the Collateral of New Guarantor upon the filing of a UCC financing statement naming Agent, as secured party, and New Guarantor, as debtor [insert the following text if applicable: and a valid perfected first priority security interest in all of the Collateral of New Guarantor constituting deposit accounts upon the execution and delivery of the Blocked Account Agreements (as hereinafter defined);]

(c)if applicable, Agent shall have received originals of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of New Guarantor, together with stock powers duly executed in blank with respect thereto;

(d)[insert the following text if applicable: Agent shall have received, in form and substance reasonably satisfactory to Agent, a Trademark Collateral Assignment and Security Agreement between New Guarantor and Agent, duly executed and delivered by New Guarantor];

(e)[insert the following text if applicable: Agent shall have received, in form and substance reasonably satisfactory to Agent, a Copyright Collateral Assignment and Security Agreement between New Guarantor and Agent, duly executed and delivered by New Guarantor];

(f)[insert the following text if applicable: Agent shall have received, in form and substance reasonably satisfactory to Agent, a Patent Collateral Assignment and Security Agreement between New Guarantor and Agent, duly executed and delivered by New Guarantor]; and

(g)Agent shall have received, in form and substance reasonably satisfactory to Agent, a Secretary's Certificate for New Guarantor.

3Representations, Warranties and Covenants. New Guarantor hereby represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a)if required by the Loan Agreement, within sixty (60) days of the date hereof (or such later date as Agent may in its discretion agree in writing), New Guarantor shall deliver to Agent, in form and substance reasonably satisfactory to Agent, Collateral Access Agreements, between New Guarantor and any lessor of premises to New Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located (excluding Retail Store locations and any office location which is not a chief executive office), in each case duly executed and delivered by New Guarantor and such lessor or other person;

(b)within sixty (60) days of the date hereof (or such later date as Agent may agree in writing), New Guarantor shall deliver to Agent, in form and substance reasonably satisfactory to Agent, a Deposit Account Control Agreement by and among Agent, New Guarantor and each bank at which a Blocked Account of New Guarantor is maintained, in each case duly executed and delivered by New Guarantor and such bank (collectively, the “Blocked Account Agreements”);

(c)within sixty (60) days of the date hereof (or such later date as Agent may agree in writing), New Guarantor shall deliver to Agent, in form and substance reasonably satisfactory to Agent, Credit Card Acknowledgments by any Credit Card Issuer or Credit Card Processor which is a party to a Credit Card Agreement with New Guarantor, in each case duly executed and delivered by New Guarantor and such Credit Card Issuer or Credit Card Processor in favor of Agent;

(d)the execution, delivery, and performance of this Guarantor Joinder Agreement, the other Joinder Documents (as hereinafter defined) and any other Financing Agreements to which New Guarantor is party are within its [corporate] [limited liability company] powers, and have been duly authorized by all necessary [corporate] [limited liability company]

action, and do not and will not (i) violate any provision of federal, state, or local law or regulation, organizational documents of New Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on New Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of New Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of New Guarantor, any Borrower or any other Guarantor, other than the Permitted Liens, or (iv) require any approval of the holders of the Capital Stock of New Guarantor, or any approval or consent of any Person under any Material Contract of New Guarantor, other than those already obtained prior to the effective date hereof;

(e)this Guarantor Joinder Agreement and the other agreements, documents and instruments to be executed and/or delivered by New Guarantor in connection herewith or related hereto (together with this Guarantor Joinder Agreement, collectively, the “Joinder Documents”) and any and all other Financing Agreements to which New Guarantor is made party hereunder constitute its legal, valid, and binding obligations, enforceable against New Guarantor in accordance with their respective terms;

(f)the chief executive office of New Guarantor is located at c/o Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020;

(g)[the federal taxpayer identification number of New Guarantor is __________] [New Guarantor has applied for a federal taxpayer identification number and will provide such number to Agent promptly following receipt thereof];

(h)the organizational identification number of New Guarantor is _________; and

(i)each other representation and warranty applicable to New Guarantor as a Person comprising a Guarantor under the Financing Agreements is and will be true and correct as of the date hereof, excluding any representations and warranties which specifically relate to an earlier date.

4Binding Effect. This Guarantor Joinder Agreement is binding upon and enforceable against New Guarantor, Agent and Lenders and their successors and assigns and shall inure to the benefit of and may be enforced Agent and Lenders and their respective successors and assigns.

5Financing Agreement References.

(a)This Joinder Agreement is a Financing Agreement.

(b)Each reference in the Financing Agreements to “Obligor”, “Guarantor”, “Pledgor”, “Shared Subsidiary Pledgor”, “Debtor” or words of like import referring to a person composing a Guarantor shall include and refer to New Guarantor.

(c)Each reference in the Loan Agreement, the Guarantee, [the Pledge Agreement], and the other Financing Agreements to “this Agreement”, “hereunder”, “herein”, “hereof', “thereunder”, “therein”, “thereof', or words of like import referring to the Loan Agreement, the Guarantee, [the Pledge Agreement,] or any other Financing Agreement shall mean and refer to each such agreement as supplemented by this Guarantor Joinder Agreement.

6Notices. Notices to New Guarantor shall be given in the manner set forth in the Loan Agreement.

7Further Assurances. New Guarantor shall execute and deliver to Agent all agreements, documents and instruments that Agent may reasonably request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's security interests in and liens upon the Collateral and in order to fully consummate all of the transactions contemplated under this Guarantor Joinder Agreement and the Financing Agreements.

8Governing Law. The validity, interpretation and enforcement of this Guarantor Joinder Agreement and any dispute relating thereto between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, without regard to principles of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9Counterparts. This Guarantor Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guarantor Joinder Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Guarantor Joinder Agreement. Any party delivering an executed counterpart of this Guarantor Joinder Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Guarantor Joinder Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantor Joinder Agreement, as of the date first above written.

[NAME OF NEW GUARANTOR]

By: _____________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:_____________________________
Name:
Title:

EXHIBIT E
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Borrowing Base Certificate

Charming Shoppes, Inc.
Borrowing Base Certificate
As of ____________
	Charming		Charming In-Transit	Consolidated

Finished Goods	—		—
Less: Ineligibles	—		—
Total Eligible Finished Goods (In-Transit cap of $25MM)	—		—

Net Recovery Cost Percentage	87%	*	87%
90% of Net Recovery Cost Percentage	78%		78%
Total Inventory Available	—		—	—

Credit Card Receivables				—
Less: Ineligibles				—
Total Eligible Credit Card Receivables				—

Advance Rate				90%
Total Credit Card Receivables Available				—

Unrestricted Qualified Cash & Cash Equivalents	—
Advance Rate	100%
Total Unrestricted Qualified Cash Available ($50 million cap)	—

Restricted Qualified Cash & Cash Equivalents	—
Advance Rate	100%
Total Restricted Qualified Cash Available	—

Total Qualified Cash & Cash Equivalents	—			—

Total Borrowing Base (before Reserves)				—

Lesser of Borrowing Base and Maximum Credit (before Reserves)				—

Less: Reserves				—

Total Borrowing Base (capped by Maximum Credit)				—

Reduced by:
Outstanding Documentary L/Cs	—
Reserve Rate	100%
Doc LC Reserve	—			—

Outstanding Stand-by L/Cs	—
Reserve Rate	100%
Stand-by LC Reserve	—			—

Outstanding Loan Balance	—			—

Outstanding BA Balance	—			—

Total financing requirements:				—

Excess Availability			—

* Subject to change resulting from agreed upon appraisal valuations
Authorized signature:

By:

Title:

Charming Shoppes, Inc.
Borrowing Base Certificate
As of ____________
Ineligibles & Reserves

Ineligibles

Charming Finished Goods Ineligibles
Inventory in Closed Locations			—
Samples			—
Home Office Store			—
Unprocessed RTVs - stores			—
Shrink			—
Other			—
Other			—
Other			—
Other			—
Total Inventory Ineligibles			—

In-Transit Ineligibles
Short Shipment			—
In-Transit From Bangladesh		**	—
Other			—
Total In-Transit Ineligibles			—

Credit Card Receivables Ineligibles
Other			—
Other			—
Total Credit Card Receivables Ineligibles			—

Reserves
Gift Certificates @ 75%			—
Duty/Freight on In-Transit Inventory	20%	*	—
Merchandise Credits @ 75%			—
Customer Deposits			—
Convertible 2007 Senior Note Reserve			—
Other			—
Other			—
Other			—
Total Availability Reserves			—

* Subject to change based on updated Field Examination
** Intransit Inventory from Bangladesh where Charming Shoppes does not yet have title to the goods

EXHIBIT F
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of UCC Release for Excluded Property

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
ucc financing statement amendment follow instructions (front and back) carefully
A. name & phone of contact at filer [optional]
B. send acknowledgment to: (Name and Address)
Wells Fargo Bank, National Association One Boston Place, 18th Floor Boston, MA 02108
1a. initial financing statement file #				1b.	This financing statement amendment is to be filed [for record] (or recorded) in the real estate records.
2	Termination: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.
3
continuation:  Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by application law.

4	assignment (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.
5. amendment (party information): This Amendment affects Debtor or Secured Party or record. Check only one of these two boxes.
Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.
	change name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.		delete name: Give record name to be deleted in item 6a or 6b.	add name: Complete item 7a or 7b, and also item 7c; also complete items 7e-7g (if applicable).
6. current record information:
or			6a. organization's name
6b. individual's last name			first name	middle name		suffix
7. changed (new) or added information:
or			7a. organization's name
7b. individual's last name			first name	middle name		suffix
7c. mailing address			city	state	postal code	country
7d. SEE INSTRUCTIONS	add'l info re organization debtor	7e. type of organization	7f. jurisdiction of organization	7g. organizational id #, if any		none
8. amendment (collateral change): check only one box.
     Describe collateral deleted or added, or give entire restated collateral description, or describe collateral assigned.

The collateral set forth in the Initial Financing Statement referred to above is hereby amended to release the “Excluded Property” as defined in the Rider annexed hereto. Notwithstanding anything to the contrary contained herein, Secured Party does not release from its security interest any assets or properties of Debtor other than the Excluded Property.

9. name of secured party of record authorizing this amendment (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here and enter name of debtor authorizing this Amendment.

or			9a. organization's name
9b. individual's last name			first name	middle name		suffix
10. optional filer reference data
filing office copy - national ucc financing statement amendment (form ucc3) (rev. 05/22/02)

F-1

RIDER
TO
UCC FINANCING STATEMENT AMENDMENT
between
DEBTOR: _______________________________
and
SECURED PARTY: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

The UCC Financing Statement Amendment to which this Rider is attached and made a part releases all of secured Party's right, title and interest in and to the following property (the “Excluded Property”):

(a)    the Capital Stock of Excluded Subsidiaries of Debtor;

(b)    all Real Property or rentals from the use or occupancy of Real Property;

(c)    all life insurance policies owned by Debtor on the lives of employees and former employees of Debtor, and life insurance policies subject to split dollar arrangements;

(d)    all Securitized Receivables or other Securitization Program Assets;

(e)    all Collateral transferred to an Excluded Subsidiary pursuant to the Loan Agreement;

(f)    all Equipment including, without limitation, trade fixtures, motor vehicles and aircraft and any interest therein; and

(g)     all rights or interest in any contract, lease, permit, license, charter or license agreement covering property of Debtor, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Secured Party is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, and 9-408 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interests in and liens upon any rights or interests of Debtor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

Capitalized terms used herein without definition shall have the meanings given to such terms in the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Secured Party, in its capacity as administrative agent for itself and the Lenders (as hereinafter defined), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), Debtor and certain affiliates of Debtor (as the same now exists or may hereafter be amended , modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”).

F-2

EXHIBIT G
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Form of Inventory Report

Charming Shoppes, Inc.
Collateral Report
Date: ________________

	Retail						Cost
	Store Inventory			Shrink		Store Inventory	Estimated Cost	Ending Store
Super Dept	Beginning of Period	Receipts	Sales	booked to SSL	Markdowns	End of Period	Complement	Inventory
FASHION BUG:
JUNIOR						—		—
TOPS						—		—
BOTTOMS						—		—
PETITE						—		—
MATERNITY						—		—
CHILDRENS						—		—
DRESSES						—		—
DAYWEAR						—		—
INTIMATE APPAREL						—		—
SLEEPWEAR						—		—
HOISERY						—		—
FOOTWEAR						—		—
OUTERWEAR						—		—
JEWELRY						—		—
ACCESSORIES/GIFTS						—		—
MISCELLANEOUS						—		—

Total Fashion Bug	—	—	—	—	—	—		—

CATHERINE'S:
CAREER SEPARATES						—		—
PANTIES/DAYWEAR						—		—
SLEEPWEAR						—		—
BRAS/SHAPEWEAR						—		—
SWIMWEAR						—		—
ACCESSORIES						—		—
JEWELRY						—		—
HOSIERY						—		—
SWEATERS						—		—
WEAR-TO-WORK						—		—
DRESSES						—		—
KNIT SEPARATES						—		—
ACTIVE SEPARATES						—		—
CASUAL WOVEN SEP						—		—
DENIM SEPARATES						—		—
OUTERWEAR						—		—
PETITE						—		—
MISC						—		—

Total Catherine's		—	—	—	—	—	—	—%	—

LANE BRYANT:
SD640	NON MERCHANDISE						—		—
SD755	PANTIES						—		—
SD756	SHAPEWEAR						—		—
SD757	INNERWEAR						—		—
SD758	SLEEPWEAR						—		—
SD761	SWIMWEAR						—		—
SD762	BRAS						—		—
SD763	ACCESSORIES						—		—
SD764	JEWELERY						—		—
SD766	HOSIERY						—		—
SD770	SHOES						—		—
SD797	MISCELLANEOUS						—		—
SD910	SWEATERS						—		—
SD920	WEAR TO WORK TOPS						—		—
SD930	WEAR TO WORK SEP						—		—
SD940	DRESSES						—		—
SD950	KNIT SEPARATES						—		—
SD955	ACTIVE SEPARATES						—		—
SD960	CASUAL WOVEN TOPS						—		—
SD970	DENIM SEPARATES						—		—
SD975	PREMIUM DENIM						—		—
SD980	CASUAL WOVEN SEP						—		—
SD990	OUTERWEAR						—		—

Total Lane Bryant		—	—	—	—	—	—		—

OUTLETS:
SD731	INTIMATE APPAREL						—		—
SD582	JUNIOR PLUS TOPS						—		—
SD585	JUNIOR PLUS BOTTOMS						—		—
SD732	SLEEPWEAR						—		—
SD733	BRAS						—		—
SD734	SHOES						—		—
SD728	ACCESSORIES						—		—
SD750	MISCELLANEOUS						—		—
SD700	SWEATERS						—		—
SD703	WEAR TO WORK TOPS						—		—
SD706	WEAR TO WORK SEP						—		—
SD710	DRESSES						—		—
SD711	KNIT SEPARATES						—		—
SD713	ACTIVE SEPARATES						—		—
SD716	CASUAL WOVEN TOPS						—		—
SD718	DENIM SEPARATES						—		—
SD721	CASUAL WOVEN SEP						—		—
SD726	SWIMWEAR						—		—
SD727	OUTERWEAR						—		—

SD737	SHAPEWEAR						—	—
SD797	MISCELLANEOUS						—	—

Total Outlets		—	—	—	—	—	—	—

Total Store Inventory		—	—	—	—	—	—	—

DISTRIBUTION CENTERS:
White Marsh -- Catherine's
Greencastle -- Fashion Bug
White Marsh - Lane Bryant
Greencastle - Outlets
Total Distribution Centers							—	—

IMPORTS IN-TRANSIT:
Fashion Bug
Catherines
Lane Bryant
Outlets
Total Imports In-transit								—

TOTAL INVENTORY								—

GIFT CERTIFICATES OUTSTANDING:
Fashion Bug
Catherine's
Lane Bryant
Outlets
Total Gift Certificates Outstanding								—

MERCHANDISE CREDITS OUTSTANDING:
Fashion Bug
Catherine's
Lane Bryant
Outlets
Total Merchandise Credits Outstanding								—

OTHER:
Inventory in closed locations
Sample Inventory (Store 3998, 5697 & 6995)
Home office Store (Store 6996)
Unprocessed RTVs - store
Customer Deposits (Account 25206)
YTD Shrink (Account 12002)
3rd Party Credit Card Receivables (Acct 14351 - 14361 no sub)
Intransit - Bangladesh

OMNIBUS SCHEDULES
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

OMNIBUS SCHEDULE 1 - PART (1)
Active Subsidiaries (including Retail Store locations)

INC DATE	NAME	INC STATE	STORE #	FEDERAL IDENTIFI-CATION #	ADDRESS	CITY	ST	COUNTY	ZIP
29-Dec-81	C.S.A.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
31-Mar-78	C.S.F. Corp.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
29-Dec-81	C.S.I.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
09-Mar-06	Catalog Fulfillment Co., Inc.	AZ	n/s	*	3740 East 34th Street	Tucson	AZ		85713
24-Dec-02	Catherines #5163, LLC	NV	5163	*	Sierra Town Center; Sec S. Virginia St./Executive Parkway	Reno	NV	Clark	69511
19-Jul-00	Catherines C.S.A.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
10-Aug-00	Catherines C.S.I.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
18-Jan-95	Catherines of California, Inc.	CA	n/s	*	10250 Constellation Boulevard, Suite 2800	Los Angeles	CA		90067
28-Sep-99	Catherines of Nevada, Inc.	NV	n/s	*	4049 Maryland Parkway	Las Vegas	NV		89119
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	n/s	*	3750 State Road	Bensalem	PA		19020
21-Jul-00	Catherines Partners-Indiana, LLP	IN	n/s	*	450 Winks Lane	Bensalem	PA		19020
27-Jul-00	Catherines Partners - Washington, G.P.	WA	n/s	*	450 Winks Lane, Bensalem, PA 19020	Bensalem	PA		19020
12-Jan-95	Catherines Stores Corporation	TN	n/s	*	3750 State Road	Bensalem	PA		19020
08-Jun-00	Catherines Stores of Indiana, Inc.	IN	n/s	*	3750 State Road	Bensalem	PA		19020
25-Sep-69	Catherines Woman Delaware, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
23-Jan-91	Catherines Woman Michigan, Inc.	MI	n/s	*	450 Winks Lane	Bensalem	PA		19020
09-Oct-86	Catherines, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
28-Sep-06	CCTM, Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
13-Dec-04	Charming Direct, Inc.	DE	n/s	*	463 7th Avenue, 14th Floor	New York	NY	New York	10018
26-Mar-01	Charming Shoppes Interactive, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
13-Sep-76	Charming Shoppes of Delaware, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
05-Oct-05	Charming Shoppes Outlet Stores, LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
25-Sep-07	Charming Shoppes Voucher Receivables, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
14-Nov-69	Charming Shoppes, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
04-May-05	Chestnut Acquisition Sub, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

16-Oct-02	Crosstown Traders, Inc.	DE	n/s	*	3740 East 34th Street	Tucson	AZ		85713
22-Jan-97	CS Investment Company	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
14-May-99	CSD Acquisition Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
20-Nov-02	CSGC, Inc.	OH	n/s	*	3344 Morse Crossing Road	Columbus	OH		43219
18-Jul-86	CSI Industries, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Jan-01	CSIM, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
14-Aug-03	CSPE, LLC	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
24-Dec-02	Fashion Bug #2421, LLC	NV	2421	*	Cheyenne Commons; Cheyenne Ave. & Rainbow Blvd.	Las Vegas	NV	Clark	89108
01-Oct-93	Fashion Bug of California, Inc.	CA	n/s	*	450 Winks Lane	Bensalem	PA		19020
22-Jan-04	Fashion Bug Retail Companies, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
04-May-93	FB Apparel, Inc.	IN	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
15-Jun-87	FB Clothing, Inc.	IN	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
01-Jul-11	FBGC, Inc.	OH	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
15-Jul-82	Figi's Business Services, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
26-Jun-81	Figi's Gifts, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
15-Sep-99	Figi's Gift Box, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
26-Jun-81	Figi's, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
11-Jan-91	FSHC, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
05-Aug-05	Home Etc, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
24-Dec-02	Lane Bryant #6898, LLC	NV	6898	*	Galleria @ Sunset; Sunset Blvd.	Henderson	NV	Clark	89014
09-Aug-06	Lane Bryant of Pennsylvania, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
29-Jan-04	Lane Bryant Purchasing Corp.	OH	n/s	*	3344 Morse Crossing Road	Columbus	OH		43219
26-Apr-82	Lane Bryant, Inc.	DE	n/s	*	3344 Morse Crossing Road	Columbus	OH		43219
28-Apr-05	Lane Bryant Woman Catalog, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
28-Mar-07	LB International Licensing, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
20-Oct-06	LOS #8257, LLC	AZ	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
30-Apr-98	Modern Woman Holdings, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
24-Jan-89	Modern Woman Specialty, Inc.	CA	n/s	*	450 Winks Lane	Bensalem	PA		19020
27-Feb-06	Outlet Division Management Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
27-Feb-06	Outlet Division Store Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
29-Jan-07	Petite Sophisticate Management Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
23-Oct-06	Petite Sophisticate, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

16-Dec-05	PSTM, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
21-Apr-08	Shoetrader, Inc.	PA	n/s	*	450 Winks Lane [PA Dept. of State has 3750 State Rd. as its address]	Bensalem	PA	Bucks	19020
24-Aug-93	Sierra Nevada Factoring, Inc.	NV	n/s	*	4049 Maryland Parkway	Las Vegas	NV		89119
21-Jan-10	Sonsi, Inc.	DE	n/s	*	3750 State Road	Bensalem	PA	Bucks	19020
15-Dec-61	Fashion Bug of Audubon, Inc.	NJ	4	*	Black Horse Pk & Nicholson	Audubon	NJ	Camden	08106
12-Jun-70	Fashion Bug of Fairmont, Inc.	PA	23	*	Rte 250 N & I79	Fairmont	WV	Marion	26554
01-Oct-68	Fashion Bug of Hazleton, Inc.	PA	39	*	Center Of The Eighties	Hazelton	PA	Luzerne	18201
20-May-74	Fashion Bug of Ledgewood, Inc.	PA	50	*	Rte 10 East & 46	Ledgewood	NJ	Morris	07852
08-Jul-74	Fashion Bug of Lebanon, Inc.	PA	54	*	2227 Lebanon Valley Mall	Lebanon	PA	Lebanon	17042
09-Oct-74	Fashion Bug of Pottsville, Inc.	PA	55	*	Rte 61 & Mill Creek Ave	Pottsville	PA	Schuylkill	17901
01-Mar-72	Fashion Bug of Lewisburg, Inc.	PA	62	*	Rte 15 & Hospital Dr (192)	Lewisburg	PA	Union	17837
02-Aug-76	Fashion Bug of Honesdale, Inc.	PA	71	*	Route 6 (Willow Ave)	Honesdale	PA	Wayne	18431
02-Nov-77	Fashion Bug of New Philadelphia, Inc.	PA	78	*	515 Union Ave Unit 221	Dover	OH	Tuscarawas	44622
11-Apr-77	Fashion Bug of North Point, Inc.	PA	82	*	218 North Point Blvd	Baltimore	MD	Baltimore	21224
28-Jul-87	Fashion Bug #84 of Queens, Inc.	NY	84	*	6626 Metropolitan Ave	Flushing	NY	Queens	11379
09-Jun-77	Fashion Bug of West Mifflin, Inc.	PA	87	*	Hoffman Blvd & 837	West Mifflin	PA	Allegheny	15122
03-Aug-01	Fashion Bug of Elkton, Inc.	PA	88	*	157 Big Elk Mall	Elkton	MD	Cecil	21921
02-Nov-77	Fashion Bug of Weirton, Inc.	PA	91	*	3 Springs Drive	Weirton	WV	Brooke	26062
02-Nov-77	Fashion Bug of Chillicothe, Inc.	PA	94	*	1075 North Bridge Street	Chillicothe	OH	Ross	45601
23-Jan-78	Fashion Bug of Morehead, Inc.	PA	105	*	332 Trademore S/C	Morehead	KY	Rowan	40351
12-Nov-87	Fashion Bug #108, Inc.	MI	108	*	13441 Hall Road	Utica	MI	Macomb	48087
11-Apr-77	Fashion Bug of Portsmouth, Inc.	PA	121	*	3628 Rhodes Avenue	New Boston	OH	Scioto	45662
31-Aug-78	Fashion Bug of Mt. Clemens, Inc.	PA	125	*	35559 Gratiot	Clinton Twp	MI	Macomb	48035
15-Aug-78	Fashion Bug of Paintsville, Inc.	PA	126	*	323 North Mayo Trail	Paintsville	KY	Johnson	41240
30-Oct-78	Fashion Bug of Pennsville, Inc.	PA	134	*	251 North Broadway	Pennsville	NJ	Salem	08070
31-Aug-78	Fashion Bug of Walnutport, Inc.	PA	143	*	200 South Best Avenue	Walnutport	PA	Northampton	18088
06-Apr-79	Fashion Bug #144, Inc.	IN	144	*	241 West Lincoln Hwy	Merrillville	IN	Lake	46410
06-Apr-79	Fashion Bug of Warrenton, Inc.	PA	146	*	143 West Lee Highway	Warrenton	VA	Fauquier	22186
02-Apr-79	Fashion Bug of Mount Pleasant, Inc.	PA	147	*	2145 South Mission	Mt Pleasant	MI	Isabella	48858
23-May-79	Fashion Bug of Belleville, Inc.	PA	155	*	2051 Rawsonville Road	Belleville	MI	Wayne	48111
04-Sep-87	Fashion Bug #157, Inc.	OH	157	*	29600 Lake Shore Blvd	Willowick	OH	Lake	44094
07-Nov-77	Fashion Bug of Williamsport, Inc.	PA	164	*	1915 East Third Street	Williamsport	PA	Lycoming	17701

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

07-Nov-79	Fashion Bug of Lansing, Inc.	PA	165	*	408 Frandor Avenue	Lansing	MI	Ingham	48912
28-Mar-79	Fashion Bug of Monroeville, Inc.	PA	170	*	5050 William Penn Hwy	Monroeville	PA	Allegheny	15146
16-Jun-80	Fashion Bug of Tech Plaza, Inc.	PA	173	*	29094 Van Dyke Street	Warren	MI	Macomb	48093
15-Aug-78	Fashion Bug of Waynesburg, Inc.	PA	185	*	Interstate 79 & Rt 21	Waynesburg	PA	Greene	15370
06-Mar-80	Fashion Bug of Danbury, Inc.	PA	187	*	67 Danbury-Newtown Rd	Danbury	CT	Fairfield	06810
07-Jul-80	Fashion Bug of Barberton, Inc.	PA	197	*	185 Wooster Road North	Barberton	OH	Summit	44203
10-Oct-80	Fashion Bug of Fullerton, Inc.	PA	203	*	7929 Belair Road	Baltimore	MD	Baltimore	21236
10-Jul-79	Fashion Bug of Devon, Inc.	PA	205	*	549 Bridgeport Avenue	Milford	CT	New Haven	06460
16-Jun-80	Fashion Bug of Reisterstown, Inc.	PA	208	*	11714-A Reisterstown Rd	Reistertown	MD	Baltimore	21136
10-Oct-80	Fashion Bug of Whitman Plaza, Inc.	PA	213	*	330 H Oregon Avenue	Philadelphia	PA	Philadelphia	19148
13-Feb-81	Fashion Bug of Aurora, Inc.	PA	218	*	906 North Lake Street	Aurora	IL	Kane	60506
13-Feb-81	Fashion Bug of Louisville, Inc.	PA	220	*	5717 B Preston Hwy	Louisville	KY	Jefferson	40219
13-Apr-81	Fashion Bug of Hamilton Square, Inc.	PA	232	*	Route 33	Hamilton Square	NJ	Mercer	08690
15-Aug-78	Fashion Bug of Tunkhannock, Inc.	PA	234	*	Us Route 6	Tunkhannock	PA	Wyoming	18657
13-Apr-81	Fashion Bug of West Frankfort, Inc.	PA	239	*	Highway 149 & 157	West Frankfort	IL	Franklin	62896
23-May-79	Fashion Bug of Williamson, Inc.	PA	246	*	Highway 119 - Po Box 354	South Williamson	KY	Pike	41503
22-Oct-81	Fashion Bug of Bond, Inc.	PA	259	*	State & Lansdowne Ave	Upper Darby	PA	Delaware	19082
13-Apr-81	Fashion Bug of Bridgeview, Inc.	PA	269	*	8735 South Harlem Avenue	Bridgeview	IL	Cook	60455
05-Jul-83	Fashion Bug of Woodbridge, Inc.	PA	328	*	Routes 9 & 440	Woodbridge	NJ	Middlesex	07095
05-Jul-83	Fashion Bug of Kent, Inc.	PA	333	*	176 Cherry	Kent	OH	Portage	44240
13-Apr-84	Fashion Bug of Lakemore Plaza, Inc.	PA	364	*	1500 Canton Road	Akron	OH	Summit	44312
31-Aug-78	Fashion Bug of Glen Burnie, Inc.	PA	365	*	6718 Ritchie Hwy	Glen Burnie	MD	Anne Arundel	21061
15-Aug-78	Fashion Bug of Cottman, Inc.	PA	366	*	2133-35 Cottman Avenue	Philadelphia	PA	Philadelphia	19149
10-Jul-79	Fashion Bug of East Park, Inc.	PA	369	*	7990 Crain Highway	Glen Burnie	MD	Anne Arundel	21061
30-Apr-84	Fashion Bug of Cambridge, Inc.	PA	370	*	Us 50 & Crusader Drive	Cambridge	MD	Dorchester	21613
11-Jun-84	F.B. Women's Apparel of Delmar, Inc.	PA	374	*	Delaware Avenue	Delmar	NY	Albany	12054
14-Nov-84	Fashion Bug of Salem, Inc.	MA	379	*	235 Highland Avenue	Salem	MA	Essex	01970
11-Jun-84	F.B. Women's Apparel of Depew, Inc.	PA	381	*	2088 George Urban Blvd	Depew	NY	Erie	14043
11-Jun-84	Fashion Bug of Ravenswood, Inc.	PA	382	*	513 Washington St Unit 15	Ravenswood	WV	Jackson	26164
17-Dec-84	F.B. Women's Apparel of Panorama Plaza, Inc.	NY	389	*	1601 Penfield Road	Rochester	NY	Monroe	14625
11-Jun-84	Fashion Bug of Des Plaines, Inc.	PA	391	*	1523 Lee Street	Des Plaines	IL	Cook	60018

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

29-Oct-84	Fashion Bug of 640 Plaza, Inc.	TN	409	*	4430 Western Avenue	Knoxville	TN	Knox	37921
25-Jul-84	Fashion Bug of Manahawkin, Inc.	PA	410	*	Route 72	Manahawkin	NJ	Ocean	08050
04-Jan-85	Fashion Bug #418, Inc.	NJ	418	*	Route 35 & Bethany	Hazlet	NJ	Monmouth	07730
21-May-85	Fashion Bug of Amherst, Inc.	NY	419	*	3105 Sheridan Drive	Amherst	NY	Erie	14226
07-Jun-85	Fashion Bug of St. Clair Shores, Inc.	MI	420	*	31059 Harper Road	St Clair Shores	MI	Macomb	48082
07-Oct-85	Fashion Bug of New Holland, Inc.	PA	422	*	665 West Main Street	New Holland	PA	Lancaster	17557
07-Oct-85	Fashion Bug of Cleveland, Inc.	OH	423	*	3780 Rocky River Drive	Cleveland	OH	Cuyahoga	44111
21-May-85	Fashion Bug of Stratford, Inc.	CT	427	*	411 Barnum Avenue Cutoff	Stratford	CT	Fairfield	06497
17-Jul-85	Fashion Bug of Webster, Inc.	MA	431	*	E Main St & 193	Webster	MA	Worcester	01570
17-Oct-85	Fashion Bug of Williamstown, Inc.	NJ	432	*	1151 Blackhorse Pike	Williamstown	NJ	Gloucester	08094
11-Jun-85	Fashion Bug of Johnston, Inc.	RI	444	*	11 Commerce Way	Johnston	RI	Providence	02919
03-Jun-85	Fashion Bug of Bolingbrook, Inc.	IL	446	*	269 South Bolingbrook Dr	Bolingbrook	IL	Will	60439
12-Sep-85	Fashion Bug #455, Inc.	MI	455	*	1124 Jackson Crossing	Jackson	MI	Jackson	49202
09-Sep-85	Fashion Bug of Freehold, Inc.	NJ	464	*	Route 9 & Shank Rd	Freehold	NJ	Monmouth	07728
09-Sep-85	Fashion Bug of Mayfair, Inc.	PA	469	*	6411 Sackett Street	Philadelphia	PA	Philadelphia	19149
15-Jun-87	Fashion Bug #471, Inc.	MN	471	*	8024 Brooklyn Blvd	Brooklyn Park	MN	Hennepin	55445
05-Feb-85	Fashion Bug of Raynham, Inc.	MA	472	*	270 New State Hwy-Rt 44	Raynham	MA	Bristol	02767
10-Oct-84	Fashion Bug of Highland Ridge, Inc.	OH	475	*	5385 Ridge Avenue	Cincinnati	OH	Hamilton	45213
13-Jan-86	Fashion Bug of Cromwell Field, Inc.	MD	477	*	7385 Balt Annapolis Blvd	Glen Burnie	MD	Anne Arundel	21061
01-Nov-85	Fashion Bug of Palm Harbor, Inc.	FL	482	*	30669 Us Highway 19 North	Palm Harbor	FL	Pinellas	34684
07-Jul-80	Fashion Bug of Kedzie, Inc.	PA	497	*	4760 South Kedzie	Chicago	IL	Cook	60632
13-Jan-86	Fashion Bug of Joliet, Inc.	IL	498	*	1440 North Larkin Avenue	Joliet	IL	Will	60435
15-Jan-86	Fashion Bug of Marquette, Inc.	MI	500	*	3010 Us 41 West	Marquette	MI	Marquette	49855
05-Jul-83	Fashion Bug #508, Inc.	PA	508	*	1901 North Market Street	Champaign	IL	Champaign	61821
10-Apr-86	Fashion Bug of Lewiston, Inc.	ME	509	*	East Ave & Lisbon Street	Lewiston	ME	Androscoggin	04240
20-Mar-86	Fashion Bug of Warren Plaza, Inc.	OH	510	*	2093 Elm Road Ne	Warren	OH	Trumbull	44483
10-Nov-86	Fashion Bug #520, Inc.	MA	520	*	350 Winthrope Avenue	North Andover	MA	Essex	01845
27-Mar-86	Fashion Bug of Wilmington, Inc.	MA	521	*	240 Main St (Rt# 38)	Wilmington	MA	Middlesex	01887
27-Mar-86	Fashion Bug of Virginia Beach, Inc.	VA	522	*	1309 Fordham Drive	Virginia Beach	VA	Virginia Beach city	23464
20-Mar-86	Fashion Bug of Lorain, Inc.	OH	523	*	140 North Ridge Road	Lorain	OH	Lorain	44055
19-Mar-86	Fashion Bug of Gibbstown, Inc.	NJ	525	*	401 Harmony Rd	Gibbstown	NJ	Gloucester	08027
08-Jan-86	Fashion Bug of Bristol, Inc.	PA	531	*	Route 13 & 413	Bristol	PA		19007

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Jan-86	Fashion Bug of Patchogue, Inc.	NY	532	*	499-13 West Sunrise Hwy	Patchogue	NY	Suffolk	11772
25-Oct-85	Fashion Bug of Somers Point, Inc.	NJ	536	*	271 New Road	Somers Point	NJ	Atlantic	08244
21-Mar-86	Fashion Bug of University Plaza, Inc.	TN	539	*	186 Hwy 22 W & University	Martin	TN	Weakley	38237
22-Oct-85	Fashion Bug of Bristol, CT, Inc.	CT	546	*	99 Farmington Avenue	Bristol	CT	Hartford	06010
26-Mar-86	Fashion Bug of N. Roanoke, Inc.	VA	550	*	1397 Towne Square Blvd	Roanoke	VA	Roanoke city	24012
21-Oct-85	Fashion Bug of Charlottesville, Inc.	VA	553	*	246 Zan Road	Charlottesville	VA	Charlottesville city	22901
29-Apr-86	Fashion Bug #562, Inc.	NJ	562	*	116 Walker Ave-Suite 12	West Berlin	NJ	Camden	08091
19-May-86	Fashion Bug #564, Inc.	MO	564	*	24 Grandview Plaza S/C	Florissant	MO	St. Louis	63033
24-Jul-86	Fashion Bug #566, Inc.	IN	566	*	5912 Grape Road	Mishawaka	IN	St. Joseph	46545
23-Jul-86	Fashion Bug #574 of Syracuse, Inc.	NY	574	*	178 Northern Lights Plaza	Syracuse	NY	Onondaga	13212
10-Dec-86	Fashion Bug #575, Inc.	MN	575	*	7586 150 Th St	Apple Valley	MN	Dakota	55124
29-Apr-86	Fashion Bug #576, Inc.	NJ	576	*	2 Garfield Avenue	Jersey City	NJ	Hudson	07305
10-Jun-86	Fashion Bug #580, Inc.	ME	580	*	High Street & Main	Ellsworth	ME	Hancock	04605
23-Jul-86	Fashion Bug #586, Inc.	NJ	586	*	North Delsea Dr & 553	Glassboro	NJ	Gloucester	08028
01-Sep-87	Fashion Bug #593 of Selden, Inc.	NY	593	*	299 Middle Country Road	Selden	NY	Suffolk	11784
19-May-87	Fashion Bug #594, Inc.	KS	594	*	13519 S Murlen Rd Suite137	Olathe	KS	Johnson	66062
28-Jul-86	Fashion Bug #612, Inc.	OH	612	*	5733 Emporium Square	Columbus	OH	Franklin	43231
25-Jul-86	Fashion Bug #617, Inc.	MA	617	*	344 Cooley Street Rt 21	Springfield	MA	Hampden	01128
15-Dec-86	Fashion Bug #622, Inc.	WI	622	*	N95 W.18321 County Line	Menomonee Falls	WI	Waukesha	53051
10-Dec-86	Fashion Bug #627, Inc.	OH	627	*	5211 Delhi Road	Cincinnati	OH	Hamilton	45238
16-Dec-86	Fashion Bug #636, Inc.	IL	636	*	Veterans Pkwy & Wabash Ave	Springfield	IL	Sangamon	62704
15-May-87	Fashion Bug #642, Inc.	PA	642	*	3400 East Aramingo Ave	Philadelphia	PA	Philadelphia	19134
28-Oct-86	Fashion Bug #643, Inc.	PA	643	*	Green Ridge St & Nayaug St	Scranton	PA	Lackawanna	18509
12-Dec-86	Fashion Bug #645, Inc.	MI	645	*	3622 Fort St	Lincoln Park	MI	Wayne	48146
10-Nov-86	Fashion Bug #653, Inc.	NJ	653	*	1450 Clements Bridge Road	Deptford	NJ	Gloucester	08096
10-Nov-86	Fashion Bug #658, Inc.	MA	658	*	700 Boston Road	Billerica	MA	Middlesex	01821
19-Dec-86	Fashion Bug #661, Inc.	WV	661	*	280 Keyser Rd	Keyser	WV	Mineral	26726
28-Oct-86	Fashion Bug #662, Inc.	PA	662	*	457 Buffalo Rd, Unit 1	Erie	PA	Erie	16510
28-Oct-86	Fashion Bug #663, Inc.	PA	663	*	Pennsylvania Ave & Dahlem	East Liberty	PA	Allegheny	15206
11-Dec-86	Fashion Bug #664, Inc.	CO	664	*	7380 West 52Nd Avenue	Arvada	CO	Jefferson	80002
19-Dec-86	Fashion Bug #667, Inc.	MI	667	*	26500 Ford Road	Dearborn Heights	MI	Wayne	48127
10-Nov-86	Fashion Bug #670, Inc.	MA	670	*	715 Crescent St	Brockton	MA	Plymouth	02401

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

29-Jun-87	Fashion Bug #673, Inc.	KY	673	*	2480 J Us 41 North	Henderson	KY	Henderson	42420
16-Dec-86	Fashion Bug #674, Inc.	IL	674	*	1455 Vaughn Road	Wood River	IL	Madison	62095
10-Jan-86	Fashion Bug #676 of Ozone Park, Inc.	NY	676	*	91-04 Atlantic Avenue	Ozone Park	NY	Queens	11416
22-Dec-86	Fashion Bug #679 of Watertown, Inc.	NY	679	*	Arsenal Street Road	Watertown	NY	Jefferson	13601
16-Dec-86	Fashion Bug #687, Inc.	IL	687	*	N Columbus & Etna Avenue	Ottawa	IL	La Salle	61350
28-Oct-86	Fashion Bug #689, Inc.	PA	689	*	Street & York Roads	Warminster	PA	Bucks	18974
12-Dec-86	Fashion Bug #693, Inc.	MI	693	*	35635 Warren Road	Westland	MI	Wayne	48185
12-Dec-86	Fashion Bug #694, Inc.	MI	694	*	G 3537 Miller Road	Flint	MI	Genesee	48507
07-Oct-87	Fashion Bug #697, Inc.	OH	697	*	4780 Ridge Road	Brooklyn	OH	Cuyahoga	44144
02-Jan-87	Fashion Bug #719, Inc.	OH	719	*	Snow & Broadview Roads	Parma	OH	Cuyahoga	44129
09-Jul-87	Fashion Bug #720 of Oswego, Inc.	NY	720	*	Rte 104 E & George St	Oswego	NY	Oswego	13126
08-Apr-87	Fashion Bug #724, Inc.	NH	724	*	55 Crystal Avenue	Derry	NH	Rockingham	03038
03-Feb-87	Fashion Bug #732, Inc.	MI	732	*	3198 Gratiot Blvd	Marysville	MI	St. Clair	48040
15-Dec-86	Fashion Bug #733, Inc.	IN	733	*	1511 East Tipton Street	Seymour	IN	Jackson	47274
10-Nov-87	Fashion Bug #748, Inc.	OH	748	*	1440 Spring Meadow Drive	Holland	OH	Lucas	43528

28-Jan-87	Fashion Bug #757 of Brockport, Inc.	NY	757	*	6600 Fourth Section Rd	Brockport	NY	Monroe	14420
23-Mar-87	Fashion Bug #758, Inc.	WI	758	*	10288 West National Avenue	West Allis	WI	Milwaukee	53227
03-Mar-87	Fashion Bug #759, Inc.	MI	759	*	5070 Dixie Highway	Drayton Plaines	MI	Oakland	48329
14-Sep-87	Fashion Bug #760 of Pine Plaza, Inc.	PA	760	*	8297 Niagara Falls Blvd	Niagara Falls	NY	Niagara	14304
05-Jan-87	Fashion Bug #762, Inc.	MO	762	*	4201 S Noland Rd Suite L	Independence	MO	Jackson	64055
02-Mar-87	Fashion Bug #766, Inc.	OH	766	*	606 Taywood Road	Englewood	OH	Montgomery	45322
02-Mar-87	Fashion Bug #769, Inc.	OH	769	*	1395 Wagner Ave	Greenville	OH	Darke	45331
20-Mar-87	Fashion Bug #772 of Middletown, Inc.	NY	772	*	125 Dolson Ave	Middletown	NY	Orange	10940
07-May-87	Fashion Bug #775, Inc.	VT	775	*	245 Swanton Road	St Albans	VT	Franklin	05478
11-May-87	Fashion Bug #787, Inc.	RI	787	*	160 Old Tower Hill Road	Wakefield	RI	Washington	02879
15-Oct-85	Fashion Bug #788, Inc.	MA	788	*	1024 Kings Highway Rd	New Bedford	MA	Bristol	02745
16-Mar-87	Fashion Bug #799, Inc.	VA	799	*	1790-42 East Market Street	Harrisonburg	VA	Harrisonburg city	22801
11-Oct-05	Fashion Bug Plus #807, LLC	OK	807	*	Shops at Moor, I-35	Moore	OK	Cleveland	73160
21-Nov-75	F.B. Plus Women's Apparel of Kingston, Inc.	PA	867	*	Rte 9 West & Albany Ave	Kingston	NY	Ulster	12401
17-Jul-85	Fashion Bug Plus #932, Inc.	KY	932	*	4724 Frederica Street	Owensboro	KY	Daviess	42301
16-Oct-85	Fashion Bug Plus of Mount Greenwood, Inc.	IL	939	*	3209-11 West 115Th Street	Merrionette Park	IL	Cook	60803

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

19-Mar-87	Fashion Bug #2004, Inc.	MI	2004	*	1400 North Mitchell Street	Cadillac	MI	Wexford	49601
07-Mar-88	Fashion Bug #2006, Inc.	KY	2006	*	2945 Scottsville Road	Bowling Green	KY	Warren	42101
28-Apr-87	Fashion Bug #2011, Inc.	MD	2011	*	3011 Festival Way	Waldorf	MD	Charles	20601
15-May-87	Fashion Bug #2015, Inc.	IN	2015	*	1820 Applewood Center Dr	Anderson	IN	Madison	46013
16-Jul-87	Fashion Bug #2023 Inc.	PA	2023	*	Rostraver Road & Finley Rd	Belle Vernon	PA	Westmoreland	15012
09-Nov-87	Fashion Bug #2027, Inc.	NE	2027	*	3445 L Street	Omaha	NE	Douglas	68107
06-May-87	Fashion Bug #2029, Inc.	NH	2029	*	553 Mast Road	Goffstown	NH	Hillsborough	03045
28-Sep-87	Fashion Bug #2030, Inc.	PA	2030	*	1500 William Flynn Hwy	Gibsonia	PA	Allegheny	15044
30-Sep-87	Fashion Bug #2032, Inc.	MI	2032	*	3330 Alpine Ave Suite E	Grand Rapids	MI	Kent	49504
09-Nov-87	Fashion Bug #2034, Inc.	MO	2034	*	10883 St Charles Rock Road	St Louis	MO	St. Louis	63074
13-Jun-88	Fashion Bug #2036, Inc.	OH	2036	*	5860 Lewis Avenue	Toledo	OH	Lucas	43612
09-Nov-87	Fashion Bug #2043, Inc.	IN	2043	*	6101 Stellhorn Road	Fort Wayne	IN	Allen	46815
17-Nov-87	Fashion Bug #2045 of East Greenbush, Inc.	NY	2045	*	501 Columbia Turnpike	East Greenbush	NY	Rensselaer	12061
30-Oct-87	Fashion Bug #2047, Inc.	MA	2047	*	237 Lincoln Avenue	Haverhill	MA	Essex	01830
24-Jul-86	Fashion Bug #2049, Inc.	MD	2049	*	130 Mc Author Blvd	California	MD	St. Mary's	20619
17-Nov-87	Fashion Bug #2050 of Massena, Inc.	NY	2050	*	132 Harte Haven Plaza	Massena	NY	St. Lawrence	13662
10-Nov-87	Fashion Bug #2051, Inc.	IL	2051	*	Us Hwy 20 & Randall Road	Elgin	IL	Kane	60123
09-Nov-87	Fashion Bug #2052, Inc.	MN	2052	*	Us Hwy 61/10 & Jamaica Ave	Cottage Grove	MN	Washington	55016
19-Jul-87	Fashion Bug #2053, Inc.	MO	2053	*	866 291 Highway	Liberty	MO	Clay	64068
26-Jan-88	Fashion Bug #2063, Inc.	KS	2063	*	2100 North Amidon	Wichita	KS	Sedgwick	67204
14-Apr-88	Fashion Bug #2070 of Brooklyn, Inc.	NY	2070	*	1260 60Th Street	Brooklyn	NY	Kings	11219
03-May-88	Fashion Bug #2072 of Islandia, Inc.	NY	2072	*	1790 Veterans Memorial Hwy	Islandia	NY	Suffolk	11722
06-May-88	Fashion Bug #2074, Inc.	KY	2074	*	1963 S Hurstbourne Pkwy	Louisville	KY	Jefferson	40220
01-Aug-88	Fashion Bug #2077, Inc.	MI	2077	*	35256 23 Mile Road	New Baltimore	MI	Macomb	48047
30-Jan-89	Fashion Bug #2079, Inc.	OH	2079	*	927 N Cable Rd Stores I&J	Lima	OH	Allen	45805
16-Jun-88	Fashion Bug #2080, Inc.	OH	2080	*	5586 Springboro Pike	Dayton	OH	Montgomery	45449
08-Jun-88	Fashion Bug #2081 of Ogdensburg, Inc.	NY	2081	*	Route 37 & Ford Street	Ogdensburg	NY	St. Lawrence	13669
30-Jan-89	Fashion Bug #2084, Inc.	OH	2084	*	2084 Michigan Ave	Sidney	OH	Shelby	45365
02-Dec-88	Fashion Bug #2085, Inc.	KS	2085	*	2130 Wanamaker Road	Topeka	KS	Shawnee	66604
23-Dec-88	Fashion Bug #2086, Inc.	IL	2086	*	6446 West Irving Park Road	Chicago	IL	Cook	60634
27-Sep-88	Fashion Bug #2090, Inc.	FL	2090	*	13120 Cortez Blvd	Brooksville	FL	Hernando	34613
26-Sep-88	Fashion Bug #2093, Inc.	IL	2093	*	2665 N Illinois Street	Swansea	IL	St. Clair	62221

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

21-Sep-88	Fashion Bug #2096, Inc.	MI	2096	*	1556 W Caro Rd	Caro	MI	Tuscola	48723
20-Sep-88	Fashion Bug #2100 of Batavia, Inc.	NY	2100	*	4152 West Main Street	Batavia	NY	Genesee	14020
02-Dec-88	Fashion Bug #2102, Inc.	WA	2102	*	5935 6Th Ave	Tacoma	WA	Pierce	98406
02-Dec-88	Fashion Bug #2103, Inc.	WA	2103	*	Pacific Ave & Lilly Road	Olympia	WA	Thurston	98501
17-Jan-89	Fashion Bug #2119, Inc.	OH	2119	*	3646 Soldano Boulevard	Columbus	OH	Franklin	43228
31-Oct-88	Fashion Bug #2120, Inc.	OH	2120	*	23 Ohio River Plaza	Gallipolis	OH	Gallia	45631
19-Oct-88	Fashion Bug #2123, Inc.	VA	2123	*	Us Route 23, Ridgeview Rd	Wise	VA	Wise	24293
03-Oct-88	Fashion Bug #2124, Inc.	PA	2124	*	4313 Walnut Street	Mc Keesport	PA	Allegheny	15132
05-Dec-88	Fashion Bug #2125, Inc.	WA	2125	*	17625 Pacific Ave	Spanaway	WA	Pierce	98387
06-Dec-88	Fashion Bug #2126, Inc.	MI	2126	*	4205 E Court	Burton	MI	Genesee	48509
14-Dec-88	Fashion Bug #2129, Inc.	OH	2129	*	1460 Hamilton Richmond Rd	Hamilton	OH	Butler	45013
11-Jan-89	Fashion Bug #2133, Inc.	WI	2133	*	9348 Highway 16	Onalaska	WI	La Crosse	54650
03-Jan-89	Fashion Bug #2134, Inc.	IL	2134	*	9247 159Th Street	Orland Hills	IL	Cook	60477
17-Jan-89	Fashion Bug #2139, Inc.	OR	2139	*	1829 Pioneer Pkwy East	Springfield	OR	Lane	97477
09-Mar-89	Fashion Bug #2148, Inc.	WI	2148	*	8581 South Howell Avenue	Oak Creek	WI	Milwaukee	53154
22-Feb-89	Fashion Bug #2149, Inc.	MA	2149	*	288 Chelmsford St	Chelmsford	MA	Middlesex	01824
06-Mar-89	Fashion Bug #2150, Inc.	NH	2150	*	77 Derry Rd	Hudson	NH	Hillsborough	03051
18-Apr-89	Fashion Bug #2151, Inc.	NH	2151	*	375 Amherst Street	Nashua	NH	Hillsborough	03063
28-Mar-89	Fashion Bug #2154, Inc.	WI	2154	*	4698 S Whitnall Ave	St Francis	WI	Milwaukee	53235
16-May-89	Fashion Bug #2157 of Oneida, Inc.	NY	2157	*	17 Glenwood Ave	Oneida	NY	Madison	13421
27-Mar-89	Fashion Bug #2158, Inc.	MO	2158	*	9523 Gravois Road	Affton	MO	St. Louis	63123
03-Apr-89	Fashion Bug #2169, Inc.	WA	2169	*	Rt 529 & 4Th Street	Marysville	WA	Snohomish	98270
03-Apr-89	Fashion Bug #2170, Inc.	WA	2170	*	Ocean Bch & Washington Way	Longview	WA	Cowlitz	98632
19-Apr-89	Fashion Bug #2173, Inc.	IN	2173	*	7806 East 37Th Ave	Hobart	IN	Lake	46342
17-May-89	Fashion Bug #2174, Inc.	MI	2174	*	2806 Tittabawassee Rd	Saginaw	MI	Saginaw	48604
22-May-89	Fashion Bug #2175, Inc.	CA	2175	*	1921 Douglas Blvd Suite 1	Roseville	CA	Placer	95661
22-May-89	Fashion Bug #2181, Inc.	CA	2181	*	16835 Valley Boulevard	Fontana	CA	San Bernardino	92335
31-May-89	Fashion Bug #2183, Inc.	OH	2183	*	16280 Dresdon Avenue	East Liverpool	OH	Columbiana	43920
01-Jun-89	Fashion Bug #2184 of Webster, Inc.	NY	2184	*	1900 Empire Boulevard	Webster	NY	Monroe	14580
07-Jun-89	Fashion Bug #2186, Inc.	OR	2186	*	10872 Se Oak	Milwaukie	OR	Clackamas	97222
30-May-89	Fashion Bug #2187, Inc.	MN	2187	*	2420 Highway 29 South	Alexandria	MN	Douglas	56308
30-May-89	Fashion Bug #2189, Inc.	IN	2189	*	52401 Interchange Dr	Elkhart	IN	Elkhart	46514

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

24-Jul-89	Fashion Bug #2192, Inc.	OH	2192	*	10525 Harrison Ave	Harrison	OH	Hamilton	45030
21-Jun-89	Fashion Bug #2193, Inc.	MA	2193	*	17 Wood Street	Lowell	MA	Middlesex	01852
21-Jun-89	Fashion Bug #2194, Inc.	WI	2194	*	315 Prarie View Road	Chippewa Falls	WI	Chippewa	54729
23-Jun-89	Fashion Bug #2196 of Newark, Inc.	NY	2196	*	Rte 31 East & Rte 88	Newark	NY	Wayne	14513
10-Jul-89	Fashion Bug #2199, Inc.	MD	2199	*	1119 Annapolis Rd	Odenton	MD	Anne Arundel	21113
10-Apr-86	Fashion Bug #2203, Inc.	ME	2203	*	3 Elm Plaza	Waterville	ME	Kennebec	04901
15-Jul-93	Fashion Bug #2204 of Hornell, Inc.	NY	2204	*	1000 State Route 36	Hornell	NY	Steuben	14843
28-Feb-90	Fashion Bug #2210 of Kingston, Inc.	NY	2210	*	2 Schwenk Dr	Kingston	NY	Ulster	12401
28-Aug-89	Fashion Bug #2214, Inc.	MN	2214	*	215 North Central Avenue	West Duluth	MN	St. Louis	55807
20-Apr-90	Fashion Bug #2231, Inc.	MI	2231	*	Market&Hwy M37&M43 W State	Hasting	MI	Barry	49058
26-Sep-89	Fashion Bug #2232, Inc.	MI	2232	*	797 East St	Lapeer	MI	Lapeer	48446
04-Jun-90	Fashion Bug #2237, Inc.	PA	2237	*	601 Route 940	Mt Pocono	PA	Monroe	18344
16-Oct-89	Fashion Bug #2238, Inc.	MA	2238	*	368 Timpany Blvd	Gardner	MA	Worcester	01440
25-Jan-90	Fashion Bug #2239, Inc.	OR	2239	*	2223 Se Tualatin Valley	Hillsboro	OR	Washington	97123
15-Sep-89	Fashion Bug #2240, Inc.	ID	2240	*	Caldwell Blvd & W Karcher	Nampa	ID	Canyon	83651
21-Aug-89	Fashion Bug #2242, Inc.	PA	2242	*	1014 West View Park Drive	West View	PA	Allegheny	15229
14-Dec-89	Fashion Bug #2243, Inc.	WA	2243	*	1809B Ne Vancouver Pl Dr	Vancouver	WA	Clark	98662
19-Jan-90	Fashion Bug #2244 of Canandaigua, Inc.	NY	2244	*	Routes 5 & 20	Canadaigua	NY	Ontario	14424
04-Dec-89	Fashion Bug #2245, Inc.	MD	2245	*	1052 Maiden Choice Lane	Arbutus	MD	Baltimore	21229
29-Dec-89	Fashion Bug #2247, Inc.	OH	2247	*	4897 State Route 125	Georgetown	OH	Brown	45121
26-Feb-90	Fashion Bug #2249, Inc.	OH	2249	*	3315 N Ridge E Unit 260	Ashtabula	OH	Ashtabula	44004
05-Dec-89	Fashion Bug #2254, Inc.	WI	2254	*	2955 New Pinery Rd	Portage	WI	Columbia	53901
26-Dec-90	Fashion Bug #2255, Inc.	MD	2255	*	805 Solomons Island Rd N	Prince Frederick	MD	Calvert	20678
28-Nov-89	Fashion Bug #2258, Inc.	IL	2258	*	3000 W Deyoung St Room 404	Marion	IL	Williamson	62959
04-Dec-89	Fashion Bug #2260, Inc.	IL	2260	*	2314 South Harlem Ave	North Riverside	IL	Cook	60546
01-Jan-90	Fashion Bug #2279, Inc.	WI	2279	*	2030 Silvernail Road	Pewaukee	WI	Waukesha	53072
11-Mar-91	Fashion Bug #2289 of Garden City, Inc.	NY	2289	*	646 Stewart Avenue	Garden City	NY	Nassau	11530
18-Jan-90	Fashion Bug #2290, Inc.	RI	2290	*	Diamond Hill & Mendon Rds	Woonsocket	RI	Providence	02895
26-Feb-90	Fashion Bug #2291, Inc.	IN	2291	*	7251 Us Highway 31	Indianapolis	IN	Marion	46227
11-May-90	Fashion Bug #2293, Inc.	OH	2293	*	West Main&Experiment Farm	Troy	OH	Miami	45373
19-Mar-90	Fashion Bug #2305, Inc.	PA	2305	*	44 Bedford Sq	Bedford	PA	Bedford	15522
10-Dec-90	Fashion Bug #2313, Inc.	WA	2313	*	9632 N Newport Highway	Spokane	WA	Spokane	99218

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

25-Jun-90	Fashion Bug #2314, Inc.	IN	2314	*	Park Road & 21St Street	Connersville	IN	Fayette	47331
16-May-90	Fashion Bug #2315, Inc.	WI	2315	*	Crestview Dr&Gateway Blvd	Hudson	WI	St. Croix	54016
28-Aug-90	Fashion Bug #2325, Inc.	MI	2325	*	1337 Spring Street	Petoskey	MI	Emmet	49770
25-May-90	Fashion Bug #2326, Inc.	PA	2326	*	Foster Avenue & Route 60	Crafton	PA	Allegheny	15205
12-Jun-90	Fashion Bug #2328, Inc.	MN	2328	*	12960 Riverdale Drive	Coon Rapids	MN	Anoka	55433
12-Jun-90	Fashion Bug #2335, Inc.	CA	2335	*	1025 Bellevue Road	Atwater	CA	Merced	95301
15-Jun-90	Fashion Bug #2337, Inc.	OH	2337	*	1590 Marion-Mt Gilead Rd	Marion	OH	Marion	43302
13-Jun-90	Fashion Bug #2339, Inc.	RI	2339	*	Route 2 & Cowesett Road	Warwick	RI	Kent	02886
01-Jul-91	Fashion Bug #2345, Inc.	PA	2345	*	111 Hulst Road - Ste 715	Matamoras	PA	Pike	18336
16-Aug-90	Fashion Bug #2347, Inc.	NH	2347	*	80 Storrs St	Concord	NH	Merrimack	03301
16-Jul-90	Fashion Bug #2348, Inc.	WA	2348	*	7601-7725 Evergreen Way	Everett	WA	Snohomish	98203
19-Nov-90	Fashion Bug #2349, Inc.	IN	2349	*	Us Hwys 41 & 30	Schererville	IN	Lake	46375
16-Aug-90	Fashion Bug #2350, Inc.	NH	2350	*	1458 Lakeshore Drive	Gilford	NH	Belknap	03246
24-Aug-90	Fashion Bug #2351, Inc.	MN	2351	*	Trunk Hwy 10 & 30Th Street	Moorhead	MN	Clay	56560
28-Aug-90	Fashion Bug #2353, Inc.	MI	2353	*	3514 Pine Grove	Port Huron	MI	St. Clair	48060
16-Aug-90	Fashion Bug #2354, Inc.	CA	2354	*	1937 East 20Th St	Chico	CA	Butte	95928
09-Aug-90	Fashion Bug #2359, Inc.	PA	2359	*	Phila Ave & New Holland Rd	Kenhorst	PA	Berks	19607
20-Aug-90	Fashion Bug #2360, Inc.	PA	2360	*	Rt 222 & Leesport Avenue	Muhlenberg	PA	Berks	19560
24-Aug-90	Fashion Bug #2364 of North Tonawanda, Inc.	NY	2364	*	Meadow Dr & Payne Ave	North Tonawanda	NY	Niagara	14120
04-Feb-91	Fashion Bug #2370 of Malone, Inc.	NY	2370	*	230 West Main	Malone	NY	Franklin	12953
14-Dec-90	Fashion Bug #2374, Inc.	WI	2374	*	2700 Pioneer Avenue	Rice Lake	WI	Barron	54868
20-Sep-90	Fashion Bug #2376, Inc.	IL	2376	*	87Th St & Kedzie Ave	Chicago	IL	Cook	60652
18-Oct-90	Fashion Bug #2378, Inc.	NV	2378	*	3105 East Tropicana Avenue	Las Vegas	NV	Clark	89121
14-Jan-91	Fashion Bug #2384 of Rochester, Inc.	NY	2384	*	250 Elm Ridge Center Dr	Rochester	NY	Monroe	14626
16-Nov-90	Fashion Bug #2385, Inc.	ME	2385	*	1129 Union St	Bangor	ME	Penobscot	04401
15-Oct-90	Fashion Bug #2389, Inc.	PA	2389	*	Rr 6 & Rte 220, Box 6040	Towanda	PA	Bradford	18848
26-Nov-90	Fashion Bug #2394, Inc.	IN	2394	*	934 North Main Street	Monticello	IN	White	47960
20-Nov-90	Fashion Bug #2395, Inc.	MD	2395	*	217 Kentlands Blvd	Gaithersburg	MD	Montgomery	20878
07-Jan-91	Fashion Bug #2396 of Big Flats, Inc.	NY	2396	*	830 County Route 64	Big Flats	NY	Chemung	14814
22-Jan-91	Fashion Bug #2398, Inc.	NH	2398	*	401A West Street	Keene	NH	Cheshire	03431
14-Apr-91	Fashion Bug #2399, Inc.	MI	2399	*	462-B106 Edgewood Blvd	Lansing	MI	Ingham	48911
09-Sep-85	Fashion Bug #2403, Inc.	CT	2403	*	861 Queen St	Southington	CT	Hartford	06489

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Jan-91	Fashion Bug #2406, Inc.	MO	2406	*	1237 Water Tower Place	Arnold	MO	Jefferson	63010
21-Mar-91	Fashion Bug #2409, Inc.	PA	2409	*	Us Rt 30 & Rt 981	Latrobe	PA	Westmoreland	15650
28-Feb-91	Fashion Bug #2411, Inc.	MA	2411	*	268 Mohawk Trail	Greenfield	MA	Franklin	01301
04-Mar-91	Fashion Bug #2415, Inc.	PA	2415	*	Rd 8 & 268	Kittanning	PA	Armstrong	16201
08-Apr-91	Fashion Bug #2416, Inc.	MA	2416	*	935 Riverdale Rd	West Springfield	MA	Hampden	01089
08-Apr-91	Fashion Bug #2420, Inc.	MO	2420	*	27 Conley Rd Suite J	Columbia	MO	Boone	65201
23-Apr-91	Fashion Bug #2424, Inc.	MN	2424	*	420 Shilling Dr	Dundas	MN	Rice	55019
25-Apr-91	Fashion Bug #2426 of East Aurora, Inc.	NY	2426	*	123 Gray Street	East Aurora	NY	Erie	14052
04-Jun-91	Fashion Bug #2435, Inc.	OH	2435	*	3957 Burbank Rd	Wooster	OH	Wayne	44691
28-May-91	Fashion Bug #2437, Inc.	PA	2437	*	2600 Willow St Pike No	Willow Street	PA	Lancaster	17584
05-Oct-87	Fashion Bug #2446, Inc.	PA	2446	*	2700 Dekalb Pike	East Norriton	PA	Montgomery	19401
18-Jul-91	Fashion Bug #2449, Inc.	NV	2449	*	3645 S Rainbow Blvd #101	Las Vegas	NV	Clark	89103
18-Sep-91	Fashion Bug #2455 of Wilton, Inc.	NY	2455	*	3065 Route 50	Saratoga Springs	NY	Saratoga	12866
07-Aug-91	Fashion Bug #2468 of Bath, Inc.	NY	2468	*	358 West Washington Blvd	Bath	NY	Steuben	14810
07-Aug-91	Fashion Bug #2470 of Binghamton, Inc.	NY	2470	*	33 West State Street	Binghamton	NY	Broome	13901
07-Aug-91	Fashion Bug #2472, Inc.	CT	2472	*	Rte 72 & Shunpike Rd	Cromwell	CT	Middlesex	06416
29-Oct-84	Fashion Bug #2474, Inc.	OH	2474	*	1230 East State Street	Alliance	OH	Stark	44601
24-Oct-91	Fashion Bug #2485, Inc.	MD	2485	*	Forest Dr & Riva Rd	Annapolis	MD	Anne Arundel	21401
01-Oct-91	Fashion Bug #2488, Inc.	MN	2488	*	2730 Division St	St Cloud	MN	Stearns	56301
30-Sep-91	Fashion Bug #2492, Inc.	PA	2492	*	2 Millbrook Plaza	Mill Hall	PA	Clinton	17751
03-Oct-91	Fashion Bug #2497, Inc.	MA	2497	*	1050 Newport Ave & Rte 95	South Attleboro	MA	Bristol	02703
07-Nov-91	Fashion Bug #2505 of Hudson, Inc.	NY	2505	*	351 Fairview Ave	Hudson	NY	Columbia	12534
27-Jan-92	Fashion Bug #2508, Inc.	MO	2508	*	2885 Bogey&Regency Pkwy	St Charles	MO	St. Charles	63301
15-Oct-91	Fashion Bug #2510, Inc.	OH	2510	*	400 E Waterloo Rd	Akron	OH	Summit	44319
04-Nov-91	Fashion Bug #2511, Inc.	IN	2511	*	3377 Kentucky Ave	Indianapolis	IN	Marion	46221
01-Nov-91	Fashion Bug #2512, Inc.	NH	2512	*	172 High Street	Somersworth	NH	Strafford	03878
18-Nov-91	Fashion Bug #2513, Inc.	ME	2513	*	1050 Brighton Ave	Portland	ME	Cumberland	04102
30-Dec-91	Fashion Bug #2524, Inc.	CA	2524	*	29 Palms Hwy & Balsa Ave	Yucca Valley	CA	San Bernardino	92284
11-Dec-91	Fashion Bug #2529, Inc.	AZ	2529	*	2020 North 75Th Ave	Phoenix	AZ	Maricopa	85035
27-Nov-91	Fashion Bug #2533, Inc.	NJ	2533	*	2108 Burlington Mt Holly R	Burlington	NJ	Burlington	08016
06-Dec-91	Fashion Bug #2534, Inc.	NJ	2534	*	Route 9 & First St	Forked River	NJ	Ocean	08734
20-Jul-92	Fashion Bug #2542, Inc.	PA	2542	*	Rodi & Frankstown Road	Penn Hills	PA	Allegheny	15235

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

27-Jan-92	Fashion Bug #2553, Inc.	OH	2553	*	3849 So High St	Columbus	OH	Franklin	43207
25-Jun-92	Fashion Bug #2555, Inc.	ME	2555	*	147 Old Bath Rd	Brunswick	ME	Cumberland	04011
27-Jan-92	Fashion Bug #2556, Inc.	OH	2556	*	415 So Briel Blvd	Middletown	OH	Butler	45042
26-Feb-92	Fashion Bug #2562, Inc.	OH	2562	*	1524 Coshocton Ave	Mount Vernon	OH	Knox	43050
31-Oct-85	Fashion Bug #2571, Inc.	OH	2571	*	6000 Mahoning Avenue	Youngstown	OH	Mahoning	44515
04-Nov-92	Fashion Bug #2575, Inc.	TN	2575	*	768 S Jefferson Ave	Cookeville	TN	Putnam	38501
02-Apr-92	Fashion Bug #2584 of Cortland, Inc.	NY	2584	*	854 State Rte 13	Cortland	NY	Cortland	13045
26-May-95	Fashion Bug #2585, Inc.	MD	2585	*	8775 Branch Ave	Clinton	MD	Prince George's	20735
13-Oct-92	Fashion Bug #2597 of Colonie, Inc.	NY	2597	*	579 Troy/Schenectady Rd	Latham	NY	Albany	12110
11-May-92	Fashion Bug #2601, Inc.	IN	2601	*	1224 James Ave	Bedford	IN	Lawrence	47421
15-May-92	Fashion Bug #2603, Inc.	KY	2603	*	765 E Cumberland Gap	Corbin	KY	Knox	40701
15-May-92	Fashion Bug #2604 of Vestal, Inc.	NY	2604	*	2405 Vestal Pkwy East	Vestal	NY	Broome	13850
11-May-92	Fashion Bug #2605, Inc.	MD	2605	*	Greenbelt Rd & Cherrywood	Greenbelt	MD	Prince George's	20770
18-May-92	Fashion Bug #2608, Inc.	WI	2608	*	1035 Mutual Way	Appleton	WI	Outagamie	54913
29-Jun-92	Fashion Bug #2610, Inc.	MI	2610	*	300 South Greenville W Dr	Greenville	MI	Montcalm	48838
16-Jun-92	Fashion Bug #2617, Inc.	WA	2617	*	2515 Main Street	Union Gap	WA	Yakima	98903
02-Jul-84	Fashion Bug #2627 of West Seneca, Inc.	NY	2627	*	1881 Ridge Road	West Seneca	NY	Erie	14224
15-Jun-92	Fashion Bug #2635 of Geneseo, Inc.	NY	2635	*	4296 Lakeville Rd	Geneseo	NY	Livingston	14454
02-Jul-92	Fashion Bug #2636, Inc.	NH	2636	*	Rt 101 Portsmouth Ave	Stratham	NH	Rockingham	03885
17-Aug-92	Fashion Bug #2649, Inc.	NM	2649	*	370 Eubank Blvd Ne	Alburquerque	NM	Bernalillo	87123
09-Jul-92	Fashion Bug #2663, Inc.	PA	2663	*	Route 51	Beaver Falls	PA	Beaver	15010
07-Aug-92	Fashion Bug #2665, Inc.	WI	2665	*	2123 Zeier Rd	Madison	WI	Dane	53704
05-Aug-92	Fashion Bug #2667, Inc.	VA	2667	*	64 Southpark Blvd	Colonial Heights	VA	Colonial Heights city	23834
14-Aug-92	Fashion Bug #2671, Inc.	MI	2671	*	23041 John R Road	Hazel Park	MI	Oakland	48030

19-Aug-92	Fashion Bug #2679, Inc.	CA	2679	*	1375 N State St	Ukiah	CA	Mendocino	95482
19-Aug-92	Fashion Bug #2680, Inc.	IA	2680	*	1111 E Army Post Road	Des Moines	IA	Polk	50315
22-Apr-93	Fashion Bug #2685, Inc.	MO	2685	*	901 Strobach St	Rolla	MO	Phelps	65401
28-Sep-92	Fashion Bug #2688, Inc.	KY	2688	*	5300 Dixie Highway	Louisville	KY	Jefferson	40216
17-Sep-92	Fashion Bug #2689, Inc.	UT	2689	*	5524 S Redwood Road	Salt Lake City	UT	Salt Lake	84123
23-Jan-84	Fashion Bug #2695, Inc.	PA	2695	*	4260 South 76Th Street	Greenfield	WI	Milwaukee	53220
05-Nov-92	Fashion Bug #2697, Inc.	MA	2697	*	60 Broadway	Malden	MA	Middlesex	02148

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Sep-92	Fashion Bug #2700 of Port Jefferson, Inc.	NY	2700	*	5010 Nesconset Hwy	E Setaucket	NY	Suffolk	11777
17-Sep-92	Fashion Bug #2701, Inc.	CA	2701	*	1321 East Pacheco Blvd	Los Banos	CA	Merced	93635
02-Sep-92	Fashion Bug #2707, Inc.	MD	2707	*	Route 22 & Beards Hill Rd	Aberdeen	MD	Baltimore	21001
19-Oct-92	Fashion Bug #2708, Inc.	OH	2708	*	413 Boardman-Poland Rd	Youngstown	OH	Mahoning	44512
08-Oct-92	Fashion Bug #2717, Inc.	WI	2717	*	4800 Golf Road	Eau Claire	WI	Eau Claire	54701
14-Oct-92	Fashion Bug #2720, Inc.	WV	2720	*	2714 Mountaineer Blvd	South Charleston	WV	Kanawha	25309
04-Nov-92	Fashion Bug #2722, Inc.	IN	2722	*	1870 Morton St, Us 31 S	Franklin	IN	Johnson	46131
19-Oct-92	Fashion Bug #2724, Inc.	IN	2724	*	158 West Logan St	Noblesville	IN	Hamilton	46060
04-Nov-92	Fashion Bug #2730, Inc.	DE	2730	*	501 Governors Place	Bear	DE	New Castle	19701
04-Nov-92	Fashion Bug #2731, Inc.	DE	2731	*	4493 Highway #1	Rehoboth Beach	DE	Sussex	19971
18-Oct-94	Fashion Bug #2733, Inc.	MO	2733	*	660 S Truman Blvd	Festus	MO	Jefferson	63028
05-Nov-92	Fashion Bug #2736, Inc.	MO	2736	*	1317 So Main St	Sikeston	MO	New Madrid	63801
15-Jun-87	Fashion Bug #2738, Inc.	KY	2738	*	1735 Monmouth Street	Newport	KY	Campbell	41071
05-Nov-92	Fashion Bug #2739 of Rotterdam, Inc.	NY	2739	*	1480 Altamont Ave	Rotterdam	NY	Schenectady	12303
06-Nov-92	Fashion Bug #2741, Inc.	OH	2741	*	9160 Mentor Ave	Mentor	OH	Lake	44060
18-Nov-92	Fashion Bug #2749, Inc.	MN	2749	*	19140 Freeport St Nw	Elk River	MN	Sherburne	55330
13-Nov-92	Fashion Bug #2750, Inc.	PA	2750	*	457 So Oxford Valley Road	Fairless Hills	PA	Bucks	19030
30-Nov-92	Fashion Bug #2751, Inc.	IN	2751	*	413 West Eades Pkwy	Lawrenceburg	IN	Dearborn	47025
07-Dec-92	Fashion Bug #2767, Inc.	PA	2767	*	E Market St & Memory Lane	York	PA	York	17402
29-Oct-93	Fashion Bug #2775, Inc.	IN	2775	*	4122 Northrop St	Fort Wayne	IN	Allen	46805
01-Mar-93	Fashion Bug #2791, Inc.	OH	2791	*	3310 New Germany Trebein	Beaver Creek	OH	Greene	45431
10-Jun-93	Fashion Bug #2794, Inc.	NV	2794	*	Hwy I80 & Rte 225	Elko	NV	Elko	89801
13-Jan-87	Fashion Bug #2796 of Cobleskill, Inc.	NY	2796	*	Rr 3, Box 224F	Cobleskill	NY	Schoharie	12043
09-Aug-01	Fashion Bug #2797, Inc.	NJ	2797	*	83 South Whitehorse Pike	Hammonton	NJ	Atlantic	08037
09-Dec-93	Fashion Bug #2807, Inc.	IN	2807	*	2363 Hwy 135 Nw Ste 109	Corydon	IN	Harrison	47112
23-Mar-79	Fashion Bug #2811, Inc.	PA	2811	*	Routes 70 & 88	Bricktown	NJ	Ocean	08723
02-Jun-92	Fashion Bug #2820, Inc.	CT	2820	*	220 Route 12	Groton	CT	New London	06340
09-Aug-91	Fashion Bug #2821, Inc.	VA	2821	*	14050 Shoppers Best Way	Woodbridge	VA	Prince William	22192
22-Jan-93	Fashion Bug #2838, Inc.	OR	2838	*	2300 No Hwy 99W	Mcminnville	OR	Yamhill	97128
22-Jul-93	Fashion Bug #2842, Inc.	IL	2842	*	656 Carlyle Road	Belleville	IL	St. Clair	62221
28-May-93	Fashion Bug #2844, Inc.	PA	2844	*	621 Conchester Hwy	Boothwyn	PA	Delaware	19061
25-Jun-93	Fashion Bug #2851, Inc.	NJ	2851	*	860 Fischer Blvd	Toms River	NJ	Ocean	08753

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

15-Jul-93	Fashion Bug #2853 of Rome, Inc.	NY	2853	*	Route 69 & 49	Rome	NY	Oneida	13440
16-Dec-86	Fashion Bug #2855, Inc.	IL	2855	*	1111 West Broadway, Rt 161	Centralia	IL	Clinton	62801
09-Aug-93	Fashion Bug #2857, Inc.	OH	2857	*	1248 S Main St & Us127	Bryan	OH	Williams	43506
16-Aug-93	Fashion Bug #2858, Inc.	CA	2858	*	4675 Torrance Blvd	Torrance	CA	Los Angeles	90503
19-Jul-93	Fashion Bug #2864, Inc.	OH	2864	*	2333 East State Street	Salem	OH	Columbiana	44460
15-Sep-93	Fashion Bug #2879, Inc.	OR	2879	*	925 Northeast D St	Grants Pass	OR	Josephine	97526
17-Sep-93	Fashion Bug #2898, Inc.	CA	2898	*	1557 East Noble	Visalia	CA	Tulare	93291
24-Jan-94	Fashion Bug #2905, Inc.	IN	2905	*	5255 E Thompson Rd	Indianapolis	IN	Marion	46237
02-Nov-93	Fashion Bug #2906, Inc.	IN	2906	*	1523 No State St	Greenfield	IN	Hancock	46140
02-Nov-93	Fashion Bug #2907, Inc.	IL	2907	*	1792 N Richmond Road	Mchenry	IL	McHenry	60050
13-Oct-93	Fashion Bug #2909, Inc.	PA	2909	*	1006 N Elmira St	Sayre	PA	Bradford	18840
18-Oct-93	Fashion Bug #2915, Inc.	MA	2915	*	319 Massachusetts Ave	Lunenburg	MA	Worcester	01462
19-Nov-93	Fashion Bug #2920, Inc.	WA	2920	*	601 S Pioneer Way Ste C	Moses Lake	WA	Grant	98837
29-Nov-93	Fashion Bug #2924, Inc.	WI	2924	*	7100 Green Bay Rd	Kenosha	WI	Kenosha	53142
09-Dec-93	Fashion Bug #2930, Inc.	IL	2930	*	1070 S Barrington Rd #P-2	Streamwood	IL	Cook	60107
21-Jan-94	Fashion Bug #2932, Inc.	MA	2932	*	68 Stafford St	Worcester	MA	Worcester	01603
09-Dec-93	Fashion Bug #2941, Inc.	DE	2941	*	1049 N Dupont Hwy	Dover	DE	Kent	19901
13-Jan-94	Fashion Bug #2958, Inc.	MI	2958	*	701 68Th St Suite 200	Grand Rapids	MI	Kent	49509
10-Jan-94	Fashion Bug #2959 of Buffalo, Inc.	NY	2959	*	2101 Elmwood Avenue	Buffalo	NY	Erie	14207
22-Feb-94	Fashion Bug #2969, Inc.	WY	2969	*	2610 S Douglas Hwy	Gillette	WY	Campbell	82716
09-Mar-94	Fashion Bug #2974, Inc.	MI	2974	*	1809 E Sherman Blvd	Muskegon	MI	Muskegon	49444
02-Mar-94	Fashion Bug #2978, Inc.	OH	2978	*	1073 No Court St	Medina	OH	Medina	44256
29-Mar-94	Fashion Bug #2988, Inc.	IN	2988	*	2077 South Main St	Rochester	IN	Fulton	46975
29-Mar-94	Fashion Bug #2989, Inc.	IN	2989	*	843 So College Ave	Rensselaer	IN	Jasper	47978
28-Apr-94	Fashion Bug #2995, Inc.	OH	2995	*	294 County Road 120 South	Burlington	OH	Lawrence	45680
20-Apr-94	Fashion Bug #2998, Inc.	PA	2998	*	3726 Easton/Nazareth Hwy	Easton	PA	Northampton	18045
12-May-94	Fashion Bug #3001, Inc.	VA	3001	*	6555 Market Dr	Gloucester	VA	Gloucester	23061
26-May-94	Fashion Bug #3006, Inc.	AZ	3006	*	4401 So White Mtn Rd	Showlow	AZ	Navajo	85901
25-Apr-94	Fashion Bug #3011, Inc.	PA	3011	*	818 S St Mary'S Road	Saint Mary'S	PA	Elk	15857
30-Jun-94	Fashion Bug #3016, Inc.	OH	3016	*	Routes 303 & 43	Streetsboro	OH	Portage	44241
26-Jul-94	Fashion Bug #3018, Inc.	WV	3018	*	Routes 17 & 340	Charles Town	WV	Jefferson	25414
04-Oct-94	Fashion Bug #3040, Inc.	MO	3040	*	610 Walmart Dr & Karsch	Farmington	MO	St. Francois	63640

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

28-Sep-94	Fashion Bug #3042, Inc.	IN	3042	*	10335 Indianapolis Blvd	Highland	IN	Lake	46322
31-Aug-94	Fashion Bug #3048 of Wellsville, Inc.	NY	3048	*	111 Bolivar, Rte 417	Wellsville	NY	Allegany	14895
30-Aug-94	Fashion Bug #3049, Inc.	CT	3049	*	352 West Middle Tnpk	Manchester	CT	Hartford	06040
18-Oct-94	Fashion Bug #3050, Inc.	MA	3050	*	24 Fairhavens Commons Way	Fairhaven	MA	Bristol	02719
19-Oct-94	Fashion Bug #3052, Inc.	MO	3052	*	2633 North Kansas Avenue	Springfield	MO	Greene	65803
14-Dec-94	Fashion Bug #3054, Inc.	IL	3054	*	Swc Hwy 67 & Lincoln Ave	Jacksonville	IL	Morgan	62650
08-Aug-94	Fashion Bug #3057, Inc.	PA	3057	*	3100 Oakland Avenue	Indiana	PA	Indiana	15701
30-Aug-94	Fashion Bug #3058, Inc.	CT	3058	*	57 Washington Ave	North Haven	CT	New Haven	06473
19-Oct-94	Fashion Bug #3079, Inc.	MO	3079	*	9410 Highway 350	Raytown	MO	Jackson	64133
18-Oct-94	Fashion Bug #3081, Inc.	PA	3081	*	1514 N Center Avenue	Somerset	PA	Somerset	15501
05-Sep-96	Fashion Bug #3091, Inc.	PA	3091	*	1537 Bethlehem Pk Suite D1	Hatfield	PA	Bucks	19440
03-Mar-87	Fashion Bug #3092, Inc.	WI	3092	*	2350 East Mason Street	Green Bay	WI	Brown	54302
26-Feb-96	Fashion Bug #3094, Inc.	ME	3094	*	830 Main St Po Box 35	Presque Isle	ME	Aroostook	04769
28-Feb-97	Fashion Bug #3099, Inc.	MD	3099	*	10486 South Campus Way	Upper Marlboro	MD	Prince George's	20774
16-Apr-97	Fashion Bug #3102, Inc.	WV	3102	*	536 Emily Drvie	Clarksburg	WV	Harrison	26301
25-Jun-97	Fashion Bug #3115, Inc.	MI	3115	*	17275 Silver Parkway	Fenton	MI	Genesee	48430
17-Jun-97	Fashion Bug #3116, Inc.	MO	3116	*	1325 Highway K	O'Fallon	MO	St. Charles	63366
03-Jul-97	Fashion Bug #3120, Inc.	AZ	3120	*	4523 E. Thomas Road	Phoenix	AZ	Maricopa	85018
27-Jun-97	Fashion Bug #3121, Inc.	PA	3121	*	664 Shrewsbury Commons Ave	Shrewsbury	PA	York	17361
27-Jun-97	Fashion Bug #3122, Inc.	PA	3122	*	5055 Library Rd	Bethel Park	PA	Allegheny	15102
17-Jun-97	Fashion Bug #3123, Inc.	MO	3123	*	1839B E Independence	Springfield	MO	Greene	65804
12-Nov-97	Fashion Bug #3130, Inc.	NJ	3130	*	130 North Main Street	Manville	NJ	Somerset	08835
28-Apr-98	Fashion Bug #3131, Inc.	OH	3131	*	5800 Dressler Rd N.W.	Canton	OH	Stark	44720
01-Dec-97	Fashion Bug #3134, Inc.	IL	3134	*	4311 E Lincoln Way, Ste L	Sterling	IL	Whiteside	61081
16-Mar-00	Fashion Bug #3137, Inc.	PA	3137	*	Rt. 30 and Route 10	W. Sadsbury	PA		19365
12-Nov-97	Fashion Bug #3138, Inc.	CA	3138	*	2225 Plaza Pwy/Suite I-2	Modesto	CA	Stanislaus	95350
12-Nov-97	Fashion Bug #3139, Inc.	OH	3139	*	209 S. Hollywood Blvd.	Steubenville	OH	Jefferson	43952
19-Dec-97	Fashion Bug #3143 of Norwich, Inc.	NY	3143	*	54 E Main Street	Norwich	NY	Chenango	13815
23-Jan-98	Fashion Bug #3148, Inc.	IL	3148	*	3801 Nameoki Rd .	Granite City	IL	Madison	62040
09-Feb-98	Fashion Bug #3155, Inc.	AZ	3155	*	812 W. Warner Rd, Ste 8	Chandler	AZ	Maricopa	85224
15-Apr-98	Fashion Bug #3159, Inc.	NM	3159	*	4229 Crestview Dr S.E.	Rio Rancho	NM	Sandoval	87124
23-Jan-98	Fashion Bug #3163, Inc.	NJ	3163	*	3501 Route 42	Turnersville	NJ	Gloucester	08012

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

23-Jan-98	Fashion Bug #3166, Inc.	NJ	3166	*	1601 West Edgar Road	Linden	NJ	Union	07036
23-Jan-98	Fashion Bug #3170, Inc.	TX	3170	*	9411 Alameda Avenue	El Paso	TX	El Paso	79907
29-Jan-98	Fashion Bug #3179, Inc.	VA	3179	*	3609 Plank Rd	Fredericksburg	VA	Spotsylvania	22407
26-Feb-98	Fashion Bug #3187, Inc.	KS	3187	*	7712 State Avenue	Kansas City	KS	Wyandotte	66112
17-Mar-98	Fashion Bug #3195, Inc.	MD	3195	*	1344 A Eastern Blvd	Essex	MD	Baltimore	21221
09-Sep-98	Fashion Bug #3198, Inc.	MO	3198	*	2064 Washington Crossing	Washington	MO	Franklin	63091
14-Apr-98	Fashion Bug #3199, Inc.	MO	3199	*	12224 S. 71 Highway	Grandview	MO	Jackson	64030
30-Jul-98	Fashion Bug #3201, Inc.	PA	3201	*	95 E. Street Rd	Feasterville	PA	Bucks	19053
05-Jul-83	Fashion Bug #3202, Inc.	PA	3202	*	902 Grafton Street	Worcester	MA	Worcester	01604
07-May-98	Fashion Bug #3203, Inc.	TN	3203	*	516 E. Enon Springs Rd	Smyrna	TN	Rutherford	37167
12-Feb-99	Fashion Bug #3206, Inc.	OH	3206	*	108 Meadow Park Drive	Lewis Center	OH	Delaware	43035
29-Oct-98	Fashion Bug #3209, Inc.	IA	3209	*	902 W Kimberly Road	Davenport	IA	Scott	52806
09-Jun-98	Fashion Bug #3210, Inc.	CA	3210	*	346 So. Mountain Avenue	Upland	CA	San Bernardino	91786
15-Jul-98	Fashion Bug #3212, Inc.	TN	3212	*	90 Dover Crossing Road	Clarksville	TN	Montgomery	37042
02-Jul-98	Fashion Bug #3213, Inc.	PA	3213	*	1617 So Market St	Elizabethtown	PA	Lancaster	17022
29-Jun-98	Fashion Bug #3215, Inc.	MI	3215	*	9058 Highland Road	White Lake	MI	Oakland	48386
15-Jul-98	Fashion Bug #3216, Inc.	CA	3216	*	78-870 Highway 111	La Quinta	CA	Riverside	92253
21-Oct-98	Fashion Bug #3224, Inc.	NJ	3224	*	34 Barbour Avenue	Passaic	NJ	Passaic	07055
15-Oct-98	Fashion Bug #3225, Inc.	PA	3225	*	16226 Conneaut Lake Rd	Meadville	PA	Crawford	16335
02-Oct-98	Fashion Bug #3226 of Auburn, Inc.	NY	3226	*	Grant Ave Rt.5 Mcintosh Dr	Auburn	NY	Cayuga	13021
29-Oct-98	Fashion Bug #3227, Inc.	CA	3227	*	44436 Valley Central Way	Lancaster	CA	Los Angeles	93536
10-Nov-98	Fashion Bug #3232, Inc.	IN	3232	*	1220 West 15Th Street	Auburn	IN	De Kalb	46706
14-Oct-98	Fashion Bug #3235, Inc.	IN	3235	*	486 West Plaza Drive	Columbia City	IN	Whitley	46725
22-Oct-98	Fashion Bug #3236, Inc.	PA	3236	*	790 Summit Ridge Plaza	Mt. Pleasant	PA	Westmoreland	15666
29-Oct-98	Fashion Bug #3237, Inc.	IL	3237	*	1005 Northwest St. Suite C	Olney	IL	Richland	62450
25-Nov-98	Fashion Bug #3240, Inc.	NJ	3240	*	1258 Us Highway 22	Phillipsburg	NJ	Warren	08865
22-Dec-98	Fashion Bug #3243, Inc.	WI	3243	*	1820 Plover Road, Suite C	Plover	WI	Portage	54467
25-Nov-98	Fashion Bug #3246, Inc.	PA	3246	*	300 Walmart Dr Suite 110	Ebensburg	PA	Cambria	15931
16-Dec-99	Fashion Bug #3251, Inc.	FL	3251	*	3251 Hollywood Blvd	Hollywood	FL	Broward	33021
22-Dec-98	Fashion Bug #3253, Inc.	IA	3253	*	3241 Gordon Drive	Sioux City	IA	Woodbury	51106
23-Dec-98	Fashion Bug #3254, Inc.	MD	3254	*	Rt. 27 / Rt. 144	Mount Airy	MD		21771
26-Jan-99	Fashion Bug #3255, Inc.	NE	3255	*	12115 West Center Road	Omaha	NE	Douglas	68144

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

11-Feb-99	Fashion Bug #3265, Inc.	MN	3265	*	951 East County Road E.	Vadnais Heights	MN	Washington	55127
17-Mar-99	Fashion Bug #3267, Inc.	CA	3267	*	141-A E. Willow	Long Beach	CA	Los Angeles	90806
04-Mar-99	Fashion Bug #3274, Inc.	CA	3274	*	4535 Century Blvd	Pittsburg	CA	Contra Costa	94565
07-Jul-99	Fashion Bug #3278, Inc.	FL	3278	*	15871 Pines Boulevard	Pembroke Pines	FL	Broward	33027
16-Mar-99	Fashion Bug #3280, Inc.	TX	3280	*	816 W. Mcdermott Rd #300	Allen	TX	Collin	75013
16-Mar-99	Fashion Bug #3281 of Syracuse, Inc.	NY	3281	*	4713 Onondaga Blvd	Syracuse	NY	Onondaga	13219
01-Apr-99	Fashion Bug #3284 of Poughkeepsie, Inc.	NY	3284	*	2585 South Rd. - Rt. 9	Poughkeepsie	NY	Dutchess	12601
05-Apr-99	Fashion Bug #3288, Inc.	MI	3288	*	1789 South Cedar Rd	Imlay City	MI	Lapeer	48444
05-Apr-99	Fashion Bug #3289, Inc.	CA	3289	*	3076 West Shaw	Fresno	CA	Fresno	93711
21-Apr-99	Fashion Bug #3291, Inc.	CA	3291	*	7116 Broadway	Lemon Grove	CA	San Diego	91945
22-Apr-99	Fashion Bug #3292, Inc.	MI	3292	*	23943 West Road	Brownstown	MI	Wayne	48134
01-Jul-99	Fashion Bug #3296, Inc.	MN	3296	*	1136 Viering Dr	Shakopee	MN	Scott	55379
22-Apr-99	Fashion Bug #3297, Inc.	NJ	3297	*	27 Hampton House Rd	Newton	NJ	Sussex	07860
28-Jul-99	Fashion Bug #3299, Inc.	PA	3299	*	1556 Chester Pike	Eddystone	PA	Delaware	19022
21-Apr-99	Fashion Bug #3301, Inc.	WA	3301	*	15735 E. Broadway, Suite E	Veradale	WA	Spokane	99037
07-Jul-99	Fashion Bug #3310, Inc.	CA	3310	*	23921-A Sunnymead Blvd.	Moreno Valley	CA	Riverside	92553
27-Sep-99	Fashion Bug #3318, Inc.	WA	3318	*	1221 Auburn Way No	Auburn	WA	King	98002
20-Jul-99	Fashion Bug #3319, Inc.	IN	3319	*	1730 Apple Glen Blvd	Fort Wayne	IN	Allen	46804
07-Jul-99	Fashion Bug #3321, Inc.	CA	3321	*	2339 W. Hammer Ln. Suite L	Stockton	CA	San Joaquin	95209
20-Jul-99	Fashion Bug #3322, Inc.	CA	3322	*	1235 North Davis Rd.	Salinas	CA	Monterey	93906
22-Jul-99	Fashion Bug #3332, Inc.	FL	3332	*	4711 Babcock St. N.E.	Palm Bay	FL	Brevard	32905
27-Jul-99	Fashion Bug #3337, Inc.	MN	3337	*	2028 Paul Bunyon Drive	Bemidji	MN	Beltrami	56601
19-Aug-99	Fashion Bug #3339, Inc.	OH	3339	*	Highway 70/Mall Road	St. Clairsville	OH	Belmont	43950
11-Aug-99	Fashion Bug #3340, Inc.	TX	3340	*	205 Sam Walton Way	Terrell	TX	Kaufman	75160
06-Aug-99	Fashion Bug #3341 of Lockport, Inc.	NY	3341	*	5847-B S. Transit Rd	Lockport	NY	Niagara	14094
29-Jul-99	Fashion Bug #3343, Inc.	OH	3343	*	2857 Taylor Rd Sw	Reynoldsburg	OH	Fairfield	43068
11-Aug-99	Fashion Bug #3344, Inc.	NJ	3344	*	Rt. 130 & Andover Road	Cinnaminson	NJ		08077
29-Jul-99	Fashion Bug #3345, Inc.	IA	3345	*	550 36Th Avenue Sw-Suite N	Altoona	IA	Polk	50009
28-Jul-99	Fashion Bug #3346, Inc.	IL	3346	*	3088 North Water Street	Decatur	IL	Macon	62526
19-Aug-99	Fashion Bug #3348, Inc.	WA	3348	*	1St Ave. S.& S.W. 148Th St	Burien	WA	King	98166
13-Oct-99	Fashion Bug #3349, Inc.	OR	3349	*	1515 Ne 181St Avenue	Gresham	OR	Multnomah	97230
06-Aug-99	Fashion Bug #3351 of Rochester, Inc.	NY	3351	*	Chili Rd. (Rt. 33A) & Howard Rd.	Rochester (Gates)	NY		14624

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

19-Aug-99	Fashion Bug #3362, Inc.	OK	3362	*	12309 E. 96Th St. - N	Owasso	OK	Tulsa	74055
19-Aug-99	Fashion Bug #3364, Inc.	WA	3364	*	1472 Olney Ave, Se #101	Port Orchard	WA	Kitsap	98366
23-Sep-99	Fashion Bug #3373, Inc.	IL	3373	*	Rt. 3	Waterloo	IL		62298
28-Oct-99	Fashion Bug #3384, Inc.	IL	3384	*	1403 W Ferdon St. Suite-1	Litchfield	IL	Montgomery	62056
19-Jan-00	Fashion Bug #3385, Inc.	MO	3385	*	139 N. Belt Highway	St. Joseph	MO	Buchanan	64506
27-Oct-99	Fashion Bug #3386, Inc.	OH	3386	*	13 Massillon Mktpl Dr Sw	Massillon	OH	Stark	44646
28-Oct-99	Fashion Bug #3388, Inc.	FL	3388	*	Merritt Island Causeway & Courtney Parkway	Merritt Island	FL		32952
18-Nov-99	Fashion Bug #3397, Inc.	CA	3397	*	2105 Theater Drive	Paso Robles	CA		93446
18-Feb-00	Fashion Bug #3405 of Riverhead, Inc.	NY	3405	*	767 Old Country Road	Riverhead	NY	Suffolk	11901
28-Dec-99	Fashion Bug #3407, Inc.	MO	3407	*	1310 Southern Hills Center	West Plains	MO	Howell	65775
22-Dec-99	Fashion Bug #3408 of Hamburg, Inc.	NY	3408	*	6000 South Park Avenue	Hamburg	NY		14075
03-Feb-00	Fashion Bug #3409, Inc.	PA	3409	*	1036 Lititz Pike	Lititz	PA	Lancaster	17543
19-Jan-00	Fashion Bug #3411, Inc.	NJ	3411	*	Trenton Rd/Broadway Rd.	Browns Mills	NJ		08015
05-Jan-00	Fashion Bug #3413, Inc.	TX	3413	*	1614 W University Dr	Edinburg	TX	Hidalgo	78539
19-Jan-00	Fashion Bug #3414, Inc.	OK	3414	*	I-40 & South MacArthur Blvd.	Oklahoma City	OK		73127
07-Mar-00	Fashion Bug #3415, Inc.	OK	3415	*	11005E 71St St. South	Tulsa	OK	Tulsa	74133
28-Jan-00	Fashion Bug #3416, Inc.	OK	3416	*	1829 N. Highway 81	Duncan	OK	Stephens	73533
02-Feb-00	Fashion Bug #3422, Inc.	NJ	3422	*	1468 Blackwood-Clementon	Clementon	NJ	Camden	08021
18-Feb-00	Fashion Bug #3430, Inc.	KS	3430	*	1906 Johnson Drive	Derby	KS	Sedgwick	67037
18-Feb-00	Fashion Bug #3434, Inc.	TX	3434	*	2900 Soncy Road	Amarillo	TX	Potter	79121
29-Feb-00	Fashion Bug #3440, Inc.	MS	3440	*	95 Goodman Rd	Southaven	MS	DeSoto	38671
31-Jan-01	Fashion Bug #3441, Inc.	OH	3441	*	1703 & 1707 N. Memorial Dr. - Space 3 & 4	Lancaster	OH		43130
21-Mar-00	Fashion Bug #3442 of Staten Island, Inc.	NY	3442	*	1775 South Ave. - Rt. 440	Staten Island	NY	Richmond	10314
22-Mar-00	Fashion Bug #3443, Inc.	IL	3443	*	504 Riverside Rd.	East Peoria	IL	Tazewell	61611
22-Mar-00	Fashion Bug #3445, Inc.	OK	3445	*	526 S.George Nigh Expwy	Mcalester	OK	Pittsburg	74501
04-Apr-00	Fashion Bug #3446, Inc.	AZ	3446	*	10280 North 91St Ave.	Peoria	AZ	Maricopa	85345
29-Mar-00	Fashion Bug #3450, Inc.	MS	3450	*	Highway 80	Clinton	MS		39056
05-Jun-00	Fashion Bug #3451, Inc.	IN	3451	*	1147 Ireland Rd.	South Bend	IN	St. Joseph	46614
24-Apr-00	Fashion Bug #3452, Inc.	NC	3452	*	1730-B Croaton Hwy	Kill Devil Hills	NC	DARE	27948
20-Apr-00	Fashion Bug #3455, Inc.	TX	3455	*	W. Fourth Street	Lubbock	TX		07416
01-May-00	Fashion Bug #3457, Inc.	NM	3457	*	2355 Main St. Se	Los Lunas	NM	Valencia	87031
26-Apr-00	Fashion Bug #3458, Inc.	AZ	3458	*	1193 W. Irvington Road	Tucson	AZ		85714

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

02-May-00	Fashion Bug #3463, Inc.	OH	3463	*	960 Hebron Rd	Heath	OH	Licking	43056

16-Aug-00	Fashion Bug #3470, Inc.	IN	3470	*	4315 Commerce Drive	Lafayette	IN	Tippecanoe	47905
10-May-00	Fashion Bug #3471, Inc.	ID	3471	*	2041 So. 25Th East	Ammon	ID	Bonneville	83406
18-May-00	Fashion Bug #3473, Inc.	IL	3473	*	17805 S. Halsted St	Homewood	IL	COOK	60430
05-Jun-00	Fashion Bug #3475, Inc.	KY	3475	*	372 Diederich Blvd.	Ashland	KY	Boyd	41101
29-Jun-00	Fashion Bug #3477, Inc.	ID	3477	*	Eagle Rd. & Fairview Avenue	Meridian	ID		83642
06-Jun-00	Fashion Bug #3479, Inc.	AR	3479	*	2308 Fayetteville Rd. #400	Van Buren	AR	Crawford	72956
09-Jun-00	Fashion Bug #3483, Inc.	TX	3483	*	960 N Walnut Creek Dr-100	Mansfield	TX	Tarrant	76063
20-Jun-00	Fashion Bug #3485, Inc.	DE	3485	*	Route 113	Milford	DE		19963
28-Jun-00	Fashion Bug #3491 of Cheektowaga, Inc.	NY	3491	*	740 Thruway Plaza Drive	Cheektowaga	NY	Erie	14225
13-Jul-00	Fashion Bug #3492, Inc.	PA	3492	*	2505-2509 W. State Street	New Castle	PA	Lawrence	16101
09-Aug-00	Fashion Bug #3495, Inc.	OR	3495	*	Royal Ave. & Danebo Road	Eugene	OR		94702
29-Jun-00	Fashion Bug #3496, Inc.	IL	3496	*	1641 Broadway St.	Pekin	IL	Tazewell	61554
19-Oct-00	Fashion Bug #3501 of Middletown, Inc.	NY	3501	*	Orange Plaza	Middletown	NY
30-Aug-00	Fashion Bug #3504, Inc.	VA	3504	*	U.S. Route 460	Bluefield	VA		24605
16-Aug-00	Fashion Bug #3507, Inc.	AR	3507	*	2002B So.Pleasant St.	Springdale	AR	Washington	72764
16-Aug-00	Fashion Bug #3512, Inc.	NJ	3512	*	20 West Park Ave.	Vineland	NJ	CUMBERLAND	08360
12-Sep-00	Fashion Bug #3513, Inc.	KY	3513	*	278 Cassidy Boulevard	Pikeville	KY		41501
06-Sep-00	Fashion Bug #3514, Inc.	CA	3514	*	California Oaks Road	Murrieta	CA		92562
03-Nov-00	Fashion Bug #3516, Inc.	IN	3516	*	SR 240 & 10th Street	Greencastle	IN		46135
21-Sep-00	Fashion Bug #3521, Inc.	CA	3521	*	State Highway 108	Sonora	CA		95370
13-Sep-00	Fashion Bug #3525, Inc.	OH	3525	*	U.S. Rt. 33 & State Rt. 664	Logan	OH		43138
13-Dec-00	Fashion Bug #3527, Inc.	OH	3527	*	Southgate Road (S.R. 209)	Cambridge	OH		43725
06-Sep-00	Fashion Bug #3535, Inc.	OH	3535	*	Olde U.S. 20	Rossford	OH		43460
30-Aug-00	Fashion Bug #3538, Inc.	VA	3538	*	Interstate 81	Wytheville	VA		24382
05-Apr-01	Fashion Bug #3540, Inc.	UT	3540	*	Washington Blvd (Hwy 236) Harrisville Rd (Hwy 89) & North St.	Ogden	UT		84404
13-Nov-00	Fashion Bug #3545, Inc.	OH	3545	*	US 24 & 105 (Scott Street)	Napoleon	OH		43545
13-Nov-00	Fashion Bug #3547, Inc.	WA	3547	*	Hwy. 101 & Brook Avenue	Port Angeles	WA		98362
13-Nov-00	Fashion Bug #3548, Inc.	CA	3548	*	Rosedale Hwy. & Coffee Road	Bakersfield	CA		93312
05-Jan-01	Fashion Bug #3549, Inc.	MO	3549	*	2405 7Th St.	Joplin	MO	Jasper	64801
21-Nov-00	Fashion Bug #3553, Inc.	KY	3553	*	U.S. Hwy. 31 & Lake Springs	Franklin	KY		42134

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

13-Dec-00	Fashion Bug #3556, Inc.	OR	3556	*	2927 Broadway Street, S.E.	Salem	OR		97303
05-Jan-01	Fashion Bug #3558, Inc.	KY	3558	*	US Hwy 31 W. & Ring Road	Elizabethtown	KY		42701
05-Jan-01	Fashion Bug #3560, Inc.	FL	3560	*	Lumsden Road	Brandon	FL		33511
05-Jan-01	Fashion Bug #3561, Inc.	FL	3561	*	W. Commercial Blvd	Tamarac	FL		33319
07-Feb-01	Fashion Bug #3565, Inc.	MI	3565	*	Telegraph & Front Street	Monroe	MI		48161
02-Apr-01	Fashion Bug #3570, Inc.	MO	3570	*	Hwy 30 & Hwy 141	Fenton	MO		63026
26-Mar-01	Fashion Bug #3572, Inc.	OH	3572	*	State Route 53	Fremont	OH		43420
05-Apr-01	Fashion Bug #3573, Inc.	NJ	3573	*	Route 30	Lawnside	NJ		08045
04-May-01	Fashion Bug #3574, Inc.	OH	3574	*	2360 Tiffin Avenue	Findlay	OH		45840
25-Jun-01	Fashion Bug #3575, Inc.	WV	3575	*	Nitro Boulevard	Nitro	WVA		25313
14-Jun-01	Fashion Bug #3577, Inc.	KY	3577	*	S. Hwy 27 & Oak Hill	Somerset	KY		42501
15-Jun-01	Fashion Bug #3580, Inc.	WV	3580	*	US Hwy 119 & St. Hwy. 10	Logan	WVA		25601
25-Jul-01	Fashion Bug #3581, Inc.	PA	3581	*	Route 222/Mill Creek Road	Trexlertown	PA	Lehigh	18087
07-Aug-01	Fashion Bug #3583, Inc.	PA	3583	*	Route 30	Irwin	PA	Westmoreland	15642
27-Sep-01	Fashion Bug #3585, Inc.	IN	3585	*	Valparaiso Marketplace, 2410 LaPorte Ave., Ste 150	Valparaiso	IN	Porter	46383
25-Oct-01	Fashion Bug #3589, Inc.	IL	3589	*	SEC Highway 1 & W. Newell Road	Danville	IL	Vermilion	61834
04-Dec-01	Fashion Bug #3591, Inc.	MD	3591	*	8886 Waltham Woods Road	Baltimore	MD	Baltimore	21234
14-Jan-02	Fashion Bug #3593, Inc.	ID	3593	*	Nez Perce Terrace, Thain Road & Nez Perce Drive	Lewiston	ID	Nez Perce	83501
29-Jul-02	Fashion Bug #3596, Inc.	CT	3596	*	Naugatuck Valley Shopping Center, Route 69 (Wolcott Street)	Waterbury	CT	New Haven	06705
21-Aug-02	Fashion Bug #3597, Inc.	PA	3597	*	Hanover Crossing, Eisenhower Drive	Hanover	PA	York	17331
21-Aug-02	Fashion Bug #3598, Inc.	PA	3598	*	Wilkes Barre Marketplace, Highland Boulevard	Wilkes Barre	PA	Luzerne	18702
22-Aug-02	Fashion Bug #3599, Inc.	IN	3599	*	Wal-Mart Supercenter, Walton Boulevard	Warsaw	IN	Kosciusko	46580
26-Aug-02	Fashion Bug #3600, Inc.	OH	3600	*	Village Green Shopping Center, 675 Deis Drive	Fairfield	OH	Butler	45014
01-Oct-02	Fashion Bug #3601, Inc.	IN	3601	*	Evansville Pavilion, Lloyd Expressway and Buckhardt Road	Evansville	IN	Vanderburgh	47715
11-Oct-02	Fashion Bug #3602, Inc.	NM	3602	*	5001 Montgomery Boulevard #115	Albuquerque	NM	Bernalillo	87109
11-Oct-02	Fashion Bug #3603, Inc.	FL	3603	*	Concire's Shopping Center, Gall Boulevard	Zephryhills	FL	Pasco	33541
20-Dec-02	Fashion Bug #3604, Inc.	PA	3604	*	Lehigh Shopping Center, 2168 W. Union Boulevard	Bethlehem	PA	Northampton	18018
14-Nov-02	Fashion Bug #3607, Inc.	NJ	3607	*	Route 9 - Lanes Mill Road	Howell	NJ	Monmouth	07731
03-Dec-02	Fashion Bug #3608, Inc.	MI	3608	*	Wal-Mart Supercenter, M55 Highway	Houghton Lake	MI	Roscommon	48629
19-Dec-02	Fashion Bug #3609, Inc.	MI	3609	*	Harper Village, 1276 Harper Village Drive	Battle Creek	MI	Calhoun	49014
16-Dec-02	Fashion Bug #3610, Inc.	PA	3610	*	Trinity Point S/C, Route 19 (William Finn Road)	Washington	PA	Washington	15301
21-Jan-03	Fashion Bug #3611, Inc.	NJ	3611	*	Hadley Shopping Center, Stelton Raod	South Plainfield	NJ	Middlesex	07080

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Jun-03	Fashion Bug #3612, Inc.	PA	3612	*	Buckhorn Plaza, Route 42 (Interchange Road)	Bloomsburg	PA	Columbia	17815
31-Mar-03	Fashion Bug #3614, Inc.	IN	3614	*	Wabash Valley Shops, U>S. Highway 41	Terre Haute	IN	Vigo	47802
14-Apr-03	Fashion Bug #3616, Inc.	MI	3616	*	Telegraph Road Retail Center, Telegraph & Ecorse	Taylor	MI	Wayne	48180
12-May-03	Fashion Bug #3617, Inc.	ME	3617	*	Shaws Plaza, Route 310 & Route 35	Windham	ME	Cumberland	04062
14-Aug-03	Fashion Bug #3621, Inc.	OH	3621	*	Sulphur Grove, I-71 & SR201	Huber Heights	OH	Montgomery	45424
14-Aug-03	Fashion Bug #3622, Inc.	OH	3622	*	Ontario Towne Center, 2225 Walker Lake Road	Mansfield	OH	Richland	44906
30-Sep-03	Fashion Bug #3623, Inc.	IN	3623	*	Red Bank Commons, Lloyd Expressway and S. Red	Evansville	IN	Vanderburgh	47712
12-Aug-03	Fashion Bug #3624, Inc.	PA	3624	*	Greengate Centre, Route 30	Greensburg	PA	Westmoreland	15601
06-Apr-01	Fashion Bug #3626, Inc.	MN	3626	*	Highway 52 & 55th Street	Rochester	MN		55901
27-Aug-03	Fashion Bug #3628, Inc.	PA	3628	*	Crest Plaza, Cedar Crest Boulevard	Allentown	PA	Lehigh	18104
30-Sep-03	Fashion Bug #3630, Inc.	MI	3630	*	Shops at Bay City Mall, Wilder Road and State Road	Bay City	MI	Bay	48706
05-Mar-04	Fashion Bug #3631, Inc.	AZ	3631	*	Falcon Gateway, Greenfield & McKellips Roads	Mesa	AZ	Maricopa	85205
16-Dec-03	Fashion Bug #3632, Inc.	PA	3632	*	Richland Town Centre, Elton Road	Johnstown	PA	Cambria	15904
31-Mar-04	Fashion Bug #3637, Inc.	OH	3637	*	Brunswick Town Center, Route 303 & Center Rd	Brunswick	OH	Medina	44212
31-Mar-04	Fashion Bug #3638, Inc.	KY	3638	*	Daniel Boone Plaza, Highway 80 & Justice Drive	Hazard	KY	Perry	41701
30-Mar-04	Fashion Bug #3639, Inc.	IA	3639	*	Wal-Mart Supercenter, Hwy 34 & Wildwood Dr	Ottumwa	IA	Wapello	52501
28-Jul-04	Fashion Bug #3640, Inc.	AZ	3640	*	Legacy Village, 24Street & Baseline Road	Phoeniz	AZ	Maricopa	85040
27-May-04	Fashion Bug #3641, Inc.	IL	3641	*	Effingham Crossroads Plaza, 1302 Ave of the Mid-America, Suite C	Effingham	IL	Effingham	62407
05-May-04	Fashion Bug #3642, Inc.	IN	3642	*	Wal-Mart Supecenter Outlot, U.S. Hwy 6	Kendallville	IN	Noble	46755
04-Jun-04	Fashion Bug #3643, LLC	PA	3643	*	The Point S/C, Union Deposit Road & I-13	Harrisburg	PA	Dauphin	17111
07-Jun-04	Fashion Bug #3644, LLC	WY	3644	*	Rock Springs Retail Center, I-80 & Dewar Drive	Rock Springs	WY	Sweetwater	82901
07-Jun-04	Fashion Bug #3645, LLC	OH	3645	*	City View Center, I-480 & Transportation Blvd.	Garfield Heights	OH	Cuyahoga	44125
17-Aug-04	Fashion Bug #3647, LLC	OH	3647	*	Carousel Plaza, Harmont Ave NE & Route 62	Canton	OH	Stark	44708
08-Sep-04	Fashion Bug 3649, Inc.	CA	3649	*	Hanford Shopping center, 12th Avenue & Hanford Mall Loop	Hanford	CA	Kings	93230
25-Oct-04	Fashion Bug #3653, LLC	OH	3653	*	Crossings of Sandusky, Milan Road & State Rt 2	Sandusky	OH	Erie	44870
22-Oct-04	Fashion Bug #3655, LLC	TX	3655	*	Spencer Square, 3542 Spencer Highway	PASEDENA	TX	Harris	77504
07-Jan-05	Fashion Bug 3660, Inc.	CA	3660	*	Monte Vista Crossings, Hwy 99 & Monte Vista Ave.	Turlock	CA	Stanislaus	95380
17-Dec-04	Fashion Bug #3661, LLC	WV	3661	*	1262 N. Eisenhower Drive	Beckley	WV	Raleigh	25801
20-Dec-04	Fashion Bug #3662, LLC	MI	3662	*	Wal-Mart Supercenter, N. Van Dyke	Bad Axe	MI	Huron	48413
03-Jan-05	Fashion Bug #3664, LLC	OH	3664	*	Meadowlands Town Center, Center Street and Meadowlands	Chardon	OH	Geauga	44512
22-Dec-04	Fashion Bug #3665, LLC	IA	3665	*	Willow Creek Crossing, Highway 122, Eisenhower	Mason City	IA	Cerro Gordo	50401
02-Feb-05	Fashion Bug #3668, LLC	MI	3668	*	Oaks Crossing, 411 Cross Oaks Mall	Otsego	MI	Allegan	49078

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

18-Jan-05	Fashion Bug #3670, LLC	OH	3670	*	Coleman's Crossing, Columbus Avenue	Marysville	OH	Union	43040
11-Feb-05	Fashion Bug #3671, LLC	WI	3671	*	Burlington Crossing, State Hwy 36/83 and Teute Road	Burlington	WI	Racine	53105
10-Feb-05	Fashion Bug #3673, LLC	NV	3673	*	Northtown Marketplace, 2845 Northtowne Lane	Reno	NV	Washoe	89512
11-Feb-05	Fashion Bug #3674, LLC	AZ	3674	*	2880 Germann Road	Chandler	AZ	Maricopa	85249
21-Mar-05	Fashion Bug #3677, LLC	MA	3677	*	Chicopee Marketplace, Memorial Drive	Chicopee	MA	Hampden	01020
15-Apr-05	Fashion Bug #3678, LLC	IN	3678	*	Boulevard, Crossing, 2128 E. Boulevard Street	Kokomo	IN	Howard	46902
14-Mar-05	Fashion Bug #3679, LLC	TX	3679	*	Dellview Marketplace, Vance Jackson	San Antonio	TX	Dexar	78213
01-Apr-05	Fashion Bug #3682, LLC	VA	3682	*	Lynchburg Hills Plaza, 2110 Wards Road	Lynchburg	VA	Lynchburg	24502
14-Apr-05	Fashion Bug #3684, LLC	PA	3684	*	Smithfield Town Center, Rte 22 and Rte 26	Huntingdon	PA	Huntingdon	16652
25-May-05	Fashion Bug #3686, LLC	WI	3686	*	Delavan Crossings, Geneva Street, I-45 & Hwy 50	Delavan	WI	Walworth	53115
08-Jun-05	Fashion Bug #3689 of Johnstown, LLC	NY	3689	*	Johnstown Shopping Plaza, N. Comrie Ave & Harrison Stret	Johnstown	NY	Fulton	12095
08-Aug-05	Fashion Bug #3691, LLC	NV	3691	*	North Mesa Plaza, SWC Craig Rd. & Martin Luther Blvd.	Las Vegas	NV	Clark	89032
30-Jun-05	Fashion Bug 3692, Inc.	CA	3692	*	Clovis Commons, Herndon & Helm Avenues	Clovis	CA	Fresno	93720
08-Aug-05	Fashion Bug #3696, LLC	CO	3696	*	First & Main Town Center, Powers Blvd & Carefree Circle North	Colorado Springs	CO	El Paso	80917
08-Aug-05	Fashion Bug #3701, LLC	PA	3701	*	Hermitage Crossing S/C, Rte 18 (Hermitage Road)	Hermitage	PA	Mercer	16146
13-Jan-06	Fashion Bug #3702, LLC	IL	3702	*	I-55/70 & State Highway 157	Collinsville	IL	Madison	62234
09-Aug-05	Fashion Bug #3703, LLC	WI	3703	*	Village at Bay Park, NWC Holmgren Way & Willard Dr.	Ashwaubenon	WI	Brown	54304
21-Sep-05	Fashion Bug #3707, LLC	PA	3707	*	Logan Town Centre, Interstate 99 & 17th Street	Altoona	PA	Blair	16602
22-Sep-05	Fashion Bug #3708, LLC	AZ	3708	*	Pecan Promenade, 99th Avenue & Lower Buckeye Rd.	Phoenix	AZ	Maricopa	85353
22-Sep-05	Fashion Bug #3709, LLC	OH	3709	*	Wal-Mart Supercenter, Wal-Mart Drive & Genntown Drive	Lebanon	OH	Warren	45036
07-Oct-05	Fashion Bug #3710, LLC	NJ	3710	*	Grande Plaza, Routes 9 & 47	Rio Grande	NJ	Cape May	08242
11-Oct-05	Fashion Bug #3712, LLC	UT	3712	*	Centerville Marketplace, SWC 400 West & Parish Lane	Centerville	UT	Davis	84014
27-Feb-06	Fashion Bug 3714, Inc.	CA	3714	*	The Mall @ Yuba City, 1215 Colusa Avenue	Yuba City	CA	Sutter	95991
13-Oct-05	Fashion Bug #3716, LLC	VA	3716	*	Winchester Gateway, I-81 & Route 7	Winchester	VA	Frederick	22603
19-Oct-05	Fashion Bug #3718, LLC	PA	3718	*	Warren Commons, US Route 62	Warren	PA	Warren	16365
01-Feb-06	Fashion Bug #3723, LLC	IL	3723	*	Fountain Square of Waukegan, SWC Waukegan Rd & Northpointe Road	Waukegan	IL	Lake	60079
17-Mar-06	Fashion Bug #3725, LLC	KY	3725	*	Florence Marketplace, 1035-1045 Vandecar Way	Florence	KY	Boone	41042
17-Mar-06	Fashion Bug #3726, LLC	WV	3726	*	The Highlands, I-70 & Cabela Drive	Wheeling	WV	Ohio	26059
11-Apr-06	Fashion Bug #3730, LLC	FL	3730	*	Shoppes at Park Place, US 19 & Park Blvd	Pinellas	FL	Pinellas	33781
10-May-06	Fashion Bug #3734, LLC	IN	3734	*	Plainfield Commons II, US Hwy 40	Plainfield	IN	Hendricks	46168
09-Jun-06	Fashion Bug #3736, LLC	IL	3736	*	Machesney Crossings, Highways 173 & 251	Machesney Park	IL	Winnebago	61115

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

06-Jul-06	Fashion Bug #3739, LLC	AZ	3739	*	Casa Grande Regional Ctr, NEC Interstate 10 & Highway 287	Casa Grande	AZ	Pinal	85222
06-Jul-06	Fashion Bug 3741, Inc.	CA	3741	*	Jess Ranch Marketplace, SWC Bear Valley Rd. & Apple Valley Road	Apple Valley	CA	San Bernadino	92308
12-Jul-06	Fashion Bug #3742, LLC	WI	3742	*	Midtown Ctr-Phase II, W. Capitol Dr. & N. 60th St.	Milwaukee	WI	Milwaukee	53216
05-Sep-06	Fashion Bug #3743, LLC	ME	3743	*	Turnpike Mall, Route 95 and Western Avenue	Augusta	ME	Kennebec	04330
05-Sep-06	Fashion Bug #3744, LLC	NH	3744	*	Rochester Shoppes, Route 202 & Route 16	Rochester	NH	Strafford	03867
31-Oct-06	Fashion Bug #3746, LLC	FL	3746	*	Oakleaf Town Center, Old Middleburg Road, Arygle Forest Blvd	Jacksonville	FL	Duval	32222
26-Oct-06	Fashion Bug #3747, LLC	VA	3747	*	Crooked Run Center, I-66 & Route 340	Front Royal	VA	Warren	22630
31-Oct-06	Fashion Bug #3748, LLC	FL	3748	*	Governor's Marketplace, Magnolia Drive, Governor's Square Blvd	Tallahassee	FL	Leon	32301
13-Nov-06	Fashion Bug #3749, LLC	PA	3749	*	Highlands Mall, 52 Highlands Mall	Natrona Heights	PA	Allegheny	15065
13-Jun-07	Fashion Bug #3754, LLC	AZ	3754	*	Mohave Crossroads S/C, State Route 95 and Bullhead Parkway	Bullhead City	AZ	Mohave	86442
14-May-07	Fashion Bug #3755, LLC	IL	3755	*	Round Lake Court, Rollins Road & Orchard Lane	Round Lake Beach	IL	Lake	60073
17-Aug-07	Fashion Bug 3757, Inc.	CA	3757	*	Dunia Plaza, I-15 & Bear Valley Road	Victorville	CA	San Bernardino	92392
22-Oct-07	Fashion Bug #3758, LLC	MI	3758	*	Big Rapids Marketplace, 15190 Isabella Drive	Big Rapids	MI	Mecosta	49307
14-Nov-94	Fashion Bug #4010, Inc.	MA	4010	*	555 Hubbard Ave	Pittsfield	MA	Berkshire	01201
21-Nov-89	Fashion Bug #4012, Inc.	NY	4012	*	1851 Sunrise Hwy	Bayshore	NY	Suffolk	11706
16-Nov-90	Fashion Bug #4013, Inc.	NJ	4013	*	#26 Portland Ave	Bergenfield	NJ	Bergen	07621
17-Mar-06	Lane Bryant Outlet #4101 of Waterloo, LLC	NY	4101	*	Waterloo Premium Outlets, 655 Route 318	Waterloo	NY	Seneca	133164
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4102	*	2700 POTOMAC MILLS CIRCLE	Woodbridge	VA		22192
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4103	*	36494 SEASIDE OUTLET DRIVE	Rehoboth Beach	DE		19971
16-Nov-04	Lane Bryant Outlet #4104, LLC	IL	4104	*	Gurnee Mills, I-94 and Grand Avenue	Gurnee	IL	Lake	60031
24-May-06	Lane Bryant Outlet #4105, LLC	CO	4105	*	Colorado Mills S/C, 14500 W. Colfax Avenue	Lakewood	CO	Jefferson	80401
07-Jun-06	Lane Bryant Outlet 4106, Inc.	CA	4106	*	Shoppes @ Las Americas, 4211 Camino De La Plaza	San Ysidro	CA		92173
10-May-06	Lane Bryant Outlet #4107, LLC	MA	4107	*	Wrentham Village Premium Outlets, 1 Premium Outlets Blvd.	Wrentham	MA	Norfolk	02093
26-Apr-06	Lane Bryant Outlet #4108, LLC	TX	4108	*	Rio Grande Valley Premium Outlets, US Expressway 83 and Highway 1425	Mercedes	TX	Hidalgo	78570
29-Sep-06	Lane Bryant Outlet #4109, LLC	LA	4109	*	Louisiana Boardwalk, 525 Boardwalk Boulevard	Shreveport	LA	Bossier Parish	71111
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4110	*	8430 FACTORY SHOPS BLVD.	Jeffersonville	OH		43128
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4111	*	85 OUTLET SQUARE	Hershey	PA		17033
14-Sep-06	Lane Bryant Outlet #4112, LLC	TX	4112	*	Sun Valley Factory Shoppes, I-10 & Highway 375	El Paso	TX	El Paso	79835
01-Sep-06	Lane Bryant Outlet #4113, LLC	PA	4113	*	Philadelphia Premium Outlets, Route 422	Limerick	PA	Bucks	19468
24-Oct-06	Lane Bryant Outlet #4115, LLC	GA	4115	*	Tanger Outlet Center II, 800 Steven B. Tanger Blvd, Suite 201	Commerce	GA	Jackson	30529

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Sep-06	Lane Bryant Outlet #4116, LLC	TX	4116	*	Round Rock Premium Outlets, I-35 & Chandler Raod	Round Rock	TX	Williamson	78664
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4118	*	35 SOUTH WILLOWDALE DRIVE	Lancaster	PA		17602
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4119	*	4540 HIGHWAY 54	Osage Beach	MO		65065
23-Oct-06	Lane Bryant Outlet #4120 of Lake George, LLC	NY	4120	*	Lake George Plaza Design Outlet Stores, Route 9, Exit 20-I-87	Lake George	NY	Warren	12845
23-Oct-06	Lane Bryant Outlet #4121, LLC	FL	4121	*	Outlets at Vero Beach, I-95 & Route 60	Vero Beach	FL	Indian River	46940
27-Nov-06	Lane Bryant Outlet #4123, LLC	TX	4123	*	Grapevine Mills, Highway 121 N. and FM 2499, 3000 Grapevine Mills Pkwy	Grapevine	TX	Tarrant	76051
05-Jan-07	Lane Bryant Outlet #4124, LLC	KS	4124	*	The Legends, Hwy 435 & Hwy 70	Kansas City	KS	Wyandotte
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4125	*	5050 FACTORY SHOP BLVD.	Castle Rock	CO		80108
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4126	*	1249 INDUSTRIAL PARK DRIVE	Smithfield	NC		27577
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4128	*	120 LACONIA ROAD	Tilton	NH		03276
25-Jan-07	Lane Bryant Outlet #4129, LLC	OR	4129	*	1500 E. Devils Lake Road, Hwy 101 & 14th Street	Lincoln City	OR	Lincoln	973667
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4130	*	549 SOUTH CHILLICOTHE RD.	Aurora	OH		44202
19-Feb-07	Lane Bryant Outlet #4131, LLC	GA	4131	*	Prime Outlets Calhoun, 455 Belwood Road	Calhoun	GA	Gordon	30701
20-Feb-07	Lane Bryant Outlet #4132, LLC	TN	4132	*	Prime Outlets Lebanon, One Outlet Village Boulevard	Lebanon	TN	Wilson	37090
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4134	*	INTERSECTION I-79 & ROUTE 208	Grove City	PA		16127
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4135	*	11800 FACTORY SHOPS BLVD	Huntley	IL		60142
20-Feb-07	Lane Bryant Outlet #4136, LLC	SC	4136	*	Prime Outlers Gaffney, 1 Factory Shops Boulevard	Gaffney	SC	Cherokee	29341
03-Apr-07	Lane Bryant Outlet #4137, LLC	NH	4137	*	Settler's Green Outlet Village, 2 Common Court (Premises J-10)	North Conway	NH	Carroll	03860
10-May-07	Lane Bryant Outlet #4138, LLC	IA	4138	*	Tanger outlet Center, 150 Tanger Drive & I-80	Williamsburg	IA	Iowa	52361
22-Jan-08	Lane Bryant Outlet #4139, LLC	NJ	4139	*	Jersey Shore Premium Outlets, Rte 66W & Garden State Parkway - Exit 100	Tinton Falls	NJ	Monmouth	07724
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4140	*	3001 S. WASHBURN STREET	Oshkosh	WI		54904
08-Oct-08	Lane Bryant Outlet #4141, LLC	VA	4141	*	The Outlet Shoppes at Richmond, I-95 and Lakeridge Parkway	Richmond	VA	Hanover	23005
19-Aug-09	Lane Bryant Outlet #4142, LLC	OH	4142	*	CINCINNATI PREMIUM OUTLETS, 400 Premium Outlets Drive	Monroe	OH	Butler	45050
14-Nov-06	Lane Bryant Outlet #4143, LLC	IN	4143	*	3130 OUTLET DRIVE 1 space	Edinburgh	IN	Bartholomew	46124
13-Jan-06	Lane Bryant Outlet #4145, LLC	FL	4145	*	Prime Outlet Center @ Orlando, 5401 W. Oakridge Road	Orlando	FL	Orange	32819
01-Feb-10	Lane Bryant Outlet #4146, LLC	FL	4146	*	St. Augustine Premium Outlets, 2700 State Road 16	St. Augustine	FL	St. Johns	32092
16-Feb-07	Lane Bryant Outlet #4148, LLC	MS	4148	*	Prime Outlet Gulfport, 1000 Factory Shops Blvd	Gulfport	MS	Harrison	39503
16-Feb-07	Lane Bryant Outlet #4149, LLC	LA	4149	*	Tanger Outlet Gonzales, 2200 Tanger Blvd, I-10 and Hwy 30	Gonzales	LA	Ascension	70737
12-Mar-07	Lane Bryant Outlet #4150, LLC	NV	4150	*	The Legends at Sparks Marina, I-80 and Sparks Blvd	Sparks	NV	Washoe	89434
31-Mar-10	Lane Bryant Outlet #4151, LLC	AL	4151	*	The Shops of Grand River; 6200 Grand River Boulevard East - Suite 322	Leeds	AL	Jefferson	35094

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

16-Aug-07	Lane Bryant Outlet #4153, LLC	TN	4153	*	Belz F/O World-Pigeon Forge, 2640 Teaster Lane	Pigeon Forge	TN	Sevier	37863
01-Nov-10	Lane Bryant Outlet #4155, LLC	AL	4155	*	2601 S. McKenzie Street	Foley	AL	Baldwin	36535
10-May-07	Lane Bryant Outlet #4156, LLC	OK	4156	*	Oklahoma Factory Shoppes, I-40 & Council Road	Oklahoma City	OK	Oklahoma	73128
17-Aug-07	Lane Bryant Outlet #4158 of Deer Park, LLC	NY	4158	*	Tanger Outlet Center, Commack Road & Grand Blvd.	Deer Park	NY	Suffolk	11729
14-Jul-10	Lane Bryant Outlet #4159, LLC	VT	4159	*	Essex Town Center, Route 15 and Essex Way	Essex	VT	Chittenden	05451
30-Jun-10	Lane Bryant Outlet #4161, LLC	ID	4161	*	Silver Lake Plaza, 291 W. Canfield Avenue	Coeur D'Alene	ID	Kootenai	83814
22-Jun-10	Lane Bryant Outlet #4163 of Olean, LLC	NY	4163	*	Walmart Plaza, Route 417 (W. State Street)	Olean	NY	Cattaraugus	14760
07-Oct-08	Lane Bryant Outlet 4164, LLC	MO	4164	*	Factory Merchants Branson, 1000 Pat Nash Drive	Branson	MO	Taney	65616
22-Nov-10	Lane Bryant Outlet #4165, LLC	AZ	4165	*	Arizona Mills Mall, 5000 S. Arizona Mills Circle	Tempe	AZ	Maricopa	85282
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4167	*	4000 S. Frontage Road, #111	Vicksburg	MS	Warren	39180
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4168	*	7400 SOUTH LAS VEGAS BLVD	Las Vegas	NV		89123
01-Jun-10	Lane Bryant Outlet #4171, LLC	IL	4171	*	Tanger Outlet - Tuscola, D400 Tuscola Boulevard, Suite 4045	Tuscola	IL	Douglas	61953
12-Jul-10	Lane Bryant Outlet #4172 of Dunkirk, LLC	NY	4172	*	Tops Plaza, Vineyard Drive and Route 60	Dunkirk	NY	Chautauqua	14048
29-Jun-10	Lane Bryant Outlet #4173, LLC	IL	4173	*	Peru Marketplace Shopping Center, LaSalle Rd & Rte 251	Peru	IL	La Salle	61354
23-Nov-10	Lane Bryant Outlet #4175, LLC	SC	4175	*	Tanger Outlets Hilton Head	Bluffton	SC	Beaufort	29910

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4176	*	1111 League Line Road, #184	Conroe	TX	Montgomery	77303
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4177	*	252 NUT TREE ROAD	Vacaville	CA		95687
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4178	*	333 FIVE CITIES DRIVE	Pismo Beach	CA		93449
19-Apr-11	Lane Bryant Outlet #4179, LLC	NV	4179	*	Fashion Outlets of Las Vegas, 32100 Las Vegas Boulevard South	Primm	NV	Clark	89019
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4181	*	1005 PESCADERO AVE.	Tracy	CA		95376
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4188	*	268 FASHION WAY	Burlington	WA		98233
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4201	*	301 TANGER DRIVE	Terrell	TX		75160
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4203	*	4250 WEST ANTHEM WAY	Phoenix	AZ		85086
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4204	*	1000 TANGER DRIVE	Locust Grove	GA		30248
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4207	*	106 WEST HIGH STREET	Centralia	WA		98531
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4213	*	5245 FACTORY SHOPS BLVD	Ellenton	FL		34222
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4226	*	13000 FOLSOM BLVD.	Folsom	CA		95630
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4232	*	4618 FACTORY STORES BLVD.	Myrtle Beach	SC		29579
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4235	*	3939 INTERSTATE HWY-35 SOUTH	San Marcos	TX		78666
31-Jul-07	Lane Bryant Outlet 4237, Inc.	CA	4237	*	Gilroy Premium Outlets, 8375 Arroto Circle	Gilroy	CA	Santa Clara	95020
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4238	*	314 FLATROCK PLACE	Westbrook	CT		06498

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

13-Apr-11	Lane Bryant Outlet #4239 of Riverhead, LLC	NY	4239	*	1417 TANGER MALL DRIVE	Riverhead	NY	Suffolk	11901
18-Jun-07	Lane Bryant Outlet #4240, LLC	GA	4240	*	North Georgia Apremium Outlets, 800 Highway 400 South	Dawsonville	GA	Dawson	30534
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4241	*	420 PRIME OUTLETS BLVD.	Hagerstown	MD		21740
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4242	*	6415 LABEAUX AVE, N.E.	Albertville	MN		55301
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4245	*	1863 GETTYSBURG VILLAGE DRIVE	Gettysburg	PA		17325
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4246	*	104 INTERSTATE HWY 35 N.E.	Hillsboro	TX		76645
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4247	*	9913 AVON LAKE ROAD	Burbank	OH		44214
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4249	*	1475 NORTH BURKHART ROAD	Howell	MI		48843
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4251	*	5000 KATY MILLS CIRCLE	Katy	TX		77494
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4252	*	142 WEST LINMAR LANE	Johnson Creek	WI		53038
03-Jun-11	Lane Bryant Outlet #4254, LLC	NC	4254	*	8111 CONCORD MILLS BLVD	Concord	NC	Cabarrus	28027
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4254	*	8111 CONCORD MILLS BLVD	Concord	NC	Cabarrus	28027
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4259	*	5001 WILLOWS ROAD	Alpine	CA		91901
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4263	*	13188 U.S. HIGHWAY 61 NORTH	Robinsonville	MS		38664
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4267	*	651 KAPKOWSKI ROAD	Elizabeth	NJ		07201
01-Jun-11	Lane Bryant Outlet #4272, LLC	TN	4272	*	433 Opry Mills Drive	Nashville	TN	Davidson	37214
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4276	*	7000 ARUNDEL MILLS CIRCLE	Hanover	MD		21076
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4277	*	20358 WEST 151ST STREET	Olathe	KS		66061
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4278	*	1101 SUPERMALL WAY	Auburn	WA		98001
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4279	*	820 WEST STACY ROAD	Allen	TX		75013
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4280	*	1645 PARKWAY	Sevierville	TN		37862
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4295	*	1900 FRANKLIN MILLS CIRCLE	Philadelphia	PA		19154
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4304	*	17600 COLLIER AVENUE	Lake Elsinore	CA		92530
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4307	*	1001 N. ARNEY ROAD	Woodburn	OR		97071
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4309	*	25 NORTH MICHIGAN AVENUE	Atlantic City	NJ		08401
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4314	*	1955 S. CASINO DRIVE	Laughlin	NV		89029
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4318	*	521 S.FORK AVE.,S.W.	North Bend	WA		98045
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4319	*	2200 PETALUMA BLVD,N.935	Petaluma	CA		94952
10-Oct-07	Lane Bryant Outlet #4320, LLC	TX	4320	*	Houston Premium Outlets, 29300 Hempstead Road	Cypress	TX	Harris	77433
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4321	*	739 READING AVENUE	Reading	PA		19611
31-Dec-07	Lane Bryant Outlet #4322, LLC	NC	4322	*	North Carolina Piedmont Tanger Outelts, I-40 & I-85, Mebane Oak Road	Mebane	NC	Orange	27302

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4323	*	1650 PREMIUM OUTLET BLVD.	Aurora	IL		60502
13-Nov-07	Lane Bryant Outlet 4324, Inc.	CA	4324	*	The Great Mall of the Bay Area, 447 Great Mal lDrive	Milpitas	CA	Santa Clara	95035
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4327	*	20350 SUMMERLIN ROAD	Ft. Myers	FL		33908
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4330	*	10600 Quil Ceda Blvd.	Tulalip	WA		98271
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4333	*	Preferred Outlets @ Tulare; 1407 Horizon Drive; HWY 99 & Prosperity	Tulare	CA	Tulare	93274
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4339	*	Tanger Outlet Center; 2200 Tanger Blvd.	Pittsburgh	PA		15301
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4340	*	Tanger Outlet Center	Charleston	SC	Charleston	29418
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4341	*	Tanger Outlet Center	Wisconsin Dells	WI	Columbia	53965
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4342	*	14333 S. HIGHWAY 31 1 space	Gretna	NE		68028
10-May-06	Lane Bryant Outlet #4343, LLC	MI	4343	*	Prime Outlets at Birch Run, 12240 S. Beyer Road	Birch Run	MI	Saginaw	48415
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4344	*	6750 WEST FRONTAGE ROAD	Medford	MN		55049
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4345	*	12801 WEST SUNRISE BLVD.	Sunrise	FL		33323
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4496	*	12150 SOUTH BEYER ROAD	Birch Run	MI	Saginaw	48415
01-Feb-06	Lane Bryant #4501, LLC	AZ	4501	*	Lake Pleasant Pavilion, Lake Pleasant Parkway	Peoria	AZ	Maricopa	85383
01-Nov-05	Lane Bryant #4503, LLC	NJ	4503	*	Somerset S/C, 385 US Hwy 202/206	Bridgewater	NJ	Somerset	08807
20-Sep-05	Lane Bryant #4504, LLC	TX	4504	*	Kohl's Center, Lawrence Road	Wichita Falls	TX	Wichita Falls	76308
20-Sep-05	Lane Bryant #4506, LLC	IL	4506	*	The Promenade at Bolingbrook, E. Boughton Road	Bolingbrook	IL	Will	60440
21-Sep-05	Lane Bryant #4507, LLC	FL	4507	*	Southland Mall, US Hwy 1 and Caribbean Blvd	Miami	FL	Miami-Dade	33189
19-Oct-05	Lane Bryant #4509, LLC	TX	4509	*	Dowlen Towne Center, 3965 Dowlen Road	Beaumont	TX	Jefferson	77706
11-Oct-05	Lane Bryant 4510, Inc.	CA	4510	*	Fremont Hub, Mowry Ave. & Fremont Blvd	Fremont	CA	Alameda	94538
07-Oct-05	Lane Bryant #4511, LLC	TX	4511	*	Texarkana Pavilion, I-30 & US Hwy 59	Texarkana	TX	Bowie	75503
26-Oct-05	Lane Bryant #4512, LLC	IN	4512	*	Cherry Tree Plaza, 9733-35 E. Washington St.	Indianapolis	IN	Marion	46229
25-Oct-05	Lane Bryant #4515, LLC	PA	4515	*	High Pointe Commons, Lindle Road & I-283	Harrisburg	PA	Dauphin	17101
22-Nov-05	Lane Bryant #4518, LLC	WA	4518	*	Olympia Promenade, 625 Black Lake Blvd	Olympia	WA	Thurston	98502
18-Nov-05	Lane Bryant #4519, LLC	OR	4519	*	Keizer Station Village Center, I-5 & Chemawa Road NE	Keizer	OR	Marion	97303
22-Nov-05	Lane Bryant #4520, LLC	ID	4520	*	Treasure Valley Marketplace, I-84 & Karcher Rd.	Nampa	ID	Canyon
18-Nov-05	Lane Bryant 4521, Inc.	CA	4521	*	Diamond Ridge Marketplace, Lonehill Ave & Gladstone St.	Glendora	CA	Los Angeles	91740
24-Jul-01	Lane Bryant #4522, Inc.	KY	4522	*	U.S. Hwy 31 W & Ring Road	Elizabethtown	KY	Hardin	42701
22-Nov-05	Lane Bryant 4523, LLC	MO	4523	*	North Town Crossing, 4th & Range Line Road	Joplin	MO	Jasper	64801
05-Nov-05	Lane Bryant #4524, LLC	FL	4524	*	Embassy Crossing, SR 19 & Embassy Blvd.	Port Richey	FL	Pasco	34668
22-Nov-05	Lane Bryant #4525, LLC	SC	4525	*	Shoppes @ Woodhill, Garners Ferry Road	Columbia	SC	Richland	29209

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

18-Nov-05	Lane Bryant #4526, LLC	TX	4526	*	Cypress Towne Center, Hwy 290	Houston	TX	Harris	77429
21-Dec-05	Lane Bryant #4527, LLC	TX	4527	*	The Rim, I-10 and La Cantera Parkway	San Antonio	TX	Bexar	78230
21-Dec-05	Lane Bryant #4528, LLC	TX	4528	*	Wolf Ranch Town Center, I-35 & Hwy 29	Georgetown	TX	Williamson	78628
21-Dec-05	Lane Bryant #4529, LLC	TX	4529	*	Hulen Strip Center, S. Hulen Street	Ft. Worth	TX	Tarrant	76132
21-Dec-05	Lane Bryant #4530, LLC	IL	4530	*	The Heritage at Millennium Park on Wabash,123 Wabash Avenue	Chicago	IL	Cook	60602
27-Feb-06	Lane Bryant #4531, LLC	CO	4531	*	Northfield @ Stapleton, I-70 @ Quebec St	Denver	CO	Denver	80216
22-Dec-05	Lane Bryant 4532, LLC	MO	4532	*	Branson Landing, Hwy 761 & Lake Taneycomo	Branson	MO	Taney	65616
19-Jan-06	Lane Bryant #4533, LLC	VA	4533	*	Crossroads Center @ Chesapeake, 4107 Portsmouth Blvd.	Chesapeake	VA	Chesapeake City	23321
31-Jan-06	Lane Bryant #4535, LLC	FL	4535	*	Waterford Lease Town Center, 415 N. Alafaya Trail	Orlando	FL	Orange	32828
13-Jan-06	Lane Bryant 4536, Inc.	CA	4536	*	Ash Tree Squre, First Street & Shaw Ave.	Fresno	CA	Fresno	93726
06-Feb-06	Lane Bryant #4537, LLC	VA	4537	*	New Town Shops, Ironbound Road & Monticello Ave	Williamsburg	VA	James City	23185
31-Jan-06	Lane Bryant #4538, LLC	FL	4538	*	Gulf Coast Tower Center, SEC I-75 & Alico Road	Ft. Myers	FL	Lee	339313
31-Jan-06	Lane Bryant #4539, LLC	CO	4539	*	Aspen Grove, 7301 S. Santa Fe Drive	Littleton	CO	Arapahoe	80120
01-Mar-06	Lane Bryant #4541, LLC	NC	4541	*	Afton Village Town Center, Kannapolis Pkwy & I-85	Kannapolis	NC	Cabarrus	28027
17-Mar-06	Lane Bryant #4542, LLC	TX	4542	*	Gateway Station, 1500 University East	College Station	TX	Brazos	77840
12-Apr-06	Lane Bryant #4543, LLC	OH	4543	*	Springfield Commons, 1642 Bechtle Avenue	Springfield	OH	Clark	45504
17-Mar-06	Lane Bryant #4544, LLC	AR	4544	*	The Mall at Turtle Creek, 3000 East Highland Avenue	Jonesboro	AR	Craighead	72401
11-Apr-06	Lane Bryant #4545, LLC	FL	4545	*	River City Marketplace, 13221 City Station Drive	Jacksonville	FL	Duval	32218
07-Apr-06	Lane Bryant #4546, LLC	WV	4546	*	The Highlands, I-70 & Cabela Drive	Wheeling	WV	Ohio	26059
11-Apr-06	Lane Bryant #4547, LLC	FL	4547	*	The Landing at Tradition, I-95 and Tradition Pkwy	Port St. Lucie	FL	St. Lucie	34952
11-Apr-06	Lane Bryant #4548, LLC	PA	4548	*	Richland Marketplace, Tre 309 & West Pumping Station Road	Quakertown	PA	Bucks	18951
11-Apr-06	Lane Bryant 4549, Inc.	CA	4549	*	Grand Plaza, Hwy 78 & las Posas Road	San Marcos	CA	San Diego	92069
12-Apr-06	Lane Bryant #4551, LLC	AZ	4551	*	San Tan Village, SWC Williams Field Rd. & San Tan Freeway (Loop 202)	Gilbert	AZ	Maricopa	85296
12-Apr-06	Lane Bryant 4553, LLC	MO	4553	*	Lambert Plaza, 155 Siemers Drive	Cape Girardeau	MO	Cape Girardeau
11-Apr-06	Lane Bryant #4554, LLC	TX	4554	*	Brazos Town Center, State Hwy 59	Rosenberg	TX	Fort Bend	77479
11-Apr-06	Lane Bryant #4555, LLC	TX	4555	*	Lane Jackson Marketplace S/C, Lake Road	Lake Jackson	TX	Brazoria	77566
27-Apr-06	Lane Bryant #4556, LLC	KY	4556	*	Ashland Town Center, 500 Winchester Avenue	Ashland	KY	Boyd	41101
26-Apr-06	Lane Bryant #4557, LLC	VA	4557	*	Parkridge Center, 10900 Bulloch, I-66 & Sudley Rd.	Manassas	VA	Prince William	20109
09-May-06	Lane Bryant #4558, LLC	MA	4558	*	Wayside Commons, Route 128 & 3A North	Burlington	MA	Middlexex	14460
09-May-06	Lane Bryant #4559, LLC	NV	4559	*	Sparks Crossing, 101 Los Altos Parkway, Hwy 445 & Los Altos Parkway	Sparks	NV	Washoe	89436
25-May-06	Lane Bryant #4560, LLC	AR	4560	*	Alcoa Exchange, Alcoa & I-30	Bryant	AR		72022

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-May-06	Lane Bryant #4561, LLC	TX	4561	*	Conroe Marketplace, I-45 & Texas Nursery Road	Conroe	TX	Montgomery	77303
10-May-06	Lane Bryant #4562, LLC	AL	4562	*	Prattville Town Center, Cobbs Ford Road & Refiled Road	Prattville	AL	Elmore	36066
10-May-06	Lane Bryant #4563, LLC	AZ	4563	*	Tuscon Spectrum, I-19 & Irving Road	Tucson	AZ	Pima	85714
05-Jun-06	Lane Bryant #4565, LLC	VA	4565	*	Ward's Crossing, 4040 Wards Road	Lynchburg	VA	Lynchburg City	24502
24-May-06	Lane Bryant #4566, LLC	OR	4566	*	Cascade Village S/C, 63455 N. US Hwy 97, NEC Hwy 97 & 20	Bend	OR	Deschutes	97701
31-May-06	Lane Bryant #4567, LLC	PA	4567	*	Silver Spring Square, Route 11 & Lambs Gap Road	Mechanicsburg	PA	Cumberland	17050
01-Jun-06	Lane Bryant #4568, LLC	LA	4568	*	Town Center at Cedar Lodge, NWC Corporate Blvd & Jefferson Hwy	Baton Rouge	LA	East Baton Rouge	70809
14-Jun-06	Lane Bryant #4569, LLC	AR	4569	*	Forth Smith Pavilion S/C	Fort Smith	AR	Sebastian	72903
23-Jun-06	Lane Bryant #4570, LLC	NE	4570	*	Shadow Lake Town Center, 72nd St. & Hwy 370	Papillion	NE	Sarpy	68046
21-Jul-06	Lane Bryant #4571, LLC	ND	4571	*	Pinehurst Square S/C, Interstate 94 & Tyler Parkway	Bismark	ND	Burleigh	58503
05-Jul-06	Lane Bryant #4572, LLC	OR	4572	*	Nyberg Woods, Interstate 5 & Nyberg Street	Tualatin	OR	Washington	97062
06-Jul-06	Lane Bryant #4573, LLC	AZ	4573	*	Casa Grande Regional Center, NEC I-10 & Hwy 287	Casa Grande	AZ	Pinal	85222
06-Jul-06	Lane Bryant #4574, LLC	TN	4574	*	Providence Marketplace S/C, 401 S. Mt. Juliet Road	Mt. Juliet	TN	Wilson	37122
10-Jul-06	Lane Bryant #4575, LLC	IL	4575	*	Kohls Center, Route 50 & St. George	Bradley	IL	Kankakee	80914
10-Jul-06	Lane Bryant/Cacique #4576, LLC	MA	4576	*	The Village at Colony Place, Route 44 & Commerce Way	Plymouth	MA	Plymouth	02360
06-Jul-06	Lane Bryant 4577, Inc.	CA	4577	*	Jess Ranch Marketplace, SWC Bear Valley Road & Apple Valley Road	Apple Valley	CA	San Bernardino	92308
06-Jul-06	Lane Bryant 4578, Inc.	CA	4578	*	Stonecreek Village, Pacific Avenue & Robinhood Drive	Stockton	CA	San Joaquin	95207
05-Jul-06	Lane Bryant #4579, LLC	CO	4579	*	Canyon View Marketplace, 24 Road & Patterson Road	Grand Junction	CO	Mesa	81504
06-Jul-06	Lane Bryant #4580, LLC	ID	4580	*	Teton Spectrum, Sunnside Road & Hitt Road	Ammon	ID	Bonneville	83404
02-Aug-06	Lane Bryant #4581, LLC	TN	4581	*	The Avenue Murfreesboro, 2615 Medical Center Pkwy #2320	Murfreesboro	TN	Rutherford	37129
24-Jul-06	Lane Bryant #4582, LLC	OH	4582	*	Parkway Centre, I-71 & Stringtown Road	Grove City	OH	Franklin	43123
02-Aug-06	Lane Bryant #4583, LLC	GA	4583	*	The District at Howell Mills, I-75 and Howell Mill Road, 1801 Howell Mill Road, Suite 500	Atlanta	GA	Fulton	30318
08-Aug-06	Lane Bryant #4584, LLC	NC	4584	*	Cobb Corners, Route 43 and Jeffreys Road	Rocky Mount	NC	Nash	27804
09-Aug-06	Lane Bryant #4585, LLC	NC	4585	*	Shops at Midway Plantation, 1004-A Shoppes at Midway Drive, Hodge Road @ US64	Knightdale	NC	Wake	27610
10-Aug-06	Lane Bryant #4586, LLC	AL	4586	*	Colonial Promenade Phase 2, 3600 S. Colonial Drive, Hwy 31 & I-65	Alabaster	AL	Shelby	35007
17-Aug-06	Lane Bryant/Cacique #4589, LLC	AR	4589	*	Lakewood Village S/C, McCain Blvd & Fairway Ave.	N. Little Rock	AR	Pulaski	72116
05-Sep-06	Lane Bryant/Cacique #4590, LLC	TN	4590	*	Streets of Indian Lake, Indian Lake Blvd, Vietnam Veterans Hwy 386	Hendersonville	TN	Sumner	37075
11-Aug-06	Lane Bryant/Cacique #4591, LLC	VA	4591	*	Dam Neck Road, Princess Anne Road	Virginia Beach	VA	Virginia Beach	23453
01-Sep-06	Lane Bryant/Cacique #4592 of Vestal, LLC	NY	4592	*	Parkway Plaza, 3208 Vestal Parkway E.	Vestal	NY	Broome	13850
01-Sep-06	Lane Bryant/Cacique #4593, LLC	FL	4593	*	The Shops @ Wiregrass, NEC State Tr. 56 & Bruce B. Downs Blvd.	Tampa	FL	Hillsborough	33543

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Sep-06	Lane Bryant #4594, LLC	TX	4594	*	Riceland Pavilion, NWC Garth Road & Baker Raod	Baytown	TX	Harris	77522
05-Sep-06	Lane Bryant/Cacique #4595, LLC	LA	4595	*	Stirling Bossier Center, I-220 & Airline Drive	Bossier City	LA	Caddo	71103
05-Sep-06	Lane Bryant #4596, LLC	MS	4596	*	Meridian Crossroads S/C, Hwy 19	Meridian	MS	Lauderdale	39301
15-Sep-06	Lane Bryant/Cacique #4597, LLC	OH	4597	*	Stoone Creek Towne Center, I-275 & Colerain Avenue	Cincinnati	OH	Hamilton	45251
15-Sep-06	Lane Bryant/Cacique #4598, LLC	LA	4598	*	Stirling Lafayette Center, I-10 & Louisiana Ave.	Lafayette	LA	Lafayette	70501
29-Sep-06	Lane Bryant #4599, LLC	AL	4599	*	Oxford Exchange, Golden Springs Road	Oxford	AL	Calhoun	36203
28-Sep-06	Lane Bryant #4600, LLC	TX	4600	*	The Forum at Soncy, 34th & Soncy Avenue	Amarillo	TX	Randall	79121
23-Oct-06	Lane Bryant/Cacique #4601, LLC	TX	4601	*	Robertson's Corner, Long Prairie Road & Justin Road	Flower Mound	TX	Denton	75022
23-Oct-06	Lane Bryant/Cacique #4602, LLC	CO	4602	*	The Orchard Town Center, Interstate 25 and W. 144th Avenue	Westminster	CO	Adams	80020
24-Oct-06	Lane Bryant/Cacique #4603, LLC	TN	4603	*	Nashville West S/C, I-40 & Old Hickory Blvd	West Nashville	TN	Davidson	37209
24-Oct-06	Lane Bryant/Cacique 4604, LLC	MO	4604	*	Chesterfield Commons, Edison Avenue	Chesterfield	MO	St. Louis	63005
26-Oct-06	Lane Bryant/Cacique #4605, LLC	NC	4605	*	Shops at Friendly Center, West Friendly Avenue and Hobbs Road	Greensboro	NC	Guilford	27403
24-Oct-06	Lane Bryant/Cacique #4606, LLC	OK	4606	*	Sooner Town Center, 7200 S. E. 29th Street	Midwest City	OK	Oklahoma	73110
24-Oct-06	Lane Bryant/Cacique #4608, LLC	IL	4608	*	Gerry Centennial Plaza, Route 34 & Douglas Ave.	Oswego	IL	Kendall	60543
31-Oct-06	Lane Bryant/Cacique #4609, LLC	FL	4609	*	Oakleaf Town Center, Old Middleburg Road, Arygle Forest Blvd	Jacksonville	FL	Duval	03222
24-Oct-06	Lane Bryant #4610, LLC	UT	4610	*	The Meadows at American Fork, I-15 & Highway 89	American Fork	UT	Utah	84003
31-Oct-06	Lane Bryant #4612, LLC	IL	4612	*	Northpoint S/C, 316 E. Rand Road	Arlington Heights	IL	Cook	60004
30-Oct-06	Lane Bryant/Cacique #4614, LLC	TX	4614	*	Lake Worth Marketplace, 6046 Azle Avenue, Azle Ave & I-820	Lake Worth	TX	Tarrant	76135
13-Nov-06	Lane Bryant #4616, LLC	NJ	4616	*	The Shoppes at Flemington, SR-31 & US-202	Flemington	NJ	Hunterdon	08822
06-Dec-06	Lane Bryant #4617, LLC	PA	4617	*	Ross Town S/C, 7218 McKnight Road	Pittsburgh	PA	Ross	15217
07-Dec-06	Lane Bryant #4618, LLC	WA	4618	*	The Commons at Issaquah, 755 NW Gilman Blvd	Issaquah	WA	King	98027
27-Nov-06	Lane Bryant/Cacique 4619, Inc.	CA	4619	*	The Shoppes at Chino Hills, Grand Ave. & Peyton Drive	Chino Hills	CA	San Bernardino	91709
07-Dec-06	Lane Bryant #4620 of Saratoga County, LLC	NY	4620	*	Clifton Park Center, Route 146 & I-87	Clifton Park	NY	Saratoga	12065
06-Dec-06	Lane Bryant #4622, LLC	TX	4622	*	Mueller Retail, 1201 Barbara Jordan Blvd	Austin	TX	Travis	78751
07-Dec-06	Lane Bryant/Cacique #4623, LLC	AL	4623	*	Midtown Village, 1800 McFarland Blvd East	Tuscaloosa	AL	Tuscaloosa	35401
06-Dec-06	Lane Bryant/Cacique #4625, LLC	FL	4625	*	Winter Garden Village, State Road 535 & Highway 429	Winter Garden	FL	Orange	34787
09-Jan-07	Lane Bryant/Cacique #4630, LLC	WA	4630	*	Southcenter Square, S/C, Southcenter Pkwy & Minkler Blvd	Tukwila	WA	King	98188
08-Jan-07	Lane Bryant/Cacique #4632, LLC	TX	4632	*	Market Heights, Hwy 190 & Indiana Oaks Drive, NWC FM 2410 & SH 190	Harker Heights	TX	Bell	76548
01-Mar-07	Lane Bryant #4633, LLC	LA	4633	*	Manhattan Place, Manhattan Blvd & Gretna Blvd, 1731 Manhattan Blvd.	Harvey	LA	Jefferson	70058
03-Jan-07	Lane Bryant #4634, LLC	MA	4634	*	Berkshire Mall, Old State Rd & Route 8	Pittsfield	MA	Berkshire	01237

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

25-Jan-07	Lane Bryant/Cacique 4636, Inc.	CA	4636	*	Countryside Marketplace, I-215 & Newport Road	Menifee	CA	Riverside	92584
06-Feb-07	Lane Bryant #4638, LLC	PA	4638	*	Valley Square, Route 611 & Route 132	Warrington	PA	Bucks	18976
06-Feb-07	Lane Bryant/Cacique #4640, LLC	TX	4640	*	Arlington Highlands, 3907 Arlington Highlands Boulevard	Arlington	TX	Tarrant	76018
08-Feb-07	Lane Bryant #4641, LLC	CO	4641	*	The Summit Front Range, Harmony Road & Ziegler Road	Fort Collins	CO	Larimer	80525
01-Mar-07	Lane Bryant #4643, LLC	IA	4643	*	Metro Crossing, Interstate 29 & Highway 275	Council Bluffs	IA	Pottawattamie	51501
17-Aug-06	Lane Bryant/Cacique #4644, LLC	TX	4644	*	Uptown Village at Cedar Hill, 305 West FM 1382	Cedar Hill	TX	Dallas	75104
13-Mar-07	Lane Bryant/Cacique #4645, LLC	NJ	4645	*	Hamilton Commons, 190 Hamilton Commons	Mays Landing	NJ	Atlantic	06117
13-Mar-07	Lane Bryant #4646 of Horseheads, LLC	NY	4646	*	Southern Tier Crossings, Ann Page Road, Interstate 86	Horseheads	NY	Chemung	14845
18-Jun-07	Lane Bryant #4647, LLC	CO	4647	*	Belmar Plaza, 408 S. Teller Street	Lakewood	CO	Jefferson	80226
30-Mar-07	Lane Bryant/Cacique #4648, LLC	MI	4648	*	The Mall at Partridge Creek, M-59 and Romeo Plank Road	Clinton Township	MI	Macomb
29-Mar-07	Lane Bryant/Cacique 4649, Inc.	CA	4649	*	Packwood West S/C, SWC Mooney Blvd & Cameron Ave	Visalia	CA	Tulare	93277
15-Jun-07	Lane Bryant/Cacique #4650, LLC	TX	4650	*	Lpark Lane Place S/C, Park Lane & N. Central Expressway	Dallas	TX	Dallas	75231
29-Mar-07	Lane Bryant #4652, LLC	NJ	4652	*	The Shoppes at Hamilton, Route 130	Hamilton	NJ	Mercer	08650
18-Apr-07	Lane Bryant/Cacique #4653, LLC	TX	4653	*	Park North S/C, 722 NW Loop 410	San Antonio	TX	Bexar	78216
30-Apr-07	Lane Bryant #4654, LLC	TN	4654	*	Kingsport Plaza S/C, Highway 11W & Highway 93	Kingsport	TN	Sullivan	37660
09-May-07	Lane Bryant #4655, LLC	FL	4655	*	Pier Park, Hwy 98 & Pier Park Drive	Panama City Beach	FL	Bay	32413
10-May-07	Lane Bryant #4656, LLC	GA	4656	*	The Avenue at Forsyth, Peachtreee Parkway	Atlanta	GA	Forsyth	30041
13-Jun-07	Lane Bryant #4657, LLC	AZ	4657	*	Mohave Crossroads S/C, State Route 95 and Bullhead Parkway	Bullhead City	AZ	Mohave	86442
18-Jun-07	Lane Bryant/Cacique #4659, LLC	SC	4659	*	Lexington Pavilion, 5195 Sunset Boulevard	Lexington	SC	Lexington	29072
18-Jun-07	Lane Bryant/Cacique #4660, LLC	GA	4660	*	Shoppes at River Crossing, I-75 and Riverside Drive	Macon	GA	Bibb
10-May-07	Lane Bryant/Cacique #4661, LLC	TN	4661	*	Countrywood Crossing, 2289 N. Germantown Pkway	Memphis	TN	Shelby	38016
30-Apr-07	Lane Bryant #4664, LLC	UT	4664	*	Red Cliffs Mall, 1770 East Red Cliffs Drive	St. George	UT	Washington	84790
14-Jun-07	Lane Bryant #4665, LLC	TX	4665	*	Lakeline Plaza, 11200 Lakeline Mall Drive	Cedar Park	TX	Williamson	48491
18-Jun-07	Lane Bryant/Cacique #4667, LLC	OK	4667	*	Eastside Market, 11007 East 71st Street South	Tulsa	OK	Tulsa	74133
15-Jun-07	Lane Bryant/Cacique #4668, LLC	LA	4668	*	Power Center at Mall of Louisiana, Mall of Louisiana Blvd	Baton Rouge	LA	East Baton Rouge	70809
18-Jun-07	Lane Bryant/Cacique #4671, LLC	MD	4671	*	Harford Mall, 696A Bel Air Road	Bel Air	MD	Harford	21014
15-Jun-07	Lane Bryant/Cacique #4672, LLC	MI	4672	*	Southland S/C, 6288 S. Westnedge Avenue	Portage	MI	Kalamazoo
02-Aug-07	Lane Bryant #4676, LLC	AL	4676	*	Dothan Pavilion, 4601 Montgomery Highway	Dothan	AL	Houston	36303
06-Jul-07	Lane Bryant #4677, LLC	TX	4677	*	Longview Town Crossing, 3096 N. Eastman Road	Longview	TX	Gregg	75605
06-Jul-07	Lane Bryant 4679, Inc.	CA	4679	*	Woodside Central, 2501-2539 El Camino Real	Redwood City	CA	San Mateo	94063
06-Jul-07	Lane Bryant #4680, LLC	MD	4680	*	The Commons, 115 E. North Point Drive	Salisbury	MD	Wicomico	21804

06-Jul-07	Lane Bryant/Cacique #4681, LLC	TX	4681	*	Alamo Ranch, Southwest Quadrant of Loop 1604 and Culebra Road	San Antonio	TX	Bexar	78251
01-Aug-07	Lane Bryant/Cacique #4683, LLC	MI	4683	*	Crossroads Village, S. Beck Road and Michigan Avenue (U.S. 12)	Canton	MI	Wayne	48188
01-Aug-07	Lane Bryant #4685, LLC	PA	4685	*	Greengate Plaza, 220 Greengate Centre Blvd	Greensburg	PA	Westmoreland	15601
31-Jul-07	Lane Bryant 4688, Inc.	CA	4688	*	Union Landing, 32450 Dyer Street	Union City	CA	Alameda	94587
31-Jul-07	Lane Bryant/Cacique 4689, Inc.	CA	4689	*	Dunia Plaza, I-15 and Bear Valley Raod	Victorville	CA	San Bernardino	92392
17-Aug-07	Lane Bryant #4691, LLC	FL	4691	*	The Promenade at Lyons, Lyons Road & Cullum Road	Coconut Creek	FL	Broward	33073
17-Aug-07	Lane Bryant/Cacique #4692, LLC	TX	4692	*	The Shoppes at Rio Grande Valley, Worth Avenue	Edinburgh	TX	Hidalgo	78539
17-Aug-07	Lane Bryant #4693, LLC	NJ	4693	*	The Shoppes at Cross Keys, Berlin-Cross Keys Road (Tre 689) & Atlantic City Expressway	Sicklerville	NJ	Gloucester	08081
01-Aug-07	Lane Bryant #4694, LLC	TX	4694	*	Sharyland Town Crossing, 2417 Shary Road @US Hwy 83	Mission	TX	Hidalgo	78572
20-Aug-07	Lane Bryant #4696, LLC	VA	4696	*	Chesterfield Crossing, 11331 Midlothian Turnpike	Richmond	VA	Chesterfield	23235
17-Aug-07	Lane Bryant #4697, LLC	TX	4697	*	The Plaza at Rockwall, 1019 East I-309, Bldg 26	Rockwall	TX	Dallas	75048
17-Aug-07	Lane Bryant #4700, LLC	TX	4700	*	Midland S/C, Sunburst Drive & Preston Drive	Midland	TX	Midland	79707
05-Sep-07	Lane Bryant/Cacique #4701, LLC	WI	4701	*	The Village at Bay Park, Willard Drive & Holmgren Way	Ashwaubenon	WI	Brown	54304
11-Oct-07	Lane Bryant/Cacique #4702, LLC	GA	4702	*	Akers Mill Square, 2963 Cobb Parkway NW	Atlanta	GA	Cobb	30339
19-Oct-05	Lane Bryant #4705, LLC	TX	4705	*	Rockwall Crossing, Ralph Hall Parkway	Rockwall	TX	Rockwall	75087
17-Sep-07	Lane Bryant #4706, LLC	LA	4706	*	Pecanland Plaza	Monroe	LA	Ouachita	71203
12-Oct-07	Lane Bryant #4709, LLC	MI	4709	*	Fashion Corner, 4412 Bay Road	Saginaw	MI	Saginaw	78603
11-Oct-07	Lane Bryant #4710, LLC	WA	4710	*	Bear Creek Village S/C, 7730 Leary Way N.E.	Redmond	WA	King	98052
11-Oct-07	Lane Bryant #4711, LLC	UT	4711	*	Triverdale Center Phase IV, Riverdale Road	Riverdale	UT	Weber	84405
13-Nov-07	Lane Bryant #4714, LLC	OH	4714	*	The Shoppes of Mentor, 9611 Mentor Avenue	Mentor	OH	Lake	44060
02-Jan-08	Lane Bryant #4719, LLC	TN	4719	*	The Shoppes at Hamilton Place, 2040 Hamilton Place Blvd	Chattanooga	TN	Hamilton	37421
25-Feb-08	Lane Bryant/Cacique #4720, LLC	OH	4720	*	Polaris Town Center, 11229 Polaris Parkway	Columbus	OH	Delaware	43240
28-Dec-07	Lane Bryant 4723, Inc.	CA	4723	*	Tampa Plaza, SWC Tampa Ave & Nordhoff St.	Northridge	CA	Los Angeles	91324
22-Jan-08	Lane Bryant/Cacique #4724, LLC	MN	4724	*	Crossroads of Roseville, 1655 W. County Road, B-2	Roseville	MN	Ramsey	55113
31-Jan-08	Lane Bryant #4727, LLC	WA	4727	*	Hazel Dell Towne Center, NE 88th Strreet & Hazel Dell Ave	Vancouver	WA	Clark	98665
27-May-08	Lane Bryant #4733, LLC	TN	4733	*	Shoppes at the Columns, 1101 Vann Drive	Jackson	TN	Madison	38305
19-Sep-08	Lane Bryant #4734, INC.	TX	4734	*	Shops at Northeast, 1101 Melbourne Street	Hurst	TX	Tarrant	76053
31-Mar-09	Lane Bryant #4736, LLC	MS	4736	*	Tupelo King Crossing - 839 Barnes Crossing Road	Tupelo	MS	Lee	38804
16-Apr-10	Lane Bryant #4737, LLC	MA	4737	*	The Walpole Mall; 90 Providence Highway	Walpole	MA	Norfolk	02032
16-Jul-10	Lane Bryant 4740, Inc.	CA	4740	*	Shasta Crossroads Shopping Center, 1150 Dana Drive, Suite A6-9	Redding	CA	Shasta	96003
08-Jul-10	Lane Bryant #4741, LLC	PA	4741	*	Brandywine Square, E. Lancaster Avenue & Quarry Road	Downington	PA	Chester	19335

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Jul-10	Lane Bryant #4742, LLC	VA	4742	*	Kingstowne Shopping Center, 5926 Kingstowne	Springfield	VA	Fairfax	22315
12-Jul-10	Lane Bryant #4743, LLC	IL	4743	*	White Oaks Plaza, 3003 South Veterans Parkway	Springfield	IL	Sangamon	62704
06-Aug-10	Lane Bryant #4744, Inc.	TX	4744	*	L334 North Creek Plaza, Del Mar Boulevard at I-35	Laredo	TX	Webb	78045
09-Sep-10	Lane Bryant #4745, LLC	AZ	4745	*	The Shoppes at Gilbert Commons, Baseline Road & N. Cooper Road	Gilber	AZ	Maricopa	85233
10-Sep-10	Lane Bryant #4746, LLC	IL	4746	*	Commons of Chicago Ridge, 300 Commons Drive	Chicago Ridge	IL	Cook	60415
27-Sep-10	Lane Bryant #4747, Inc.	TX	4747	*	Park North (2), 442 NW Loop 410, Suite 115	San Antonio	TX	Bexar	78216
14-Oct-10	Lane Bryant #4748, LLC	RI	4748	*	Bald Hill Place, 1245 Bald Hill Road	Warwick	RI	Kent	02886
28-Oct-10	Lane Bryant #4749, Inc.	TX	4749	*	Forum at Olympia Parkway, 1950 Loop 1604 E.	San Antonio	TX	Bexar	78154
22-Feb-11	Lane Bryant #4751, LLC	PA	4751	*	Settlers Ridge Center Drive	Pittsburgh	PA	Allegheny	15205
22-Feb-11	Lane Bryant #4752, LLC	WA	4752	*	Northtown Square, Division Street and Wellesley Avenue	Spokane	WA	Spokane	99205
22-Feb-11	Lane Bryant #4753, LLC	KS	4753	*	New Market Square	Wichita	KS	Sedgwick	67205
18-Mar-11	Lane Bryant #4754, LLC	OH	4754	*	West Market Plaza	Fairlawn	OH	Summit	44333
28-Apr-11	Lane Bryant #4755, LLC	ND	4755	*	TJ Maxx Plaze, 4340 13th Avenue, SW	Fargo	ND	Cass	58103
18-Apr-11	Lane Bryant #4756, LLC	WI	4756	*	Southridge Plaze, S. 76th Street	Greendale	WI	Milwaukee	53129
31-May-11	Lane Bryant #4759, LLC	IL	4759	*	2314 South Harlem Avenue	Riverside	IL	Cook	60546
09-Oct-86	Catherines, Inc.	DE	5004	*	2176 W. 4TH STREET	MANSFIELD	OH	Richland	44903
09-Oct-86	Catherines, Inc.	DE	5007	*	1322 E. BATTLEFIELD	SPRINGFIELD	MO	Greene	65804
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5012	*	UNIVERSITY CROSSINGS, I-80 & MAIN STREET	MISHAWAKA	IN	St. Joseph	46545
29-Jun-04	Catherines #5013, LLC	TN	5013	*	4275 HIGHWAY 51 SOUTH	MEMPHIS	TN	Shelby	38116
02-Aug-04	Catherines #5014, LLC	TN	5014	*	Oak Court Shopping Center, 541 Perkins Road	Memphis	TN	Shelby	38117
09-Oct-86	Catherines, Inc.	DE	5015	*	7117 KINGSTON PIKE	KNOXVILLE	TN	Knox	37919
19-Apr-07	Catherines #5016, LLC	OH	5016	*	Tiffany Plaza, 1260 Boardman-Poland Road	Youngstown	OH	Mahoning	44514
09-Oct-86	Catherines, Inc.	DE	5017	*	240 WESTWOOD SHOPPING CENT	FAYETTEVILLE	NC	Cumberland	28304
15-Jun-07	Catherines #5022, LLC	TN	5022	*	McHenry S/C, 1760 Gallatin Road	Madison	TN	Davidson	37115
27-Jun-07	Catherines #5023, LLC	NE	5023	*	Baker Square, 132nd & West Center Raod	Omaha	NE	Douglas	68144
09-Oct-86	Catherines, Inc.	DE	5024	*	1030 METRO CENTER MALL	JACKSON	MS	Hinds	39209
09-Oct-86	Catherines, Inc.	DE	5028	*	2831 EAST SOUTH BOULEVARD	MONTGOMERY	AL	Montgomery	36116
08-Apr-02	Catherines #5029 of New Hartford, Inc.	NY	5029	*	New Hartford Consumer Square Shopping Center, Route 5A & Genessee Street	New Hartford	NY	Oneida	13413
09-Oct-86	Catherines, Inc.	DE	5030	*	Springdale Mall; 3250 Airport Blvd., Sp #416	MOBILE	AL	Mobile	36606
09-Oct-86	Catherines, Inc.	DE	5031	*	2207 BESSEMER ROAD, SPACE	BIRMINGHAM	AL	Jefferson	35208
09-Oct-86	Catherines, Inc.	DE	5032	*	9080 PARKWAY EAST	BIRMINGHAM	AL	Jefferson	35215

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5035	*	4525 W TUSCARAWAS STREET	CANTON	OH	Stark	44708
23-Oct-07	Catherines #5037, LLC	OH	5037	*	Park Shopping Center, 1055 N. Bechtle Avenue	Springfield	OH	Clark	45504
09-Oct-86	Catherines, Inc.	DE	5038	*	7620 RIVERS AVENUE	NORTH CHARLESTON	SC	Charleston	29406
23-Apr-02	Catherines #5039, Inc.	NC	5039	*	INTERSTATE 85	DURHAM	NC	Durham	27701
09-Oct-86	Catherines, Inc.	DE	5040	*	9622 AIRE LINE HIGHWAY	BATON ROUGE	LA	East Baton Rouge Parish	70815
09-Oct-86	Catherines, Inc.	DE	5043	*	MOREHEAD CENTER, 4012 HILLSBORO ROAD	NASHVILLE	TN	Davison	37215
12-Dec-07	Catherines #5044, LLC	IL	5044	*	University Square S/C, 1405 W. Glen Avenue	Peoria	IL	Peoria	61614
09-Oct-86	Catherines, Inc.	DE	5045	*	902 W. KIMBERLY ROAD	DAVENPORT	IA	Scott	52806
18-Jan-95	Catherines Stores Corporation	TN	5046	*	843 N. GREEN RIVER ROAD	EVANSVILLE	IN	Vanderburgh	47715
09-Oct-86	Catherines, Inc.	DE	5051	*	3049 FREEDOM DRIVE SPACE 3	CHARLOTTE	NC	Mecklenburg	28208
15-Jun-01	Catherines #5052, Inc.	NC	5052	*	702 D PEMBROKE ROAD	GREENSBORO	NC	Guilford	27408
23-Sep-08	Catherines #5053, LLC	MI	5053	*	Fashion Corners, 4382 Bay Road., Store 9	Saginaw	MI	Saginaw	48603
07-Jan-08	Catherines #5054, LLC	MI	5054	*	4409 W. SAGINAW	LANSING	MI	Eaton	48917
09-Oct-86	Catherines, Inc.	DE	5055	*	7805 ABERCORN	SAVANNAH	GA	Chatham	31406
01-Sep-06	Catherines #5058, LLC	TX	5058	*	The French Quarter, 4500 S. Broadway	Tyler	TX	Smith	75701
09-Oct-86	Catherines, Inc.	DE	5061	*	9430 SKOKIE BOULEVARD	SKOKIE	IL	Cook	60077
04-May-05	Catherines #5063, LLC	WV	5063	*	Riverwalk S/C, 33 Riverwalk Place	South Charleston	WV	Kanawha	25803
18-Jan-95	Catherines, Inc.	DE	5066	*	5970-B E. 31ST	TULSA	OK	Tulsa	74135
30-Dec-04	Catherines #5069, LLC	FL	5069	*	4455 CLEVELAND AVENUE	FT. MYERS	FL	Lee	33901
09-Oct-86	Catherines Stores Corporation	TN	5073	*	2645 LOUISIANA BLVD., N.E.	ALBUQUERQUE	NM	Bernalillo	87110
08-May-07	Catherines #5075, LLC	TX	5075	*	6344 Edgemere Drive	El Pas	TX	El Paso	79925
09-Jun-06	Catherines #5076, LLC	VA	5076	*	4107 PORTSMOUTH BLVD	CHESAPEAKE	VA	Chesapeake city	23321
23-May-08	Catherines #5077, LLC	TX	5077	*	3405 WESTERN STREET	AMARILLO	TX	Randall	79109
09-Oct-86	Catherines, Inc.	DE	5082	*	2324 W. MERCURY BLVD.	HAMPTON	VA	Hampton city	23666
09-Oct-86	Catherines, Inc.	DE	5083	*	4545 & 4547 KIRKWOOD HIGHW	WILMINGTON	DE	New Castle	19808
01-Mar-07	Catherines #5085, LLC	IN	5085	*	Greenwood Place, 7785 South U.S. 31	Indianapolis	IN	Marion	46227
18-Jan-95	Catherines Stores Corporation	TN	5086	*	521-525 EAST COLISEUM BOUL	FT. WAYNE	IN	Allen	46825
18-Jan-95	Catherines Stores Corporation	TN	5087	*	3560 S. DIXIE BEE HIGHWAY	TERRE HAUTE	IN	Vigo	47802
09-Oct-86	Catherines, Inc.	DE	5088	*	3755 BLOOMFIELD ROAD	MACON	GA	Bibb	31206
09-Oct-86	Catherines, Inc.	DE	5089	*	2178 ELIDA ROAD	LIMA	OH	Allen	45805
09-Oct-86	Catherines, Inc.	DE	5090	*	1311 E. TALLMADGE AVE.	AKRON	OH	Summit	44310
18-Jan-95	Catherines Stores Corporation	TN	5092	*	4871 E. 38TH STREET	INDIANAPOLIS	IN	Marion	46254

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

24-Apr-02	Catherines #5094, Inc.	AR	5094	*	STEELE CROSSING, HIGHWAY 471 & SHILOH DRIVE	FAYETTEVILLE	AR	Washington	72704
24-Oct-07	Catherines #5097, LLC	SC	5097	*	Belvedere Plaza S/C, 3104 N. Main Street	Anderson	SC	Anderson	29621
18-Jan-95	Catherines Stores Corporation	TN	5099	*	LAKE AIR CENTER, BOSQUE BLVD. & N. VI MILLS DRIVE	WACO	TX	Waco	76710
09-Oct-86	Catherines, Inc.	DE	5100	*	THE COURTYARD AT HICKORY H	ANTIOCH	TN	Davidson	37013
09-Oct-86	Catherines, Inc.	DE	5101	*	3435 WRIGHTSBORO RD.	AUGUSTA	GA	Richmond	30909
09-Oct-86	Catherines, Inc.	DE	5102	*	1217 APALACHEE PARKWAY	TALLAHASSEE	FL	Leon	32301
25-Sep-69	Catherines, Inc.	DE	5105	*	Salem Consumer Square S/C, 5411 Salem Drive	Dayton	OH	Montgomery	45426
09-Oct-86	Catherines, Inc.	DE	5108	*	N.W. 63RD ST. & MAY AVENUE	OKLAHOMA CITY	OK	Oklahoma	73116
27-May-08	Catherines #5110, LLC	TN	5110	*	Northgate Mall, 625 Northgate Mall	Chattanooga	TN	Hamilton	37415
30-Sep-10	Catherines #5114, LLC	WV	5114	*	2807 MURDOCH AVE.	PARKERSBURG	WV	Wood	26101
09-Oct-86	Catherines, Inc.	DE	5115	*	3201 MACON ROAD STORE 1	COLUMBUS	GA	Muscogee	31906
15-Jul-02	Catherines #5116, Inc.	FL	5116	*	Millenia Plaza, Suite 1, 4600 Millenia Plaza Way	Orlando	FL	Orange	32811
09-Feb-01	Catherines #5118, Inc.	VA	5118	*	2140 WARDS ROAD	LYNCHBURG	VA	Lynchburg city	24502
09-Oct-86	Catherines, Inc.	DE	5119	*	725 MILITARY AVENUE	GREEN BAY	WI	Brown	54302
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5120	*	Valparaiso Marketplace, 2410 LaPorte Ave., Ste 160	Valparaiso	IN	Porter	46383
09-Oct-86	Catherines, Inc.	DE	5122	*	2768 CANDLER RD.	DECATUR	GA	DeKalb	30034
30-Jul-02	Catherines #5124, Inc.	PA	5124	*	Target Plaza, Mundy Street	Wilkes Barre	PA	Luzerne	18702
28-Sep-01	Catherines #5127, Inc.	NC	5127	*	Raleigh Highway	Thomasville	NC	Davidson	27292
09-Oct-86	Catherines, Inc.	DE	5128	*	METRO MARKET PLACE	PHOENIX	AZ	Maricopa	85051
06-Jul-06	Catherines #5129, LLC	SC	5129	*	West Ashley Shoppes, 946 Orleans	Charleston	SC	Charleston	29407
18-Jan-95	Catherines Stores Corporation	TN	5130	*	8507 N. MCCULLOUGH	SAN ANTONIO	TX	Bexar	78216
09-Oct-86	Catherines, Inc.	DE	5132	*	3525 AMBASSADOR CAFFERY PK	LAFAYETTE	LA	Lafayette Parish	70508
18-Jan-95	Catherines Stores Corporation	TN	5133	*	4938 SOUTH STAPLES SUIT	CORPUS CHRISTI	TX	Nueces	78401
31-May-07	Catherines #5134, LLC	OK	5134	*	Woodland Annex, 6837 B Woodland Annex, 68th & Memorial	Tulsa	OK	Tulsa	74133
18-Jan-95	Catherines Stores Corporation	TN	5135	*	6050-6054 EAST 82ND STREET	INDIANAPOLIS	IN	Marion	46250
09-Oct-86	Catherines, Inc.	DE	5136	*	1701 MCFARLAND BLVD. SPA	TUSCALOOSA	AL	Tuscaloosa	35404
17-Aug-04	Catherines #5141, LLC	MS	5141	*	Dogwood Promenade, Hwy 25 & Dogwood Road	Flowood	MS	Rankin	39208
13-Feb-03	Catherines #5144, Inc.	NC	5144	*	Brier Creek Commons, Brier Creek Parkway @ US Highway 70	Raleigh	NC	Wake	27617
05-Oct-01	Catherines #5145, Inc.	NJ	5145	*	Route 8	Old Bridge	NJ	Middlesex	08859
01-Oct-02	Catherines #5147, Inc.	FL	5147	*	Development at Cordova Mall, Bayou Road @ North 9th Avenue	Pensacola	FL	Escambia	32504
10-Oct-01	Catherines #5149, Inc.	VA	5149	*	Commonwealth Center Parkway	Chesterfield	VA	Chesterfield	23112
19-Nov-08	Catherines #5150, LLC	AR	5150	*	9112 Rodney Parham Road	Little Rock	AR	Pulaski	72205

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5152	*	66 A BLANDING BLVD.	ORANGE PARK	FL	Clay	32073
09-Oct-86	Catherines, Inc.	DE	5154	*	4732 E. BROADWAY BLVD.	TUCSON	AZ	Pima	85716
09-Oct-86	Catherines, Inc.	DE	5155	*	5012 EAST COLONIAL DR.	ORLANDO	FL	Orange	32863
09-Oct-02	Catherines #5156, Inc.	MI	5156	*	Grand Traverse Crossing, South Airport Road, Space 240	Traverse City	MI	Grand Traverse	49684
16-Nov-04	Catherines #5157, LLC	NE	5157	*	220 North 66th Street	LINCOLN	NE	Lancaster	68505
09-Oct-86	Catherines, Inc.	DE	5158	*	829 LYNNHAVEN PARKWAY	VIRGINIA BEACH	VA	Virginia Beach city	23152
09-Oct-86	Catherines, Inc.	DE	5161	*	8805 JEWELLA AVE	SHREVEPORT	LA	Caddo Parish	71108
09-Oct-86	Catherines, Inc.	DE	5162	*	5325 NE ANTIOCH ROAD	KANSAS CITY	MO	Clay	64119
09-Oct-86	Catherines, Inc.	DE	5167	*	6735 TWO NOTCH RD.	COLUMBIA	SC	Richland	29206
09-Oct-86	Catherines, Inc.	DE	5168	*	2039 HWY 70	HICKORY	NC	Catawba	28601
18-Jan-95	Catherines Stores Corporation	TN	5170	*	3916 KEMP BOULEVARD	WICHITA FALLS	TX	Wichita	76308
09-Oct-86	Catherines, Inc.	DE	5171	*	4601 SIXTEENTH AVE.	MOLINE	IL	Rock Island	61265
26-Mar-02	Catherines #5172, Inc.	FL	5172	*	Cross Winds Center, 2008 66th Street N.	St. Petersburg	FL	Pinellas	33710
08-Nov-00	Catherines #5173, Inc.	GA	5173	*	4135 LAVISTA RD	TUCKER	GA	DeKalb	30329
18-Jan-95	Catherines Stores Corporation	TN	5174	*	Northwoods Shopping Center, US 281	San Antonio	TX		78232
12-Apr-06	Catherines #5175, LLC	LA	5175	*	Southgate Shopping Center, 2908 Ryan Street	Lake Charles	LA	Calcasieu	70601
07-Feb-06	Catherines #5176, LLC	OH	5176	*	South Towne Center, 2010 Miamisburg-Centerville Road	Cayton	OH	Montgomery	45459
09-Jan-07	Catherines #5177, LLC	LA	5177	*	MacArthur Village, 1400 MacArthur Drive	Alexandria	LA	Rapides Parish	71301
18-Jan-95	Catherines Stores Corporation	TN	5178	*	Rockwall Market Center, 2841 Market Center Drive	Rockwall	TX	Rockwall	75032
26-Feb-01	Catherines #5179, Inc.	SC	5179	*	2847 DAVID MCLEOD BLVD.	FLORENCE	SC	Florence	29501
09-Oct-86	Catherines, Inc.	DE	5181	*	Regency Plaza, 9764 Atlantic Blvd.	Jacksonville	FL	Duval	32211
09-Oct-86	Catherines, Inc.	DE	5182	*	2701 SOUTHWEST COLLEGE	OCALA	FL	Marion	32674
09-Oct-86	Catherines, Inc.	DE	5183	*	4325 GLENWOOD AVE.	RALEIGH	NC	Wake	27612
09-Oct-86	Catherines, Inc.	DE	5184	*	Town Center Plaza Shopping Center, 425 Ernest Barret Parkway	Kennesaw	GA	Cobb	30144
24-Oct-01	Catherines #5186, Inc.	GA	5186	*	Turner Hill Road	Lithonia	GA	DeKalb	30058
18-Oct-05	Catherines #5188, LLC	DE	5188	*	1300 N. DUPONT HIGHWAY	DOVER	DE	Kent	19901
30-Oct-01	Catherines #5189, Inc.	FL	5189	*	Wickham Road	Melbourne	FL	Brevard	32940
09-Oct-86	Catherines, Inc.	DE	5195	*	5210 MONROE ST	TOLEDO	OH	Lucas	43617
09-Oct-86	Catherines, Inc.	DE	5197	*	3414-3416 MERLE HAY ROAD	DES MOINES	IA	Polk	50310
18-Dec-06	Catherines #5200, LLC	IN	5200	*	Glendale Mall, 6101 N. Keystone Avenue	Indianapolis	IN	Marion	46220
18-Jan-95	Catherines Stores Corporation	TN	5201	*	2438 W. ANDERSON LANE	AUSTIN	TX	Travis	78757
09-Oct-86	Catherines, Inc.	DE	5202	*	G-3292 S. LINDEN ROAD	FLINT	MI	Genesee	48507

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5204	*	2304 S. REYNOLDS RD.	TOLEDO	OH	Lucas	43614
09-Oct-86	Catherines, Inc.	DE	5205	*	31 EAST MARKET VIEW	CHAMPAIGN	IL	Champaign	61820
09-Oct-86	Catherines, Inc.	DE	5211	*	4600 HARDY STREET, STE. 28	HATTIESBURG	MS	Lamar	39401
09-Oct-86	Catherines, Inc.	DE	5212	*	2319 NICHOLASVILLE RD.	LEXINGTON	KY	Fayette	40503
18-Aug-06	Catherines #5215, LLC	GA	5215	*	Greenbriar Mall, 2841 Greenbriar Parkway	Atlanta	GA	Fulton	30331
09-Oct-86	Catherines, Inc.	DE	5216	*	434 CROSSROADS BLVD.	CARY	NC	Wake	27511
28-Aug-07	Catherines #5217, LLC	IN	5217	*	9745 EAST WASHINGTON STREE	INDIANAPOLIS	IN	Marion	46269
09-Oct-86	Catherines, Inc.	DE	5218	*	13720 M & N EAST 40 HIG	INDEPENDENCE	MO	Jackson	64055
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5219	*	1004 COOPER POINT RD.	OLYMPIA	WA	Thurston	98502
02-Nov-05	Catherines #5220, LLC	MI	5220	*	5100 BECKLEY ROAD	BATTLE CREEK	MI	Calhoun	49015
09-Oct-86	Catherines, Inc.	DE	5223	*	4355 24TH AVE., STE. 8	FT. GRATIOT	MI	St. Clair	48059
09-Oct-86	Catherines, Inc.	DE	5224	*	212 CROSSROADS CENTER	WATERLOO	IA	Black Hawk	50702
09-Oct-86	Catherines Woman Delaware, Inc.	DE	5225	*	8922 S.E. SUNNYSIDE RD	CLACKAMAS	OR	Clackamas	97015
09-Oct-86	Catherines, Inc.	DE	5226	*	3831A S.W. 117TH AVENUE	BEAVERTON	OR	Washington	97005
29-Aug-06	Catherines #5227, LLC	OR	5227	*	Village East Center, 2925 Lancaster Drive N.E.	Salem	OR	Marion	97305
09-Oct-86	Catherines, Inc.	DE	5230	*	205 S.W. GREENVILLE BLVD.	GREENVILLE	NC	Pitt	27834
08-Aug-05	Catherines #5231, LLC	CO	5231	*	5670 WEST 88TH AVE.	WESTMINSTER	CO	Jefferson	80030
08-Jun-05	Catherines #5232, LLC	TX	5232	*	Midland Plaza, 3001 West Loop 250 N	Midland	TX	Midland	79705
18-Jan-95	Catherines Stores Corporation	TN	5233	*	6207 SLIDE ROAD	LUBBOCK	TX	Lubbock	79414
18-Jan-95	Catherines Stores Corporation	TN	5234	*	3500 STATE ROUTE 38 EAST S	LAFAYETTE	IN	Tippecanoe	47905
09-Oct-86	Catherines, Inc.	DE	5235	*	1025 W. CENTRAL ENTRANCE	DULUTH	MN	St. Louis	55811
08-Aug-05	Catherines #5239, LLC	CO	5239	*	13960 E. MISSISSIPPI AVE	AURORA	CO	Arapahoe	80012
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5240	*	1308 W. GRANDRIDGE BLVD.	KENNEWICK	WA	Benton	99336
09-Oct-86	Catherines, Inc.	DE	5241	*	1165 VALLEY RIVER DR.	EUGENE	OR	Lane	97401
02-Nov-05	Catherines #5242, LLC	KY	5242	*	1680 CAMPBELL LANE, STE. 1	BOWLING GREEN	KY	Warren	42104
18-Jan-95	Catherines Stores Corporation	TN	5243	*	1415 S. REED ROAD	KOKOMO	IN	Howard	46902
09-Oct-86	Catherines, Inc.	DE	5246	*	3948 SW ARCHER RD	GAINESVILLE	FL	Alachua	32608
05-Jun-06	Catherines #5247, LLC	VA	5247	*	1919 B VALLEY VIEW BLVD.	ROANOKE	VA	Roanoke city	24012
06-Jul-06	Catherines #5248, LLC	MI	5248	*	6749 S. WESTNEDGE AVE., ST	PORTAGE	MI	Kalamazoo	49002
09-Oct-86	Catherines, Inc.	DE	5252	*	4201 PARK RD	CHARLOTTE	NC	Mecklenburg	28209
09-Oct-86	Catherines, Inc.	DE	5253	*	4600 SHELBYVILLE ROAD	LOUISVILLE	KY	Jefferson	40207
18-Jan-95	Catherines Stores Corporation	TN	5254	*	1160 EAST PRINCETON	MUNCIE	IN	Delaware	47303

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5255	*	299 N. MILWAUKEE AVENUE	BOISE	ID	Ada	83704
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5256	*	6202 NORTH DIVISION STREET	SPOKANE	WA	Spokane	99207
09-Oct-86	Catherines, Inc.	DE	5258	*	2130 SW WANAMAKER RD. #170	TOPEKA	KS	Shawnee	66614
09-Oct-86	Catherines, Inc.	DE	5259	*	2929 JAMES SANDERS BLVD.	PADUCAH	KY	McCracken	42001
09-Oct-86	Catherines, Inc.	DE	5260	*	ROUTE 1	WETHERSFIELD	CT	Hartford	06109
18-Jan-95	Catherines of California, Inc.	CA	5262	*	2726 MING AVENUE SPACE 7	BAKERSFIELD	CA	Kern	93304
09-Oct-86	Catherines, Inc.	DE	5263	*	220 MAINE MALL RD	S PORTLAND	ME	Cumberland	04106
09-Oct-86	Catherines, Inc.	DE	5265	*	185 BOSTON POST ROAD	ORANGE	CT	New Haven	07052
19-Apr-01	Catherines #5267, Inc.	AZ	5267	*	2986 N. ALMA SCHOOL ROAD	CHANDLER	AZ	Maricopa	85225
26-Apr-06	Catherines #5269, LLC	AZ	5269	*	Village Fair North, 12661 N. Tatum Blvd.	Phoenix	AZ	Maricopa	85032

25-Sep-69	Catherines Woman Delaware, Inc.	DE	5273	*	1412 SOUTH HARBOR BLVD	FULLERTON	CA	Orange	92832
13-Jul-01	Catherines #5275, Inc.	CA	5275	*	12625 FREDERICK ST.STE D-2	MORENO VALLEY	CA	Riverside	92507
04-Apr-02	Catherines #5279, Inc.	CA	5279	*	1775 A Arden Way	Sacramento	CA	Sacramento	95815
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5281	*	30 ROSEVILLE SQUARE	ROSEVILLE	CA	Placer	95678
15-Feb-07	Catherines 5282, Inc.	CA	5282	*	316 East "H" Street, Suite 704	Chula Vista	CA	San Diego	91910
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5285	*	422 STRATFORD SQUARE	BLOOMINGDALE	IL	DuPage	60108
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5286	*	4111 WEST HARLEM AVENUE	NORRIDGE	IL	Cook	60656
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5287	*	701 N. MILWAUKEE AVENUE	VERNON HILLS	IL	Lake	60061
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5289	*	1001 W. 75TH STREET	WOODBRIDGE	IL	DuPage	60517
25-Sep-69	Catherines Woman Michigan, Inc.	MI	5292	*	13305 HALL ROAD	UTICA	MI	Macomb	48315
09-Jun-06	Catherines #5300, LLC	NJ	5300	*	561 U.S.ROUTE #1	EDISON	NJ	Middlesex	08817
20-Jun-06	Catherines #5303, LLC	NJ	5303	*	The Court at Deptford, 1500 North Almonesson Rd	Deptford	NJ	Gloucester	08096
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5304	*	1620 NIXON DRIVE	MOORESTOWN	NJ	Burlington	08057
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5306	*	1232 HOOPER AVENUE	TOMS RIVER	NJ	Ocean	08753
08-Jul-04	Catherines #5307, LLC	NJ	5307	*	1701 MORRIS AVENUE SUT. 1	UNION	NJ	Union	07083
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5308	*	1680 ROUTE 22	WATCHUNG	NJ	Somerset	07060
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5309	*	163 NORTH NELLIS BLVD	LAS VEGAS	NV	Clark	89110
31-Jan-08	Catherines #5314 of Greenburgh, LLC	NY	5314	*	Crossroads Shopping Center, Tre 119 and Dobbs Ferry Road	Greenburgh	NY	Westchester	10607
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5318	*	499-25 W. SUNRISE HIGHWAY	PATCHOGUE	NY	Suffolk	11772
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5319	*	95-16 63RD ROAD	REGO PARK	NY	Queens	11374
15-Nov-06	Catherines #5322 of Staten Island, LLC	NY	5322	*	Hylan Shopping Center, 2600 Hylan Boulevard	Staten Island	NY	Richmond	10306

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

25-Sep-69	Catherines Woman Delaware, Inc.	DE	5325	*	9924 N.E. HALSEY ST STE D	PORTLAND	OR	Multnomah	97220
10-May-06	Catherines #5335, LLC	WA	5335	*	Ross Plaza, Fuite F, 10407 Silverdale Way NW	Silverdale	WA	Kitsap	98383
21-Sep-05	Catherines #5336, LLC	WA	5336	*	3304 SOUTH 23RD STREET	TACOMA	WA	Pierce	98405
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5339	*	804A-B NE THURSTON WAY	VANCOUVER	WA	Clark	98662
08-Jun-00	Catherines #5340, Inc.	PA	5340	*	117 W LINCOLN HWY SPC900	EXTON	PA	Chester	19341
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5341	*	1584 PARK MANOR BLVD	PITTSBURGH	PA	Allegheny	15205
08-Jun-00	Catherines #5342, Inc.	PA	5342	*	3172 EAST NAZARETH HWY	EASTON	PA	Northampton	18045
11-Oct-00	Catherines #5344 of Mays Landing, Inc.	NJ	5344	*	Route 322	Mays Landing	NJ		08330
10-Oct-00	Catherines #5345 of Colonial Heights, Inc.	VA	5345	*	723 SOUTHPARD BLVD	COLONIAL HEIGHTS	VA	Colonial Heights City	23834
14-Jun-01	Catherines #5348, Inc.	MS	5348	*	35 Goodman Road West	Southaven	MS		38671
18-May-00	Catherines #5349, Inc.	TN	5349	*	2769 WOLFCREEK PKWY #107	MEMPHIS	TN	Shelby	38133
30-May-00	Catherines #5351, Inc.	MO	5351	*	CHESTERFIELD AIRPORT ROAD	ST LOUIS	MO	St. Louis	63135
08-Nov-00	Catherines #5353, Inc.	GA	5353	*	LEDO ROAD	ALBANY	GA	Lee	31707
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5354	*	MAIN ST & US 41	HIGHLAND	IN	Lake	46322
30-Jun-00	Catherines #5356, Inc.	VA	5356	*	1328 CARL D SILVER BLVD	FREDERICKSBURG	VA	Fredericksburg city	22401
30-Jun-00	Catherines #5358, Inc.	CA	5358	*	Hwy. 101 & Vineyard	Oxnard	CA		93030
15-Aug-00	Catherines #5359, Inc.	SC	5359	*	BUSH RIVER RD	COLUMBIA	SC	Richland	29210
25-Oct-00	Catherines #5360, Inc.	MD	5360	*	ROUTE 301	WALDORF	MD	Charles	20601
16-Aug-00	Catherines #5362, Inc.	IL	5362	*	NW CORNER ROUTES 31 & 72	WEST DUNDEE	IL	Kane	60118
30-Aug-00	Catherines #5363, Inc.	AL	5363	*	382 COX CREEK PARKWAY	FLORENCE	AL	Lauderdale	35630
13-Dec-00	Catherines #5365, Inc.	CO	5365	*	10705 W. COLFAX AVE.	LAKEWOOD	CO	Los Angeles	80215
25-Oct-00	Catherines #5367 of Middletown, Inc.	NY	5367	*	Dunning Road	Middletown	NY		10940
20-Dec-00	Catherines #5368, Inc.	ND	5368	*	32nd Avenue & 1-29	Grand Forks	ND		58203
25-Oct-00	Catherines #5369, Inc.	MD	5369	*	SECURITY BOULEVARD	BALTIMORE	MD	Baltimore	21244
25-Oct-00	Catherines #5370, Inc.	IL	5370	*	THEODORE ST & LARKIN NW	JOLIET	IL	Will	60435
31-Oct-00	Catherines #5371, Inc.	OH	5371	*	5555 YOUNGSTOWN WARREN RD	NILES	OH	Trumbull	44446
03-Nov-00	Catherines #5372, Inc.	IA	5372	*	NWC Army Post Rd. & 14th Street	Des Moines	IA		50315
14-Nov-00	Catherines #5375, Inc.	CA	5375	*	Chino Valley Hwy. 71 & Grand	Chino	CA		91710
27-Nov-00	Catherines #5376, Inc.	NC	5376	*	Route 52	Winston-Salem	NC		27105
24-Jul-01	Catherines #5377, Inc.	AL	5377	*	University Dr. & Enterprise Way	Huntsville	AL		25806
19-Jun-01	Catherines #5378, Inc.	OH	5378	*	1711 N. Memorial Drive Space 2	Lancaster	OH		43130
13-Dec-00	Catherines #5380, Inc.	OR	5380	*	Hwy. 62 & Poplar Drive	Medford	OR		97504

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

01-Jan-01	Catherines #5382 of Vestal, Inc.	NY	5382	*	Rt. 434 (Vestal Parkway)	Vestal	NY		13850
05-Jan-01	Catherines #5384, Inc.	CA	5384	*	W. Avenue P & 10th Street W	Palmdale	CA		93551
26-Feb-01	Catherines #5387, Inc.	SC	5387	*	Verdae Boulevard	Greenville	SC		29602
04-Apr-01	Catherines #5388, Inc.	FL	5388	*	Lumsden Road	Brandon	FL		33511
08-Mar-01	Catherines #5390, Inc.	IL	5390	*	3148 North Water Street	Decatur	IL		62526
07-Feb-01	Catherines #5391, Inc.	MI	5391	*	1010 Fairplane Drive	Benton Harbor	MI		49022
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5392	*	Evergreen Way & Campus Parkway Space G9 & 10	Everett	WA		98203
18-Jan-95	Catherines Stores Corporation	TN	5393	*	10235 South Post Oak Road	Houston	TX		77096
26-Mar-01	Catherines #5395, Inc.	FL	5395	*	Cortez Boulevard S. R. 50	Brooksville	FL		34613
24-Jan-01	Catherines #5396, Inc.	LA	5396	*	3908 VETERANS HIGHQWAY	METAIRIE	LA	Jefferson Parish	70002
26-Feb-01	Catherines #5397, Inc.	SC	5397	*	Poinsetta Highway	Greenville	SC		29609
18-Jan-95	Catherines Stores Corporation	TN	5400	*	The Forum @ Olympia Parkway, I-35 & Olympia Parkway	San Antonia	TX		78148
18-Jan-95	Catherines Stores Corporation	TN	5401	*	Target Lakeline Center, St. Highway 183	Austin	TX	Williamson	77087
31-Mar-03	Catherines #5402, Inc.	CT	5402	*	Waterford Commons S/C, Route 85	Waterford	CT	New London	06385
09-Sep-04	Catherines #5404, Inc.	CT	5404	*	North Haven Pavilion, 2 Universal Drive	North Haven,	CT	New Haven	06473
27-Aug-03	Catherines 5405, Inc.	CA	5405	*	Northpointe S/C, Pelandale Ave. & Chapman Rd.	Modesto	CA	Stanislaus	95356
12-Sep-03	Catherines 5406, Inc.	CA	5406	*	Shaw Marketplace, W. Shaw & N. Brawley Ave.	Fresno	CA	Freso	93722
21-Oct-03	Catherines #5407, Inc.	AZ	5407	*	Peoria Crossing, I-101 and Northern Avenue	Peoria	AZ	Maricopa	85345
21-Oct-03	Catherines #5408, Inc.	AZ	5408	*	Desert Glen Shopping Center, Bell Rd. & 55th Aveue	Glendale	AZ	Maricopa	85308
03-Dec-03	Catherines #5410, Inc.	MI	5410	*	3270 28th Street SE	Kentwood	MI	Kent	49508
14-Nov-03	Catherines #5411, Inc.	AL	5411	*	Colonial Promenade, 5870 Trussville Crossing Boulevard	Trussville	AL	Jefferson Parish	35235
13-Nov-03	Catherines #5412, Inc.	MN	5412	*	Crossroads Center, Division Street	St. Cloud	MN	Stearns	56301
24-Dec-03	Catherines #5413 of Dewitt, Inc.	NY	5413	*	Dewitt Commons S/C, 3405 Erie Boulevard	Dewitt	NY	Onondaga	13214
26-Jan-04	Catherines #5416, Inc.	KS	5416	*	Eastgate Plaza, 8235 E. Kellogg Road	Wichita	KS	Sedgwick	67207
18-Jan-95	Catherines Stores Corporation	TN	5419	*	Round Rock Crossing, 1325 Burnet Road	Round Rock	TX	Williamson	78664
05-Aug-04	Catherines #5420, LLC	AR	5420	*	Lakewood Village Shopping Park, McCain Blvd & Fairway Ave.	North Little Rock	AR	Pulaski	72116
01-Apr-04	Catherines #5427, Inc.	MO	5427	*	O'Fallon Walk, State Hwy K at Feise Road	O'Fallon	MO	St. Charles	33366
05-Apr-04	Catherines #5428, Inc.	NC	5428	*	Hanes Point S/C, 1010 Hanes Mall Blvd	Winston-Salem	NC	Forsyth	27103
18-Jan-95	Catherines Stores Corporation	TN	5431	*	Target Center, St. Michael Dr & Richmond Road	Texarkana	TX	Bowin	75501
02-Apr-04	Catherines #5432, Inc.	MN	5432	*	Tamarack Village S/C, Radio Dr. & Hudson Rd	Woodbury	MN	Washington	55125
02-Aug-04	Catherines #5434, LLC	OH	5434	*	The Market @ Polaris, Polaris & Gemini Pkwys	Columbus	OH	Delaware	43240
18-Jan-95	Catherines Stores Corporation	TN	5549	*	Gateway Station, I-35	Burleson	TX	Tarrant	76028

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

15-Apr-03	Catherines #5550, Inc.	NC	5550	*	The Centrum, 10210 Centrum Parkway	Pineville	NC	Mecklenburg	28134-8822
11-Apr-03	Catherines #5552, Inc.	CO	5552	*	Safeway Marketplace, N. Powers Boulevard	Colorado Springs	CO	El Paso	80915
02-Jun-03	Catherines #5553, Inc.	FL	5553	*	Clearwater Mall, US Highway 19	Clearwater	FL	Pinellas	33759
02-Jun-03	Catherines #5555, Inc.	AZ	5555	*	Gilbert Gateway Towne Center, Power & Ray Roads	Gilbert	AZ	Maricopa	85236
19-Jun-03	Catherines #5556, Inc.	IL	5556	*	White Oaks Plaza, S. Veterans Parkway	Springfield	IL	Sangamon	62704
09-Sep-04	Catherines #5557, LLC	NC	5557	*	Riverbend Marketplace, 129 Bleachery Blvd, and Fairview Road	Asheville	NC	Buncombe	28805
14-Sep-04	Catherines #5558, LLC	VA	5558	*	The Shops at JANAF, 5312 E. Virginia Beach Blvd	Norfolk	VA	Norfolk	`23502
26-Oct-04	Catherines #5559, LLC	LA	5559	*	Pecanland C ommons, Nutland Road & I-20	Monroe	LA	Ouachita Parrish	71203
22-Oct-04	Catherines #5560, LLC	TX	5560	*	Shoppes at Abilene, Southwestern Drive and Catclaw Drive	Abilene	TX	Taylor	79606
27-Oct-04	Catherines #5561, LLC	SD	5561	*	Greenway Mall, 3510 W. 41st Street	Sioux Falls	SD	Minnehaha	57106
14-Mar-05	Catherines #5562, LLC	TX	5562	*	Brooks Corner, SE Military Drive	San Antonio	TX	Bexar	78223
04-Jan-05	Catherines #5563, LLC	TN	5563	*	Gallina Centro, Poplar Avenue	Collierville	TN	Shelby	38139
10-Feb-05	Catherines #5564, LLC	PA	5564	*	Whitehall Mall, Grape Street and Mac Arthur Boulevard	Whitehall	PA	Lehigh	18052
17-Dec-04	Catherines 5565, LLC	MO	5565	*	Westfield Northwest Plaza, 650-A Northwest Plaza, St. Charles Rock Road	St. Ann	MO	St. Louis	63074
18-Jan-05	Catherines #5566, LLC	TX	5566	*	Shops @ Northeast, NEC Loop 820 & Pipeline Road	Hurst	TX	Tarrant	76053
24-May-05	Catherines #5567, LLC	FL	5567	*	Walter's Crossing, I-275 & N. Mabry Hwy	Tampa	FL	Hisslborough	33607
10-May-05	Catherines #5568, LLC	VA	5568	*	Pocono Crossing S/C, 10400 Midlothian Turnpike	Richmond	VA	Chesterfield	23225
07-Jun-05	Catherines 5569, Inc.	CA	5569	*	Robinhood Plaza, 5756 Pacific Avenue	Stockton	CA	San Joaquin	95207
23-Dec-05	Catherines #5570, LLC	WA	5570	*	The Commons @ Federal Way, 1928 S. Commons	Federal Way	WA	King	98003
08-Aug-05	Catherines #5571, LLC	TX	5571	*	Lake Worth Town Crossing, 6580 Lake Worth Blvd	Lake Worth	TX	Tarrant	76135
08-May-07	Catherines #5572, LLC	TX	5572	*	Southpark Meadows, 9600 South IH-35, Service Road SB	Austin	TX	Travis	78748
08-May-07	Catherines #5573, LLC	PA	5573	*	The Village at Pittsburgh Mills, Village Center Drive and Value Drive	Pittsburgh	PA	Allegheny	15084
08-May-07	Catherines #5574, LLC	TX	5574	*	Sherman Town, Hwy 75 & Loy Lake Road	Sherman	TX	Grayson	75090
09-Jul-07	Catherines #5575, LLC	WI	5575	*	Fox River Mall, 692 North Casaloma Drive	Appleton	WI	Outagamie	54913
06-Jul-07	Catherines #5578, LLC	TX	5578	*	Longview Town Crossing, 3096 N. Eastman Road	Longview	TX	Gregg	75605
06-Jul-07	Catherines #5579, LLC	TX	5579	*	Riceland Pavilion, 45000 Garth Road	Baytown	TX	Harris	77521
20-Aug-07	Catherines #5580, LLC	OK	5580	*	Bryant Square Center, 530 South Bryant Avenue	Edmond	OK	Oklahoma	73034
11-Oct-07	Catherines #5582, LLC	MN	5582	*	Shoppes on Main, New St. Bridget's Road & 48th Street	Rochester	MN	Olmsted	55904
02-Dec-03	Catherines #5644, Inc.	FL	5644	*	Shoppes of Lakeland, Route 98 and Interstate 4	Lakeland	FL	Polk	33809
07-Aug-03	Catherines #5646, Inc.	CA	5646	*	Elk Grove Commons, Elk Grove Blvd & Bruceville Road	Elk Grove	CA	Sacramento	95753

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Sep-03	Catherines 5647, Inc.	CA	5647	*	Citrus Palza, Alabama & Lugonia	Redlands	CA	San Bernadino	92374
15-Aug-03	Catherines #5648, Inc.	GA	5648	*	West Athens Retail Center, Highway 78	Athens	GA	Clarke	30601
28-Mar-11	Catherines #5687, LLC	MI	5687	*	12150 South Beyer Road	Birch Run	MI	Saginaw	48415
21-Nov-06	Catherines #5702, LLC	IL	5702	*	Crossroads Centre, 10850 Lincoln Trail Highway	Fairview Heights	IL	St. Clair	62208
18-Jan-95	Catherines Stores Corporation	TN	5705	*	12162 GULF FREEWAY	HOUSTON	TX	Harris	77034
30-May-02	Catherines #5706, Inc.	MD	5706	*	12123 ROCKVILLE PIKE	ROCKVILLE	MD	Montgomery	20850
18-Jan-95	Catherines Stores Corporation	TN	5707	*	13309 MONTFORT DRIVE	DALLAS	TX	Dallas	75240
18-Jan-95	Catherines Stores Corporation	TN	5708	*	3229 W. CAMP WISDOM ROAD	DALLAS	TX	Dallas	75203
18-Jan-95	Catherines Stores Corporation	TN	5709	*	6972 GREEN OAKS ROAD	FT. WORTH	TX	Tarrant	76116
09-Oct-86	Catherines, Inc.	DE	5710	*	STUYVESANT PLAZA	ALBANY	NY	Albany	12203
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5712	*	439 BALTIMORE PIKE	SPRINGFIELD	PA	Delaware	19064
14-Nov-02	Catherines #5713, Inc.	ND	5713	*	Westgate Commons S/C, 13th Avenue East	Fargo	ND	Cass	58103
13-Jan-06	Catherines #5717, LLC	MA	5717	*	Endicott Plaza S/C, 139 Endicott Street	Danvers	MA	Essex	01923
02-Nov-05	Catherines #5718, Inc.	MA	5718	*	1 GREAT MEADOW RD.	BURLINGTON	MA	Middlesex	01803
09-Oct-86	Catherines, Inc.	DE	5722	*	126 B SOUTH COUNTY CENTERW	ST. LOUIS	MO	St. Louis	63129
28-Nov-06	Catherines #5724, LLC	VA	5724	*	Spring Mall Square S/C, 6701 Loisdale Road	Springfield	VA	Fairfax	22150
25-Nov-02	Catherines #5725, Inc.	FL	5725	*	SARASOTA PAVILION, US HWY 41 & GULF GATE DRIVE	SARASOTA	FL	Sarasota	34231
09-Oct-86	Catherines, Inc.	DE	5727	*	7522 W. BROAD STREET	RICHMOND	VA	Henrico	23229
09-Oct-86	Catherines, Inc.	DE	5729	*	4850 NORTHFIELD ROAD	NORTH RANDALL	OH	Cuyahoga	44128
09-Oct-86	Catherines, Inc.	DE	5731	*	2047 JOPPA ROAD	BALTIMORE	MD	Baltimore	21234
18-Jan-95	Catherines Stores Corporation	TN	5733	*	12944 WILLOW CHASE DRIVE	HOUSTON	TX	Harris	77070
18-Jan-95	Catherines Stores Corporation	TN	5736	*	SUITE 9610 FM 1960 BYPASS	HUMBLE	TX	Harris	77338
18-Jan-95	Catherines of California, Inc.	CA	5737	*	633 SOUTHLAND-SPACE 020	HAYWARD	CA	Alameda	94545
01-May-08	Catherines 5738, Inc.	CA	5738	*	Best Plaza S/C, 20054-56 Hawthorne Blvd.	Torrance	CA	Los Angeles	90503
09-Oct-86	Catherines, Inc. (d/b/a P.S. Plus Sizes Plus Savings)	DE	5739	*	8107 S. CICERO AVENUE	CHICAGO	IL	Cook	60652
29-Jul-04	Catherines 5741, Inc.	CA	5741	*	Lakewood Square, 3950 Hardwick Street	Lakewood	CA	Losa Angeles	90712
25-Nov-02	Catherines 5742, Inc.	MO	5742	*	Ward Parkway	Kansas City	MO	Jackson	64114
03-Dec-02	Catherines #5743, Inc.	TN	5743	*	The Shoppes at Hamilton Place, I-75 & Shallowford Road	Chattanooga	TN	Hamilton	37421
09-Oct-86	Catherines, Inc.	DE	5744	*	3933 BRANCH AVENUE	TEMPLE HILLS	MD	Prince George's	20748
17-Dec-01	Catherines #5745, Inc.	FL	5745	*	Volusia Square, International Speedway Boulevard	Daytona	FL	Volusia	32014
23-Dec-02	Catherines #5746, Inc.	NE	5746	*	Beverly Hills Plaza, Dodge Street	Omaha	NE	Douglas	68144

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5747	*	233 W. GOLF ROAD	SCHAUMBURG	IL	Cook	60195
19-Dec-02	Catherines #5748, Inc.	MN	5748	*	Northcourt Commons, US Highway 10 NE	Blaine	MN	Anoka	55434
28-Dec-01	Catherines #5749 of Clay, Inc.	NY	5749	*	COR Center, Route 31	Clay	NY	Onondaga	13041
25-Jul-06	Catherines #5751, LLC	IL	5751	*	Butterfield Plaza, 1300 Butterfield Road, Suite 310	Downers Grove	IL	DuPage	60515
07-Jan-02	Catherines #5753, Inc.	PA	5753	*	Dickson City Commons, Commerce Boulevard	Scranton	PA	Lackawanna	18519
18-Jan-95	Catherines Stores Corporation	TN	5754	*	I-45 & Cypresswood	Spring	TX		77388
18-Jan-95	Catherines of California, Inc.	CA	5755	*	5178 N. PLAZA LANE	MONTCLAIR	CA	San Bernardino	91763
06-Jan-03	Catherines #5757, Inc.	SC	5757	*	DORMAN CENTER, BLACKSTOCK @ US 29, SPACE #9	SPARTANBURG	SC	SPARTANBURG	29301
09-Oct-86	Catherines, Inc.	DE	5758	*	119 OLD COUNTRY ROAD	CARLE PLACE	NY		11514
09-Oct-86	Catherines, Inc.	DE	5759	*	7353 25TH STREET	RIVERSIDE	IL	Cook	60546
09-Oct-86	Catherines, Inc.	DE	5763	*	26005 GREAT NORTHERN	NORTH OLMSTED	OH	Cuyahoga	44010
18-Jan-95	Catherines Stores Corporation	TN	5764	*	1876 EAST 80TH AVENUE	MERRILLVILLE	IN	Lake	46410
09-Oct-86	Catherines, Inc.	DE	5766	*	ROUTE 4 WEST	PARAMUS	NJ	Bergen	07652
18-Jan-95	Catherines Stores Corporation	TN	5767	*	176 GATEWAY DRIVE	BEAUMONT	TX	Jefferson	77701
18-Jan-95	Catherines Stores Corporation	TN	5768	*	3810 SOUTH COOPER #112	ARLINGTON	TX	Tarrant	76015
09-Oct-86	Catherines, Inc.	DE	5771	*	111 WILLOW BEND	CRYSTAL	MN	Hennepin	55428
03-Oct-05	Catherines #5772, LLC	MN	5772	*	1715-I BEAM AVENUE	MAPLEWOOD	MN	Ramsey	55109
09-Oct-86	Catherines, Inc.	DE	5773	*	3500 W. 70TH STREET	EDINA	MN	Hennepin	55425
09-Oct-86	Catherines, Inc.	DE	5777	*	8247 DAY DRIVE	PARMA	OH	Cuyahoga	44129
26-Sep-02	Catherines #5778, Inc.	MA	5778	*	200 WESTGATE DR.	BROCKTON	MA	Plymouth	02401
09-Oct-86	Catherines, Inc.	DE	5780	*	2561 S. HAMILTON ROAD	COLUMBUS	OH	Franklin	42232
06-Feb-07	Catherines #5781, LLC	IL	5781	*	304 S. Route 59, Ste 16	Naperville	IL	DuPage	60540
24-May-07	Catherines #5784, LLC	IL	5784	*	Park Pointe Plaza, 14904 Lagrange Road	Orland Park	IL	Cook	60462
10-Oct-07	Catherines #5785, LLC	KY	5785	*	Florence Square, 7739 Mall Road	Florence	KY	Boone	41042
22-Oct-07	Catherines #5786, LLC	OH	5786	*	Dillonvale S/CX, 3992 E. Galbraith Road	Cincinnati	OH	Hamilton	45236
18-Jan-95	Catherines Stores Corporation	TN	5787	*	1645 TOWN EAST BLVD	MESQUITE	TX	Dallas	75150
23-Jan-08	Catherines #5788, LLC	OH	5788	*	West Broad Street S/C, 4178-4220 West Broad Street	Columbus	OH	Franklin	43228
09-Oct-86	Catherines, Inc.	DE	5789	*	29738 SOUTHFIELD ROAD	SOUTHFIELD	MI	Oakland	48076
09-Oct-86	Catherines, Inc.	DE	5790	*	32137 JOHN R. ROAD @ WHITC	MADISON HEIGHTS	MI	Oakland	48071
25-Feb-08	Catherines #5791, LLC	OH	5791	*	Northtown Centre, 2280 Morse Road	Columbus	OH	Franklin	43221
09-Oct-86	Catherines, Inc.	DE	5792	*	34764 WARREN ROAD	WESTLAND	MI	Wayne	48185

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Feb-02	Catherines #5793, Inc.	PA	5793	*	Route 22 (Allentown Boulevard)	Harrisburg	PA	Dauphin	17109
08-Aug-02	Catherines #5794 of Pittsford, Inc.	NY	5794	*	3349 MONROE	ROCHESTER	NY	Monroe	14618
09-Oct-86	Catherines, Inc.	DE	5795	*	9601-03 SOUTH WESTERN AVEN	CHICAGO	IL	Cook	60643
05-Oct-00	Catherines #5796 of Poughkeepsie, Inc.	NY	5796	*	HUDSON PLAZA	POUGHKEEPSIE	NY	Dutchess	12601
09-Oct-86	Catherines, Inc.	DE	5797	*	2401 FAIRVIEW AVENU	ROSEVILLE	MN	Ramsey	55113
18-Jan-95	Catherines Stores Corporation	TN	5798	*	721 N. CENTRAL EXPRESSWAY	PLANO	TX	Collin	75075
09-Oct-86	Catherines, Inc.	DE	5801	*	43518 WEST OAKS DR.	NOVI	MI	Oakland	48377
07-Feb-07	Catherines #5802, LLC	TX	5802	*	5278 South Hulen, Suite 140	Fort Worth	TX	Tarrant	76132
09-Oct-86	Catherines, Inc.	DE	5803	*	4864 SOUTH 74TH ST.	GREENFIELD	WI	Milwaukee	53220
09-Oct-86	Catherines, Inc.	DE	5804	*	8225 W. BOWN DEER ROAD	MILWAUKEE	WI	Milwaukee	53227
09-Oct-86	Catherines, Inc.	DE	5806	*	8000 PLAZA BOULEVARD	MENTOR	OH	Lake	44060
06-Apr-05	Catherines #5808, LLC	WA	5808	*	5815 Lakewood Towne Ctr Boulevard	TACOMA	WA	Pierce	98499
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5809	*	2701 184TH ST. S.W.	LYNNWOOD	WA	Snohomish	98037
09-Oct-86	Catherines, Inc.	DE	5810	*	8397 SUDLEY ROAD NOS. 16	MANASSAS	VA	Prince William	22110
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5811	*	17580 SOUTHCENTER PARKWAY	TUKWILA	WA	King	98188
07-Feb-02	Catherines #5812, Inc.	LA	5812	*	I-12 & Airport Road	Slidell	LA	St. Tammany	70560
24-May-05	Catherines #5814, LLC	PA	5814	*	North Hills Village S/C, 4801 McKnight Rd	Pittsburgh	PA	Allegheny	15237
02-Nov-05	Catherines #5816, LLC	PA	5816	*	517 CLAIRTON BOULEVARD	PLEASANT HILLS	PA	Allegheny	15236
20-Jul-04	Catherines #5817 of Amherst, LLC	NY	5817	*	3328 SHERIDAN DRIVE	AMHERST	NY	Erie	14226
09-Oct-86	Catherines, Inc.	DE	5818	*	3500 EAST WEST HIGHWAY	HYATTSVILLE	MD	Prince George's	20782
19-Dec-02	Catherines #5819, Inc.	NC	5819	*	Mayfaire Town Ctr, Eastwood @ Military Cutoff Roads	Wilmington	NC	New Hanover	28405
09-Oct-86	Catherines, Inc.	DE	5820	*	13931 ALDRICH AVE.	BURNSVILLE	MN	Dakota	55337
09-Oct-86	Catherines, Inc.	DE	5821	*	4129 WEST LINCOLN HIGHWAY	MATTESON	IL	Cook	60443

09-Oct-86	Catherines, Inc.	DE	5823	*	3801 UNION RD.	CHEEKTOWAGA	NY	Erie	14225
21-Oct-05	Catherines #5824, LLC	MI	5824	*	22283 EUREKA ROAD	TAYLOR	MI	Wayne	48180
09-Oct-86	Catherines, Inc.	DE	5825	*	Gratiot Centre, 31936 Gratiot Avenue	Roseville	MI	Saginaw	48066
10-May-02	Catherines #5826, Inc.	IL	5826	*	QUARRY SHOPPING CENTER, 9430 JOLIET ROAD	HODGKINS	IL	Cook	60525
27-Jul-00	Catherines Stores Corporation	TN	5827	*	2325 S. STEMMONS FREEWAY	LEWISVILLE	TX	Denton	75067
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5828	*	1349 EAST LINCOLN HIGHWAY	LEVITTOWN	PA	Bucks	19056
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5829	*	9171-D ROOSEVELT BLVD.	PHILADELPHIA	PA	Philadelphia	19114
04-May-05	Catherines 5832, Inc.	CA	5832	*	Parkwood Plaza, 173 Parkwood Plaza	El Cajon	CA	San Diego	92020

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

18-Jan-95	Catherines of California, Inc.	CA	5833	*	4267 GENESEE AVE.	SAN DIEGO	CA	San Diego	91324
28-Jun-06	Catherines 5834, Inc.	CA	5834	*	Hastings Ranch Plaza, 3831 East Foothill Rd	Pasedena	CA	Los Angeles	91107
18-Jan-95	Catherines of California, Inc.	CA	5835	*	8986 TAMPA AVENUE	NORTHRIDGE	CA	Los Angeles	91324
09-Oct-86	Catherines, Inc.	DE	5836	*	5411 SALEM AVENUE	DAYTON	OH	Montgomery	45426
12-Nov-04	Catherines #5837, LLC	NJ	5837	*	257 PROSPECT AVENUE	WEST ORANGE	NJ	Essex	07052
18-Jan-95	Catherines Stores Corporation	TN	5838	*	19002 GULF FREEWAY	HOUSTON	TX	Harris	77546
09-Oct-86	Catherines, Inc.	DE	5839	*	GOVERNOR RITCHIE HIGHWAY	GLEN BURNIE	MD	Anne Arundel	21961
09-Oct-86	Catherines, Inc.	DE	5840	*	16750-17000 WEST BLUE MOUN	BROOKFIELD	WI	Waukesha	53005
18-Jan-95	Catherines Stores Corporation	TN	5841	*	12580 FOUNTAIN LAKE CIRCLE	STAFFORD	TX	Fort Bend	77477
26-Mar-01	Catherines #5845, Inc.	NC	5845	*	I-77	MOORESVILLE	NC	Iredell	28115
26-Mar-01	Catherines #5846, Inc.	CA	5846	*	Winchester Road	Temecula	CA		92591
03-Apr-01	Catherines #5848, Inc.	AR	5848	*	Rogers Avenue	Fort Smith	AR		72903
12-Mar-01	Catherines #5849, Inc.	WI	5849	*	7435 Mineral Point Road	MADISON HEIGHTS	WI		53717
06-Apr-01	Catherines #5855, Inc.	WI	5855	*	SWC Commonwealth Avenue & Golf Road	Eau Claire	WI		54701
06-Apr-01	Catherines #5857, Inc.	GA	5857	*	Mount Zion Road	Morrow	GA		30260
05-Apr-01	Catherines #5858, Inc.	IA	5858	*	NEC Collins Rd. & Lindale Road	Marion	IA		52402
06-Apr-01	Catherines #5859, Inc.	NC	5859	*	Jefferson Road, Space B-1	Rocky Mount	NC		27804
04-Apr-01	Catherines #5861, Inc.	OH	5861	*	Tri-County Parkway & East Kemper Road	Springdale	OH	Hamilton	45246
15-Jun-01	Catherines #5862, Inc.	MN	5862	*	SEC Madison Avenue & Highway 22	Mankato	MN		56001
19-Jul-01	Catherines #5863, Inc.	MS	5863	*	County Line Rd. & Ridgewood Road	Jackson	MS		39209
18-Jan-95	Catherines Stores Corporation	TN	5866	*	Fry Road	Katy	TX		77084
11-May-01	Catherines #5867, Inc.	KS	5867	*	9556 Quivira	Lenexa	KS		66215
08-May-01	Catherines #5871, Inc.	MT	5871	*	24th Street West & King Avenue	Billings	MT		59102
13-Jun-01	Catherines #5873, Inc.	PA	5873	*	Route 22/Stroschein Road	Monroeville	PA		15146
14-Jun-01	Catherines #5874, Inc.	GA	5874	*	Route 5	Austell	GA		30001
14-Jun-01	Catherines #5875, Inc.	WI	5875	*	Hwy. 50 & 31 (Green Bay Road)	Kenosha	WI		53141
20-Jun-01	Catherines #5876, Inc.	IL	5876	*	SEC E. State Street & Mulford Highway	Rockford	IL	Winnebago	61107
15-Jun-01	Catherines #5879, Inc.	WV	5879	*	I-64 & Merritts Creek	Barboursville	WV		25537
15-Jun-01	Catherines #5881, Inc.	AL	5881	*	Highway 50 & I-459	Birmingham	AL		35244
15-Jun-01	Catherines #5885, Inc.	AL	5885	*	1666 Beltline Highway	Decatur	AL		35601
18-Jan-95	Catherines Stores Corporation	TN	5887	*	1317 West Davis "G"	Conroe	TX		77301
03-Jul-01	Catherines #5889, Inc.	CA	5889	*	Interstate 5 and Victory Boulevard	Burbank	CA	Los Angeles	91506

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

02-Jul-01	Catherines #5890, Inc.	WI	5890	*	NWC Highway 31 & 20	Mt. Pleasant	WI	Racine	53406
30-Jul-01	Catherines #5892, Inc.	CA	5892	*	SEC Beach Boulevard & Imperial Highway	La Habra	CA	Orange County	90631
23-Jul-01	Catherines #5893, Inc.	LA	5893	*	6550 Youree Drive	Shreveport	LA	Caddo Parish	71104
09-Oct-86	Catherines, Inc.	RI	5897	*	1400 OAKLAWN AVENUE	CRANSTON	RI	Providence	02920
20-Sep-05	Catherines #5951, LLC	TX	5951	*	Hedwig Village, 9435 Katy Freeway	Houston	TX	Harris	77024
21-Sep-05	Catherines #5952, LLC	OK	5952	*	Riverwalk Centre, I-35 and SW 19th Street	Moore	OK	Cleveland	73160
18-Nov-05	Catherines #5954, LLC	TX	5954	*	West Road Plaza,I-45, West Road	Houston	TX	Harris	77021
13-Jan-06	Catherines #5955, LLC	TX	5955	*	Pleasant Run Town Crossing, 420 E. Pleasant Run Road	Cedar Hill	TX	Dallas	75104
17-Mar-06	Catherines #5956, LLC	TX	5956	*	Denton Town Crossing, 1719 S. Loop 288	Denton	TX	Denton	76208
13-Jan-06	Catherines #5957, LLC	FL	5957	*	Weklva Square, Route 436, Maple Street	Altamonte Springs	FL	Seminole	32701
17-Mar-06	Catherines #5958, LLC	TN	5958	*	Johnson City Market, 26710 Knob Creek Road	Johnson City	TN	Washington	37604
17-Mar-06	Catherines #5959, LLC	LA	5959	*	Stirling Bossier Center, Airline Drive and Par Road	Bossier City	LA	Bossier	71111
12-Apr-06	Catherines #5960, LLC	AZ	5960	*	Mesa Riverview, Dobson Road & 202 Freeway	Mesa	AZ	Maricopa	85201
11-Apr-06	Catherines #5961, LLC	TX	5961	*	The Crossings at 518, Route 518 & Route 288	Pearland	TX	Brazoria	77584
26-Apr-06	Catherines #5962, LLC	FL	5962	*	The Landing at Tradition, 10902 SW Village Parkway	Port St. Lucie	FL	St. Lucie	34953
17-Apr-06	Catherines #5963, LLC	IL	5963	*	Town & Country Center, 551 E. Palatine Road	Arlington Heights	IL		60004
10-May-06	Catherines #5965, LLC	IL	5965	*	Sports Authority Plaza, 1530 S. Torrence Avenue, 170th St. & Torrnece Avenue	Calumet City	IL	Cook	60409
10-May-06	Catherines #5966, LLC	TN	5966	*	The Columns, 1170 Van Dr. & Interstate 45	Jacksonville	TN	Madison	38318
01-Jun-06	Catherines #5967, LLC	KS	5967	*	The Shops at Westgate, 6810 West Kellogg Drive	Wichita	KS	Sediwick	67209
21-Jun-06	Catherines #5968, LLC	MI	5968	*	Fairlane Green Phase II, I-94 & Outer Drive	Allen Park	MI	Wayne	48101
12-Jun-06	Catherines #5969, LLC	FL	5969	*	River City Marketplace, 13221 City Station Drive	Jacksonville	FL	Duval	32218
06-Jul-06	Catherines 5970, LLC	MO	5970	*	Watson Plaza, Watson Road & Sappington Road	Crestwood	MO	St. Louis	63126
21-Jul-06	Catherines #5971, LLC	TX	5971	*	Grapevine Towne Center, SH 114 & SH 26	Grapevine	TX	Tarrant	76051
08-Aug-06	Catherines #5972, LLC	TX	5972	*	Gateway Station, 1500 University East	College Station	TX	Brazos	77840
10-Aug-06	Catherines #5973, LLC	LA	5973	*	Manhattan Blvd. and Gretna Blvd., 1731 Manhattan Boulevard	Harvey	LA	Jefferson	70058
05-Sep-06	Catherines #5974, LLC	GA	5974	*	Pleasant Hill Square, Pleasant Hill Rd & Statelite Blvd	Duluth	GA	Gwinnett	30096
28-Sep-06	Catherines 5975, Inc.	CA	5975	*	The Orchard at Saddleback, 23720 El Toro Road, SEC El Toro Road & Rockfield Blvd	Lake Forest	CA	Orange	92630
24-Oct-06	Catherines #5976, LLC	OK	5976	*	Sooner Town Center, 7200 E. 29th Street	Midwest City	OK	Oklahoma	73110
02-Nov-06	Catherines #5977, LLC	VA	5977	*	Hanover Square North, Cold Harbor Road & Bell Creek Road	Mechanicsville	VA	Hanover	23111
06-Dec-06	Catherines #5979, LLC	NV	5979	*	Decatur Crossing, 278 Decatur Blvd	Las Vegas	NV	Clark	89107
06-Dec-06	Catherines #5980, LLC	TX	5980	*	Westover Marketplace S/C, Hwy 151 & Loop 410	San Antonio	TX	Bexar	78245
01-Mar-07	Catherines #5982, LLC	MS	5982	*	Tupelo King Crossing, N. Gloster St. & Barnes Crossing Road	Tupelo	MS	Lee	38804

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

29-Mar-07	Catherines #5983, LLC	TX	5983	*	Market Heights, Hwy 190 & FM 2410	Harker Heights	TX	Bell	76548
12-Oct-10	Catherines #5986, LLC	AL	5986	*	2601 S. McKenzie Street	Foley	AL	Baldwin	36535
26-Apr-82	Lane Bryant, Inc.	DE	6002	*	380 FULTON STREET	Brooklyn	NY	New York	11201
03-Aug-04	Lane Bryant #6004, LLC	IL	6004	*	Southpark Mall, 4500 16th Street	Moline	IL	Rock Island	61265
28-Nov-06	Lane Bryant #6006, LLC	IN	6006	*	Tippecanoe Mall, 2415 Sagamore Parkway S.	Lafayette	IN	Tippecanoe	47905
16-Dec-88	Lane Bryant #6008, Inc.	IL	6008	*	QUARRY SHOPPING CENTER, 9430 JOLIET ROAD	HODGKINS	IL	COOK	60525
26-Apr-82	Lane Bryant, Inc.	DE	6009	*	6191 S. STATE #246	MURRAY	UT		84107
27-Apr-09	Lane Bryant #6012, LLC	MI	6012	*	4826 BALDWIN COMMONS RD.	ORION	MI	Oakland	48359
09-Sep-04	Lane Bryant #6013, LLC	KY	6013	*	Crestview Hills Town Ctr, 2929 Dixie Highway	Crestview Hills	KY	Kenton	41017
26-Apr-82	Lane Bryant, Inc.	DE	6014	*	100 MAIN STREET	WHITE PLAINS	NY		10601
10-Sep-04	Lane Bryant #6017, LLC	LA	6017	*	Eastgate Plaza, Youree Drive & 70th Street	Shreveport	LA	Caddo Parish	71105
26-Apr-82	Lane Bryant, Inc.	DE	6018	*	SEC Manchester & I-270 Spacer 1185	Des Peres	MO		63131
24-Sep-04	Lane Bryant #6019, LLC	IN	6019	*	Waterford Park S/C, Veterans Parkway	Clarksville	IN	Clark	47129
26-Apr-82	Lane Bryant, Inc.	DE	6026	*	3499 W. CHANDLER BLVD	CHANDLER	AZ		85224
26-Apr-82	Lane Bryant, Inc.	DE	6027	*	SPACE 780	BARBOURSVILLE	WV		25504
26-Apr-82	Lane Bryant, Inc.	DE	6029	*	2709 TOWN CENTER BLVD	SUGARLAND	TX		77479
20-Sep-05	Lane Bryant #6032, LLC	TX	6032	*	811 NORTH CENTRAL EXPRESSWAY, SPACE 1176	PLANO	TX		75075
26-Apr-82	Lane Bryant, Inc.	DE	6033	*	Santee Trolley Square, Mission Gorge Road	Santee	CA		92071
26-Apr-82	Lane Bryant, Inc.	DE	6034	*	3390 ALPINE NW SPACE 109	WALKER	MI		49544
26-Apr-82	Lane Bryant, Inc.	DE	6036	*	Camp Creek Parkway	Atlanta	GA		30344
18-Nov-05	Lane Bryant 6038, Inc.	CA	6038	*	Lakewood Center, 5 Lakewood Center Mall	Lakewood	CA	Los Angeles	90712
26-Apr-82	Lane Bryant, Inc.	DE	6040	*	Plank Road, Route 3	Fredericksburg	VA	Spotsylvania	22407
19-Oct-05	Lane Bryant #6041, LLC	NJ	6041	*	1023 CHERRY HILL MALL	CHERRY HILL	NJ		08002
13-Feb-04	Lane Bryant 6042, Inc.	CA	6042	*	1640 CAMINO DEL RIO NORTH - SUITE 240	SAN DIEGO	CA	San Diego	92108
26-Apr-82	Lane Bryant, Inc.	DE	6043	*	I-10 & George Dieter	El Paso	TX		79936
08-Aug-05	Lane Bryant 6044, Inc.	CA	6044	*	2855 STEVENS CREEK BLVD SPACE 277/279	SANTA CLARA	CA		95050
20-Sep-05	Lane Bryant 6045, Inc.	CA	6045	*	1697 ARDEN WAY, SPACE 1192	SACRAMENTO	CA		95815
13-Mar-08	Lane Bryant #6046, LLC	IL	6046	*	Oakbrook Mall, 100Oakbrook Center	Oakbrook	IL	DuPage	60523
26-Apr-82	Lane Bryant, Inc.	DE	6047	*	26 S. RIO GRANDE ST	SALT LAKE CITY	UT		84101
26-Apr-82	Lane Bryant, Inc.	DE	6048	*	Route 146 & Tainter Hill Road	Millbury	MA		01527
26-Apr-82	Lane Bryant, Inc.	DE	6050	*	Waterfront Town Center, E. 8th Ave. (Monoghela Blvd.)	Homestead	PA	Allegheny	15120
04-Jun-04	Lane Bryant #6051, LLC	IL	6051	*	3340 MALL LOOP DRIVE SPACE #1174	JOLIET	IL	Broward	60435

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6052	*	Victoria Gardens, Foothill Blvd.	Rancho Cucamonga	CA	San Bernadino	91730
20-Aug-07	Lane Bryant #6053, LLC	MI	6053	*	Westland Center, 35000 West Wareen Road	Westland	MI	Wayne	48185
26-Apr-82	Lane Bryant, Inc.	DE	6057	*	ROCKAWAY TOWN SQUARE MALL	ROCKAWAY	NJ		07866
16-Jan-09	Lane Bryant #6059, LLC	MA	6059	*	250 GRANITE STREET	BRAINTREE	MA		02184
26-Apr-82	Lane Bryant, Inc.	DE	6061	*	95TH & WESTERN AVE., SPACE J-9	EVERGREEN PK	IL		60643
26-Apr-82	Lane Bryant, Inc.	DE	6063	*	30 Internatiional Dr. S. #E06	Mt. Olive	NJ		07857
09-Jun-06	Lane Bryant #6065, LLC	MI	6065	*	27811 Southfield Road	Lathrup Village	MI	Oakland	48076
26-May-05	Lane Bryant 6067, Inc.	CA	6067	*	Westfield Shopping Town Oakridge, 925 Blossom Hill Rd., Blossom Hill Rd. & Santa Teresa Blvd (Hwy 87)	San Jose	CA	Santa Clara	95123
26-Apr-82	Lane Bryant, Inc.	DE	6070	*	3265 WEST MARKET STREET	FAIRLAWN VILLAGE	OH		44313
26-Apr-82	Lane Bryant, Inc.	DE	6072	*	96 RIVER OAKS SHOPPING CENTER/SP B-31	CALUMET CITY	IL		60409
26-Apr-82	Lane Bryant, Inc.	DE	6077	*	Brookfield Square, Moorland Road & Bluemound Road	Brookfield	WI	Waukesha	53005
22-Oct-04	Lane Bryant #6078, LLC	FL	6078	*	The Shops @ Coconut Point, Hwy 41 & Coconut Rd	Bonita Springs	FL	Lee	34134
26-Apr-82	Lane Bryant, Inc.	DE	6080	*	11700 PRINCETON ROAD	CINCINNATI	OH		45246
22-Jan-99	Lane Bryant #6083, Inc.	CA	6083	*	815 College Boulevard	Oceanside	CA	San Diego	92057
26-Apr-82	Lane Bryant, Inc.	DE	6085	*	474 W. 14 MILE ROAD	TROY	MI		48083
26-Apr-82	Lane Bryant, Inc.	DE	6087	*	5822 WESTVIEW MALL	BALTIMORE	MD		21228
24-Sep-04	Lane Bryant #6097, LLC	IN	6097	*	Valparaiso Walk, 91 Silhavey Road	Valparaiso	IN	Porter	46383
26-Apr-82	Lane Bryant, Inc.	DE	6099	*	224 COLONIE CENTER, SP. 226	ALBANY	NY		12205
26-Apr-82	Lane Bryant, Inc.	DE	6101	*	BROADCASTING SQUARE S/C, PAPER MILL ROAD	READING	PA	BERKS	19610
08-Oct-08	Lane Bryant #6102, LLC	WI	6102	*	5300 SOUTH 76TH STREET	GREENDALE	WI		53129
26-Apr-82	Lane Bryant, Inc.	DE	6107	*	MONROEVILLE MALL	MONROEVILLE	PA		15146
26-Apr-82	Lane Bryant, Inc.	DE	6108	*	Harry S. Truman Drive	Mitchellville	MD		20774
26-Apr-82	Lane Bryant, Inc.	DE	6110	*	2700 CENTERVILLE ROAD, SPACE 668	DAYTON	OH		45459
26-Apr-82	Lane Bryant, Inc.	DE	6113	*	23000 EUREKA ROAD	TAYLOR	MI		48180
26-Apr-82	Lane Bryant, Inc.	DE	6115	*	Cranberry Commons S/C, 1717 Route 228	Cranberry	PA	Butler	16066
14-Jan-09	Lane Bryant #6116, LLC	MI	6116	*	3385 S. LINDEN RD., SPACE 170	FLINT	MI		48507
26-Apr-82	Lane Bryant, Inc.	DE	6117	*	1600 MILLER TRUNK HWY	DULUTH	MN		55811
12-Dec-07	Lane Bryant #6118, LLC	GA	6118	*	Albany Mall, 2601 Dawson Road	Albany	GA	Dougherty	31707
26-Apr-82	Lane Bryant, Inc.	DE	6119	*	528 ORLAND SQ. MALL SP. E8	ORLAND PARK	IL		60462
27-Sep-00	Lane Bryant #6120, Inc.	ND	6120	*	32nd Avenue & I-29	Grand Forks	ND		58203
26-Apr-82	Lane Bryant, Inc.	DE	6121	*	286 GREECE RIDGE GR DR	ROCHESTER	NY		14626

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

30-Dec-04	Lane Bryant 6122, Inc.	CA	6122	*	Hawthorne Boulevard	TORRANCE	CA	Los Angeles	90503
26-Apr-82	Lane Bryant, Inc.	DE	6123	*	401 NORTH EAST, NORTH GATEWAY, SP 925-BOX 126	SEATTLE	WA		98125
25-May-05	Lane Bryant #6126, LLC	OH	6126	*	Westfield Shopping town Franklin Park, 5001 Monroe Street	Toledo	OH	Lucas	43623
26-Apr-82	Lane Bryant, Inc.	DE	6127	*	2433 STONERIDGE MALL, SPACE #E215	PLEASANTON	CA		94588
26-Apr-82	Lane Bryant, Inc.	DE	6132	*	40 LIVINGSTON MALL	LIVINGSTON	NJ		07039
17-Mar-06	Lane Bryant 6134, Inc.	CA	6134	*	LaCumbre Plaza, 121 S. Hope Avenue	Santa Barbara	CA	Santa Barbara	93105
26-Apr-82	Lane Bryant, Inc.	DE	6135	*	Columbiana Place, Bower Parkway	Columbia	SC	Richland	29212
26-Apr-82	Lane Bryant, Inc.	DE	6137	*	469 SUNRISE MALL	MASSAPEQUA	NY		11758
26-Apr-82	Lane Bryant, Inc.	DE	6141	*	1 SUN VALLEY MALL, SP. #B131	CONCORD	CA		94520
26-Apr-82	Lane Bryant, Inc.	DE	6142	*	Riverdale Village, Nwy 10 & Main Street	Coon Rapids	MN	Anoka	55433
26-Apr-82	Lane Bryant, Inc.	DE	6146	*	Mid State Mall S/C, Highway 18	East Brunswick	NJ	Middlesex	08816
10-Aug-06	Lane Bryant #6147 of Victor, LLC	NY	6147	*	7979 Victor-Pittsford Road	Victor	NY	Ontario	14564
26-Apr-82	Lane Bryant, Inc.	DE	6151	*	12707 WAYZATA BLVD.	MINNETONKA	MN		55305
26-Apr-82	Lane Bryant, Inc.	DE	6153	*	4310 SUMMIT PLAZA DR	LOUISVILLE	KY		40241
15-May-06	Lane Bryant #6154, LLC	MA	6154	*	Holyoke Mall at Ingleside, 50 Holyoke Street	Holyoke	MA	Hampden	04041
26-Apr-06	Lane Bryant #6155, LLC	PA	6155	*	Oxford Valley Mall, 2300 E. Lincoln Highway and N. Oxford Valley Road	Langhorne	PA	Bucks	19047
30-Dec-04	Lane Bryant #6157, Inc.	AZ	6157	*	Crossroads Towne Center, 3855 S. Gilbert Road, Ste 104	Gilbert	AZ	Maricopa	85234
08-Jul-04	Lane Bryant #6158, LLC	CO	6158	*	THE CITADEL, ACADEMY BLVD & PLATTE AVE	Colorado Springs	CO	El Paso	80909
15-Sep-03	Lane Bryant 6161, Inc.	CA	6161	*	317 PARKWAY PLAZA	EL CAJON	CA		92020
09-Jun-06	Lane Bryant #6163, LLC	IL	6163	*	The District at Cherryvale, 7144 Harrison Avenue	Rockford	IL	Winnebago	61112
26-Apr-82	Lane Bryant, Inc.	DE	6164	*	Elk Grve Commons, 9684 Bruceville Rd., Ste 110	Elk Grove	CA		95757
26-Apr-82	Lane Bryant, Inc.	DE	6166	*	6901 22ND AVE. NORTH, SP 264	ST. PETERSBURG	FL		33710
26-Apr-82	Lane Bryant, Inc.	DE	6167	*	Yuma Palms Regional Center, I8 & 16th Street	Yuma	AZ	Yuma	85365
26-Apr-82	Lane Bryant, Inc.	DE	6168	*	595 MILLCREEK MALL	ERIE	PA		16509
16-Feb-06	Lane Bryant #6170, LLC	TX	6170	*	Baybook Mall, 19400 Gulf Freeway	Friendswood	TX	Galveston	77546
26-Apr-82	Lane Bryant, Inc.	DE	6173	*	MERLE HAY PLAZA	DES MOINES	IA		50322
26-Apr-82	Lane Bryant, Inc.	DE	6174	*	3625 Dallas Hwy, Ste 240 Building 2	Marietta	GA		30144
07-Sep-04	Lane Bryant #6178, LLC	PA	6178	*	1250 BALTIMORE PIKE	SPRINGFIELD	PA	Delaware	19064
13-Dec-00	Lane Bryant #6181, Inc.	CT	6181	*	ELM STREET/I-91	ENFIELD	CT	Hartford	06082
17-Apr-06	Lane Bryant #6183, LLC	IL	6183	*	Westfield Shoppingtown Fox Valley, 195 Fox Valley Center, Rte 59 and E. New York Street (Route 34)	Aurora	IL	DuPage	60504

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6184	*	5713 CHRISTIE AVE. B-1	EMERYVILLE	CA		94608
26-Apr-82	Lane Bryant, Inc.	DE	6187	*	451 ALTAMONTE AVENUE	ALTAMONTE SPRINGS	FL		32701
05-Dec-08	Lane Bryant #6188, LLC	NJ	6188	*	274 WOODBRIDGE CENTER DRIVE	WOODBRIDGE	NJ		07095
26-Apr-82	Lane Bryant, Inc.	DE	6189	*	6455 DOBBIN ROAD SPACE # C-2	COLUMBIA	MD		21045
20-Sep-05	Lane Bryant #6192, LLC	NJ	6192	*	1750 DEPTFORD CENTER RD.	DEPTFORD	NJ		08096
26-Apr-82	Lane Bryant, Inc.	DE	6193	*	Northwoods S/C, 1734 N. Loop 1604 East, Suite 102	SAN ANTONIO	TX	Bexar	78232
26-Apr-82	Lane Bryant, Inc.	DE	6194	*	260 LEHIGH VALLEY MALL	WHITEHALL	PA		18052
19-Jul-04	Lane Bryant #6196, Inc.	MS	6196	*	Southaven Town Center, Airways Boulevard, Ste 230	Southaven	MS	DeSoto	38671
11-Dec-07	Lane Bryant 6198, Inc.	CA	6198	*	Glendale Galleria, 2193 Glendale Galleria	Glendale	CA	Los Angeles	91210
26-Apr-82	Lane Bryant, Inc.	DE	6200	*	361 GOLF MILL CENTER	NILES	IL		60714
25-Oct-04	Lane Bryant #6202, LLC	VA	6202	*	Hanover Squire, Cold Habor Road	Hanover	VA	Mechanicsville	23111
30-Mar-07	Lane Bryant/Cacique #6203, LLC	IN	6203	*	6501 N. GRAPE RD	MISHAWAKA	IN		46544
26-Apr-82	Lane Bryant, Inc.	DE	6204	*	317 LONGBEACH ROAD	OCEANSIDE	NY	Nassau	11572
08-Jan-10	Lane Bryant #6205, LLC	MI	6205	*	5330 W. SAGINAW HIGHWAY SPACE #35	LANSING	MI		48917
08-Jun-06	Lane Bryant #6209, LLC	WV	6209	*	311 GRAND CENTRAL MALL	PARKERSBURG	WV	Wood	26101
07-Jul-08	Lane Bryant #6211, LLC	WA	6211	*	3000 184TH STREET S.W.	LYNNWOOD	WA	Snohomish	98037
16-Apr-05	Lane Bryant #6213, LLC	MD	6213	*	3500 East West Highway	Hyattsville	MD	Prince George's	20782
05-Apr-04	Lane Bryant #6215, Inc.	NC	6215	*	Poyner Place S/C, Triangle Town Blvd & Sumner Blvd	Raleigh	NC	Wake	27616
26-Apr-82	Lane Bryant, Inc.	DE	6217	*	32395 GRATIOT, SPACE B290	ROSEVILLE	MI		48066
14-Apr-04	Lane Bryant #6218, Inc.	SC	6218	*	700 HAYWOOD ROAD	GREENVILLE	SC	Greenville	29607
07-Jun-04	Lane Bryant #6219, LLC	TN	6219	*	Carriage Crossing, Houston Levee Rd & Nonconna Parkway	Collierville	TN	Shelby	38017
08-Jul-08	Lane Bryant #6222, LLC	OR	6222	*	12000 S.E. 82ND AVE	PORTLAND	OR	Clackamas	97266
26-Apr-82	Lane Bryant, Inc.	DE	6223	*	630 OLD COUNTRY ROAD, SPACE 2054	GARDEN CITY	NY		11530
26-Apr-82	Lane Bryant, Inc.	DE	6224	*	VILLAGGIO, NORTH BLACKSTONE AVENUE	FRESNO	CA	FRESNO	93720
26-Apr-82	Lane Bryant, Inc.	DE	6225	*	2901 CAPTIAL OF TEXAS HWY, SPACE A-4 & A-5	AUSTIN	TX		78746
13-Nov-06	Lane Bryant #6228, LLC	TX	6228	*	Valley View Center, 2257 Valley View Center	Dallas	TX	Dallas	75240
20-May-93	Lane Bryant #6230, Inc.	MA	6230	*	Rts 12 & Hamilton Sts	Leominster	MA	Worcester	01453
13-Aug-04	Lane Bryant #6231, LLC	PA	6231	*	807 MONTGOMERY MALL	NORTH WALES	PA	Montgomery	19454
29-Mar-05	Lane Bryant #6234, LLC	IN	6234	*	4201 Coldwater Road	Ft. Wayne	IN	Allen	46805
26-Apr-82	Lane Bryant, Inc.	DE	6236	*	2268 FIESTA MALL	MESA	AZ		85202
26-Apr-82	Lane Bryant, Inc.	DE	6237	*	8200 PERRY HALL BOULEVARD, SPACE 1007/1009	BALTIMORE	MD		21236
20-Aug-03	Lane Bryant #6238, Inc.	CT	6238	*	North Haven Pavilion, Universal Drive	North Haven	CT	New Haven	06473

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6239	*	7147 S. Plaza Center Drive	West Jordan	UT		84084
26-Apr-82	Lane Bryant, Inc.	DE	6242	*	3301 VETERAN'S HWY	METAIRIE	LA	Jefferson Parish	70002
27-Jan-99	Lane Bryant #6243, Inc.	FL	6243	*	479/489 W. 49Th Street	Hialeah	FL	Dade	33012

26-May-94	Lane Bryant #6245, Inc.	WI	6245	*	4150 Rib Mountain Road	Wausau	WI		54401
26-Apr-82	Lane Bryant, Inc.	DE	6247	*	2012 SOUTHLAKE MALL	MERRILLVILLE	IN		46410
27-Aug-03	Lane Bryant #6248, Inc.	AL	6248	*	East Chase S/C, 7274 EastChase Parkway	Montgomery	AL	Montgomery	36117
18-Apr-07	Lane Bryant #6249, LLC	TX	6249	*	Willowbrook Mall, FM 1960 & Hwy 249, 2000 Willowbrook Mall	Houston	TX	Harris	77070
10-Nov-03	Lane Bryant #6251, Inc.	TX	6251	*	Sherman Town Center, Loy Lakes Road	Sherman	TX	Grayson	75092
26-Apr-82	Lane Bryant, Inc.	DE	6252	*	WILLOWBROOK MALL, SPACE 1853	WAYNE	NJ		07470
26-Apr-82	Lane Bryant, Inc.	DE	6254	*	4802 VALLEYVIEW BOULEVARD, SP UB90	ROANOKE	VA		24012
26-Apr-82	Lane Bryant, Inc.	DE	6255	*	7515 CARSON STREET	LONG BEACH	CA	Los Angeles	90808
15-Jun-07	Lane Bryant #6257 of Staten Island, LLC	NY	6257	*	228 STATEN ISLAND MALL	STATEN ISLAND	NY	Richmond	10314
11-Feb-99	Lane Bryant #6260, Inc.	NC	6260	*	2640 Timber Drive	Garner	NC	Wake	27529
24-May-06	Lane Bryant 6261, Inc.	CA	6261	*	6068 SUNRISE MALL	CITRUS HEIGHTS	CA	Sacramento	95610
26-Nov-08	Lane Bryant #6264, LLC	PA	6264	*	2337 COTTMAN AVENUE	PHILADELPHIA	PA		19149
26-Apr-82	Lane Bryant, Inc.	DE	6266	*	323 NESHAMINY MALL	CORNWELLS HEIGH	PA		19020
09-Feb-01	Lane Bryant #6271, Inc.	NV	6271	*	9863 S Eastern Ave, Ste 3	Henderson	NV	Clark	89014
26-Apr-82	Lane Bryant, Inc.	DE	6272	*	5 BURLINGTON SQUARE, SPACE 19	BURLINGTON	VT		05401
26-Apr-82	Lane Bryant, Inc.	DE	6273	*	27000 CROWN VALLEY PKWY, SUITE 770	MISSION VIEJO	CA		92691
10-Aug-05	Lane Bryant #6278, LLC	WA	6278	*	2031 S. SEA TAC MALL	FEDERAL WAY	WA		98003
24-Apr-09	Lane Bryant #6280 of Levittown, LLC	NY	6280	*	HEMPSTEAD TURNPIKE	LEVITTOWN	NY	Nassau	11756
08-Jun-05	Lane Bryant #6282, LLC	PA	6282	*	Willow Grove Mall, Easton & Old Welsh Rd.	Willow Grove	PA	Montgomery	19090
26-Apr-82	Lane Bryant, Inc.	DE	6283	*	1034 CHARLESTON TOWN CENTER	CHARLESTON	WV		25389
26-Apr-82	Lane Bryant, Inc.	DE	6286	*	192 E. CACTUS ROAD SPACE 4550	PHOENIX	AZ		85032
18-Nov-04	Lane Bryant #6288, LLC	SC	6288	*	US 52 AND NORTHWOODS BOULEVARD	Charleston	SC	Charleston	29406
26-Apr-82	Lane Bryant, Inc.	DE	6289	*	BASSETT CENTER SPACE 10N-P	EL PASO	TX		79925
18-Dec-06	Lane Bryant #6290, LLC	OK	6290	*	Quail Springs Mall, 2501 W. Memorial Road	Oklahoma City	OK	Oklahoma	73134
23-Jul-04	Lane Bryant #6291, LLC	IA	6291	*	320 W. KIMBERLY ROAD, SPACE 15	DAVENPORT	IA	Scott	52806
26-Apr-82	Lane Bryant, Inc.	DE	6292	*	1815 HAWTHORNE ROAD, #276	REDONDO BEACH	CA		90278
21-Dec-05	Lane Bryant #6294, LLC	FL	6294	*	Boynton Beach Mall, 801 N. Congress Avenue	Boynton Beach	FL		33426
27-Aug-03	Lane Bryant #6295, Inc.	PA	6295	*	Colonial Commons S/C, 5100 Jonestown Road	Harrisburg	PA	Dauphin	17112

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

21-Sep-05	Lane Bryant #6298, LLC	AL	6298	*	3290 AIRPORT BOULEVARD	MOBILE	AL		36606
29-Mar-07	Lane Bryant #6301, LLC	NV	6301	*	Meadows Mall, 4300 Meadows Lane	Las Vegas	NV	Clark	89107
16-Jun-08	Lane Bryant #6302, LLC	TX	6302	*	Town East Mall, 1029 Town East Mall	Mesquite	TX	Dallas	75150
18-Dec-06	Lane Bryant/Cacique #6304 of Albany, LLC	NY	6304	*	Crossgates Mall, One Crossgates Mall Road	Albany	NY	Albany	12203
26-Apr-82	Lane Bryant, Inc.	DE	6306	*	628 OUTER LOOP ROAD 4801-D	LOUISVILLE	KY		40219
26-Apr-82	Lane Bryant, Inc.	DE	6308	*	St. Clair Square, SEC I-64 & Highway 159	Fairview Heights	IL	St. Clair	62208
26-Apr-82	Lane Bryant, Inc.	DE	6311	*	11395 WEST 95TH ST., SP. #42	OVERLAND PARK	KS		66214
07-Feb-01	Lane Bryant #6315 of Bayshore, Inc.	NY	6315	*	Sunrise Hwy (Tr. 27) & Saxon Avenue	Bayshore	NY		11706
20-Jun-06	Lane Bryant 6318, Inc.	CA	6318	*	Fox Hills Mall, I-405 & Slauson Blvd	Culver City	CA	Los Angeles	90230
04-Jun-04	Lane Bryant 6319, Inc.	CA	6319	*	I-805 & Highway 54	National City	CA	San Diego	91950
26-Apr-82	Lane Bryant, Inc.	DE	6320	*	4601/656 EASTGATE BLVD	CINCINNATI	OH		45245
27-Oct-04	Lane Bryant #6321, LLC	NV	6321	*	The Summit Sierra, S. Virginia St. & Mt. Rose Hwy	Reno	NV	Washoe	89511
26-Apr-82	Lane Bryant, Inc.	DE	6323	*	DEERBROOK MALL, 20131 HIGHWAY 59	HUMBLE	TX		77338
28-Jan-04	Lane Bryant 6324, Inc.	MO	6324	*	Zona Rosa, 8620 N. Dixson	Kansas City	MO	Platte	64153
26-Apr-82	Lane Bryant, Inc.	DE	6327	*	SILVERLAKE CENTER, MAIN STREET	PEARLAND	TX	BRAZARIA	77584
10-Apr-04	Lane Bryant 6328, Inc.	CA	6328	*	519B VINTAGE FAIRE, SPACE L1-3	MODESTO	CA	Stanislaus	95356
16-Dec-88	Lane Bryant 6330, Inc.	MO	6330	*	The Shoppes @ Cross Keys, N. Lindbergh & New Halls Ferry	Florrisant	MO	St. Louis	63033
01-Aug-07	Lane Bryant #6336, LLC	KY	6336	*	5101 Hinkleville Road #335	Paducah	KY	McCracken	42001
26-Apr-82	Lane Bryant, Inc.	DE	6338	*	1180 EMPIRE MALL	SIOUX FALLS	SD		57106
25-Oct-04	Lane Bryant #6341, LLC	IA	6341	*	Lakeport Commons, Hwy 20 & Lakeport Road, ergeant Rd.	Sioux City	IA	Woodbury	51106
08-Feb-04	Lane Bryant #6342, Inc.	WA	6342	*	Triangle Mall, Ocean Beach Hwy & Washington Way	Longview	WA	Cowlitz	98632
26-Aug-99	Lane Bryant #6344, Inc.	FL	6344	*	East Commercial Boulevard	Oakland Park	FL		33334
26-Apr-82	Lane Bryant, Inc.	DE	6345	*	4036 DOVER MALL	DOVER	DE		19901
26-Apr-82	Lane Bryant, Inc.	DE	6346	*	5555 Whittlesey Boulevard #2970	Columbus	GA		31909
26-Apr-82	Lane Bryant, Inc.	DE	6347	*	INTERNATIONAL SPEEDWAY BOULEVARD	DAYTONA BEACH	FL	VOLUSIA	32114
09-Apr-08	Lane Bryant #6350, LLC	VA	6350	*	Piedmont Mall, 325 Piedmont Drive	Danville	VA	Pittsylvania	24540
22-Oct-04	Lane Bryant #6353, LLC	FL	6353	*	Pompano Citi Centre, Federal Hwy, Copans Road	Pompano Beach	FL	Broward	33062
17-Aug-06	Lane Bryant/Cacique #6354, LLC	FL	6354	*	The Oaks Mall, 6419 Newberry Road	Gainsville	FL	Berkeley	32605
29-Jun-06	Lane Bryant #6355, LLC	MS	6355	*	1200 W. Countyline Road #174	Ridgeland	MS	Madison	39157
26-Apr-82	Lane Bryant, Inc.	DE	6359	*	MALL OF SOUTH CAROLINA, HARRELSON BLVD	MYRTLE BEACH	SC	HORRY	29577
15-Nov-04	Lane Bryant #6365, LLC	VA	6365	*	Jefferson Commons, Jefferson Hwy & Bland Blvd	Newport News	VA	Newport News	23602
31-Mar-04	Lane Bryant #6366, Inc.	OH	6366	*	Deerfield towne Center, Mason Montgomery Rd	Mason	OH	Warren Township	45040

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Apr-04	Lane Bryant #6369, Inc.	LA	6369	*	5725 JOHNSTON STREET, SP E-185-E-186	LAFAYETTE	LA	Lafayette Parish	70503
19-Nov-03	Lane Bryant #6371, Inc.	OH	6371	*	Rookwood Commons, 2375 Edmondson Road, Space #E7	Cincinnati	OH	Hamilton	45209
03-Dec-03	Lane Bryant #6372, Inc.	OH	6372	*	Easton Town Center, 4054 New Bond Street	Columbus	OH	Franklin	43219
17-Nov-03	Lane Bryant #6373 of Shirley, Inc.	NY	6373	*	Southport Shopping Center, 999 Montauk Highway	Shirley	NY	Suffolk	11967
24-Nov-03	Lane Bryant #6374, Inc.	ME	6374	*	Marketplace @ Augusta, Civic Center Drive	Augusta	ME	Kennebec	04330
31-Oct-06	Lane Bryant/Cacique #6375, LLC	IA	6375	*	Valley West Mall, 1551 Valley W. Drive	West Des Moines	IA	Polk	50265
26-Apr-82	Lane Bryant, Inc.	DE	6376	*	524 Commons Drive, Suite 2550	Geneva	IL		60134
26-Apr-82	Lane Bryant, Inc.	DE	6378	*	4500 N. ORACLE RD., SPACE 4192/3236	TUCSON	AZ		85705
26-Apr-82	Lane Bryant, Inc.	DE	6382	*	Woodscreek Shopping Center, Randall Road @ Harnish Drive	Algonquin	IL	Algonquin	60102
30-Mar-04	Lane Bryant #6385, Inc.	IA	6385	*	Jordan Creek Town Ctr, I-80 & 74th Street	West Des Moines	IA	Polk	50265
26-Apr-82	Lane Bryant, Inc.	DE	6386	*	2070 INDEPENDENCE CENTER DRIVE	INDEPENDENCE	MO		64057
29-Sep-06	Lane Bryant/Cacique #6387, LLC	NM	6387	*	Coronado Center, 6600 Menaul Boulevard NE	Albuquerque	NM	Bernalillo	87110
02-Aug-07	Lane Bryant #6388, LLC	WA	6388	*	10315 Silverdale Way, NW	Silverdale	WA	Kitsap	98383
09-Jul-04	Lane Bryant #6390, LLC	AZ	6390	*	Tempe Marketplace, Loop 202 & Loop 101	Tempe	AZ	Maricopa	85281
24-Oct-05	Lane Bryant 6391, Inc.	CA	6391	*	1828 MONTEBELLO TOWN CENTER	MONTEBELLO	CA		90640
10-Aug-05	Lane Bryant #6392, LLC	WA	6392	*	533 COLUMBIA CENTER	KENNEWICK	WA		99336
26-Apr-82	Lane Bryant, Inc.	DE	6393	*	4601 S. BROADWAY	TYLER	TX		75703
27-Nov-06	Lane Bryant 6394, Inc.	CA	6394	*	Serramonte Center, 3 Serramonte Center	Daly City	CA	San Mateo	94015
04-Dec-08	Lane Bryant 6398, Inc.	CA	6398	*	5017 MONTCLAIR PLAZA LANE	MONTCLAIR	CA	San Bernardino	91763
11-Oct-07	Lane Bryant #6399, LLC	WI	6399	*	Fox River Mall, 4301 Wisconsin Avenue	Appleton	WI	Outagamie	54913
16-Feb-70	Lane Bryant #6401, Inc.	PA	6401	*	East End Blvd & Twp Rd	Wilkes Barre	PA	Luzerne	18702
26-Apr-82	Lane Bryant, Inc.	DE	6403	*	663 STILLWATER AVE. SPACE #G-15A	BANGOR	ME		04401
28-Oct-99	Lane Bryant #6404, Inc.	TX	6404	*	8028 Denton Hgwy-Suite 334	Watauga	TX	Tarrant	76148
21-Jul-04	Lane Bryant 6405, LLC	MO	6405	*	Ward Pkwy, Ward Pkwy & State Line Road, 85th & 89th Streets	Kansas City	MO	Jackson	64114
03-Dec-03	Lane Bryant #6406, Inc.	MI	6406	*	Valley View Shopping Center, 3769 Carpenter Road	Ypsilanti	MI	Washtenaw	48197
26-Apr-82	Lane Bryant, Inc.	DE	6408	*	1440 Main Street	Southlake	TX		76092
28-Oct-99	Lane Bryant #6409, Inc.	TN	6409	*	11004 Parkside Drive	Knoxville	TN	Loudon	37922
26-Apr-82	Lane Bryant, Inc.	DE	6410	*	222-224 W. 125TH STREET	NEW YORK	NY		10027
26-Apr-82	Lane Bryant, Inc.	DE	6411	*	580 MERCED MALL	MERCED	CA		95348
26-Apr-82	Lane Bryant, Inc.	DE	6412	*	FLATBUSH AVENUE, FLATBUSH & TILDEN AVENUE	BROOKLYN	NY	Kings	11226
26-Apr-82	Lane Bryant, Inc.	DE	6413	*	INLAND CENTER, I-215 & INLAND CENTER DRIVE	SAN BERNARDINO	CA		92408
15-Nov-04	Lane Bryant #6417, LLC	MD	6417	*	5500 BUCKEYSTOWN PIKE	FREDERICK	MD	Frederick	21701

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Nov-04	Lane Bryant #6419, LLC	TX	6419	*	Central Texas Marketplace, Highway 6, I-35	Waco	TX	McLennan	76711
02-Dec-03	Lane Bryant #6420, Inc.	FL	6420	*	The Avenue @ Viera, Wickham Road	Melbourne	FL	Brevard	32940
02-Dec-03	Lane Bryant #6421, Inc.	TX	6421	*	Eldorado Plaza, Craig Drive	McKinney	TX	Collin	75070
26-Apr-82	Lane Bryant, Inc.	DE	6422	*	126 VALLEY HILLS MALL, HIGHWAY 70	HICKORY	NC		28601
26-Apr-82	Lane Bryant, Inc.	DE	6423	*	6301 NORTHWEST LOOP 410, STE 15	SAN ANTONIO	TX		78238
26-Apr-82	Lane Bryant, Inc.	DE	6425	*	1776 Prien Lake Road	Lake Charles	LA		70601
16-Dec-04	Lane Bryant #6428, LLC	MD	6428	*	Westfield Shoppingtown Wheaton, 11160 Veirs Mill Road	Wheaton	MD	Montgomery	20902
11-Feb-04	Lane Bryant #6432, inc.	AZ	6432	*	Circle Plaza, Broadway Blvd & Kolb Road	Tucson	AZ	Pima	85710
07-Sep-00	Lane Bryant #6433, Inc.	FL	6433	*	6571 S. Tamiami Trail	Sarasota	FL		34231
12-Nov-04	Lane Bryant #6435, LLC	NJ	6435	*	River Front Center, Route 3 West and Main Street	Clifton	NJ	Passaic	07014
30-Aug-00	Lane Bryant #6436, Inc.	TX	6436	*	424 Lincoln Square	Arlington	TX	Tarrant	76011
26-Apr-82	Lane Bryant, Inc.	DE	6438	*	4104 N. HARLEM AVENUE SPACE 4116	NORRIDGE	IL		60706
26-Apr-82	Lane Bryant, Inc.	DE	6439	*	5774 DURAND AVENUE	RACINE	WI		53406
09-Sep-04	Lane Bryant #6442, LLC	NC	6442	*	Morgantown Road & 59-401 Bypass	FAYETTEVILLE	NC	Cumberland	28303
26-Apr-82	Lane Bryant, Inc.	DE	6444	*	THE SHOPPES AT WILTON, ROUTE 58	SARATOGA SPRINGS	NY	SARATOGA	12866
18-Aug-06	Lane Bryant #6446, LLC	GA	6446	*	Marelda Valdosta Mall, 1700 Norman Drive	Valdosta	GA	Lowndes	31601
26-Apr-82	Lane Bryant, Inc.	DE	6450	*	85 South County Centerway 480	St. Louis	MO		63129
26-Apr-82	Lane Bryant, Inc.	DE	6453	*	Arbor Lakes, Elm Creek Boulevard	Maple Grove	MN	Hennepin	55311
11-Sep-03	Lane Bryant #6456, Inc.	NJ	6456	*	Centerton Square, Route 38	Burlington	NJ
27-Feb-04	Lane Bryant #6457 of Buffalo, Inc.	NY	6457	*	McKinley Plaza, Miles Strip Rd & McKinley Pkwy	Buffalo	NY	Erie	14219
26-Apr-82	Lane Bryant, Inc.	DE	6460	*	2819 WEST AGUA FRIA FREEWAY	PHEONIX	AZ		85023
08-Mar-10	Lane Bryant #6461, Inc.	TX	6461	*	La Palmera Mall, 5488 S. Padre Island Drive, Space 1634	CORPUS CHRISTI	TX		78411
25-Feb-04	Lane Bryant #6464, Inc.	MI	6464	*	Centerpointe Mall, 3655 28th Street SE	Grand Rapids	MI	Kent
05-Apr-01	Lane Bryant #6466, Inc.	FL	6466	*	State Route 70	Bradenton	FL		34203
26-Apr-82	Lane Bryant, Inc.	DE	6467	*	Memorial City Mall, 300 Memorial City Mall, Space 744	HOUSTON	TX		77024
15-Dec-04	Lane Bryant #6470, LLC	CO	6470	*	Southland, E-470 and Smoky Hill Road	Aurora	CO	Arapahoe	80016
26-Apr-82	Lane Bryant, Inc.	DE	6473	*	430 NORTHRIDGE CENTER	SALINAS	CA		93906
12-Nov-04	Lane Bryant #6474, LLC	FL	6474	*	5100 N. Ninth Avenue	PENSACOLA	FL	Escambia	32504
26-Apr-82	Lane Bryant, Inc.	DE	6475	*	1400 Litchfield Road, Space G2	GOODYEAR	AZ		85338
11-Feb-04	Lane Bryant #6478, Inc.	FL	6478	*	St. John's Town Center, I-295 & Turner Parkway	Jacksonville	FL	Duval	32246
15-Nov-07	Lane Bryant #6479, LLC	NC	6479	*	Four Seasons Town Centre, 161 Four Seasons Mall	Greensboro	NC	Guildford	27407
26-Sep-07	Lane Bryant #6481, LLC	WI	6481	*	East Towne Mall, East Washington Ave. & Eagan Road & Zeir Road	Madison	WI	Dane	53704

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6483	*	4201 N. SHILOAH	FAYETTEVILLE	AR		72703
29-Mar-07	Lane Bryant #6484, LLC	NJ	6484	*	Ocean County mall, 1201 Hopper Avenue	Toms River	NJ	Ocean	08753
04-Jan-05	Lane Bryant #6485, LLC	NC	6485	*	Northlake Mall, Reames Road @I-77	Charlotte	NC	Mecklenburg	28216
26-Apr-82	Lane Bryant, Inc.	DE	6486	*	Westshore Plaza, Kennedy Blvd. & Westshore Blvd.	Tampa	FL	Hillsborough	33609
26-Apr-82	Lane Bryant, Inc.	DE	6487	*	26 GRAND CORNER AVE, SP 26A	GAITHERSBURG	MD		20878
26-Apr-82	Lane Bryant, Inc.	DE	6488	*	Route 44 (Putnam Pike) & I-295	Smithfield	RI		02917
20-Sep-05	Lane Bryant #6490, LLC	CO	6490	*	The Marketplace at Centerra, I-25 and Highway 34	Loveland	CO	Larimer	80538
18-Jan-05	Lane Bryant #6491, LLC	SC	6491	*	Arcadian Shores, Kings Road & Lands End Blvd.	Myrtle Beach	SC	Horry	29572
26-Apr-82	Lane Bryant, Inc.	DE	6492	*	Memorial/Drake #260	Huntsville	AL		35801
11-Feb-05	Lane Bryant #6494, LLC	NC	6494	*	University Commons, Interstate 40 & Western Alamance Loop	Burlington	NC	Alamance	27215
26-Apr-82	Lane Bryant, Inc.	DE	6495	*	11745 IH-10 WEST STE #711	SAN ANTONIO	TX		78230
22-Dec-05	Lane Bryant 6496, LLC	MO	6496	*	GLEN STONE/BATTLEFIELD, SPACE F-3	SPRINGFIELD	MO		65804
26-Apr-82	Lane Bryant, Inc.	DE	6497	*	Boulevard Consumer Square, Niagara Falls Boulevard	Amherst	NY		14228
11-Feb-05	Lane Bryant #6499, LLC	OH	6499	*	Bridgewater Falls, Michael A. Fox Hwy (State Rte 129)	Fairfield	OH	Butler	45011
26-Apr-82	Lane Bryant, Inc.	DE	6500	*	150 N. SHORE BLVD SUITE #2024	SLIDELL	LA		70460
26-Apr-82	Lane Bryant, Inc.	DE	6501	*	KOHL'S S/C, NEC RT. 31 & McCULLOM ROAD	McHENRY	IL	McHENRY	60050
26-Apr-82	Lane Bryant, Inc.	DE	6507	*	FRANKLIN SQUARE, EAST FRANKLIN BOULEVARD	GASTONIA	NC	GASTON	28056
26-Apr-82	Lane Bryant, Inc.	DE	6508	*	608 STRATFORD SQUARE	BLOOMINGDALE	IL		60108
26-Apr-82	Lane Bryant, Inc.	DE	6512	*	1164 BURNSVILLE CENTER, 35W & COUNTY RD. 42	BURNSVILLE	MN		55337
26-Apr-82	Lane Bryant, Inc.	DE	6513	*	EASTWOOD TOWNE CENTER, LAKE LANSING ROAD	EAST LANSING	MI	INGHAM	48912
26-Apr-82	Lane Bryant, Inc.	DE	6514	*	CHATHAM VILLAGE SQUARE	CHICAGO	IL	COOK	60619
01-Nov-06	Lane Bryant/Cacique #6518, LLC	AL	6518	*	Riverchase Galleria, 3000 Riverchase Galleria	Birmingham	AL	Jefferson	35244
26-Apr-82	Lane Bryant, Inc.	DE	6519	*	CLAYTON RD & BRENTWOOD BLVD, SP #1064	RICHMOND HEIGHTS	MO		63117
03-Jan-05	Lane Bryant #6521, LLC	IL	6521	*	Shoppes at College Hills, 301 S. Veteran's Pkwy	Normal	IL	McLean	61761
17-Dec-04	Lane Bryant #6522, LLC	GA	6522	*	400 ERNEST W. BARRETT PARKWAY	KENNESAW	GA	Cobb	30144
26-Apr-82	Lane Bryant, Inc.	DE	6523	*	Cypresswood Court, I-45	SPRING	TX	Harris	77388
26-Apr-82	Lane Bryant, Inc.	DE	6524	*	4107 SOUTH YALE AVE SPACE UD-421	TULSA	OK		74135
18-Jan-05	Lane Bryant 6525, LLC	MO	6525	*	The Shoppes at Stadiuu, Stadium Blvd & West Worley	Columbia	MO	Boone	65203
26-Apr-82	Lane Bryant, Inc.	DE	6528	*	Logan Valley Mall, Business Route 220	Altoona	PA	Blair	16602
01-Apr-04	Lane Bryant 6529, Inc.	CA	6529	*	Potrero Ctr., 2300 16th Street	San Francisco	CA	San Francisco	94103
26-Apr-82	Lane Bryant, Inc.	DE	6530	*	835 WEST MONTAUK HIGHWAY	WEST BABYLON	NY		11704
26-Apr-82	Lane Bryant, Inc.	DE	6532	*	41ST & DIVISION STRS. SPACE D-11	ST.CLOUD	MN		56301

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Dec-04	Lane Bryant #6537, LLC	CT	6537	*	1202 BOSTON POST RD. STE 2420	MILFORD	CT	New Haven	06460
26-Apr-82	Lane Bryant, Inc.	DE	6538	*	3301 E. MAIN ST SP 2107	VENTURA	CA		93003
26-Apr-82	Lane Bryant, Inc.	DE	6539	*	1 W. FLATIRON CROSSING SP 1128	BROOMFIELD	CO		80021
03-May-04	Lane Bryant #6540, Inc.	TX	6540	*	Shops @ Abilene, SW Drive and Catclaw Drive	Abilene	TX	Taylor	79606
04-Jun-04	Lane Bryant #6541, LLC	OR	6541	*	The Streets of Tanasbourne, NW Cornell Rd & 194th Street	Hillsboro	OR	Washington	97124
06-May-04	Lane Bryant #6542, Inc.	UT	6542	*	Draper Peaks S/C, 12300 South Street & 150 East Street	Draper	UT	Salt Lake	84020
14-May-05	Lane Bryant 6543, Inc.	CA	6543	*	Westfield Shoppingtown West Covina, 112 Plaza Drive	West Covina	CA	Los Angeles	91790
26-Apr-82	Lane Bryant, Inc.	DE	6544	*	3320 SILAS CREEK PKWY., SPACE CU-768	WINSTON SALEM	NC		27103
06-Apr-05	Lane Bryant 6547, Inc.	CA	6547	*	Palm Desert Shoppingtown, 72840 Hwy 111	Palm Desert	CA	Riverside	92260
26-Apr-82	Lane Bryant, Inc.	DE	6551	*	2899 Whiteford Road #107/108	York	PA		17402
26-Apr-82	Lane Bryant, Inc.	DE	6555	*	2701 MING AVENUE SPACE E-7	BAKERSFIELD	CA		93304
26-Apr-82	Lane Bryant, Inc.	DE	6556	*	310 DANIEL WEBSTER H.W. SPACE E-263	NASHUA	NH		03063
14-Mar-05	Lane Bryant #6557, LLC	TN	6557	*	Knoxville Center, 1640 & Millertown, 3000 A Mall Road North	Knoxville	TN	Knox	37924
03-May-04	Lane Bryant #6558, Inc.	TX	6558	*	Gateway Stateion, I-35 and McAllister Road	Burleson	TX	Tarrant	76028
16-Jul-04	Lane Bryant 6559, Inc.	CA	6559	*	Simi Valley Town Center, Hwy 117 & 1st Ave.	Simi Valley	CA	Ventura	93062
26-Apr-82	Lane Bryant, Inc.	DE	6562	*	BRIER CREEK, BRIER CREEK PARKWAY	RALEIGH	NC	WAKE	27617
24-Jun-04	Lane Bryant #6563 of New Hartford, LLC	NY	6563	*	New Hartford Consumer Square, Commercial Drive, Route 5A & Judd Road	New Hartford	NY	Oneida	13413
30-Jun-04	Lane Bryant #6565, LLC	LA	6565	*	Covington Ctr, Hwy 12 and Hwy 21	Covington	LA	St Tammany Parish	70433
04-Nov-05	Lane Bryant #6566, LLC	SC	6566	*	3131 N. MAIN STREET, SPACE #03/04	ANDERSON	SC		29621
26-Apr-82	Lane Bryant, Inc.	DE	6567	*	ROUTE 118 SPACE F-17	SWANSEA	MA		02777
15-Apr-05	Lane Bryant #6570, LLC	TX	6570	*	SWC I-35 & Military Drive, 2310 SW Military Drive	San Antonio	TX	Bextar	78224
26-Apr-82	Lane Bryant, Inc.	DE	6573	*	7 BACKUS AVENUE #F202/206	DANBURY	CT		06810
20-Jul-04	Lane Bryant 6575, Inc.	CA	6575	*	Galleria @ Tyler, 1115 Galleria @ Tyler	Riverside	CA	Riverside	92503
18-Jan-05	Lane Bryant #6577, LLC	GA	6577	*	Conyers Crossing S/C, Dogwood Drive, S.E.	Conyers	GA	Rockdale	30013
12-Dec-06	Lane Bryant/Cacique #6579, LLC	VA	6579	*	Peninsula Town Center, 1800 West Mercury Blvd	Hampton	VA	Hampton	23666
18-Jan-05	Lane Bryant #6581, LLC	IN	6581	*	Metropolis Center, U.s. 40	Plainfield	IN	Hendricks	46168
22-Sep-05	Lane Bryant #6582, LLC	NC	6582	*	Goldsboro Commons, E.Miller Rd and Berkley Blvd	Goldsboro	NC	Wayne	27534
26-Apr-82	Lane Bryant, Inc.	DE	6583	*	HENRY TOWN CTR, JONESBORO RD & INTERSTATE 75	McDONOUGH	GA	Henry	30253
26-Apr-82	Lane Bryant, Inc.	DE	6585	*	31-11 STEINWAY STREET	LONG ISLAND CITY	NY		11103
29-Jun-04	Lane Bryant #6586, LLC	AL	6586	*	Westside Pavilion, University Drive	Huntsville	AL	Madison	35806

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

22-Mar-05	Lane Bryant #6587, LLC	AR	6587	*	Pinnacle Hills Promenade, NEC I-540 and Perry Raod	Rogers	AR	Benton	72756
29-Jun-06	Lane Bryant #6588, LLC	OH	6588	*	Chapel Hill Mall, 2000 Brittain Road	Akron	OH	Summit	44310
26-Apr-82	Lane Bryant, Inc.	DE	6589	*	2385 CHELTENHAM AVENUE	PHILADELPHIA	PA		19150
26-Apr-82	Lane Bryant, Inc.	DE	6601	*	I-84 AND BUCKLAND STREET	MANCHESTER	CT		06040
26-Apr-82	Lane Bryant, Inc.	DE	6602	*	3500 S. MERIDIAN, UNIT 530	PUYALLUP	WA		98373
27-Nov-06	Lane Bryant #6603, LLC	OR	6603	*	Gateway Mall S/C, 3000 Gateway Street, Unit 226	Springfield	OR	Lane	97477
22-Dec-05	Lane Bryant #6606, lLC	MD	6606	*	St. Charles Towne Center, 11110 Mall Circle	Waldorf	MD	Charles	20603
26-Apr-82	Lane Bryant, Inc.	DE	6607	*	Lone Tree Highway	Antioch	CA		94513
26-Apr-82	Lane Bryant, Inc.	DE	6611	*	10000 CALIFORNIA ST #3663 SP-E214	OMAHA	NE		68114
26-Apr-82	Lane Bryant, Inc.	DE	6614	*	14045 ABERCORN EXT., SPACE 1212	SAVANNAH	GA		31419
26-Apr-82	Lane Bryant, Inc.	DE	6615	*	270 LOUDON RD., SPACE 1248	CONCORD	NH		03301
03-Jul-08	Lane Bryant #6617, LLC	FL	6617	*	1500 APALACHEE PKWY. SPACE #1058	TALLAHASSEE	FL	Leon	32301
14-Feb-05	Lane Bryant 6618, LLC	MO	6618	*	Shoppes at North Village, 5301 North Belt Hwy, Suite 107	St. Joseph	MO	Buchanan	64506
26-Apr-82	Lane Bryant, Inc.	DE	6620	*	HIGHWAY 121 & PRESTON RD	FRISCO	TX		75034

29-Dec-03	Lane Bryant #6623, Inc.	AZ	6623	*	Superstition Springs Mall, 60 & Power Road	MESA	AZ	Maricopa	85216
29-Sep-05	Lane Bryant 6625, Inc.	CA	6625	*	1233 WEST AVENUE P., SPACE 107	PALMDALE	CA		93551
26-Apr-82	Lane Bryant, Inc.	DE	6626	*	4350 24TH AVE, SPACE 314	FORT GRATIOT	MI		48059
26-Apr-82	Lane Bryant, Inc.	DE	6628	*	1058 W. CLUB BLVD.	DURHAM	NC		27701
26-Apr-82	Lane Bryant, Inc.	DE	6629	*	9736 CAROUSEL CENTER DR.	SYRACUSE	NY		13290
26-Apr-82	Lane Bryant, Inc.	DE	6630	*	2770 MARTHA BERRY HGWY, SPACE #720	ROME	GA		30161
26-Apr-82	Lane Bryant, Inc.	DE	6635	*	970 LLOYD CENTER, SPACE #F116	PORTLAND	OR		97232
16-May-06	Lane Bryant #6637, LLC	GA	6637	*	Perimeter Mall, 4400 Ashford-Dunwoody Rd. NE	Atlanta	GA	DeKalb	30346
26-Apr-82	Lane Bryant, Inc.	DE	6639	*	I-29 & 13TH AVE S.	FARGO	ND		58104
26-Apr-82	Lane Bryant, Inc.	DE	6643	*	10101 BROOK RD, SPACE #130	GLEN ALLEN	VA		23059
17-Nov-04	Lane Bryant #6644, LLC	NC	6644	*	11025 CAROLINA PLACE PKWY SP. #B28	Parkway	NC	Mecklenburg	28134
22-Jun-06	Lane Bryant #6646, LLC	WA	6646	*	Northtown Mall, Division Street & Wellesley Ave	Spokane	WA	Spokane	99207
26-Apr-82	Lane Bryant, Inc.	DE	6648	*	PLEASANT ST., SPACE #127	SALEM	NH		03079
26-Apr-82	Lane Bryant, Inc.	DE	6650	*	201 E.MAGNOLIA BLVD., SP. #310	BURBANK	CA		91501
05-May-05	Lane Bryant #6651, LLC	OH	6651	*	The Shoppes at Fallen Timbers, US 24 & Jerome Road	Toledo	OH	Lucas	43537
10-Feb-05	Lane Bryant #6652, LLC	FL	6652	*	4797 W. Irlo Bronson Memorial Hwy (US 192)	Kissimmee	FL	Osceola	34746
26-Apr-82	Lane Bryant, Inc.	DE	6653	*	Renaissance Squire, I-15 & Cajalco Road	Corona	CA	Riverside	92881
26-Apr-82	Lane Bryant, Inc.	DE	6654	*	9TH AND MARKET STREETS	PHILADELPHIA	PA		19107
14-Mar-05	Lane Bryant #6655, LLC	SC	6655	*	Mt. Pleasant Town Center, 1600 Palmetto Grande River	Mt. Pleasant	SC	Charleston	29464
05-Aug-04	Lane Bryant #6657, LLC	ME	6657	*	The Maine Mall, Maine Mall Road	Portland	ME	Cumberland	04106
04-Apr-05	Lane Bryant #6658, LLC	WI	6658	*	Coakwood Mall, 4800 Golf Road #805	Eau Claire	WI	Eau Claire	54701
08-Jun-05	Lane Bryant #6659, LLC	IA	6659	*	Lindale Mall, 4444 First Avenue N.E.	Cedar Rapids	IA	Linn	52402
03-Apr-09	Lane Bryant 6662, Inc.	CA	6662	*	GILROY CROSSING SHOPPING CENTER, HIGHWAYS 101 & 152	GILROY	CA	SANTA CLARA	95020
16-Sep-04	Lane Bryant #6666 of Poughkeepsie, LLC	NY	6666	*	2001 SOUTH ROAD, SPACE D111	POUGHKEEPSIE	NY	Dutchess	12601
28-Jun-04	Lane bryant #6668, LLC	FL	6668	*	Kendall Village Ctr, N. Kendall Drive	Miami	FL	Dade	33186
26-Apr-82	Lane Bryant, Inc.	DE	6669	*	Town Center at Levis Commons, I-475 & Route 25	Perrysburg	OH	Wood	43551
19-Jul-04	Lane Bryant #6671, LLC	TX	6671	*	Firewheel Town Center, Hwy 78 and State Hwy 190	Garland	TX	Dallas	75040
26-Apr-82	Lane Bryant, Inc.	DE	6673	*	203 TANFORAN PARK	SAN BRUNO	CA		94066
06-Apr-05	Lane Bryant #6674, LLC	MN	6674	*	Yorktown Shopping Center, Hazelton Road S.	Edina	MN	Hennepin	55435
26-Apr-82	Lane Bryant, Inc.	DE	6675	*	5312 E. Virginia Beach Blvd	Norfolk	VA		23502
26-Apr-82	Lane Bryant, Inc.	DE	6676	*	69TH AND MARKET STREETS	UPPER DARBY	PA	DELAWARE	19082

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6678	*	1292 EDEN PRAIRIE CENTER	EDEN PRAIRIE	MN		55344
10-Aug-05	Lane Bryant #6679, LLC	WV	6679	*	Cranberry Creek Center, 1 N. Eisenhower Drive	Beckley	WV	Raliegh	25801
03-Jan-06	Lane Bryant #6680, LLC	NE	6680	*	6100 O STREET SPACE 508	LINCOLN	NE	Lancaster	68505
29-Jul-04	Lane Bryant #6681, LLC	FL	6681	*	City Place, 700 S. Roaemary Avenue	West Palm Beach	FL	Palm Beach	33401
20-Sep-04	Lane Bryant #6682, LLC	UT	6682	*	3100 South & 5600 West	West Valley	UT	Salt Lake	84120
17-Aug-04	Lane Bryant 6684, LLC	MO	6684	*	2002 MID RIVERS MALL DR	ST. PETERS	MO	St. Charles	63376
14-Mar-05	Lane bryant #6685, LLC	OK	6685	*	Smith Farms Marketplace, North Garnette Ave.	Owasso	OK	Tulsa	74056
12-Apr-06	Lane Bryant #6686, LLC	KY	6686	*	Greenwood Mall, 2625, Scottsville Raod (US #321) and Cave Mill Road	Bowling Green	KY	Warrant	42104
14-Jun-07	Lane Bryant 6688, Inc.	CA	6688	*	2800 NORTH MAIN, #416	SANTA ANA	CA		92701
15-Mar-05	Lane Bryant #6690, LLC	MN	6690	*	Rochester Marketplace, 3811 Marketplace Drive	Rochester	MNM	Olmsted	55901
25-Aug-04	Lane Bryant #6692, LLC	TX	6692	*	Northwest Marketplace, Hwy 290 & Maxwell Rd	Houston	TX	Harris	77040
26-Apr-82	Lane Bryant, Inc.	DE	6694	*	Great Northern Mall, 4954 Great Northern Mall	NORTH OLMSTEAD	OH	Cuyahoga	44070
17-Aug-04	Lane Bryant #6696, LLC	AL	6696	*	Eastern Shore Center, County Rd 27 and I-10	Spanish Fort	AL	Baldwin	36527
26-Apr-82	Lane Bryant, Inc.	DE	6698	*	14200 E. ALAMEDA AVENUE	AURORA	CO		80012
31-Mar-05	Lane Bryant #6699, LLC	IL	6699	*	Brookside Marketplace, 191st Street and Harlem Avenue	Tinley Park	IL	Cook	60477
01-Nov-05	Lane Bryant 6701, Inc.	CA	6701	*	6600 TOPANGA CANYON BLVD.	CANOGA PARK	CA		91303
26-Apr-82	Lane Bryant, Inc.	DE	6702	*	Surprise Marketplace, 13727 West Bell Road	Surprise	AZ		85374
28-Mar-05	Lane Bryant #6703, LLC	PA	6703	*	The Shoppes at Montage, I-81 South & Davis St	Scranton	PA	Lackawanna	18507
05-May-05	Lane Bryant #6704, LLC	IL	6704	*	Poplar Creek Crossing, State Route 59	Hoffman Estates	IL	Cook	60120
26-Apr-82	Lane Bryant, Inc.	DE	6705	*	2450 PABLO KISEL BLVD	BROWNSVILLE	TX		78520
28-Mar-05	Lane Bryant #6708, LLC	FL	6708	*	Legacy Place, 11300 Legacy Avenue	Palm Beach	FL	Palm Beach	33410
06-Apr-05	Lane Bryant #6709, LLC	OK	6709	*	240 Penn Park, 1423 West 1240 Service Raod	Oklahoma City	OK	Oklahoma
16-Sep-04	Lane Bryant #6710, LLC	MI	6710	*	Fairlane Green S/C, Fairlane Blvd	Allen Park	MI	Wayne	48101
05-May-05	Lane Bryant #6711, LLC	AL	6711	*	Colonial Pinnacle, I-59 and I-459	Trussville	AL	Jefferson	35173
26-Apr-82	Lane Bryant, Inc.	DE	6712	*	1800 S. Loop288 Ste 109, Building 1	Denton	TX		76205
18-Apr-05	Lane Bryant #6721, LLC	NC	6721	*	Cross Pointe Centre, 1250 Western Boulevard	Jacksonville	NC	Onslow	28547
18-Nov-05	Lane Bryant 6722, Inc.	CA	6722	*	Westside Pavilion, 10800 W. Pico Blvd	Los Angeles	CA	Los Angeles	90064
26-Apr-82	Lane Bryant, Inc.	DE	6723	*	575 E UNIVERSITY PKWY A-8B	OREM	UT		84057
15-Apr-05	Lane Bryant #6725, LLC	IL	6725	*	North Aurora Town Ctr, I-88 & Orchard	North Aurora	IL	Kane	60542
26-Apr-82	Lane Bryant, Inc.	DE	6727	*	1851 CHRISTOPHER COLUMBUS BLVD. SP C	PHILADELPHIA	PA		19148
26-Apr-82	Lane Bryant, Inc.	DE	6730	*	I-5 and Eight Mile Raod	Stockton	CA	San Joaquin	95209

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6732	*	Park Place, 4710 Natomas Blvd., Suite 100	SACRAMENTO	CA	Sacramento	95838
15-Apr-05	Lane Bryant #6740, LLC	WI	6740	*	Bayshore Town Ctr, 5900 N. Port Washington Road	Glendale	WI	Milwaukee	53217
19-Sep-08	Lane Bryant #6741, LLC	FL	6741	*	Lakeland Square, 3800 US Highway 98	Lakeland	FL	Polk	33810
26-Apr-82	Lane Bryant, Inc.	DE	6742	*	1801 S.W. WANAMAKER	TOPEKA	KS		66604
06-Apr-05	Lane Bryant #6743, LLC	OK	6743	*	Penn Square Mall, 1901 NW Expressway, N. Penssylvania Avenue	Oklahoma City	OK	Oklahoma	73118
15-Apr-05	Lane Bryant #6745, LLC	MI	6745	*	Lakes Crossings, 5677 Harvey Street	Muskegon	MI	Muskegon	49444
13-Nov-00	Lane Bryant #6746, Inc.	MN	6746	*	Lexington Ave. & 109th Avenue	Blaine	MN		55014
26-Apr-82	Lane Bryant, Inc.	DE	6748	*	3311 NICHOLASVILLE ROAD	LEXINGTON	KY		40503
09-May-05	Lane Bryant #6750 of East Northport, LLC	NY	6750	*	Huntington Square S/C, 4000 Jericho Turnpike	East Northport	NY	Nassau-Suffolk	11731
26-Apr-82	Lane Bryant, Inc.	DE	6751	*	47 WEST TOWNE MALL, UNIT A6	MADISON	WI		53719
26-Apr-82	Lane Bryant, Inc.	DE	6753	*	761 NW 12TH ST	GRESHAM	OR		97030
11-Oct-05	Lane Bryant #6756, LLC	AR	6756	*	2010 PARK PLAZA 600 WEST MARCUM	LITTLE ROCK	AR		72205
26-Apr-82	Lane Bryant, Inc.	DE	6757	*	1401 GREENBRIER PKWY.SO, SUITE 2110	CHESAPEAKE	VA		23320
06-May-05	Lane Bryant #6758, LLC	MI	6758	*	Green Oak Village Place	Brighton	MI	Livingston	48116
14-Jan-09	Lane Bryant #6759, LLC	MI	6759	*	3700 RIVERTOWN PARKWAY	GRANDVILLE	MI	Kent	49418
04-May-05	Lane Bryant #6760, LLC	NJ	6760	*	Union Lake Crossing, 3849 S. Delsea Drive, Rt. 47 &^ Rt. 55	Millville	NJ	Cumberland	08360
05-May-05	Lane Bryant #6763, LLC	MD	6763	*	The Centre at Glen Burnie, 6711 Ritchie Hwy, Ste 501	Aglen Burnie	MD	Anne Arundel	21061
26-Apr-82	Lane Bryant, Inc.	DE	6764	*	ONE BELLIS FAIR PARKWAY #204	BELLINGHAM	WA		98226
21-Sep-05	Lane Bryant #6765, LLC	WA	6765	*	Burlington Crossings, S. Burlington Blvd &George Hopper Road	Burlington	WA	Skagit	98233
05-May-05	Lane Bryant #6766, LLC	OK	6766	*	Sooner Mall, NEC I-35 West Main Street, 3501 West Main Street	Norman	OK	Cleveland	73072
15-Nov-04	Lane Bryant #6767, LLC	TN	6767	*	OAK COURT MALL, 4465 POPLAR AVE	MEMPHIS	TN	Shelby	38117
05-May-05	Lane Bryant #6771, LLC	AL	6771	*	Colonial University Village S/C, 1627-19 Opelika Rd.	Auburn	AL	Lee	36830
31-Jul-08	Lane Bryant #6772, LLC	ID	6772	*	Boise Town Square, 298 N. Milwaukee, Franklin Road and I-84	Boise	ID	Ada	83704
07-Jun-04	Lane Bryant #6773, LLC	IN	6773	*	6020 E. 82ND STREET	INDIANAPOLIS	IN	Marion	46250
26-Apr-82	Lane Bryant, Inc.	DE	6775	*	100 ROBINSON CENTER DR	PITTSBURGH	PA		15205
26-Apr-82	Lane Bryant, Inc.	DE	6776	*	Highway 25	Flowood	MS		39208
26-Apr-82	Lane Bryant, Inc.	DE	6777	*	915 Hartford Turnpike, Spa 4B	Waterford	CT		06385
25-May-05	Lane Bryant #6778, LLC	SC	6778	*	Village @ Sandhill, 630-13 Promenade Place	Columbia	SC	Richland	29229
24-May-05	Lane Bryant #6782, LLC	TX	6782	*	Southpark Meadows, I-35 @ South Turk Lane	Austin	TX	Travis	78748
15-Dec-04	Lane Bryant 6785, Inc.	CA	6785	*	Westminster Mall, I-405 & Goldenwest	WESTMINSTER	CA	Orange	92683

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Jul-05	Lane Bryant #6786, LLC	NC	6786	*	Renaissance Village, 8200 Renaissance Pkwy, Suites 1024-1026	Raleigh	NC	Durham	27712
26-Apr-82	Lane Bryant, Inc.	DE	6787	*	7700 E. KELLOGG SP H-12A	WICHITA	KS		67207
30-Jun-05	Lane Bryant #6788, LLC	IL	6788	*	Washington Park Plaza, Ridge Road & Halsted	Homewood	IL	Cook	60430
08-Sep-04	Lane Bryant 6789, Inc.	CA	6789	*	Baldwin Hills Crenshaw Plaza, Crenshaw Blvd & Marlton Aveue	Los Angeles	CA	Los Angeles	90008
26-Apr-82	Lane Bryant, Inc.	DE	6791	*	48 SOUTH PARK CIRCLE	COLONIAL HEIGHTS	VA		23834
13-Jun-08	Lane Bryant #6792 of Brooklyn, LLC	NY	6792	*	1550-1554 Pitkin Avenue	Brooklyn	NY		11212
15-Jul-98	Lane Bryant #6794, Inc.	IL	6794	*	158 Towncenter Rd/Suite 17	Matteson	IL	Cook	60443
04-Jun-04	Lane Bryant #6796, LLC	TX	6796	*	6909 N. LOOP 1604E, SP, 1139-1140	SAN ANTONIO	TX	Bexar	78247
10-Aug-05	Lane Bryant #6804, LLC	MI	6804	*	Grand Traverse Mall, 3200 South Airport Road W	Traverse	MI	Grand Traverse	49684
26-Apr-82	Lane Bryant, Inc.	DE	6806	*	HIGHWAY 95 AND TROPICAL HIGHWAY	LAS VEGAS	NV		89149
30-Jun-05	Lane Bryant #6808, LLC	NV	6808	*	Blue Diamond Crossing, Blue Diamond Rd & Valley View Boulevard	Las Vegas	NV	Clark	89139
16-Jun-04	Lane Bryant #6809, LLC	MA	6809	*	999 S. Washington Street	N. ATTLEBORO	MA	Bristol	02760
26-Apr-82	Lane Bryant, Inc.	DE	6810	*	1100 SOUTH HAYES SPACE 3044	ARLINGTON,	VA		22202
26-Apr-82	Lane Bryant, Inc.	DE	6811	*	2401 S. STEMMONS, SP. 1404	LEWISVILLE	TX		75067
25-Jan-05	Lane Bryant #6812, LLC	NC	6812	*	Asheville Mall, NWC US 74& I-240 [3 SOUTH TUNNEL ROAD]	Asheville	NC	Buncombe	28805
26-Apr-82	Lane Bryant, Inc.	DE	6814	*	175 PAVILION PARKWAY, SP 175	FAYETTEVILLE	GA		30214
21-Sep-05	Lane Bryant #6817 of Buffalo, LLC	NY	6817	*	1 GALLERIA DR., SPACE L-108	BUFFALO	NY		14225
26-Apr-82	Lane Bryant, Inc.	DE	6818	*	1251 US 31 NORTH, SP. G11/12	GREENWOOD	IN		46142
26-Apr-82	Lane Bryant, Inc.	DE	6819	*	3450 WRIGHTSBORO RD. STE 1275	AUGUSTA	GA		30909
26-Apr-82	Lane Bryant, Inc.	DE	6820	*	3710 ROUTE 9, SPACE A-120, SUITE 1106	FREEHOLD	NJ		07728
26-Apr-82	Lane Bryant, Inc.	DE	6822	*	COOL SPRINGS GALLERIA, 1800 GALLERIA BLVD	FRANKLIN	TN	Williamson	37067
12-Jun-06	Lane Bryant #6823, LLC	FL	6823	*	Paddock Mall, 3100 College Road	Ocala	FL	Marion	34474
26-Apr-82	Lane Bryant, Inc.	DE	6824	*	Rivercrest Drive	Crestwood	IL		60445
26-Apr-82	Lane Bryant, Inc.	DE	6825	*	200 SUNDANCE PARKWAY	ROUND ROCK	TX		78728
26-Apr-82	Lane Bryant, Inc.	DE	6826	*	2701 DAVIS H. MCLEOD BLVD., SP. #1309	FLORENCE	SC		29501
26-Apr-82	Lane Bryant, Inc.	DE	6827	*	144TH ST. & WEST CENTER RD., SP #F-6	OMAHA	NE		68144
18-Nov-04	Lane Bryant #6828 of Middletown, LLC	NY	6828	*	100 BALLARD RD., SPACE A-103	MIDDLETOWN	NY	ORANGE	10940
26-Apr-82	Lane Bryant, Inc.	DE	6831	*	3000 W. DE YOUNG ST., SP #642	MARION	IL		62959
15-Feb-06	Lane Bryant #6832, LLC	NJ	6832	*	Menlo Park Mall, 55 Parsonage Road	Edison	NJ	Middlesex	08837
05-Aug-04	Lane Bryant #6833, LLC	NC	6833	*	Cary Town Center, 1105 Walnut St., Walnut & Maynard Road	CARY	NC	Wake	27511

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6839	*	3700 ATLANTA HWY., SP. #110	ATHENS	GA		30606
26-Apr-82	Lane Bryant, Inc.	DE	6842	*	2 GALLERIA MALL DR., SUITE 170	TAUNTON	MA		02780
26-Apr-82	Lane Bryant, Inc.	DE	6847	*	6525 HWY 6 NORTH	HOUSTON	TX		77084
26-Apr-82	Lane Bryant, Inc.	DE	6849	*	2130 State Rt 35, Building B	Holmdel	NJ		07733
26-Apr-82	Lane Bryant, Inc.	DE	6851	*	3393 DONNELL DR., SP. F-11/12	FORESTVILLE	MD		20747
21-May-09	Lane Bryant #6853, LLC	MN	6853	*	230 SOUTH AVENUE (Mall of America, 60 East Broadway)	BLOOMINGTON	MN	Hennepin	55425
18-Jan-05	Lane Bryant #6854, LLC	IL	6854	*	North Riverside Park Mall, Cermak Rd & Harlem	North Riverside	IL	Cook	60546
10-Aug-05	Lane Bryant #6856, LLC	OH	6856	*	The Greene, I-675 & Indian Ripple Road	Dayton	OH	Green	45440
26-Apr-82	Lane Bryant, Inc.	DE	6857	*	4619 EAST RAY ROAD #4	PHOENIX	AZ		85044
02-Apr-04	Lane Bryant #6859, Inc.	VA	6859	*	1600 East Rio Road	Charlottesville	VA	Albemarle	22901
23-Sep-04	Lane Bryant 6861, Inc.	CA	6861	*	24201 VALENCIA BLVD., SUITE 2242	VALENCIA	CA	Los Angeles	91355
26-Apr-82	Lane Bryant, Inc.	DE	6863	*	5000 SHELBYVILLE ROAD, SPACE 147	LOUISVILLE	KY		40207
20-Sep-06	Lane Bryant #6864, LLC	FL	6864	*	Pembroke Lakes Mall, Pine Blvd & Flamingo Road	Pembroke Pines	FL	Broward	33026
26-Apr-82	Lane Bryant, Inc.	DE	6865	*	251 STONEWOOD STREET, SPACE G-33/34	DOWNEY	CA		90241
26-Apr-82	Lane Bryant, Inc.	DE	6868	*	10000 EMMITT F. LOWERY EXPRESSWAY, SP. 1388	TEXAS CITY	TX		77591
26-Apr-82	Lane Bryant, Inc.	DE	6871	*	6700 DOUGLASVILLE BLVD SP 1080	DOUGLASVILLE	GA		30135
26-Apr-82	Lane Bryant, Inc.	DE	6874	*	4737 CONCORD PIKE, SPACE 370/380	WILMINGTON,	DE		19803
19-Jun-07	Lane Bryant #6875, LLC	CT	6875	*	470 LEWIS AVAENUE, SPACE #2024	MERIDEN	CT		06450
21-Sep-05	Lane Bryant 6878, LLC	MO	6878	*	Hampton Village, 16 Hampton Ave.	St. Louis	MO	St. Louis City	63109
09-May-06	Lane Bryant #6879, LLC	NV	6879	*	Boulevard Mall, 3528 S. Maryland Parkway	Las Vegas	NV	Clark	89109
19-Sep-08	Lane Bryant #6882, LLC	OH	6882	*	The Mall at Fairfield Commons, 2727 Fairfield Commons	Beavercreek,	OH	Greene	45324
14-Mar-05	Lane Bryant #6883, LLC	AZ	6883	*	Arrowhead Town Ctr, 7700 W. Arrowhead Town Ctr	Glendale	AZ	Maricopa	85308
26-Apr-82	Lane Bryant, Inc.	DE	6888	*	1245 WORCESTER ROAD	NATICK	MA		01760
15-Dec-04	Lane Bryant 6889, Inc.	CA	6889	*	2061 BREA MALL	BREA	CA	Orange	92821
01-Nov-05	Lane Bryant #6891, LLC	PA	6891	*	King of Prussia Mall, Route 202 & Mall Boulevard	King of Prussia	PA	Montgomery	19406
16-Feb-07	Lane Bryant #6892, LLC	MS	6892	*	Turtle Creek Mall, U.S. 98 and Weathersby Road	Hattiesburg	MS	Lamar	39402
17-Mar-06	Lane Bryant 6894, Inc.	CA	6894	*	Westfield Santa Anita, 400 S. Baldwin Avenue, 210 Freeway & Baldwin Avenue	Arcadia	CA	Los Angeles	91007
09-May-06	Lane Bryant #6895, LLC	TX	6895	*	The Woodlands, 1201 Lake Woodlands Drive	Woodlands	TX	Montgomery	77380
20-Apr-07	Lane Bryant #6896, LLC	IN	6896	*	Circle Centre Mall, 49 West Maryland Street	Indianapolis	IN	Marion	46204
29-Sep-05	Lane Bryant #6899, LLC	MA	6899	*	1277 BROADWAY DR, SP W235	SAUGUS	MA		01906
26-Apr-82	Lane Bryant, Inc.	DE	6900	*	16631 COIT RD SUITE 116	DALLAS	TX		75248

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Nov-04	Lane Bryant #6901, LLC	FL	6901	*	621 BRANDON TOWN CENTER MALL	BRANDON	FL	Hillsborough	33511
26-Apr-82	Lane Bryant, Inc.	DE	6902	*	10000 COORS BLVD. BYPASS NW #B19	ALBUQUERQUE	NM		87114
20-Sep-05	Lane Bryant #6905, LLC	IL	6905	*	Shops at Downtown Oak Park, 1116-1130 Lake St	Oak Park	IL	Cook	60301
26-Apr-82	Lane Bryant, Inc.	DE	6906	*	3500 OLEANDER DR. SP 1015	WILMINGTON	NC		28403
27-Jan-04	Lane Bryant #6907, Inc.	OH	6907	*	4230 BELDEN VILLAGE MALL #3B	CANTON	OH		44718
25-May-05	Lane Bryant #6910 of Bayside, LLC	NY	6910	*	Bay Terrace, 2386 Bell Blvd	Bayside	NY	Queens	11360
26-Apr-82	Lane Bryant, Inc.	DE	6912	*	4600 WEST KELLOGG SPACE #J5	WICHITA	KS		67209
26-Apr-82	Lane Bryant, Inc.	DE	6913	*	128 WOODSTOCK SQUARE, SP 530	WOODSTOCK	GA		30188
05-Jul-06	Lane Bryant #6915, LLC	TX	6915	*	Meyerland Plaza S/C, 420 Meyerland Plaza	Houston	TX	Harris	77096
26-Apr-82	Lane Bryant, Inc.	DE	6916	*	1905 SCENIC HIGHWAY 124	SNELLVILLE	GA		30078
26-Apr-82	Lane Bryant, Inc.	DE	6917	*	15452 EMERALD WAY SP C-03	BOWIE	MD		20175
19-Oct-05	Lane Bryant 6918, Inc.	CA	6918	*	Canyon Springs Marketplace North, 2688 Canyon Springs Parkway	Riverside	CA	Riverside	92507
06-Apr-05	Lane Bryant 6919, Inc.	CA	6919	*	The Market Place, 2777 El Camino Real	Tustin	CA	Orange	92782
26-Apr-82	Lane Bryant, Inc.	DE	6920	*	8000 MALL PARKWAY	LITHONIA	GA		30038
26-Apr-82	Lane Bryant, Inc.	DE	6925	*	5618 Fairmont Parkway	Pasadena	TX		77505
26-Apr-82	Lane Bryant, Inc.	DE	6926	*	21001 N. TATUM BLVD SP DD	PHOENIX	AZ		85050
26-May-05	Lane Bryant 6927, Inc.	CA	6927	*	Terra Vista Town Ctr., 10768 Foothill Blvd	Rancho Cucamonga	CA	San Bernardino	91730
14-Jan-08	Lane Bryant #6931, LLC	NC	6931	*	Viollage at University Place S/C, 8720-2 J.W. Clay Blvd	Charlotte	NC	Mecklenburg	28262
01-Jun-10	Lane Bryant #6933, LLC	IN	6933	*	Village Park Plaza, 2001 E. 151st Street	Carmel	IN	Hamilton	46033
26-Apr-82	Lane Bryant, Inc.	DE	6934	*	2726 BRICE PARK	REYNOLDSBURG	OH		43068
05-May-05	Lane Bryant #6936, LLC	IN	6936	*	Eastland Mall, 800 N. Green River Rd.	Evansville	IN	Vanderburgh	47715
19-Aug-05	Lane Bryant #6937, LLC	UT	6937	*	1076 LAYTON HILLS RD. SPACE 1056	LAYTON	UT		84041
26-Apr-82	Lane Bryant, Inc.	DE	6938	*	580 DONALD J. LYNCH BLVD. SPACE 5210	MARLBOROUGH	MA		01752
02-Dec-04	Lane Bryant #6939, LLC	MD	6939	*	FEDERAL PLAZA, 12266 ROCKVILLE PIKE	ROCKVILLE	MD	Montgomery	20852
26-Apr-82	Lane Bryant, Inc.	DE	6940	*	200 WESTGATE MALL	SPARTANBURG	SC		29301
24-Jul-06	Lane Bryant #6943, LLC	OH	6943	*	Westfield Southpark, 500 Southpark Center	Strongsville	OH	Cuyahoga	44136
10-Aug-06	Lane Bryant #6945 of Henrietta, LLC	NY	6945	*	740 Miracle Mile Drive	Henrietta	NY	Monroe	14623
31-Oct-06	Lane Bryant/Cacique #6948, LLC	OH	6948	*	The Mill at Tuttle Crossing, 5043 Tuttle Crossing Blvd, SEC I-270 & Tuttle Crossing Blvd.	DUBLIN	OH	Franklin	43016
26-Apr-82	Lane Bryant, Inc.	DE	6950	*	24083 CHARGRIN BLVD	BEACHWOOD	OH		44122
26-Apr-82	Lane Bryant, Inc.	DE	6951	*	12979 FAIR LAKES CENTER DRIVE	FAIRFAX	VA		22033
26-Apr-82	Lane Bryant, Inc.	DE	6953	*	8362 TAMARACK VILLAGE NE #106	WOODBURY	MN		55125

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6954	*	3407 PINEVILLE MATTHEWS RD.	CHARLOTTE	NC		28226
12-Jun-06	Lane Bryant #6955, LLC	KY	6955	*	Hamburg Pavilion, 1988 Pavilion Way	Lexington	KY	Fayette	40509
22-Feb-07	Lane Bryant #6957, LLC	VA	6957	*	The Spectrum at Reston Town Center	Reston	VA	Fairfax	20194
26-Apr-82	Lane Bryant, Inc.	DE	6958	*	Sycamore Commons, Matthews Township Parkway - Route 51	Matthews	NC	Mecklenburg	28105
07-Oct-05	Lane Bryant #6960, LLC	FL	6960	*	6200 20TH ST., #260	VERO BEACH	FL		32966
20-Apr-07	Lane Bryant #6962 of Valley Stream, LLC	NY	6962	*	Green Acres Mall, 1092 Green Acres Mall	Valley Stream	NY	Nassau	11581
04-Jan-07	Lane Bryant/Cacique #6963 of West Nyack, LLC	NY	6963	*	Palisades Center, I-87 & I-287, 1000 Palisades Center Drive	West Nyack	NY	Rockland	10994
26-Apr-82	Lane Bryant, Inc.	DE	6964	*	4501 WAR MEMORIAL, SPACE #AL01 & AL04	PEORIA	IL		61613
29-Sep-05	Lane Bryant 6966, Inc.	CA	6966	*	The Promenade at Temecula, Winchester & Ynez Roads	Temecula	CA	Riverside	92591
20-Aug-07	Lane Bryant #6968, LLC	MI	6968	*	Novi Town Center, Town Center Drive & Crescent Blvd.	Novi	MI	Oakland	48377
26-Apr-82	Lane Bryant, Inc.	DE	6970	*	3501 NORTH GRANVILLE AVE SPACE #K08B	MUNCIE	IN		47303
29-Jan-08	Lane Bryant #6974, LLC	OH	6974	*	Golden Gate S/C, 6420 Mayfield Road, Space #623	Mayfield Heights	OH	Cuyahoga	44124
26-Apr-82	Lane Bryant, Inc.	DE	6976	*	1807 WEST FULLERTON	CHICAGO	IL		60614
26-Apr-82	Lane Bryant, Inc.	DE	6977	*	9412 SKOKIE BLVD.	SKOKIE	IL		60077
26-Apr-82	Lane Bryant, Inc.	DE	6978	*	Summit Woods Crossing, I470	Lee's Summit	MO		34293
26-Apr-82	Lane Bryant, Inc.	DE	6979	*	SEC Madison Avenue and Highway 22	Mankato	MN	Blue Earth	56001
26-Apr-82	Lane Bryant, Inc.	DE	6980	*	Riverhead Center, Route 58/Mill Road	Riverhead	NY	Suffolk	11901
26-Apr-82	Lane Bryant, Inc.	DE	6981	*	Riverdale Shopping Center, Broadway	Bronx	NY	Bronx	10463
30-Aug-00	Fashion Bug Plus #8047, Inc.	TX	8047	*	1501 C West Bay Area Blvd.	Webster	TX	Harris	77598
01-Nov-00	Fashion Bug Plus #8048, Inc.	TX	8048	*	1515 Town East Blvd.	Mesquite	TX	Dallas	75150
04-Apr-01	Fashion Bug Plus #8060, Inc.	PA	8060	*	Rt. 255 (DuBois Avenue)	DuBois	PA		15801
05-Apr-01	Fashion Bug Plus #8062, Inc.	FL	8062	*	Pine Island Road	N. Fort Myers	FL	Lee	33903
31-Mar-99	Fashion Bug Plus #8067, Inc.	TN	8067	*	US Route 11 & Valley Head Rd.	Cleveland	TN		37312
11-Jul-01	Fashion Bug Plus #8078, Inc.	CA	8078	*	Lakewood Boulevard & Hardwick Street	Lakewood	CA	Los Angeles	90712

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

OMNIBUS SCHEDULE 1 - PART (7)
Excluded Subsidiaries

INC DATE	NAME	INC STATE	STORE #	FEDERAL INDENTIFICATION #	ADDRESS	CITY	ST	COUNTY	ZIP
26-Apr-05	Catalog Receivables LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
25-Apr-05	Catalog Seller LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Dec-92	Charming Shoppes Receivables Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
19-Feb-99	Charming Shoppes Seller, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
19-Feb-99	Charming Shoppes Street, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
	CS Insurance Ltd.	Bermuda	n/s
17-Aug-90	CSI Charities, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
22-Oct-84	Fashion Service Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
17-Jun-98	Fashion Service Fulfillment Corporation	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
20-Apr-04	FB Distro Distribution Center, LLC	DE	n/s		1901 State Road 240 E.	Greencastle	IN		46135
18-May-87	FB Distro, Inc.	IN	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
18-Oct-94	Festus #2733 Development Co., Inc.	MO	n/s	*	660 S Truman Blvd	Festus	MO	Jefferson	63028
01-Dec-92	Kafco Development Co., Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
28-Jul-98	KS Investments Ltd.	Bermuda	n/s
09-Dec-93	Macomb #2619 Development Co., Inc.	IL	n/s	*	450 Winks Lane	Bensalem	PA		19020
01-Dec-92	Rolla #2685 Development Co., Inc.	MO	n/s	*	901 Strobach St.	Rolla	MO		65401
08-Feb-94	Sikeston #2736 Development Co., Inc.	MO	n/s	*	1317 So Main St	Sikeston	MO	New Madrid	63801
19-Feb-99	Spirit of America, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Sep-02	White Marsh Distribution, LLC	MD	n/s	*	10000 Franklin Square Drive	White Marsh	MD		21162
23-Oct-78	Winks Lane, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
01-Oct-93	Yucca #2524 Development Company, Inc.	CA	n/s	*	29 Palms Hwy & Balsa Ave	Yucca Valley	CA	San Bernardino	92284
	Foreign Subsidiaries
	Inactive Subsidiaries

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

OMNIBUS SCHEDULE 1 - PART (7)
Excluded Subsidiaries

INC DATE	NAME	INC STATE	STORE #	FEDERAL INDENTIFI-CATION #	ADDRESS	CITY	ST	COUNTY	ZIP
26-Apr-05	Catalog Receivables LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
25-Apr-05	Catalog Seller LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Dec-92	Charming Shoppes Receivables Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
19-Feb-99	Charming Shoppes Seller, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
19-Feb-99	Charming Shoppes Street, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
	CS Insurance Ltd.	Bermuda	n/s	*
17-Aug-90	CSI Charities, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
22-Oct-84	Fashion Service Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
17-Jun-98	Fashion Service Fulfillment Corporation	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
20-Apr-04	FB Distro Distribution Center, LLC	DE	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
18-May-87	FB Distro, Inc.	IN	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
18-Oct-94	Festus #2733 Development Co., Inc.	MO	n/s	*	660 S Truman Blvd	Festus	MO	Jefferson	63028
01-Dec-92	Kafco Development Co., Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
28-Jul-98	KS Investments Ltd.	Bermuda	n/s	*
09-Dec-93	Macomb #2619 Development Co., Inc.	IL	n/s	*	450 Winks Lane	Bensalem	PA		19020
01-Dec-92	Rolla #2685 Development Co., Inc.	MO	n/s	*	901 Strobach St.	Rolla	MO		65401
08-Feb-94	Sikeston #2736 Development Co., Inc.	MO	n/s	*	1317 So Main St	Sikeston	MO	New Madrid	63801
19-Feb-99	Spirit of America, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Sep-02	White Marsh Distribution, LLC	MD	n/s	*	10000 Franklin Square Drive	White Marsh	MD		21162
23-Oct-78	Winks Lane, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
01-Oct-93	Yucca #2524 Development Company, Inc.	CA	n/s	*	29 Palms Hwy & Balsa Ave	Yucca Valley	CA	San Bernardino	92284
	Foreign Subsidiaries
	Inactive Subsidiaries

Omnibus Schedule 2
Inventory Locations/Real Property Locations, Etc.
I. ALL DIVISIONS EXCEPT FIGI'S, INC.
U.S. Inventory Locations:

•
1901 State Road 240E, Greencastle, Indiana 46135. Distribution center owned by FB Distro Distribution Center, LLC, containing equipment owned by FB Distro, Inc. Inventory located in the distribution center owned by FB Apparel, Inc., Charming Shoppes of Delaware, Inc. and Outlet Division Management Co., Inc. and sold to Retail Stores. E-commerce inventory for Lane Bryant Purchasing Corp. and Catherines Stores Corporation may also be received but is shipped to MKM.

•
White Marsh Distribution Facility at 10000 Franklin Square Drive, White Marsh, Maryland 21162 owned by White Marsh Distribution, LLC. Inventory located in the distribution center owned by Lane Bryant Purchasing Corp. and Catherines Stores Corporation. Inventory owned by Charming Shoppes of Delaware, Inc. and Outlet Division Management Co., Inc. may also be received but is shipped to Greencastle.

•	Inventory at the locations set forth on Omnibus Schedule 1.

•
MKM Distribution Services, Inc., 8256 Zionsville Road, Indianapolis, IN 46268, 8175 Allison Avenue, Indianapolis, IN 46268, and 1305 Continental Drive, Abingdon, MD 21009. Receive and inspect both domestic and international inventory/freight, load and ship it. Inventory owned by FB Apparel, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

•
Summit Transportion & Fulfillment, Inc, 903 Castle Road, Secaucus, New Jersey 07094. Load and ship both domestic and international inventory/freight, ship it to either Greencastle distribution center or White Marsh distribution center. Inventory owned by FB Apparel, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

•
Performance Team, 11204 Norwalk Blvd., Santa Fe Springs, CA 90670. Formerly a division of Triangle Transport. Load and ship inventory which clears U.S. Customs in Los Angeles, CA, shipped to either Greencastle distribution center or White Marsh distribution center. Also handle domestic freight. Inventory owned by FB Apparel, Inc., Charming Shoppes of Delaware, Inc. Catherines Stores Corporation, Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc. Performance Team has other locations which are not currently being used for inventory owned by any Obligors but may be in the future. Such locations are as follows: 7101 NW 32nd Avenue, Miami, FL 33147; 6 Corporate Parkway, Goose Creek, SC 29445; 4900 Engineers Way, N. Las Vegas, NV 89031; 1025 Valley Avenue NW, Puyallup, WA 98371; 400 Intermodal Parkway, Ft. Worth, TX 76177.

•
CSI Industries, Inc. has inventory located at the following ports of entry and in transit to these ports of entry: New York, NY; JFK, NY; Los Angeles, CA; Chicago, IL; Miami, FL; Charlotte, NC; Columbus, OH; Tacoma, WA and Baltimore, MD (White Marsh.

•
Charming Shoppes of Delaware, Inc. has inventory located at the following ports of entry and in transit to these ports of entry: New York, NY; JFK, NY; Los Angeles, CA; Chicago, IL; Miami, FL; Tacoma, WA and Charlotte, NC.

•
Catherines Stores Corporation has inventory located at the following ports of entry and in transit to these ports of entry: New York, NY; JFK, NY; Los Angeles, CA; Chicago, IL; Miami, FL; Tacoma, WA and Baltimore, MD (White Marsh).

•
Lane Bryant Purchasing Corp. has inventory located at the following ports of entry and in transit to these ports of entry: Columbus, OH; Los Angeles, CA; New York, NY; JFK, NY; Chicago, IL; Tacoma, WA and Baltimore, MD (White Marsh).

•
Outlet Division Management Co., Inc has inventory located at the following ports of entry and in transit to these ports of entry: New York, NY; JFK, NY; Los Angeles, CA; Chicago, IL; Miami, FL; Tacoma, WA and Charlotte, NC.

Office Locations:

•
450 Winks Lane, Bensalem, PA, 19020. Leased location. Office building containing collateral in the form of books and records belonging to all Borrowers and Obligors. Lease dated July 22, 2005, as amended, between Charming Shoppes of Delaware, Inc. as tenant, and 450 Winks Lane Associates, L.P. and IRG Bensalem, LLC, collectively as landlord. Landlord's interest subsequently sold to ICA Partners, L.P.

•	3750 State Road, Bensalem, PA, 19020. Owned location. Office building containing collateral in the form of books and records belonging to Borrowers and Obligors.

•	3344 Morse Crossing Road, Columbus, OH 43219-3092. Leased location. Office building for Lane Bryant operations. Building is leased from Duke Realty Ohio.

•
3411 Silverside Road, 103 Springer Building, Wilmington, DE 19810. Leased location. Contains duplicate books and records of Delaware companies, including C.S.A.C., Inc., CS Investment Company, C.S.F. Corp., C.S.I.C., Inc., FSHC, Inc., CSIM, Inc., Catherines C.S.A.C., Inc.

Other Locations:

•
770 Haunted Lane, Bensalem, PA, 19020. Landlord is Louis DiEgidio t/a Michener Construction Co., 800 Haunted Lane, Bensalem, PA 19020. Storage of maintenance supplies for offices in Bensalem - i.e. rock salt, cubicle partitions owned by Charming Shoppes of Delaware, Inc.

Customs Brokers:

Barthco, a division of Osborne Hessey Logistics
The Navy Yard
5101 S. Broad Street
Philadelphia, PA 19112

Used for inventory clearing U.S. Customs in New York, NY; JFK, NY; Los Angeles, CA; Miami, FL; Chicago, IL; Charlotte, NC; Columbus, OH; Tacoma, WA and Baltimore, MD (White Marsh) owned by CSI Industries, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

Ocean Consolidators:

1.
APL Logistics (formerly known as American Consolidation Services), 16220 N. Scottsdale Road, Scottsdale, AZ 85254. Inventory owned by CSI Industries, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Catherines, Inc., Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

Air Freight Forwarders:

1.
Trans Global Logistics, 182-16 149th Road, Suite 238, Springfield Gardens, N.Y. 11413. Handles air freight inventory owned by CSI Industries, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Catherines, Inc., Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

2.
Ozburn-Hessey Logistics (Barthco International/Dart), The Navy Yard, 5101 S. Broad St. Philadelphia, PA 19112. Handles air freight inventory owned by CSI Industries, Inc., Charming Shoppes of Delaware, Inc., Catherines Stores Corporation, Catherines, Inc., Lane Bryant Purchasing Corp. and Outlet Division Management Co., Inc.

Owned Real Property Locations:

1.	3750 State Road

Bensalem, PA 19020
Bucks County

Owner: Winks Lane, Inc., a Pennsylvania corporation

2.	1901 State Road 240 East

Greencastle, IN 46135

Putnam County

Owner: FB Distro Distribution Center, LLC, a Delaware limited liability company

3.	10000 Franklin Square Drive
White Marsh, MD 21162
Owner: White Marsh Distribution, LLC, a Maryland limited liability company

4.	901 Strobach Street

Rolla, MO 65401

Phelps County

Owner: Rolla Development Co., Inc., a Missouri corporation

II. FIGI'S, INC.

Inventory Locations:

•	4400 Industrial Park Drive, Stevens Point, WI- Gift Assembly/Warehouse.

•	2525 South Central Avenue, Marshfield, WI - Distribution/Warehousing (Owned by Figi's Inc.)

•	206 East Depot, Marshfield, WI - Cold Storage (Owned by Figi's Inc.)

•	29th and Cherry Avenue, Marshfield, WI - Ambient Warehouse (Owned by Figi's Inc.)

•	1811 East 29th Street, Marshfield, WI - Mailing Operations/Warehouse (Owned by Figi's Inc.)

•	1535 Industrial Park Drive, Neillsville, WI - Gift Assembly/Warehouse (Owned by Figi's Inc.)

•	Retail store location at 1302 N. Central Avenue #A, Marshfield, WI

Office Locations:

3200 South Central Avenue, Marshfield, WI - Corporate office of Figi's Inc.

Other Locations:

Call Center located at 2301 Country Club Drive, Stevens Point, WI (Figi's Inc.).

Parking Lots at East 25th Street, Marshfield, WI, and 2411 South Maple Avenue, Marshfield, WI which also contain some records, maintenance tools and equipment (Figi's Inc.). Parking lot at 2405 South Maple Avenue.

Customs Brokers:

Figi's does not use customs brokers.

Overseas Freight Consolidators:

None.

Owned Real Property Locations:

1.    3200 South Central Avenue - corporate office and office operations (call center and mail order processing)
Marshfield, WI 54449
Wood County
Owner:    Figi's Inc.

2.    2525 South Central Avenue - distribution/warehouse
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

3.    East 25th Street (Uthmeier) - parking lot
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

4.    2411 South Maple Avenue (Wheeler) - parking and small building for records
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

5.    2405 South Maple Avenue (Sommers) - parking lot
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

6.    1535 Industrial Park Drive - gift assembly/warehouse
Neillsville, WI 54456
Clark County
Owner:    Figi's, Inc.

7.    206 East Depot - cold storage
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

8.    29th and Cherry Avenue -sheds storing raw materials and finished gifts
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

9.    1811 E. 29th Street - mailing operations/warehouse
Marshfield, WI 54449
Wood County
Owner:    Figi's, Inc.

Figi's Warehouses:

1.	Racine Danish 2529 Golf Avenue, Racine, WI 53404

2.	Eileen's Candies 1301 Waube Lane, Green Bay, WI 54324

3.	Wisconsin Naturals 13404 Cty C, Valders, WI 54245

4.	Quality Candies 1801 E. Bolivar Street, Milwaukee, WI 53207

5.	Nueske Meats Rt. 2, P.O. Box D, Wittenberg, WI 54499

6.	Chocolate House Inc. 4121 South 35th Street, Milwaukee, WI 53221

7.	Cher-Make Sausage Co. 2915 Calumet Avenue, Manitowoc, WI 54221

8.	Klements 207 E. Lincoln Avenue, Milwaukee, WI 53207

9.	Green County Foods 1112 7th Avenue, Monroe, WI 53566

10.	Gardner Cold Storage Freezer 7502 Hwy 13 South, Pittsville, WI 54466

11.	Badger Popcorn 2914 Latham Dr, Madison, WI 53713

12.	Connoisseur House of Choc N143 W 5775 Pioneer Rd, Cedarburg, WI 53012

13.	Baraboo Candy Co E18091 Co-op Lane, Baraboo WI 53919

14.	Badger Boiled Ham Co 3521 W Lincoln, Milwaukee, WI 53215

15.	O&H Bakery 1515 Rapids Drive, Racine, WI 53404

16.	Mila's European Bakery 239 N Main St, Thiensville, WI 53092

17.	Adult Development Services 302 S. Jones St, Greenwood, WI 54437

(The value of inventory at these locations is below the threshold for Collateral Access Agreements with the exception of Gardner Cold Storage Freezer during peak periods).

OMNIBUS SCHEDULE 5 - STOCK OF OBLIGORS

VII. MAJOR COMPANIES
A. Corporations

Pledged By	% Owned	Issuer	Class	Stock Cert. No.	# of Shares
Charming Shoppes, Inc.	100	C.S.A.C., Inc.	Common	1	1,000
Charming Shoppes, Inc.	100	C.S.F. Corp.	Common	1	1,000
Charming Shoppes, Inc.	100	C.S.I.C., Inc.	Common	1	700
Chestnut Acquisition Sub, Inc.	100	Catalog Fulfillment Co., Inc.	Common	1	2,000
Catherines Stores Corporation	100	Catherines C.S.A.C., Inc.	Common	1	2,000
Catherines, Inc.	100	Catherines C.S.I.C., Inc.	Common	1	2,000
Catherines, Inc.	100	Catherines of California, Inc.	Common	1	1,000
Catherines Stores Corporation	100	Catherines of Nevada, Inc.	Common	2	1,000
Catherines, Inc.	100	Catherines of Pennsylvania, Inc.	Common	1	1,000
Charming Shoppes, Inc.	100	Catherines Stores Corporation	Common	1	2,000
Catherines, Inc.	100	Catherines Stores of Indiana, Inc.	Common	1	2,000
Modern Woman Specialty, Inc.	100	Catherines Woman Delaware, Inc.	Common	1	526.1
Catherines Woman Delaware, Inc.	100	Catherines Woman Michigan, Inc.	Common	1	1,000
Catherines Stores Corporation	100	Catherines, Inc.	Common	4	22,477
Charming Shoppes, Inc.	100	CCTM, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Charming Direct, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Charming Shoppes Interactive, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Charming Shoppes of Delaware, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Charming Shoppes Voucher Receivables, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Chestnut Acquisition Sub, Inc.	Common	1	100
Chestnut Acquisition Sub, Inc.	100	Crosstown Traders, Inc.	Class A Common	A-34	885,179.145
			Class B Common	B-3	22,500
Charming Shoppes, Inc.	100	CS Investment Company	Common	1	2,000
Charming Shoppes, Inc.	100	CSD Acquisition Corp.	Common	1	2,000
Charming Shoppes, Inc.	100	CSGC, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	CSI Industries, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	CSIM, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Fashion Bug of California, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Fashion Bug Retail Companies, Inc.	Common	1	2,000
FB Clothing, Inc.	100	FB Apparel, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	FB Clothing, Inc.	Common	2	2,000
Charming Shoppes, Inc.	100	FBGC, Inc.	Common	1	2,000
Figi's Inc.	100	Figi's Business Services, Inc.	Common	2	1,000
Figi's Inc.	100	Figi's Gifts, Inc.	Common	2	1,000
Figi's Inc.	100	Figi's Gift Box, Inc.	Common	1	1,000
Crosstown Traders, Inc.	100	Figi's, Inc.	Common	2	1,000
Charming Shoppes, Inc.	100	FSHC, Inc.	Common	2	1
			Common	3	999

Chestnut Acquisition Sub, Inc.	100	Home Etc, Inc.	Common	2	2,000
Lane Bryant, Inc.	100	Lane Bryant of Pennsylvania, Inc.	Common	2	2,000
Lane Bryant, Inc.	100	Lane Bryant Purchasing Corp.	Common	1	100
Chestnut Acquisition Sub, Inc.	100	Lane Bryant Woman Catalog, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Lane Bryant, Inc.	Common	11	63.5
Lane Bryant Purchasing Corp.	100	LB International Licensing, Inc.	Common	1	2,000
CSD Acquisition Corp.	100	Modern Woman Holdings, Inc.	Common	35	5,180,000
Modern Woman Holdings, Inc.	100	Modern Woman Specialty, Inc.	Common	3	1,000
Charming Shoppes, Inc.	100	Outlet Division Management Co., Inc.	Common	1	2,000
Outlet Division Management Co., Inc.	100	Outlet Division Store Co., Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	Petite Sophisticate Management Co., Inc.	Common	1	2,000
Petite Sophisticate Management Co., Inc.	100	Petite Sophisticate, Inc.	Common	1	2,000
Charming Shoppes, Inc.	100	PSTM, Inc.	Common	1	2,000
Chestnut Acquisition Sub, Inc.	100	Shoetrader, Inc.	Common	1	2,000
Lane Bryant, Inc.	100	Sierra Nevada Factoring, Inc.	Common	5	100
Charming Shoppes, Inc.	100	Sonsi, Inc.	Common	1	2,000

Omnibus Schedule 8
Litigation

None.

Omnibus Schedule 11

Environmental Compliance

Omnibus Schedule 11 includes all information contained, described and referred to in the following documents:

1.
May 1990, revised December 1990, Site Evaluation and Remediation Report, Charming Shoppes, Inc., Bensalem Township, Bucks County, Pennsylvania, prepared for Charming Shoppes Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, prepared by American Resource Consultants Inc.

2.
October 1995 Phase I and Phase II Environmental Assessment, Charming Shoppe Sites, Winks Lane and State Road, Bensalem Township, Bucks County, Pennsylvania, prepared for Charming Shoppes Inc. prepared by American Resource Consultants Inc.

3.	November 16, 1995 letter to F.B. Distro, Inc. attention Ms. Kathleen Lieberman from David R. Farlow, Farlow Environmental Engineers Inc., Re: F.B. Distro Inc., Greencastle, Indiana.

4.
March 30, 1999 letter to Mr. Thomas E. Linson from Mitchell E. Meyers Re: Former IBM Greencastle, Indiana location, Remedial Action Plan Report Addendum XI attaching IBM Annual Report Remedial Action Plan Addendum No. XI former facility Greencastle, Indiana prepared for IBM Corporation, Manassas, Virginia, March 1999 prepared by Groundwater Sciences Corporation.

5.
March 28, 2000 letter to Mr. Thomas E. Linson from Kevin Whalen, IBM Corporate Environmental Engineering Re: 1999 Annual Report IBM Corporation, Greencastle, Indiana attaching IBM Annual Report Remedial Action Plan Addendum No. XII, former IBM facility, Greencastle, Indiana prepared for IBM Corporation, Manassas, Virginia, March 2000 prepared by Groundwater Sciences Corporation.

6.
June 8, 2001 letter to Ms. Kathleen H. Lieberman from Mr. Kevin Whalen re: 2000 Annual Report IBM Corporation, Greencastle, Indiana attaching the IBM Annual Report Remedial Action Plan Addendum No. XIII former IBM facility Greencastle, Indiana prepared for IBM Corporation, Manassas, Virginia, March 2001 prepared by Groundwater Sciences Corporation.

7.	July 2001 Environmental Site Assessment Update, 3720 and 3750 State Road and Lot 10-Selected Parcels, Bensalem Township, Bucks County, Pennsylvania prepared by American Resource Consultants Inc.

1.	July 11, 2001 Phase 1 Environmental Site Assessment F.B. Distro 1901 SR 240 East Greencastle, Indiana, prepared by Bruce Carter Associates LLC.

9.
Asbestos repair estimate for Store No. 2 located at 380 Fulton Street, Brooklyn, New York 11201 (“Store No.2"), from National Best Security, Inc. Letter from Hillmann Environmental Group, LLC dated August 27, 2008 regarding air quality sampling at the store. Operations and Maintenance Program Policy Document prepared by Hillmann Environmental Group, LLC dated August 2008.

1.	Engineering Survey for Store No. 2, from M. Retail Engineering.

11.	March 27, 2002 letter to Thomas E. Linson, Branch Chief of Indiana Department of

Environmental Management from Kevin Whalen, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report for 2001 (Remedial Action Plan Report Addendum XIV) for the property formerly owned by IBM Corporation located in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2002; prepared by: Groundwater Sciences Corporation, 2601 Market Place Street, Suite 310, Harrisburg, PA 17110

12.
March 27, 2003 letter to Thomas E. Linson, Branch Chief of Indiana Department of Environmental Management from Kevin Whalen, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report for 2002 (Remedial Action Plan Report Addendum XV) for the property in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2003; prepared by: Groundwater Sciences Corporation, 2601 Market Place Street, Suite 310, Harrisburg, PA 17110

13.
Phase I Environmental Site Assessment, Former Warner Brothers Distribution Center, 10000 Franklin Square Drive, White Marsh, Maryland; August 2002; ERM Project No.: 30740.00.01; prepared for: Charming Shoppes, Inc., 450 Winks Road, Bensalem, Pennsylvania 19020, prepared by: Environmental Resources Management, 2666 Riva Road, Suite 200, Annapolis, Maryland 21401

14.
March 30, 2004 letter to Thomas E. Linson, Branch Chief of Indiana Department of Environmental Management from Kevin Whalen, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report of 2003 (Remedial Action Plan Report Addendum XVI) for the property formerly owned by IBM Corporation located in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2004; prepared by Groundwater Sciences Corporation, 2601 Market Place Street, suite 310, Harrisburg, PA 17110

15.
March 30, 2005 letter to Thomas E. Linson, Branch Chief of Indiana Department of Environmental Management from Kevin Whalen, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report of 2004 (Remedial Action Plan Report Addendum XVII) for the property formerly owned by IBM Corporation located in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2005; prepared by Groundwater Sciences Corporation, 2601 Market Place Street, suite 310, Harrisburg, PA 17110

16.
March 30, 2006 letter to Thomas E. Linson, Branch Chief of Indiana Department of Environmental Management from Michael J. Kominek, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report of 2005 (Remedial Action Plan Report Addendum XVIII) for the property formerly owned by IBM Corporation located in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2006; prepared by Groundwater Sciences Corporation, 2601 Market Place Street, suite 310, Harrisburg, PA 17110

17.
March 29, 2007 letter to Thomas E. Linson, Branch Chief of Indiana Department of Environmental Management from Michael J. Kominek, IBM Corporate Environmental Affairs forwarding the Annual Groundwater Remediation Report of 2006 (Remedial Action Plan Report Addendum XIX) for the property formerly owned by IBM Corporation located in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 2007; prepared by Groundwater Sciences Corporation, 2601 Market Place Street, suite 310, Harrisburg, PA 17110

16.	March 31, 2008 letter to Thomas E. Linson, Branch Chief of the Indiana Department of Environmental Management from Mitchell E. Meyers, Manager, Environmental Remediation from IBM Corporate

Environmental Affairs forwarding the 2007 Annual Ground Water Report (Addendum XV) for the former IBM facility in Greencastle, Indiana, prepared for: IBM Corporation, Manassas, Virginia, dated March 31, 2008; prepared by TRC Environmental Corporation, 57 East Willow Street, Millburn, New Jersey 07041

1.
March 31, 2009 letter to Thomas E. Linson, Branch Chief of the Indiana Department of Environmental Management from Mitchell E. Meyers, Manager, Environmental Remediation from IBM Corporate Environmental Affairs forwarding the 2008 Annual Ground Water Report (Addendum XVI) for form IBM Facility in Greencastle, Indiana, prepared for IBM Corporation, Manassas, Virginia, dated March 31, 2009; prepared by TRC Environmental Corporation, 57 East Willow Street, Millburn, New Jersey 07041

2.
March 31, 2010 letter to Thomas E. Linson, Branch Chief of the Indiana Department of Environmental Management from Mitchell E. Meyers, Manager, Environmental Remediation from IBM Corporate Environmental Affairs forwarding the 2009 Annual Ground Water Report (Addendum XVII) for former IBM Facility in Greencastle, Indiana, prepared for IBM Corporation, Manassas, Virginia, dated March 31, 2010; prepared by TRC Environmental Corporation, 57 East Willow Street, Millburn, New Jersey 07041

3.	2010 Annual Ground Water Report Addendum XXII for former IBM Facility in Greencastle, Indiana, prepared by Conestoga-Rovers and Associates dated May 31, 2011.

CROSSTOWN TRADERS, INC.

Figi's Inc. and its subsidiaries

1.    Figi's Roddis Avenue, Marshfield, WI
Matter relating to Case #54449-5801-25/BRRTS #03-72-000494/NCD UID E494, Action against Figi's Inc. for alleged soil contamination. Figi's took remedial action, admitted no liability, entered into a settlement agreement with Metromedia Company (the company from which the property was originally purchased) and was later reimbursed by Metromedia for its costs. A closure letter dated December 17, 1997 was received from the Wisconsin Department of Commerce Environmental & Regulatory Services Division.

2.    Figi's, 2525 Roddis Avenue, Marshfield, WI
Matter relating to NCD UID 237, Leaking underground storage tank, remediation was performed. A closure letter dated July 19, 1995 was received from the State of Wisconsin, Department of Natural Resources.

Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. Main Plant located at 2525 South Roddis Avenue, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, Figi's Inc. submits Tier II reporting to state and local agencies annually for sulfuric acid and lead content at this site. In addition, as recommended in the Phase I report, Figi's Inc. maintains records for Class I and II refrigerants at point of use in this facility and the records are maintained by an independent HVAC contractor.

3.    Mid-State Landfill, Cleveland, WI

Action against Figi's Inc., in 1993-1994 (and other companies) by Weyerhaeuser Company for alleged contamination of a landfill. Settlement agreement reached, Figi's admitted no liability, provided requested information, and the matter was dismissed without prejudice.

4.        Spickler Landfill, Marshfield, WI
Action against Figi's Inc., in 1987-94 (and other companies) by Weyerhaeuser Company for alleged contamination of a landfill. Figi's was indemnified by Metromedia and admitted no liability.

5.    Holtz & Krause Landfill, Wausau, WI
Action against Figi's Inc., in 1993 (and other companies) for alleged contamination of a landfill. Figi's admitted no liability and entered into a consent decree.

6.	206 East Depot, Marshfield, WI
In the early morning on March 21, 2005, Figi's Inc. experienced a release of ammonia gas from a refrigeration unit located in the basement of its facility located at 206 East Depot Street, Marshfield, Wisconsin. The exact quantity released is unknown, but the estimated range is approximately 50 pounds to 300 pounds. The ammonia was released into the ambient air and then vented outside the building. Figi's restricted employees from entering the area where the refrigeration system was located. One Figi's employee, after going down to the basement for a drink of water, despite the earlier instruction to not enter the basement, complained of a cough. Later that day, the employee was seen by the Urgent Care at the Marshfield Clinic. The employee's diagnosis was “acute cough due to exposure to chemical fumes,” but no restrictions were placed on the employee and she was cleared to return to regular duty. The employee returned to work the following day. On May 13, 2005, Figi's Inc. filed notice of the release pursuant to EPCRA Sections 304(a) and (c). Because this notice was not filed immediately following the release, Figi's Inc. may be found in non-compliance with EPCRA and/or CERCLA and could be assessed penalties. On May 16, 2005, in accordance with the "Enforcement Response Policy for Sections 304, 311 and 312 of [EPCRA] and Section 103 of [CERCLA]" (OECA 9/30/99), Figi's Inc. voluntarily disclosed these potential violations to the Office of Enforcement and Compliance Assurance and the EPCRA Enforcement Specialist for USEPA Region 5. The USEPA has not yet responded to this voluntary disclosure.

On May 13, 2005, pursuant to Wis. Stat. Section 166.20 and 42 U.S.C. Sections 302, 303(d) and 312, Figi's Inc. submitted, with respect to the ammonia currently stored and used by Figi's Inc. at its facility located at 206 East Depot Street, Marshfield, Wisconsin, an Emergency Planning Notification and Tier II reporting for the years 2000-2004. Because this reporting was not completed in accordance with the filing dates required under applicable law, Figi's Inc. was required to pay late filing fees and could be assessed penalties.

Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. Miller Building located at 206 East Depot Street, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, Figi's Inc. submits Tier II and MSDS reporting annually to state and local agencies regarding ammonia stored at this site. In addition, a “no exposure” certification was approved by the Wisconsin Department of Natural Resources on June 27, 2007 exempting Figi's Inc. from having to obtain a storm water permit at this site.

7.    1535 Industrial Park Drive, Neillsville, WI
Presence of sulfuric acid contained in batteries of forklifts that are operated at site referenced in the

Phase I report dated June 7, 2002 prepared by Gaia Tech for Figi's, Inc. Figi's Inc. is currently investigating if the quantity of sulfuric acid present at this site triggers Emergency Planning Notification requirements.

Asbestos in floor tiles referenced in Phase I reports dated June 7, 2002 prepared by Gaia Tech for Figi's, Inc. at the following addresses in Marshfield Wisconsin: 2525 South Roddis Avenue, 1811 East 29th Street and 2411 South Maple Avenue. According to the reports, the tiles are in good condition and the risk of exposure to employees is low under normal operating conditions. The employees have been informed at each of the sites as of the date of the Phase I reports. Figi's Inc. is currently in the process of complying with labeling and training requirements.

National Pollutant Discharge Elimination System Storm Water permitting referenced in Phase Is dated June 7, 2002 prepared by Gaia Tech for Figi's Inc. at the following addresses in Marshfield, Wisconsin: 2411 S. Maple Ave., 206 E. Depot St., 2325 S. Roddis Avenue, 1811 E 29th St., E 29th Street and Cedar Street. According to the reports, Figi's should be able to qualify for an exemption by filing a Certificate of No-Exposure stating that no materials are stored outside a facility that could impact storm water. No written notice of violations have been received as of the date hereof and Figi's Inc. is in the process of making such filings.

Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. located at 1535 Industrial Park Drive, Neillsville, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management.

1.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. Warehouses located at 29th Street & Cedar Avenue, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, Figi's Inc. submits Tier II reporting annually for sulfuric acid and lead content at this site. In addition, as recommended in the Phase I report, Figi's Inc. maintains records for Class I and II refrigerants at point of use in this facility and the records are maintained by an independent HVAC contractor.

2.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc., located at 215 E. 29th Street, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, a “no exposure” certification was approved by the Wisconsin Department of Natural Resources on June 27, 2007 exempting Figi's Inc. from having to obtain a storm water permit at this site.

3.	Intentionally deleted. Site listed is no longer leased.

4.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. Outlet Store located at 1302 North Central Avenue, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management.

5.	Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance

Review for Figi's Inc. Philips Facility located at 1811 East 29th Street, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, Figi's Inc. conducted calculations on air quality and the results indicated that an air permit is not required for this facility. A “no exposure” certification with respect to was approved by the Wisconsin Department of Natural Resources on June 27, 2007 exempting Figi's Inc. from having to obtain a storm water permit at this site.

6.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. located at 2405 S. Maple Avenue, Marshfield, Wisconsin; 2515 S. Maple Avenue, Marshfield, Wisconsin, and 3200 S. Maple Avenue, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, a “no exposure” certification was approved by the Wisconsin Department of Natural Resources on June 27, 2007 exempting Figi's Inc. from having to obtain a storm water permit at this site.

7.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. located at 2411 S. Maple Avenue, Marshfield, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management.

8.
Conditions noted in the May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Figi's Inc. located at 4400 Industrial Park Road, Stevens Point, Wisconsin, prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management. In response to the Phase I Environmental Site Assessment and Limited Compliance Review, Figi's Inc. submits Tier II reporting annually for sulfuric acid and lead content at this site. In addition, as recommended in the Phase I report, Figi's Inc. maintains records for Class I and II refrigerants at point of use in this facility and the records are maintained by an independent HVAC contractor.

Tucson facilities still under lease

3775 East 34th Street, Tucson, AZ
Above ground 1,500 gallon storage tank is used for storage of diesel fuel for generator. Pima County Department of Environmental Quality Air Quality Operating Permit #1041.

In December 2004, Arizona Mail Order Company, Inc. received a Notice of Violation from the Pima County Department of Environmental Quality, Field Services Division concerning the Company's generator located in its Tucson, Arizona facility. Each of the issues raised in the Notice of Violation have been rectified and no penalties were assessed. On February 4, 2005, the Pima County Department of Environmental Quality, Field Services Division issued a letter of Achievement of Substantial Compliance to Arizona Mail Order Company.

Conditions noted in May, 2005 Phase I Environmental Site Assessment and Limited Compliance Review for Arizona Mail Order Company, Inc. located at East 34th Street Sites, Tucson, Arizona prepared for Chestnut Acquisition Sub, Inc. and its Affiliates, 450 Winks Lane, Bensalem, PA 19020, prepared by Environmental Resources Management.

Inclusion of the above matters shall not be deemed a determination that any of the foregoing has had or has a reasonable likelihood of having a Material Adverse Effect.

Omnibus Schedule 16

Tax Returns
Disclosure of our liability for unrecognized tax benefits, interest and penalties included in “Note 6 Income Taxes” to the consolidated financial statements included in our annual SEC Form 10-K for the Fiscal Year ending January 29, 2011 and in “Note 7 Income Taxes” to the consolidated financial statements included in our annual SEC Form 10-K for the Fiscal Year ending January 30, 2010, as well as the disclosure included in "Note 8 Income Taxes" to the condensed consolidated financial statements included in our quarterly SEC Form 10-Q filings commencing in the fiscal year ending January 30, 2010.

Inclusion of the above shall not be deemed a determination that any of the foregoing has had or has a reasonable likelihood of having a Material Adverse Effect.

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

SCHEDULE 1.39
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Commitments

Lender	Commitments	Pro Rata Share
Well Fargo Bank, National Association	*	*
Bank of America, N.A.	*	*
JPMorgan Chase Bank, N.A.	*	*
U.S. Bank National Association	*	*
TD Bank, N.A.	*	*
Barclays Bank PLC	*	*
TOTAL	$200,000,000	100%

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

SCHEDULE 1.78
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Existing Letters of Credit

Letter of Credit No.	Beneficiary	Expiration Date	Undrawn Amount
*	*	5/1/2012	$16,672,000.00
*	*	11/14/2011	$140,120.00
*	*	10/31/2011	$85,000.00
*	*	8/25/2011	$156,890.24
*	*	9/8/2011	$186,465.04
*	*	8/4/2011	$59,722.03
*	*	TOTAL	$17,300,197.31

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

SCHEDULE 1.93
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Guarantors

INC DATE	NAME	INC STATE	STORE #	FEDERAL IDENTIFI-CATION #	ADDRESS	CITY	ST	COUNTY	ZIP
29-Dec-81	C.S.A.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
31-Mar-78	C.S.F. Corp.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
29-Dec-81	C.S.I.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
09-Mar-06	Catalog Fulfillment Co., Inc.	AZ	n/s	*	3740 East 34th Street	Tucson	AZ		85713
24-Dec-02	Catherines #5163, LLC	NV	5163	*	Sierra Town Center; Sec S. Virginia St./Executive Parkway	Reno	NV	Clark	69511
19-Jul-00	Catherines C.S.A.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
10-Aug-00	Catherines C.S.I.C., Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
18-Jan-95	Catherines of California, Inc.	CA	n/s	*	10250 Constellation Boulevard, Suite 2800	Los Angeles	CA		90067
28-Sep-99	Catherines of Nevada, Inc.	NV	n/s	*	4049 Maryland Parkway	Las Vegas	NV		89119
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	n/s	*	3750 State Road	Bensalem	PA		19020
21-Jul-00	Catherines Partners-Indiana, LLP	IN	n/s	*	450 Winks Lane	Bensalem	PA		19020
27-Jul-00	Catherines Partners - Washington, G.P.	WA	n/s	*	450 Winks Lane, Bensalem, PA 19020	Bensalem	PA		19020
08-Jun-00	Catherines Stores of Indiana, Inc.	IN	n/s	*	3750 State Road	Bensalem	PA		19020
25-Sep-69	Catherines Woman Delaware, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
23-Jan-91	Catherines Woman Michigan, Inc.	MI	n/s	*	450 Winks Lane	Bensalem	PA		19020
09-Oct-86	Catherines, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
28-Sep-06	CCTM, Inc.	DE	n/s	*	1105 N. Market Street, Suite 1300	Wilmington	DE		19810
13-Dec-04	Charming Direct, Inc.	DE	n/s	*	463 7th Avenue, 14th Floor	New York	NY	New York	10018
26-Mar-01	Charming Shoppes Interactive, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
05-Oct-05	Charming Shoppes Outlet Stores, LLC	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
25-Sep-07	Charming Shoppes Voucher Receivables, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
04-May-05	Chestnut Acquisition Sub, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
16-Oct-02	Crosstown Traders, Inc.	DE	n/s	*	3740 East 34th Street	Tucson	AZ		85713
22-Jan-97	CS Investment Company	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
14-May-99	CSD Acquisition Corp.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
20-Nov-02	CSGC, Inc.	OH	n/s	*	3344 Morse Crossing Road	Columbus	OH		43219

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

16-Jan-01	CSIM, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
14-Aug-03	CSPE, LLC	PA	n/s	*	450 Winks Lane	Bensalem	PA		19020
24-Dec-02	Fashion Bug #2421, LLC	NV	2421	*	Cheyenne Commons; Cheyenne Ave. & Rainbow Blvd.	Las Vegas	NV	Clark	89108
01-Oct-93	Fashion Bug of California, Inc.	CA	n/s	*	450 Winks Lane	Bensalem	PA		19020
22-Jan-04	Fashion Bug Retail Companies, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
15-Jun-87	FB Clothing, Inc.	IN	n/s	*	1901 State Road 240 E.	Greencastle	IN		46135
01-Jul-11	FBGC, Inc.	OH	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
15-Jul-82	Figi's Business Services, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
26-Jun-81	Figi's Gifts, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
15-Sep-99	Figi's Gift Box, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
26-Jun-81	Figi's, Inc.	WI	n/s	*	3200 South Maple Avenue	Marshfield	WI		54449
11-Jan-91	FSHC, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
05-Aug-05	Home Etc, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
24-Dec-02	Lane Bryant #6898, LLC	NV	6898	*	Galleria @ Sunset; Sunset Blvd.	Henderson	NV	Clark	89014
09-Aug-06	Lane Bryant of Pennsylvania, Inc.	PA	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
29-Jan-04	Lane Bryant Purchasing Corp.	OH	n/s	*	3344 Morse Crossing Road	Columbus	OH		43219
28-Apr-05	Lane Bryant Woman Catalog, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
28-Mar-07	LB International Licensing, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
20-Oct-06	LOS #8257, LLC	AZ	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
30-Apr-98	Modern Woman Holdings, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
24-Jan-89	Modern Woman Specialty, Inc.	CA	n/s	*	450 Winks Lane	Bensalem	PA		19020
27-Feb-06	Outlet Division Management Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
27-Feb-06	Outlet Division Store Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
29-Jan-07	Petite Sophisticate Management Co., Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
23-Oct-06	Petite Sophisticate, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA	Bucks	19020
16-Dec-05	PSTM, Inc.	DE	n/s	*	450 Winks Lane	Bensalem	PA		19020
21-Apr-08	Shoetrader, Inc.	PA	n/s	*	450 Winks Lane [PA Dept. of State has 3750 State Rd. as its address]	Bensalem	PA	Bucks	19020
24-Aug-93	Sierra Nevada Factoring, Inc.	NV	n/s	*	4049 Maryland Parkway	Las Vegas	NV		89119
21-Jan-10	Sonsi, Inc.	DE	n/s	*	3750 State Road	Bensalem	PA	Bucks	19020
15-Dec-61	Fashion Bug of Audubon, Inc.	NJ	4	*	Black Horse Pk & Nicholson	Audubon	NJ	Camden	08106
12-Jun-70	Fashion Bug of Fairmont, Inc.	PA	23	*	Rte 250 N & I79	Fairmont	WV	Marion	26554
01-Oct-68	Fashion Bug of Hazleton, Inc.	PA	39	*	Center Of The Eighties	Hazelton	PA	Luzerne	18201

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-May-74	Fashion Bug of Ledgewood, Inc.	PA	50	*	Rte 10 East & 46	Ledgewood	NJ	Morris	07852
08-Jul-74	Fashion Bug of Lebanon, Inc.	PA	54	*	2227 Lebanon Valley Mall	Lebanon	PA	Lebanon	17042
09-Oct-74	Fashion Bug of Pottsville, Inc.	PA	55	*	Rte 61 & Mill Creek Ave	Pottsville	PA	Schuylkill	17901
01-Mar-72	Fashion Bug of Lewisburg, Inc.	PA	62	*	Rte 15 & Hospital Dr (192)	Lewisburg	PA	Union	17837
02-Aug-76	Fashion Bug of Honesdale, Inc.	PA	71	*	Route 6 (Willow Ave)	Honesdale	PA	Wayne	18431
02-Nov-77	Fashion Bug of New Philadelphia, Inc.	PA	78	*	515 Union Ave Unit 221	Dover	OH	Tuscarawas	44622
11-Apr-77	Fashion Bug of North Point, Inc.	PA	82	*	218 North Point Blvd	Baltimore	MD	Baltimore	21224
28-Jul-87	Fashion Bug #84 of Queens, Inc.	NY	84	*	6626 Metropolitan Ave	Flushing	NY	Queens	11379
09-Jun-77	Fashion Bug of West Mifflin, Inc.	PA	87	*	Hoffman Blvd & 837	West Mifflin	PA	Allegheny	15122
03-Aug-01	Fashion Bug of Elkton, Inc.	PA	88	*	157 Big Elk Mall	Elkton	MD	Cecil	21921
02-Nov-77	Fashion Bug of Weirton, Inc.	PA	91	*	3 Springs Drive	Weirton	WV	Brooke	26062
02-Nov-77	Fashion Bug of Chillicothe, Inc.	PA	94	*	1075 North Bridge Street	Chillicothe	OH	Ross	45601
23-Jan-78	Fashion Bug of Morehead, Inc.	PA	105	*	332 Trademore S/C	Morehead	KY	Rowan	40351
12-Nov-87	Fashion Bug #108, Inc.	MI	108	*	13441 Hall Road	Utica	MI	Macomb	48087
11-Apr-77	Fashion Bug of Portsmouth, Inc.	PA	121	*	3628 Rhodes Avenue	New Boston	OH	Scioto	45662
31-Aug-78	Fashion Bug of Mt. Clemens, Inc.	PA	125	*	35559 Gratiot	Clinton Twp	MI	Macomb	48035
15-Aug-78	Fashion Bug of Paintsville, Inc.	PA	126	*	323 North Mayo Trail	Paintsville	KY	Johnson	41240
30-Oct-78	Fashion Bug of Pennsville, Inc.	PA	134	*	251 North Broadway	Pennsville	NJ	Salem	08070
31-Aug-78	Fashion Bug of Walnutport, Inc.	PA	143	*	200 South Best Avenue	Walnutport	PA	Northampton	18088
06-Apr-79	Fashion Bug #144, Inc.	IN	144	*	241 West Lincoln Hwy	Merrillville	IN	Lake	46410
06-Apr-79	Fashion Bug of Warrenton, Inc.	PA	146	*	143 West Lee Highway	Warrenton	VA	Fauquier	22186
02-Apr-79	Fashion Bug of Mount Pleasant, Inc.	PA	147	*	2145 South Mission	Mt Pleasant	MI	Isabella	48858
23-May-79	Fashion Bug of Belleville, Inc.	PA	155	*	2051 Rawsonville Road	Belleville	MI	Wayne	48111
04-Sep-87	Fashion Bug #157, Inc.	OH	157	*	29600 Lake Shore Blvd	Willowick	OH	Lake	44094
07-Nov-77	Fashion Bug of Williamsport, Inc.	PA	164	*	1915 East Third Street	Williamsport	PA	Lycoming	17701
07-Nov-79	Fashion Bug of Lansing, Inc.	PA	165	*	408 Frandor Avenue	Lansing	MI	Ingham	48912
28-Mar-79	Fashion Bug of Monroeville, Inc.	PA	170	*	5050 William Penn Hwy	Monroeville	PA	Allegheny	15146
16-Jun-80	Fashion Bug of Tech Plaza, Inc.	PA	173	*	29094 Van Dyke Street	Warren	MI	Macomb	48093
15-Aug-78	Fashion Bug of Waynesburg, Inc.	PA	185	*	Interstate 79 & Rt 21	Waynesburg	PA	Greene	15370
06-Mar-80	Fashion Bug of Danbury, Inc.	PA	187	*	67 Danbury-Newtown Rd	Danbury	CT	Fairfield	06810
07-Jul-80	Fashion Bug of Barberton, Inc.	PA	197	*	185 Wooster Road North	Barberton	OH	Summit	44203
10-Oct-80	Fashion Bug of Fullerton, Inc.	PA	203	*	7929 Belair Road	Baltimore	MD	Baltimore	21236

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

10-Jul-79	Fashion Bug of Devon, Inc.	PA	205	*	549 Bridgeport Avenue	Milford	CT	New Haven	06460
16-Jun-80	Fashion Bug of Reisterstown, Inc.	PA	208	*	11714-A Reisterstown Rd	Reistertown	MD	Baltimore	21136
10-Oct-80	Fashion Bug of Whitman Plaza, Inc.	PA	213	*	330 H Oregon Avenue	Philadelphia	PA	Philadelphia	19148
13-Feb-81	Fashion Bug of Aurora, Inc.	PA	218	*	906 North Lake Street	Aurora	IL	Kane	60506
13-Feb-81	Fashion Bug of Louisville, Inc.	PA	220	*	5717 B Preston Hwy	Louisville	KY	Jefferson	40219
13-Apr-81	Fashion Bug of Hamilton Square, Inc.	PA	232	*	Route 33	Hamilton Square	NJ	Mercer	08690
15-Aug-78	Fashion Bug of Tunkhannock, Inc.	PA	234	*	Us Route 6	Tunkhannock	PA	Wyoming	18657
13-Apr-81	Fashion Bug of West Frankfort, Inc.	PA	239	*	Highway 149 & 157	West Frankfort	IL	Franklin	62896
23-May-79	Fashion Bug of Williamson, Inc.	PA	246	*	Highway 119 - Po Box 354	South Williamson	KY	Pike	41503
22-Oct-81	Fashion Bug of Bond, Inc.	PA	259	*	State & Lansdowne Ave	Upper Darby	PA	Delaware	19082
13-Apr-81	Fashion Bug of Bridgeview, Inc.	PA	269	*	8735 South Harlem Avenue	Bridgeview	IL	Cook	60455
05-Jul-83	Fashion Bug of Woodbridge, Inc.	PA	328	*	Routes 9 & 440	Woodbridge	NJ	Middlesex	07095
05-Jul-83	Fashion Bug of Kent, Inc.	PA	333	*	176 Cherry	Kent	OH	Portage	44240
13-Apr-84	Fashion Bug of Lakemore Plaza, Inc.	PA	364	*	1500 Canton Road	Akron	OH	Summit	44312
31-Aug-78	Fashion Bug of Glen Burnie, Inc.	PA	365	*	6718 Ritchie Hwy	Glen Burnie	MD	Anne Arundel	21061
15-Aug-78	Fashion Bug of Cottman, Inc.	PA	366	*	2133-35 Cottman Avenue	Philadelphia	PA	Philadelphia	19149
10-Jul-79	Fashion Bug of East Park, Inc.	PA	369	*	7990 Crain Highway	Glen Burnie	MD	Anne Arundel	21061
30-Apr-84	Fashion Bug of Cambridge, Inc.	PA	370	*	Us 50 & Crusader Drive	Cambridge	MD	Dorchester	21613
11-Jun-84	F.B. Women's Apparel of Delmar, Inc.	PA	374	*	Delaware Avenue	Delmar	NY	Albany	12054
14-Nov-84	Fashion Bug of Salem, Inc.	MA	379	*	235 Highland Avenue	Salem	MA	Essex	01970
11-Jun-84	F.B. Women's Apparel of Depew, Inc.	PA	381	*	2088 George Urban Blvd	Depew	NY	Erie	14043
11-Jun-84	Fashion Bug of Ravenswood, Inc.	PA	382	*	513 Washington St Unit 15	Ravenswood	WV	Jackson	26164
17-Dec-84	F.B. Women's Apparel of Panorama Plaza, Inc.	NY	389	*	1601 Penfield Road	Rochester	NY	Monroe	14625
11-Jun-84	Fashion Bug of Des Plaines, Inc.	PA	391	*	1523 Lee Street	Des Plaines	IL	Cook	60018
29-Oct-84	Fashion Bug of 640 Plaza, Inc.	TN	409	*	4430 Western Avenue	Knoxville	TN	Knox	37921
25-Jul-84	Fashion Bug of Manahawkin, Inc.	PA	410	*	Route 72	Manahawkin	NJ	Ocean	08050
04-Jan-85	Fashion Bug #418, Inc.	NJ	418	*	Route 35 & Bethany	Hazlet	NJ	Monmouth	07730
21-May-85	Fashion Bug of Amherst, Inc.	NY	419	*	3105 Sheridan Drive	Amherst	NY	Erie	14226
07-Jun-85	Fashion Bug of St. Clair Shores, Inc.	MI	420	*	31059 Harper Road	St Clair Shores	MI	Macomb	48082
07-Oct-85	Fashion Bug of New Holland, Inc.	PA	422	*	665 West Main Street	New Holland	PA	Lancaster	17557
07-Oct-85	Fashion Bug of Cleveland, Inc.	OH	423	*	3780 Rocky River Drive	Cleveland	OH	Cuyahoga	44111

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

21-May-85	Fashion Bug of Stratford, Inc.	CT	427	*	411 Barnum Avenue Cutoff	Stratford	CT	Fairfield	06497
17-Jul-85	Fashion Bug of Webster, Inc.	MA	431	*	E Main St & 193	Webster	MA	Worcester	01570
17-Oct-85	Fashion Bug of Williamstown, Inc.	NJ	432	*	1151 Blackhorse Pike	Williamstown	NJ	Gloucester	08094
11-Jun-85	Fashion Bug of Johnston, Inc.	RI	444	*	11 Commerce Way	Johnston	RI	Providence	02919
03-Jun-85	Fashion Bug of Bolingbrook, Inc.	IL	446	*	269 South Bolingbrook Dr	Bolingbrook	IL	Will	60439
12-Sep-85	Fashion Bug #455, Inc.	MI	455	*	1124 Jackson Crossing	Jackson	MI	Jackson	49202
09-Sep-85	Fashion Bug of Freehold, Inc.	NJ	464	*	Route 9 & Shank Rd	Freehold	NJ	Monmouth	07728
09-Sep-85	Fashion Bug of Mayfair, Inc.	PA	469	*	6411 Sackett Street	Philadelphia	PA	Philadelphia	19149
15-Jun-87	Fashion Bug #471, Inc.	MN	471	*	8024 Brooklyn Blvd	Brooklyn Park	MN	Hennepin	55445
05-Feb-85	Fashion Bug of Raynham, Inc.	MA	472	*	270 New State Hwy-Rt 44	Raynham	MA	Bristol	02767
10-Oct-84	Fashion Bug of Highland Ridge, Inc.	OH	475	*	5385 Ridge Avenue	Cincinnati	OH	Hamilton	45213
13-Jan-86	Fashion Bug of Cromwell Field, Inc.	MD	477	*	7385 Balt Annapolis Blvd	Glen Burnie	MD	Anne Arundel	21061
01-Nov-85	Fashion Bug of Palm Harbor, Inc.	FL	482	*	30669 Us Highway 19 North	Palm Harbor	FL	Pinellas	34684
07-Jul-80	Fashion Bug of Kedzie, Inc.	PA	497	*	4760 South Kedzie	Chicago	IL	Cook	60632
13-Jan-86	Fashion Bug of Joliet, Inc.	IL	498	*	1440 North Larkin Avenue	Joliet	IL	Will	60435
15-Jan-86	Fashion Bug of Marquette, Inc.	MI	500	*	3010 Us 41 West	Marquette	MI	Marquette	49855
05-Jul-83	Fashion Bug #508, Inc.	PA	508	*	1901 North Market Street	Champaign	IL	Champaign	61821
10-Apr-86	Fashion Bug of Lewiston, Inc.	ME	509	*	East Ave & Lisbon Street	Lewiston	ME	Androscoggin	04240
20-Mar-86	Fashion Bug of Warren Plaza, Inc.	OH	510	*	2093 Elm Road Ne	Warren	OH	Trumbull	44483
10-Nov-86	Fashion Bug #520, Inc.	MA	520	*	350 Winthrope Avenue	North Andover	MA	Essex	01845
27-Mar-86	Fashion Bug of Wilmington, Inc.	MA	521	*	240 Main St (Rt# 38)	Wilmington	MA	Middlesex	01887
27-Mar-86	Fashion Bug of Virginia Beach, Inc.	VA	522	*	1309 Fordham Drive	Virginia Beach	VA	Virginia Beach city	23464
20-Mar-86	Fashion Bug of Lorain, Inc.	OH	523	*	140 North Ridge Road	Lorain	OH	Lorain	44055
19-Mar-86	Fashion Bug of Gibbstown, Inc.	NJ	525	*	401 Harmony Rd	Gibbstown	NJ	Gloucester	08027
08-Jan-86	Fashion Bug of Bristol, Inc.	PA	531	*	Route 13 & 413	Bristol	PA		19007
26-Jan-86	Fashion Bug of Patchogue, Inc.	NY	532	*	499-13 West Sunrise Hwy	Patchogue	NY	Suffolk	11772
25-Oct-85	Fashion Bug of Somers Point, Inc.	NJ	536	*	271 New Road	Somers Point	NJ	Atlantic	08244
21-Mar-86	Fashion Bug of University Plaza, Inc.	TN	539	*	186 Hwy 22 W & University	Martin	TN	Weakley	38237
22-Oct-85	Fashion Bug of Bristol, CT, Inc.	CT	546	*	99 Farmington Avenue	Bristol	CT	Hartford	06010
26-Mar-86	Fashion Bug of N. Roanoke, Inc.	VA	550	*	1397 Towne Square Blvd	Roanoke	VA	Roanoke city	24012
21-Oct-85	Fashion Bug of Charlottesville, Inc.	VA	553	*	246 Zan Road	Charlottesville	VA	Charlottesville city	22901
29-Apr-86	Fashion Bug #562, Inc.	NJ	562	*	116 Walker Ave-Suite 12	West Berlin	NJ	Camden	08091

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

19-May-86	Fashion Bug #564, Inc.	MO	564	*	24 Grandview Plaza S/C	Florissant	MO	St. Louis	63033
24-Jul-86	Fashion Bug #566, Inc.	IN	566	*	5912 Grape Road	Mishawaka	IN	St. Joseph	46545
23-Jul-86	Fashion Bug #574 of Syracuse, Inc.	NY	574	*	178 Northern Lights Plaza	Syracuse	NY	Onondaga	13212
10-Dec-86	Fashion Bug #575, Inc.	MN	575	*	7586 150 Th St	Apple Valley	MN	Dakota	55124
29-Apr-86	Fashion Bug #576, Inc.	NJ	576	*	2 Garfield Avenue	Jersey City	NJ	Hudson	07305
10-Jun-86	Fashion Bug #580, Inc.	ME	580	*	High Street & Main	Ellsworth	ME	Hancock	04605
23-Jul-86	Fashion Bug #586, Inc.	NJ	586	*	North Delsea Dr & 553	Glassboro	NJ	Gloucester	08028
01-Sep-87	Fashion Bug #593 of Selden, Inc.	NY	593	*	299 Middle Country Road	Selden	NY	Suffolk	11784
19-May-87	Fashion Bug #594, Inc.	KS	594	*	13519 S Murlen Rd Suite137	Olathe	KS	Johnson	66062
28-Jul-86	Fashion Bug #612, Inc.	OH	612	*	5733 Emporium Square	Columbus	OH	Franklin	43231
25-Jul-86	Fashion Bug #617, Inc.	MA	617	*	344 Cooley Street Rt 21	Springfield	MA	Hampden	01128
15-Dec-86	Fashion Bug #622, Inc.	WI	622	*	N95 W.18321 County Line	Menomonee Falls	WI	Waukesha	53051
10-Dec-86	Fashion Bug #627, Inc.	OH	627	*	5211 Delhi Road	Cincinnati	OH	Hamilton	45238
16-Dec-86	Fashion Bug #636, Inc.	IL	636	*	Veterans Pkwy & Wabash Ave	Springfield	IL	Sangamon	62704
15-May-87	Fashion Bug #642, Inc.	PA	642	*	3400 East Aramingo Ave	Philadelphia	PA	Philadelphia	19134
28-Oct-86	Fashion Bug #643, Inc.	PA	643	*	Green Ridge St & Nayaug St	Scranton	PA	Lackawanna	18509
12-Dec-86	Fashion Bug #645, Inc.	MI	645	*	3622 Fort St	Lincoln Park	MI	Wayne	48146
10-Nov-86	Fashion Bug #653, Inc.	NJ	653	*	1450 Clements Bridge Road	Deptford	NJ	Gloucester	08096
10-Nov-86	Fashion Bug #658, Inc.	MA	658	*	700 Boston Road	Billerica	MA	Middlesex	01821
19-Dec-86	Fashion Bug #661, Inc.	WV	661	*	280 Keyser Rd	Keyser	WV	Mineral	26726
28-Oct-86	Fashion Bug #662, Inc.	PA	662	*	457 Buffalo Rd, Unit 1	Erie	PA	Erie	16510
28-Oct-86	Fashion Bug #663, Inc.	PA	663	*	Pennsylvania Ave & Dahlem	East Liberty	PA	Allegheny	15206
11-Dec-86	Fashion Bug #664, Inc.	CO	664	*	7380 West 52Nd Avenue	Arvada	CO	Jefferson	80002
19-Dec-86	Fashion Bug #667, Inc.	MI	667	*	26500 Ford Road	Dearborn Heights	MI	Wayne	48127
10-Nov-86	Fashion Bug #670, Inc.	MA	670	*	715 Crescent St	Brockton	MA	Plymouth	02401
29-Jun-87	Fashion Bug #673, Inc.	KY	673	*	2480 J Us 41 North	Henderson	KY	Henderson	42420
16-Dec-86	Fashion Bug #674, Inc.	IL	674	*	1455 Vaughn Road	Wood River	IL	Madison	62095
10-Jan-86	Fashion Bug #676 of Ozone Park, Inc.	NY	676	*	91-04 Atlantic Avenue	Ozone Park	NY	Queens	11416
22-Dec-86	Fashion Bug #679 of Watertown, Inc.	NY	679	*	Arsenal Street Road	Watertown	NY	Jefferson	13601
16-Dec-86	Fashion Bug #687, Inc.	IL	687	*	N Columbus & Etna Avenue	Ottawa	IL	La Salle	61350
28-Oct-86	Fashion Bug #689, Inc.	PA	689	*	Street & York Roads	Warminster	PA	Bucks	18974
12-Dec-86	Fashion Bug #693, Inc.	MI	693	*	35635 Warren Road	Westland	MI	Wayne	48185

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Dec-86	Fashion Bug #694, Inc.	MI	694	*	G 3537 Miller Road	Flint	MI	Genesee	48507
07-Oct-87	Fashion Bug #697, Inc.	OH	697	*	4780 Ridge Road	Brooklyn	OH	Cuyahoga	44144
02-Jan-87	Fashion Bug #719, Inc.	OH	719	*	Snow & Broadview Roads	Parma	OH	Cuyahoga	44129
09-Jul-87	Fashion Bug #720 of Oswego, Inc.	NY	720	*	Rte 104 E & George St	Oswego	NY	Oswego	13126
08-Apr-87	Fashion Bug #724, Inc.	NH	724	*	55 Crystal Avenue	Derry	NH	Rockingham	03038
03-Feb-87	Fashion Bug #732, Inc.	MI	732	*	3198 Gratiot Blvd	Marysville	MI	St. Clair	48040
15-Dec-86	Fashion Bug #733, Inc.	IN	733	*	1511 East Tipton Street	Seymour	IN	Jackson	47274
10-Nov-87	Fashion Bug #748, Inc.	OH	748	*	1440 Spring Meadow Drive	Holland	OH	Lucas	43528
28-Jan-87	Fashion Bug #757 of Brockport, Inc.	NY	757	*	6600 Fourth Section Rd	Brockport	NY	Monroe	14420
23-Mar-87	Fashion Bug #758, Inc.	WI	758	*	10288 West National Avenue	West Allis	WI	Milwaukee	53227
03-Mar-87	Fashion Bug #759, Inc.	MI	759	*	5070 Dixie Highway	Drayton Plaines	MI	Oakland	48329
14-Sep-87	Fashion Bug #760 of Pine Plaza, Inc.	PA	760	*	8297 Niagara Falls Blvd	Niagara Falls	NY	Niagara	14304
05-Jan-87	Fashion Bug #762, Inc.	MO	762	*	4201 S Noland Rd Suite L	Independence	MO	Jackson	64055
02-Mar-87	Fashion Bug #766, Inc.	OH	766	*	606 Taywood Road	Englewood	OH	Montgomery	45322

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

02-Mar-87	Fashion Bug #769, Inc.	OH	769	*	1395 Wagner Ave	Greenville	OH	Darke	45331
20-Mar-87	Fashion Bug #772 of Middletown, Inc.	NY	772	*	125 Dolson Ave	Middletown	NY	Orange	10940
07-May-87	Fashion Bug #775, Inc.	VT	775	*	245 Swanton Road	St Albans	VT	Franklin	05478
11-May-87	Fashion Bug #787, Inc.	RI	787	*	160 Old Tower Hill Road	Wakefield	RI	Washington	02879
15-Oct-85	Fashion Bug #788, Inc.	MA	788	*	1024 Kings Highway Rd	New Bedford	MA	Bristol	02745
16-Mar-87	Fashion Bug #799, Inc.	VA	799	*	1790-42 East Market Street	Harrisonburg	VA	Harrisonburg city	22801
11-Oct-05	Fashion Bug Plus #807, LLC	OK	807	*	Shops at Moor, I-35	Moore	OK	Cleveland	73160
21-Nov-75	F.B. Plus Women's Apparel of Kingston, Inc.	PA	867	*	Rte 9 West & Albany Ave	Kingston	NY	Ulster	12401
17-Jul-85	Fashion Bug Plus #932, Inc.	KY	932	*	4724 Frederica Street	Owensboro	KY	Daviess	42301
16-Oct-85	Fashion Bug Plus of Mount Greenwood, Inc.	IL	939	*	3209-11 West 115Th Street	Merrionette Park	IL	Cook	60803
19-Mar-87	Fashion Bug #2004, Inc.	MI	2004	*	1400 North Mitchell Street	Cadillac	MI	Wexford	49601
07-Mar-88	Fashion Bug #2006, Inc.	KY	2006	*	2945 Scottsville Road	Bowling Green	KY	Warren	42101
28-Apr-87	Fashion Bug #2011, Inc.	MD	2011	*	3011 Festival Way	Waldorf	MD	Charles	20601
15-May-87	Fashion Bug #2015, Inc.	IN	2015	*	1820 Applewood Center Dr	Anderson	IN	Madison	46013
16-Jul-87	Fashion Bug #2023 Inc.	PA	2023	*	Rostraver Road & Finley Rd	Belle Vernon	PA	Westmoreland	15012
09-Nov-87	Fashion Bug #2027, Inc.	NE	2027	*	3445 L Street	Omaha	NE	Douglas	68107
06-May-87	Fashion Bug #2029, Inc.	NH	2029	*	553 Mast Road	Goffstown	NH	Hillsborough	03045
28-Sep-87	Fashion Bug #2030, Inc.	PA	2030	*	1500 William Flynn Hwy	Gibsonia	PA	Allegheny	15044
30-Sep-87	Fashion Bug #2032, Inc.	MI	2032	*	3330 Alpine Ave Suite E	Grand Rapids	MI	Kent	49504
09-Nov-87	Fashion Bug #2034, Inc.	MO	2034	*	10883 St Charles Rock Road	St Louis	MO	St. Louis	63074
13-Jun-88	Fashion Bug #2036, Inc.	OH	2036	*	5860 Lewis Avenue	Toledo	OH	Lucas	43612
09-Nov-87	Fashion Bug #2043, Inc.	IN	2043	*	6101 Stellhorn Road	Fort Wayne	IN	Allen	46815
17-Nov-87	Fashion Bug #2045 of East Greenbush, Inc.	NY	2045	*	501 Columbia Turnpike	East Greenbush	NY	Rensselaer	12061
30-Oct-87	Fashion Bug #2047, Inc.	MA	2047	*	237 Lincoln Avenue	Haverhill	MA	Essex	01830
24-Jul-86	Fashion Bug #2049, Inc.	MD	2049	*	130 Mc Author Blvd	California	MD	St. Mary's	20619
17-Nov-87	Fashion Bug #2050 of Massena, Inc.	NY	2050	*	132 Harte Haven Plaza	Massena	NY	St. Lawrence	13662
10-Nov-87	Fashion Bug #2051, Inc.	IL	2051	*	Us Hwy 20 & Randall Road	Elgin	IL	Kane	60123
09-Nov-87	Fashion Bug #2052, Inc.	MN	2052	*	Us Hwy 61/10 & Jamaica Ave	Cottage Grove	MN	Washington	55016
19-Jul-87	Fashion Bug #2053, Inc.	MO	2053	*	866 291 Highway	Liberty	MO	Clay	64068
26-Jan-88	Fashion Bug #2063, Inc.	KS	2063	*	2100 North Amidon	Wichita	KS	Sedgwick	67204
14-Apr-88	Fashion Bug #2070 of Brooklyn, Inc.	NY	2070	*	1260 60Th Street	Brooklyn	NY	Kings	11219

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

03-May-88	Fashion Bug #2072 of Islandia, Inc.	NY	2072	*	1790 Veterans Memorial Hwy	Islandia	NY	Suffolk	11722
06-May-88	Fashion Bug #2074, Inc.	KY	2074	*	1963 S Hurstbourne Pkwy	Louisville	KY	Jefferson	40220
01-Aug-88	Fashion Bug #2077, Inc.	MI	2077	*	35256 23 Mile Road	New Baltimore	MI	Macomb	48047
30-Jan-89	Fashion Bug #2079, Inc.	OH	2079	*	927 N Cable Rd Stores I&J	Lima	OH	Allen	45805
16-Jun-88	Fashion Bug #2080, Inc.	OH	2080	*	5586 Springboro Pike	Dayton	OH	Montgomery	45449
08-Jun-88	Fashion Bug #2081 of Ogdensburg, Inc.	NY	2081	*	Route 37 & Ford Street	Ogdensburg	NY	St. Lawrence	13669
30-Jan-89	Fashion Bug #2084, Inc.	OH	2084	*	2084 Michigan Ave	Sidney	OH	Shelby	45365
02-Dec-88	Fashion Bug #2085, Inc.	KS	2085	*	2130 Wanamaker Road	Topeka	KS	Shawnee	66604
23-Dec-88	Fashion Bug #2086, Inc.	IL	2086	*	6446 West Irving Park Road	Chicago	IL	Cook	60634
27-Sep-88	Fashion Bug #2090, Inc.	FL	2090	*	13120 Cortez Blvd	Brooksville	FL	Hernando	34613
26-Sep-88	Fashion Bug #2093, Inc.	IL	2093	*	2665 N Illinois Street	Swansea	IL	St. Clair	62221
21-Sep-88	Fashion Bug #2096, Inc.	MI	2096	*	1556 W Caro Rd	Caro	MI	Tuscola	48723
20-Sep-88	Fashion Bug #2100 of Batavia, Inc.	NY	2100	*	4152 West Main Street	Batavia	NY	Genesee	14020
02-Dec-88	Fashion Bug #2102, Inc.	WA	2102	*	5935 6Th Ave	Tacoma	WA	Pierce	98406
02-Dec-88	Fashion Bug #2103, Inc.	WA	2103	*	Pacific Ave & Lilly Road	Olympia	WA	Thurston	98501
17-Jan-89	Fashion Bug #2119, Inc.	OH	2119	*	3646 Soldano Boulevard	Columbus	OH	Franklin	43228
31-Oct-88	Fashion Bug #2120, Inc.	OH	2120	*	23 Ohio River Plaza	Gallipolis	OH	Gallia	45631
19-Oct-88	Fashion Bug #2123, Inc.	VA	2123	*	Us Route 23, Ridgeview Rd	Wise	VA	Wise	24293
03-Oct-88	Fashion Bug #2124, Inc.	PA	2124	*	4313 Walnut Street	Mc Keesport	PA	Allegheny	15132
05-Dec-88	Fashion Bug #2125, Inc.	WA	2125	*	17625 Pacific Ave	Spanaway	WA	Pierce	98387
06-Dec-88	Fashion Bug #2126, Inc.	MI	2126	*	4205 E Court	Burton	MI	Genesee	48509
14-Dec-88	Fashion Bug #2129, Inc.	OH	2129	*	1460 Hamilton Richmond Rd	Hamilton	OH	Butler	45013
11-Jan-89	Fashion Bug #2133, Inc.	WI	2133	*	9348 Highway 16	Onalaska	WI	La Crosse	54650
03-Jan-89	Fashion Bug #2134, Inc.	IL	2134	*	9247 159Th Street	Orland Hills	IL	Cook	60477
17-Jan-89	Fashion Bug #2139, Inc.	OR	2139	*	1829 Pioneer Pkwy East	Springfield	OR	Lane	97477
09-Mar-89	Fashion Bug #2148, Inc.	WI	2148	*	8581 South Howell Avenue	Oak Creek	WI	Milwaukee	53154
22-Feb-89	Fashion Bug #2149, Inc.	MA	2149	*	288 Chelmsford St	Chelmsford	MA	Middlesex	01824
06-Mar-89	Fashion Bug #2150, Inc.	NH	2150	*	77 Derry Rd	Hudson	NH	Hillsborough	03051
18-Apr-89	Fashion Bug #2151, Inc.	NH	2151	*	375 Amherst Street	Nashua	NH	Hillsborough	03063
28-Mar-89	Fashion Bug #2154, Inc.	WI	2154	*	4698 S Whitnall Ave	St Francis	WI	Milwaukee	53235
16-May-89	Fashion Bug #2157 of Oneida, Inc.	NY	2157	*	17 Glenwood Ave	Oneida	NY	Madison	13421
27-Mar-89	Fashion Bug #2158, Inc.	MO	2158	*	9523 Gravois Road	Affton	MO	St. Louis	63123

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

03-Apr-89	Fashion Bug #2169, Inc.	WA	2169	*	Rt 529 & 4Th Street	Marysville	WA	Snohomish	98270
03-Apr-89	Fashion Bug #2170, Inc.	WA	2170	*	Ocean Bch & Washington Way	Longview	WA	Cowlitz	98632
19-Apr-89	Fashion Bug #2173, Inc.	IN	2173	*	7806 East 37Th Ave	Hobart	IN	Lake	46342
17-May-89	Fashion Bug #2174, Inc.	MI	2174	*	2806 Tittabawassee Rd	Saginaw	MI	Saginaw	48604
22-May-89	Fashion Bug #2175, Inc.	CA	2175	*	1921 Douglas Blvd Suite 1	Roseville	CA	Placer	95661
22-May-89	Fashion Bug #2181, Inc.	CA	2181	*	16835 Valley Boulevard	Fontana	CA	San Bernardino	92335
31-May-89	Fashion Bug #2183, Inc.	OH	2183	*	16280 Dresdon Avenue	East Liverpool	OH	Columbiana	43920
01-Jun-89	Fashion Bug #2184 of Webster, Inc.	NY	2184	*	1900 Empire Boulevard	Webster	NY	Monroe	14580
07-Jun-89	Fashion Bug #2186, Inc.	OR	2186	*	10872 Se Oak	Milwaukie	OR	Clackamas	97222
30-May-89	Fashion Bug #2187, Inc.	MN	2187	*	2420 Highway 29 South	Alexandria	MN	Douglas	56308
30-May-89	Fashion Bug #2189, Inc.	IN	2189	*	52401 Interchange Dr	Elkhart	IN	Elkhart	46514
24-Jul-89	Fashion Bug #2192, Inc.	OH	2192	*	10525 Harrison Ave	Harrison	OH	Hamilton	45030
21-Jun-89	Fashion Bug #2193, Inc.	MA	2193	*	17 Wood Street	Lowell	MA	Middlesex	01852
21-Jun-89	Fashion Bug #2194, Inc.	WI	2194	*	315 Prarie View Road	Chippewa Falls	WI	Chippewa	54729
23-Jun-89	Fashion Bug #2196 of Newark, Inc.	NY	2196	*	Rte 31 East & Rte 88	Newark	NY	Wayne	14513
10-Jul-89	Fashion Bug #2199, Inc.	MD	2199	*	1119 Annapolis Rd	Odenton	MD	Anne Arundel	21113
10-Apr-86	Fashion Bug #2203, Inc.	ME	2203	*	3 Elm Plaza	Waterville	ME	Kennebec	04901
15-Jul-93	Fashion Bug #2204 of Hornell, Inc.	NY	2204	*	1000 State Route 36	Hornell	NY	Steuben	14843
28-Feb-90	Fashion Bug #2210 of Kingston, Inc.	NY	2210	*	2 Schwenk Dr	Kingston	NY	Ulster	12401
28-Aug-89	Fashion Bug #2214, Inc.	MN	2214	*	215 North Central Avenue	West Duluth	MN	St. Louis	55807
20-Apr-90	Fashion Bug #2231, Inc.	MI	2231	*	Market&Hwy M37&M43 W State	Hasting	MI	Barry	49058
26-Sep-89	Fashion Bug #2232, Inc.	MI	2232	*	797 East St	Lapeer	MI	Lapeer	48446
04-Jun-90	Fashion Bug #2237, Inc.	PA	2237	*	601 Route 940	Mt Pocono	PA	Monroe	18344
16-Oct-89	Fashion Bug #2238, Inc.	MA	2238	*	368 Timpany Blvd	Gardner	MA	Worcester	01440
25-Jan-90	Fashion Bug #2239, Inc.	OR	2239	*	2223 Se Tualatin Valley	Hillsboro	OR	Washington	97123
15-Sep-89	Fashion Bug #2240, Inc.	ID	2240	*	Caldwell Blvd & W Karcher	Nampa	ID	Canyon	83651
21-Aug-89	Fashion Bug #2242, Inc.	PA	2242	*	1014 West View Park Drive	West View	PA	Allegheny	15229
14-Dec-89	Fashion Bug #2243, Inc.	WA	2243	*	1809B Ne Vancouver Pl Dr	Vancouver	WA	Clark	98662
19-Jan-90	Fashion Bug #2244 of Canandaigua, Inc.	NY	2244	*	Routes 5 & 20	Canadaigua	NY	Ontario	14424
04-Dec-89	Fashion Bug #2245, Inc.	MD	2245	*	1052 Maiden Choice Lane	Arbutus	MD	Baltimore	21229
29-Dec-89	Fashion Bug #2247, Inc.	OH	2247	*	4897 State Route 125	Georgetown	OH	Brown	45121
26-Feb-90	Fashion Bug #2249, Inc.	OH	2249	*	3315 N Ridge E Unit 260	Ashtabula	OH	Ashtabula	44004

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Dec-89	Fashion Bug #2254, Inc.	WI	2254	*	2955 New Pinery Rd	Portage	WI	Columbia	53901
26-Dec-90	Fashion Bug #2255, Inc.	MD	2255	*	805 Solomons Island Rd N	Prince Frederick	MD	Calvert	20678
28-Nov-89	Fashion Bug #2258, Inc.	IL	2258	*	3000 W Deyoung St Room 404	Marion	IL	Williamson	62959
04-Dec-89	Fashion Bug #2260, Inc.	IL	2260	*	2314 South Harlem Ave	North Riverside	IL	Cook	60546
01-Jan-90	Fashion Bug #2279, Inc.	WI	2279	*	2030 Silvernail Road	Pewaukee	WI	Waukesha	53072
11-Mar-91	Fashion Bug #2289 of Garden City, Inc.	NY	2289	*	646 Stewart Avenue	Garden City	NY	Nassau	11530
18-Jan-90	Fashion Bug #2290, Inc.	RI	2290	*	Diamond Hill & Mendon Rds	Woonsocket	RI	Providence	02895
26-Feb-90	Fashion Bug #2291, Inc.	IN	2291	*	7251 Us Highway 31	Indianapolis	IN	Marion	46227
11-May-90	Fashion Bug #2293, Inc.	OH	2293	*	West Main&Experiment Farm	Troy	OH	Miami	45373
19-Mar-90	Fashion Bug #2305, Inc.	PA	2305	*	44 Bedford Sq	Bedford	PA	Bedford	15522
10-Dec-90	Fashion Bug #2313, Inc.	WA	2313	*	9632 N Newport Highway	Spokane	WA	Spokane	99218
25-Jun-90	Fashion Bug #2314, Inc.	IN	2314	*	Park Road & 21St Street	Connersville	IN	Fayette	47331
16-May-90	Fashion Bug #2315, Inc.	WI	2315	*	Crestview Dr&Gateway Blvd	Hudson	WI	St. Croix	54016
28-Aug-90	Fashion Bug #2325, Inc.	MI	2325	*	1337 Spring Street	Petoskey	MI	Emmet	49770
25-May-90	Fashion Bug #2326, Inc.	PA	2326	*	Foster Avenue & Route 60	Crafton	PA	Allegheny	15205
12-Jun-90	Fashion Bug #2328, Inc.	MN	2328	*	12960 Riverdale Drive	Coon Rapids	MN	Anoka	55433
12-Jun-90	Fashion Bug #2335, Inc.	CA	2335	*	1025 Bellevue Road	Atwater	CA	Merced	95301
15-Jun-90	Fashion Bug #2337, Inc.	OH	2337	*	1590 Marion-Mt Gilead Rd	Marion	OH	Marion	43302
13-Jun-90	Fashion Bug #2339, Inc.	RI	2339	*	Route 2 & Cowesett Road	Warwick	RI	Kent	02886
01-Jul-91	Fashion Bug #2345, Inc.	PA	2345	*	111 Hulst Road - Ste 715	Matamoras	PA	Pike	18336
16-Aug-90	Fashion Bug #2347, Inc.	NH	2347	*	80 Storrs St	Concord	NH	Merrimack	03301
16-Jul-90	Fashion Bug #2348, Inc.	WA	2348	*	7601-7725 Evergreen Way	Everett	WA	Snohomish	98203
19-Nov-90	Fashion Bug #2349, Inc.	IN	2349	*	Us Hwys 41 & 30	Schererville	IN	Lake	46375
16-Aug-90	Fashion Bug #2350, Inc.	NH	2350	*	1458 Lakeshore Drive	Gilford	NH	Belknap	03246
24-Aug-90	Fashion Bug #2351, Inc.	MN	2351	*	Trunk Hwy 10 & 30Th Street	Moorhead	MN	Clay	56560
28-Aug-90	Fashion Bug #2353, Inc.	MI	2353	*	3514 Pine Grove	Port Huron	MI	St. Clair	48060
16-Aug-90	Fashion Bug #2354, Inc.	CA	2354	*	1937 East 20Th St	Chico	CA	Butte	95928
09-Aug-90	Fashion Bug #2359, Inc.	PA	2359	*	Phila Ave & New Holland Rd	Kenhorst	PA	Berks	19607
20-Aug-90	Fashion Bug #2360, Inc.	PA	2360	*	Rt 222 & Leesport Avenue	Muhlenberg	PA	Berks	19560
24-Aug-90	Fashion Bug #2364 of North Tonawanda, Inc.	NY	2364	*	Meadow Dr & Payne Ave	North Tonawanda	NY	Niagara	14120
04-Feb-91	Fashion Bug #2370 of Malone, Inc.	NY	2370	*	230 West Main	Malone	NY	Franklin	12953
14-Dec-90	Fashion Bug #2374, Inc.	WI	2374	*	2700 Pioneer Avenue	Rice Lake	WI	Barron	54868

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Sep-90	Fashion Bug #2376, Inc.	IL	2376	*	87Th St & Kedzie Ave	Chicago	IL	Cook	60652
18-Oct-90	Fashion Bug #2378, Inc.	NV	2378	*	3105 East Tropicana Avenue	Las Vegas	NV	Clark	89121
14-Jan-91	Fashion Bug #2384 of Rochester, Inc.	NY	2384	*	250 Elm Ridge Center Dr	Rochester	NY	Monroe	14626
16-Nov-90	Fashion Bug #2385, Inc.	ME	2385	*	1129 Union St	Bangor	ME	Penobscot	04401
15-Oct-90	Fashion Bug #2389, Inc.	PA	2389	*	Rr 6 & Rte 220, Box 6040	Towanda	PA	Bradford	18848
26-Nov-90	Fashion Bug #2394, Inc.	IN	2394	*	934 North Main Street	Monticello	IN	White	47960
20-Nov-90	Fashion Bug #2395, Inc.	MD	2395	*	217 Kentlands Blvd	Gaithersburg	MD	Montgomery	20878
07-Jan-91	Fashion Bug #2396 of Big Flats, Inc.	NY	2396	*	830 County Route 64	Big Flats	NY	Chemung	14814
22-Jan-91	Fashion Bug #2398, Inc.	NH	2398	*	401A West Street	Keene	NH	Cheshire	03431
14-Apr-91	Fashion Bug #2399, Inc.	MI	2399	*	462-B106 Edgewood Blvd	Lansing	MI	Ingham	48911
09-Sep-85	Fashion Bug #2403, Inc.	CT	2403	*	861 Queen St	Southington	CT	Hartford	06489
14-Jan-91	Fashion Bug #2406, Inc.	MO	2406	*	1237 Water Tower Place	Arnold	MO	Jefferson	63010
21-Mar-91	Fashion Bug #2409, Inc.	PA	2409	*	Us Rt 30 & Rt 981	Latrobe	PA	Westmoreland	15650
28-Feb-91	Fashion Bug #2411, Inc.	MA	2411	*	268 Mohawk Trail	Greenfield	MA	Franklin	01301
04-Mar-91	Fashion Bug #2415, Inc.	PA	2415	*	Rd 8 & 268	Kittanning	PA	Armstrong	16201
08-Apr-91	Fashion Bug #2416, Inc.	MA	2416	*	935 Riverdale Rd	West Springfield	MA	Hampden	01089
08-Apr-91	Fashion Bug #2420, Inc.	MO	2420	*	27 Conley Rd Suite J	Columbia	MO	Boone	65201
23-Apr-91	Fashion Bug #2424, Inc.	MN	2424	*	420 Shilling Dr	Dundas	MN	Rice	55019
25-Apr-91	Fashion Bug #2426 of East Aurora, Inc.	NY	2426	*	123 Gray Street	East Aurora	NY	Erie	14052
04-Jun-91	Fashion Bug #2435, Inc.	OH	2435	*	3957 Burbank Rd	Wooster	OH	Wayne	44691
28-May-91	Fashion Bug #2437, Inc.	PA	2437	*	2600 Willow St Pike No	Willow Street	PA	Lancaster	17584
05-Oct-87	Fashion Bug #2446, Inc.	PA	2446	*	2700 Dekalb Pike	East Norriton	PA	Montgomery	19401
18-Jul-91	Fashion Bug #2449, Inc.	NV	2449	*	3645 S Rainbow Blvd #101	Las Vegas	NV	Clark	89103
18-Sep-91	Fashion Bug #2455 of Wilton, Inc.	NY	2455	*	3065 Route 50	Saratoga Springs	NY	Saratoga	12866
07-Aug-91	Fashion Bug #2468 of Bath, Inc.	NY	2468	*	358 West Washington Blvd	Bath	NY	Steuben	14810
07-Aug-91	Fashion Bug #2470 of Binghamton, Inc.	NY	2470	*	33 West State Street	Binghamton	NY	Broome	13901
07-Aug-91	Fashion Bug #2472, Inc.	CT	2472	*	Rte 72 & Shunpike Rd	Cromwell	CT	Middlesex	06416
29-Oct-84	Fashion Bug #2474, Inc.	OH	2474	*	1230 East State Street	Alliance	OH	Stark	44601
24-Oct-91	Fashion Bug #2485, Inc.	MD	2485	*	Forest Dr & Riva Rd	Annapolis	MD	Anne Arundel	21401
01-Oct-91	Fashion Bug #2488, Inc.	MN	2488	*	2730 Division St	St Cloud	MN	Stearns	56301
30-Sep-91	Fashion Bug #2492, Inc.	PA	2492	*	2 Millbrook Plaza	Mill Hall	PA	Clinton	17751
03-Oct-91	Fashion Bug #2497, Inc.	MA	2497	*	1050 Newport Ave & Rte 95	South Attleboro	MA	Bristol	02703

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

07-Nov-91	Fashion Bug #2505 of Hudson, Inc.	NY	2505	*	351 Fairview Ave	Hudson	NY	Columbia	12534
27-Jan-92	Fashion Bug #2508, Inc.	MO	2508	*	2885 Bogey&Regency Pkwy	St Charles	MO	St. Charles	63301
15-Oct-91	Fashion Bug #2510, Inc.	OH	2510	*	400 E Waterloo Rd	Akron	OH	Summit	44319
04-Nov-91	Fashion Bug #2511, Inc.	IN	2511	*	3377 Kentucky Ave	Indianapolis	IN	Marion	46221
01-Nov-91	Fashion Bug #2512, Inc.	NH	2512	*	172 High Street	Somersworth	NH	Strafford	03878
18-Nov-91	Fashion Bug #2513, Inc.	ME	2513	*	1050 Brighton Ave	Portland	ME	Cumberland	04102
30-Dec-91	Fashion Bug #2524, Inc.	CA	2524	*	29 Palms Hwy & Balsa Ave	Yucca Valley	CA	San Bernardino	92284
11-Dec-91	Fashion Bug #2529, Inc.	AZ	2529	*	2020 North 75Th Ave	Phoenix	AZ	Maricopa	85035
27-Nov-91	Fashion Bug #2533, Inc.	NJ	2533	*	2108 Burlington Mt Holly R	Burlington	NJ	Burlington	08016
06-Dec-91	Fashion Bug #2534, Inc.	NJ	2534	*	Route 9 & First St	Forked River	NJ	Ocean	08734
20-Jul-92	Fashion Bug #2542, Inc.	PA	2542	*	Rodi & Frankstown Road	Penn Hills	PA	Allegheny	15235
27-Jan-92	Fashion Bug #2553, Inc.	OH	2553	*	3849 So High St	Columbus	OH	Franklin	43207
25-Jun-92	Fashion Bug #2555, Inc.	ME	2555	*	147 Old Bath Rd	Brunswick	ME	Cumberland	04011
27-Jan-92	Fashion Bug #2556, Inc.	OH	2556	*	415 So Briel Blvd	Middletown	OH	Butler	45042
26-Feb-92	Fashion Bug #2562, Inc.	OH	2562	*	1524 Coshocton Ave	Mount Vernon	OH	Knox	43050
31-Oct-85	Fashion Bug #2571, Inc.	OH	2571	*	6000 Mahoning Avenue	Youngstown	OH	Mahoning	44515
04-Nov-92	Fashion Bug #2575, Inc.	TN	2575	*	768 S Jefferson Ave	Cookeville	TN	Putnam	38501
02-Apr-92	Fashion Bug #2584 of Cortland, Inc.	NY	2584	*	854 State Rte 13	Cortland	NY	Cortland	13045
26-May-95	Fashion Bug #2585, Inc.	MD	2585	*	8775 Branch Ave	Clinton	MD	Prince George's	20735
13-Oct-92	Fashion Bug #2597 of Colonie, Inc.	NY	2597	*	579 Troy/Schenectady Rd	Latham	NY	Albany	12110
11-May-92	Fashion Bug #2601, Inc.	IN	2601	*	1224 James Ave	Bedford	IN	Lawrence	47421
15-May-92	Fashion Bug #2603, Inc.	KY	2603	*	765 E Cumberland Gap	Corbin	KY	Knox	40701
15-May-92	Fashion Bug #2604 of Vestal, Inc.	NY	2604	*	2405 Vestal Pkwy East	Vestal	NY	Broome	13850
11-May-92	Fashion Bug #2605, Inc.	MD	2605	*	Greenbelt Rd & Cherrywood	Greenbelt	MD	Prince George's	20770
18-May-92	Fashion Bug #2608, Inc.	WI	2608	*	1035 Mutual Way	Appleton	WI	Outagamie	54913
29-Jun-92	Fashion Bug #2610, Inc.	MI	2610	*	300 South Greenville W Dr	Greenville	MI	Montcalm	48838
16-Jun-92	Fashion Bug #2617, Inc.	WA	2617	*	2515 Main Street	Union Gap	WA	Yakima	98903
02-Jul-84	Fashion Bug #2627 of West Seneca, Inc.	NY	2627	*	1881 Ridge Road	West Seneca	NY	Erie	14224
15-Jun-92	Fashion Bug #2635 of Geneseo, Inc.	NY	2635	*	4296 Lakeville Rd	Geneseo	NY	Livingston	14454
02-Jul-92	Fashion Bug #2636, Inc.	NH	2636	*	Rt 101 Portsmouth Ave	Stratham	NH	Rockingham	03885
17-Aug-92	Fashion Bug #2649, Inc.	NM	2649	*	370 Eubank Blvd Ne	Alburquerque	NM	Bernalillo	87123
09-Jul-92	Fashion Bug #2663, Inc.	PA	2663	*	Route 51	Beaver Falls	PA	Beaver	15010

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

07-Aug-92	Fashion Bug #2665, Inc.	WI	2665	*	2123 Zeier Rd	Madison	WI	Dane	53704
05-Aug-92	Fashion Bug #2667, Inc.	VA	2667	*	64 Southpark Blvd	Colonial Heights	VA	Colonial Heights city	23834
14-Aug-92	Fashion Bug #2671, Inc.	MI	2671	*	23041 John R Road	Hazel Park	MI	Oakland	48030
19-Aug-92	Fashion Bug #2679, Inc.	CA	2679	*	1375 N State St	Ukiah	CA	Mendocino	95482
19-Aug-92	Fashion Bug #2680, Inc.	IA	2680	*	1111 E Army Post Road	Des Moines	IA	Polk	50315
22-Apr-93	Fashion Bug #2685, Inc.	MO	2685	*	901 Strobach St	Rolla	MO	Phelps	65401
28-Sep-92	Fashion Bug #2688, Inc.	KY	2688	*	5300 Dixie Highway	Louisville	KY	Jefferson	40216
17-Sep-92	Fashion Bug #2689, Inc.	UT	2689	*	5524 S Redwood Road	Salt Lake City	UT	Salt Lake	84123
23-Jan-84	Fashion Bug #2695, Inc.	PA	2695	*	4260 South 76Th Street	Greenfield	WI	Milwaukee	53220

05-Nov-92	Fashion Bug #2697, Inc.	MA	2697	*	60 Broadway	Malden	MA	Middlesex	02148
14-Sep-92	Fashion Bug #2700 of Port Jefferson, Inc.	NY	2700	*	5010 Nesconset Hwy	E Setaucket	NY	Suffolk	11777
17-Sep-92	Fashion Bug #2701, Inc.	CA	2701	*	1321 East Pacheco Blvd	Los Banos	CA	Merced	93635
02-Sep-92	Fashion Bug #2707, Inc.	MD	2707	*	Route 22 & Beards Hill Rd	Aberdeen	MD	Baltimore	21001
19-Oct-92	Fashion Bug #2708, Inc.	OH	2708	*	413 Boardman-Poland Rd	Youngstown	OH	Mahoning	44512
08-Oct-92	Fashion Bug #2717, Inc.	WI	2717	*	4800 Golf Road	Eau Claire	WI	Eau Claire	54701
14-Oct-92	Fashion Bug #2720, Inc.	WV	2720	*	2714 Mountaineer Blvd	South Charleston	WV	Kanawha	25309
04-Nov-92	Fashion Bug #2722, Inc.	IN	2722	*	1870 Morton St, Us 31 S	Franklin	IN	Johnson	46131
19-Oct-92	Fashion Bug #2724, Inc.	IN	2724	*	158 West Logan St	Noblesville	IN	Hamilton	46060
04-Nov-92	Fashion Bug #2730, Inc.	DE	2730	*	501 Governors Place	Bear	DE	New Castle	19701
04-Nov-92	Fashion Bug #2731, Inc.	DE	2731	*	4493 Highway #1	Rehoboth Beach	DE	Sussex	19971
18-Oct-94	Fashion Bug #2733, Inc.	MO	2733	*	660 S Truman Blvd	Festus	MO	Jefferson	63028
05-Nov-92	Fashion Bug #2736, Inc.	MO	2736	*	1317 So Main St	Sikeston	MO	New Madrid	63801
15-Jun-87	Fashion Bug #2738, Inc.	KY	2738	*	1735 Monmouth Street	Newport	KY	Campbell	41071
05-Nov-92	Fashion Bug #2739 of Rotterdam, Inc.	NY	2739	*	1480 Altamont Ave	Rotterdam	NY	Schenectady	12303
06-Nov-92	Fashion Bug #2741, Inc.	OH	2741	*	9160 Mentor Ave	Mentor	OH	Lake	44060
18-Nov-92	Fashion Bug #2749, Inc.	MN	2749	*	19140 Freeport St Nw	Elk River	MN	Sherburne	55330
13-Nov-92	Fashion Bug #2750, Inc.	PA	2750	*	457 So Oxford Valley Road	Fairless Hills	PA	Bucks	19030
30-Nov-92	Fashion Bug #2751, Inc.	IN	2751	*	413 West Eades Pkwy	Lawrenceburg	IN	Dearborn	47025
07-Dec-92	Fashion Bug #2767, Inc.	PA	2767	*	E Market St & Memory Lane	York	PA	York	17402
29-Oct-93	Fashion Bug #2775, Inc.	IN	2775	*	4122 Northrop St	Fort Wayne	IN	Allen	46805
01-Mar-93	Fashion Bug #2791, Inc.	OH	2791	*	3310 New Germany Trebein	Beaver Creek	OH	Greene	45431

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

10-Jun-93	Fashion Bug #2794, Inc.	NV	2794	*	Hwy I80 & Rte 225	Elko	NV	Elko	89801
13-Jan-87	Fashion Bug #2796 of Cobleskill, Inc.	NY	2796	*	Rr 3, Box 224F	Cobleskill	NY	Schoharie	12043
09-Aug-01	Fashion Bug #2797, Inc.	NJ	2797	*	83 South Whitehorse Pike	Hammonton	NJ	Atlantic	08037
09-Dec-93	Fashion Bug #2807, Inc.	IN	2807	*	2363 Hwy 135 Nw Ste 109	Corydon	IN	Harrison	47112
23-Mar-79	Fashion Bug #2811, Inc.	PA	2811	*	Routes 70 & 88	Bricktown	NJ	Ocean	08723
02-Jun-92	Fashion Bug #2820, Inc.	CT	2820	*	220 Route 12	Groton	CT	New London	06340
09-Aug-91	Fashion Bug #2821, Inc.	VA	2821	*	14050 Shoppers Best Way	Woodbridge	VA	Prince William	22192
22-Jan-93	Fashion Bug #2838, Inc.	OR	2838	*	2300 No Hwy 99W	Mcminnville	OR	Yamhill	97128
22-Jul-93	Fashion Bug #2842, Inc.	IL	2842	*	656 Carlyle Road	Belleville	IL	St. Clair	62221
28-May-93	Fashion Bug #2844, Inc.	PA	2844	*	621 Conchester Hwy	Boothwyn	PA	Delaware	19061
25-Jun-93	Fashion Bug #2851, Inc.	NJ	2851	*	860 Fischer Blvd	Toms River	NJ	Ocean	08753
15-Jul-93	Fashion Bug #2853 of Rome, Inc.	NY	2853	*	Route 69 & 49	Rome	NY	Oneida	13440
16-Dec-86	Fashion Bug #2855, Inc.	IL	2855	*	1111 West Broadway, Rt 161	Centralia	IL	Clinton	62801
09-Aug-93	Fashion Bug #2857, Inc.	OH	2857	*	1248 S Main St & Us127	Bryan	OH	Williams	43506
16-Aug-93	Fashion Bug #2858, Inc.	CA	2858	*	4675 Torrance Blvd	Torrance	CA	Los Angeles	90503
19-Jul-93	Fashion Bug #2864, Inc.	OH	2864	*	2333 East State Street	Salem	OH	Columbiana	44460
15-Sep-93	Fashion Bug #2879, Inc.	OR	2879	*	925 Northeast D St	Grants Pass	OR	Josephine	97526
17-Sep-93	Fashion Bug #2898, Inc.	CA	2898	*	1557 East Noble	Visalia	CA	Tulare	93291
24-Jan-94	Fashion Bug #2905, Inc.	IN	2905	*	5255 E Thompson Rd	Indianapolis	IN	Marion	46237
02-Nov-93	Fashion Bug #2906, Inc.	IN	2906	*	1523 No State St	Greenfield	IN	Hancock	46140
02-Nov-93	Fashion Bug #2907, Inc.	IL	2907	*	1792 N Richmond Road	Mchenry	IL	McHenry	60050
13-Oct-93	Fashion Bug #2909, Inc.	PA	2909	*	1006 N Elmira St	Sayre	PA	Bradford	18840
18-Oct-93	Fashion Bug #2915, Inc.	MA	2915	*	319 Massachusetts Ave	Lunenburg	MA	Worcester	01462
19-Nov-93	Fashion Bug #2920, Inc.	WA	2920	*	601 S Pioneer Way Ste C	Moses Lake	WA	Grant	98837
29-Nov-93	Fashion Bug #2924, Inc.	WI	2924	*	7100 Green Bay Rd	Kenosha	WI	Kenosha	53142
09-Dec-93	Fashion Bug #2930, Inc.	IL	2930	*	1070 S Barrington Rd #P-2	Streamwood	IL	Cook	60107
21-Jan-94	Fashion Bug #2932, Inc.	MA	2932	*	68 Stafford St	Worcester	MA	Worcester	01603
09-Dec-93	Fashion Bug #2941, Inc.	DE	2941	*	1049 N Dupont Hwy	Dover	DE	Kent	19901
13-Jan-94	Fashion Bug #2958, Inc.	MI	2958	*	701 68Th St Suite 200	Grand Rapids	MI	Kent	49509
10-Jan-94	Fashion Bug #2959 of Buffalo, Inc.	NY	2959	*	2101 Elmwood Avenue	Buffalo	NY	Erie	14207
22-Feb-94	Fashion Bug #2969, Inc.	WY	2969	*	2610 S Douglas Hwy	Gillette	WY	Campbell	82716
09-Mar-94	Fashion Bug #2974, Inc.	MI	2974	*	1809 E Sherman Blvd	Muskegon	MI	Muskegon	49444

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

02-Mar-94	Fashion Bug #2978, Inc.	OH	2978	*	1073 No Court St	Medina	OH	Medina	44256
29-Mar-94	Fashion Bug #2988, Inc.	IN	2988	*	2077 South Main St	Rochester	IN	Fulton	46975
29-Mar-94	Fashion Bug #2989, Inc.	IN	2989	*	843 So College Ave	Rensselaer	IN	Jasper	47978
28-Apr-94	Fashion Bug #2995, Inc.	OH	2995	*	294 County Road 120 South	Burlington	OH	Lawrence	45680
20-Apr-94	Fashion Bug #2998, Inc.	PA	2998	*	3726 Easton/Nazareth Hwy	Easton	PA	Northampton	18045
12-May-94	Fashion Bug #3001, Inc.	VA	3001	*	6555 Market Dr	Gloucester	VA	Gloucester	23061
26-May-94	Fashion Bug #3006, Inc.	AZ	3006	*	4401 So White Mtn Rd	Showlow	AZ	Navajo	85901
25-Apr-94	Fashion Bug #3011, Inc.	PA	3011	*	818 S St Mary'S Road	Saint Mary'S	PA	Elk	15857
30-Jun-94	Fashion Bug #3016, Inc.	OH	3016	*	Routes 303 & 43	Streetsboro	OH	Portage	44241
26-Jul-94	Fashion Bug #3018, Inc.	WV	3018	*	Routes 17 & 340	Charles Town	WV	Jefferson	25414
04-Oct-94	Fashion Bug #3040, Inc.	MO	3040	*	610 Walmart Dr & Karsch	Farmington	MO	St. Francois	63640
28-Sep-94	Fashion Bug #3042, Inc.	IN	3042	*	10335 Indianapolis Blvd	Highland	IN	Lake	46322
31-Aug-94	Fashion Bug #3048 of Wellsville, Inc.	NY	3048	*	111 Bolivar, Rte 417	Wellsville	NY	Allegany	14895
30-Aug-94	Fashion Bug #3049, Inc.	CT	3049	*	352 West Middle Tnpk	Manchester	CT	Hartford	06040
18-Oct-94	Fashion Bug #3050, Inc.	MA	3050	*	24 Fairhavens Commons Way	Fairhaven	MA	Bristol	02719
19-Oct-94	Fashion Bug #3052, Inc.	MO	3052	*	2633 North Kansas Avenue	Springfield	MO	Greene	65803
14-Dec-94	Fashion Bug #3054, Inc.	IL	3054	*	Swc Hwy 67 & Lincoln Ave	Jacksonville	IL	Morgan	62650
08-Aug-94	Fashion Bug #3057, Inc.	PA	3057	*	3100 Oakland Avenue	Indiana	PA	Indiana	15701
30-Aug-94	Fashion Bug #3058, Inc.	CT	3058	*	57 Washington Ave	North Haven	CT	New Haven	06473
19-Oct-94	Fashion Bug #3079, Inc.	MO	3079	*	9410 Highway 350	Raytown	MO	Jackson	64133
18-Oct-94	Fashion Bug #3081, Inc.	PA	3081	*	1514 N Center Avenue	Somerset	PA	Somerset	15501
05-Sep-96	Fashion Bug #3091, Inc.	PA	3091	*	1537 Bethlehem Pk Suite D1	Hatfield	PA	Bucks	19440
03-Mar-87	Fashion Bug #3092, Inc.	WI	3092	*	2350 East Mason Street	Green Bay	WI	Brown	54302
26-Feb-96	Fashion Bug #3094, Inc.	ME	3094	*	830 Main St Po Box 35	Presque Isle	ME	Aroostook	04769
28-Feb-97	Fashion Bug #3099, Inc.	MD	3099	*	10486 South Campus Way	Upper Marlboro	MD	Prince George's	20774
16-Apr-97	Fashion Bug #3102, Inc.	WV	3102	*	536 Emily Drvie	Clarksburg	WV	Harrison	26301
25-Jun-97	Fashion Bug #3115, Inc.	MI	3115	*	17275 Silver Parkway	Fenton	MI	Genesee	48430
17-Jun-97	Fashion Bug #3116, Inc.	MO	3116	*	1325 Highway K	O'Fallon	MO	St. Charles	63366
03-Jul-97	Fashion Bug #3120, Inc.	AZ	3120	*	4523 E. Thomas Road	Phoenix	AZ	Maricopa	85018
27-Jun-97	Fashion Bug #3121, Inc.	PA	3121	*	664 Shrewsbury Commons Ave	Shrewsbury	PA	York	17361
27-Jun-97	Fashion Bug #3122, Inc.	PA	3122	*	5055 Library Rd	Bethel Park	PA	Allegheny	15102
17-Jun-97	Fashion Bug #3123, Inc.	MO	3123	*	1839B E Independence	Springfield	MO	Greene	65804

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Nov-97	Fashion Bug #3130, Inc.	NJ	3130	*	130 North Main Street	Manville	NJ	Somerset	08835
28-Apr-98	Fashion Bug #3131, Inc.	OH	3131	*	5800 Dressler Rd N.W.	Canton	OH	Stark	44720
01-Dec-97	Fashion Bug #3134, Inc.	IL	3134	*	4311 E Lincoln Way, Ste L	Sterling	IL	Whiteside	61081
16-Mar-00	Fashion Bug #3137, Inc.	PA	3137	*	Rt. 30 and Route 10	W. Sadsbury	PA		19365
12-Nov-97	Fashion Bug #3138, Inc.	CA	3138	*	2225 Plaza Pwy/Suite I-2	Modesto	CA	Stanislaus	95350
12-Nov-97	Fashion Bug #3139, Inc.	OH	3139	*	209 S. Hollywood Blvd.	Steubenville	OH	Jefferson	43952
19-Dec-97	Fashion Bug #3143 of Norwich, Inc.	NY	3143	*	54 E Main Street	Norwich	NY	Chenango	13815
23-Jan-98	Fashion Bug #3148, Inc.	IL	3148	*	3801 Nameoki Rd .	Granite City	IL	Madison	62040
09-Feb-98	Fashion Bug #3155, Inc.	AZ	3155	*	812 W. Warner Rd, Ste 8	Chandler	AZ	Maricopa	85224
15-Apr-98	Fashion Bug #3159, Inc.	NM	3159	*	4229 Crestview Dr S.E.	Rio Rancho	NM	Sandoval	87124
23-Jan-98	Fashion Bug #3163, Inc.	NJ	3163	*	3501 Route 42	Turnersville	NJ	Gloucester	08012
23-Jan-98	Fashion Bug #3166, Inc.	NJ	3166	*	1601 West Edgar Road	Linden	NJ	Union	07036
23-Jan-98	Fashion Bug #3170, Inc.	TX	3170	*	9411 Alameda Avenue	El Paso	TX	El Paso	79907
29-Jan-98	Fashion Bug #3179, Inc.	VA	3179	*	3609 Plank Rd	Fredericksburg	VA	Spotsylvania	22407
26-Feb-98	Fashion Bug #3187, Inc.	KS	3187	*	7712 State Avenue	Kansas City	KS	Wyandotte	66112
17-Mar-98	Fashion Bug #3195, Inc.	MD	3195	*	1344 A Eastern Blvd	Essex	MD	Baltimore	21221
09-Sep-98	Fashion Bug #3198, Inc.	MO	3198	*	2064 Washington Crossing	Washington	MO	Franklin	63091
14-Apr-98	Fashion Bug #3199, Inc.	MO	3199	*	12224 S. 71 Highway	Grandview	MO	Jackson	64030
30-Jul-98	Fashion Bug #3201, Inc.	PA	3201	*	95 E. Street Rd	Feasterville	PA	Bucks	19053
05-Jul-83	Fashion Bug #3202, Inc.	PA	3202	*	902 Grafton Street	Worcester	MA	Worcester	01604
07-May-98	Fashion Bug #3203, Inc.	TN	3203	*	516 E. Enon Springs Rd	Smyrna	TN	Rutherford	37167
12-Feb-99	Fashion Bug #3206, Inc.	OH	3206	*	108 Meadow Park Drive	Lewis Center	OH	Delaware	43035
29-Oct-98	Fashion Bug #3209, Inc.	IA	3209	*	902 W Kimberly Road	Davenport	IA	Scott	52806
09-Jun-98	Fashion Bug #3210, Inc.	CA	3210	*	346 So. Mountain Avenue	Upland	CA	San Bernardino	91786
15-Jul-98	Fashion Bug #3212, Inc.	TN	3212	*	90 Dover Crossing Road	Clarksville	TN	Montgomery	37042
02-Jul-98	Fashion Bug #3213, Inc.	PA	3213	*	1617 So Market St	Elizabethtown	PA	Lancaster	17022
29-Jun-98	Fashion Bug #3215, Inc.	MI	3215	*	9058 Highland Road	White Lake	MI	Oakland	48386
15-Jul-98	Fashion Bug #3216, Inc.	CA	3216	*	78-870 Highway 111	La Quinta	CA	Riverside	92253
21-Oct-98	Fashion Bug #3224, Inc.	NJ	3224	*	34 Barbour Avenue	Passaic	NJ	Passaic	07055
15-Oct-98	Fashion Bug #3225, Inc.	PA	3225	*	16226 Conneaut Lake Rd	Meadville	PA	Crawford	16335
02-Oct-98	Fashion Bug #3226 of Auburn, Inc.	NY	3226	*	Grant Ave Rt.5 Mcintosh Dr	Auburn	NY	Cayuga	13021
29-Oct-98	Fashion Bug #3227, Inc.	CA	3227	*	44436 Valley Central Way	Lancaster	CA	Los Angeles	93536

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

10-Nov-98	Fashion Bug #3232, Inc.	IN	3232	*	1220 West 15Th Street	Auburn	IN	De Kalb	46706
14-Oct-98	Fashion Bug #3235, Inc.	IN	3235	*	486 West Plaza Drive	Columbia City	IN	Whitley	46725
22-Oct-98	Fashion Bug #3236, Inc.	PA	3236	*	790 Summit Ridge Plaza	Mt. Pleasant	PA	Westmoreland	15666
29-Oct-98	Fashion Bug #3237, Inc.	IL	3237	*	1005 Northwest St. Suite C	Olney	IL	Richland	62450
25-Nov-98	Fashion Bug #3240, Inc.	NJ	3240	*	1258 Us Highway 22	Phillipsburg	NJ	Warren	08865
22-Dec-98	Fashion Bug #3243, Inc.	WI	3243	*	1820 Plover Road, Suite C	Plover	WI	Portage	54467
25-Nov-98	Fashion Bug #3246, Inc.	PA	3246	*	300 Walmart Dr Suite 110	Ebensburg	PA	Cambria	15931
16-Dec-99	Fashion Bug #3251, Inc.	FL	3251	*	3251 Hollywood Blvd	Hollywood	FL	Broward	33021
22-Dec-98	Fashion Bug #3253, Inc.	IA	3253	*	3241 Gordon Drive	Sioux City	IA	Woodbury	51106
23-Dec-98	Fashion Bug #3254, Inc.	MD	3254	*	Rt. 27 / Rt. 144	Mount Airy	MD		21771
26-Jan-99	Fashion Bug #3255, Inc.	NE	3255	*	12115 West Center Road	Omaha	NE	Douglas	68144
11-Feb-99	Fashion Bug #3265, Inc.	MN	3265	*	951 East County Road E.	Vadnais Heights	MN	Washington	55127
17-Mar-99	Fashion Bug #3267, Inc.	CA	3267	*	141-A E. Willow	Long Beach	CA	Los Angeles	90806
04-Mar-99	Fashion Bug #3274, Inc.	CA	3274	*	4535 Century Blvd	Pittsburg	CA	Contra Costa	94565
07-Jul-99	Fashion Bug #3278, Inc.	FL	3278	*	15871 Pines Boulevard	Pembroke Pines	FL	Broward	33027
16-Mar-99	Fashion Bug #3280, Inc.	TX	3280	*	816 W. Mcdermott Rd #300	Allen	TX	Collin	75013
16-Mar-99	Fashion Bug #3281 of Syracuse, Inc.	NY	3281	*	4713 Onondaga Blvd	Syracuse	NY	Onondaga	13219
01-Apr-99	Fashion Bug #3284 of Poughkeepsie, Inc.	NY	3284	*	2585 South Rd. - Rt. 9	Poughkeepsie	NY	Dutchess	12601
05-Apr-99	Fashion Bug #3288, Inc.	MI	3288	*	1789 South Cedar Rd	Imlay City	MI	Lapeer	48444
05-Apr-99	Fashion Bug #3289, Inc.	CA	3289	*	3076 West Shaw	Fresno	CA	Fresno	93711
21-Apr-99	Fashion Bug #3291, Inc.	CA	3291	*	7116 Broadway	Lemon Grove	CA	San Diego	91945
22-Apr-99	Fashion Bug #3292, Inc.	MI	3292	*	23943 West Road	Brownstown	MI	Wayne	48134
01-Jul-99	Fashion Bug #3296, Inc.	MN	3296	*	1136 Viering Dr	Shakopee	MN	Scott	55379
22-Apr-99	Fashion Bug #3297, Inc.	NJ	3297	*	27 Hampton House Rd	Newton	NJ	Sussex	07860
28-Jul-99	Fashion Bug #3299, Inc.	PA	3299	*	1556 Chester Pike	Eddystone	PA	Delaware	19022
21-Apr-99	Fashion Bug #3301, Inc.	WA	3301	*	15735 E. Broadway, Suite E	Veradale	WA	Spokane	99037
07-Jul-99	Fashion Bug #3310, Inc.	CA	3310	*	23921-A Sunnymead Blvd.	Moreno Valley	CA	Riverside	92553
27-Sep-99	Fashion Bug #3318, Inc.	WA	3318	*	1221 Auburn Way No	Auburn	WA	King	98002
20-Jul-99	Fashion Bug #3319, Inc.	IN	3319	*	1730 Apple Glen Blvd	Fort Wayne	IN	Allen	46804
07-Jul-99	Fashion Bug #3321, Inc.	CA	3321	*	2339 W. Hammer Ln. Suite L	Stockton	CA	San Joaquin	95209
20-Jul-99	Fashion Bug #3322, Inc.	CA	3322	*	1235 North Davis Rd.	Salinas	CA	Monterey	93906
22-Jul-99	Fashion Bug #3332, Inc.	FL	3332	*	4711 Babcock St. N.E.	Palm Bay	FL	Brevard	32905

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

27-Jul-99	Fashion Bug #3337, Inc.	MN	3337	*	2028 Paul Bunyon Drive	Bemidji	MN	Beltrami	56601
19-Aug-99	Fashion Bug #3339, Inc.	OH	3339	*	Highway 70/Mall Road	St. Clairsville	OH	Belmont	43950
11-Aug-99	Fashion Bug #3340, Inc.	TX	3340	*	205 Sam Walton Way	Terrell	TX	Kaufman	75160
06-Aug-99	Fashion Bug #3341 of Lockport, Inc.	NY	3341	*	5847-B S. Transit Rd	Lockport	NY	Niagara	14094
29-Jul-99	Fashion Bug #3343, Inc.	OH	3343	*	2857 Taylor Rd Sw	Reynoldsburg	OH	Fairfield	43068
11-Aug-99	Fashion Bug #3344, Inc.	NJ	3344	*	Rt. 130 & Andover Road	Cinnaminson	NJ		8077
29-Jul-99	Fashion Bug #3345, Inc.	IA	3345	*	550 36Th Avenue Sw-Suite N	Altoona	IA	Polk	50009
28-Jul-99	Fashion Bug #3346, Inc.	IL	3346	*	3088 North Water Street	Decatur	IL	Macon	62526
19-Aug-99	Fashion Bug #3348, Inc.	WA	3348	*	1St Ave. S.& S.W. 148Th St	Burien	WA	King	98166
13-Oct-99	Fashion Bug #3349, Inc.	OR	3349	*	1515 Ne 181St Avenue	Gresham	OR	Multnomah	97230
06-Aug-99	Fashion Bug #3351 of Rochester, Inc.	NY	3351	*	Chili Rd. (Rt. 33A) & Howard Rd.	Rochester (Gates)	NY		14624
19-Aug-99	Fashion Bug #3362, Inc.	OK	3362	*	12309 E. 96Th St. - N	Owasso	OK	Tulsa	74055
19-Aug-99	Fashion Bug #3364, Inc.	WA	3364	*	1472 Olney Ave, Se #101	Port Orchard	WA	Kitsap	98366
23-Sep-99	Fashion Bug #3373, Inc.	IL	3373	*	Rt. 3	Waterloo	IL		62298
28-Oct-99	Fashion Bug #3384, Inc.	IL	3384	*	1403 W Ferdon St. Suite-1	Litchfield	IL	Montgomery	62056
19-Jan-00	Fashion Bug #3385, Inc.	MO	3385	*	139 N. Belt Highway	St. Joseph	MO	Buchanan	64506
27-Oct-99	Fashion Bug #3386, Inc.	OH	3386	*	13 Massillon Mktpl Dr Sw	Massillon	OH	Stark	44646
28-Oct-99	Fashion Bug #3388, Inc.	FL	3388	*	Merritt Island Causeway & Courtney Parkway	Merritt Island	FL		32952
18-Nov-99	Fashion Bug #3397, Inc.	CA	3397	*	2105 Theater Drive	Paso Robles	CA		93446
18-Feb-00	Fashion Bug #3405 of Riverhead, Inc.	NY	3405	*	767 Old Country Road	Riverhead	NY	Suffolk	11901
28-Dec-99	Fashion Bug #3407, Inc.	MO	3407	*	1310 Southern Hills Center	West Plains	MO	Howell	65775
22-Dec-99	Fashion Bug #3408 of Hamburg, Inc.	NY	3408	*	6000 South Park Avenue	Hamburg	NY		14075
03-Feb-00	Fashion Bug #3409, Inc.	PA	3409	*	1036 Lititz Pike	Lititz	PA	Lancaster	17543
19-Jan-00	Fashion Bug #3411, Inc.	NJ	3411	*	Trenton Rd/Broadway Rd.	Browns Mills	NJ		8015
05-Jan-00	Fashion Bug #3413, Inc.	TX	3413	*	1614 W University Dr	Edinburg	TX	Hidalgo	78539
19-Jan-00	Fashion Bug #3414, Inc.	OK	3414	*	I-40 & South MacArthur Blvd.	Oklahoma City	OK		73127
07-Mar-00	Fashion Bug #3415, Inc.	OK	3415	*	11005E 71St St. South	Tulsa	OK	Tulsa	74133
28-Jan-00	Fashion Bug #3416, Inc.	OK	3416	*	1829 N. Highway 81	Duncan	OK	Stephens	73533
02-Feb-00	Fashion Bug #3422, Inc.	NJ	3422	*	1468 Blackwood-Clementon	Clementon	NJ	Camden	08021
18-Feb-00	Fashion Bug #3430, Inc.	KS	3430	*	1906 Johnson Drive	Derby	KS	Sedgwick	67037
18-Feb-00	Fashion Bug #3434, Inc.	TX	3434	*	2900 Soncy Road	Amarillo	TX	Potter	79121
29-Feb-00	Fashion Bug #3440, Inc.	MS	3440	*	95 Goodman Rd	Southaven	MS	DeSoto	38671

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

31-Jan-01	Fashion Bug #3441, Inc.	OH	3441	*	1703 & 1707 N. Memorial Dr. - Space 3 & 4	Lancaster	OH		43130
21-Mar-00	Fashion Bug #3442 of Staten Island, Inc.	NY	3442	*	1775 South Ave. - Rt. 440	Staten Island	NY	Richmond	10314
22-Mar-00	Fashion Bug #3443, Inc.	IL	3443	*	504 Riverside Rd.	East Peoria	IL	Tazewell	61611
22-Mar-00	Fashion Bug #3445, Inc.	OK	3445	*	526 S.George Nigh Expwy	Mcalester	OK	Pittsburg	74501
04-Apr-00	Fashion Bug #3446, Inc.	AZ	3446	*	10280 North 91St Ave.	Peoria	AZ	Maricopa	85345
29-Mar-00	Fashion Bug #3450, Inc.	MS	3450	*	Highway 80	Clinton	MS		39056
05-Jun-00	Fashion Bug #3451, Inc.	IN	3451	*	1147 Ireland Rd.	South Bend	IN	St. Joseph	46614
24-Apr-00	Fashion Bug #3452, Inc.	NC	3452	*	1730-B Croaton Hwy	Kill Devil Hills	NC	DARE	27948
20-Apr-00	Fashion Bug #3455, Inc.	TX	3455	*	W. Fourth Street	Lubbock	TX		7416
01-May-00	Fashion Bug #3457, Inc.	NM	3457	*	2355 Main St. Se	Los Lunas	NM	Valencia	87031
26-Apr-00	Fashion Bug #3458, Inc.	AZ	3458	*	1193 W. Irvington Road	Tucson	AZ		85714
02-May-00	Fashion Bug #3463, Inc.	OH	3463	*	960 Hebron Rd	Heath	OH	Licking	43056
16-Aug-00	Fashion Bug #3470, Inc.	IN	3470	*	4315 Commerce Drive	Lafayette	IN	Tippecanoe	47905
10-May-00	Fashion Bug #3471, Inc.	ID	3471	*	2041 So. 25Th East	Ammon	ID	Bonneville	83406
18-May-00	Fashion Bug #3473, Inc.	IL	3473	*	17805 S. Halsted St	Homewood	IL	COOK	60430
05-Jun-00	Fashion Bug #3475, Inc.	KY	3475	*	372 Diederich Blvd.	Ashland	KY	Boyd	41101
29-Jun-00	Fashion Bug #3477, Inc.	ID	3477	*	Eagle Rd. & Fairview Avenue	Meridian	ID		83642
06-Jun-00	Fashion Bug #3479, Inc.	AR	3479	*	2308 Fayetteville Rd. #400	Van Buren	AR	Crawford	72956

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Jun-00	Fashion Bug #3483, Inc.	TX	3483	*	960 N Walnut Creek Dr-100	Mansfield	TX	Tarrant	76063
20-Jun-00	Fashion Bug #3485, Inc.	DE	3485	*	Route 113	Milford	DE		19963
28-Jun-00	Fashion Bug #3491 of Cheektowaga, Inc.	NY	3491	*	740 Thruway Plaza Drive	Cheektowaga	NY	Erie	14225
13-Jul-00	Fashion Bug #3492, Inc.	PA	3492	*	2505-2509 W. State Street	New Castle	PA	Lawrence	16101
09-Aug-00	Fashion Bug #3495, Inc.	OR	3495	*	Royal Ave. & Danebo Road	Eugene	OR		94702
29-Jun-00	Fashion Bug #3496, Inc.	IL	3496	*	1641 Broadway St.	Pekin	IL	Tazewell	61554
19-Oct-00	Fashion Bug #3501 of Middletown, Inc.	NY	3501	*	Orange Plaza	Middletown	NY
30-Aug-00	Fashion Bug #3504, Inc.	VA	3504	*	U.S. Route 460	Bluefield	VA		24605
16-Aug-00	Fashion Bug #3507, Inc.	AR	3507	*	2002B So.Pleasant St.	Springdale	AR	Washington	72764
16-Aug-00	Fashion Bug #3512, Inc.	NJ	3512	*	20 West Park Ave.	Vineland	NJ	CUMBERLAND	08360
12-Sep-00	Fashion Bug #3513, Inc.	KY	3513	*	278 Cassidy Boulevard	Pikeville	KY		41501
06-Sep-00	Fashion Bug #3514, Inc.	CA	3514	*	California Oaks Road	Murrieta	CA		92562
03-Nov-00	Fashion Bug #3516, Inc.	IN	3516	*	SR 240 & 10th Street	Greencastle	IN		46135
21-Sep-00	Fashion Bug #3521, Inc.	CA	3521	*	State Highway 108	Sonora	CA		95370
13-Sep-00	Fashion Bug #3525, Inc.	OH	3525	*	U.S. Rt. 33 & State Rt. 664	Logan	OH		43138
13-Dec-00	Fashion Bug #3527, Inc.	OH	3527	*	Southgate Road (S.R. 209)	Cambridge	OH		43725
06-Sep-00	Fashion Bug #3535, Inc.	OH	3535	*	Olde U.S. 20	Rossford	OH		43460
30-Aug-00	Fashion Bug #3538, Inc.	VA	3538	*	Interstate 81	Wytheville	VA		24382
05-Apr-01	Fashion Bug #3540, Inc.	UT	3540	*	Washington Blvd (Hwy 236) Harrisville Rd (Hwy 89) & North St.	Ogden	UT		84404
13-Nov-00	Fashion Bug #3545, Inc.	OH	3545	*	US 24 & 105 (Scott Street)	Napoleon	OH		43545
13-Nov-00	Fashion Bug #3547, Inc.	WA	3547	*	Hwy. 101 & Brook Avenue	Port Angeles	WA		98362
13-Nov-00	Fashion Bug #3548, Inc.	CA	3548	*	Rosedale Hwy. & Coffee Road	Bakersfield	CA		93312
05-Jan-01	Fashion Bug #3549, Inc.	MO	3549	*	2405 7Th St.	Joplin	MO	Jasper	64801
21-Nov-00	Fashion Bug #3553, Inc.	KY	3553	*	U.S. Hwy. 31 & Lake Springs	Franklin	KY		42134
13-Dec-00	Fashion Bug #3556, Inc.	OR	3556	*	2927 Broadway Street, S.E.	Salem	OR		97303
05-Jan-01	Fashion Bug #3558, Inc.	KY	3558	*	US Hwy 31 W. & Ring Road	Elizabethtown	KY		42701
05-Jan-01	Fashion Bug #3560, Inc.	FL	3560	*	Lumsden Road	Brandon	FL		33511
05-Jan-01	Fashion Bug #3561, Inc.	FL	3561	*	W. Commercial Blvd	Tamarac	FL		33319
07-Feb-01	Fashion Bug #3565, Inc.	MI	3565	*	Telegraph & Front Street	Monroe	MI		48161
02-Apr-01	Fashion Bug #3570, Inc.	MO	3570	*	Hwy 30 & Hwy 141	Fenton	MO		63026
26-Mar-01	Fashion Bug #3572, Inc.	OH	3572	*	State Route 53	Fremont	OH		43420

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Apr-01	Fashion Bug #3573, Inc.	NJ	3573	*	Route 30	Lawnside	NJ		8045
04-May-01	Fashion Bug #3574, Inc.	OH	3574	*	2360 Tiffin Avenue	Findlay	OH		45840
25-Jun-01	Fashion Bug #3575, Inc.	WV	3575	*	Nitro Boulevard	Nitro	WVA		25313
14-Jun-01	Fashion Bug #3577, Inc.	KY	3577	*	S. Hwy 27 & Oak Hill	Somerset	KY		42501
15-Jun-01	Fashion Bug #3580, Inc.	WV	3580	*	US Hwy 119 & St. Hwy. 10	Logan	WVA		25601
25-Jul-01	Fashion Bug #3581, Inc.	PA	3581	*	Route 222/Mill Creek Road	Trexlertown	PA	Lehigh	18087
07-Aug-01	Fashion Bug #3583, Inc.	PA	3583	*	Route 30	Irwin	PA	Westmoreland	15642
27-Sep-01	Fashion Bug #3585, Inc.	IN	3585	*	Valparaiso Marketplace, 2410 LaPorte Ave., Ste 150	Valparaiso	IN	Porter	46383
25-Oct-01	Fashion Bug #3589, Inc.	IL	3589	*	SEC Highway 1 & W. Newell Road	Danville	IL	Vermilion	61834
04-Dec-01	Fashion Bug #3591, Inc.	MD	3591	*	8886 Waltham Woods Road	Baltimore	MD	Baltimore	21234
14-Jan-02	Fashion Bug #3593, Inc.	ID	3593	*	Nez Perce Terrace, Thain Road & Nez Perce Drive	Lewiston	ID	Nez Perce	83501
29-Jul-02	Fashion Bug #3596, Inc.	CT	3596	*	Naugatuck Valley Shopping Center, Route 69 (Wolcott Street)	Waterbury	CT	New Haven	6705
21-Aug-02	Fashion Bug #3597, Inc.	PA	3597	*	Hanover Crossing, Eisenhower Drive	Hanover	PA	York	17331
21-Aug-02	Fashion Bug #3598, Inc.	PA	3598	*	Wilkes Barre Marketplace, Highland Boulevard	Wilkes Barre	PA	Luzerne	18702
22-Aug-02	Fashion Bug #3599, Inc.	IN	3599	*	Wal-Mart Supercenter, Walton Boulevard	Warsaw	IN	Kosciusko	46580
26-Aug-02	Fashion Bug #3600, Inc.	OH	3600	*	Village Green Shopping Center, 675 Deis Drive	Fairfield	OH	Butler	45014
01-Oct-02	Fashion Bug #3601, Inc.	IN	3601	*	Evansville Pavilion, Lloyd Expressway and Buckhardt Road	Evansville	IN	Vanderburgh	47715
11-Oct-02	Fashion Bug #3602, Inc.	NM	3602	*	5001 Montgomery Boulevard #115	Albuquerque	NM	Bernalillo	87109
11-Oct-02	Fashion Bug #3603, Inc.	FL	3603	*	Concire's Shopping Center, Gall Boulevard	Zephryhills	FL	Pasco	33541
20-Dec-02	Fashion Bug #3604, Inc.	PA	3604	*	Lehigh Shopping Center, 2168 W. Union Boulevard	Bethlehem	PA	Northampton	18018
14-Nov-02	Fashion Bug #3607, Inc.	NJ	3607	*	Route 9 - Lanes Mill Road	Howell	NJ	Monmouth	7731
03-Dec-02	Fashion Bug #3608, Inc.	MI	3608	*	Wal-Mart Supercenter, M55 Highway	Houghton Lake	MI	Roscommon	48629
19-Dec-02	Fashion Bug #3609, Inc.	MI	3609	*	Harper Village, 1276 Harper Village Drive	Battle Creek	MI	Calhoun	49014
16-Dec-02	Fashion Bug #3610, Inc.	PA	3610	*	Trinity Point S/C, Route 19 (William Finn Road)	Washington	PA	Washington	15301
21-Jan-03	Fashion Bug #3611, Inc.	NJ	3611	*	Hadley Shopping Center, Stelton Raod	South Plainfield	NJ	Middlesex	7080
05-Jun-03	Fashion Bug #3612, Inc.	PA	3612	*	Buckhorn Plaza, Route 42 (Interchange Road)	Bloomsburg	PA	Columbia	17815
31-Mar-03	Fashion Bug #3614, Inc.	IN	3614	*	Wabash Valley Shops, U>S. Highway 41	Terre Haute	IN	Vigo	47802
14-Apr-03	Fashion Bug #3616, Inc.	MI	3616	*	Telegraph Road Retail Center, Telegraph & Ecorse	Taylor	MI	Wayne	48180
12-May-03	Fashion Bug #3617, Inc.	ME	3617	*	Shaws Plaza, Route 310 & Route 35	Windham	ME	Cumberland	4062
14-Aug-03	Fashion Bug #3621, Inc.	OH	3621	*	Sulphur Grove, I-71 & SR201	Huber Heights	OH	Montgomery	45424
14-Aug-03	Fashion Bug #3622, Inc.	OH	3622	*	Ontario Towne Center, 2225 Walker Lake Road	Mansfield	OH	Richland	44906
30-Sep-03	Fashion Bug #3623, Inc.	IN	3623	*	Red Bank Commons, Lloyd Expressway and S. Red	Evansville	IN	Vanderburgh	47712

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

12-Aug-03	Fashion Bug #3624, Inc.	PA	3624	*	Greengate Centre, Route 30	Greensburg	PA	Westmoreland	15601
06-Apr-01	Fashion Bug #3626, Inc.	MN	3626	*	Highway 52 & 55th Street	Rochester	MN		55901
27-Aug-03	Fashion Bug #3628, Inc.	PA	3628	*	Crest Plaza, Cedar Crest Boulevard	Allentown	PA	Lehigh	18104
30-Sep-03	Fashion Bug #3630, Inc.	MI	3630	*	Shops at Bay City Mall, Wilder Road and State Road	Bay City	MI	Bay	48706
05-Mar-04	Fashion Bug #3631, Inc.	AZ	3631	*	Falcon Gateway, Greenfield & McKellips Roads	Mesa	AZ	Maricopa	85205
16-Dec-03	Fashion Bug #3632, Inc.	PA	3632	*	Richland Town Centre, Elton Road	Johnstown	PA	Cambria	15904
31-Mar-04	Fashion Bug #3637, Inc.	OH	3637	*	Brunswick Town Center, Route 303 & Center Rd	Brunswick	OH	Medina	44212
31-Mar-04	Fashion Bug #3638, Inc.	KY	3638	*	Daniel Boone Plaza, Highway 80 & Justice Drive	Hazard	KY	Perry	41701
30-Mar-04	Fashion Bug #3639, Inc.	IA	3639	*	Wal-Mart Supercenter, Hwy 34 & Wildwood Dr	Ottumwa	IA	Wapello	52501
28-Jul-04	Fashion Bug #3640, Inc.	AZ	3640	*	Legacy Village, 24Street & Baseline Road	Phoeniz	AZ	Maricopa	85040
27-May-04	Fashion Bug #3641, Inc.	IL	3641	*	Effingham Crossroads Plaza, 1302 Ave of the Mid-America, Suite C	Effingham	IL	Effingham	62407
05-May-04	Fashion Bug #3642, Inc.	IN	3642	*	Wal-Mart Supecenter Outlot, U.S. Hwy 6	Kendallville	IN	Noble	46755
04-Jun-04	Fashion Bug #3643, LLC	PA	3643	*	The Point S/C, Union Deposit Road & I-13	Harrisburg	PA	Dauphin	17111
07-Jun-04	Fashion Bug #3644, LLC	WY	3644	*	Rock Springs Retail Center, I-80 & Dewar Drive	Rock Springs	WY	Sweetwater	82901
07-Jun-04	Fashion Bug #3645, LLC	OH	3645	*	City View Center, I-480 & Transportation Blvd.	Garfield Heights	OH	Cuyahoga	44125
17-Aug-04	Fashion Bug #3647, LLC	OH	3647	*	Carousel Plaza, Harmont Ave NE & Route 62	Canton	OH	Stark	44708
08-Sep-04	Fashion Bug 3649, Inc.	CA	3649	*	Hanford Shopping center, 12th Avenue & Hanford Mall Loop	Hanford	CA	Kings	93230
25-Oct-04	Fashion Bug #3653, LLC	OH	3653	*	Crossings of Sandusky, Milan Road & State Rt 2	Sandusky	OH	Erie	44870
22-Oct-04	Fashion Bug #3655, LLC	TX	3655	*	Spencer Square, 3542 Spencer Highway	PASEDENA	TX	Harris	77504
07-Jan-05	Fashion Bug 3660, Inc.	CA	3660	*	Monte Vista Crossings, Hwy 99 & Monte Vista Ave.	Turlock	CA	Stanislaus	95380
17-Dec-04	Fashion Bug #3661, LLC	WV	3661	*	1262 N. Eisenhower Drive	Beckley	WV	Raleigh	25801
20-Dec-04	Fashion Bug #3662, LLC	MI	3662	*	Wal-Mart Supercenter, N. Van Dyke	Bad Axe	MI	Huron	48413
03-Jan-05	Fashion Bug #3664, LLC	OH	3664	*	Meadowlands Town Center, Center Street and Meadowlands	Chardon	OH	Geauga	44512
22-Dec-04	Fashion Bug #3665, LLC	IA	3665	*	Willow Creek Crossing, Highway 122, Eisenhower	Mason City	IA	Cerro Gordo	50401
02-Feb-05	Fashion Bug #3668, LLC	MI	3668	*	Oaks Crossing, 411 Cross Oaks Mall	Otsego	MI	Allegan	49078
18-Jan-05	Fashion Bug #3670, LLC	OH	3670	*	Coleman's Crossing, Columbus Avenue	Marysville	OH	Union	43040
11-Feb-05	Fashion Bug #3671, LLC	WI	3671	*	Burlington Crossing, State Hwy 36/83 and Teute Road	Burlington	WI	Racine	53105
10-Feb-05	Fashion Bug #3673, LLC	NV	3673	*	Northtown Marketplace, 2845 Northtowne Lane	Reno	NV	Washoe	89512
11-Feb-05	Fashion Bug #3674, LLC	AZ	3674	*	2880 Germann Road	Chandler	AZ	Maricopa	85249
21-Mar-05	Fashion Bug #3677, LLC	MA	3677	*	Chicopee Marketplace, Memorial Drive	Chicopee	MA	Hampden	1020
15-Apr-05	Fashion Bug #3678, LLC	IN	3678	*	Boulevard, Crossing, 2128 E. Boulevard Street	Kokomo	IN	Howard	46902
14-Mar-05	Fashion Bug #3679, LLC	TX	3679	*	Dellview Marketplace, Vance Jackson	San Antonio	TX	Dexar	78213

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

01-Apr-05	Fashion Bug #3682, LLC	VA	3682	*	Lynchburg Hills Plaza, 2110 Wards Road	Lynchburg	VA	Lynchburg	24502
14-Apr-05	Fashion Bug #3684, LLC	PA	3684	*	Smithfield Town Center, Rte 22 and Rte 26	Huntingdon	PA	Huntingdon	16652
25-May-05	Fashion Bug #3686, LLC	WI	3686	*	Delavan Crossings, Geneva Street, I-45 & Hwy 50	Delavan	WI	Walworth	53115
08-Jun-05	Fashion Bug #3689 of Johnstown, LLC	NY	3689	*	Johnstown Shopping Plaza, N. Comrie Ave & Harrison Stret	Johnstown	NY	Fulton	12095
08-Aug-05	Fashion Bug #3691, LLC	NV	3691	*	North Mesa Plaza, SWC Craig Rd. & Martin Luther Blvd.	Las Vegas	NV	Clark	89032
30-Jun-05	Fashion Bug 3692, Inc.	CA	3692	*	Clovis Commons, Herndon & Helm Avenues	Clovis	CA	Fresno	93720
08-Aug-05	Fashion Bug #3696, LLC	CO	3696	*	First & Main Town Center, Powers Blvd & Carefree Circle North	Colorado Springs	CO	El Paso	80917
08-Aug-05	Fashion Bug #3701, LLC	PA	3701	*	Hermitage Crossing S/C, Rte 18 (Hermitage Road)	Hermitage	PA	Mercer	16146
13-Jan-06	Fashion Bug #3702, LLC	IL	3702	*	I-55/70 & State Highway 157	Collinsville	IL	Madison	62234
09-Aug-05	Fashion Bug #3703, LLC	WI	3703	*	Village at Bay Park, NWC Holmgren Way & Willard Dr.	Ashwaubenon	WI	Brown	54304
21-Sep-05	Fashion Bug #3707, LLC	PA	3707	*	Logan Town Centre, Interstate 99 & 17th Street	Altoona	PA	Blair	16602
22-Sep-05	Fashion Bug #3708, LLC	AZ	3708	*	Pecan Promenade, 99th Avenue & Lower Buckeye Rd.	Phoenix	AZ	Maricopa	85353
22-Sep-05	Fashion Bug #3709, LLC	OH	3709	*	Wal-Mart Supercenter, Wal-Mart Drive & Genntown Drive	Lebanon	OH	Warren	45036
07-Oct-05	Fashion Bug #3710, LLC	NJ	3710	*	Grande Plaza, Routes 9 & 47	Rio Grande	NJ	Cape May	8242
11-Oct-05	Fashion Bug #3712, LLC	UT	3712	*	Centerville Marketplace, SWC 400 West & Parish Lane	Centerville	UT	Davis	84014
27-Feb-06	Fashion Bug 3714, Inc.	CA	3714	*	The Mall @ Yuba City, 1215 Colusa Avenue	Yuba City	CA	Sutter	95991
13-Oct-05	Fashion Bug #3716, LLC	VA	3716	*	Winchester Gateway, I-81 & Route 7	Winchester	VA	Frederick	22603
19-Oct-05	Fashion Bug #3718, LLC	PA	3718	*	Warren Commons, US Route 62	Warren	PA	Warren	16365
01-Feb-06	Fashion Bug #3723, LLC	IL	3723	*	Fountain Square of Waukegan, SWC Waukegan Rd & Northpointe Road	Waukegan	IL	Lake	60079
17-Mar-06	Fashion Bug #3725, LLC	KY	3725	*	Florence Marketplace, 1035-1045 Vandecar Way	Florence	KY	Boone	41042
17-Mar-06	Fashion Bug #3726, LLC	WV	3726	*	The Highlands, I-70 & Cabela Drive	Wheeling	WV	Ohio	26059
11-Apr-06	Fashion Bug #3730, LLC	FL	3730	*	Shoppes at Park Place, US 19 & Park Blvd	Pinellas	FL	Pinellas	33781
10-May-06	Fashion Bug #3734, LLC	IN	3734	*	Plainfield Commons II, US Hwy 40	Plainfield	IN	Hendricks	46168
09-Jun-06	Fashion Bug #3736, LLC	IL	3736	*	Machesney Crossings, Highways 173 & 251	Machesney Park	IL	Winnebago	61115
06-Jul-06	Fashion Bug #3739, LLC	AZ	3739	*	Casa Grande Regional Ctr, NEC Interstate 10 & Highway 287	Casa Grande	AZ	Pinal	85222
06-Jul-06	Fashion Bug 3741, Inc.	CA	3741	*	Jess Ranch Marketplace, SWC Bear Valley Rd. & Apple Valley Road	Apple Valley	CA	San Bernadino	92308
12-Jul-06	Fashion Bug #3742, LLC	WI	3742	*	Midtown Ctr-Phase II, W. Capitol Dr. & N. 60th St.	Milwaukee	WI	Milwaukee	53216
05-Sep-06	Fashion Bug #3743, LLC	ME	3743	*	Turnpike Mall, Route 95 and Western Avenue	Augusta	ME	Kennebec	4330
05-Sep-06	Fashion Bug #3744, LLC	NH	3744	*	Rochester Shoppes, Route 202 & Route 16	Rochester	NH	Strafford	3867
31-Oct-06	Fashion Bug #3746, LLC	FL	3746	*	Oakleaf Town Center, Old Middleburg Road, Arygle Forest Blvd	Jacksonville	FL	Duval	32222
26-Oct-06	Fashion Bug #3747, LLC	VA	3747	*	Crooked Run Center, I-66 & Route 340	Front Royal	VA	Warren	22630

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

31-Oct-06	Fashion Bug #3748, LLC	FL	3748	*	Governor's Marketplace, Magnolia Drive, Governor's Square Blvd	Tallahassee	FL	Leon	32301
13-Nov-06	Fashion Bug #3749, LLC	PA	3749	*	Highlands Mall, 52 Highlands Mall	Natrona Heights	PA	Allegheny	15065
13-Jun-07	Fashion Bug #3754, LLC	AZ	3754	*	Mohave Crossroads S/C, State Route 95 and Bullhead Parkway	Bullhead City	AZ	Mohave	86442
14-May-07	Fashion Bug #3755, LLC	IL	3755	*	Round Lake Court, Rollins Road & Orchard Lane	Round Lake Beach	IL	Lake	60073
17-Aug-07	Fashion Bug 3757, Inc.	CA	3757	*	Dunia Plaza, I-15 & Bear Valley Road	Victorville	CA	San Bernardino	92392
22-Oct-07	Fashion Bug #3758, LLC	MI	3758	*	Big Rapids Marketplace, 15190 Isabella Drive	Big Rapids	MI	Mecosta	49307
14-Nov-94	Fashion Bug #4010, Inc.	MA	4010	*	555 Hubbard Ave	Pittsfield	MA	Berkshire	01201
21-Nov-89	Fashion Bug #4012, Inc.	NY	4012	*	1851 Sunrise Hwy	Bayshore	NY	Suffolk	11706
16-Nov-90	Fashion Bug #4013, Inc.	NJ	4013	*	#26 Portland Ave	Bergenfield	NJ	Bergen	07621
17-Mar-06	Lane Bryant Outlet #4101 of Waterloo, LLC	NY	4101	*	Waterloo Premium Outlets, 655 Route 318	Waterloo	NY	Seneca	133164
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4102	*	2700 POTOMAC MILLS CIRCLE	Woodbridge	VA		22192
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4103	*	36494 SEASIDE OUTLET DRIVE	Rehoboth Beach	DE		19971
16-Nov-04	Lane Bryant Outlet #4104, LLC	IL	4104	*	Gurnee Mills, I-94 and Grand Avenue	Gurnee	IL	Lake	60031
24-May-06	Lane Bryant Outlet #4105, LLC	CO	4105	*	Colorado Mills S/C, 14500 W. Colfax Avenue	Lakewood	CO	Jefferson	80401
07-Jun-06	Lane Bryant Outlet 4106, Inc.	CA	4106	*	Shoppes @ Las Americas, 4211 Camino De La Plaza	San Ysidro	CA		92173
10-May-06	Lane Bryant Outlet #4107, LLC	MA	4107	*	Wrentham Village Premium Outlets, 1 Premium Outlets Blvd.	Wrentham	MA	Norfolk	2093
26-Apr-06	Lane Bryant Outlet #4108, LLC	TX	4108	*	Rio Grande Valley Premium Outlets, US Expressway 83 and Highway 1425	Mercedes	TX	Hidalgo	78570
29-Sep-06	Lane Bryant Outlet #4109, LLC	LA	4109	*	Louisiana Boardwalk, 525 Boardwalk Boulevard	Shreveport	LA	Bossier Parish	71111
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4110	*	8430 FACTORY SHOPS BLVD.	Jeffersonville	OH		43128
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4111	*	85 OUTLET SQUARE	Hershey	PA		17033
14-Sep-06	Lane Bryant Outlet #4112, LLC	TX	4112	*	Sun Valley Factory Shoppes, I-10 & Highway 375	El Paso	TX	El Paso	79835
01-Sep-06	Lane Bryant Outlet #4113, LLC	PA	4113	*	Philadelphia Premium Outlets, Route 422	Limerick	PA	Bucks	19468
24-Oct-06	Lane Bryant Outlet #4115, LLC	GA	4115	*	Tanger Outlet Center II, 800 Steven B. Tanger Blvd, Suite 201	Commerce	GA	Jackson	30529
14-Sep-06	Lane Bryant Outlet #4116, LLC	TX	4116	*	Round Rock Premium Outlets, I-35 & Chandler Raod	Round Rock	TX	Williamson	78664
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4118	*	35 SOUTH WILLOWDALE DRIVE	Lancaster	PA		17602
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4119	*	4540 HIGHWAY 54	Osage Beach	MO		65065
23-Oct-06	Lane Bryant Outlet #4120 of Lake George, LLC	NY	4120	*	Lake George Plaza Design Outlet Stores, Route 9, Exit 20-I-87	Lake George	NY	Warren	12845
23-Oct-06	Lane Bryant Outlet #4121, LLC	FL	4121	*	Outlets at Vero Beach, I-95 & Route 60	Vero Beach	FL	Indian River	46940
27-Nov-06	Lane Bryant Outlet #4123, LLC	TX	4123	*	Grapevine Mills, Highway 121 N. and FM 2499, 3000 Grapevine Mills Pkwy	Grapevine	TX	Tarrant	76051
05-Jan-07	Lane Bryant Outlet #4124, LLC	KS	4124	*	The Legends, Hwy 435 & Hwy 70	Kansas City	KS	Wyandotte

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4125	*	5050 FACTORY SHOP BLVD.	Castle Rock	CO		80108
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4126	*	1249 INDUSTRIAL PARK DRIVE	Smithfield	NC		27577
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4128	*	120 LACONIA ROAD	Tilton	NH		03276
25-Jan-07	Lane Bryant Outlet #4129, LLC	OR	4129	*	1500 E. Devils Lake Road, Hwy 101 & 14th Street	Lincoln City	OR	Lincoln	973667
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4130	*	549 SOUTH CHILLICOTHE RD.	Aurora	OH		44202
19-Feb-07	Lane Bryant Outlet #4131, LLC	GA	4131	*	Prime Outlets Calhoun, 455 Belwood Road	Calhoun	GA	Gordon	30701
20-Feb-07	Lane Bryant Outlet #4132, LLC	TN	4132	*	Prime Outlets Lebanon, One Outlet Village Boulevard	Lebanon	TN	Wilson	37090
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4134	*	INTERSECTION I-79 & ROUTE 208	Grove City	PA		16127
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4135	*	11800 FACTORY SHOPS BLVD	Huntley	IL		60142
20-Feb-07	Lane Bryant Outlet #4136, LLC	SC	4136	*	Prime Outlers Gaffney, 1 Factory Shops Boulevard	Gaffney	SC	Cherokee	29341
03-Apr-07	Lane Bryant Outlet #4137, LLC	NH	4137	*	Settler's Green Outlet Village, 2 Common Court (Premises J-10)	North Conway	NH	Carroll	3860
10-May-07	Lane Bryant Outlet #4138, LLC	IA	4138	*	Tanger outlet Center, 150 Tanger Drive & I-80	Williamsburg	IA	Iowa	52361
22-Jan-08	Lane Bryant Outlet #4139, LLC	NJ	4139	*	Jersey Shore Premium Outlets, Rte 66W & Garden State Parkway - Exit 100	Tinton Falls	NJ	Monmouth	7724
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4140	*	3001 S. WASHBURN STREET	Oshkosh	WI		54904
08-Oct-08	Lane Bryant Outlet #4141, LLC	VA	4141	*	The Outlet Shoppes at Richmond, I-95 and Lakeridge Parkway	Richmond	VA	Hanover	23005
19-Aug-09	Lane Bryant Outlet #4142, LLC	OH	4142	*	CINCINNATI PREMIUM OUTLETS, 400 Premium Outlets Drive	Monroe	OH	Butler	45050
14-Nov-06	Lane Bryant Outlet #4143, LLC	IN	4143	*	3130 OUTLET DRIVE 1 space	Edinburgh	IN	Bartholomew	46124
13-Jan-06	Lane Bryant Outlet #4145, LLC	FL	4145	*	Prime Outlet Center @ Orlando, 5401 W. Oakridge Road	Orlando	FL	Orange	32819
01-Feb-10	Lane Bryant Outlet #4146, LLC	FL	4146	*	St. Augustine Premium Outlets, 2700 State Road 16	St. Augustine	FL	St. Johns	32092
16-Feb-07	Lane Bryant Outlet #4148, LLC	MS	4148	*	Prime Outlet Gulfport, 1000 Factory Shops Blvd	Gulfport	MS	Harrison	39503
16-Feb-07	Lane Bryant Outlet #4149, LLC	LA	4149	*	Tanger Outlet Gonzales, 2200 Tanger Blvd, I-10 and Hwy 30	Gonzales	LA	Ascension	70737
12-Mar-07	Lane Bryant Outlet #4150, LLC	NV	4150	*	The Legends at Sparks Marina, I-80 and Sparks Blvd	Sparks	NV	Washoe	89434
31-Mar-10	Lane Bryant Outlet #4151, LLC	AL	4151	*	The Shops of Grand River; 6200 Grand River Boulevard East - Suite 322	Leeds	AL	Jefferson	35094
16-Aug-07	Lane Bryant Outlet #4153, LLC	TN	4153	*	Belz F/O World-Pigeon Forge, 2640 Teaster Lane	Pigeon Forge	TN	Sevier	37863
01-Nov-10	Lane Bryant Outlet #4155, LLC	AL	4155	*	2601 S. McKenzie Street	Foley	AL	Baldwin	36535
10-May-07	Lane Bryant Outlet #4156, LLC	OK	4156	*	Oklahoma Factory Shoppes, I-40 & Council Road	Oklahoma City	OK	Oklahoma	73128
17-Aug-07	Lane Bryant Outlet #4158 of Deer Park, LLC	NY	4158	*	Tanger Outlet Center, Commack Road & Grand Blvd.	Deer Park	NY	Suffolk	11729
14-Jul-10	Lane Bryant Outlet #4159, LLC	VT	4159	*	Essex Town Center, Route 15 and Essex Way	Essex	VT	Chittenden	5451
30-Jun-10	Lane Bryant Outlet #4161, LLC	ID	4161	*	Silver Lake Plaza, 291 W. Canfield Avenue	Coeur D'Alene	ID	Kootenai	83814
22-Jun-10	Lane Bryant Outlet #4163 of Olean, LLC	NY	4163	*	Walmart Plaza, Route 417 (W. State Street)	Olean	NY	Cattaraugus	14760

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

07-Oct-08	Lane Bryant Outlet 4164, LLC	MO	4164	*	Factory Merchants Branson, 1000 Pat Nash Drive	Branson	MO	Taney	65616
22-Nov-10	Lane Bryant Outlet #4165, LLC	AZ	4165	*	Arizona Mills Mall, 5000 S. Arizona Mills Circle	Tempe	AZ	Maricopa	85282
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4167	*	4000 S. Frontage Road, #111	Vicksburg	MS	Warren	39180
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4168	*	7400 SOUTH LAS VEGAS BLVD	Las Vegas	NV		89123
01-Jun-10	Lane Bryant Outlet #4171, LLC	IL	4171	*	Tanger Outlet - Tuscola, D400 Tuscola Boulevard, Suite 4045	Tuscola	IL	Douglas	61953
12-Jul-10	Lane Bryant Outlet #4172 of Dunkirk, LLC	NY	4172	*	Tops Plaza, Vineyard Drive and Route 60	Dunkirk	NY	Chautauqua	14048
29-Jun-10	Lane Bryant Outlet #4173, LLC	IL	4173	*	Peru Marketplace Shopping Center, LaSalle Rd & Rte 251	Peru	IL	La Salle	61354
23-Nov-10	Lane Bryant Outlet #4175, LLC	SC	4175	*	Tanger Outlets Hilton Head	Bluffton	SC	Beaufort	29910
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4176	*	1111 League Line Road, #184	Conroe	TX	Montgomery	77303
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4177	*	252 NUT TREE ROAD	Vacaville	CA		95687
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4178	*	333 FIVE CITIES DRIVE	Pismo Beach	CA		93449
19-Apr-11	Lane Bryant Outlet #4179, LLC	NV	4179	*	Fashion Outlets of Las Vegas, 32100 Las Vegas Boulevard South	Primm	NV	Clark	89019
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4181	*	1005 PESCADERO AVE.	Tracy	CA		95376
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4188	*	268 FASHION WAY	Burlington	WA		98233

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4201	*	301 TANGER DRIVE	Terrell	TX		75160
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4203	*	4250 WEST ANTHEM WAY	Phoenix	AZ		85086
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4204	*	1000 TANGER DRIVE	Locust Grove	GA		30248
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4207	*	106 WEST HIGH STREET	Centralia	WA		98531
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4213	*	5245 FACTORY SHOPS BLVD	Ellenton	FL		34222
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4226	*	13000 FOLSOM BLVD.	Folsom	CA		95630
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4232	*	4618 FACTORY STORES BLVD.	Myrtle Beach	SC		29579
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4235	*	3939 INTERSTATE HWY-35 SOUTH	San Marcos	TX		78666
31-Jul-07	Lane Bryant Outlet 4237, Inc.	CA	4237	*	Gilroy Premium Outlets, 8375 Arroto Circle	Gilroy	CA	Santa Clara	95020
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4238	*	314 FLATROCK PLACE	Westbrook	CT		06498
13-Apr-11	Lane Bryant Outlet #4239 of Riverhead, LLC	NY	4239	*	1417 TANGER MALL DRIVE	Riverhead	NY	Suffolk	11901
18-Jun-07	Lane Bryant Outlet #4240, LLC	GA	4240	*	North Georgia Apremium Outlets, 800 Highway 400 South	Dawsonville	GA	Dawson	30534
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4241	*	420 PRIME OUTLETS BLVD.	Hagerstown	MD		21740
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4242	*	6415 LABEAUX AVE, N.E.	Albertville	MN		55301
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4245	*	1863 GETTYSBURG VILLAGE DRIVE	Gettysburg	PA		17325
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4246	*	104 INTERSTATE HWY 35 N.E.	Hillsboro	TX		76645
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4247	*	9913 AVON LAKE ROAD	Burbank	OH		44214

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4249	*	1475 NORTH BURKHART ROAD	Howell	MI		48843
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4251	*	5000 KATY MILLS CIRCLE	Katy	TX		77494
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4252	*	142 WEST LINMAR LANE	Johnson Creek	WI		53038
03-Jun-11	Lane Bryant Outlet #4254, LLC	NC	4254	*	8111 CONCORD MILLS BLVD	Concord	NC	Cabarrus	28027
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4254	*	8111 CONCORD MILLS BLVD	Concord	NC	Cabarrus	28027
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4259	*	5001 WILLOWS ROAD	Alpine	CA		91901
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4263	*	13188 U.S. HIGHWAY 61 NORTH	Robinsonville	MS		38664
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4267	*	651 KAPKOWSKI ROAD	Elizabeth	NJ		07201
01-Jun-11	Lane Bryant Outlet #4272, LLC	TN	4272	*	433 Opry Mills Drive	Nashville	TN	Davidson	37214
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4276	*	7000 ARUNDEL MILLS CIRCLE	Hanover	MD		21076
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4277	*	20358 WEST 151ST STREET	Olathe	KS		66061
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4278	*	1101 SUPERMALL WAY	Auburn	WA		98001
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4279	*	820 WEST STACY ROAD	Allen	TX		75013
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4280	*	1645 PARKWAY	Sevierville	TN		37862
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4295	*	1900 FRANKLIN MILLS CIRCLE	Philadelphia	PA		19154
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4304	*	17600 COLLIER AVENUE	Lake Elsinore	CA		92530
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4307	*	1001 N. ARNEY ROAD	Woodburn	OR		97071
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4309	*	25 NORTH MICHIGAN AVENUE	Atlantic City	NJ		08401
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4314	*	1955 S. CASINO DRIVE	Laughlin	NV		89029
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4318	*	521 S.FORK AVE.,S.W.	North Bend	WA		98045
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4319	*	2200 PETALUMA BLVD,N.935	Petaluma	CA		94952
10-Oct-07	Lane Bryant Outlet #4320, LLC	TX	4320	*	Houston Premium Outlets, 29300 Hempstead Road	Cypress	TX	Harris	77433
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4321	*	739 READING AVENUE	Reading	PA		19611
31-Dec-07	Lane Bryant Outlet #4322, LLC	NC	4322	*	North Carolina Piedmont Tanger Outelts, I-40 & I-85, Mebane Oak Road	Mebane	NC	Orange	27302
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4323	*	1650 PREMIUM OUTLET BLVD.	Aurora	IL		60502
13-Nov-07	Lane Bryant Outlet 4324, Inc.	CA	4324	*	The Great Mall of the Bay Area, 447 Great Mal lDrive	Milpitas	CA	Santa Clara	95035
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4327	*	20350 SUMMERLIN ROAD	Ft. Myers	FL		33908
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4330	*	10600 Quil Ceda Blvd.	Tulalip	WA		98271
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4333	*	Preferred Outlets @ Tulare; 1407 Horizon Drive; HWY 99 & Prosperity	Tulare	CA	Tulare	93274
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4339	*	Tanger Outlet Center; 2200 Tanger Blvd.	Pittsburgh	PA		15301
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4340	*	Tanger Outlet Center	Charleston	SC	Charleston	29418

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4341	*	Tanger Outlet Center	Wisconsin Dells	WI	Columbia	53965
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4342	*	14333 S. HIGHWAY 31 1 space	Gretna	NE		68028
10-May-06	Lane Bryant Outlet #4343, LLC	MI	4343	*	Prime Outlets at Birch Run, 12240 S. Beyer Road	Birch Run	MI	Saginaw	48415
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4344	*	6750 WEST FRONTAGE ROAD	Medford	MN		55049
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4345	*	12801 WEST SUNRISE BLVD.	Sunrise	FL		33323
20-Sep-05	Charming Shoppes Outlet Stores, LLC	DE	4496	*	12150 SOUTH BEYER ROAD	Birch Run	MI	Saginaw	48415
01-Feb-06	Lane Bryant #4501, LLC	AZ	4501	*	Lake Pleasant Pavilion, Lake Pleasant Parkway	Peoria	AZ	Maricopa	85383
01-Nov-05	Lane Bryant #4503, LLC	NJ	4503	*	Somerset S/C, 385 US Hwy 202/206	Bridgewater	NJ	Somerset	8807
20-Sep-05	Lane Bryant #4504, LLC	TX	4504	*	Kohl's Center, Lawrence Road	Wichita Falls	TX	Wichita Falls	76308
20-Sep-05	Lane Bryant #4506, LLC	IL	4506	*	The Promenade at Bolingbrook, E. Boughton Road	Bolingbrook	IL	Will	60440
21-Sep-05	Lane Bryant #4507, LLC	FL	4507	*	Southland Mall, US Hwy 1 and Caribbean Blvd	Miami	FL	Miami-Dade	33189
19-Oct-05	Lane Bryant #4509, LLC	TX	4509	*	Dowlen Towne Center, 3965 Dowlen Road	Beaumont	TX	Jefferson	77706
11-Oct-05	Lane Bryant 4510, Inc.	CA	4510	*	Fremont Hub, Mowry Ave. & Fremont Blvd	Fremont	CA	Alameda	94538
07-Oct-05	Lane Bryant #4511, LLC	TX	4511	*	Texarkana Pavilion, I-30 & US Hwy 59	Texarkana	TX	Bowie	75503
26-Oct-05	Lane Bryant #4512, LLC	IN	4512	*	Cherry Tree Plaza, 9733-35 E. Washington St.	Indianapolis	IN	Marion	46229
25-Oct-05	Lane Bryant #4515, LLC	PA	4515	*	High Pointe Commons, Lindle Road & I-283	Harrisburg	PA	Dauphin	17101
22-Nov-05	Lane Bryant #4518, LLC	WA	4518	*	Olympia Promenade, 625 Black Lake Blvd	Olympia	WA	Thurston	98502
18-Nov-05	Lane Bryant #4519, LLC	OR	4519	*	Keizer Station Village Center, I-5 & Chemawa Road NE	Keizer	OR	Marion	97303
22-Nov-05	Lane Bryant #4520, LLC	ID	4520	*	Treasure Valley Marketplace, I-84 & Karcher Rd.	Nampa	ID	Canyon
18-Nov-05	Lane Bryant 4521, Inc.	CA	4521	*	Diamond Ridge Marketplace, Lonehill Ave & Gladstone St.	Glendora	CA	Los Angeles	91740
24-Jul-01	Lane Bryant #4522, Inc.	KY	4522	*	U.S. Hwy 31 W & Ring Road	Elizabethtown	KY	Hardin	42701
22-Nov-05	Lane Bryant 4523, LLC	MO	4523	*	North Town Crossing, 4th & Range Line Road	Joplin	MO	Jasper	64801
05-Nov-05	Lane Bryant #4524, LLC	FL	4524	*	Embassy Crossing, SR 19 & Embassy Blvd.	Port Richey	FL	Pasco	34668
22-Nov-05	Lane Bryant #4525, LLC	SC	4525	*	Shoppes @ Woodhill, Garners Ferry Road	Columbia	SC	Richland	29209
18-Nov-05	Lane Bryant #4526, LLC	TX	4526	*	Cypress Towne Center, Hwy 290	Houston	TX	Harris	77429
21-Dec-05	Lane Bryant #4527, LLC	TX	4527	*	The Rim, I-10 and La Cantera Parkway	San Antonio	TX	Bexar	78230
21-Dec-05	Lane Bryant #4528, LLC	TX	4528	*	Wolf Ranch Town Center, I-35 & Hwy 29	Georgetown	TX	Williamson	78628
21-Dec-05	Lane Bryant #4529, LLC	TX	4529	*	Hulen Strip Center, S. Hulen Street	Ft. Worth	TX	Tarrant	76132
21-Dec-05	Lane Bryant #4530, LLC	IL	4530	*	The Heritage at Millennium Park on Wabash,123 Wabash Avenue	Chicago	IL	Cook	60602
27-Feb-06	Lane Bryant #4531, LLC	CO	4531	*	Northfield @ Stapleton, I-70 @ Quebec St	Denver	CO	Denver	80216
22-Dec-05	Lane Bryant 4532, LLC	MO	4532	*	Branson Landing, Hwy 761 & Lake Taneycomo	Branson	MO	Taney	65616
19-Jan-06	Lane Bryant #4533, LLC	VA	4533	*	Crossroads Center @ Chesapeake, 4107 Portsmouth Blvd.	Chesapeake	VA	Chesapeake City	23321

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

31-Jan-06	Lane Bryant #4535, LLC	FL	4535	*	Waterford Lease Town Center, 415 N. Alafaya Trail	Orlando	FL	Orange	32828
13-Jan-06	Lane Bryant 4536, Inc.	CA	4536	*	Ash Tree Squre, First Street & Shaw Ave.	Fresno	CA	Fresno	93726
06-Feb-06	Lane Bryant #4537, LLC	VA	4537	*	New Town Shops, Ironbound Road & Monticello Ave	Williamsburg	VA	James City	23185
31-Jan-06	Lane Bryant #4538, LLC	FL	4538	*	Gulf Coast Tower Center, SEC I-75 & Alico Road	Ft. Myers	FL	Lee	339313
31-Jan-06	Lane Bryant #4539, LLC	CO	4539	*	Aspen Grove, 7301 S. Santa Fe Drive	Littleton	CO	Arapahoe	80120
01-Mar-06	Lane Bryant #4541, LLC	NC	4541	*	Afton Village Town Center, Kannapolis Pkwy & I-85	Kannapolis	NC	Cabarrus	28027
17-Mar-06	Lane Bryant #4542, LLC	TX	4542	*	Gateway Station, 1500 University East	College Station	TX	Brazos	77840
12-Apr-06	Lane Bryant #4543, LLC	OH	4543	*	Springfield Commons, 1642 Bechtle Avenue	Springfield	OH	Clark	45504
17-Mar-06	Lane Bryant #4544, LLC	AR	4544	*	The Mall at Turtle Creek, 3000 East Highland Avenue	Jonesboro	AR	Craighead	72401
11-Apr-06	Lane Bryant #4545, LLC	FL	4545	*	River City Marketplace, 13221 City Station Drive	Jacksonville	FL	Duval	32218
07-Apr-06	Lane Bryant #4546, LLC	WV	4546	*	The Highlands, I-70 & Cabela Drive	Wheeling	WV	Ohio	26059
11-Apr-06	Lane Bryant #4547, LLC	FL	4547	*	The Landing at Tradition, I-95 and Tradition Pkwy	Port St. Lucie	FL	St. Lucie	34952
11-Apr-06	Lane Bryant #4548, LLC	PA	4548	*	Richland Marketplace, Tre 309 & West Pumping Station Road	Quakertown	PA	Bucks	18951
11-Apr-06	Lane Bryant 4549, Inc.	CA	4549	*	Grand Plaza, Hwy 78 & las Posas Road	San Marcos	CA	San Diego	92069
12-Apr-06	Lane Bryant #4551, LLC	AZ	4551	*	San Tan Village, SWC Williams Field Rd. & San Tan Freeway (Loop 202)	Gilbert	AZ	Maricopa	85296
12-Apr-06	Lane Bryant 4553, LLC	MO	4553	*	Lambert Plaza, 155 Siemers Drive	Cape Girardeau	MO	Cape Girardeau
11-Apr-06	Lane Bryant #4554, LLC	TX	4554	*	Brazos Town Center, State Hwy 59	Rosenberg	TX	Fort Bend	77479
11-Apr-06	Lane Bryant #4555, LLC	TX	4555	*	Lane Jackson Marketplace S/C, Lake Road	Lake Jackson	TX	Brazoria	77566
27-Apr-06	Lane Bryant #4556, LLC	KY	4556	*	Ashland Town Center, 500 Winchester Avenue	Ashland	KY	Boyd	41101
26-Apr-06	Lane Bryant #4557, LLC	VA	4557	*	Parkridge Center, 10900 Bulloch, I-66 & Sudley Rd.	Manassas	VA	Prince William	20109
09-May-06	Lane Bryant #4558, LLC	MA	4558	*	Wayside Commons, Route 128 & 3A North	Burlington	MA	Middlexex	14460
09-May-06	Lane Bryant #4559, LLC	NV	4559	*	Sparks Crossing, 101 Los Altos Parkway, Hwy 445 & Los Altos Parkway	Sparks	NV	Washoe	89436
25-May-06	Lane Bryant #4560, LLC	AR	4560	*	Alcoa Exchange, Alcoa & I-30	Bryant	AR		72022
09-May-06	Lane Bryant #4561, LLC	TX	4561	*	Conroe Marketplace, I-45 & Texas Nursery Road	Conroe	TX	Montgomery	77303
10-May-06	Lane Bryant #4562, LLC	AL	4562	*	Prattville Town Center, Cobbs Ford Road & Refiled Road	Prattville	AL	Elmore	36066
10-May-06	Lane Bryant #4563, LLC	AZ	4563	*	Tuscon Spectrum, I-19 & Irving Road	Tucson	AZ	Pima	85714
05-Jun-06	Lane Bryant #4565, LLC	VA	4565	*	Ward's Crossing, 4040 Wards Road	Lynchburg	VA	Lynchburg City	24502
24-May-06	Lane Bryant #4566, LLC	OR	4566	*	Cascade Village S/C, 63455 N. US Hwy 97, NEC Hwy 97 & 20	Bend	OR	Deschutes	97701
31-May-06	Lane Bryant #4567, LLC	PA	4567	*	Silver Spring Square, Route 11 & Lambs Gap Road	Mechanicsburg	PA	Cumberland	17050
01-Jun-06	Lane Bryant #4568, LLC	LA	4568	*	Town Center at Cedar Lodge, NWC Corporate Blvd & Jefferson Hwy	Baton Rouge	LA	East Baton Rouge	70809
14-Jun-06	Lane Bryant #4569, LLC	AR	4569	*	Forth Smith Pavilion S/C	Fort Smith	AR	Sebastian	72903

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

23-Jun-06	Lane Bryant #4570, LLC	NE	4570	*	Shadow Lake Town Center, 72nd St. & Hwy 370	Papillion	NE	Sarpy	68046
21-Jul-06	Lane Bryant #4571, LLC	ND	4571	*	Pinehurst Square S/C, Interstate 94 & Tyler Parkway	Bismark	ND	Burleigh	58503
05-Jul-06	Lane Bryant #4572, LLC	OR	4572	*	Nyberg Woods, Interstate 5 & Nyberg Street	Tualatin	OR	Washington	97062
06-Jul-06	Lane Bryant #4573, LLC	AZ	4573	*	Casa Grande Regional Center, NEC I-10 & Hwy 287	Casa Grande	AZ	Pinal	85222
06-Jul-06	Lane Bryant #4574, LLC	TN	4574	*	Providence Marketplace S/C, 401 S. Mt. Juliet Road	Mt. Juliet	TN	Wilson	37122
10-Jul-06	Lane Bryant #4575, LLC	IL	4575	*	Kohls Center, Route 50 & St. George	Bradley	IL	Kankakee	80914
10-Jul-06	Lane Bryant/Cacique #4576, LLC	MA	4576	*	The Village at Colony Place, Route 44 & Commerce Way	Plymouth	MA	Plymouth	2360
06-Jul-06	Lane Bryant 4577, Inc.	CA	4577	*	Jess Ranch Marketplace, SWC Bear Valley Road & Apple Valley Road	Apple Valley	CA	San Bernardino	92308
06-Jul-06	Lane Bryant 4578, Inc.	CA	4578	*	Stonecreek Village, Pacific Avenue & Robinhood Drive	Stockton	CA	San Joaquin	95207
05-Jul-06	Lane Bryant #4579, LLC	CO	4579	*	Canyon View Marketplace, 24 Road & Patterson Road	Grand Junction	CO	Mesa	81504
06-Jul-06	Lane Bryant #4580, LLC	ID	4580	*	Teton Spectrum, Sunnside Road & Hitt Road	Ammon	ID	Bonneville	83404
02-Aug-06	Lane Bryant #4581, LLC	TN	4581	*	The Avenue Murfreesboro, 2615 Medical Center Pkwy #2320	Murfreesboro	TN	Rutherford	37129
24-Jul-06	Lane Bryant #4582, LLC	OH	4582	*	Parkway Centre, I-71 & Stringtown Road	Grove City	OH	Franklin	43123
02-Aug-06	Lane Bryant #4583, LLC	GA	4583	*	The District at Howell Mills, I-75 and Howell Mill Road, 1801 Howell Mill Road, Suite 500	Atlanta	GA	Fulton	30318
08-Aug-06	Lane Bryant #4584, LLC	NC	4584	*	Cobb Corners, Route 43 and Jeffreys Road	Rocky Mount	NC	Nash	27804
09-Aug-06	Lane Bryant #4585, LLC	NC	4585	*	Shops at Midway Plantation, 1004-A Shoppes at Midway Drive, Hodge Road @ US64	Knightdale	NC	Wake	27610
10-Aug-06	Lane Bryant #4586, LLC	AL	4586	*	Colonial Promenade Phase 2, 3600 S. Colonial Drive, Hwy 31 & I-65	Alabaster	AL	Shelby	35007
17-Aug-06	Lane Bryant/Cacique #4589, LLC	AR	4589	*	Lakewood Village S/C, McCain Blvd & Fairway Ave.	N. Little Rock	AR	Pulaski	72116
05-Sep-06	Lane Bryant/Cacique #4590, LLC	TN	4590	*	Streets of Indian Lake, Indian Lake Blvd, Vietnam Veterans Hwy 386	Hendersonville	TN	Sumner	37075
11-Aug-06	Lane Bryant/Cacique #4591, LLC	VA	4591	*	Dam Neck Road, Princess Anne Road	Virginia Beach	VA	Virginia Beach	23453
01-Sep-06	Lane Bryant/Cacique #4592 of Vestal, LLC	NY	4592	*	Parkway Plaza, 3208 Vestal Parkway E.	Vestal	NY	Broome	13850
01-Sep-06	Lane Bryant/Cacique #4593, LLC	FL	4593	*	The Shops @ Wiregrass, NEC State Tr. 56 & Bruce B. Downs Blvd.	Tampa	FL	Hillsborough	33543
05-Sep-06	Lane Bryant #4594, LLC	TX	4594	*	Riceland Pavilion, NWC Garth Road & Baker Raod	Baytown	TX	Harris	77522
05-Sep-06	Lane Bryant/Cacique #4595, LLC	LA	4595	*	Stirling Bossier Center, I-220 & Airline Drive	Bossier City	LA	Caddo	71103
05-Sep-06	Lane Bryant #4596, LLC	MS	4596	*	Meridian Crossroads S/C, Hwy 19	Meridian	MS	Lauderdale	39301
15-Sep-06	Lane Bryant/Cacique #4597, LLC	OH	4597	*	Stoone Creek Towne Center, I-275 & Colerain Avenue	Cincinnati	OH	Hamilton	45251
15-Sep-06	Lane Bryant/Cacique #4598, LLC	LA	4598	*	Stirling Lafayette Center, I-10 & Louisiana Ave.	Lafayette	LA	Lafayette	70501
29-Sep-06	Lane Bryant #4599, LLC	AL	4599	*	Oxford Exchange, Golden Springs Road	Oxford	AL	Calhoun	36203
28-Sep-06	Lane Bryant #4600, LLC	TX	4600	*	The Forum at Soncy, 34th & Soncy Avenue	Amarillo	TX	Randall	79121
23-Oct-06	Lane Bryant/Cacique #4601, LLC	TX	4601	*	Robertson's Corner, Long Prairie Road & Justin Road	Flower Mound	TX	Denton	75022

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

23-Oct-06	Lane Bryant/Cacique #4602, LLC	CO	4602	*	The Orchard Town Center, Interstate 25 and W. 144th Avenue	Westminster	CO	Adams	80020
24-Oct-06	Lane Bryant/Cacique #4603, LLC	TN	4603	*	Nashville West S/C, I-40 & Old Hickory Blvd	West Nashville	TN	Davidson	37209
24-Oct-06	Lane Bryant/Cacique 4604, LLC	MO	4604	*	Chesterfield Commons, Edison Avenue	Chesterfield	MO	St. Louis	63005
26-Oct-06	Lane Bryant/Cacique #4605, LLC	NC	4605	*	Shops at Friendly Center, West Friendly Avenue and Hobbs Road	Greensboro	NC	Guilford	27403
24-Oct-06	Lane Bryant/Cacique #4606, LLC	OK	4606	*	Sooner Town Center, 7200 S. E. 29th Street	Midwest City	OK	Oklahoma	73110
24-Oct-06	Lane Bryant/Cacique #4608, LLC	IL	4608	*	Gerry Centennial Plaza, Route 34 & Douglas Ave.	Oswego	IL	Kendall	60543
31-Oct-06	Lane Bryant/Cacique #4609, LLC	FL	4609	*	Oakleaf Town Center, Old Middleburg Road, Arygle Forest Blvd	Jacksonville	FL	Duval	3222
24-Oct-06	Lane Bryant #4610, LLC	UT	4610	*	The Meadows at American Fork, I-15 & Highway 89	American Fork	UT	Utah	84003
31-Oct-06	Lane Bryant #4612, LLC	IL	4612	*	Northpoint S/C, 316 E. Rand Road	Arlington Heights	IL	Cook	60004
30-Oct-06	Lane Bryant/Cacique #4614, LLC	TX	4614	*	Lake Worth Marketplace, 6046 Azle Avenue, Azle Ave & I-820	Lake Worth	TX	Tarrant	76135
13-Nov-06	Lane Bryant #4616, LLC	NJ	4616	*	The Shoppes at Flemington, SR-31 & US-202	Flemington	NJ	Hunterdon	8822
06-Dec-06	Lane Bryant #4617, LLC	PA	4617	*	Ross Town S/C, 7218 McKnight Road	Pittsburgh	PA	Ross	15217
07-Dec-06	Lane Bryant #4618, LLC	WA	4618	*	The Commons at Issaquah, 755 NW Gilman Blvd	Issaquah	WA	King	98027
27-Nov-06	Lane Bryant/Cacique 4619, Inc.	CA	4619	*	The Shoppes at Chino Hills, Grand Ave. & Peyton Drive	Chino Hills	CA	San Bernardino	91709
07-Dec-06	Lane Bryant #4620 of Saratoga County, LLC	NY	4620	*	Clifton Park Center, Route 146 & I-87	Clifton Park	NY	Saratoga	12065
06-Dec-06	Lane Bryant #4622, LLC	TX	4622	*	Mueller Retail, 1201 Barbara Jordan Blvd	Austin	TX	Travis	78751
07-Dec-06	Lane Bryant/Cacique #4623, LLC	AL	4623	*	Midtown Village, 1800 McFarland Blvd East	Tuscaloosa	AL	Tuscaloosa	35401
06-Dec-06	Lane Bryant/Cacique #4625, LLC	FL	4625	*	Winter Garden Village, State Road 535 & Highway 429	Winter Garden	FL	Orange	34787
09-Jan-07	Lane Bryant/Cacique #4630, LLC	WA	4630	*	Southcenter Square, S/C, Southcenter Pkwy & Minkler Blvd	Tukwila	WA	King	98188
08-Jan-07	Lane Bryant/Cacique #4632, LLC	TX	4632	*	Market Heights, Hwy 190 & Indiana Oaks Drive, NWC FM 2410 & SH 190	Harker Heights	TX	Bell	76548
01-Mar-07	Lane Bryant #4633, LLC	LA	4633	*	Manhattan Place, Manhattan Blvd & Gretna Blvd, 1731 Manhattan Blvd.	Harvey	LA	Jefferson	70058
03-Jan-07	Lane Bryant #4634, LLC	MA	4634	*	Berkshire Mall, Old State Rd & Route 8	Pittsfield	MA	Berkshire	01237
25-Jan-07	Lane Bryant/Cacique 4636, Inc.	CA	4636	*	Countryside Marketplace, I-215 & Newport Road	Menifee	CA	Riverside	92584
06-Feb-07	Lane Bryant #4638, LLC	PA	4638	*	Valley Square, Route 611 & Route 132	Warrington	PA	Bucks	18976
06-Feb-07	Lane Bryant/Cacique #4640, LLC	TX	4640	*	Arlington Highlands, 3907 Arlington Highlands Boulevard	Arlington	TX	Tarrant	76018
08-Feb-07	Lane Bryant #4641, LLC	CO	4641	*	The Summit Front Range, Harmony Road & Ziegler Road	Fort Collins	CO	Larimer	80525
01-Mar-07	Lane Bryant #4643, LLC	IA	4643	*	Metro Crossing, Interstate 29 & Highway 275	Council Bluffs	IA	Pottawattamie	51501
17-Aug-06	Lane Bryant/Cacique #4644, LLC	TX	4644	*	Uptown Village at Cedar Hill, 305 West FM 1382	Cedar Hill	TX	Dallas	75104
13-Mar-07	Lane Bryant/Cacique #4645, LLC	NJ	4645	*	Hamilton Commons, 190 Hamilton Commons	Mays Landing	NJ	Atlantic	6117
13-Mar-07	Lane Bryant #4646 of Horseheads, LLC	NY	4646	*	Southern Tier Crossings, Ann Page Road, Interstate 86	Horseheads	NY	Chemung	14845
18-Jun-07	Lane Bryant #4647, LLC	CO	4647	*	Belmar Plaza, 408 S. Teller Street	Lakewood	CO	Jefferson	80226

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

30-Mar-07	Lane Bryant/Cacique #4648, LLC	MI	4648	*	The Mall at Partridge Creek, M-59 and Romeo Plank Road	Clinton Township	MI	Macomb
29-Mar-07	Lane Bryant/Cacique 4649, Inc.	CA	4649	*	Packwood West S/C, SWC Mooney Blvd & Cameron Ave	Visalia	CA	Tulare	93277
15-Jun-07	Lane Bryant/Cacique #4650, LLC	TX	4650	*	Lpark Lane Place S/C, Park Lane & N. Central Expressway	Dallas	TX	Dallas	75231
29-Mar-07	Lane Bryant #4652, LLC	NJ	4652	*	The Shoppes at Hamilton, Route 130	Hamilton	NJ	Mercer	08650
18-Apr-07	Lane Bryant/Cacique #4653, LLC	TX	4653	*	Park North S/C, 722 NW Loop 410	San Antonio	TX	Bexar	78216
30-Apr-07	Lane Bryant #4654, LLC	TN	4654	*	Kingsport Plaza S/C, Highway 11W & Highway 93	Kingsport	TN	Sullivan	37660
09-May-07	Lane Bryant #4655, LLC	FL	4655	*	Pier Park, Hwy 98 & Pier Park Drive	Panama City Beach	FL	Bay	32413
10-May-07	Lane Bryant #4656, LLC	GA	4656	*	The Avenue at Forsyth, Peachtreee Parkway	Atlanta	GA	Forsyth	30041
13-Jun-07	Lane Bryant #4657, LLC	AZ	4657	*	Mohave Crossroads S/C, State Route 95 and Bullhead Parkway	Bullhead City	AZ	Mohave	86442
18-Jun-07	Lane Bryant/Cacique #4659, LLC	SC	4659	*	Lexington Pavilion, 5195 Sunset Boulevard	Lexington	SC	Lexington	29072
18-Jun-07	Lane Bryant/Cacique #4660, LLC	GA	4660	*	Shoppes at River Crossing, I-75 and Riverside Drive	Macon	GA	Bibb
10-May-07	Lane Bryant/Cacique #4661, LLC	TN	4661	*	Countrywood Crossing, 2289 N. Germantown Pkway	Memphis	TN	Shelby	38016
30-Apr-07	Lane Bryant #4664, LLC	UT	4664	*	Red Cliffs Mall, 1770 East Red Cliffs Drive	St. George	UT	Washington	84790
14-Jun-07	Lane Bryant #4665, LLC	TX	4665	*	Lakeline Plaza, 11200 Lakeline Mall Drive	Cedar Park	TX	Williamson	48491
18-Jun-07	Lane Bryant/Cacique #4667, LLC	OK	4667	*	Eastside Market, 11007 East 71st Street South	Tulsa	OK	Tulsa	74133
15-Jun-07	Lane Bryant/Cacique #4668, LLC	LA	4668	*	Power Center at Mall of Louisiana, Mall of Louisiana Blvd	Baton Rouge	LA	East Baton Rouge	70809
18-Jun-07	Lane Bryant/Cacique #4671, LLC	MD	4671	*	Harford Mall, 696A Bel Air Road	Bel Air	MD	Harford	21014
15-Jun-07	Lane Bryant/Cacique #4672, LLC	MI	4672	*	Southland S/C, 6288 S. Westnedge Avenue	Portage	MI	Kalamazoo
02-Aug-07	Lane Bryant #4676, LLC	AL	4676	*	Dothan Pavilion, 4601 Montgomery Highway	Dothan	AL	Houston	36303
06-Jul-07	Lane Bryant #4677, LLC	TX	4677	*	Longview Town Crossing, 3096 N. Eastman Road	Longview	TX	Gregg	75605
06-Jul-07	Lane Bryant 4679, Inc.	CA	4679	*	Woodside Central, 2501-2539 El Camino Real	Redwood City	CA	San Mateo	94063
06-Jul-07	Lane Bryant #4680, LLC	MD	4680	*	The Commons, 115 E. North Point Drive	Salisbury	MD	Wicomico	21804
06-Jul-07	Lane Bryant/Cacique #4681, LLC	TX	4681	*	Alamo Ranch, Southwest Quadrant of Loop 1604 and Culebra Road	San Antonio	TX	Bexar	78251
01-Aug-07	Lane Bryant/Cacique #4683, LLC	MI	4683	*	Crossroads Village, S. Beck Road and Michigan Avenue (U.S. 12)	Canton	MI	Wayne	48188
01-Aug-07	Lane Bryant #4685, LLC	PA	4685	*	Greengate Plaza, 220 Greengate Centre Blvd	Greensburg	PA	Westmoreland	15601
31-Jul-07	Lane Bryant 4688, Inc.	CA	4688	*	Union Landing, 32450 Dyer Street	Union City	CA	Alameda	94587
31-Jul-07	Lane Bryant/Cacique 4689, Inc.	CA	4689	*	Dunia Plaza, I-15 and Bear Valley Raod	Victorville	CA	San Bernardino	92392
17-Aug-07	Lane Bryant #4691, LLC	FL	4691	*	The Promenade at Lyons, Lyons Road & Cullum Road	Coconut Creek	FL	Broward	33073

17-Aug-07	Lane Bryant/Cacique #4692, LLC	TX	4692	*	The Shoppes at Rio Grande Valley, Worth Avenue	Edinburgh	TX	Hidalgo	78539
17-Aug-07	Lane Bryant #4693, LLC	NJ	4693	*	The Shoppes at Cross Keys, Berlin-Cross Keys Road (Tre 689) & Atlantic City Expressway	Sicklerville	NJ	Gloucester	8081
01-Aug-07	Lane Bryant #4694, LLC	TX	4694	*	Sharyland Town Crossing, 2417 Shary Road @US Hwy 83	Mission	TX	Hidalgo	78572

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

20-Aug-07	Lane Bryant #4696, LLC	VA	4696	*	Chesterfield Crossing, 11331 Midlothian Turnpike	Richmond	VA	Chesterfield	23235
17-Aug-07	Lane Bryant #4697, LLC	TX	4697	*	The Plaza at Rockwall, 1019 East I-309, Bldg 26	Rockwall	TX	Dallas	75048
17-Aug-07	Lane Bryant #4700, LLC	TX	4700	*	Midland S/C, Sunburst Drive & Preston Drive	Midland	TX	Midland	79707
05-Sep-07	Lane Bryant/Cacique #4701, LLC	WI	4701	*	The Village at Bay Park, Willard Drive & Holmgren Way	Ashwaubenon	WI	Brown	54304
11-Oct-07	Lane Bryant/Cacique #4702, LLC	GA	4702	*	Akers Mill Square, 2963 Cobb Parkway NW	Atlanta	GA	Cobb	30339
19-Oct-05	Lane Bryant #4705, LLC	TX	4705	*	Rockwall Crossing, Ralph Hall Parkway	Rockwall	TX	Rockwall	75087
17-Sep-07	Lane Bryant #4706, LLC	LA	4706	*	Pecanland Plaza	Monroe	LA	Ouachita	71203
12-Oct-07	Lane Bryant #4709, LLC	MI	4709	*	Fashion Corner, 4412 Bay Road	Saginaw	MI	Saginaw	78603
11-Oct-07	Lane Bryant #4710, LLC	WA	4710	*	Bear Creek Village S/C, 7730 Leary Way N.E.	Redmond	WA	King	98052
11-Oct-07	Lane Bryant #4711, LLC	UT	4711	*	Triverdale Center Phase IV, Riverdale Road	Riverdale	UT	Weber	84405
13-Nov-07	Lane Bryant #4714, LLC	OH	4714	*	The Shoppes of Mentor, 9611 Mentor Avenue	Mentor	OH	Lake	44060
02-Jan-08	Lane Bryant #4719, LLC	TN	4719	*	The Shoppes at Hamilton Place, 2040 Hamilton Place Blvd	Chattanooga	TN	Hamilton	37421
25-Feb-08	Lane Bryant/Cacique #4720, LLC	OH	4720	*	Polaris Town Center, 11229 Polaris Parkway	Columbus	OH	Delaware	43240
28-Dec-07	Lane Bryant 4723, Inc.	CA	4723	*	Tampa Plaza, SWC Tampa Ave & Nordhoff St.	Northridge	CA	Los Angeles	91324
22-Jan-08	Lane Bryant/Cacique #4724, LLC	MN	4724	*	Crossroads of Roseville, 1655 W. County Road, B-2	Roseville	MN	Ramsey	55113
31-Jan-08	Lane Bryant #4727, LLC	WA	4727	*	Hazel Dell Towne Center, NE 88th Strreet & Hazel Dell Ave	Vancouver	WA	Clark	98665
27-May-08	Lane Bryant #4733, LLC	TN	4733	*	Shoppes at the Columns, 1101 Vann Drive	Jackson	TN	Madison	38305
19-Sep-08	Lane Bryant #4734, INC.	TX	4734	*	Shops at Northeast, 1101 Melbourne Street	Hurst	TX	Tarrant	76053
31-Mar-09	Lane Bryant #4736, LLC	MS	4736	*	Tupelo King Crossing - 839 Barnes Crossing Road	Tupelo	MS	Lee	38804
16-Apr-10	Lane Bryant #4737, LLC	MA	4737	*	The Walpole Mall; 90 Providence Highway	Walpole	MA	Norfolk	2032
16-Jul-10	Lane Bryant 4740, Inc.	CA	4740	*	Shasta Crossroads Shopping Center, 1150 Dana Drive, Suite A6-9	Redding	CA	Shasta	96003
08-Jul-10	Lane Bryant #4741, LLC	PA	4741	*	Brandywine Square, E. Lancaster Avenue & Quarry Road	Downington	PA	Chester	19335
09-Jul-10	Lane Bryant #4742, LLC	VA	4742	*	Kingstowne Shopping Center, 5926 Kingstowne	Springfield	VA	Fairfax	22315
12-Jul-10	Lane Bryant #4743, LLC	IL	4743	*	White Oaks Plaza, 3003 South Veterans Parkway	Springfield	IL	Sangamon	62704
06-Aug-10	Lane Bryant #4744, Inc.	TX	4744	*	L334 North Creek Plaza, Del Mar Boulevard at I-35	Laredo	TX	Webb	78045
09-Sep-10	Lane Bryant #4745, LLC	AZ	4745	*	The Shoppes at Gilbert Commons, Baseline Road & N. Cooper Road	Gilber	AZ	Maricopa	85233
10-Sep-10	Lane Bryant #4746, LLC	IL	4746	*	Commons of Chicago Ridge, 300 Commons Drive	Chicago Ridge	IL	Cook	60415
27-Sep-10	Lane Bryant #4747, Inc.	TX	4747	*	Park North (2), 442 NW Loop 410, Suite 115	San Antonio	TX	Bexar	78216
14-Oct-10	Lane Bryant #4748, LLC	RI	4748	*	Bald Hill Place, 1245 Bald Hill Road	Warwick	RI	Kent	2886
28-Oct-10	Lane Bryant #4749, Inc.	TX	4749	*	Forum at Olympia Parkway, 1950 Loop 1604 E.	San Antonio	TX	Bexar	78154
22-Feb-11	Lane Bryant #4751, LLC	PA	4751	*	Settlers Ridge Center Drive	Pittsburgh	PA	Allegheny	15205

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

22-Feb-11	Lane Bryant #4752, LLC	WA	4752	*	Northtown Square, Division Street and Wellesley Avenue	Spokane	WA	Spokane	99205
22-Feb-11	Lane Bryant #4753, LLC	KS	4753	*	New Market Square	Wichita	KS	Sedgwick	67205
18-Mar-11	Lane Bryant #4754, LLC	OH	4754	*	West Market Plaza	Fairlawn	OH	Summit	44333
28-Apr-11	Lane Bryant #4755, LLC	ND	4755	*	TJ Maxx Plaze, 4340 13th Avenue, SW	Fargo	ND	Cass	58103
18-Apr-11	Lane Bryant #4756, LLC	WI	4756	*	Southridge Plaze, S. 76th Street	Greendale	WI	Milwaukee	53129
31-May-11	Lane Bryant #4759, LLC	IL	4759	*	2314 South Harlem Avenue	Riverside	IL	Cook	60546
09-Oct-86	Catherines, Inc.	DE	5004	*	2176 W. 4TH STREET	MANSFIELD	OH	Richland	44903
09-Oct-86	Catherines, Inc.	DE	5007	*	1322 E. BATTLEFIELD	SPRINGFIELD	MO	Greene	65804
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5012	*	UNIVERSITY CROSSINGS, I-80 & MAIN STREET	MISHAWAKA	IN	St. Joseph	46545
29-Jun-04	Catherines #5013, LLC	TN	5013	*	4275 HIGHWAY 51 SOUTH	MEMPHIS	TN	Shelby	38116
02-Aug-04	Catherines #5014, LLC	TN	5014	*	Oak Court Shopping Center, 541 Perkins Road	Memphis	TN	Shelby	38117
09-Oct-86	Catherines, Inc.	DE	5015	*	7117 KINGSTON PIKE	KNOXVILLE	TN	Knox	37919
19-Apr-07	Catherines #5016, LLC	OH	5016	*	Tiffany Plaza, 1260 Boardman-Poland Road	Youngstown	OH	Mahoning	44514
09-Oct-86	Catherines, Inc.	DE	5017	*	240 WESTWOOD SHOPPING CENT	FAYETTEVILLE	NC	Cumberland	28304
15-Jun-07	Catherines #5022, LLC	TN	5022	*	McHenry S/C, 1760 Gallatin Road	Madison	TN	Davidson	37115
27-Jun-07	Catherines #5023, LLC	NE	5023	*	Baker Square, 132nd & West Center Raod	Omaha	NE	Douglas	68144
09-Oct-86	Catherines, Inc.	DE	5024	*	1030 METRO CENTER MALL	JACKSON	MS	Hinds	39209
09-Oct-86	Catherines, Inc.	DE	5028	*	2831 EAST SOUTH BOULEVARD	MONTGOMERY	AL	Montgomery	36116
08-Apr-02	Catherines #5029 of New Hartford, Inc.	NY	5029	*	New Hartford Consumer Square Shopping Center, Route 5A & Genessee Street	New Hartford	NY	Oneida	13413
09-Oct-86	Catherines, Inc.	DE	5030	*	Springdale Mall; 3250 Airport Blvd., Sp #416	MOBILE	AL	Mobile	36606
09-Oct-86	Catherines, Inc.	DE	5031	*	2207 BESSEMER ROAD, SPACE	BIRMINGHAM	AL	Jefferson	35208
09-Oct-86	Catherines, Inc.	DE	5032	*	9080 PARKWAY EAST	BIRMINGHAM	AL	Jefferson	35215
09-Oct-86	Catherines, Inc.	DE	5035	*	4525 W TUSCARAWAS STREET	CANTON	OH	Stark	44708
23-Oct-07	Catherines #5037, LLC	OH	5037	*	Park Shopping Center, 1055 N. Bechtle Avenue	Springfield	OH	Clark	45504
09-Oct-86	Catherines, Inc.	DE	5038	*	7620 RIVERS AVENUE	NORTH CHARLESTON	SC	Charleston	29406
23-Apr-02	Catherines #5039, Inc.	NC	5039	*	INTERSTATE 85	DURHAM	NC	Durham	27701
09-Oct-86	Catherines, Inc.	DE	5040	*	9622 AIRE LINE HIGHWAY	BATON ROUGE	LA	East Baton Rouge Parish	70815
09-Oct-86	Catherines, Inc.	DE	5043	*	MOREHEAD CENTER, 4012 HILLSBORO ROAD	NASHVILLE	TN	Davison	37215
12-Dec-07	Catherines #5044, LLC	IL	5044	*	University Square S/C, 1405 W. Glen Avenue	Peoria	IL	Peoria	61614
09-Oct-86	Catherines, Inc.	DE	5045	*	902 W. KIMBERLY ROAD	DAVENPORT	IA	Scott	52806
18-Jan-95	Catherines Stores Corporation	TN	5046	*	843 N. GREEN RIVER ROAD	EVANSVILLE	IN	Vanderburgh	47715

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5051	*	3049 FREEDOM DRIVE SPACE 3	CHARLOTTE	NC	Mecklenburg	28208
15-Jun-01	Catherines #5052, Inc.	NC	5052	*	702 D PEMBROKE ROAD	GREENSBORO	NC	Guilford	27408
23-Sep-08	Catherines #5053, LLC	MI	5053	*	Fashion Corners, 4382 Bay Road., Store 9	Saginaw	MI	Saginaw	48603
07-Jan-08	Catherines #5054, LLC	MI	5054	*	4409 W. SAGINAW	LANSING	MI	Eaton	48917
09-Oct-86	Catherines, Inc.	DE	5055	*	7805 ABERCORN	SAVANNAH	GA	Chatham	31406
01-Sep-06	Catherines #5058, LLC	TX	5058	*	The French Quarter, 4500 S. Broadway	Tyler	TX	Smith	75701
09-Oct-86	Catherines, Inc.	DE	5061	*	9430 SKOKIE BOULEVARD	SKOKIE	IL	Cook	60077
04-May-05	Catherines #5063, LLC	WV	5063	*	Riverwalk S/C, 33 Riverwalk Place	South Charleston	WV	Kanawha	25803
18-Jan-95	Catherines, Inc.	DE	5066	*	5970-B E. 31ST	TULSA	OK	Tulsa	74135
30-Dec-04	Catherines #5069, LLC	FL	5069	*	4455 CLEVELAND AVENUE	FT. MYERS	FL	Lee	33901
09-Oct-86	Catherines Stores Corporation	TN	5073	*	2645 LOUISIANA BLVD., N.E.	ALBUQUERQUE	NM	Bernalillo	87110
08-May-07	Catherines #5075, LLC	TX	5075	*	6344 Edgemere Drive	El Pas	TX	El Paso	79925
09-Jun-06	Catherines #5076, LLC	VA	5076	*	4107 PORTSMOUTH BLVD	CHESAPEAKE	VA	Chesapeake city	23321
23-May-08	Catherines #5077, LLC	TX	5077	*	3405 WESTERN STREET	AMARILLO	TX	Randall	79109
09-Oct-86	Catherines, Inc.	DE	5082	*	2324 W. MERCURY BLVD.	HAMPTON	VA	Hampton city	23666
09-Oct-86	Catherines, Inc.	DE	5083	*	4545 & 4547 KIRKWOOD HIGHW	WILMINGTON	DE	New Castle	19808
01-Mar-07	Catherines #5085, LLC	IN	5085	*	Greenwood Place, 7785 South U.S. 31	Indianapolis	IN	Marion	46227
18-Jan-95	Catherines Stores Corporation	TN	5086	*	521-525 EAST COLISEUM BOUL	FT. WAYNE	IN	Allen	46825
18-Jan-95	Catherines Stores Corporation	TN	5087	*	3560 S. DIXIE BEE HIGHWAY	TERRE HAUTE	IN	Vigo	47802
09-Oct-86	Catherines, Inc.	DE	5088	*	3755 BLOOMFIELD ROAD	MACON	GA	Bibb	31206
09-Oct-86	Catherines, Inc.	DE	5089	*	2178 ELIDA ROAD	LIMA	OH	Allen	45805
09-Oct-86	Catherines, Inc.	DE	5090	*	1311 E. TALLMADGE AVE.	AKRON	OH	Summit	44310
18-Jan-95	Catherines Stores Corporation	TN	5092	*	4871 E. 38TH STREET	INDIANAPOLIS	IN	Marion	46254
24-Apr-02	Catherines #5094, Inc.	AR	5094	*	STEELE CROSSING, HIGHWAY 471 & SHILOH DRIVE	FAYETTEVILLE	AR	Washington	72704
24-Oct-07	Catherines #5097, LLC	SC	5097	*	Belvedere Plaza S/C, 3104 N. Main Street	Anderson	SC	Anderson	29621
18-Jan-95	Catherines Stores Corporation	TN	5099	*	LAKE AIR CENTER, BOSQUE BLVD. & N. VI MILLS DRIVE	WACO	TX	Waco	76710
09-Oct-86	Catherines, Inc.	DE	5100	*	THE COURTYARD AT HICKORY H	ANTIOCH	TN	Davidson	37013
09-Oct-86	Catherines, Inc.	DE	5101	*	3435 WRIGHTSBORO RD.	AUGUSTA	GA	Richmond	30909
09-Oct-86	Catherines, Inc.	DE	5102	*	1217 APALACHEE PARKWAY	TALLAHASSEE	FL	Leon	32301
25-Sep-69	Catherines, Inc.	DE	5105	*	Salem Consumer Square S/C, 5411 Salem Drive	Dayton	OH	Montgomery	45426
09-Oct-86	Catherines, Inc.	DE	5108	*	N.W. 63RD ST. & MAY AVENUE	OKLAHOMA CITY	OK	Oklahoma	73116
27-May-08	Catherines #5110, LLC	TN	5110	*	Northgate Mall, 625 Northgate Mall	Chattanooga	TN	Hamilton	37415

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

30-Sep-10	Catherines #5114, LLC	WV	5114	*	2807 MURDOCH AVE.	PARKERSBURG	WV	Wood	26101
09-Oct-86	Catherines, Inc.	DE	5115	*	3201 MACON ROAD STORE 1	COLUMBUS	GA	Muscogee	31906
15-Jul-02	Catherines #5116, Inc.	FL	5116	*	Millenia Plaza, Suite 1, 4600 Millenia Plaza Way	Orlando	FL	Orange	32811
09-Feb-01	Catherines #5118, Inc.	VA	5118	*	2140 WARDS ROAD	LYNCHBURG	VA	Lynchburg city	24502
09-Oct-86	Catherines, Inc.	DE	5119	*	725 MILITARY AVENUE	GREEN BAY	WI	Brown	54302
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5120	*	Valparaiso Marketplace, 2410 LaPorte Ave., Ste 160	Valparaiso	IN	Porter	46383
09-Oct-86	Catherines, Inc.	DE	5122	*	2768 CANDLER RD.	DECATUR	GA	DeKalb	30034
30-Jul-02	Catherines #5124, Inc.	PA	5124	*	Target Plaza, Mundy Street	Wilkes Barre	PA	Luzerne	18702
28-Sep-01	Catherines #5127, Inc.	NC	5127	*	Raleigh Highway	Thomasville	NC	Davidson	27292
09-Oct-86	Catherines, Inc.	DE	5128	*	METRO MARKET PLACE	PHOENIX	AZ	Maricopa	85051
06-Jul-06	Catherines #5129, LLC	SC	5129	*	West Ashley Shoppes, 946 Orleans	Charleston	SC	Charleston	29407
18-Jan-95	Catherines Stores Corporation	TN	5130	*	8507 N. MCCULLOUGH	SAN ANTONIO	TX	Bexar	78216
09-Oct-86	Catherines, Inc.	DE	5132	*	3525 AMBASSADOR CAFFERY PK	LAFAYETTE	LA	Lafayette Parish	70508
18-Jan-95	Catherines Stores Corporation	TN	5133	*	4938 SOUTH STAPLES SUIT	CORPUS CHRISTI	TX	Nueces	78401
31-May-07	Catherines #5134, LLC	OK	5134	*	Woodland Annex, 6837 B Woodland Annex, 68th & Memorial	Tulsa	OK	Tulsa	74133
18-Jan-95	Catherines Stores Corporation	TN	5135	*	6050-6054 EAST 82ND STREET	INDIANAPOLIS	IN	Marion	46250
09-Oct-86	Catherines, Inc.	DE	5136	*	1701 MCFARLAND BLVD. SPA	TUSCALOOSA	AL	Tuscaloosa	35404
17-Aug-04	Catherines #5141, LLC	MS	5141	*	Dogwood Promenade, Hwy 25 & Dogwood Road	Flowood	MS	Rankin	39208
13-Feb-03	Catherines #5144, Inc.	NC	5144	*	Brier Creek Commons, Brier Creek Parkway @ US Highway 70	Raleigh	NC	Wake	27617
05-Oct-01	Catherines #5145, Inc.	NJ	5145	*	Route 8	Old Bridge	NJ	Middlesex	8859
01-Oct-02	Catherines #5147, Inc.	FL	5147	*	Development at Cordova Mall, Bayou Road @ North 9th Avenue	Pensacola	FL	Escambia	32504
10-Oct-01	Catherines #5149, Inc.	VA	5149	*	Commonwealth Center Parkway	Chesterfield	VA	Chesterfield	23112
19-Nov-08	Catherines #5150, LLC	AR	5150	*	9112 Rodney Parham Road	Little Rock	AR	Pulaski	72205
09-Oct-86	Catherines, Inc.	DE	5152	*	66 A BLANDING BLVD.	ORANGE PARK	FL	Clay	32073
09-Oct-86	Catherines, Inc.	DE	5154	*	4732 E. BROADWAY BLVD.	TUCSON	AZ	Pima	85716
09-Oct-86	Catherines, Inc.	DE	5155	*	5012 EAST COLONIAL DR.	ORLANDO	FL	Orange	32863
09-Oct-02	Catherines #5156, Inc.	MI	5156	*	Grand Traverse Crossing, South Airport Road, Space 240	Traverse City	MI	Grand Traverse	49684
16-Nov-04	Catherines #5157, LLC	NE	5157	*	220 North 66th Street	LINCOLN	NE	Lancaster	68505
09-Oct-86	Catherines, Inc.	DE	5158	*	829 LYNNHAVEN PARKWAY	VIRGINIA BEACH	VA	Virginia Beach city	23152
09-Oct-86	Catherines, Inc.	DE	5161	*	8805 JEWELLA AVE	SHREVEPORT	LA	Caddo Parish	71108
09-Oct-86	Catherines, Inc.	DE	5162	*	5325 NE ANTIOCH ROAD	KANSAS CITY	MO	Clay	64119
09-Oct-86	Catherines, Inc.	DE	5167	*	6735 TWO NOTCH RD.	COLUMBIA	SC	Richland	29206

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5168	*	2039 HWY 70	HICKORY	NC	Catawba	28601
18-Jan-95	Catherines Stores Corporation	TN	5170	*	3916 KEMP BOULEVARD	WICHITA FALLS	TX	Wichita	76308
09-Oct-86	Catherines, Inc.	DE	5171	*	4601 SIXTEENTH AVE.	MOLINE	IL	Rock Island	61265
26-Mar-02	Catherines #5172, Inc.	FL	5172	*	Cross Winds Center, 2008 66th Street N.	St. Petersburg	FL	Pinellas	33710
08-Nov-00	Catherines #5173, Inc.	GA	5173	*	4135 LAVISTA RD	TUCKER	GA	DeKalb	30329
18-Jan-95	Catherines Stores Corporation	TN	5174	*	Northwoods Shopping Center, US 281	San Antonio	TX		78232
12-Apr-06	Catherines #5175, LLC	LA	5175	*	Southgate Shopping Center, 2908 Ryan Street	Lake Charles	LA	Calcasieu	70601
07-Feb-06	Catherines #5176, LLC	OH	5176	*	South Towne Center, 2010 Miamisburg-Centerville Road	Cayton	OH	Montgomery	45459
09-Jan-07	Catherines #5177, LLC	LA	5177	*	MacArthur Village, 1400 MacArthur Drive	Alexandria	LA	Rapides Parish	71301
18-Jan-95	Catherines Stores Corporation	TN	5178	*	Rockwall Market Center, 2841 Market Center Drive	Rockwall	TX	Rockwall	75032
26-Feb-01	Catherines #5179, Inc.	SC	5179	*	2847 DAVID MCLEOD BLVD.	FLORENCE	SC	Florence	29501
09-Oct-86	Catherines, Inc.	DE	5181	*	Regency Plaza, 9764 Atlantic Blvd.	Jacksonville	FL	Duval	32211
09-Oct-86	Catherines, Inc.	DE	5182	*	2701 SOUTHWEST COLLEGE	OCALA	FL	Marion	32674
09-Oct-86	Catherines, Inc.	DE	5183	*	4325 GLENWOOD AVE.	RALEIGH	NC	Wake	27612
09-Oct-86	Catherines, Inc.	DE	5184	*	Town Center Plaza Shopping Center, 425 Ernest Barret Parkway	Kennesaw	GA	Cobb	30144
24-Oct-01	Catherines #5186, Inc.	GA	5186	*	Turner Hill Road	Lithonia	GA	DeKalb	30058
18-Oct-05	Catherines #5188, LLC	DE	5188	*	1300 N. DUPONT HIGHWAY	DOVER	DE	Kent	19901
30-Oct-01	Catherines #5189, Inc.	FL	5189	*	Wickham Road	Melbourne	FL	Brevard	32940
09-Oct-86	Catherines, Inc.	DE	5195	*	5210 MONROE ST	TOLEDO	OH	Lucas	43617
09-Oct-86	Catherines, Inc.	DE	5197	*	3414-3416 MERLE HAY ROAD	DES MOINES	IA	Polk	50310
18-Dec-06	Catherines #5200, LLC	IN	5200	*	Glendale Mall, 6101 N. Keystone Avenue	Indianapolis	IN	Marion	46220
18-Jan-95	Catherines Stores Corporation	TN	5201	*	2438 W. ANDERSON LANE	AUSTIN	TX	Travis	78757
09-Oct-86	Catherines, Inc.	DE	5202	*	G-3292 S. LINDEN ROAD	FLINT	MI	Genesee	48507
09-Oct-86	Catherines, Inc.	DE	5204	*	2304 S. REYNOLDS RD.	TOLEDO	OH	Lucas	43614
09-Oct-86	Catherines, Inc.	DE	5205	*	31 EAST MARKET VIEW	CHAMPAIGN	IL	Champaign	61820
09-Oct-86	Catherines, Inc.	DE	5211	*	4600 HARDY STREET, STE. 28	HATTIESBURG	MS	Lamar	39401
09-Oct-86	Catherines, Inc.	DE	5212	*	2319 NICHOLASVILLE RD.	LEXINGTON	KY	Fayette	40503
18-Aug-06	Catherines #5215, LLC	GA	5215	*	Greenbriar Mall, 2841 Greenbriar Parkway	Atlanta	GA	Fulton	30331
09-Oct-86	Catherines, Inc.	DE	5216	*	434 CROSSROADS BLVD.	CARY	NC	Wake	27511
28-Aug-07	Catherines #5217, LLC	IN	5217	*	9745 EAST WASHINGTON STREE	INDIANAPOLIS	IN	Marion	46269
09-Oct-86	Catherines, Inc.	DE	5218	*	13720 M & N EAST 40 HIG	INDEPENDENCE	MO	Jackson	64055
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5219	*	1004 COOPER POINT RD.	OLYMPIA	WA	Thurston	98502

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

02-Nov-05	Catherines #5220, LLC	MI	5220	*	5100 BECKLEY ROAD	BATTLE CREEK	MI	Calhoun	49015
09-Oct-86	Catherines, Inc.	DE	5223	*	4355 24TH AVE., STE. 8	FT. GRATIOT	MI	St. Clair	48059
09-Oct-86	Catherines, Inc.	DE	5224	*	212 CROSSROADS CENTER	WATERLOO	IA	Black Hawk	50702
09-Oct-86	Catherines Woman Delaware, Inc.	DE	5225	*	8922 S.E. SUNNYSIDE RD	CLACKAMAS	OR	Clackamas	97015
09-Oct-86	Catherines, Inc.	DE	5226	*	3831A S.W. 117TH AVENUE	BEAVERTON	OR	Washington	97005
29-Aug-06	Catherines #5227, LLC	OR	5227	*	Village East Center, 2925 Lancaster Drive N.E.	Salem	OR	Marion	97305
09-Oct-86	Catherines, Inc.	DE	5230	*	205 S.W. GREENVILLE BLVD.	GREENVILLE	NC	Pitt	27834
08-Aug-05	Catherines #5231, LLC	CO	5231	*	5670 WEST 88TH AVE.	WESTMINSTER	CO	Jefferson	80030
08-Jun-05	Catherines #5232, LLC	TX	5232	*	Midland Plaza, 3001 West Loop 250 N	Midland	TX	Midland	79705
18-Jan-95	Catherines Stores Corporation	TN	5233	*	6207 SLIDE ROAD	LUBBOCK	TX	Lubbock	79414
18-Jan-95	Catherines Stores Corporation	TN	5234	*	3500 STATE ROUTE 38 EAST S	LAFAYETTE	IN	Tippecanoe	47905
09-Oct-86	Catherines, Inc.	DE	5235	*	1025 W. CENTRAL ENTRANCE	DULUTH	MN	St. Louis	55811
08-Aug-05	Catherines #5239, LLC	CO	5239	*	13960 E. MISSISSIPPI AVE	AURORA	CO	Arapahoe	80012
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5240	*	1308 W. GRANDRIDGE BLVD.	KENNEWICK	WA	Benton	99336
09-Oct-86	Catherines, Inc.	DE	5241	*	1165 VALLEY RIVER DR.	EUGENE	OR	Lane	97401
02-Nov-05	Catherines #5242, LLC	KY	5242	*	1680 CAMPBELL LANE, STE. 1	BOWLING GREEN	KY	Warren	42104
18-Jan-95	Catherines Stores Corporation	TN	5243	*	1415 S. REED ROAD	KOKOMO	IN	Howard	46902
09-Oct-86	Catherines, Inc.	DE	5246	*	3948 SW ARCHER RD	GAINESVILLE	FL	Alachua	32608
05-Jun-06	Catherines #5247, LLC	VA	5247	*	1919 B VALLEY VIEW BLVD.	ROANOKE	VA	Roanoke city	24012
06-Jul-06	Catherines #5248, LLC	MI	5248	*	6749 S. WESTNEDGE AVE., ST	PORTAGE	MI	Kalamazoo	49002
09-Oct-86	Catherines, Inc.	DE	5252	*	4201 PARK RD	CHARLOTTE	NC	Mecklenburg	28209
09-Oct-86	Catherines, Inc.	DE	5253	*	4600 SHELBYVILLE ROAD	LOUISVILLE	KY	Jefferson	40207
18-Jan-95	Catherines Stores Corporation	TN	5254	*	1160 EAST PRINCETON	MUNCIE	IN	Delaware	47303
09-Oct-86	Catherines, Inc.	DE	5255	*	299 N. MILWAUKEE AVENUE	BOISE	ID	Ada	83704
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5256	*	6202 NORTH DIVISION STREET	SPOKANE	WA	Spokane	99207
09-Oct-86	Catherines, Inc.	DE	5258	*	2130 SW WANAMAKER RD. #170	TOPEKA	KS	Shawnee	66614
09-Oct-86	Catherines, Inc.	DE	5259	*	2929 JAMES SANDERS BLVD.	PADUCAH	KY	McCracken	42001
09-Oct-86	Catherines, Inc.	DE	5260	*	ROUTE 1	WETHERSFIELD	CT	Hartford	06109
18-Jan-95	Catherines of California, Inc.	CA	5262	*	2726 MING AVENUE SPACE 7	BAKERSFIELD	CA	Kern	93304
09-Oct-86	Catherines, Inc.	DE	5263	*	220 MAINE MALL RD	S PORTLAND	ME	Cumberland	04106
09-Oct-86	Catherines, Inc.	DE	5265	*	185 BOSTON POST ROAD	ORANGE	CT	New Haven	07052
19-Apr-01	Catherines #5267, Inc.	AZ	5267	*	2986 N. ALMA SCHOOL ROAD	CHANDLER	AZ	Maricopa	85225

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-06	Catherines #5269, LLC	AZ	5269	*	Village Fair North, 12661 N. Tatum Blvd.	Phoenix	AZ	Maricopa	85032
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5273	*	1412 SOUTH HARBOR BLVD	FULLERTON	CA	Orange	92832
13-Jul-01	Catherines #5275, Inc.	CA	5275	*	12625 FREDERICK ST.STE D-2	MORENO VALLEY	CA	Riverside	92507
04-Apr-02	Catherines #5279, Inc.	CA	5279	*	1775 A Arden Way	Sacramento	CA	Sacramento	95815
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5281	*	30 ROSEVILLE SQUARE	ROSEVILLE	CA	Placer	95678
15-Feb-07	Catherines 5282, Inc.	CA	5282	*	316 East "H" Street, Suite 704	Chula Vista	CA	San Diego	91910
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5285	*	422 STRATFORD SQUARE	BLOOMINGDALE	IL	DuPage	60108

25-Sep-69	Catherines Woman Delaware, Inc.	DE	5286	*	4111 WEST HARLEM AVENUE	NORRIDGE	IL	Cook	60656
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5287	*	701 N. MILWAUKEE AVENUE	VERNON HILLS	IL	Lake	60061
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5289	*	1001 W. 75TH STREET	WOODBRIDGE	IL	DuPage	60517
25-Sep-69	Catherines Woman Michigan, Inc.	MI	5292	*	13305 HALL ROAD	UTICA	MI	Macomb	48315
09-Jun-06	Catherines #5300, LLC	NJ	5300	*	561 U.S.ROUTE #1	EDISON	NJ	Middlesex	08817
20-Jun-06	Catherines #5303, LLC	NJ	5303	*	The Court at Deptford, 1500 North Almonesson Rd	Deptford	NJ	Gloucester	08096
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5304	*	1620 NIXON DRIVE	MOORESTOWN	NJ	Burlington	08057
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5306	*	1232 HOOPER AVENUE	TOMS RIVER	NJ	Ocean	08753
08-Jul-04	Catherines #5307, LLC	NJ	5307	*	1701 MORRIS AVENUE SUT. 1	UNION	NJ	Union	07083
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5308	*	1680 ROUTE 22	WATCHUNG	NJ	Somerset	07060
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5309	*	163 NORTH NELLIS BLVD	LAS VEGAS	NV	Clark	89110
31-Jan-08	Catherines #5314 of Greenburgh, LLC	NY	5314	*	Crossroads Shopping Center, Tre 119 and Dobbs Ferry Road	Greenburgh	NY	Westchester	10607
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5318	*	499-25 W. SUNRISE HIGHWAY	PATCHOGUE	NY	Suffolk	11772
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5319	*	95-16 63RD ROAD	REGO PARK	NY	Queens	11374
15-Nov-06	Catherines #5322 of Staten Island, LLC	NY	5322	*	Hylan Shopping Center, 2600 Hylan Boulevard	Staten Island	NY	Richmond	10306
25-Sep-69	Catherines Woman Delaware, Inc.	DE	5325	*	9924 N.E. HALSEY ST STE D	PORTLAND	OR	Multnomah	97220
10-May-06	Catherines #5335, LLC	WA	5335	*	Ross Plaza, Fuite F, 10407 Silverdale Way NW	Silverdale	WA	Kitsap	98383
21-Sep-05	Catherines #5336, LLC	WA	5336	*	3304 SOUTH 23RD STREET	TACOMA	WA	Pierce	98405
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5339	*	804A-B NE THURSTON WAY	VANCOUVER	WA	Clark	98662
08-Jun-00	Catherines #5340, Inc.	PA	5340	*	117 W LINCOLN HWY SPC900	EXTON	PA	Chester	19341
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5341	*	1584 PARK MANOR BLVD	PITTSBURGH	PA	Allegheny	15205
08-Jun-00	Catherines #5342, Inc.	PA	5342	*	3172 EAST NAZARETH HWY	EASTON	PA	Northampton	18045
11-Oct-00	Catherines #5344 of Mays Landing, Inc.	NJ	5344	*	Route 322	Mays Landing	NJ		8330
10-Oct-00	Catherines #5345 of Colonial Heights, Inc.	VA	5345	*	723 SOUTHPARD BLVD	COLONIAL HEIGHTS	VA	Colonial Heights City	23834

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

14-Jun-01	Catherines #5348, Inc.	MS	5348	*	35 Goodman Road West	Southaven	MS		38671
18-May-00	Catherines #5349, Inc.	TN	5349	*	2769 WOLFCREEK PKWY #107	MEMPHIS	TN	Shelby	38133
30-May-00	Catherines #5351, Inc.	MO	5351	*	CHESTERFIELD AIRPORT ROAD	ST LOUIS	MO	St. Louis	63135
08-Nov-00	Catherines #5353, Inc.	GA	5353	*	LEDO ROAD	ALBANY	GA	Lee	31707
21-Jul-00	Catherines Partners - Indiana, L.L.P.	IN	5354	*	MAIN ST & US 41	HIGHLAND	IN	Lake	46322
30-Jun-00	Catherines #5356, Inc.	VA	5356	*	1328 CARL D SILVER BLVD	FREDERICKSBURG	VA	Fredericksburg city	22401
30-Jun-00	Catherines #5358, Inc.	CA	5358	*	Hwy. 101 & Vineyard	Oxnard	CA		93030
15-Aug-00	Catherines #5359, Inc.	SC	5359	*	BUSH RIVER RD	COLUMBIA	SC	Richland	29210
25-Oct-00	Catherines #5360, Inc.	MD	5360	*	ROUTE 301	WALDORF	MD	Charles	20601
16-Aug-00	Catherines #5362, Inc.	IL	5362	*	NW CORNER ROUTES 31 & 72	WEST DUNDEE	IL	Kane	60118
30-Aug-00	Catherines #5363, Inc.	AL	5363	*	382 COX CREEK PARKWAY	FLORENCE	AL	Lauderdale	35630
13-Dec-00	Catherines #5365, Inc.	CO	5365	*	10705 W. COLFAX AVE.	LAKEWOOD	CO	Los Angeles	80215
25-Oct-00	Catherines #5367 of Middletown, Inc.	NY	5367	*	Dunning Road	Middletown	NY		10940
20-Dec-00	Catherines #5368, Inc.	ND	5368	*	32nd Avenue & 1-29	Grand Forks	ND		58203
25-Oct-00	Catherines #5369, Inc.	MD	5369	*	SECURITY BOULEVARD	BALTIMORE	MD	Baltimore	21244
25-Oct-00	Catherines #5370, Inc.	IL	5370	*	THEODORE ST & LARKIN NW	JOLIET	IL	Will	60435
31-Oct-00	Catherines #5371, Inc.	OH	5371	*	5555 YOUNGSTOWN WARREN RD	NILES	OH	Trumbull	44446
03-Nov-00	Catherines #5372, Inc.	IA	5372	*	NWC Army Post Rd. & 14th Street	Des Moines	IA		50315
14-Nov-00	Catherines #5375, Inc.	CA	5375	*	Chino Valley Hwy. 71 & Grand	Chino	CA		91710
27-Nov-00	Catherines #5376, Inc.	NC	5376	*	Route 52	Winston-Salem	NC		27105
24-Jul-01	Catherines #5377, Inc.	AL	5377	*	University Dr. & Enterprise Way	Huntsville	AL		25806
19-Jun-01	Catherines #5378, Inc.	OH	5378	*	1711 N. Memorial Drive Space 2	Lancaster	OH		43130
13-Dec-00	Catherines #5380, Inc.	OR	5380	*	Hwy. 62 & Poplar Drive	Medford	OR		97504
01-Jan-01	Catherines #5382 of Vestal, Inc.	NY	5382	*	Rt. 434 (Vestal Parkway)	Vestal	NY		13850
05-Jan-01	Catherines #5384, Inc.	CA	5384	*	W. Avenue P & 10th Street W	Palmdale	CA		93551
26-Feb-01	Catherines #5387, Inc.	SC	5387	*	Verdae Boulevard	Greenville	SC		29602
04-Apr-01	Catherines #5388, Inc.	FL	5388	*	Lumsden Road	Brandon	FL		33511
08-Mar-01	Catherines #5390, Inc.	IL	5390	*	3148 North Water Street	Decatur	IL		62526
07-Feb-01	Catherines #5391, Inc.	MI	5391	*	1010 Fairplane Drive	Benton Harbor	MI		49022
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5392	*	Evergreen Way & Campus Parkway Space G9 & 10	Everett	WA		98203
18-Jan-95	Catherines Stores Corporation	TN	5393	*	10235 South Post Oak Road	Houston	TX		77096
26-Mar-01	Catherines #5395, Inc.	FL	5395	*	Cortez Boulevard S. R. 50	Brooksville	FL		34613

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

24-Jan-01	Catherines #5396, Inc.	LA	5396	*	3908 VETERANS HIGHQWAY	METAIRIE	LA	Jefferson Parish	70002
26-Feb-01	Catherines #5397, Inc.	SC	5397	*	Poinsetta Highway	Greenville	SC		29609
18-Jan-95	Catherines Stores Corporation	TN	5400	*	The Forum @ Olympia Parkway, I-35 & Olympia Parkway	San Antonia	TX		78148
18-Jan-95	Catherines Stores Corporation	TN	5401	*	Target Lakeline Center, St. Highway 183	Austin	TX	Williamson	77087
31-Mar-03	Catherines #5402, Inc.	CT	5402	*	Waterford Commons S/C, Route 85	Waterford	CT	New London	6385
09-Sep-04	Catherines #5404, Inc.	CT	5404	*	North Haven Pavilion, 2 Universal Drive	North Haven,	CT	New Haven	6473
27-Aug-03	Catherines 5405, Inc.	CA	5405	*	Northpointe S/C, Pelandale Ave. & Chapman Rd.	Modesto	CA	Stanislaus	95356
12-Sep-03	Catherines 5406, Inc.	CA	5406	*	Shaw Marketplace, W. Shaw & N. Brawley Ave.	Fresno	CA	Freso	93722
21-Oct-03	Catherines #5407, Inc.	AZ	5407	*	Peoria Crossing, I-101 and Northern Avenue	Peoria	AZ	Maricopa	85345
21-Oct-03	Catherines #5408, Inc.	AZ	5408	*	Desert Glen Shopping Center, Bell Rd. & 55th Aveue	Glendale	AZ	Maricopa	85308
03-Dec-03	Catherines #5410, Inc.	MI	5410	*	3270 28th Street SE	Kentwood	MI	Kent	49508
14-Nov-03	Catherines #5411, Inc.	AL	5411	*	Colonial Promenade, 5870 Trussville Crossing Boulevard	Trussville	AL	Jefferson Parish	35235
13-Nov-03	Catherines #5412, Inc.	MN	5412	*	Crossroads Center, Division Street	St. Cloud	MN	Stearns	56301
24-Dec-03	Catherines #5413 of Dewitt, Inc.	NY	5413	*	Dewitt Commons S/C, 3405 Erie Boulevard	Dewitt	NY	Onondaga	13214
26-Jan-04	Catherines #5416, Inc.	KS	5416	*	Eastgate Plaza, 8235 E. Kellogg Road	Wichita	KS	Sedgwick	67207
18-Jan-95	Catherines Stores Corporation	TN	5419	*	Round Rock Crossing, 1325 Burnet Road	Round Rock	TX	Williamson	78664
05-Aug-04	Catherines #5420, LLC	AR	5420	*	Lakewood Village Shopping Park, McCain Blvd & Fairway Ave.	North Little Rock	AR	Pulaski	72116
01-Apr-04	Catherines #5427, Inc.	MO	5427	*	O'Fallon Walk, State Hwy K at Feise Road	O'Fallon	MO	St. Charles	33366
05-Apr-04	Catherines #5428, Inc.	NC	5428	*	Hanes Point S/C, 1010 Hanes Mall Blvd	Winston-Salem	NC	Forsyth	27103
18-Jan-95	Catherines Stores Corporation	TN	5431	*	Target Center, St. Michael Dr & Richmond Road	Texarkana	TX	Bowin	75501
02-Apr-04	Catherines #5432, Inc.	MN	5432	*	Tamarack Village S/C, Radio Dr. & Hudson Rd	Woodbury	MN	Washington	55125
02-Aug-04	Catherines #5434, LLC	OH	5434	*	The Market @ Polaris, Polaris & Gemini Pkwys	Columbus	OH	Delaware	43240
18-Jan-95	Catherines Stores Corporation	TN	5549	*	Gateway Station, I-35	Burleson	TX	Tarrant	76028
15-Apr-03	Catherines #5550, Inc.	NC	5550	*	The Centrum, 10210 Centrum Parkway	Pineville	NC	Mecklenburg	28134-8822
11-Apr-03	Catherines #5552, Inc.	CO	5552	*	Safeway Marketplace, N. Powers Boulevard	Colorado Springs	CO	El Paso	80915
02-Jun-03	Catherines #5553, Inc.	FL	5553	*	Clearwater Mall, US Highway 19	Clearwater	FL	Pinellas	33759
02-Jun-03	Catherines #5555, Inc.	AZ	5555	*	Gilbert Gateway Towne Center, Power & Ray Roads	Gilbert	AZ	Maricopa	85236
19-Jun-03	Catherines #5556, Inc.	IL	5556	*	White Oaks Plaza, S. Veterans Parkway	Springfield	IL	Sangamon	62704
09-Sep-04	Catherines #5557, LLC	NC	5557	*	Riverbend Marketplace, 129 Bleachery Blvd, and Fairview Road	Asheville	NC	Buncombe	28805
14-Sep-04	Catherines #5558, LLC	VA	5558	*	The Shops at JANAF, 5312 E. Virginia Beach Blvd	Norfolk	VA	Norfolk	`23502
26-Oct-04	Catherines #5559, LLC	LA	5559	*	Pecanland C ommons, Nutland Road & I-20	Monroe	LA	Ouachita Parrish	71203

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

22-Oct-04	Catherines #5560, LLC	TX	5560	*	Shoppes at Abilene, Southwestern Drive and Catclaw Drive	Abilene	TX	Taylor	79606
27-Oct-04	Catherines #5561, LLC	SD	5561	*	Greenway Mall, 3510 W. 41st Street	Sioux Falls	SD	Minnehaha	57106
14-Mar-05	Catherines #5562, LLC	TX	5562	*	Brooks Corner, SE Military Drive	San Antonio	TX	Bexar	78223
04-Jan-05	Catherines #5563, LLC	TN	5563	*	Gallina Centro, Poplar Avenue	Collierville	TN	Shelby	38139
10-Feb-05	Catherines #5564, LLC	PA	5564	*	Whitehall Mall, Grape Street and Mac Arthur Boulevard	Whitehall	PA	Lehigh	18052
17-Dec-04	Catherines 5565, LLC	MO	5565	*	Westfield Northwest Plaza, 650-A Northwest Plaza, St. Charles Rock Road	St. Ann	MO	St. Louis	63074
18-Jan-05	Catherines #5566, LLC	TX	5566	*	Shops @ Northeast, NEC Loop 820 & Pipeline Road	Hurst	TX	Tarrant	76053
24-May-05	Catherines #5567, LLC	FL	5567	*	Walter's Crossing, I-275 & N. Mabry Hwy	Tampa	FL	Hisslborough	33607
10-May-05	Catherines #5568, LLC	VA	5568	*	Pocono Crossing S/C, 10400 Midlothian Turnpike	Richmond	VA	Chesterfield	23225
07-Jun-05	Catherines 5569, Inc.	CA	5569	*	Robinhood Plaza, 5756 Pacific Avenue	Stockton	CA	San Joaquin	95207
23-Dec-05	Catherines #5570, LLC	WA	5570	*	The Commons @ Federal Way, 1928 S. Commons	Federal Way	WA	King	98003
08-Aug-05	Catherines #5571, LLC	TX	5571	*	Lake Worth Town Crossing, 6580 Lake Worth Blvd	Lake Worth	TX	Tarrant	76135
08-May-07	Catherines #5572, LLC	TX	5572	*	Southpark Meadows, 9600 South IH-35, Service Road SB	Austin	TX	Travis	78748
08-May-07	Catherines #5573, LLC	PA	5573	*	The Village at Pittsburgh Mills, Village Center Drive and Value Drive	Pittsburgh	PA	Allegheny	15084
08-May-07	Catherines #5574, LLC	TX	5574	*	Sherman Town, Hwy 75 & Loy Lake Road	Sherman	TX	Grayson	75090
09-Jul-07	Catherines #5575, LLC	WI	5575	*	Fox River Mall, 692 North Casaloma Drive	Appleton	WI	Outagamie	54913
06-Jul-07	Catherines #5578, LLC	TX	5578	*	Longview Town Crossing, 3096 N. Eastman Road	Longview	TX	Gregg	75605
06-Jul-07	Catherines #5579, LLC	TX	5579	*	Riceland Pavilion, 45000 Garth Road	Baytown	TX	Harris	77521
20-Aug-07	Catherines #5580, LLC	OK	5580	*	Bryant Square Center, 530 South Bryant Avenue	Edmond	OK	Oklahoma	73034
11-Oct-07	Catherines #5582, LLC	MN	5582	*	Shoppes on Main, New St. Bridget's Road & 48th Street	Rochester	MN	Olmsted	55904
02-Dec-03	Catherines #5644, Inc.	FL	5644	*	Shoppes of Lakeland, Route 98 and Interstate 4	Lakeland	FL	Polk	33809
07-Aug-03	Catherines #5646, Inc.	CA	5646	*	Elk Grove Commons, Elk Grove Blvd & Bruceville Road	Elk Grove	CA	Sacramento	95753
12-Sep-03	Catherines 5647, Inc.	CA	5647	*	Citrus Palza, Alabama & Lugonia	Redlands	CA	San Bernadino	92374
15-Aug-03	Catherines #5648, Inc.	GA	5648	*	West Athens Retail Center, Highway 78	Athens	GA	Clarke	30601
28-Mar-11	Catherines #5687, LLC	MI	5687	*	12150 South Beyer Road	Birch Run	MI	Saginaw	48415
21-Nov-06	Catherines #5702, LLC	IL	5702	*	Crossroads Centre, 10850 Lincoln Trail Highway	Fairview Heights	IL	St. Clair	62208
18-Jan-95	Catherines Stores Corporation	TN	5705	*	12162 GULF FREEWAY	HOUSTON	TX	Harris	77034
30-May-02	Catherines #5706, Inc.	MD	5706	*	12123 ROCKVILLE PIKE	ROCKVILLE	MD	Montgomery	20850
18-Jan-95	Catherines Stores Corporation	TN	5707	*	13309 MONTFORT DRIVE	DALLAS	TX	Dallas	75240
18-Jan-95	Catherines Stores Corporation	TN	5708	*	3229 W. CAMP WISDOM ROAD	DALLAS	TX	Dallas	75203
18-Jan-95	Catherines Stores Corporation	TN	5709	*	6972 GREEN OAKS ROAD	FT. WORTH	TX	Tarrant	76116

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5710	*	STUYVESANT PLAZA	ALBANY	NY	Albany	12203
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5712	*	439 BALTIMORE PIKE	SPRINGFIELD	PA	Delaware	19064
14-Nov-02	Catherines #5713, Inc.	ND	5713	*	Westgate Commons S/C, 13th Avenue East	Fargo	ND	Cass	58103
13-Jan-06	Catherines #5717, LLC	MA	5717	*	Endicott Plaza S/C, 139 Endicott Street	Danvers	MA	Essex	01923
02-Nov-05	Catherines #5718, Inc.	MA	5718	*	1 GREAT MEADOW RD.	BURLINGTON	MA	Middlesex	01803
09-Oct-86	Catherines, Inc.	DE	5722	*	126 B SOUTH COUNTY CENTERW	ST. LOUIS	MO	St. Louis	63129
28-Nov-06	Catherines #5724, LLC	VA	5724	*	Spring Mall Square S/C, 6701 Loisdale Road	Springfield	VA	Fairfax	22150
25-Nov-02	Catherines #5725, Inc.	FL	5725	*	SARASOTA PAVILION, US HWY 41 & GULF GATE DRIVE	SARASOTA	FL	Sarasota	34231
09-Oct-86	Catherines, Inc.	DE	5727	*	7522 W. BROAD STREET	RICHMOND	VA	Henrico	23229
09-Oct-86	Catherines, Inc.	DE	5729	*	4850 NORTHFIELD ROAD	NORTH RANDALL	OH	Cuyahoga	44128
09-Oct-86	Catherines, Inc.	DE	5731	*	2047 JOPPA ROAD	BALTIMORE	MD	Baltimore	21234
18-Jan-95	Catherines Stores Corporation	TN	5733	*	12944 WILLOW CHASE DRIVE	HOUSTON	TX	Harris	77070
18-Jan-95	Catherines Stores Corporation	TN	5736	*	SUITE 9610 FM 1960 BYPASS	HUMBLE	TX	Harris	77338
18-Jan-95	Catherines of California, Inc.	CA	5737	*	633 SOUTHLAND-SPACE 020	HAYWARD	CA	Alameda	94545
01-May-08	Catherines 5738, Inc.	CA	5738	*	Best Plaza S/C, 20054-56 Hawthorne Blvd.	Torrance	CA	Los Angeles	90503
09-Oct-86	Catherines, Inc. (d/b/a P.S. Plus Sizes Plus Savings)	DE	5739	*	8107 S. CICERO AVENUE	CHICAGO	IL	Cook	60652
29-Jul-04	Catherines 5741, Inc.	CA	5741	*	Lakewood Square, 3950 Hardwick Street	Lakewood	CA	Losa Angeles	90712
25-Nov-02	Catherines 5742, Inc.	MO	5742	*	Ward Parkway	Kansas City	MO	Jackson	64114
03-Dec-02	Catherines #5743, Inc.	TN	5743	*	The Shoppes at Hamilton Place, I-75 & Shallowford Road	Chattanooga	TN	Hamilton	37421
09-Oct-86	Catherines, Inc.	DE	5744	*	3933 BRANCH AVENUE	TEMPLE HILLS	MD	Prince George's	20748
17-Dec-01	Catherines #5745, Inc.	FL	5745	*	Volusia Square, International Speedway Boulevard	Daytona	FL	Volusia	32014
23-Dec-02	Catherines #5746, Inc.	NE	5746	*	Beverly Hills Plaza, Dodge Street	Omaha	NE	Douglas	68144
09-Oct-86	Catherines, Inc.	DE	5747	*	233 W. GOLF ROAD	SCHAUMBURG	IL	Cook	60195
19-Dec-02	Catherines #5748, Inc.	MN	5748	*	Northcourt Commons, US Highway 10 NE	Blaine	MN	Anoka	55434
28-Dec-01	Catherines #5749 of Clay, Inc.	NY	5749	*	COR Center, Route 31	Clay	NY	Onondaga	13041
25-Jul-06	Catherines #5751, LLC	IL	5751	*	Butterfield Plaza, 1300 Butterfield Road, Suite 310	Downers Grove	IL	DuPage	60515
07-Jan-02	Catherines #5753, Inc.	PA	5753	*	Dickson City Commons, Commerce Boulevard	Scranton	PA	Lackawanna	18519
18-Jan-95	Catherines Stores Corporation	TN	5754	*	I-45 & Cypresswood	Spring	TX		77388
18-Jan-95	Catherines of California, Inc.	CA	5755	*	5178 N. PLAZA LANE	MONTCLAIR	CA	San Bernardino	91763
06-Jan-03	Catherines #5757, Inc.	SC	5757	*	DORMAN CENTER, BLACKSTOCK @ US 29, SPACE #9	SPARTANBURG	SC	SPARTANBURG	29301
09-Oct-86	Catherines, Inc.	DE	5758	*	119 OLD COUNTRY ROAD	CARLE PLACE	NY		11514

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5759	*	7353 25TH STREET	RIVERSIDE	IL	Cook	60546
09-Oct-86	Catherines, Inc.	DE	5763	*	26005 GREAT NORTHERN	NORTH OLMSTED	OH	Cuyahoga	44010
18-Jan-95	Catherines Stores Corporation	TN	5764	*	1876 EAST 80TH AVENUE	MERRILLVILLE	IN	Lake	46410
09-Oct-86	Catherines, Inc.	DE	5766	*	ROUTE 4 WEST	PARAMUS	NJ	Bergen	07652
18-Jan-95	Catherines Stores Corporation	TN	5767	*	176 GATEWAY DRIVE	BEAUMONT	TX	Jefferson	77701
18-Jan-95	Catherines Stores Corporation	TN	5768	*	3810 SOUTH COOPER #112	ARLINGTON	TX	Tarrant	76015
09-Oct-86	Catherines, Inc.	DE	5771	*	111 WILLOW BEND	CRYSTAL	MN	Hennepin	55428
03-Oct-05	Catherines #5772, LLC	MN	5772	*	1715-I BEAM AVENUE	MAPLEWOOD	MN	Ramsey	55109
09-Oct-86	Catherines, Inc.	DE	5773	*	3500 W. 70TH STREET	EDINA	MN	Hennepin	55425
09-Oct-86	Catherines, Inc.	DE	5777	*	8247 DAY DRIVE	PARMA	OH	Cuyahoga	44129
26-Sep-02	Catherines #5778, Inc.	MA	5778	*	200 WESTGATE DR.	BROCKTON	MA	Plymouth	02401
09-Oct-86	Catherines, Inc.	DE	5780	*	2561 S. HAMILTON ROAD	COLUMBUS	OH	Franklin	42232
06-Feb-07	Catherines #5781, LLC	IL	5781	*	304 S. Route 59, Ste 16	Naperville	IL	DuPage	60540
24-May-07	Catherines #5784, LLC	IL	5784	*	Park Pointe Plaza, 14904 Lagrange Road	Orland Park	IL	Cook	60462
10-Oct-07	Catherines #5785, LLC	KY	5785	*	Florence Square, 7739 Mall Road	Florence	KY	Boone	41042
22-Oct-07	Catherines #5786, LLC	OH	5786	*	Dillonvale S/CX, 3992 E. Galbraith Road	Cincinnati	OH	Hamilton	45236
18-Jan-95	Catherines Stores Corporation	TN	5787	*	1645 TOWN EAST BLVD	MESQUITE	TX	Dallas	75150
23-Jan-08	Catherines #5788, LLC	OH	5788	*	West Broad Street S/C, 4178-4220 West Broad Street	Columbus	OH	Franklin	43228
09-Oct-86	Catherines, Inc.	DE	5789	*	29738 SOUTHFIELD ROAD	SOUTHFIELD	MI	Oakland	48076
09-Oct-86	Catherines, Inc.	DE	5790	*	32137 JOHN R. ROAD @ WHITC	MADISON HEIGHTS	MI	Oakland	48071
25-Feb-08	Catherines #5791, LLC	OH	5791	*	Northtown Centre, 2280 Morse Road	Columbus	OH	Franklin	43221
09-Oct-86	Catherines, Inc.	DE	5792	*	34764 WARREN ROAD	WESTLAND	MI	Wayne	48185
05-Feb-02	Catherines #5793, Inc.	PA	5793	*	Route 22 (Allentown Boulevard)	Harrisburg	PA	Dauphin	17109
08-Aug-02	Catherines #5794 of Pittsford, Inc.	NY	5794	*	3349 MONROE	ROCHESTER	NY	Monroe	14618
09-Oct-86	Catherines, Inc.	DE	5795	*	9601-03 SOUTH WESTERN AVEN	CHICAGO	IL	Cook	60643
05-Oct-00	Catherines #5796 of Poughkeepsie, Inc.	NY	5796	*	HUDSON PLAZA	POUGHKEEPSIE	NY	Dutchess	12601
09-Oct-86	Catherines, Inc.	DE	5797	*	2401 FAIRVIEW AVENU	ROSEVILLE	MN	Ramsey	55113
18-Jan-95	Catherines Stores Corporation	TN	5798	*	721 N. CENTRAL EXPRESSWAY	PLANO	TX	Collin	75075
09-Oct-86	Catherines, Inc.	DE	5801	*	43518 WEST OAKS DR.	NOVI	MI	Oakland	48377
07-Feb-07	Catherines #5802, LLC	TX	5802	*	5278 South Hulen, Suite 140	Fort Worth	TX	Tarrant	76132
09-Oct-86	Catherines, Inc.	DE	5803	*	4864 SOUTH 74TH ST.	GREENFIELD	WI	Milwaukee	53220
09-Oct-86	Catherines, Inc.	DE	5804	*	8225 W. BOWN DEER ROAD	MILWAUKEE	WI	Milwaukee	53227

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

09-Oct-86	Catherines, Inc.	DE	5806	*	8000 PLAZA BOULEVARD	MENTOR	OH	Lake	44060
06-Apr-05	Catherines #5808, LLC	WA	5808	*	5815 Lakewood Towne Ctr Boulevard	TACOMA	WA	Pierce	98499
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5809	*	2701 184TH ST. S.W.	LYNNWOOD	WA	Snohomish	98037
09-Oct-86	Catherines, Inc.	DE	5810	*	8397 SUDLEY ROAD NOS. 16	MANASSAS	VA	Prince William	22110
27-Jul-00	Catherines Partners - Washington, G.P.	WA	5811	*	17580 SOUTHCENTER PARKWAY	TUKWILA	WA	King	98188
07-Feb-02	Catherines #5812, Inc.	LA	5812	*	I-12 & Airport Road	Slidell	LA	St. Tammany	70560
24-May-05	Catherines #5814, LLC	PA	5814	*	North Hills Village S/C, 4801 McKnight Rd	Pittsburgh	PA	Allegheny	15237
02-Nov-05	Catherines #5816, LLC	PA	5816	*	517 CLAIRTON BOULEVARD	PLEASANT HILLS	PA	Allegheny	15236
20-Jul-04	Catherines #5817 of Amherst, LLC	NY	5817	*	3328 SHERIDAN DRIVE	AMHERST	NY	Erie	14226
09-Oct-86	Catherines, Inc.	DE	5818	*	3500 EAST WEST HIGHWAY	HYATTSVILLE	MD	Prince George's	20782
19-Dec-02	Catherines #5819, Inc.	NC	5819	*	Mayfaire Town Ctr, Eastwood @ Military Cutoff Roads	Wilmington	NC	New Hanover	28405
09-Oct-86	Catherines, Inc.	DE	5820	*	13931 ALDRICH AVE.	BURNSVILLE	MN	Dakota	55337
09-Oct-86	Catherines, Inc.	DE	5821	*	4129 WEST LINCOLN HIGHWAY	MATTESON	IL	Cook	60443
09-Oct-86	Catherines, Inc.	DE	5823	*	3801 UNION RD.	CHEEKTOWAGA	NY	Erie	14225
21-Oct-05	Catherines #5824, LLC	MI	5824	*	22283 EUREKA ROAD	TAYLOR	MI	Wayne	48180
09-Oct-86	Catherines, Inc.	DE	5825	*	Gratiot Centre, 31936 Gratiot Avenue	Roseville	MI	Saginaw	48066
10-May-02	Catherines #5826, Inc.	IL	5826	*	QUARRY SHOPPING CENTER, 9430 JOLIET ROAD	HODGKINS	IL	Cook	60525
27-Jul-00	Catherines Stores Corporation	TN	5827	*	2325 S. STEMMONS FREEWAY	LEWISVILLE	TX	Denton	75067
11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5828	*	1349 EAST LINCOLN HIGHWAY	LEVITTOWN	PA	Bucks	19056

11-Jan-95	Catherines of Pennsylvania, Inc.	TN	5829	*	9171-D ROOSEVELT BLVD.	PHILADELPHIA	PA	Philadelphia	19114
04-May-05	Catherines 5832, Inc.	CA	5832	*	Parkwood Plaza, 173 Parkwood Plaza	El Cajon	CA	San Diego	92020
18-Jan-95	Catherines of California, Inc.	CA	5833	*	4267 GENESEE AVE.	SAN DIEGO	CA	San Diego	91324
28-Jun-06	Catherines 5834, Inc.	CA	5834	*	Hastings Ranch Plaza, 3831 East Foothill Rd	Pasedena	CA	Los Angeles	91107
18-Jan-95	Catherines of California, Inc.	CA	5835	*	8986 TAMPA AVENUE	NORTHRIDGE	CA	Los Angeles	91324
09-Oct-86	Catherines, Inc.	DE	5836	*	5411 SALEM AVENUE	DAYTON	OH	Montgomery	45426
12-Nov-04	Catherines #5837, LLC	NJ	5837	*	257 PROSPECT AVENUE	WEST ORANGE	NJ	Essex	07052
18-Jan-95	Catherines Stores Corporation	TN	5838	*	19002 GULF FREEWAY	HOUSTON	TX	Harris	77546
09-Oct-86	Catherines, Inc.	DE	5839	*	GOVERNOR RITCHIE HIGHWAY	GLEN BURNIE	MD	Anne Arundel	21961
09-Oct-86	Catherines, Inc.	DE	5840	*	16750-17000 WEST BLUE MOUN	BROOKFIELD	WI	Waukesha	53005
18-Jan-95	Catherines Stores Corporation	TN	5841	*	12580 FOUNTAIN LAKE CIRCLE	STAFFORD	TX	Fort Bend	77477
26-Mar-01	Catherines #5845, Inc.	NC	5845	*	I-77	MOORESVILLE	NC	Iredell	28115

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Mar-01	Catherines #5846, Inc.	CA	5846	*	Winchester Road	Temecula	CA		92591
03-Apr-01	Catherines #5848, Inc.	AR	5848	*	Rogers Avenue	Fort Smith	AR		72903
12-Mar-01	Catherines #5849, Inc.	WI	5849	*	7435 Mineral Point Road	MADISON HEIGHTS	WI		53717
06-Apr-01	Catherines #5855, Inc.	WI	5855	*	SWC Commonwealth Avenue & Golf Road	Eau Claire	WI		54701
06-Apr-01	Catherines #5857, Inc.	GA	5857	*	Mount Zion Road	Morrow	GA		30260
05-Apr-01	Catherines #5858, Inc.	IA	5858	*	NEC Collins Rd. & Lindale Road	Marion	IA		52402
06-Apr-01	Catherines #5859, Inc.	NC	5859	*	Jefferson Road, Space B-1	Rocky Mount	NC		27804
04-Apr-01	Catherines #5861, Inc.	OH	5861	*	Tri-County Parkway & East Kemper Road	Springdale	OH	Hamilton	45246
15-Jun-01	Catherines #5862, Inc.	MN	5862	*	SEC Madison Avenue & Highway 22	Mankato	MN		56001
19-Jul-01	Catherines #5863, Inc.	MS	5863	*	County Line Rd. & Ridgewood Road	Jackson	MS		39209
18-Jan-95	Catherines Stores Corporation	TN	5866	*	Fry Road	Katy	TX		77084
11-May-01	Catherines #5867, Inc.	KS	5867	*	9556 Quivira	Lenexa	KS		66215
08-May-01	Catherines #5871, Inc.	MT	5871	*	24th Street West & King Avenue	Billings	MT		59102
13-Jun-01	Catherines #5873, Inc.	PA	5873	*	Route 22/Stroschein Road	Monroeville	PA		15146
14-Jun-01	Catherines #5874, Inc.	GA	5874	*	Route 5	Austell	GA		30001
14-Jun-01	Catherines #5875, Inc.	WI	5875	*	Hwy. 50 & 31 (Green Bay Road)	Kenosha	WI		53141
20-Jun-01	Catherines #5876, Inc.	IL	5876	*	SEC E. State Street & Mulford Highway	Rockford	IL	Winnebago	61107
15-Jun-01	Catherines #5879, Inc.	WV	5879	*	I-64 & Merritts Creek	Barboursville	WV		25537
15-Jun-01	Catherines #5881, Inc.	AL	5881	*	Highway 50 & I-459	Birmingham	AL		35244
15-Jun-01	Catherines #5885, Inc.	AL	5885	*	1666 Beltline Highway	Decatur	AL		35601
18-Jan-95	Catherines Stores Corporation	TN	5887	*	1317 West Davis "G"	Conroe	TX		77301
03-Jul-01	Catherines #5889, Inc.	CA	5889	*	Interstate 5 and Victory Boulevard	Burbank	CA	Los Angeles	91506
02-Jul-01	Catherines #5890, Inc.	WI	5890	*	NWC Highway 31 & 20	Mt. Pleasant	WI	Racine	53406
30-Jul-01	Catherines #5892, Inc.	CA	5892	*	SEC Beach Boulevard & Imperial Highway	La Habra	CA	Orange County	90631
23-Jul-01	Catherines #5893, Inc.	LA	5893	*	6550 Youree Drive	Shreveport	LA	Caddo Parish	71104
09-Oct-86	Catherines, Inc.	RI	5897	*	1400 OAKLAWN AVENUE	CRANSTON	RI	Providence	02920
20-Sep-05	Catherines #5951, LLC	TX	5951	*	Hedwig Village, 9435 Katy Freeway	Houston	TX	Harris	77024
21-Sep-05	Catherines #5952, LLC	OK	5952	*	Riverwalk Centre, I-35 and SW 19th Street	Moore	OK	Cleveland	73160
18-Nov-05	Catherines #5954, LLC	TX	5954	*	West Road Plaza,I-45, West Road	Houston	TX	Harris	77021
13-Jan-06	Catherines #5955, LLC	TX	5955	*	Pleasant Run Town Crossing, 420 E. Pleasant Run Road	Cedar Hill	TX	Dallas	75104
17-Mar-06	Catherines #5956, LLC	TX	5956	*	Denton Town Crossing, 1719 S. Loop 288	Denton	TX	Denton	76208
13-Jan-06	Catherines #5957, LLC	FL	5957	*	Weklva Square, Route 436, Maple Street	Altamonte Springs	FL	Seminole	32701
17-Mar-06	Catherines #5958, LLC	TN	5958	*	Johnson City Market, 26710 Knob Creek Road	Johnson City	TN	Washington	37604

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

17-Mar-06	Catherines #5959, LLC	LA	5959	*	Stirling Bossier Center, Airline Drive and Par Road	Bossier City	LA	Bossier	71111
12-Apr-06	Catherines #5960, LLC	AZ	5960	*	Mesa Riverview, Dobson Road & 202 Freeway	Mesa	AZ	Maricopa	85201
11-Apr-06	Catherines #5961, LLC	TX	5961	*	The Crossings at 518, Route 518 & Route 288	Pearland	TX	Brazoria	77584
26-Apr-06	Catherines #5962, LLC	FL	5962	*	The Landing at Tradition, 10902 SW Village Parkway	Port St. Lucie	FL	St. Lucie	34953
17-Apr-06	Catherines #5963, LLC	IL	5963	*	Town & Country Center, 551 E. Palatine Road	Arlington Heights	IL		60004
10-May-06	Catherines #5965, LLC	IL	5965	*	Sports Authority Plaza, 1530 S. Torrence Avenue, 170th St. & Torrnece Avenue	Calumet City	IL	Cook	60409
10-May-06	Catherines #5966, LLC	TN	5966	*	The Columns, 1170 Van Dr. & Interstate 45	Jacksonville	TN	Madison	38318
01-Jun-06	Catherines #5967, LLC	KS	5967	*	The Shops at Westgate, 6810 West Kellogg Drive	Wichita	KS	Sediwick	67209
21-Jun-06	Catherines #5968, LLC	MI	5968	*	Fairlane Green Phase II, I-94 & Outer Drive	Allen Park	MI	Wayne	48101
12-Jun-06	Catherines #5969, LLC	FL	5969	*	River City Marketplace, 13221 City Station Drive	Jacksonville	FL	Duval	32218
06-Jul-06	Catherines 5970, LLC	MO	5970	*	Watson Plaza, Watson Road & Sappington Road	Crestwood	MO	St. Louis	63126
21-Jul-06	Catherines #5971, LLC	TX	5971	*	Grapevine Towne Center, SH 114 & SH 26	Grapevine	TX	Tarrant	76051
08-Aug-06	Catherines #5972, LLC	TX	5972	*	Gateway Station, 1500 University East	College Station	TX	Brazos	77840
10-Aug-06	Catherines #5973, LLC	LA	5973	*	Manhattan Blvd. and Gretna Blvd., 1731 Manhattan Boulevard	Harvey	LA	Jefferson	70058
05-Sep-06	Catherines #5974, LLC	GA	5974	*	Pleasant Hill Square, Pleasant Hill Rd & Statelite Blvd	Duluth	GA	Gwinnett	30096
28-Sep-06	Catherines 5975, Inc.	CA	5975	*	The Orchard at Saddleback, 23720 El Toro Road, SEC El Toro Road & Rockfield Blvd	Lake Forest	CA	Orange	92630
24-Oct-06	Catherines #5976, LLC	OK	5976	*	Sooner Town Center, 7200 E. 29th Street	Midwest City	OK	Oklahoma	73110
02-Nov-06	Catherines #5977, LLC	VA	5977	*	Hanover Square North, Cold Harbor Road & Bell Creek Road	Mechanicsville	VA	Hanover	23111
06-Dec-06	Catherines #5979, LLC	NV	5979	*	Decatur Crossing, 278 Decatur Blvd	Las Vegas	NV	Clark	89107
06-Dec-06	Catherines #5980, LLC	TX	5980	*	Westover Marketplace S/C, Hwy 151 & Loop 410	San Antonio	TX	Bexar	78245
01-Mar-07	Catherines #5982, LLC	MS	5982	*	Tupelo King Crossing, N. Gloster St. & Barnes Crossing Road	Tupelo	MS	Lee	38804
29-Mar-07	Catherines #5983, LLC	TX	5983	*	Market Heights, Hwy 190 & FM 2410	Harker Heights	TX	Bell	76548
12-Oct-10	Catherines #5986, LLC	AL	5986	*	2601 S. McKenzie Street	Foley	AL	Baldwin	36535
26-Apr-82	Lane Bryant, Inc.	DE	6002	*	380 FULTON STREET	Brooklyn	NY	New York	11201
03-Aug-04	Lane Bryant #6004, LLC	IL	6004	*	Southpark Mall, 4500 16th Street	Moline	IL	Rock Island	61265
28-Nov-06	Lane Bryant #6006, LLC	IN	6006	*	Tippecanoe Mall, 2415 Sagamore Parkway S.	Lafayette	IN	Tippecanoe	47905
16-Dec-88	Lane Bryant #6008, Inc.	IL	6008	*	QUARRY SHOPPING CENTER, 9430 JOLIET ROAD	HODGKINS	IL	COOK	60525
26-Apr-82	Lane Bryant, Inc.	DE	6009	*	6191 S. STATE #246	MURRAY	UT		84107
27-Apr-09	Lane Bryant #6012, LLC	MI	6012	*	4826 BALDWIN COMMONS RD.	ORION	MI	Oakland	48359
09-Sep-04	Lane Bryant #6013, LLC	KY	6013	*	Crestview Hills Town Ctr, 2929 Dixie Highway	Crestview Hills	KY	Kenton	41017
26-Apr-82	Lane Bryant, Inc.	DE	6014	*	100 MAIN STREET	WHITE PLAINS	NY		10601

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

10-Sep-04	Lane Bryant #6017, LLC	LA	6017	*	Eastgate Plaza, Youree Drive & 70th Street	Shreveport	LA	Caddo Parish	71105
26-Apr-82	Lane Bryant, Inc.	DE	6018	*	SEC Manchester & I-270 Spacer 1185	Des Peres	MO		63131
24-Sep-04	Lane Bryant #6019, LLC	IN	6019	*	Waterford Park S/C, Veterans Parkway	Clarksville	IN	Clark	47129
26-Apr-82	Lane Bryant, Inc.	DE	6026	*	3499 W. CHANDLER BLVD	CHANDLER	AZ		85224
26-Apr-82	Lane Bryant, Inc.	DE	6027	*	SPACE 780	BARBOURSVILLE	WV		25504
26-Apr-82	Lane Bryant, Inc.	DE	6029	*	2709 TOWN CENTER BLVD	SUGARLAND	TX		77479
20-Sep-05	Lane Bryant #6032, LLC	TX	6032	*	811 NORTH CENTRAL EXPRESSWAY, SPACE 1176	PLANO	TX		75075
26-Apr-82	Lane Bryant, Inc.	DE	6033	*	Santee Trolley Square, Mission Gorge Road	Santee	CA		92071
26-Apr-82	Lane Bryant, Inc.	DE	6034	*	3390 ALPINE NW SPACE 109	WALKER	MI		49544
26-Apr-82	Lane Bryant, Inc.	DE	6036	*	Camp Creek Parkway	Atlanta	GA		30344
18-Nov-05	Lane Bryant 6038, Inc.	CA	6038	*	Lakewood Center, 5 Lakewood Center Mall	Lakewood	CA	Los Angeles	90712
26-Apr-82	Lane Bryant, Inc.	DE	6040	*	Plank Road, Route 3	Fredericksburg	VA	Spotsylvania	22407
19-Oct-05	Lane Bryant #6041, LLC	NJ	6041	*	1023 CHERRY HILL MALL	CHERRY HILL	NJ		08002
13-Feb-04	Lane Bryant 6042, Inc.	CA	6042	*	1640 CAMINO DEL RIO NORTH - SUITE 240	SAN DIEGO	CA	San Diego	92108
26-Apr-82	Lane Bryant, Inc.	DE	6043	*	I-10 & George Dieter	El Paso	TX		79936
08-Aug-05	Lane Bryant 6044, Inc.	CA	6044	*	2855 STEVENS CREEK BLVD SPACE 277/279	SANTA CLARA	CA		95050
20-Sep-05	Lane Bryant 6045, Inc.	CA	6045	*	1697 ARDEN WAY, SPACE 1192	SACRAMENTO	CA		95815
13-Mar-08	Lane Bryant #6046, LLC	IL	6046	*	Oakbrook Mall, 100Oakbrook Center	Oakbrook	IL	DuPage	60523
26-Apr-82	Lane Bryant, Inc.	DE	6047	*	26 S. RIO GRANDE ST	SALT LAKE CITY	UT		84101
26-Apr-82	Lane Bryant, Inc.	DE	6048	*	Route 146 & Tainter Hill Road	Millbury	MA		1527
26-Apr-82	Lane Bryant, Inc.	DE	6050	*	Waterfront Town Center, E. 8th Ave. (Monoghela Blvd.)	Homestead	PA	Allegheny	15120
04-Jun-04	Lane Bryant #6051, LLC	IL	6051	*	3340 MALL LOOP DRIVE SPACE #1174	JOLIET	IL	Broward	60435
26-Apr-82	Lane Bryant, Inc.	DE	6052	*	Victoria Gardens, Foothill Blvd.	Rancho Cucamonga	CA	San Bernadino	91730
20-Aug-07	Lane Bryant #6053, LLC	MI	6053	*	Westland Center, 35000 West Wareen Road	Westland	MI	Wayne	48185
26-Apr-82	Lane Bryant, Inc.	DE	6057	*	ROCKAWAY TOWN SQUARE MALL	ROCKAWAY	NJ		07866
16-Jan-09	Lane Bryant #6059, LLC	MA	6059	*	250 GRANITE STREET	BRAINTREE	MA		02184
26-Apr-82	Lane Bryant, Inc.	DE	6061	*	95TH & WESTERN AVE., SPACE J-9	EVERGREEN PK	IL		60643
26-Apr-82	Lane Bryant, Inc.	DE	6063	*	30 Internatiional Dr. S. #E06	Mt. Olive	NJ		7857
09-Jun-06	Lane Bryant #6065, LLC	MI	6065	*	27811 Southfield Road	Lathrup Village	MI	Oakland	48076
26-May-05	Lane Bryant 6067, Inc.	CA	6067	*	Westfield Shopping Town Oakridge, 925 Blossom Hill Rd., Blossom Hill Rd. & Santa Teresa Blvd (Hwy 87)	San Jose	CA	Santa Clara	95123
26-Apr-82	Lane Bryant, Inc.	DE	6070	*	3265 WEST MARKET STREET	FAIRLAWN VILLAGE	OH		44313

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6072	*	96 RIVER OAKS SHOPPING CENTER/SP B-31	CALUMET CITY	IL		60409
26-Apr-82	Lane Bryant, Inc.	DE	6077	*	Brookfield Square, Moorland Road & Bluemound Road	Brookfield	WI	Waukesha	53005
22-Oct-04	Lane Bryant #6078, LLC	FL	6078	*	The Shops @ Coconut Point, Hwy 41 & Coconut Rd	Bonita Springs	FL	Lee	34134
26-Apr-82	Lane Bryant, Inc.	DE	6080	*	11700 PRINCETON ROAD	CINCINNATI	OH		45246
22-Jan-99	Lane Bryant #6083, Inc.	CA	6083	*	815 College Boulevard	Oceanside	CA	San Diego	92057
26-Apr-82	Lane Bryant, Inc.	DE	6085	*	474 W. 14 MILE ROAD	TROY	MI		48083
26-Apr-82	Lane Bryant, Inc.	DE	6087	*	5822 WESTVIEW MALL	BALTIMORE	MD		21228
24-Sep-04	Lane Bryant #6097, LLC	IN	6097	*	Valparaiso Walk, 91 Silhavey Road	Valparaiso	IN	Porter	46383
26-Apr-82	Lane Bryant, Inc.	DE	6099	*	224 COLONIE CENTER, SP. 226	ALBANY	NY		12205
26-Apr-82	Lane Bryant, Inc.	DE	6101	*	BROADCASTING SQUARE S/C, PAPER MILL ROAD	READING	PA	BERKS	19610
08-Oct-08	Lane Bryant #6102, LLC	WI	6102	*	5300 SOUTH 76TH STREET	GREENDALE	WI		53129
26-Apr-82	Lane Bryant, Inc.	DE	6107	*	MONROEVILLE MALL	MONROEVILLE	PA		15146
26-Apr-82	Lane Bryant, Inc.	DE	6108	*	Harry S. Truman Drive	Mitchellville	MD		20774
26-Apr-82	Lane Bryant, Inc.	DE	6110	*	2700 CENTERVILLE ROAD, SPACE 668	DAYTON	OH		45459
26-Apr-82	Lane Bryant, Inc.	DE	6113	*	23000 EUREKA ROAD	TAYLOR	MI		48180
26-Apr-82	Lane Bryant, Inc.	DE	6115	*	Cranberry Commons S/C, 1717 Route 228	Cranberry	PA	Butler	16066
14-Jan-09	Lane Bryant #6116, LLC	MI	6116	*	3385 S. LINDEN RD., SPACE 170	FLINT	MI		48507
26-Apr-82	Lane Bryant, Inc.	DE	6117	*	1600 MILLER TRUNK HWY	DULUTH	MN		55811
12-Dec-07	Lane Bryant #6118, LLC	GA	6118	*	Albany Mall, 2601 Dawson Road	Albany	GA	Dougherty	31707
26-Apr-82	Lane Bryant, Inc.	DE	6119	*	528 ORLAND SQ. MALL SP. E8	ORLAND PARK	IL		60462
27-Sep-00	Lane Bryant #6120, Inc.	ND	6120	*	32nd Avenue & I-29	Grand Forks	ND		58203
26-Apr-82	Lane Bryant, Inc.	DE	6121	*	286 GREECE RIDGE GR DR	ROCHESTER	NY		14626
30-Dec-04	Lane Bryant 6122, Inc.	CA	6122	*	Hawthorne Boulevard	TORRANCE	CA	Los Angeles	90503
26-Apr-82	Lane Bryant, Inc.	DE	6123	*	401 NORTH EAST, NORTH GATEWAY, SP 925-BOX 126	SEATTLE	WA		98125
25-May-05	Lane Bryant #6126, LLC	OH	6126	*	Westfield Shopping town Franklin Park, 5001 Monroe Street	Toledo	OH	Lucas	43623
26-Apr-82	Lane Bryant, Inc.	DE	6127	*	2433 STONERIDGE MALL, SPACE #E215	PLEASANTON	CA		94588
26-Apr-82	Lane Bryant, Inc.	DE	6132	*	40 LIVINGSTON MALL	LIVINGSTON	NJ		07039
17-Mar-06	Lane Bryant 6134, Inc.	CA	6134	*	LaCumbre Plaza, 121 S. Hope Avenue	Santa Barbara	CA	Santa Barbara	93105
26-Apr-82	Lane Bryant, Inc.	DE	6135	*	Columbiana Place, Bower Parkway	Columbia	SC	Richland	29212
26-Apr-82	Lane Bryant, Inc.	DE	6137	*	469 SUNRISE MALL	MASSAPEQUA	NY		11758
26-Apr-82	Lane Bryant, Inc.	DE	6141	*	1 SUN VALLEY MALL, SP. #B131	CONCORD	CA		94520
26-Apr-82	Lane Bryant, Inc.	DE	6142	*	Riverdale Village, Nwy 10 & Main Street	Coon Rapids	MN	Anoka	55433

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6146	*	Mid State Mall S/C, Highway 18	East Brunswick	NJ	Middlesex	8816
10-Aug-06	Lane Bryant #6147 of Victor, LLC	NY	6147	*	7979 Victor-Pittsford Road	Victor	NY	Ontario	14564
26-Apr-82	Lane Bryant, Inc.	DE	6151	*	12707 WAYZATA BLVD.	MINNETONKA	MN		55305
26-Apr-82	Lane Bryant, Inc.	DE	6153	*	4310 SUMMIT PLAZA DR	LOUISVILLE	KY		40241
15-May-06	Lane Bryant #6154, LLC	MA	6154	*	Holyoke Mall at Ingleside, 50 Holyoke Street	Holyoke	MA	Hampden	4041
26-Apr-06	Lane Bryant #6155, LLC	PA	6155	*	Oxford Valley Mall, 2300 E. Lincoln Highway and N. Oxford Valley Road	Langhorne	PA	Bucks	19047
30-Dec-04	Lane Bryant #6157, Inc.	AZ	6157	*	Crossroads Towne Center, 3855 S. Gilbert Road, Ste 104	Gilbert	AZ	Maricopa	85234
08-Jul-04	Lane Bryant #6158, LLC	CO	6158	*	THE CITADEL, ACADEMY BLVD & PLATTE AVE	Colorado Springs	CO	El Paso	80909
15-Sep-03	Lane Bryant 6161, Inc.	CA	6161	*	317 PARKWAY PLAZA	EL CAJON	CA		92020
09-Jun-06	Lane Bryant #6163, LLC	IL	6163	*	The District at Cherryvale, 7144 Harrison Avenue	Rockford	IL	Winnebago	61112
26-Apr-82	Lane Bryant, Inc.	DE	6164	*	Elk Grve Commons, 9684 Bruceville Rd., Ste 110	Elk Grove	CA		95757
26-Apr-82	Lane Bryant, Inc.	DE	6166	*	6901 22ND AVE. NORTH, SP 264	ST. PETERSBURG	FL		33710
26-Apr-82	Lane Bryant, Inc.	DE	6167	*	Yuma Palms Regional Center, I8 & 16th Street	Yuma	AZ	Yuma	85365
26-Apr-82	Lane Bryant, Inc.	DE	6168	*	595 MILLCREEK MALL	ERIE	PA		16509
16-Feb-06	Lane Bryant #6170, LLC	TX	6170	*	Baybook Mall, 19400 Gulf Freeway	Friendswood	TX	Galveston	77546
26-Apr-82	Lane Bryant, Inc.	DE	6173	*	MERLE HAY PLAZA	DES MOINES	IA		50322
26-Apr-82	Lane Bryant, Inc.	DE	6174	*	3625 Dallas Hwy, Ste 240 Building 2	Marietta	GA		30144
07-Sep-04	Lane Bryant #6178, LLC	PA	6178	*	1250 BALTIMORE PIKE	SPRINGFIELD	PA	Delaware	19064
13-Dec-00	Lane Bryant #6181, Inc.	CT	6181	*	ELM STREET/I-91	ENFIELD	CT	Hartford	06082
17-Apr-06	Lane Bryant #6183, LLC	IL	6183	*	Westfield Shoppingtown Fox Valley, 195 Fox Valley Center, Rte 59 and E. New York Street (Route 34)	Aurora	IL	DuPage	60504
26-Apr-82	Lane Bryant, Inc.	DE	6184	*	5713 CHRISTIE AVE. B-1	EMERYVILLE	CA		94608
26-Apr-82	Lane Bryant, Inc.	DE	6187	*	451 ALTAMONTE AVENUE	ALTAMONTE SPRINGS	FL		32701
05-Dec-08	Lane Bryant #6188, LLC	NJ	6188	*	274 WOODBRIDGE CENTER DRIVE	WOODBRIDGE	NJ		07095
26-Apr-82	Lane Bryant, Inc.	DE	6189	*	6455 DOBBIN ROAD SPACE # C-2	COLUMBIA	MD		21045
20-Sep-05	Lane Bryant #6192, LLC	NJ	6192	*	1750 DEPTFORD CENTER RD.	DEPTFORD	NJ		08096
26-Apr-82	Lane Bryant, Inc.	DE	6193	*	Northwoods S/C, 1734 N. Loop 1604 East, Suite 102	SAN ANTONIO	TX	Bexar	78232
26-Apr-82	Lane Bryant, Inc.	DE	6194	*	260 LEHIGH VALLEY MALL	WHITEHALL	PA		18052
19-Jul-04	Lane Bryant #6196, Inc.	MS	6196	*	Southaven Town Center, Airways Boulevard, Ste 230	Southaven	MS	DeSoto	38671
11-Dec-07	Lane Bryant 6198, Inc.	CA	6198	*	Glendale Galleria, 2193 Glendale Galleria	Glendale	CA	Los Angeles	91210
26-Apr-82	Lane Bryant, Inc.	DE	6200	*	361 GOLF MILL CENTER	NILES	IL		60714
25-Oct-04	Lane Bryant #6202, LLC	VA	6202	*	Hanover Squire, Cold Habor Road	Hanover	VA	Mechanicsville	23111

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

30-Mar-07	Lane Bryant/Cacique #6203, LLC	IN	6203	*	6501 N. GRAPE RD	MISHAWAKA	IN		46544
26-Apr-82	Lane Bryant, Inc.	DE	6204	*	317 LONGBEACH ROAD	OCEANSIDE	NY	Nassau	11572
08-Jan-10	Lane Bryant #6205, LLC	MI	6205	*	5330 W. SAGINAW HIGHWAY SPACE #35	LANSING	MI		48917
08-Jun-06	Lane Bryant #6209, LLC	WV	6209	*	311 GRAND CENTRAL MALL	PARKERSBURG	WV	Wood	26101
07-Jul-08	Lane Bryant #6211, LLC	WA	6211	*	3000 184TH STREET S.W.	LYNNWOOD	WA	Snohomish	98037
16-Apr-05	Lane Bryant #6213, LLC	MD	6213	*	3500 East West Highway	Hyattsville	MD	Prince George's	20782
05-Apr-04	Lane Bryant #6215, Inc.	NC	6215	*	Poyner Place S/C, Triangle Town Blvd & Sumner Blvd	Raleigh	NC	Wake	27616
26-Apr-82	Lane Bryant, Inc.	DE	6217	*	32395 GRATIOT, SPACE B290	ROSEVILLE	MI		48066
14-Apr-04	Lane Bryant #6218, Inc.	SC	6218	*	700 HAYWOOD ROAD	GREENVILLE	SC	Greenville	29607
07-Jun-04	Lane Bryant #6219, LLC	TN	6219	*	Carriage Crossing, Houston Levee Rd & Nonconna Parkway	Collierville	TN	Shelby	38017
08-Jul-08	Lane Bryant #6222, LLC	OR	6222	*	12000 S.E. 82ND AVE	PORTLAND	OR	Clackamas	97266
26-Apr-82	Lane Bryant, Inc.	DE	6223	*	630 OLD COUNTRY ROAD, SPACE 2054	GARDEN CITY	NY		11530
26-Apr-82	Lane Bryant, Inc.	DE	6224	*	VILLAGGIO, NORTH BLACKSTONE AVENUE	FRESNO	CA	FRESNO	93720
26-Apr-82	Lane Bryant, Inc.	DE	6225	*	2901 CAPTIAL OF TEXAS HWY, SPACE A-4 & A-5	AUSTIN	TX		78746
13-Nov-06	Lane Bryant #6228, LLC	TX	6228	*	Valley View Center, 2257 Valley View Center	Dallas	TX	Dallas	75240
20-May-93	Lane Bryant #6230, Inc.	MA	6230	*	Rts 12 & Hamilton Sts	Leominster	MA	Worcester	01453
13-Aug-04	Lane Bryant #6231, LLC	PA	6231	*	807 MONTGOMERY MALL	NORTH WALES	PA	Montgomery	19454
29-Mar-05	Lane Bryant #6234, LLC	IN	6234	*	4201 Coldwater Road	Ft. Wayne	IN	Allen	46805
26-Apr-82	Lane Bryant, Inc.	DE	6236	*	2268 FIESTA MALL	MESA	AZ		85202
26-Apr-82	Lane Bryant, Inc.	DE	6237	*	8200 PERRY HALL BOULEVARD, SPACE 1007/1009	BALTIMORE	MD		21236
20-Aug-03	Lane Bryant #6238, Inc.	CT	6238	*	North Haven Pavilion, Universal Drive	North Haven	CT	New Haven	6473
26-Apr-82	Lane Bryant, Inc.	DE	6239	*	7147 S. Plaza Center Drive	West Jordan	UT		84084
26-Apr-82	Lane Bryant, Inc.	DE	6242	*	3301 VETERAN'S HWY	METAIRIE	LA	Jefferson Parish	70002
27-Jan-99	Lane Bryant #6243, Inc.	FL	6243	*	479/489 W. 49Th Street	Hialeah	FL	Dade	33012
26-May-94	Lane Bryant #6245, Inc.	WI	6245	*	4150 Rib Mountain Road	Wausau	WI		54401
26-Apr-82	Lane Bryant, Inc.	DE	6247	*	2012 SOUTHLAKE MALL	MERRILLVILLE	IN		46410
27-Aug-03	Lane Bryant #6248, Inc.	AL	6248	*	East Chase S/C, 7274 EastChase Parkway	Montgomery	AL	Montgomery	36117
18-Apr-07	Lane Bryant #6249, LLC	TX	6249	*	Willowbrook Mall, FM 1960 & Hwy 249, 2000 Willowbrook Mall	Houston	TX	Harris	77070
10-Nov-03	Lane Bryant #6251, Inc.	TX	6251	*	Sherman Town Center, Loy Lakes Road	Sherman	TX	Grayson	75092
26-Apr-82	Lane Bryant, Inc.	DE	6252	*	WILLOWBROOK MALL, SPACE 1853	WAYNE	NJ		07470

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6254	*	4802 VALLEYVIEW BOULEVARD, SP UB90	ROANOKE	VA		24012
26-Apr-82	Lane Bryant, Inc.	DE	6255	*	7515 CARSON STREET	LONG BEACH	CA	Los Angeles	90808
15-Jun-07	Lane Bryant #6257 of Staten Island, LLC	NY	6257	*	228 STATEN ISLAND MALL	STATEN ISLAND	NY	Richmond	10314
11-Feb-99	Lane Bryant #6260, Inc.	NC	6260	*	2640 Timber Drive	Garner	NC	Wake	27529
24-May-06	Lane Bryant 6261, Inc.	CA	6261	*	6068 SUNRISE MALL	CITRUS HEIGHTS	CA	Sacramento	95610
26-Nov-08	Lane Bryant #6264, LLC	PA	6264	*	2337 COTTMAN AVENUE	PHILADELPHIA	PA		19149
26-Apr-82	Lane Bryant, Inc.	DE	6266	*	323 NESHAMINY MALL	CORNWELLS HEIGH	PA		19020
09-Feb-01	Lane Bryant #6271, Inc.	NV	6271	*	9863 S Eastern Ave, Ste 3	Henderson	NV	Clark	89014
26-Apr-82	Lane Bryant, Inc.	DE	6272	*	5 BURLINGTON SQUARE, SPACE 19	BURLINGTON	VT		05401
26-Apr-82	Lane Bryant, Inc.	DE	6273	*	27000 CROWN VALLEY PKWY, SUITE 770	MISSION VIEJO	CA		92691
10-Aug-05	Lane Bryant #6278, LLC	WA	6278	*	2031 S. SEA TAC MALL	FEDERAL WAY	WA		98003
24-Apr-09	Lane Bryant #6280 of Levittown, LLC	NY	6280	*	HEMPSTEAD TURNPIKE	LEVITTOWN	NY	Nassau	11756
08-Jun-05	Lane Bryant #6282, LLC	PA	6282	*	Willow Grove Mall, Easton & Old Welsh Rd.	Willow Grove	PA	Montgomery	19090
26-Apr-82	Lane Bryant, Inc.	DE	6283	*	1034 CHARLESTON TOWN CENTER	CHARLESTON	WV		25389
26-Apr-82	Lane Bryant, Inc.	DE	6286	*	192 E. CACTUS ROAD SPACE 4550	PHOENIX	AZ		85032
18-Nov-04	Lane Bryant #6288, LLC	SC	6288	*	US 52 AND NORTHWOODS BOULEVARD	Charleston	SC	Charleston	29406
26-Apr-82	Lane Bryant, Inc.	DE	6289	*	BASSETT CENTER SPACE 10N-P	EL PASO	TX		79925
18-Dec-06	Lane Bryant #6290, LLC	OK	6290	*	Quail Springs Mall, 2501 W. Memorial Road	Oklahoma City	OK	Oklahoma	73134
23-Jul-04	Lane Bryant #6291, LLC	IA	6291	*	320 W. KIMBERLY ROAD, SPACE 15	DAVENPORT	IA	Scott	52806
26-Apr-82	Lane Bryant, Inc.	DE	6292	*	1815 HAWTHORNE ROAD, #276	REDONDO BEACH	CA		90278
21-Dec-05	Lane Bryant #6294, LLC	FL	6294	*	Boynton Beach Mall, 801 N. Congress Avenue	Boynton Beach	FL		33426
27-Aug-03	Lane Bryant #6295, Inc.	PA	6295	*	Colonial Commons S/C, 5100 Jonestown Road	Harrisburg	PA	Dauphin	17112
21-Sep-05	Lane Bryant #6298, LLC	AL	6298	*	3290 AIRPORT BOULEVARD	MOBILE	AL		36606
29-Mar-07	Lane Bryant #6301, LLC	NV	6301	*	Meadows Mall, 4300 Meadows Lane	Las Vegas	NV	Clark	89107
16-Jun-08	Lane Bryant #6302, LLC	TX	6302	*	Town East Mall, 1029 Town East Mall	Mesquite	TX	Dallas	75150
18-Dec-06	Lane Bryant/Cacique #6304 of Albany, LLC	NY	6304	*	Crossgates Mall, One Crossgates Mall Road	Albany	NY	Albany	12203
26-Apr-82	Lane Bryant, Inc.	DE	6306	*	628 OUTER LOOP ROAD 4801-D	LOUISVILLE	KY		40219
26-Apr-82	Lane Bryant, Inc.	DE	6308	*	St. Clair Square, SEC I-64 & Highway 159	Fairview Heights	IL	St. Clair	62208
26-Apr-82	Lane Bryant, Inc.	DE	6311	*	11395 WEST 95TH ST., SP. #42	OVERLAND PARK	KS		66214
07-Feb-01	Lane Bryant #6315 of Bayshore, Inc.	NY	6315	*	Sunrise Hwy (Tr. 27) & Saxon Avenue	Bayshore	NY		11706
20-Jun-06	Lane Bryant 6318, Inc.	CA	6318	*	Fox Hills Mall, I-405 & Slauson Blvd	Culver City	CA	Los Angeles	90230
04-Jun-04	Lane Bryant 6319, Inc.	CA	6319	*	I-805 & Highway 54	National City	CA	San Diego	91950

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6320	*	4601/656 EASTGATE BLVD	CINCINNATI	OH		45245
27-Oct-04	Lane Bryant #6321, LLC	NV	6321	*	The Summit Sierra, S. Virginia St. & Mt. Rose Hwy	Reno	NV	Washoe	89511
26-Apr-82	Lane Bryant, Inc.	DE	6323	*	DEERBROOK MALL, 20131 HIGHWAY 59	HUMBLE	TX		77338
28-Jan-04	Lane Bryant 6324, Inc.	MO	6324	*	Zona Rosa, 8620 N. Dixson	Kansas City	MO	Platte	64153
26-Apr-82	Lane Bryant, Inc.	DE	6327	*	SILVERLAKE CENTER, MAIN STREET	PEARLAND	TX	BRAZARIA	77584
10-Apr-04	Lane Bryant 6328, Inc.	CA	6328	*	519B VINTAGE FAIRE, SPACE L1-3	MODESTO	CA	Stanislaus	95356
16-Dec-88	Lane Bryant 6330, Inc.	MO	6330	*	The Shoppes @ Cross Keys, N. Lindbergh & New Halls Ferry	Florrisant	MO	St. Louis	63033
01-Aug-07	Lane Bryant #6336, LLC	KY	6336	*	5101 Hinkleville Road #335	Paducah	KY	McCracken	42001
26-Apr-82	Lane Bryant, Inc.	DE	6338	*	1180 EMPIRE MALL	SIOUX FALLS	SD		57106
25-Oct-04	Lane Bryant #6341, LLC	IA	6341	*	Lakeport Commons, Hwy 20 & Lakeport Road, ergeant Rd.	Sioux City	IA	Woodbury	51106
08-Feb-04	Lane Bryant #6342, Inc.	WA	6342	*	Triangle Mall, Ocean Beach Hwy & Washington Way	Longview	WA	Cowlitz	98632
26-Aug-99	Lane Bryant #6344, Inc.	FL	6344	*	East Commercial Boulevard	Oakland Park	FL		33334
26-Apr-82	Lane Bryant, Inc.	DE	6345	*	4036 DOVER MALL	DOVER	DE		19901
26-Apr-82	Lane Bryant, Inc.	DE	6346	*	5555 Whittlesey Boulevard #2970	Columbus	GA		31909
26-Apr-82	Lane Bryant, Inc.	DE	6347	*	INTERNATIONAL SPEEDWAY BOULEVARD	DAYTONA BEACH	FL	VOLUSIA	32114
09-Apr-08	Lane Bryant #6350, LLC	VA	6350	*	Piedmont Mall, 325 Piedmont Drive	Danville	VA	Pittsylvania	24540
22-Oct-04	Lane Bryant #6353, LLC	FL	6353	*	Pompano Citi Centre, Federal Hwy, Copans Road	Pompano Beach	FL	Broward	33062
17-Aug-06	Lane Bryant/Cacique #6354, LLC	FL	6354	*	The Oaks Mall, 6419 Newberry Road	Gainsville	FL	Berkeley	32605
29-Jun-06	Lane Bryant #6355, LLC	MS	6355	*	1200 W. Countyline Road #174	Ridgeland	MS	Madison	39157
26-Apr-82	Lane Bryant, Inc.	DE	6359	*	MALL OF SOUTH CAROLINA, HARRELSON BLVD	MYRTLE BEACH	SC	HORRY	29577
15-Nov-04	Lane Bryant #6365, LLC	VA	6365	*	Jefferson Commons, Jefferson Hwy & Bland Blvd	Newport News	VA	Newport News	23602
31-Mar-04	Lane Bryant #6366, Inc.	OH	6366	*	Deerfield towne Center, Mason Montgomery Rd	Mason	OH	Warren Township	45040
14-Apr-04	Lane Bryant #6369, Inc.	LA	6369	*	5725 JOHNSTON STREET, SP E-185-E-186	LAFAYETTE	LA	Lafayette Parish	70503
19-Nov-03	Lane Bryant #6371, Inc.	OH	6371	*	Rookwood Commons, 2375 Edmondson Road, Space #E7	Cincinnati	OH	Hamilton	45209
03-Dec-03	Lane Bryant #6372, Inc.	OH	6372	*	Easton Town Center, 4054 New Bond Street	Columbus	OH	Franklin	43219
17-Nov-03	Lane Bryant #6373 of Shirley, Inc.	NY	6373	*	Southport Shopping Center, 999 Montauk Highway	Shirley	NY	Suffolk	11967
24-Nov-03	Lane Bryant #6374, Inc.	ME	6374	*	Marketplace @ Augusta, Civic Center Drive	Augusta	ME	Kennebec	4330
31-Oct-06	Lane Bryant/Cacique #6375, LLC	IA	6375	*	Valley West Mall, 1551 Valley W. Drive	West Des Moines	IA	Polk	50265
26-Apr-82	Lane Bryant, Inc.	DE	6376	*	524 Commons Drive, Suite 2550	Geneva	IL		60134
26-Apr-82	Lane Bryant, Inc.	DE	6378	*	4500 N. ORACLE RD., SPACE 4192/3236	TUCSON	AZ		85705
26-Apr-82	Lane Bryant, Inc.	DE	6382	*	Woodscreek Shopping Center, Randall Road @ Harnish Drive	Algonquin	IL	Algonquin	60102
30-Mar-04	Lane Bryant #6385, Inc.	IA	6385	*	Jordan Creek Town Ctr, I-80 & 74th Street	West Des Moines	IA	Polk	50265

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6386	*	2070 INDEPENDENCE CENTER DRIVE	INDEPENDENCE	MO		64057
29-Sep-06	Lane Bryant/Cacique #6387, LLC	NM	6387	*	Coronado Center, 6600 Menaul Boulevard NE	Albuquerque	NM	Bernalillo	87110
02-Aug-07	Lane Bryant #6388, LLC	WA	6388	*	10315 Silverdale Way, NW	Silverdale	WA	Kitsap	98383
09-Jul-04	Lane Bryant #6390, LLC	AZ	6390	*	Tempe Marketplace, Loop 202 & Loop 101	Tempe	AZ	Maricopa	85281
24-Oct-05	Lane Bryant 6391, Inc.	CA	6391	*	1828 MONTEBELLO TOWN CENTER	MONTEBELLO	CA		90640
10-Aug-05	Lane Bryant #6392, LLC	WA	6392	*	533 COLUMBIA CENTER	KENNEWICK	WA		99336
26-Apr-82	Lane Bryant, Inc.	DE	6393	*	4601 S. BROADWAY	TYLER	TX		75703
27-Nov-06	Lane Bryant 6394, Inc.	CA	6394	*	Serramonte Center, 3 Serramonte Center	Daly City	CA	San Mateo	94015
04-Dec-08	Lane Bryant 6398, Inc.	CA	6398	*	5017 MONTCLAIR PLAZA LANE	MONTCLAIR	CA	San Bernardino	91763
11-Oct-07	Lane Bryant #6399, LLC	WI	6399	*	Fox River Mall, 4301 Wisconsin Avenue	Appleton	WI	Outagamie	54913
16-Feb-70	Lane Bryant #6401, Inc.	PA	6401	*	East End Blvd & Twp Rd	Wilkes Barre	PA	Luzerne	18702
26-Apr-82	Lane Bryant, Inc.	DE	6403	*	663 STILLWATER AVE. SPACE #G-15A	BANGOR	ME		04401
28-Oct-99	Lane Bryant #6404, Inc.	TX	6404	*	8028 Denton Hgwy-Suite 334	Watauga	TX	Tarrant	76148
21-Jul-04	Lane Bryant 6405, LLC	MO	6405	*	Ward Pkwy, Ward Pkwy & State Line Road, 85th & 89th Streets	Kansas City	MO	Jackson	64114
03-Dec-03	Lane Bryant #6406, Inc.	MI	6406	*	Valley View Shopping Center, 3769 Carpenter Road	Ypsilanti	MI	Washtenaw	48197
26-Apr-82	Lane Bryant, Inc.	DE	6408	*	1440 Main Street	Southlake	TX		76092
28-Oct-99	Lane Bryant #6409, Inc.	TN	6409	*	11004 Parkside Drive	Knoxville	TN	Loudon	37922
26-Apr-82	Lane Bryant, Inc.	DE	6410	*	222-224 W. 125TH STREET	NEW YORK	NY		10027
26-Apr-82	Lane Bryant, Inc.	DE	6411	*	580 MERCED MALL	MERCED	CA		95348
26-Apr-82	Lane Bryant, Inc.	DE	6412	*	FLATBUSH AVENUE, FLATBUSH & TILDEN AVENUE	BROOKLYN	NY	Kings	11226
26-Apr-82	Lane Bryant, Inc.	DE	6413	*	INLAND CENTER, I-215 & INLAND CENTER DRIVE	SAN BERNARDINO	CA		92408
15-Nov-04	Lane Bryant #6417, LLC	MD	6417	*	5500 BUCKEYSTOWN PIKE	FREDERICK	MD	Frederick	21701
12-Nov-04	Lane Bryant #6419, LLC	TX	6419	*	Central Texas Marketplace, Highway 6, I-35	Waco	TX	McLennan	76711
02-Dec-03	Lane Bryant #6420, Inc.	FL	6420	*	The Avenue @ Viera, Wickham Road	Melbourne	FL	Brevard	32940
02-Dec-03	Lane Bryant #6421, Inc.	TX	6421	*	Eldorado Plaza, Craig Drive	McKinney	TX	Collin	75070
26-Apr-82	Lane Bryant, Inc.	DE	6422	*	126 VALLEY HILLS MALL, HIGHWAY 70	HICKORY	NC		28601
26-Apr-82	Lane Bryant, Inc.	DE	6423	*	6301 NORTHWEST LOOP 410, STE 15	SAN ANTONIO	TX		78238
26-Apr-82	Lane Bryant, Inc.	DE	6425	*	1776 Prien Lake Road	Lake Charles	LA		70601
16-Dec-04	Lane Bryant #6428, LLC	MD	6428	*	Westfield Shoppingtown Wheaton, 11160 Veirs Mill Road	Wheaton	MD	Montgomery	20902
11-Feb-04	Lane Bryant #6432, inc.	AZ	6432	*	Circle Plaza, Broadway Blvd & Kolb Road	Tucson	AZ	Pima	85710
07-Sep-00	Lane Bryant #6433, Inc.	FL	6433	*	6571 S. Tamiami Trail	Sarasota	FL		34231
12-Nov-04	Lane Bryant #6435, LLC	NJ	6435	*	River Front Center, Route 3 West and Main Street	Clifton	NJ	Passaic	7014

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

30-Aug-00	Lane Bryant #6436, Inc.	TX	6436	*	424 Lincoln Square	Arlington	TX	Tarrant	76011
26-Apr-82	Lane Bryant, Inc.	DE	6438	*	4104 N. HARLEM AVENUE SPACE 4116	NORRIDGE	IL		60706
26-Apr-82	Lane Bryant, Inc.	DE	6439	*	5774 DURAND AVENUE	RACINE	WI		53406
09-Sep-04	Lane Bryant #6442, LLC	NC	6442	*	Morgantown Road & 59-401 Bypass	FAYETTEVILLE	NC	Cumberland	28303
26-Apr-82	Lane Bryant, Inc.	DE	6444	*	THE SHOPPES AT WILTON, ROUTE 58	SARATOGA SPRINGS	NY	SARATOGA	12866
18-Aug-06	Lane Bryant #6446, LLC	GA	6446	*	Marelda Valdosta Mall, 1700 Norman Drive	Valdosta	GA	Lowndes	31601
26-Apr-82	Lane Bryant, Inc.	DE	6450	*	85 South County Centerway 480	St. Louis	MO		63129
26-Apr-82	Lane Bryant, Inc.	DE	6453	*	Arbor Lakes, Elm Creek Boulevard	Maple Grove	MN	Hennepin	55311
11-Sep-03	Lane Bryant #6456, Inc.	NJ	6456	*	Centerton Square, Route 38	Burlington	NJ
27-Feb-04	Lane Bryant #6457 of Buffalo, Inc.	NY	6457	*	McKinley Plaza, Miles Strip Rd & McKinley Pkwy	Buffalo	NY	Erie	14219
26-Apr-82	Lane Bryant, Inc.	DE	6460	*	2819 WEST AGUA FRIA FREEWAY	PHEONIX	AZ		85023
08-Mar-10	Lane Bryant #6461, Inc.	TX	6461	*	La Palmera Mall, 5488 S. Padre Island Drive, Space 1634	CORPUS CHRISTI	TX		78411
25-Feb-04	Lane Bryant #6464, Inc.	MI	6464	*	Centerpointe Mall, 3655 28th Street SE	Grand Rapids	MI	Kent
05-Apr-01	Lane Bryant #6466, Inc.	FL	6466	*	State Route 70	Bradenton	FL		34203
26-Apr-82	Lane Bryant, Inc.	DE	6467	*	Memorial City Mall, 300 Memorial City Mall, Space 744	HOUSTON	TX		77024
15-Dec-04	Lane Bryant #6470, LLC	CO	6470	*	Southland, E-470 and Smoky Hill Road	Aurora	CO	Arapahoe	80016
26-Apr-82	Lane Bryant, Inc.	DE	6473	*	430 NORTHRIDGE CENTER	SALINAS	CA		93906
12-Nov-04	Lane Bryant #6474, LLC	FL	6474	*	5100 N. Ninth Avenue	PENSACOLA	FL	Escambia	32504
26-Apr-82	Lane Bryant, Inc.	DE	6475	*	1400 Litchfield Road, Space G2	GOODYEAR	AZ		85338
11-Feb-04	Lane Bryant #6478, Inc.	FL	6478	*	St. John's Town Center, I-295 & Turner Parkway	Jacksonville	FL	Duval	32246
15-Nov-07	Lane Bryant #6479, LLC	NC	6479	*	Four Seasons Town Centre, 161 Four Seasons Mall	Greensboro	NC	Guildford	27407
26-Sep-07	Lane Bryant #6481, LLC	WI	6481	*	East Towne Mall, East Washington Ave. & Eagan Road & Zeir Road	Madison	WI	Dane	53704
26-Apr-82	Lane Bryant, Inc.	DE	6483	*	4201 N. SHILOAH	FAYETTEVILLE	AR		72703
29-Mar-07	Lane Bryant #6484, LLC	NJ	6484	*	Ocean County mall, 1201 Hopper Avenue	Toms River	NJ	Ocean	08753
04-Jan-05	Lane Bryant #6485, LLC	NC	6485	*	Northlake Mall, Reames Road @I-77	Charlotte	NC	Mecklenburg	28216
26-Apr-82	Lane Bryant, Inc.	DE	6486	*	Westshore Plaza, Kennedy Blvd. & Westshore Blvd.	Tampa	FL	Hillsborough	33609
26-Apr-82	Lane Bryant, Inc.	DE	6487	*	26 GRAND CORNER AVE, SP 26A	GAITHERSBURG	MD		20878
26-Apr-82	Lane Bryant, Inc.	DE	6488	*	Route 44 (Putnam Pike) & I-295	Smithfield	RI		2917
20-Sep-05	Lane Bryant #6490, LLC	CO	6490	*	The Marketplace at Centerra, I-25 and Highway 34	Loveland	CO	Larimer	80538
18-Jan-05	Lane Bryant #6491, LLC	SC	6491	*	Arcadian Shores, Kings Road & Lands End Blvd.	Myrtle Beach	SC	Horry	29572
26-Apr-82	Lane Bryant, Inc.	DE	6492	*	Memorial/Drake #260	Huntsville	AL		35801
11-Feb-05	Lane Bryant #6494, LLC	NC	6494	*	University Commons, Interstate 40 & Western Alamance Loop	Burlington	NC	Alamance	27215

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6495	*	11745 IH-10 WEST STE #711	SAN ANTONIO	TX		78230
22-Dec-05	Lane Bryant 6496, LLC	MO	6496	*	GLEN STONE/BATTLEFIELD, SPACE F-3	SPRINGFIELD	MO		65804
26-Apr-82	Lane Bryant, Inc.	DE	6497	*	Boulevard Consumer Square, Niagara Falls Boulevard	Amherst	NY		14228
11-Feb-05	Lane Bryant #6499, LLC	OH	6499	*	Bridgewater Falls, Michael A. Fox Hwy (State Rte 129)	Fairfield	OH	Butler	45011
26-Apr-82	Lane Bryant, Inc.	DE	6500	*	150 N. SHORE BLVD SUITE #2024	SLIDELL	LA		70460
26-Apr-82	Lane Bryant, Inc.	DE	6501	*	KOHL'S S/C, NEC RT. 31 & McCULLOM ROAD	McHENRY	IL	McHENRY	60050
26-Apr-82	Lane Bryant, Inc.	DE	6507	*	FRANKLIN SQUARE, EAST FRANKLIN BOULEVARD	GASTONIA	NC	GASTON	28056
26-Apr-82	Lane Bryant, Inc.	DE	6508	*	608 STRATFORD SQUARE	BLOOMINGDALE	IL		60108
26-Apr-82	Lane Bryant, Inc.	DE	6512	*	1164 BURNSVILLE CENTER, 35W & COUNTY RD. 42	BURNSVILLE	MN		55337
26-Apr-82	Lane Bryant, Inc.	DE	6513	*	EASTWOOD TOWNE CENTER, LAKE LANSING ROAD	EAST LANSING	MI	INGHAM	48912
26-Apr-82	Lane Bryant, Inc.	DE	6514	*	CHATHAM VILLAGE SQUARE	CHICAGO	IL	COOK	60619
01-Nov-06	Lane Bryant/Cacique #6518, LLC	AL	6518	*	Riverchase Galleria, 3000 Riverchase Galleria	Birmingham	AL	Jefferson	35244
26-Apr-82	Lane Bryant, Inc.	DE	6519	*	CLAYTON RD & BRENTWOOD BLVD, SP #1064	RICHMOND HEIGHTS	MO		63117
03-Jan-05	Lane Bryant #6521, LLC	IL	6521	*	Shoppes at College Hills, 301 S. Veteran's Pkwy	Normal	IL	McLean	61761
17-Dec-04	Lane Bryant #6522, LLC	GA	6522	*	400 ERNEST W. BARRETT PARKWAY	KENNESAW	GA	Cobb	30144
26-Apr-82	Lane Bryant, Inc.	DE	6523	*	Cypresswood Court, I-45	SPRING	TX	Harris	77388
26-Apr-82	Lane Bryant, Inc.	DE	6524	*	4107 SOUTH YALE AVE SPACE UD-421	TULSA	OK		74135
18-Jan-05	Lane Bryant 6525, LLC	MO	6525	*	The Shoppes at Stadiuu, Stadium Blvd & West Worley	Columbia	MO	Boone	65203
26-Apr-82	Lane Bryant, Inc.	DE	6528	*	Logan Valley Mall, Business Route 220	Altoona	PA	Blair	16602
01-Apr-04	Lane Bryant 6529, Inc.	CA	6529	*	Potrero Ctr., 2300 16th Street	San Francisco	CA	San Francisco	94103
26-Apr-82	Lane Bryant, Inc.	DE	6530	*	835 WEST MONTAUK HIGHWAY	WEST BABYLON	NY		11704
26-Apr-82	Lane Bryant, Inc.	DE	6532	*	41ST & DIVISION STRS. SPACE D-11	ST.CLOUD	MN		56301
14-Dec-04	Lane Bryant #6537, LLC	CT	6537	*	1202 BOSTON POST RD. STE 2420	MILFORD	CT	New Haven	06460
26-Apr-82	Lane Bryant, Inc.	DE	6538	*	3301 E. MAIN ST SP 2107	VENTURA	CA		93003
26-Apr-82	Lane Bryant, Inc.	DE	6539	*	1 W. FLATIRON CROSSING SP 1128	BROOMFIELD	CO		80021
03-May-04	Lane Bryant #6540, Inc.	TX	6540	*	Shops @ Abilene, SW Drive and Catclaw Drive	Abilene	TX	Taylor	79606
04-Jun-04	Lane Bryant #6541, LLC	OR	6541	*	The Streets of Tanasbourne, NW Cornell Rd & 194th Street	Hillsboro	OR	Washington	97124
06-May-04	Lane Bryant #6542, Inc.	UT	6542	*	Draper Peaks S/C, 12300 South Street & 150 East Street	Draper	UT	Salt Lake	84020
14-May-05	Lane Bryant 6543, Inc.	CA	6543	*	Westfield Shoppingtown West Covina, 112 Plaza Drive	West Covina	CA	Los Angeles	91790
26-Apr-82	Lane Bryant, Inc.	DE	6544	*	3320 SILAS CREEK PKWY., SPACE CU-768	WINSTON SALEM	NC		27103
06-Apr-05	Lane Bryant 6547, Inc.	CA	6547	*	Palm Desert Shoppingtown, 72840 Hwy 111	Palm Desert	CA	Riverside	92260
26-Apr-82	Lane Bryant, Inc.	DE	6551	*	2899 Whiteford Road #107/108	York	PA		17402

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6555	*	2701 MING AVENUE SPACE E-7	BAKERSFIELD	CA		93304
26-Apr-82	Lane Bryant, Inc.	DE	6556	*	310 DANIEL WEBSTER H.W. SPACE E-263	NASHUA	NH		03063
14-Mar-05	Lane Bryant #6557, LLC	TN	6557	*	Knoxville Center, 1640 & Millertown, 3000 A Mall Road North	Knoxville	TN	Knox	37924
03-May-04	Lane Bryant #6558, Inc.	TX	6558	*	Gateway Stateion, I-35 and McAllister Road	Burleson	TX	Tarrant	76028
16-Jul-04	Lane Bryant 6559, Inc.	CA	6559	*	Simi Valley Town Center, Hwy 117 & 1st Ave.	Simi Valley	CA	Ventura	93062
26-Apr-82	Lane Bryant, Inc.	DE	6562	*	BRIER CREEK, BRIER CREEK PARKWAY	RALEIGH	NC	WAKE	27617
24-Jun-04	Lane Bryant #6563 of New Hartford, LLC	NY	6563	*	New Hartford Consumer Square, Commercial Drive, Route 5A & Judd Road	New Hartford	NY	Oneida	13413
30-Jun-04	Lane Bryant #6565, LLC	LA	6565	*	Covington Ctr, Hwy 12 and Hwy 21	Covington	LA	St Tammany Parish	70433
04-Nov-05	Lane Bryant #6566, LLC	SC	6566	*	3131 N. MAIN STREET, SPACE #03/04	ANDERSON	SC		29621
26-Apr-82	Lane Bryant, Inc.	DE	6567	*	ROUTE 118 SPACE F-17	SWANSEA	MA		02777
15-Apr-05	Lane Bryant #6570, LLC	TX	6570	*	SWC I-35 & Military Drive, 2310 SW Military Drive	San Antonio	TX	Bextar	78224
26-Apr-82	Lane Bryant, Inc.	DE	6573	*	7 BACKUS AVENUE #F202/206	DANBURY	CT		06810
20-Jul-04	Lane Bryant 6575, Inc.	CA	6575	*	Galleria @ Tyler, 1115 Galleria @ Tyler	Riverside	CA	Riverside	92503
18-Jan-05	Lane Bryant #6577, LLC	GA	6577	*	Conyers Crossing S/C, Dogwood Drive, S.E.	Conyers	GA	Rockdale	30013
12-Dec-06	Lane Bryant/Cacique #6579, LLC	VA	6579	*	Peninsula Town Center, 1800 West Mercury Blvd	Hampton	VA	Hampton	23666
18-Jan-05	Lane Bryant #6581, LLC	IN	6581	*	Metropolis Center, U.s. 40	Plainfield	IN	Hendricks	46168
22-Sep-05	Lane Bryant #6582, LLC	NC	6582	*	Goldsboro Commons, E.Miller Rd and Berkley Blvd	Goldsboro	NC	Wayne	27534
26-Apr-82	Lane Bryant, Inc.	DE	6583	*	HENRY TOWN CTR, JONESBORO RD & INTERSTATE 75	McDONOUGH	GA	Henry	30253
26-Apr-82	Lane Bryant, Inc.	DE	6585	*	31-11 STEINWAY STREET	LONG ISLAND CITY	NY		11103
29-Jun-04	Lane Bryant #6586, LLC	AL	6586	*	Westside Pavilion, University Drive	Huntsville	AL	Madison	35806
22-Mar-05	Lane Bryant #6587, LLC	AR	6587	*	Pinnacle Hills Promenade, NEC I-540 and Perry Raod	Rogers	AR	Benton	72756
29-Jun-06	Lane Bryant #6588, LLC	OH	6588	*	Chapel Hill Mall, 2000 Brittain Road	Akron	OH	Summit	44310
26-Apr-82	Lane Bryant, Inc.	DE	6589	*	2385 CHELTENHAM AVENUE	PHILADELPHIA	PA		19150
26-Apr-82	Lane Bryant, Inc.	DE	6601	*	I-84 AND BUCKLAND STREET	MANCHESTER	CT		06040
26-Apr-82	Lane Bryant, Inc.	DE	6602	*	3500 S. MERIDIAN, UNIT 530	PUYALLUP	WA		98373
27-Nov-06	Lane Bryant #6603, LLC	OR	6603	*	Gateway Mall S/C, 3000 Gateway Street, Unit 226	Springfield	OR	Lane	97477
22-Dec-05	Lane Bryant #6606, lLC	MD	6606	*	St. Charles Towne Center, 11110 Mall Circle	Waldorf	MD	Charles	20603
26-Apr-82	Lane Bryant, Inc.	DE	6607	*	Lone Tree Highway	Antioch	CA		94513
26-Apr-82	Lane Bryant, Inc.	DE	6611	*	10000 CALIFORNIA ST #3663 SP-E214	OMAHA	NE		68114
26-Apr-82	Lane Bryant, Inc.	DE	6614	*	14045 ABERCORN EXT., SPACE 1212	SAVANNAH	GA		31419
26-Apr-82	Lane Bryant, Inc.	DE	6615	*	270 LOUDON RD., SPACE 1248	CONCORD	NH		03301

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

03-Jul-08	Lane Bryant #6617, LLC	FL	6617	*	1500 APALACHEE PKWY. SPACE #1058	TALLAHASSEE	FL	Leon	32301
14-Feb-05	Lane Bryant 6618, LLC	MO	6618	*	Shoppes at North Village, 5301 North Belt Hwy, Suite 107	St. Joseph	MO	Buchanan	64506
26-Apr-82	Lane Bryant, Inc.	DE	6620	*	HIGHWAY 121 & PRESTON RD	FRISCO	TX		75034
29-Dec-03	Lane Bryant #6623, Inc.	AZ	6623	*	Superstition Springs Mall, 60 & Power Road	MESA	AZ	Maricopa	85216
29-Sep-05	Lane Bryant 6625, Inc.	CA	6625	*	1233 WEST AVENUE P., SPACE 107	PALMDALE	CA		93551
26-Apr-82	Lane Bryant, Inc.	DE	6626	*	4350 24TH AVE, SPACE 314	FORT GRATIOT	MI		48059
26-Apr-82	Lane Bryant, Inc.	DE	6628	*	1058 W. CLUB BLVD.	DURHAM	NC		27701
26-Apr-82	Lane Bryant, Inc.	DE	6629	*	9736 CAROUSEL CENTER DR.	SYRACUSE	NY		13290
26-Apr-82	Lane Bryant, Inc.	DE	6630	*	2770 MARTHA BERRY HGWY, SPACE #720	ROME	GA		30161

26-Apr-82	Lane Bryant, Inc.	DE	6635	*	970 LLOYD CENTER, SPACE #F116	PORTLAND	OR		97232
16-May-06	Lane Bryant #6637, LLC	GA	6637	*	Perimeter Mall, 4400 Ashford-Dunwoody Rd. NE	Atlanta	GA	DeKalb	30346
26-Apr-82	Lane Bryant, Inc.	DE	6639	*	I-29 & 13TH AVE S.	FARGO	ND		58104
26-Apr-82	Lane Bryant, Inc.	DE	6643	*	10101 BROOK RD, SPACE #130	GLEN ALLEN	VA		23059
17-Nov-04	Lane Bryant #6644, LLC	NC	6644	*	11025 CAROLINA PLACE PKWY SP. #B28	Parkway	NC	Mecklenburg	28134
22-Jun-06	Lane Bryant #6646, LLC	WA	6646	*	Northtown Mall, Division Street & Wellesley Ave	Spokane	WA	Spokane	99207
26-Apr-82	Lane Bryant, Inc.	DE	6648	*	PLEASANT ST., SPACE #127	SALEM	NH		03079
26-Apr-82	Lane Bryant, Inc.	DE	6650	*	201 E.MAGNOLIA BLVD., SP. #310	BURBANK	CA		91501
05-May-05	Lane Bryant #6651, LLC	OH	6651	*	The Shoppes at Fallen Timbers, US 24 & Jerome Road	Toledo	OH	Lucas	43537
10-Feb-05	Lane Bryant #6652, LLC	FL	6652	*	4797 W. Irlo Bronson Memorial Hwy (US 192)	Kissimmee	FL	Osceola	34746
26-Apr-82	Lane Bryant, Inc.	DE	6653	*	Renaissance Squire, I-15 & Cajalco Road	Corona	CA	Riverside	92881
26-Apr-82	Lane Bryant, Inc.	DE	6654	*	9TH AND MARKET STREETS	PHILADELPHIA	PA		19107
14-Mar-05	Lane Bryant #6655, LLC	SC	6655	*	Mt. Pleasant Town Center, 1600 Palmetto Grande River	Mt. Pleasant	SC	Charleston	29464
05-Aug-04	Lane Bryant #6657, LLC	ME	6657	*	The Maine Mall, Maine Mall Road	Portland	ME	Cumberland	04106
04-Apr-05	Lane Bryant #6658, LLC	WI	6658	*	Coakwood Mall, 4800 Golf Road #805	Eau Claire	WI	Eau Claire	54701
08-Jun-05	Lane Bryant #6659, LLC	IA	6659	*	Lindale Mall, 4444 First Avenue N.E.	Cedar Rapids	IA	Linn	52402
03-Apr-09	Lane Bryant 6662, Inc.	CA	6662	*	GILROY CROSSING SHOPPING CENTER, HIGHWAYS 101 & 152	GILROY	CA	SANTA CLARA	95020
16-Sep-04	Lane Bryant #6666 of Poughkeepsie, LLC	NY	6666	*	2001 SOUTH ROAD, SPACE D111	POUGHKEEPSIE	NY	Dutchess	12601
28-Jun-04	Lane bryant #6668, LLC	FL	6668	*	Kendall Village Ctr, N. Kendall Drive	Miami	FL	Dade	33186
26-Apr-82	Lane Bryant, Inc.	DE	6669	*	Town Center at Levis Commons, I-475 & Route 25	Perrysburg	OH	Wood	43551
19-Jul-04	Lane Bryant #6671, LLC	TX	6671	*	Firewheel Town Center, Hwy 78 and State Hwy 190	Garland	TX	Dallas	75040
26-Apr-82	Lane Bryant, Inc.	DE	6673	*	203 TANFORAN PARK	SAN BRUNO	CA		94066

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

06-Apr-05	Lane Bryant #6674, LLC	MN	6674	*	Yorktown Shopping Center, Hazelton Road S.	Edina	MN	Hennepin	55435
26-Apr-82	Lane Bryant, Inc.	DE	6675	*	5312 E. Virginia Beach Blvd	Norfolk	VA		23502
26-Apr-82	Lane Bryant, Inc.	DE	6676	*	69TH AND MARKET STREETS	UPPER DARBY	PA	DELAWARE	19082
26-Apr-82	Lane Bryant, Inc.	DE	6678	*	1292 EDEN PRAIRIE CENTER	EDEN PRAIRIE	MN		55344
10-Aug-05	Lane Bryant #6679, LLC	WV	6679	*	Cranberry Creek Center, 1 N. Eisenhower Drive	Beckley	WV	Raliegh	25801
03-Jan-06	Lane Bryant #6680, LLC	NE	6680	*	6100 O STREET SPACE 508	LINCOLN	NE	Lancaster	68505
29-Jul-04	Lane Bryant #6681, LLC	FL	6681	*	City Place, 700 S. Roaemary Avenue	West Palm Beach	FL	Palm Beach	33401
20-Sep-04	Lane Bryant #6682, LLC	UT	6682	*	3100 South & 5600 West	West Valley	UT	Salt Lake	84120
17-Aug-04	Lane Bryant 6684, LLC	MO	6684	*	2002 MID RIVERS MALL DR	ST. PETERS	MO	St. Charles	63376
14-Mar-05	Lane bryant #6685, LLC	OK	6685	*	Smith Farms Marketplace, North Garnette Ave.	Owasso	OK	Tulsa	74056
12-Apr-06	Lane Bryant #6686, LLC	KY	6686	*	Greenwood Mall, 2625, Scottsville Raod (US #321) and Cave Mill Road	Bowling Green	KY	Warrant	42104
14-Jun-07	Lane Bryant 6688, Inc.	CA	6688	*	2800 NORTH MAIN, #416	SANTA ANA	CA		92701
15-Mar-05	Lane Bryant #6690, LLC	MN	6690	*	Rochester Marketplace, 3811 Marketplace Drive	Rochester	MNM	Olmsted	55901
25-Aug-04	Lane Bryant #6692, LLC	TX	6692	*	Northwest Marketplace, Hwy 290 & Maxwell Rd	Houston	TX	Harris	77040
26-Apr-82	Lane Bryant, Inc.	DE	6694	*	Great Northern Mall, 4954 Great Northern Mall	NORTH OLMSTEAD	OH	Cuyahoga	44070
17-Aug-04	Lane Bryant #6696, LLC	AL	6696	*	Eastern Shore Center, County Rd 27 and I-10	Spanish Fort	AL	Baldwin	36527
26-Apr-82	Lane Bryant, Inc.	DE	6698	*	14200 E. ALAMEDA AVENUE	AURORA	CO		80012
31-Mar-05	Lane Bryant #6699, LLC	IL	6699	*	Brookside Marketplace, 191st Street and Harlem Avenue	Tinley Park	IL	Cook	60477
01-Nov-05	Lane Bryant 6701, Inc.	CA	6701	*	6600 TOPANGA CANYON BLVD.	CANOGA PARK	CA		91303
26-Apr-82	Lane Bryant, Inc.	DE	6702	*	Surprise Marketplace, 13727 West Bell Road	Surprise	AZ		85374
28-Mar-05	Lane Bryant #6703, LLC	PA	6703	*	The Shoppes at Montage, I-81 South & Davis St	Scranton	PA	Lackawanna	18507
05-May-05	Lane Bryant #6704, LLC	IL	6704	*	Poplar Creek Crossing, State Route 59	Hoffman Estates	IL	Cook	60120
26-Apr-82	Lane Bryant, Inc.	DE	6705	*	2450 PABLO KISEL BLVD	BROWNSVILLE	TX		78520
28-Mar-05	Lane Bryant #6708, LLC	FL	6708	*	Legacy Place, 11300 Legacy Avenue	Palm Beach	FL	Palm Beach	33410
06-Apr-05	Lane Bryant #6709, LLC	OK	6709	*	240 Penn Park, 1423 West 1240 Service Raod	Oklahoma City	OK	Oklahoma
16-Sep-04	Lane Bryant #6710, LLC	MI	6710	*	Fairlane Green S/C, Fairlane Blvd	Allen Park	MI	Wayne	48101
05-May-05	Lane Bryant #6711, LLC	AL	6711	*	Colonial Pinnacle, I-59 and I-459	Trussville	AL	Jefferson	35173
26-Apr-82	Lane Bryant, Inc.	DE	6712	*	1800 S. Loop288 Ste 109, Building 1	Denton	TX		76205
18-Apr-05	Lane Bryant #6721, LLC	NC	6721	*	Cross Pointe Centre, 1250 Western Boulevard	Jacksonville	NC	Onslow	28547
18-Nov-05	Lane Bryant 6722, Inc.	CA	6722	*	Westside Pavilion, 10800 W. Pico Blvd	Los Angeles	CA	Los Angeles	90064
26-Apr-82	Lane Bryant, Inc.	DE	6723	*	575 E UNIVERSITY PKWY A-8B	OREM	UT		84057

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

15-Apr-05	Lane Bryant #6725, LLC	IL	6725	*	North Aurora Town Ctr, I-88 & Orchard	North Aurora	IL	Kane	60542
26-Apr-82	Lane Bryant, Inc.	DE	6727	*	1851 CHRISTOPHER COLUMBUS BLVD. SP C	PHILADELPHIA	PA		19148
26-Apr-82	Lane Bryant, Inc.	DE	6730	*	I-5 and Eight Mile Raod	Stockton	CA	San Joaquin	95209
26-Apr-82	Lane Bryant, Inc.	DE	6732	*	Park Place, 4710 Natomas Blvd., Suite 100	SACRAMENTO	CA	Sacramento	95838
15-Apr-05	Lane Bryant #6740, LLC	WI	6740	*	Bayshore Town Ctr, 5900 N. Port Washington Road	Glendale	WI	Milwaukee	53217
19-Sep-08	Lane Bryant #6741, LLC	FL	6741	*	Lakeland Square, 3800 US Highway 98	Lakeland	FL	Polk	33810
26-Apr-82	Lane Bryant, Inc.	DE	6742	*	1801 S.W. WANAMAKER	TOPEKA	KS		66604
06-Apr-05	Lane Bryant #6743, LLC	OK	6743	*	Penn Square Mall, 1901 NW Expressway, N. Penssylvania Avenue	Oklahoma City	OK	Oklahoma	73118
15-Apr-05	Lane Bryant #6745, LLC	MI	6745	*	Lakes Crossings, 5677 Harvey Street	Muskegon	MI	Muskegon	49444
13-Nov-00	Lane Bryant #6746, Inc.	MN	6746	*	Lexington Ave. & 109th Avenue	Blaine	MN		55014
26-Apr-82	Lane Bryant, Inc.	DE	6748	*	3311 NICHOLASVILLE ROAD	LEXINGTON	KY		40503
09-May-05	Lane Bryant #6750 of East Northport, LLC	NY	6750	*	Huntington Square S/C, 4000 Jericho Turnpike	East Northport	NY	Nassau-Suffolk	11731
26-Apr-82	Lane Bryant, Inc.	DE	6751	*	47 WEST TOWNE MALL, UNIT A6	MADISON	WI		53719
26-Apr-82	Lane Bryant, Inc.	DE	6753	*	761 NW 12TH ST	GRESHAM	OR		97030
11-Oct-05	Lane Bryant #6756, LLC	AR	6756	*	2010 PARK PLAZA 600 WEST MARCUM	LITTLE ROCK	AR		72205
26-Apr-82	Lane Bryant, Inc.	DE	6757	*	1401 GREENBRIER PKWY.SO, SUITE 2110	CHESAPEAKE	VA		23320
06-May-05	Lane Bryant #6758, LLC	MI	6758	*	Green Oak Village Place	Brighton	MI	Livingston	48116
14-Jan-09	Lane Bryant #6759, LLC	MI	6759	*	3700 RIVERTOWN PARKWAY	GRANDVILLE	MI	Kent	49418
04-May-05	Lane Bryant #6760, LLC	NJ	6760	*	Union Lake Crossing, 3849 S. Delsea Drive, Rt. 47 &^ Rt. 55	Millville	NJ	Cumberland	8360
05-May-05	Lane Bryant #6763, LLC	MD	6763	*	The Centre at Glen Burnie, 6711 Ritchie Hwy, Ste 501	Aglen Burnie	MD	Anne Arundel	21061
26-Apr-82	Lane Bryant, Inc.	DE	6764	*	ONE BELLIS FAIR PARKWAY #204	BELLINGHAM	WA		98226
21-Sep-05	Lane Bryant #6765, LLC	WA	6765	*	Burlington Crossings, S. Burlington Blvd &George Hopper Road	Burlington	WA	Skagit	98233
05-May-05	Lane Bryant #6766, LLC	OK	6766	*	Sooner Mall, NEC I-35 West Main Street, 3501 West Main Street	Norman	OK	Cleveland	73072
15-Nov-04	Lane Bryant #6767, LLC	TN	6767	*	OAK COURT MALL, 4465 POPLAR AVE	MEMPHIS	TN	Shelby	38117
05-May-05	Lane Bryant #6771, LLC	AL	6771	*	Colonial University Village S/C, 1627-19 Opelika Rd.	Auburn	AL	Lee	36830
31-Jul-08	Lane Bryant #6772, LLC	ID	6772	*	Boise Town Square, 298 N. Milwaukee, Franklin Road and I-84	Boise	ID	Ada	83704
07-Jun-04	Lane Bryant #6773, LLC	IN	6773	*	6020 E. 82ND STREET	INDIANAPOLIS	IN	Marion	46250
26-Apr-82	Lane Bryant, Inc.	DE	6775	*	100 ROBINSON CENTER DR	PITTSBURGH	PA		15205
26-Apr-82	Lane Bryant, Inc.	DE	6776	*	Highway 25	Flowood	MS		39208
26-Apr-82	Lane Bryant, Inc.	DE	6777	*	915 Hartford Turnpike, Spa 4B	Waterford	CT		6385
25-May-05	Lane Bryant #6778, LLC	SC	6778	*	Village @ Sandhill, 630-13 Promenade Place	Columbia	SC	Richland	29229

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

24-May-05	Lane Bryant #6782, LLC	TX	6782	*	Southpark Meadows, I-35 @ South Turk Lane	Austin	TX	Travis	78748
15-Dec-04	Lane Bryant 6785, Inc.	CA	6785	*	Westminster Mall, I-405 & Goldenwest	WESTMINSTER	CA	Orange	92683
05-Jul-05	Lane Bryant #6786, LLC	NC	6786	*	Renaissance Village, 8200 Renaissance Pkwy, Suites 1024-1026	Raleigh	NC	Durham	27712
26-Apr-82	Lane Bryant, Inc.	DE	6787	*	7700 E. KELLOGG SP H-12A	WICHITA	KS		67207
30-Jun-05	Lane Bryant #6788, LLC	IL	6788	*	Washington Park Plaza, Ridge Road & Halsted	Homewood	IL	Cook	60430
08-Sep-04	Lane Bryant 6789, Inc.	CA	6789	*	Baldwin Hills Crenshaw Plaza, Crenshaw Blvd & Marlton Aveue	Los Angeles	CA	Los Angeles	90008
26-Apr-82	Lane Bryant, Inc.	DE	6791	*	48 SOUTH PARK CIRCLE	COLONIAL HEIGHTS	VA		23834
13-Jun-08	Lane Bryant #6792 of Brooklyn, LLC	NY	6792	*	1550-1554 Pitkin Avenue	Brooklyn	NY		11212
15-Jul-98	Lane Bryant #6794, Inc.	IL	6794	*	158 Towncenter Rd/Suite 17	Matteson	IL	Cook	60443
04-Jun-04	Lane Bryant #6796, LLC	TX	6796	*	6909 N. LOOP 1604E, SP, 1139-1140	SAN ANTONIO	TX	Bexar	78247
10-Aug-05	Lane Bryant #6804, LLC	MI	6804	*	Grand Traverse Mall, 3200 South Airport Road W	Traverse	MI	Grand Traverse	49684
26-Apr-82	Lane Bryant, Inc.	DE	6806	*	HIGHWAY 95 AND TROPICAL HIGHWAY	LAS VEGAS	NV		89149
30-Jun-05	Lane Bryant #6808, LLC	NV	6808	*	Blue Diamond Crossing, Blue Diamond Rd & Valley View Boulevard	Las Vegas	NV	Clark	89139
16-Jun-04	Lane Bryant #6809, LLC	MA	6809	*	999 S. Washington Street	N. ATTLEBORO	MA	Bristol	02760
26-Apr-82	Lane Bryant, Inc.	DE	6810	*	1100 SOUTH HAYES SPACE 3044	ARLINGTON,	VA		22202
26-Apr-82	Lane Bryant, Inc.	DE	6811	*	2401 S. STEMMONS, SP. 1404	LEWISVILLE	TX		75067
25-Jan-05	Lane Bryant #6812, LLC	NC	6812	*	Asheville Mall, NWC US 74& I-240 [3 SOUTH TUNNEL ROAD]	Asheville	NC	Buncombe	28805
26-Apr-82	Lane Bryant, Inc.	DE	6814	*	175 PAVILION PARKWAY, SP 175	FAYETTEVILLE	GA		30214
21-Sep-05	Lane Bryant #6817 of Buffalo, LLC	NY	6817	*	1 GALLERIA DR., SPACE L-108	BUFFALO	NY		14225
26-Apr-82	Lane Bryant, Inc.	DE	6818	*	1251 US 31 NORTH, SP. G11/12	GREENWOOD	IN		46142
26-Apr-82	Lane Bryant, Inc.	DE	6819	*	3450 WRIGHTSBORO RD. STE 1275	AUGUSTA	GA		30909
26-Apr-82	Lane Bryant, Inc.	DE	6820	*	3710 ROUTE 9, SPACE A-120, SUITE 1106	FREEHOLD	NJ		07728
26-Apr-82	Lane Bryant, Inc.	DE	6822	*	COOL SPRINGS GALLERIA, 1800 GALLERIA BLVD	FRANKLIN	TN	Williamson	37067
12-Jun-06	Lane Bryant #6823, LLC	FL	6823	*	Paddock Mall, 3100 College Road	Ocala	FL	Marion	34474
26-Apr-82	Lane Bryant, Inc.	DE	6824	*	Rivercrest Drive	Crestwood	IL		60445
26-Apr-82	Lane Bryant, Inc.	DE	6825	*	200 SUNDANCE PARKWAY	ROUND ROCK	TX		78728
26-Apr-82	Lane Bryant, Inc.	DE	6826	*	2701 DAVIS H. MCLEOD BLVD., SP. #1309	FLORENCE	SC		29501
26-Apr-82	Lane Bryant, Inc.	DE	6827	*	144TH ST. & WEST CENTER RD., SP #F-6	OMAHA	NE		68144
18-Nov-04	Lane Bryant #6828 of Middletown, LLC	NY	6828	*	100 BALLARD RD., SPACE A-103	MIDDLETOWN	NY	ORANGE	10940
26-Apr-82	Lane Bryant, Inc.	DE	6831	*	3000 W. DE YOUNG ST., SP #642	MARION	IL		62959
15-Feb-06	Lane Bryant #6832, LLC	NJ	6832	*	Menlo Park Mall, 55 Parsonage Road	Edison	NJ	Middlesex	08837

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

05-Aug-04	Lane Bryant #6833, LLC	NC	6833	*	Cary Town Center, 1105 Walnut St., Walnut & Maynard Road	CARY	NC	Wake	27511
26-Apr-82	Lane Bryant, Inc.	DE	6839	*	3700 ATLANTA HWY., SP. #110	ATHENS	GA		30606
26-Apr-82	Lane Bryant, Inc.	DE	6842	*	2 GALLERIA MALL DR., SUITE 170	TAUNTON	MA		02780
26-Apr-82	Lane Bryant, Inc.	DE	6847	*	6525 HWY 6 NORTH	HOUSTON	TX		77084
26-Apr-82	Lane Bryant, Inc.	DE	6849	*	2130 State Rt 35, Building B	Holmdel	NJ		7733
26-Apr-82	Lane Bryant, Inc.	DE	6851	*	3393 DONNELL DR., SP. F-11/12	FORESTVILLE	MD		20747
21-May-09	Lane Bryant #6853, LLC	MN	6853	*	230 SOUTH AVENUE (Mall of America, 60 East Broadway)	BLOOMINGTON	MN	Hennepin	55425
18-Jan-05	Lane Bryant #6854, LLC	IL	6854	*	North Riverside Park Mall, Cermak Rd & Harlem	North Riverside	IL	Cook	60546
10-Aug-05	Lane Bryant #6856, LLC	OH	6856	*	The Greene, I-675 & Indian Ripple Road	Dayton	OH	Green	45440
26-Apr-82	Lane Bryant, Inc.	DE	6857	*	4619 EAST RAY ROAD #4	PHOENIX	AZ		85044
02-Apr-04	Lane Bryant #6859, Inc.	VA	6859	*	1600 East Rio Road	Charlottesville	VA	Albemarle	22901
23-Sep-04	Lane Bryant 6861, Inc.	CA	6861	*	24201 VALENCIA BLVD., SUITE 2242	VALENCIA	CA	Los Angeles	91355
26-Apr-82	Lane Bryant, Inc.	DE	6863	*	5000 SHELBYVILLE ROAD, SPACE 147	LOUISVILLE	KY		40207
20-Sep-06	Lane Bryant #6864, LLC	FL	6864	*	Pembroke Lakes Mall, Pine Blvd & Flamingo Road	Pembroke Pines	FL	Broward	33026
26-Apr-82	Lane Bryant, Inc.	DE	6865	*	251 STONEWOOD STREET, SPACE G-33/34	DOWNEY	CA		90241
26-Apr-82	Lane Bryant, Inc.	DE	6868	*	10000 EMMITT F. LOWERY EXPRESSWAY, SP. 1388	TEXAS CITY	TX		77591
26-Apr-82	Lane Bryant, Inc.	DE	6871	*	6700 DOUGLASVILLE BLVD SP 1080	DOUGLASVILLE	GA		30135
26-Apr-82	Lane Bryant, Inc.	DE	6874	*	4737 CONCORD PIKE, SPACE 370/380	WILMINGTON,	DE		19803
19-Jun-07	Lane Bryant #6875, LLC	CT	6875	*	470 LEWIS AVAENUE, SPACE #2024	MERIDEN	CT		06450
21-Sep-05	Lane Bryant 6878, LLC	MO	6878	*	Hampton Village, 16 Hampton Ave.	St. Louis	MO	St. Louis City	63109
09-May-06	Lane Bryant #6879, LLC	NV	6879	*	Boulevard Mall, 3528 S. Maryland Parkway	Las Vegas	NV	Clark	89109
19-Sep-08	Lane Bryant #6882, LLC	OH	6882	*	The Mall at Fairfield Commons, 2727 Fairfield Commons	Beavercreek,	OH	Greene	45324
14-Mar-05	Lane Bryant #6883, LLC	AZ	6883	*	Arrowhead Town Ctr, 7700 W. Arrowhead Town Ctr	Glendale	AZ	Maricopa	85308
26-Apr-82	Lane Bryant, Inc.	DE	6888	*	1245 WORCESTER ROAD	NATICK	MA		01760
15-Dec-04	Lane Bryant 6889, Inc.	CA	6889	*	2061 BREA MALL	BREA	CA	Orange	92821
01-Nov-05	Lane Bryant #6891, LLC	PA	6891	*	King of Prussia Mall, Route 202 & Mall Boulevard	King of Prussia	PA	Montgomery	19406
16-Feb-07	Lane Bryant #6892, LLC	MS	6892	*	Turtle Creek Mall, U.S. 98 and Weathersby Road	Hattiesburg	MS	Lamar	39402
17-Mar-06	Lane Bryant 6894, Inc.	CA	6894	*	Westfield Santa Anita, 400 S. Baldwin Avenue, 210 Freeway & Baldwin Avenue	Arcadia	CA	Los Angeles	91007
09-May-06	Lane Bryant #6895, LLC	TX	6895	*	The Woodlands, 1201 Lake Woodlands Drive	Woodlands	TX	Montgomery	77380
20-Apr-07	Lane Bryant #6896, LLC	IN	6896	*	Circle Centre Mall, 49 West Maryland Street	Indianapolis	IN	Marion	46204
29-Sep-05	Lane Bryant #6899, LLC	MA	6899	*	1277 BROADWAY DR, SP W235	SAUGUS	MA		01906

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6900	*	16631 COIT RD SUITE 116	DALLAS	TX		75248
12-Nov-04	Lane Bryant #6901, LLC	FL	6901	*	621 BRANDON TOWN CENTER MALL	BRANDON	FL	Hillsborough	33511
26-Apr-82	Lane Bryant, Inc.	DE	6902	*	10000 COORS BLVD. BYPASS NW #B19	ALBUQUERQUE	NM		87114
20-Sep-05	Lane Bryant #6905, LLC	IL	6905	*	Shops at Downtown Oak Park, 1116-1130 Lake St	Oak Park	IL	Cook	60301
26-Apr-82	Lane Bryant, Inc.	DE	6906	*	3500 OLEANDER DR. SP 1015	WILMINGTON	NC		28403
27-Jan-04	Lane Bryant #6907, Inc.	OH	6907	*	4230 BELDEN VILLAGE MALL #3B	CANTON	OH		44718
25-May-05	Lane Bryant #6910 of Bayside, LLC	NY	6910	*	Bay Terrace, 2386 Bell Blvd	Bayside	NY	Queens	11360
26-Apr-82	Lane Bryant, Inc.	DE	6912	*	4600 WEST KELLOGG SPACE #J5	WICHITA	KS		67209
26-Apr-82	Lane Bryant, Inc.	DE	6913	*	128 WOODSTOCK SQUARE, SP 530	WOODSTOCK	GA		30188
05-Jul-06	Lane Bryant #6915, LLC	TX	6915	*	Meyerland Plaza S/C, 420 Meyerland Plaza	Houston	TX	Harris	77096
26-Apr-82	Lane Bryant, Inc.	DE	6916	*	1905 SCENIC HIGHWAY 124	SNELLVILLE	GA		30078
26-Apr-82	Lane Bryant, Inc.	DE	6917	*	15452 EMERALD WAY SP C-03	BOWIE	MD		20175
19-Oct-05	Lane Bryant 6918, Inc.	CA	6918	*	Canyon Springs Marketplace North, 2688 Canyon Springs Parkway	Riverside	CA	Riverside	92507
06-Apr-05	Lane Bryant 6919, Inc.	CA	6919	*	The Market Place, 2777 El Camino Real	Tustin	CA	Orange	92782
26-Apr-82	Lane Bryant, Inc.	DE	6920	*	8000 MALL PARKWAY	LITHONIA	GA		30038
26-Apr-82	Lane Bryant, Inc.	DE	6925	*	5618 Fairmont Parkway	Pasadena	TX		77505
26-Apr-82	Lane Bryant, Inc.	DE	6926	*	21001 N. TATUM BLVD SP DD	PHOENIX	AZ		85050
26-May-05	Lane Bryant 6927, Inc.	CA	6927	*	Terra Vista Town Ctr., 10768 Foothill Blvd	Rancho Cucamonga	CA	San Bernardino	91730
14-Jan-08	Lane Bryant #6931, LLC	NC	6931	*	Viollage at University Place S/C, 8720-2 J.W. Clay Blvd	Charlotte	NC	Mecklenburg	28262
01-Jun-10	Lane Bryant #6933, LLC	IN	6933	*	Village Park Plaza, 2001 E. 151st Street	Carmel	IN	Hamilton	46033
26-Apr-82	Lane Bryant, Inc.	DE	6934	*	2726 BRICE PARK	REYNOLDSBURG	OH		43068
05-May-05	Lane Bryant #6936, LLC	IN	6936	*	Eastland Mall, 800 N. Green River Rd.	Evansville	IN	Vanderburgh	47715
19-Aug-05	Lane Bryant #6937, LLC	UT	6937	*	1076 LAYTON HILLS RD. SPACE 1056	LAYTON	UT		84041
26-Apr-82	Lane Bryant, Inc.	DE	6938	*	580 DONALD J. LYNCH BLVD. SPACE 5210	MARLBOROUGH	MA		01752
02-Dec-04	Lane Bryant #6939, LLC	MD	6939	*	FEDERAL PLAZA, 12266 ROCKVILLE PIKE	ROCKVILLE	MD	Montgomery	20852
26-Apr-82	Lane Bryant, Inc.	DE	6940	*	200 WESTGATE MALL	SPARTANBURG	SC		29301
24-Jul-06	Lane Bryant #6943, LLC	OH	6943	*	Westfield Southpark, 500 Southpark Center	Strongsville	OH	Cuyahoga	44136
10-Aug-06	Lane Bryant #6945 of Henrietta, LLC	NY	6945	*	740 Miracle Mile Drive	Henrietta	NY	Monroe	14623
31-Oct-06	Lane Bryant/Cacique #6948, LLC	OH	6948	*	The Mill at Tuttle Crossing, 5043 Tuttle Crossing Blvd, SEC I-270 & Tuttle Crossing Blvd.	DUBLIN	OH	Franklin	43016
26-Apr-82	Lane Bryant, Inc.	DE	6950	*	24083 CHARGRIN BLVD	BEACHWOOD	OH		44122
26-Apr-82	Lane Bryant, Inc.	DE	6951	*	12979 FAIR LAKES CENTER DRIVE	FAIRFAX	VA		22033

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

26-Apr-82	Lane Bryant, Inc.	DE	6953	*	8362 TAMARACK VILLAGE NE #106	WOODBURY	MN		55125
26-Apr-82	Lane Bryant, Inc.	DE	6954	*	3407 PINEVILLE MATTHEWS RD.	CHARLOTTE	NC		28226
12-Jun-06	Lane Bryant #6955, LLC	KY	6955	*	Hamburg Pavilion, 1988 Pavilion Way	Lexington	KY	Fayette	40509
22-Feb-07	Lane Bryant #6957, LLC	VA	6957	*	The Spectrum at Reston Town Center	Reston	VA	Fairfax	20194
26-Apr-82	Lane Bryant, Inc.	DE	6958	*	Sycamore Commons, Matthews Township Parkway - Route 51	Matthews	NC	Mecklenburg	28105
07-Oct-05	Lane Bryant #6960, LLC	FL	6960	*	6200 20TH ST., #260	VERO BEACH	FL		32966
20-Apr-07	Lane Bryant #6962 of Valley Stream, LLC	NY	6962	*	Green Acres Mall, 1092 Green Acres Mall	Valley Stream	NY	Nassau	11581
04-Jan-07	Lane Bryant/Cacique #6963 of West Nyack, LLC	NY	6963	*	Palisades Center, I-87 & I-287, 1000 Palisades Center Drive	West Nyack	NY	Rockland	10994
26-Apr-82	Lane Bryant, Inc.	DE	6964	*	4501 WAR MEMORIAL, SPACE #AL01 & AL04	PEORIA	IL		61613
29-Sep-05	Lane Bryant 6966, Inc.	CA	6966	*	The Promenade at Temecula, Winchester & Ynez Roads	Temecula	CA	Riverside	92591
20-Aug-07	Lane Bryant #6968, LLC	MI	6968	*	Novi Town Center, Town Center Drive & Crescent Blvd.	Novi	MI	Oakland	48377
26-Apr-82	Lane Bryant, Inc.	DE	6970	*	3501 NORTH GRANVILLE AVE SPACE #K08B	MUNCIE	IN		47303
29-Jan-08	Lane Bryant #6974, LLC	OH	6974	*	Golden Gate S/C, 6420 Mayfield Road, Space #623	Mayfield Heights	OH	Cuyahoga	44124
26-Apr-82	Lane Bryant, Inc.	DE	6976	*	1807 WEST FULLERTON	CHICAGO	IL		60614
26-Apr-82	Lane Bryant, Inc.	DE	6977	*	9412 SKOKIE BLVD.	SKOKIE	IL		60077
26-Apr-82	Lane Bryant, Inc.	DE	6978	*	Summit Woods Crossing, I470	Lee's Summit	MO		34293
26-Apr-82	Lane Bryant, Inc.	DE	6979	*	SEC Madison Avenue and Highway 22	Mankato	MN	Blue Earth	56001
26-Apr-82	Lane Bryant, Inc.	DE	6980	*	Riverhead Center, Route 58/Mill Road	Riverhead	NY	Suffolk	11901
26-Apr-82	Lane Bryant, Inc.	DE	6981	*	Riverdale Shopping Center, Broadway	Bronx	NY	Bronx	10463
30-Aug-00	Fashion Bug Plus #8047, Inc.	TX	8047	*	1501 C West Bay Area Blvd.	Webster	TX	Harris	77598
01-Nov-00	Fashion Bug Plus #8048, Inc.	TX	8048	*	1515 Town East Blvd.	Mesquite	TX	Dallas	75150
04-Apr-01	Fashion Bug Plus #8060, Inc.	PA	8060	*	Rt. 255 (DuBois Avenue)	DuBois	PA		15801
05-Apr-01	Fashion Bug Plus #8062, Inc.	FL	8062	*	Pine Island Road	N. Fort Myers	FL	Lee	33903
31-Mar-99	Fashion Bug Plus #8067, Inc.	TN	8067	*	US Route 11 & Valley Head Rd.	Cleveland	TN		37312
11-Jul-01	Fashion Bug Plus #8078, Inc.	CA	8078	*	Lakewood Boulevard & Hardwick Street	Lakewood	CA	Los Angeles	90712

SCHEDULE 1.93A
(Eric Specter on behalf of each entity in the capacity shown)

NAME	STORE #	SIGNING CAPACITY
Catalog Fulfillment Co., Inc.	n/s	Vice President
Catherines C.S.I.C., Inc.	n/s	President
Catherines, Inc.	n/s	Vice President
Catherines of California, Inc.	n/s	Vice President
Catherines of Nevada, Inc.	n/s	Vice President
Catherines of Pennsylvania, Inc.	n/s	Vice President
Catherines Stores of Indiana, Inc.	n/s	Vice President
Catherines Woman Delaware, Inc.	n/s	Vice President
Catherines Woman Michigan, Inc.	n/s	Vice President
CCTM, Inc.	n/s	Vice President
Charming Direct, Inc.	n/s	Vice President
Charming Shoppes Outlet Stores, LLC	n/s	Vice President
Charming Shoppes Voucher Receivables, Inc.	n/s	Vice President
Chestnut Acquisition Sub, Inc.	n/s	Vice President
Crosstown Traders, Inc.	n/s	President
CS Investment Company	n/s	President
CSD Acquisition Corp.	n/s	President
C.S.I.C., Inc.	n/s	President
CSIM, Inc.	n/s	President
Fashion Bug Retail Companies, Inc.	n/s	Vice President
Fashion Bug of California, Inc.	n/s	President
FB Clothing, Inc.	n/s	President
Figi's Business Services, Inc.	n/s	Vice President
Figi's Gifts, Inc.	n/s	Vice President
Figi's Gift Box, Inc.	n/s	Vice President
Figi's, Inc.	n/s	Vice President
FSHC, Inc.	n/s	Vice President
Home Etc, Inc.	n/s	Vice President
Lane Bryant of Pennsylvania, Inc.	n/s	Vice President
Lane Bryant Purchasing Corp.	n/s	Vice President
Lane Bryant Woman Catalog, Inc.	n/s	Vice President
LB International Licensing, Inc.	n/s	President
LOS #8257, LLC	n/s	Vice President
Modern Woman Holdings, Inc.	n/s	President
Modern Woman Specialty, Inc.	n/s	President
Outlet Division Management Co., Inc.	n/s	Vice President
Outlet Division Store Co., Inc.	n/s	Vice President
Petite Sophisticate Management Co., Inc.	n/s	President
Petite Sophisticate, Inc.	n/s	President
PSTM, Inc.	n/s	Vice President
Shoetrader, Inc.	n/s	Vice President
Sierra Nevada Factoring, Inc.	n/s	Vice President
Sonsi, Inc.	n/s	Vice President
Fashion Bug of Audubon, Inc.	4	Vice President
Fashion Bug of Fairmont, Inc.	23	Vice President

Fashion Bug of Hazleton, Inc.	39	Vice President
Fashion Bug of Ledgewood, Inc.	50	Vice President
Fashion Bug of Lebanon, Inc.	54	Vice President
Fashion Bug of Pottsville, Inc.	55	Vice President
Fashion Bug of Lewisburg, Inc.	62	Vice President
Fashion Bug of Honesdale, Inc.	71	Vice President
Fashion Bug of New Philadelphia, Inc.	78	Vice President
Fashion Bug of North Point, Inc.	82	Vice President
Fashion Bug #84 of Queens, Inc.	84	Vice President
Fashion Bug of West Mifflin, Inc.	87	Vice President
Fashion Bug of Elkton, Inc.	88	Vice President
Fashion Bug of Weirton, Inc.	91	Vice President
Fashion Bug of Chillicothe, Inc.	94	Vice President
Fashion Bug of Morehead, Inc.	105	Vice President
Fashion Bug #108, Inc.	108	Vice President
Fashion Bug of Portsmouth, Inc.	121	Vice President
Fashion Bug of Mt. Clemens, Inc.	125	Vice President
Fashion Bug of Paintsville, Inc.	126	Vice President
Fashion Bug of Pennsville, Inc.	134	Vice President
Fashion Bug of Walnutport, Inc.	143	Vice President
Fashion Bug #144, Inc.	144	Vice President
Fashion Bug of Warrenton, Inc.	146	Vice President
Fashion Bug of Mount Pleasant, Inc.	147	Vice President
Fashion Bug of Belleville, Inc.	155	Vice President
Fashion Bug #157, Inc.	157	Vice President
Fashion Bug of Williamsport, Inc.	164	Vice President
Fashion Bug of Lansing, Inc.	165	Vice President
Fashion Bug of Monroeville, Inc.	170	Vice President
Fashion Bug of Tech Plaza, Inc.	173	Vice President
Fashion Bug of Waynesburg, Inc.	185	Vice President
Fashion Bug of Danbury, Inc.	187	Vice President
Fashion Bug of Barberton, Inc.	197	Vice President
Fashion Bug of Fullerton, Inc.	203	Vice President
Fashion Bug of Devon, Inc.	205	Vice President
Fashion Bug of Reisterstown, Inc.	208	Vice President
Fashion Bug of Whitman Plaza, Inc.	213	Vice President
Fashion Bug of Aurora, Inc.	218	Vice President
Fashion Bug of Louisville, Inc.	220	Vice President
Fashion Bug of Hamilton Square, Inc.	232	Vice President
Fashion Bug of Tunkhannock, Inc.	234	Vice President
Fashion Bug of West Frankfort, Inc.	239	Vice President
Fashion Bug of Williamson, Inc.	246	Vice President
Fashion Bug of Bond, Inc.	259	Vice President
Fashion Bug of Bridgeview, Inc.	269	Vice President
Fashion Bug of Woodbridge, Inc.	328	Vice President
Fashion Bug of Kent, Inc.	333	Vice President
Fashion Bug of Lakemore Plaza, Inc.	364	Vice President
Fashion Bug of Glen Burnie, Inc.	365	Vice President
Fashion Bug of Cottman, Inc.	366	Vice President
Fashion Bug of East Park, Inc.	369	Vice President

Fashion Bug of Cambridge, Inc.	370	Vice President
F.B. Women's Apparel of Delmar, Inc.	374	Vice President
Fashion Bug of Salem, Inc.	379	Vice President
F.B. Women's Apparel of Depew, Inc.	381	Vice President
Fashion Bug of Ravenswood, Inc.	382	Vice President
F.B. Women's Apparel of Panorama Plaza, Inc.	389	Vice President
Fashion Bug of Des Plaines, Inc.	391	Vice President
Fashion Bug of 640 Plaza, Inc.	409	Vice President
Fashion Bug of Manahawkin, Inc.	410	Vice President
Fashion Bug #418, Inc.	418	Vice President
Fashion Bug of Amherst, Inc.	419	Vice President
Fashion Bug of St. Clair Shores, Inc.	420	Vice President
Fashion Bug of New Holland, Inc.	422	Vice President
Fashion Bug of Cleveland, Inc.	423	Vice President
Fashion Bug of Stratford, Inc.	427	Vice President
Fashion Bug of Webster, Inc.	431	Vice President
Fashion Bug of Williamstown, Inc.	432	Vice President
Fashion Bug of Johnston, Inc.	444	Vice President
Fashion Bug of Bolingbrook, Inc.	446	Vice President
Fashion Bug #455, Inc.	455	Vice President
Fashion Bug of Freehold, Inc.	464	Vice President
Fashion Bug of Mayfair, Inc.	469	Vice President
Fashion Bug #471, Inc.	471	Vice President
Fashion Bug of Raynham, Inc.	472	Vice President
Fashion Bug of Highland Ridge, Inc.	475	Vice President
Fashion Bug of Cromwell Field, Inc.	477	Vice President
Fashion Bug of Palm Harbor, Inc.	482	Vice President
Fashion Bug of Kedzie, Inc.	497	Vice President
Fashion Bug of Joliet, Inc.	498	Vice President
Fashion Bug of Marquette, Inc.	500	Vice President
Fashion Bug #508, Inc.	508	Vice President
Fashion Bug of Lewiston, Inc.	509	Vice President
Fashion Bug of Warren Plaza, Inc.	510	Vice President
Fashion Bug #520, Inc.	520	Vice President
Fashion Bug of Wilmington, Inc.	521	Vice President
Fashion Bug of Virginia Beach, Inc.	522	Vice President
Fashion Bug of Lorain, Inc.	523	Vice President
Fashion Bug of Gibbstown, Inc.	525	Vice President
Fashion Bug of Bristol, Inc.	531	Vice President
Fashion Bug of Patchogue, Inc.	532	Vice President
Fashion Bug of Somers Point, Inc.	536	Vice President
Fashion Bug of University Plaza, Inc.	539	Vice President
Fashion Bug of Bristol, CT, Inc.	546	Vice President
Fashion Bug of N. Roanoke, Inc.	550	Vice President
Fashion Bug of Charlottesville, Inc.	553	Vice President
Fashion Bug #562, Inc.	562	Vice President
Fashion Bug #564, Inc.	564	Vice President
Fashion Bug #566, Inc.	566	Vice President
Fashion Bug #574 of Syracuse, Inc.	574	Vice President
Fashion Bug #575, Inc.	575	Vice President

Fashion Bug #576, Inc.	576	Vice President
Fashion Bug #580, Inc.	580	Vice President
Fashion Bug #586, Inc.	586	Vice President
Fashion Bug #593 of Selden, Inc.	593	Vice President
Fashion Bug #594, Inc.	594	Vice President
Fashion Bug #612, Inc.	612	Vice President
Fashion Bug #617, Inc.	617	Vice President
Fashion Bug #622, Inc.	622	Vice President
Fashion Bug #627, Inc.	627	Vice President
Fashion Bug #636, Inc.	636	Vice President
Fashion Bug #642, Inc.	642	Vice President
Fashion Bug #643, Inc.	643	Vice President
Fashion Bug #645, Inc.	645	Vice President
Fashion Bug #653, Inc.	653	Vice President
Fashion Bug #658, Inc.	658	Vice President
Fashion Bug #661, Inc.	661	Vice President
Fashion Bug #662, Inc.	662	Vice President
Fashion Bug #663, Inc.	663	Vice President
Fashion Bug #664, Inc.	664	Vice President
Fashion Bug #667, Inc.	667	Vice President
Fashion Bug #670, Inc.	670	Vice President
Fashion Bug #673, Inc.	673	Vice President
Fashion Bug #674, Inc.	674	Vice President
Fashion Bug #676 of Ozone Park, Inc.	676	Vice President
Fashion Bug #679 of Watertown, Inc.	679	Vice President
Fashion Bug #687, Inc.	687	Vice President
Fashion Bug #689, Inc.	689	Vice President
Fashion Bug #693, Inc.	693	Vice President
Fashion Bug #694, Inc.	694	Vice President
Fashion Bug #697, Inc.	697	Vice President
Fashion Bug #719, Inc.	719	Vice President
Fashion Bug #720 of Oswego, Inc.	720	Vice President
Fashion Bug #724, Inc.	724	Vice President
Fashion Bug #732, Inc.	732	Vice President
Fashion Bug #733, Inc.	733	Vice President
Fashion Bug #748, Inc.	748	Vice President
Fashion Bug #757 of Brockport, Inc.	757	Vice President
Fashion Bug #758, Inc.	758	Vice President
Fashion Bug #759, Inc.	759	Vice President
Fashion Bug #760 of Pine Plaza, Inc.	760	Vice President
Fashion Bug #762, Inc.	762	Vice President
Fashion Bug #766, Inc.	766	Vice President
Fashion Bug #769, Inc.	769	Vice President
Fashion Bug #772 of Middletown, Inc.	772	Vice President
Fashion Bug #775, Inc.	775	Vice President
Fashion Bug #787, Inc.	787	Vice President
Fashion Bug #788, Inc.	788	Vice President
Fashion Bug #799, Inc.	799	Vice President
Fashion Bug Plus #807, LLC	807	Vice President
F.B. Plus Women's Apparel of Kingston, Inc.	867	Vice President

Fashion Bug Plus #932, Inc.	932	Vice President
Fashion Bug Plus of Mount Greenwood, Inc.	939	Vice President
Fashion Bug #2004, Inc.	2004	Vice President
Fashion Bug #2006, Inc.	2006	Vice President
Fashion Bug #2011, Inc.	2011	Vice President
Fashion Bug #2015, Inc.	2015	Vice President
Fashion Bug #2023 Inc.	2023	Vice President
Fashion Bug #2027, Inc.	2027	Vice President
Fashion Bug #2029, Inc.	2029	Vice President
Fashion Bug #2030, Inc.	2030	Vice President
Fashion Bug #2032, Inc.	2032	Vice President
Fashion Bug #2034, Inc.	2034	Vice President
Fashion Bug #2036, Inc.	2036	Vice President
Fashion Bug #2043, Inc.	2043	Vice President
Fashion Bug #2045 of East Greenbush, Inc.	2045	Vice President
Fashion Bug #2047, Inc.	2047	Vice President
Fashion Bug #2049, Inc.	2049	Vice President
Fashion Bug #2050 of Massena, Inc.	2050	Vice President
Fashion Bug #2051, Inc.	2051	Vice President
Fashion Bug #2052, Inc.	2052	Vice President
Fashion Bug #2053, Inc.	2053	Vice President
Fashion Bug #2063, Inc.	2063	Vice President
Fashion Bug #2070 of Brooklyn, Inc.	2070	Vice President
Fashion Bug #2072 of Islandia, Inc.	2072	Vice President
Fashion Bug #2074, Inc.	2074	Vice President
Fashion Bug #2077, Inc.	2077	Vice President
Fashion Bug #2079, Inc.	2079	Vice President
Fashion Bug #2080, Inc.	2080	Vice President
Fashion Bug #2081 of Ogdensburg, Inc.	2081	Vice President
Fashion Bug #2084, Inc.	2084	Vice President
Fashion Bug #2085, Inc.	2085	Vice President
Fashion Bug #2086, Inc.	2086	Vice President
Fashion Bug #2090, Inc.	2090	Vice President
Fashion Bug #2093, Inc.	2093	Vice President
Fashion Bug #2096, Inc.	2096	Vice President
Fashion Bug #2100 of Batavia, Inc.	2,100	Vice President
Fashion Bug #2102, Inc.	2,102	Vice President
Fashion Bug #2103, Inc.	2,103	Vice President
Fashion Bug #2119, Inc.	2,119	Vice President
Fashion Bug #2120, Inc.	2,120	Vice President
Fashion Bug #2123, Inc.	2,123	Vice President
Fashion Bug #2124, Inc.	2,124	Vice President
Fashion Bug #2125, Inc.	2,125	Vice President
Fashion Bug #2126, Inc.	2,126	Vice President
Fashion Bug #2129, Inc.	2,129	Vice President
Fashion Bug #2133, Inc.	2,133	Vice President
Fashion Bug #2134, Inc.	2,134	Vice President
Fashion Bug #2139, Inc.	2,139	Vice President
Fashion Bug #2148, Inc.	2,148	Vice President
Fashion Bug #2149, Inc.	2,149	Vice President

Fashion Bug #2150, Inc.	2,150	Vice President
Fashion Bug #2151, Inc.	2,151	Vice President
Fashion Bug #2154, Inc.	2,154	Vice President
Fashion Bug #2157 of Oneida, Inc.	2,157	Vice President
Fashion Bug #2158, Inc.	2,158	Vice President
Fashion Bug #2169, Inc.	2,169	Vice President
Fashion Bug #2170, Inc.	2,170	Vice President
Fashion Bug #2173, Inc.	2,173	Vice President
Fashion Bug #2174, Inc.	2,174	Vice President
Fashion Bug #2175, Inc.	2,175	Vice President
Fashion Bug #2181, Inc.	2,181	Vice President
Fashion Bug #2183, Inc.	2,183	Vice President
Fashion Bug #2184 of Webster, Inc.	2,184	Vice President
Fashion Bug #2186, Inc.	2,186	Vice President
Fashion Bug #2187, Inc.	2,187	Vice President
Fashion Bug #2189, Inc.	2,189	Vice President
Fashion Bug #2192, Inc.	2,192	Vice President
Fashion Bug #2193, Inc.	2,193	Vice President
Fashion Bug #2194, Inc.	2,194	Vice President
Fashion Bug #2196 of Newark, Inc.	2,196	Vice President
Fashion Bug #2199, Inc.	2,199	Vice President
Fashion Bug #2203, Inc.	2,203	Vice President
Fashion Bug #2204 of Hornell, Inc.	2,204	Vice President
Fashion Bug #2210 of Kingston, Inc.	2,210	Vice President
Fashion Bug #2214, Inc.	2,214	Vice President
Fashion Bug #2231, Inc.	2,231	Vice President
Fashion Bug #2232, Inc.	2,232	Vice President
Fashion Bug #2237, Inc.	2,237	Vice President
Fashion Bug #2238, Inc.	2,238	Vice President
Fashion Bug #2239, Inc.	2,239	Vice President
Fashion Bug #2240, Inc.	2,240	Vice President
Fashion Bug #2242, Inc.	2,242	Vice President
Fashion Bug #2243, Inc.	2,243	Vice President
Fashion Bug #2244 of Canandaigua, Inc.	2,244	Vice President
Fashion Bug #2245, Inc.	2,245	Vice President
Fashion Bug #2247, Inc.	2,247	Vice President
Fashion Bug #2249, Inc.	2,249	Vice President
Fashion Bug #2254, Inc.	2,254	Vice President
Fashion Bug #2255, Inc.	2,255	Vice President
Fashion Bug #2258, Inc.	2,258	Vice President
Fashion Bug #2260, Inc.	2,260	Vice President
Fashion Bug #2279, Inc.	2,279	Vice President
Fashion Bug #2289 of Garden City, Inc.	2,289	Vice President
Fashion Bug #2290, Inc.	2,290	Vice President
Fashion Bug #2291, Inc.	2,291	Vice President
Fashion Bug #2293, Inc.	2,293	Vice President
Fashion Bug #2305, Inc.	2,305	Vice President
Fashion Bug #2313, Inc.	2,313	Vice President
Fashion Bug #2314, Inc.	2,314	Vice President
Fashion Bug #2315, Inc.	2,315	Vice President

Fashion Bug #2325, Inc.	2,325	Vice President
Fashion Bug #2326, Inc.	2,326	Vice President
Fashion Bug #2328, Inc.	2,328	Vice President
Fashion Bug #2335, Inc.	2,335	Vice President
Fashion Bug #2337, Inc.	2,337	Vice President
Fashion Bug #2339, Inc.	2,339	Vice President
Fashion Bug #2345, Inc.	2,345	Vice President
Fashion Bug #2347, Inc.	2,347	Vice President
Fashion Bug #2348, Inc.	2,348	Vice President
Fashion Bug #2349, Inc.	2,349	Vice President
Fashion Bug #2350, Inc.	2,350	Vice President
Fashion Bug #2351, Inc.	2,351	Vice President
Fashion Bug #2353, Inc.	2,353	Vice President
Fashion Bug #2354, Inc.	2,354	Vice President
Fashion Bug #2359, Inc.	2,359	Vice President
Fashion Bug #2360, Inc.	2,360	Vice President
Fashion Bug #2364 of North Tonawanda, Inc.	2,364	Vice President
Fashion Bug #2370 of Malone, Inc.	2,370	Vice President
Fashion Bug #2374, Inc.	2,374	Vice President
Fashion Bug #2376, Inc.	2,376	Vice President
Fashion Bug #2378, Inc.	2,378	Vice President
Fashion Bug #2384 of Rochester, Inc.	2,384	Vice President
Fashion Bug #2385, Inc.	2,385	Vice President
Fashion Bug #2389, Inc.	2,389	Vice President
Fashion Bug #2394, Inc.	2,394	Vice President
Fashion Bug #2395, Inc.	2,395	Vice President
Fashion Bug #2396 of Big Flats, Inc.	2,396	Vice President
Fashion Bug #2398, Inc.	2,398	Vice President
Fashion Bug #2399, Inc.	2,399	Vice President
Fashion Bug #2403, Inc.	2,403	Vice President
Fashion Bug #2406, Inc.	2,406	Vice President
Fashion Bug #2409, Inc.	2,409	Vice President
Fashion Bug #2411, Inc.	2,411	Vice President
Fashion Bug #2415, Inc.	2,415	Vice President
Fashion Bug #2416, Inc.	2,416	Vice President
Fashion Bug #2420, Inc.	2,420	Vice President
Fashion Bug #2424, Inc.	2,424	Vice President
Fashion Bug #2426 of East Aurora, Inc.	2,426	Vice President
Fashion Bug #2435, Inc.	2,435	Vice President
Fashion Bug #2437, Inc.	2,437	Vice President
Fashion Bug #2446, Inc.	2,446	Vice President
Fashion Bug #2449, Inc.	2,449	Vice President
Fashion Bug #2455 of Wilton, Inc.	2,455	Vice President
Fashion Bug #2468 of Bath, Inc.	2,468	Vice President
Fashion Bug #2470 of Binghamton, Inc.	2,470	Vice President
Fashion Bug #2472, Inc.	2,472	Vice President
Fashion Bug #2474, Inc.	2,474	Vice President
Fashion Bug #2485, Inc.	2,485	Vice President
Fashion Bug #2488, Inc.	2,488	Vice President
Fashion Bug #2492, Inc.	2,492	Vice President

Fashion Bug #2497, Inc.	2,497	Vice President
Fashion Bug #2505 of Hudson, Inc.	2,505	Vice President
Fashion Bug #2508, Inc.	2,508	Vice President
Fashion Bug #2510, Inc.	2,510	Vice President
Fashion Bug #2511, Inc.	2,511	Vice President
Fashion Bug #2512, Inc.	2,512	Vice President
Fashion Bug #2513, Inc.	2,513	Vice President
Fashion Bug #2524, Inc.	2,524	Vice President
Fashion Bug #2529, Inc.	2,529	Vice President
Fashion Bug #2533, Inc.	2,533	Vice President
Fashion Bug #2534, Inc.	2,534	Vice President
Fashion Bug #2542, Inc.	2,542	Vice President
Fashion Bug #2553, Inc.	2,553	Vice President
Fashion Bug #2555, Inc.	2,555	Vice President
Fashion Bug #2556, Inc.	2,556	Vice President
Fashion Bug #2562, Inc.	2,562	Vice President
Fashion Bug #2571, Inc.	2,571	Vice President
Fashion Bug #2575, Inc.	2,575	Vice President
Fashion Bug #2584 of Cortland, Inc.	2,584	Vice President
Fashion Bug #2585, Inc.	2,585	Vice President
Fashion Bug #2597 of Colonie, Inc.	2,597	Vice President
Fashion Bug #2601, Inc.	2,601	Vice President
Fashion Bug #2603, Inc.	2,603	Vice President
Fashion Bug #2604 of Vestal, Inc.	2,604	Vice President
Fashion Bug #2605, Inc.	2,605	Vice President
Fashion Bug #2608, Inc.	2,608	Vice President
Fashion Bug #2610, Inc.	2,610	Vice President
Fashion Bug #2617, Inc.	2,617	Vice President
Fashion Bug #2627 of West Seneca, Inc.	2,627	Vice President
Fashion Bug #2635 of Geneseo, Inc.	2,635	Vice President
Fashion Bug #2636, Inc.	2,636	Vice President
Fashion Bug #2649, Inc.	2,649	Vice President
Fashion Bug #2663, Inc.	2,663	Vice President
Fashion Bug #2665, Inc.	2,665	Vice President
Fashion Bug #2667, Inc.	2,667	Vice President
Fashion Bug #2671, Inc.	2,671	Vice President
Fashion Bug #2679, Inc.	2,679	Vice President
Fashion Bug #2680, Inc.	2,680	Vice President
Fashion Bug #2685, Inc.	2,685	Vice President
Fashion Bug #2688, Inc.	2,688	Vice President
Fashion Bug #2689, Inc.	2,689	Vice President
Fashion Bug #2695, Inc.	2,695	Vice President
Fashion Bug #2697, Inc.	2,697	Vice President
Fashion Bug #2700 of Port Jefferson, Inc.	2,700	Vice President
Fashion Bug #2701, Inc.	2,701	Vice President
Fashion Bug #2707, Inc.	2,707	Vice President
Fashion Bug #2708, Inc.	2,708	Vice President
Fashion Bug #2717, Inc.	2,717	Vice President
Fashion Bug #2720, Inc.	2,720	Vice President
Fashion Bug #2722, Inc.	2,722	Vice President

Fashion Bug #2724, Inc.	2,724	Vice President
Fashion Bug #2730, Inc.	2,730	Vice President
Fashion Bug #2731, Inc.	2,731	Vice President
Fashion Bug #2733, Inc.	2,733	Vice President
Fashion Bug #2736, Inc.	2,736	Vice President
Fashion Bug #2738, Inc.	2,738	Vice President
Fashion Bug #2739 of Rotterdam, Inc.	2,739	Vice President
Fashion Bug #2741, Inc.	2,741	Vice President
Fashion Bug #2749, Inc.	2,749	Vice President
Fashion Bug #2750, Inc.	2,750	Vice President
Fashion Bug #2751, Inc.	2,751	Vice President
Fashion Bug #2767, Inc.	2,767	Vice President
Fashion Bug #2775, Inc.	2,775	Vice President
Fashion Bug #2791, Inc.	2,791	Vice President
Fashion Bug #2794, Inc.	2,794	Vice President
Fashion Bug #2796 of Cobleskill, Inc.	2,796	Vice President
Fashion Bug #2797, Inc.	2,797	Vice President
Fashion Bug #2807, Inc.	2,807	Vice President
Fashion Bug #2811, Inc.	2,811	Vice President
Fashion Bug #2820, Inc.	2,820	Vice President
Fashion Bug #2821, Inc.	2,821	Vice President
Fashion Bug #2838, Inc.	2,838	Vice President
Fashion Bug #2842, Inc.	2,842	Vice President
Fashion Bug #2844, Inc.	2,844	Vice President
Fashion Bug #2851, Inc.	2,851	Vice President
Fashion Bug #2853 of Rome, Inc.	2,853	Vice President
Fashion Bug #2855, Inc.	2,855	Vice President
Fashion Bug #2857, Inc.	2,857	Vice President
Fashion Bug #2858, Inc.	2,858	Vice President
Fashion Bug #2864, Inc.	2,864	Vice President
Fashion Bug #2879, Inc.	2,879	Vice President
Fashion Bug #2898, Inc.	2,898	Vice President
Fashion Bug #2905, Inc.	2,905	Vice President
Fashion Bug #2906, Inc.	2,906	Vice President
Fashion Bug #2907, Inc.	2,907	Vice President
Fashion Bug #2909, Inc.	2,909	Vice President
Fashion Bug #2915, Inc.	2,915	Vice President
Fashion Bug #2920, Inc.	2,920	Vice President
Fashion Bug #2924, Inc.	2,924	Vice President
Fashion Bug #2930, Inc.	2,930	Vice President
Fashion Bug #2932, Inc.	2,932	Vice President
Fashion Bug #2941, Inc.	2,941	Vice President
Fashion Bug #2958, Inc.	2,958	Vice President
Fashion Bug #2959 of Buffalo, Inc.	2,959	Vice President
Fashion Bug #2969, Inc.	2,969	Vice President
Fashion Bug #2974, Inc.	2,974	Vice President
Fashion Bug #2978, Inc.	2,978	Vice President
Fashion Bug #2988, Inc.	2,988	Vice President
Fashion Bug #2989, Inc.	2,989	Vice President
Fashion Bug #2995, Inc.	2,995	Vice President

Fashion Bug #2998, Inc.	2,998	Vice President
Fashion Bug #3001, Inc.	3,001	Vice President
Fashion Bug #3006, Inc.	3,006	Vice President
Fashion Bug #3011, Inc.	3,011	Vice President
Fashion Bug #3016, Inc.	3,016	Vice President
Fashion Bug #3018, Inc.	3,018	Vice President
Fashion Bug #3040, Inc.	3,040	Vice President
Fashion Bug #3042, Inc.	3,042	Vice President
Fashion Bug #3048 of Wellsville, Inc.	3,048	Vice President
Fashion Bug #3049, Inc.	3,049	Vice President
Fashion Bug #3050, Inc.	3,050	Vice President
Fashion Bug #3052, Inc.	3,052	Vice President
Fashion Bug #3054, Inc.	3,054	Vice President
Fashion Bug #3057, Inc.	3,057	Vice President
Fashion Bug #3058, Inc.	3,058	Vice President
Fashion Bug #3079, Inc.	3,079	Vice President
Fashion Bug #3081, Inc.	3,081	Vice President
Fashion Bug #3091, Inc.	3,091	Vice President
Fashion Bug #3092, Inc.	3,092	Vice President
Fashion Bug #3094, Inc.	3,094	Vice President
Fashion Bug #3099, Inc.	3,099	Vice President
Fashion Bug #3102, Inc.	3,102	Vice President
Fashion Bug #3115, Inc.	3,115	Vice President
Fashion Bug #3116, Inc.	3,116	Vice President
Fashion Bug #3120, Inc.	3,120	Vice President
Fashion Bug #3121, Inc.	3,121	Vice President
Fashion Bug #3122, Inc.	3,122	Vice President
Fashion Bug #3123, Inc.	3,123	Vice President
Fashion Bug #3130, Inc.	3,130	Vice President
Fashion Bug #3131, Inc.	3,131	Vice President
Fashion Bug #3134, Inc.	3,134	Vice President
Fashion Bug #3137, Inc.	3,137	Vice President
Fashion Bug #3138, Inc.	3,138	Vice President
Fashion Bug #3139, Inc.	3,139	Vice President
Fashion Bug #3143 of Norwich, Inc.	3,143	Vice President
Fashion Bug #3148, Inc.	3,148	Vice President
Fashion Bug #3155, Inc.	3,155	Vice President
Fashion Bug #3159, Inc.	3,159	Vice President
Fashion Bug #3163, Inc.	3,163	Vice President
Fashion Bug #3166, Inc.	3,166	Vice President
Fashion Bug #3170, Inc.	3,170	Vice President
Fashion Bug #3179, Inc.	3,179	Vice President
Fashion Bug #3187, Inc.	3,187	Vice President
Fashion Bug #3195, Inc.	3,195	Vice President
Fashion Bug #3198, Inc.	3,198	Vice President
Fashion Bug #3199, Inc.	3,199	Vice President
Fashion Bug #3201, Inc.	3,201	Vice President
Fashion Bug #3202, Inc.	3,202	Vice President
Fashion Bug #3203, Inc.	3,203	Vice President
Fashion Bug #3206, Inc.	3,206	Vice President

Fashion Bug #3209, Inc.	3,209	Vice President
Fashion Bug #3210, Inc.	3,210	Vice President
Fashion Bug #3212, Inc.	3,212	Vice President
Fashion Bug #3213, Inc.	3,213	Vice President
Fashion Bug #3215, Inc.	3,215	Vice President
Fashion Bug #3216, Inc.	3,216	Vice President
Fashion Bug #3224, Inc.	3,224	Vice President
Fashion Bug #3225, Inc.	3,225	Vice President
Fashion Bug #3226 of Auburn, Inc.	3,226	Vice President
Fashion Bug #3227, Inc.	3,227	Vice President
Fashion Bug #3232, Inc.	3,232	Vice President
Fashion Bug #3235, Inc.	3,235	Vice President
Fashion Bug #3236, Inc.	3,236	Vice President
Fashion Bug #3237, Inc.	3,237	Vice President
Fashion Bug #3240, Inc.	3,240	Vice President
Fashion Bug #3243, Inc.	3,243	Vice President
Fashion Bug #3246, Inc.	3,246	Vice President
Fashion Bug #3251, Inc.	3,251	Vice President
Fashion Bug #3253, Inc.	3,253	Vice President
Fashion Bug #3254, Inc.	3,254	Vice President
Fashion Bug #3255, Inc.	3,255	Vice President
Fashion Bug #3265, Inc.	3,265	Vice President
Fashion Bug #3267, Inc.	3,267	Vice President
Fashion Bug #3274, Inc.	3,274	Vice President
Fashion Bug #3278, Inc.	3,278	Vice President
Fashion Bug #3280, Inc.	3,280	Vice President
Fashion Bug #3281 of Syracuse, Inc.	3,281	Vice President
Fashion Bug #3284 of Poughkeepsie, Inc.	3,284	Vice President
Fashion Bug #3288, Inc.	3,288	Vice President
Fashion Bug #3289, Inc.	3,289	Vice President
Fashion Bug #3291, Inc.	3,291	Vice President
Fashion Bug #3292, Inc.	3,292	Vice President
Fashion Bug #3296, Inc.	3,296	Vice President
Fashion Bug #3297, Inc.	3,297	Vice President
Fashion Bug #3299, Inc.	3,299	Vice President
Fashion Bug #3301, Inc.	3,301	Vice President
Fashion Bug #3310, Inc.	3,310	Vice President
Fashion Bug #3318, Inc.	3,318	Vice President
Fashion Bug #3319, Inc.	3,319	Vice President
Fashion Bug #3321, Inc.	3,321	Vice President
Fashion Bug #3322, Inc.	3,322	Vice President
Fashion Bug #3332, Inc.	3,332	Vice President
Fashion Bug #3337, Inc.	3,337	Vice President
Fashion Bug #3339, Inc.	3,339	Vice President
Fashion Bug #3340, Inc.	3,340	Vice President
Fashion Bug #3341 of Lockport, Inc.	3,341	Vice President
Fashion Bug #3343, Inc.	3,343	Vice President
Fashion Bug #3344, Inc.	3,344	Vice President
Fashion Bug #3345, Inc.	3,345	Vice President
Fashion Bug #3346, Inc.	3,346	Vice President

Fashion Bug #3348, Inc.	3,348	Vice President
Fashion Bug #3349, Inc.	3,349	Vice President
Fashion Bug #3351 of Rochester, Inc.	3,351	Vice President
Fashion Bug #3362, Inc.	3,362	Vice President
Fashion Bug #3364, Inc.	3,364	Vice President
Fashion Bug #3373, Inc.	3,373	Vice President
Fashion Bug #3384, Inc.	3,384	Vice President
Fashion Bug #3385, Inc.	3,385	Vice President
Fashion Bug #3386, Inc.	3,386	Vice President
Fashion Bug #3388, Inc.	3,388	Vice President
Fashion Bug #3397, Inc.	3,397	Vice President
Fashion Bug #3405 of Riverhead, Inc.	3,405	Vice President
Fashion Bug #3407, Inc.	3,407	Vice President
Fashion Bug #3408 of Hamburg, Inc.	3,408	Vice President
Fashion Bug #3409, Inc.	3,409	Vice President
Fashion Bug #3411, Inc.	3,411	Vice President
Fashion Bug #3413, Inc.	3,413	Vice President
Fashion Bug #3414, Inc.	3,414	Vice President
Fashion Bug #3415, Inc.	3,415	Vice President
Fashion Bug #3416, Inc.	3,416	Vice President
Fashion Bug #3422, Inc.	3,422	Vice President
Fashion Bug #3430, Inc.	3,430	Vice President
Fashion Bug #3434, Inc.	3,434	Vice President
Fashion Bug #3440, Inc.	3,440	Vice President
Fashion Bug #3441, Inc.	3,441	Vice President
Fashion Bug #3442 of Staten Island, Inc.	3,442	Vice President
Fashion Bug #3443, Inc.	3,443	Vice President
Fashion Bug #3445, Inc.	3,445	Vice President
Fashion Bug #3446, Inc.	3,446	Vice President
Fashion Bug #3450, Inc.	3,450	Vice President
Fashion Bug #3451, Inc.	3,451	Vice President
Fashion Bug #3452, Inc.	3,452	Vice President
Fashion Bug #3455, Inc.	3,455	Vice President
Fashion Bug #3457, Inc.	3,457	Vice President
Fashion Bug #3458, Inc.	3,458	Vice President
Fashion Bug #3463, Inc.	3,463	Vice President
Fashion Bug #3470, Inc.	3,470	Vice President
Fashion Bug #3471, Inc.	3,471	Vice President
Fashion Bug #3473, Inc.	3,473	Vice President
Fashion Bug #3475, Inc.	3,475	Vice President
Fashion Bug #3477, Inc.	3,477	Vice President
Fashion Bug #3479, Inc.	3,479	Vice President
Fashion Bug #3483, Inc.	3,483	Vice President
Fashion Bug #3485, Inc.	3,485	Vice President
Fashion Bug #3491 of Cheektowaga, Inc.	3,491	Vice President
Fashion Bug #3492, Inc.	3,492	Vice President
Fashion Bug #3495, Inc.	3,495	Vice President
Fashion Bug #3496, Inc.	3,496	Vice President
Fashion Bug #3501 of Middletown, Inc.	3,501	Vice President
Fashion Bug #3504, Inc.	3,504	Vice President

Fashion Bug #3507, Inc.	3,507	Vice President
Fashion Bug #3512, Inc.	3,512	Vice President
Fashion Bug #3513, Inc.	3,513	Vice President
Fashion Bug #3514, Inc.	3,514	Vice President
Fashion Bug #3516, Inc.	3,516	Vice President
Fashion Bug #3521, Inc.	3,521	Vice President
Fashion Bug #3525, Inc.	3,525	Vice President
Fashion Bug #3527, Inc.	3,527	Vice President
Fashion Bug #3535, Inc.	3,535	Vice President
Fashion Bug #3538, Inc.	3,538	Vice President
Fashion Bug #3540, Inc.	3,540	Vice President
Fashion Bug #3545, Inc.	3,545	Vice President
Fashion Bug #3547, Inc.	3,547	Vice President
Fashion Bug #3548, Inc.	3,548	Vice President
Fashion Bug #3549, Inc.	3,549	Vice President
Fashion Bug #3553, Inc.	3,553	Vice President
Fashion Bug #3556, Inc.	3,556	Vice President
Fashion Bug #3558, Inc.	3,558	Vice President
Fashion Bug #3560, Inc.	3,560	Vice President
Fashion Bug #3561, Inc.	3,561	Vice President
Fashion Bug #3565, Inc.	3,565	Vice President
Fashion Bug #3570, Inc.	3,570	Vice President
Fashion Bug #3572, Inc.	3,572	Vice President
Fashion Bug #3573, Inc.	3,573	Vice President
Fashion Bug #3574, Inc.	3,574	Vice President
Fashion Bug #3575, Inc.	3,575	Vice President
Fashion Bug #3577, Inc.	3,577	Vice President
Fashion Bug #3580, Inc.	3,580	Vice President
Fashion Bug #3581, Inc.	3,581	Vice President
Fashion Bug #3583, Inc.	3,583	Vice President
Fashion Bug #3585, Inc.	3,585	Vice President
Fashion Bug #3589, Inc.	3,589	Vice President
Fashion Bug #3591, Inc.	3,591	Vice President
Fashion Bug #3593, Inc.	3,593	Vice President
Fashion Bug #3596, Inc.	3,596	Vice President
Fashion Bug #3597, Inc.	3,597	Vice President
Fashion Bug #3598, Inc.	3,598	Vice President
Fashion Bug #3599, Inc.	3,599	Vice President
Fashion Bug #3600, Inc.	3,600	Vice President
Fashion Bug #3601, Inc.	3,601	Vice President
Fashion Bug #3602, Inc.	3,602	Vice President
Fashion Bug #3603, Inc.	3,603	Vice President
Fashion Bug #3604, Inc.	3,604	Vice President
Fashion Bug #3607, Inc.	3,607	Vice President
Fashion Bug #3608, Inc.	3,608	Vice President
Fashion Bug #3609, Inc.	3,609	Vice President
Fashion Bug #3610, Inc.	3,610	Vice President
Fashion Bug #3611, Inc.	3,611	Vice President
Fashion Bug #3612, Inc.	3,612	Vice President
Fashion Bug #3614, Inc.	3,614	Vice President

Fashion Bug #3616, Inc.	3,616	Vice President
Fashion Bug #3617, Inc.	3,617	Vice President
Fashion Bug #3621, Inc.	3,621	Vice President
Fashion Bug #3622, Inc.	3,622	Vice President
Fashion Bug #3623, Inc.	3,623	Vice President
Fashion Bug #3624, Inc.	3,624	Vice President
Fashion Bug #3626, Inc.	3,626	Vice President
Fashion Bug #3628, Inc.	3,628	Vice President
Fashion Bug #3630, Inc.	3,630	Vice President
Fashion Bug #3631, Inc.	3,631	Vice President
Fashion Bug #3632, Inc.	3,632	Vice President
Fashion Bug #3637, Inc.	3,637	Vice President
Fashion Bug #3638, Inc.	3,638	Vice President
Fashion Bug #3639, Inc.	3,639	Vice President
Fashion Bug #3640, Inc.	3,640	Vice President
Fashion Bug #3641, Inc.	3,641	Vice President
Fashion Bug #3642, Inc.	3,642	Vice President
Fashion Bug #3643, LLC	3,643	Vice President
Fashion Bug #3644, LLC	3,644	Vice President
Fashion Bug #3645, LLC	3,645	Vice President
Fashion Bug #3647, LLC	3,647	Vice President
Fashion Bug 3649, Inc.	3,649	Vice President
Fashion Bug #3653, LLC	3,653	Vice President
Fashion Bug #3655, LLC	3,655	Vice President
Fashion Bug 3660, Inc.	3,660	Vice President
Fashion Bug #3661, LLC	3,661	Vice President
Fashion Bug #3662, LLC	3,662	Vice President
Fashion Bug #3664, LLC	3,664	Vice President
Fashion Bug #3665, LLC	3,665	Vice President
Fashion Bug #3668, LLC	3,668	Vice President
Fashion Bug #3670, LLC	3,670	Vice President
Fashion Bug #3671, LLC	3,671	Vice President
Fashion Bug #3673, LLC	3,673	Vice President
Fashion Bug #3674, LLC	3,674	Vice President
Fashion Bug #3677, LLC	3,677	Vice President
Fashion Bug #3678, LLC	3,678	Vice President
Fashion Bug #3679, LLC	3,679	Vice President
Fashion Bug #3682, LLC	3,682	Vice President
Fashion Bug #3684, LLC	3,684	Vice President
Fashion Bug #3686, LLC	3,686	Vice President
Fashion Bug #3689 of Johnstown, LLC	3,689	Vice President
Fashion Bug #3691, LLC	3,691	Vice President
Fashion Bug 3692, Inc.	3,692	Vice President
Fashion Bug #3696, LLC	3,696	Vice President
Fashion Bug #3701, LLC	3,701	Vice President
Fashion Bug #3702, LLC	3,702	Vice President
Fashion Bug #3703, LLC	3,703	Vice President
Fashion Bug #3707, LLC	3,707	Vice President
Fashion Bug #3708, LLC	3,708	Vice President
Fashion Bug #3709, LLC	3,709	Vice President

Fashion Bug #3710, LLC	3,710	Vice President
Fashion Bug #3712, LLC	3,712	Vice President
Fashion Bug 3714, Inc.	3,714	Vice President
Fashion Bug #3716, LLC	3,716	Vice President
Fashion Bug #3718, LLC	3,718	Vice President
Fashion Bug #3723, LLC	3,723	Vice President
Fashion Bug #3725, LLC	3,725	Vice President
Fashion Bug #3726, LLC	3,726	Vice President
Fashion Bug #3730, LLC	3,730	Vice President
Fashion Bug #3734, LLC	3,734	Vice President
Fashion Bug #3736, LLC	3,736	Vice President
Fashion Bug #3739, LLC	3,739	Vice President
Fashion Bug 3741, Inc.	3,741	Vice President
Fashion Bug #3742, LLC	3,742	Vice President
Fashion Bug #3743, LLC	3,743	Vice President
Fashion Bug #3744, LLC	3,744	Vice President
Fashion Bug #3746, LLC	3,746	Vice President
Fashion Bug #3747, LLC	3,747	Vice President
Fashion Bug #3748, LLC	3,748	Vice President
Fashion Bug #3749, LLC	3,749	Vice President
Fashion Bug #3754, LLC	3,754	Vice President
Fashion Bug #3755, LLC	3,755	Vice President
Fashion Bug 3757, Inc.	3,757	Vice President
Fashion Bug #3758, LLC	3,758	Vice President
Fashion Bug #4010, Inc.	4,010	Vice President
Fashion Bug #4012, Inc.	4,012	Vice President
Fashion Bug #4013, Inc.	4,013	Vice President
Lane Bryant Outlet #4101 of Waterloo, LLC	4,101	Vice President
Charming Shoppes Outlet Stores, LLC	4,102	Vice President
Charming Shoppes Outlet Stores, LLC	4,103	Vice President
Lane Bryant Outlet #4104, LLC	4,104	Vice President
Lane Bryant Outlet #4105, LLC	4,105	Vice President
Lane Bryant Outlet 4106, Inc.	4,106	Vice President
Lane Bryant Outlet #4107, LLC	4,107	Vice President
Lane Bryant Outlet #4108, LLC	4,108	Vice President
Lane Bryant Outlet #4109, LLC	4,109	Vice President
Charming Shoppes Outlet Stores, LLC	4,110	Vice President
Charming Shoppes Outlet Stores, LLC	4,111	Vice President
Lane Bryant Outlet #4112, LLC	4,112	Vice President
Lane Bryant Outlet #4113, LLC	4,113	Vice President
Lane Bryant Outlet #4115, LLC	4,115	Vice President
Lane Bryant Outlet #4116, LLC	4,116	Vice President
Charming Shoppes Outlet Stores, LLC	4,118	Vice President
Charming Shoppes Outlet Stores, LLC	4,119	Vice President
Lane Bryant Outlet #4120 of Lake George, LLC	4,120	Vice President
Lane Bryant Outlet #4121, LLC	4,121	Vice President
Lane Bryant Outlet #4123, LLC	4,123	Vice President
Lane Bryant Outlet #4124, LLC	4,124	Vice President
Charming Shoppes Outlet Stores, LLC	4,125	Vice President
Charming Shoppes Outlet Stores, LLC	4,126	Vice President

Charming Shoppes Outlet Stores, LLC	4,128	Vice President
Lane Bryant Outlet #4129, LLC	4,129	Vice President
Charming Shoppes Outlet Stores, LLC	4,130	Vice President
Lane Bryant Outlet #4131, LLC	4,131	Vice President
Lane Bryant Outlet #4132, LLC	4,132	Vice President
Charming Shoppes Outlet Stores, LLC	4,134	Vice President
Charming Shoppes Outlet Stores, LLC	4,135	Vice President
Lane Bryant Outlet #4136, LLC	4,136	Vice President
Lane Bryant Outlet #4137, LLC	4,137	Vice President
Lane Bryant Outlet #4138, LLC	4,138	Vice President
Lane Bryant Outlet #4139, LLC	4,139	Vice President
Charming Shoppes Outlet Stores, LLC	4,140	Vice President
Lane Bryant Outlet #4141, LLC	4,141	Vice President
Lane Bryant Outlet #4142, LLC	4,142	Vice President
Lane Bryant Outlet #4143, LLC	4,143	Vice President
Lane Bryant Outlet #4145, LLC	4,145	Vice President
Lane Bryant Outlet #4146, LLC	4,146	Vice President
Lane Bryant Outlet #4148, LLC	4,148	Vice President
Lane Bryant Outlet #4149, LLC	4,149	Vice President
Lane Bryant Outlet #4150, LLC	4,150	Vice President
Lane Bryant Outlet #4151, LLC	4,151	Vice President
Lane Bryant Outlet #4153, LLC	4,153	Vice President
Lane Bryant Outlet #4155, LLC	4,155	Vice President
Lane Bryant Outlet #4156, LLC	4,156	Vice President
Lane Bryant Outlet #4158 of Deer Park, LLC	4,158	Vice President
Lane Bryant Outlet #4159, LLC	4,159	Vice President
Lane Bryant Outlet #4161, LLC	4,161	Vice President
Lane Bryant Outlet #4163 of Olean, LLC	4,163	Vice President
Lane Bryant Outlet 4164, LLC	4,164	Vice President
Lane Bryant Outlet #4165, LLC	4,165	Vice President
Charming Shoppes Outlet Stores, LLC	4,167	Vice President
Charming Shoppes Outlet Stores, LLC	4,168	Vice President
Lane Bryant Outlet #4171, LLC	4,171	Vice President
Lane Bryant Outlet #4172 of Dunkirk, LLC	4,172	Vice President
Lane Bryant Outlet #4173, LLC	4,173	Vice President
Lane Bryant Outlet #4175, LLC	4,175	Vice President
Charming Shoppes Outlet Stores, LLC	4,176	Vice President
Charming Shoppes Outlet Stores, LLC	4,177	Vice President
Charming Shoppes Outlet Stores, LLC	4,178	Vice President
Lane Bryant Outlet #4179, LLC	4,179	Vice President
Charming Shoppes Outlet Stores, LLC	4,181	Vice President
Charming Shoppes Outlet Stores, LLC	4,188	Vice President
Charming Shoppes Outlet Stores, LLC	4,201	Vice President
Charming Shoppes Outlet Stores, LLC	4,203	Vice President
Charming Shoppes Outlet Stores, LLC	4,204	Vice President
Charming Shoppes Outlet Stores, LLC	4,207	Vice President
Charming Shoppes Outlet Stores, LLC	4,213	Vice President
Charming Shoppes Outlet Stores, LLC	4,226	Vice President
Charming Shoppes Outlet Stores, LLC	4,232	Vice President
Charming Shoppes Outlet Stores, LLC	4,235	Vice President

Lane Bryant Outlet 4237, Inc.	4,237	Vice President
Charming Shoppes Outlet Stores, LLC	4,238	Vice President
Lane Bryant Outlet #4239 of Riverhead, LLC	4,239	Vice President
Lane Bryant Outlet #4240, LLC	4,240	Vice President
Charming Shoppes Outlet Stores, LLC	4,241	Vice President
Charming Shoppes Outlet Stores, LLC	4,242	Vice President
Charming Shoppes Outlet Stores, LLC	4,245	Vice President
Charming Shoppes Outlet Stores, LLC	4,246	Vice President
Charming Shoppes Outlet Stores, LLC	4,247	Vice President
Charming Shoppes Outlet Stores, LLC	4,249	Vice President
Charming Shoppes Outlet Stores, LLC	4,251	Vice President
Charming Shoppes Outlet Stores, LLC	4,252	Vice President
Lane Bryant Outlet #4254, LLC	4,254	Vice President
Charming Shoppes Outlet Stores, LLC	4,254	Vice President
Charming Shoppes Outlet Stores, LLC	4,259	Vice President
Charming Shoppes Outlet Stores, LLC	4,263	Vice President
Charming Shoppes Outlet Stores, LLC	4,267	Vice President
Lane Bryant Outlet #4272, LLC	4,272	Vice President
Charming Shoppes Outlet Stores, LLC	4,276	Vice President
Charming Shoppes Outlet Stores, LLC	4,277	Vice President
Charming Shoppes Outlet Stores, LLC	4,278	Vice President
Charming Shoppes Outlet Stores, LLC	4,279	Vice President
Charming Shoppes Outlet Stores, LLC	4,280	Vice President
Charming Shoppes Outlet Stores, LLC	4,295	Vice President
Charming Shoppes Outlet Stores, LLC	4,304	Vice President
Charming Shoppes Outlet Stores, LLC	4,307	Vice President
Charming Shoppes Outlet Stores, LLC	4,309	Vice President
Charming Shoppes Outlet Stores, LLC	4,314	Vice President
Charming Shoppes Outlet Stores, LLC	4,318	Vice President
Charming Shoppes Outlet Stores, LLC	4,319	Vice President
Lane Bryant Outlet #4320, LLC	4,320	Vice President
Charming Shoppes Outlet Stores, LLC	4,321	Vice President
Lane Bryant Outlet #4322, LLC	4,322	Vice President
Charming Shoppes Outlet Stores, LLC	4,323	Vice President
Lane Bryant Outlet 4324, Inc.	4,324	Vice President
Charming Shoppes Outlet Stores, LLC	4,327	Vice President
Charming Shoppes Outlet Stores, LLC	4,330	Vice President
Charming Shoppes Outlet Stores, LLC	4,333	Vice President
Charming Shoppes Outlet Stores, LLC	4,339	Vice President
Charming Shoppes Outlet Stores, LLC	4,340	Vice President
Charming Shoppes Outlet Stores, LLC	4,341	Vice President
Charming Shoppes Outlet Stores, LLC	4,342	Vice President
Lane Bryant Outlet #4343, LLC	4,343	Vice President
Charming Shoppes Outlet Stores, LLC	4,344	Vice President
Charming Shoppes Outlet Stores, LLC	4,345	Vice President
Charming Shoppes Outlet Stores, LLC	4,496	Vice President
Lane Bryant #4501, LLC	4,501	Vice President
Lane Bryant #4503, LLC	4,503	Vice President
Lane Bryant #4504, LLC	4,504	Vice President
Lane Bryant #4506, LLC	4,506	Vice President

Lane Bryant #4507, LLC	4,507	Vice President
Lane Bryant #4509, LLC	4,509	Vice President
Lane Bryant 4510, Inc.	4,510	Vice President
Lane Bryant #4511, LLC	4,511	Vice President
Lane Bryant #4512, LLC	4,512	Vice President
Lane Bryant #4515, LLC	4,515	Vice President
Lane Bryant #4518, LLC	4,518	Vice President
Lane Bryant #4519, LLC	4,519	Vice President
Lane Bryant #4520, LLC	4,520	Vice President
Lane Bryant 4521, Inc.	4,521	Vice President
Lane Bryant #4522, Inc.	4,522	Vice President
Lane Bryant 4523, LLC	4,523	Vice President
Lane Bryant #4524, LLC	4,524	Vice President
Lane Bryant #4525, LLC	4,525	Vice President
Lane Bryant #4526, LLC	4,526	Vice President
Lane Bryant #4527, LLC	4,527	Vice President
Lane Bryant #4528, LLC	4,528	Vice President
Lane Bryant #4529, LLC	4,529	Vice President
Lane Bryant #4530, LLC	4,530	Vice President
Lane Bryant #4531, LLC	4,531	Vice President
Lane Bryant 4532, LLC	4,532	Vice President
Lane Bryant #4533, LLC	4,533	Vice President
Lane Bryant #4535, LLC	4,535	Vice President
Lane Bryant 4536, Inc.	4,536	Vice President
Lane Bryant #4537, LLC	4,537	Vice President
Lane Bryant #4538, LLC	4,538	Vice President
Lane Bryant #4539, LLC	4,539	Vice President
Lane Bryant #4541, LLC	4,541	Vice President
Lane Bryant #4542, LLC	4,542	Vice President
Lane Bryant #4543, LLC	4,543	Vice President
Lane Bryant #4544, LLC	4,544	Vice President
Lane Bryant #4545, LLC	4,545	Vice President
Lane Bryant #4546, LLC	4,546	Vice President
Lane Bryant #4547, LLC	4,547	Vice President
Lane Bryant #4548, LLC	4,548	Vice President
Lane Bryant 4549, Inc.	4,549	Vice President
Lane Bryant #4551, LLC	4,551	Vice President
Lane Bryant 4553, LLC	4,553	Vice President
Lane Bryant #4554, LLC	4,554	Vice President
Lane Bryant #4555, LLC	4,555	Vice President
Lane Bryant #4556, LLC	4,556	Vice President
Lane Bryant #4557, LLC	4,557	Vice President
Lane Bryant #4558, LLC	4,558	Vice President
Lane Bryant #4559, LLC	4,559	Vice President
Lane Bryant #4560, LLC	4,560	Vice President
Lane Bryant #4561, LLC	4,561	Vice President
Lane Bryant #4562, LLC	4,562	Vice President
Lane Bryant #4563, LLC	4,563	Vice President
Lane Bryant #4565, LLC	4,565	Vice President
Lane Bryant #4566, LLC	4,566	Vice President

Lane Bryant #4567, LLC	4,567	Vice President
Lane Bryant #4568, LLC	4,568	Vice President
Lane Bryant #4569, LLC	4,569	Vice President
Lane Bryant #4570, LLC	4,570	Vice President
Lane Bryant #4571, LLC	4,571	Vice President
Lane Bryant #4572, LLC	4,572	Vice President
Lane Bryant #4573, LLC	4,573	Vice President
Lane Bryant #4574, LLC	4,574	Vice President
Lane Bryant #4575, LLC	4,575	Vice President
Lane Bryant/Cacique #4576, LLC	4,576	Vice President
Lane Bryant 4577, Inc.	4,577	Vice President
Lane Bryant 4578, Inc.	4,578	Vice President
Lane Bryant #4579, LLC	4,579	Vice President
Lane Bryant #4580, LLC	4,580	Vice President
Lane Bryant #4581, LLC	4,581	Vice President
Lane Bryant #4582, LLC	4,582	Vice President
Lane Bryant #4583, LLC	4,583	Vice President
Lane Bryant #4584, LLC	4,584	Vice President
Lane Bryant #4585, LLC	4,585	Vice President
Lane Bryant #4586, LLC	4,586	Vice President
Lane Bryant/Cacique #4589, LLC	4,589	Vice President
Lane Bryant/Cacique #4590, LLC	4,590	Vice President
Lane Bryant/Cacique #4591, LLC	4,591	Vice President
Lane Bryant/Cacique #4592 of Vestal, LLC	4,592	Vice President
Lane Bryant/Cacique #4593, LLC	4,593	Vice President
Lane Bryant #4594, LLC	4,594	Vice President
Lane Bryant/Cacique #4595, LLC	4,595	Vice President
Lane Bryant #4596, LLC	4,596	Vice President
Lane Bryant/Cacique #4597, LLC	4,597	Vice President
Lane Bryant/Cacique #4598, LLC	4,598	Vice President
Lane Bryant #4599, LLC	4,599	Vice President
Lane Bryant #4600, LLC	4,600	Vice President
Lane Bryant/Cacique #4601, LLC	4,601	Vice President
Lane Bryant/Cacique #4602, LLC	4,602	Vice President
Lane Bryant/Cacique #4603, LLC	4,603	Vice President
Lane Bryant/Cacique 4604, LLC	4,604	Vice President
Lane Bryant/Cacique #4605, LLC	4,605	Vice President
Lane Bryant/Cacique #4606, LLC	4,606	Vice President
Lane Bryant/Cacique #4608, LLC	4,608	Vice President
Lane Bryant/Cacique #4609, LLC	4,609	Vice President
Lane Bryant #4610, LLC	4,610	Vice President
Lane Bryant #4612, LLC	4,612	Vice President
Lane Bryant/Cacique #4614, LLC	4,614	Vice President
Lane Bryant #4616, LLC	4,616	Vice President
Lane Bryant #4617, LLC	4,617	Vice President
Lane Bryant #4618, LLC	4,618	Vice President
Lane Bryant/Cacique 4619, Inc.	4,619	Vice President
Lane Bryant #4620 of Saratoga County, LLC	4,620	Vice President
Lane Bryant #4622, LLC	4,622	Vice President
Lane Bryant/Cacique #4623, LLC	4,623	Vice President

Lane Bryant/Cacique #4625, LLC	4,625	Vice President
Lane Bryant/Cacique #4630, LLC	4,630	Vice President
Lane Bryant/Cacique #4632, LLC	4,632	Vice President
Lane Bryant #4633, LLC	4,633	Vice President
Lane Bryant #4634, LLC	4,634	Vice President
Lane Bryant/Cacique 4636, Inc.	4,636	Vice President
Lane Bryant #4638, LLC	4,638	Vice President
Lane Bryant/Cacique #4640, LLC	4,640	Vice President
Lane Bryant #4641, LLC	4,641	Vice President
Lane Bryant #4643, LLC	4,643	Vice President
Lane Bryant/Cacique #4644, LLC	4,644	Vice President
Lane Bryant/Cacique #4645, LLC	4,645	Vice President
Lane Bryant #4646 of Horseheads, LLC	4,646	Vice President
Lane Bryant #4647, LLC	4,647	Vice President
Lane Bryant/Cacique #4648, LLC	4,648	Vice President
Lane Bryant/Cacique 4649, Inc.	4,649	Vice President
Lane Bryant/Cacique #4650, LLC	4,650	Vice President
Lane Bryant #4652, LLC	4,652	Vice President
Lane Bryant/Cacique #4653, LLC	4,653	Vice President
Lane Bryant #4654, LLC	4,654	Vice President
Lane Bryant #4655, LLC	4,655	Vice President
Lane Bryant #4656, LLC	4,656	Vice President
Lane Bryant #4657, LLC	4,657	Vice President
Lane Bryant/Cacique #4659, LLC	4,659	Vice President
Lane Bryant/Cacique #4660, LLC	4,660	Vice President
Lane Bryant/Cacique #4661, LLC	4,661	Vice President
Lane Bryant #4664, LLC	4,664	Vice President
Lane Bryant #4665, LLC	4,665	Vice President
Lane Bryant/Cacique #4667, LLC	4,667	Vice President
Lane Bryant/Cacique #4668, LLC	4,668	Vice President
Lane Bryant/Cacique #4671, LLC	4,671	Vice President
Lane Bryant/Cacique #4672, LLC	4,672	Vice President
Lane Bryant #4676, LLC	4,676	Vice President
Lane Bryant #4677, LLC	4,677	Vice President
Lane Bryant 4679, Inc.	4,679	Vice President
Lane Bryant #4680, LLC	4,680	Vice President
Lane Bryant/Cacique #4681, LLC	4,681	Vice President
Lane Bryant/Cacique #4683, LLC	4,683	Vice President
Lane Bryant #4685, LLC	4,685	Vice President
Lane Bryant 4688, Inc.	4,688	Vice President
Lane Bryant/Cacique 4689, Inc.	4,689	Vice President
Lane Bryant #4691, LLC	4,691	Vice President
Lane Bryant/Cacique #4692, LLC	4,692	Vice President
Lane Bryant #4693, LLC	4,693	Vice President
Lane Bryant #4694, LLC	4,694	Vice President
Lane Bryant #4696, LLC	4,696	Vice President
Lane Bryant #4697, LLC	4,697	Vice President
Lane Bryant #4700, LLC	4,700	Vice President
Lane Bryant/Cacique #4701, LLC	4,701	Vice President
Lane Bryant/Cacique #4702, LLC	4,702	Vice President

Lane Bryant #4705, LLC	4,705	Vice President
Lane Bryant #4706, LLC	4,706	Vice President
Lane Bryant #4709, LLC	4,709	Vice President
Lane Bryant #4710, LLC	4,710	Vice President
Lane Bryant #4711, LLC	4,711	Vice President
Lane Bryant #4714, LLC	4,714	Vice President
Lane Bryant #4719, LLC	4,719	Vice President
Lane Bryant/Cacique #4720, LLC	4,720	Vice President
Lane Bryant 4723, Inc.	4,723	Vice President
Lane Bryant/Cacique #4724, LLC	4,724	Vice President
Lane Bryant #4727, LLC	4,727	Vice President
Lane Bryant #4733, LLC	4,733	Vice President
Lane Bryant #4734, INC.	4,734	Vice President
Lane Bryant #4736, LLC	4,736	Vice President
Lane Bryant #4737, LLC	4,737	Vice President
Lane Bryant 4740, Inc.	4,740	Vice President
Lane Bryant #4741, LLC	4,741	Vice President
Lane Bryant #4742, LLC	4,742	Vice President
Lane Bryant #4743, LLC	4,743	Vice President
Lane Bryant #4744, Inc.	4,744	Vice President
Lane Bryant #4745, LLC	4,745	Vice President
Lane Bryant #4746, LLC	4,746	Vice President
Lane Bryant #4747, Inc.	4,747	Vice President
Lane Bryant #4748, LLC	4,748	Vice President
Lane Bryant #4749, Inc.	4,749	Vice President
Lane Bryant #4751, LLC	4,751	Vice President
Lane Bryant #4752, LLC	4,752	Vice President
Lane Bryant #4753, LLC	4,753	Vice President
Lane Bryant #4754, LLC	4,754	Vice President
Lane Bryant #4755, LLC	4,755	Vice President
Lane Bryant #4756, LLC	4,756	Vice President
Lane Bryant #4759, LLC	4,759	Vice President
Catherines, Inc.	5,004	Vice President
Catherines, Inc.	5,007	Vice President
Catherines Partners - Indiana, L.L.P.	5,012	Vice President
Catherines #5013, LLC	5,013	Vice President
Catherines #5014, LLC	5,014	Vice President
Catherines, Inc.	5,015	Vice President
Catherines #5016, LLC	5,016	Vice President
Catherines, Inc.	5,017	Vice President
Catherines #5022, LLC	5,022	Vice President
Catherines #5023, LLC	5,023	Vice President
Catherines, Inc.	5,024	Vice President
Catherines, Inc.	5,028	Vice President
Catherines #5029 of New Hartford, Inc.	5,029	Vice President
Catherines, Inc.	5,030	Vice President
Catherines, Inc.	5,031	Vice President
Catherines, Inc.	5,032	Vice President
Catherines, Inc.	5,035	Vice President
Catherines #5037, LLC	5,037	Vice President

Catherines, Inc.	5,038	Vice President
Catherines #5039, Inc.	5,039	Vice President
Catherines, Inc.	5,040	Vice President
Catherines, Inc.	5,043	Vice President
Catherines #5044, LLC	5,044	Vice President
Catherines, Inc.	5,045	Vice President
Catherines Stores Corporation	5,046	Vice President
Catherines, Inc.	5,051	Vice President
Catherines #5052, Inc.	5,052	Vice President
Catherines #5053, LLC	5,053	Vice President
Catherines #5054, LLC	5,054	Vice President
Catherines, Inc.	5,055	Vice President
Catherines #5058, LLC	5,058	Vice President
Catherines, Inc.	5,061	Vice President
Catherines #5063, LLC	5,063	Vice President
Catherines, Inc.	5,066	Vice President
Catherines #5069, LLC	5,069	Vice President
Catherines Stores Corporation	5,073	Vice President
Catherines #5075, LLC	5,075	Vice President
Catherines #5076, LLC	5,076	Vice President
Catherines #5077, LLC	5,077	Vice President
Catherines, Inc.	5,082	Vice President
Catherines, Inc.	5,083	Vice President
Catherines #5085, LLC	5,085	Vice President
Catherines Stores Corporation	5,086	Vice President
Catherines Stores Corporation	5,087	Vice President
Catherines, Inc.	5,088	Vice President
Catherines, Inc.	5,089	Vice President
Catherines, Inc.	5,090	Vice President
Catherines Stores Corporation	5,092	Vice President
Catherines #5094, Inc.	5,094	Vice President
Catherines #5097, LLC	5,097	Vice President
Catherines Stores Corporation	5,099	Vice President
Catherines, Inc.	5,100	Vice President
Catherines, Inc.	5,101	Vice President
Catherines, Inc.	5,102	Vice President
Catherines, Inc.	5,105	Vice President
Catherines, Inc.	5,108	Vice President
Catherines #5110, LLC	5,110	Vice President
Catherines #5114, LLC	5,114	Vice President
Catherines, Inc.	5,115	Vice President
Catherines #5116, Inc.	5,116	Vice President
Catherines #5118, Inc.	5,118	Vice President
Catherines, Inc.	5,119	Vice President
Catherines Partners - Indiana, L.L.P.	5,120	Vice President
Catherines, Inc.	5,122	Vice President
Catherines #5124, Inc.	5,124	Vice President
Catherines #5127, Inc.	5,127	Vice President
Catherines, Inc.	5,128	Vice President
Catherines #5129, LLC	5,129	Vice President

Catherines Stores Corporation	5,130	Vice President
Catherines, Inc.	5,132	Vice President
Catherines Stores Corporation	5,133	Vice President
Catherines #5134, LLC	5,134	Vice President
Catherines Stores Corporation	5,135	Vice President
Catherines, Inc.	5,136	Vice President
Catherines #5141, LLC	5,141	Vice President
Catherines #5144, Inc.	5,144	Vice President
Catherines #5145, Inc.	5,145	Vice President
Catherines #5147, Inc.	5,147	Vice President
Catherines #5149, Inc.	5,149	Vice President
Catherines #5150, LLC	5,150	Vice President
Catherines, Inc.	5,152	Vice President
Catherines, Inc.	5,154	Vice President
Catherines, Inc.	5,155	Vice President
Catherines #5156, Inc.	5,156	Vice President
Catherines #5157, LLC	5,157	Vice President
Catherines, Inc.	5,158	Vice President
Catherines, Inc.	5,161	Vice President
Catherines, Inc.	5,162	Vice President
Catherines, Inc.	5,167	Vice President
Catherines, Inc.	5,168	Vice President
Catherines Stores Corporation	5,170	Vice President
Catherines, Inc.	5,171	Vice President
Catherines #5172, Inc.	5,172	Vice President
Catherines #5173, Inc.	5,173	Vice President
Catherines Stores Corporation	5,174	Vice President
Catherines #5175, LLC	5,175	Vice President
Catherines #5176, LLC	5,176	Vice President
Catherines #5177, LLC	5,177	Vice President
Catherines Stores Corporation	5,178	Vice President
Catherines #5179, Inc.	5,179	Vice President
Catherines, Inc.	5,181	Vice President
Catherines, Inc.	5,182	Vice President
Catherines, Inc.	5,183	Vice President
Catherines, Inc.	5,184	Vice President
Catherines #5186, Inc.	5,186	Vice President
Catherines #5188, LLC	5,188	Vice President
Catherines #5189, Inc.	5,189	Vice President
Catherines, Inc.	5,195	Vice President
Catherines, Inc.	5,197	Vice President
Catherines #5200, LLC	5,200	Vice President
Catherines Stores Corporation	5,201	Vice President
Catherines, Inc.	5,202	Vice President
Catherines, Inc.	5,204	Vice President
Catherines, Inc.	5,205	Vice President
Catherines, Inc.	5,211	Vice President
Catherines, Inc.	5,212	Vice President
Catherines #5215, LLC	5,215	Vice President
Catherines, Inc.	5,216	Vice President

Catherines #5217, LLC	5,217	Vice President
Catherines, Inc.	5,218	Vice President
Catherines Partners - Washington, G.P.	5,219	Vice President
Catherines #5220, LLC	5,220	Vice President
Catherines, Inc.	5,223	Vice President
Catherines, Inc.	5,224	Vice President
Catherines Woman Delaware, Inc.	5,225	Vice President
Catherines, Inc.	5,226	Vice President
Catherines #5227, LLC	5,227	Vice President
Catherines, Inc.	5,230	Vice President
Catherines #5231, LLC	5,231	Vice President
Catherines #5232, LLC	5,232	Vice President
Catherines Stores Corporation	5,233	Vice President
Catherines Stores Corporation	5,234	Vice President
Catherines, Inc.	5,235	Vice President
Catherines #5239, LLC	5,239	Vice President
Catherines Partners - Washington, G.P.	5,240	Vice President
Catherines, Inc.	5,241	Vice President
Catherines #5242, LLC	5,242	Vice President
Catherines Stores Corporation	5,243	Vice President
Catherines, Inc.	5,246	Vice President
Catherines #5247, LLC	5,247	Vice President
Catherines #5248, LLC	5,248	Vice President
Catherines, Inc.	5,252	Vice President
Catherines, Inc.	5,253	Vice President
Catherines Stores Corporation	5,254	Vice President
Catherines, Inc.	5,255	Vice President
Catherines Partners - Washington, G.P.	5,256	Vice President
Catherines, Inc.	5,258	Vice President
Catherines, Inc.	5,259	Vice President
Catherines, Inc.	5,260	Vice President
Catherines of California, Inc.	5,262	Vice President
Catherines, Inc.	5,263	Vice President
Catherines, Inc.	5,265	Vice President
Catherines #5267, Inc.	5,267	Vice President
Catherines #5269, LLC	5,269	Vice President
Catherines Woman Delaware, Inc.	5,273	Vice President
Catherines #5275, Inc.	5,275	Vice President
Catherines #5279, Inc.	5,279	Vice President
Catherines Woman Delaware, Inc.	5,281	Vice President
Catherines 5282, Inc.	5,282	Vice President
Catherines Woman Delaware, Inc.	5,285	Vice President
Catherines Woman Delaware, Inc.	5,286	Vice President
Catherines Woman Delaware, Inc.	5,287	Vice President
Catherines Woman Delaware, Inc.	5,289	Vice President
Catherines Woman Michigan, Inc.	5,292	Vice President
Catherines #5300, LLC	5,300	Vice President
Catherines #5303, LLC	5,303	Vice President
Catherines Woman Delaware, Inc.	5,304	Vice President
Catherines Woman Delaware, Inc.	5,306	Vice President

Catherines #5307, LLC	5,307	Vice President
Catherines Woman Delaware, Inc.	5,308	Vice President
Catherines Woman Delaware, Inc.	5,309	Vice President
Catherines #5314 of Greenburgh, LLC	5,314	Vice President
Catherines Woman Delaware, Inc.	5,318	Vice President
Catherines Woman Delaware, Inc.	5,319	Vice President
Catherines #5322 of Staten Island, LLC	5,322	Vice President
Catherines Woman Delaware, Inc.	5,325	Vice President
Catherines #5335, LLC	5,335	Vice President
Catherines #5336, LLC	5,336	Vice President
Catherines Partners - Washington, G.P.	5,339	Vice President
Catherines #5340, Inc.	5,340	Vice President
Catherines of Pennsylvania, Inc.	5,341	Vice President
Catherines #5342, Inc.	5,342	Vice President
Catherines #5344 of Mays Landing, Inc.	5,344	Vice President
Catherines #5345 of Colonial Heights, Inc.	5,345	Vice President
Catherines #5348, Inc.	5,348	Vice President
Catherines #5349, Inc.	5,349	Vice President
Catherines #5351, Inc.	5,351	Vice President
Catherines #5353, Inc.	5,353	Vice President
Catherines Partners - Indiana, L.L.P.	5,354	Vice President
Catherines #5356, Inc.	5,356	Vice President
Catherines #5358, Inc.	5,358	Vice President
Catherines #5359, Inc.	5,359	Vice President
Catherines #5360, Inc.	5,360	Vice President
Catherines #5362, Inc.	5,362	Vice President
Catherines #5363, Inc.	5,363	Vice President
Catherines #5365, Inc.	5,365	Vice President
Catherines #5367 of Middletown, Inc.	5,367	Vice President
Catherines #5368, Inc.	5,368	Vice President
Catherines #5369, Inc.	5,369	Vice President
Catherines #5370, Inc.	5,370	Vice President
Catherines #5371, Inc.	5,371	Vice President
Catherines #5372, Inc.	5,372	Vice President
Catherines #5375, Inc.	5,375	Vice President
Catherines #5376, Inc.	5,376	Vice President
Catherines #5377, Inc.	5,377	Vice President
Catherines #5378, Inc.	5,378	Vice President
Catherines #5380, Inc.	5,380	Vice President
Catherines #5382 of Vestal, Inc.	5,382	Vice President
Catherines #5384, Inc.	5,384	Vice President
Catherines #5387, Inc.	5,387	Vice President
Catherines #5388, Inc.	5,388	Vice President
Catherines #5390, Inc.	5,390	Vice President
Catherines #5391, Inc.	5,391	Vice President
Catherines Partners - Washington, G.P.	5,392	Vice President
Catherines Stores Corporation	5,393	Vice President
Catherines #5395, Inc.	5,395	Vice President
Catherines #5396, Inc.	5,396	Vice President
Catherines #5397, Inc.	5,397	Vice President

Catherines Stores Corporation	5,400	Vice President
Catherines Stores Corporation	5,401	Vice President
Catherines #5402, Inc.	5,402	Vice President
Catherines #5404, Inc.	5,404	Vice President
Catherines 5405, Inc.	5,405	Vice President
Catherines 5406, Inc.	5,406	Vice President
Catherines #5407, Inc.	5,407	Vice President
Catherines #5408, Inc.	5,408	Vice President
Catherines #5410, Inc.	5,410	Vice President
Catherines #5411, Inc.	5,411	Vice President
Catherines #5412, Inc.	5,412	Vice President
Catherines #5413 of Dewitt, Inc.	5,413	Vice President
Catherines #5416, Inc.	5,416	Vice President
Catherines Stores Corporation	5,419	Vice President
Catherines #5420, LLC	5,420	Vice President
Catherines #5427, Inc.	5,427	Vice President
Catherines #5428, Inc.	5,428	Vice President
Catherines Stores Corporation	5,431	Vice President
Catherines #5432, Inc.	5,432	Vice President
Catherines #5434, LLC	5,434	Vice President
Catherines Stores Corporation	5,549	Vice President
Catherines #5550, Inc.	5,550	Vice President
Catherines #5552, Inc.	5,552	Vice President
Catherines #5553, Inc.	5,553	Vice President
Catherines #5555, Inc.	5,555	Vice President
Catherines #5556, Inc.	5,556	Vice President
Catherines #5557, LLC	5,557	Vice President
Catherines #5558, LLC	5,558	Vice President
Catherines #5559, LLC	5,559	Vice President
Catherines #5560, LLC	5,560	Vice President
Catherines #5561, LLC	5,561	Vice President
Catherines #5562, LLC	5,562	Vice President
Catherines #5563, LLC	5,563	Vice President
Catherines #5564, LLC	5,564	Vice President
Catherines 5565, LLC	5,565	Vice President
Catherines #5566, LLC	5,566	Vice President
Catherines #5567, LLC	5,567	Vice President
Catherines #5568, LLC	5,568	Vice President
Catherines 5569, Inc.	5,569	Vice President
Catherines #5570, LLC	5,570	Vice President
Catherines #5571, LLC	5,571	Vice President
Catherines #5572, LLC	5,572	Vice President
Catherines #5573, LLC	5,573	Vice President
Catherines #5574, LLC	5,574	Vice President
Catherines #5575, LLC	5,575	Vice President
Catherines #5578, LLC	5,578	Vice President
Catherines #5579, LLC	5,579	Vice President
Catherines #5580, LLC	5,580	Vice President
Catherines #5582, LLC	5,582	Vice President
Catherines #5644, Inc.	5,644	Vice President

Catherines #5646, Inc.	5,646	Vice President
Catherines 5647, Inc.	5,647	Vice President
Catherines #5648, Inc.	5,648	Vice President
Catherines #5687, LLC	5,687	Vice President
Catherines #5702, LLC	5,702	Vice President
Catherines Stores Corporation	5,705	Vice President
Catherines #5706, Inc.	5,706	Vice President
Catherines Stores Corporation	5,707	Vice President
Catherines Stores Corporation	5,708	Vice President
Catherines Stores Corporation	5,709	Vice President
Catherines, Inc.	5,710	Vice President
Catherines of Pennsylvania, Inc.	5,712	Vice President
Catherines #5713, Inc.	5,713	Vice President
Catherines #5717, LLC	5,717	Vice President
Catherines #5718, Inc.	5,718	Vice President
Catherines, Inc.	5,722	Vice President
Catherines #5724, LLC	5,724	Vice President
Catherines #5725, Inc.	5,725	Vice President
Catherines, Inc.	5,727	Vice President
Catherines, Inc.	5,729	Vice President
Catherines, Inc.	5,731	Vice President
Catherines Stores Corporation	5,733	Vice President
Catherines Stores Corporation	5,736	Vice President
Catherines of California, Inc.	5,737	Vice President
Catherines 5738, Inc.	5,738	Vice President
Catherines, Inc. (d/b/a P.S. Plus Sizes Plus Savings)	5,739	Vice President
Catherines 5741, Inc.	5,741	Vice President
Catherines 5742, Inc.	5,742	Vice President
Catherines #5743, Inc.	5,743	Vice President
Catherines, Inc.	5,744	Vice President
Catherines #5745, Inc.	5,745	Vice President
Catherines #5746, Inc.	5,746	Vice President
Catherines, Inc.	5,747	Vice President
Catherines #5748, Inc.	5,748	Vice President
Catherines #5749 of Clay, Inc.	5,749	Vice President
Catherines #5751, LLC	5,751	Vice President
Catherines #5753, Inc.	5,753	Vice President
Catherines Stores Corporation	5,754	Vice President
Catherines of California, Inc.	5,755	Vice President
Catherines #5757, Inc.	5,757	Vice President
Catherines, Inc.	5,758	Vice President
Catherines, Inc.	5,759	Vice President
Catherines, Inc.	5,763	Vice President
Catherines Stores Corporation	5,764	Vice President
Catherines, Inc.	5,766	Vice President
Catherines Stores Corporation	5,767	Vice President
Catherines Stores Corporation	5,768	Vice President
Catherines, Inc.	5,771	Vice President
Catherines #5772, LLC	5,772	Vice President
Catherines, Inc.	5,773	Vice President

Catherines, Inc.	5,777	Vice President
Catherines #5778, Inc.	5,778	Vice President
Catherines, Inc.	5,780	Vice President
Catherines #5781, LLC	5,781	Vice President
Catherines #5784, LLC	5,784	Vice President
Catherines #5785, LLC	5,785	Vice President
Catherines #5786, LLC	5,786	Vice President
Catherines Stores Corporation	5,787	Vice President
Catherines #5788, LLC	5,788	Vice President
Catherines, Inc.	5,789	Vice President
Catherines, Inc.	5,790	Vice President
Catherines #5791, LLC	5,791	Vice President
Catherines, Inc.	5,792	Vice President
Catherines #5793, Inc.	5,793	Vice President
Catherines #5794 of Pittsford, Inc.	5,794	Vice President
Catherines, Inc.	5,795	Vice President
Catherines #5796 of Poughkeepsie, Inc.	5,796	Vice President
Catherines, Inc.	5,797	Vice President
Catherines Stores Corporation	5,798	Vice President
Catherines, Inc.	5,801	Vice President
Catherines #5802, LLC	5,802	Vice President
Catherines, Inc.	5,803	Vice President
Catherines, Inc.	5,804	Vice President
Catherines, Inc.	5,806	Vice President
Catherines #5808, LLC	5,808	Vice President
Catherines Partners - Washington, G.P.	5,809	Vice President
Catherines, Inc.	5,810	Vice President
Catherines Partners - Washington, G.P.	5,811	Vice President
Catherines #5812, Inc.	5,812	Vice President
Catherines #5814, LLC	5,814	Vice President
Catherines #5816, LLC	5,816	Vice President
Catherines #5817 of Amherst, LLC	5,817	Vice President
Catherines, Inc.	5,818	Vice President
Catherines #5819, Inc.	5,819	Vice President
Catherines, Inc.	5,820	Vice President
Catherines, Inc.	5,821	Vice President
Catherines, Inc.	5,823	Vice President
Catherines #5824, LLC	5,824	Vice President
Catherines, Inc.	5,825	Vice President
Catherines #5826, Inc.	5,826	Vice President
Catherines Stores Corporation	5,827	Vice President
Catherines of Pennsylvania, Inc.	5,828	Vice President
Catherines of Pennsylvania, Inc.	5,829	Vice President
Catherines 5832, Inc.	5,832	Vice President
Catherines of California, Inc.	5,833	Vice President
Catherines 5834, Inc.	5,834	Vice President
Catherines of California, Inc.	5,835	Vice President
Catherines, Inc.	5,836	Vice President
Catherines #5837, LLC	5,837	Vice President
Catherines Stores Corporation	5,838	Vice President

Catherines, Inc.	5,839	Vice President
Catherines, Inc.	5,840	Vice President
Catherines Stores Corporation	5,841	Vice President
Catherines #5845, Inc.	5,845	Vice President
Catherines #5846, Inc.	5,846	Vice President
Catherines #5848, Inc.	5,848	Vice President
Catherines #5849, Inc.	5,849	Vice President
Catherines #5855, Inc.	5,855	Vice President
Catherines #5857, Inc.	5,857	Vice President
Catherines #5858, Inc.	5,858	Vice President
Catherines #5859, Inc.	5,859	Vice President
Catherines #5861, Inc.	5,861	Vice President
Catherines #5862, Inc.	5,862	Vice President
Catherines #5863, Inc.	5,863	Vice President
Catherines Stores Corporation	5,866	Vice President
Catherines #5867, Inc.	5,867	Vice President
Catherines #5871, Inc.	5,871	Vice President
Catherines #5873, Inc.	5,873	Vice President
Catherines #5874, Inc.	5,874	Vice President
Catherines #5875, Inc.	5,875	Vice President
Catherines #5876, Inc.	5,876	Vice President
Catherines #5879, Inc.	5,879	Vice President
Catherines #5881, Inc.	5,881	Vice President
Catherines #5885, Inc.	5,885	Vice President
Catherines Stores Corporation	5,887	Vice President
Catherines #5889, Inc.	5,889	Vice President
Catherines #5890, Inc.	5,890	Vice President
Catherines #5892, Inc.	5,892	Vice President
Catherines #5893, Inc.	5,893	Vice President
Catherines, Inc.	5,897	Vice President
Catherines #5951, LLC	5,951	Vice President
Catherines #5952, LLC	5,952	Vice President
Catherines #5954, LLC	5,954	Vice President
Catherines #5955, LLC	5,955	Vice President
Catherines #5956, LLC	5,956	Vice President
Catherines #5957, LLC	5,957	Vice President
Catherines #5958, LLC	5,958	Vice President
Catherines #5959, LLC	5,959	Vice President
Catherines #5960, LLC	5,960	Vice President
Catherines #5961, LLC	5,961	Vice President
Catherines #5962, LLC	5,962	Vice President
Catherines #5963, LLC	5,963	Vice President
Catherines #5965, LLC	5,965	Vice President
Catherines #5966, LLC	5,966	Vice President
Catherines #5967, LLC	5,967	Vice President
Catherines #5968, LLC	5,968	Vice President
Catherines #5969, LLC	5,969	Vice President
Catherines 5970, LLC	5,970	Vice President
Catherines #5971, LLC	5,971	Vice President
Catherines #5972, LLC	5,972	Vice President

Catherines #5973, LLC	5,973	Vice President
Catherines #5974, LLC	5,974	Vice President
Catherines 5975, Inc.	5,975	Vice President
Catherines #5976, LLC	5,976	Vice President
Catherines #5977, LLC	5,977	Vice President
Catherines #5979, LLC	5,979	Vice President
Catherines #5980, LLC	5,980	Vice President
Catherines #5982, LLC	5,982	Vice President
Catherines #5983, LLC	5,983	Vice President
Catherines #5986, LLC	5,986	Vice President
Lane Bryant, Inc.	6,002	Vice President
Lane Bryant #6004, LLC	6,004	Vice President
Lane Bryant #6006, LLC	6,006	Vice President
Lane Bryant #6008, Inc.	6,008	Vice President
Lane Bryant, Inc.	6,009	Vice President
Lane Bryant #6012, LLC	6,012	Vice President
Lane Bryant #6013, LLC	6,013	Vice President
Lane Bryant, Inc.	6,014	Vice President
Lane Bryant #6017, LLC	6,017	Vice President
Lane Bryant, Inc.	6,018	Vice President
Lane Bryant #6019, LLC	6,019	Vice President
Lane Bryant, Inc.	6,026	Vice President
Lane Bryant, Inc.	6,027	Vice President
Lane Bryant, Inc.	6,029	Vice President
Lane Bryant #6032, LLC	6,032	Vice President
Lane Bryant, Inc.	6,033	Vice President
Lane Bryant, Inc.	6,034	Vice President
Lane Bryant, Inc.	6,036	Vice President
Lane Bryant 6038, Inc.	6,038	Vice President
Lane Bryant, Inc.	6,040	Vice President
Lane Bryant #6041, LLC	6,041	Vice President
Lane Bryant 6042, Inc.	6,042	Vice President
Lane Bryant, Inc.	6,043	Vice President
Lane Bryant 6044, Inc.	6,044	Vice President
Lane Bryant 6045, Inc.	6,045	Vice President
Lane Bryant #6046, LLC	6,046	Vice President
Lane Bryant, Inc.	6,047	Vice President
Lane Bryant, Inc.	6,048	Vice President
Lane Bryant, Inc.	6,050	Vice President
Lane Bryant #6051, LLC	6,051	Vice President
Lane Bryant, Inc.	6,052	Vice President
Lane Bryant #6053, LLC	6,053	Vice President
Lane Bryant, Inc.	6,057	Vice President
Lane Bryant #6059, LLC	6,059	Vice President
Lane Bryant, Inc.	6,061	Vice President
Lane Bryant, Inc.	6,063	Vice President
Lane Bryant #6065, LLC	6,065	Vice President
Lane Bryant 6067, Inc.	6,067	Vice President
Lane Bryant, Inc.	6,070	Vice President
Lane Bryant, Inc.	6,072	Vice President

Lane Bryant, Inc.	6,077	Vice President
Lane Bryant #6078, LLC	6,078	Vice President
Lane Bryant, Inc.	6,080	Vice President
Lane Bryant #6083, Inc.	6,083	Vice President
Lane Bryant, Inc.	6,085	Vice President
Lane Bryant, Inc.	6,087	Vice President
Lane Bryant #6097, LLC	6,097	Vice President
Lane Bryant, Inc.	6,099	Vice President
Lane Bryant, Inc.	6,101	Vice President
Lane Bryant #6102, LLC	6,102	Vice President
Lane Bryant, Inc.	6,107	Vice President
Lane Bryant, Inc.	6,108	Vice President
Lane Bryant, Inc.	6,110	Vice President
Lane Bryant, Inc.	6,113	Vice President
Lane Bryant, Inc.	6,115	Vice President
Lane Bryant #6116, LLC	6,116	Vice President
Lane Bryant, Inc.	6,117	Vice President
Lane Bryant #6118, LLC	6,118	Vice President
Lane Bryant, Inc.	6,119	Vice President
Lane Bryant #6120, Inc.	6,120	Vice President
Lane Bryant, Inc.	6,121	Vice President
Lane Bryant 6122, Inc.	6,122	Vice President
Lane Bryant, Inc.	6,123	Vice President
Lane Bryant #6126, LLC	6,126	Vice President
Lane Bryant, Inc.	6,127	Vice President
Lane Bryant, Inc.	6,132	Vice President
Lane Bryant 6134, Inc.	6,134	Vice President
Lane Bryant, Inc.	6,135	Vice President
Lane Bryant, Inc.	6,137	Vice President
Lane Bryant, Inc.	6,141	Vice President
Lane Bryant, Inc.	6,142	Vice President
Lane Bryant, Inc.	6,146	Vice President
Lane Bryant #6147 of Victor, LLC	6,147	Vice President
Lane Bryant, Inc.	6,151	Vice President
Lane Bryant, Inc.	6,153	Vice President
Lane Bryant #6154, LLC	6,154	Vice President
Lane Bryant #6155, LLC	6,155	Vice President
Lane Bryant #6157, Inc.	6,157	Vice President
Lane Bryant #6158, LLC	6,158	Vice President
Lane Bryant 6161, Inc.	6,161	Vice President
Lane Bryant #6163, LLC	6,163	Vice President
Lane Bryant, Inc.	6,164	Vice President
Lane Bryant, Inc.	6,166	Vice President
Lane Bryant, Inc.	6,167	Vice President
Lane Bryant, Inc.	6,168	Vice President
Lane Bryant #6170, LLC	6,170	Vice President
Lane Bryant, Inc.	6,173	Vice President
Lane Bryant, Inc.	6,174	Vice President
Lane Bryant #6178, LLC	6,178	Vice President
Lane Bryant #6181, Inc.	6,181	Vice President

Lane Bryant #6183, LLC	6,183	Vice President
Lane Bryant, Inc.	6,184	Vice President
Lane Bryant, Inc.	6,187	Vice President
Lane Bryant #6188, LLC	6,188	Vice President
Lane Bryant, Inc.	6,189	Vice President
Lane Bryant #6192, LLC	6,192	Vice President
Lane Bryant, Inc.	6,193	Vice President
Lane Bryant, Inc.	6,194	Vice President
Lane Bryant #6196, Inc.	6,196	Vice President
Lane Bryant 6198, Inc.	6,198	Vice President
Lane Bryant, Inc.	6,200	Vice President
Lane Bryant #6202, LLC	6,202	Vice President
Lane Bryant/Cacique #6203, LLC	6,203	Vice President
Lane Bryant, Inc.	6,204	Vice President
Lane Bryant #6205, LLC	6,205	Vice President
Lane Bryant #6209, LLC	6,209	Vice President
Lane Bryant #6211, LLC	6,211	Vice President
Lane Bryant #6213, LLC	6,213	Vice President
Lane Bryant #6215, Inc.	6,215	Vice President
Lane Bryant, Inc.	6,217	Vice President
Lane Bryant #6218, Inc.	6,218	Vice President
Lane Bryant #6219, LLC	6,219	Vice President
Lane Bryant #6222, LLC	6,222	Vice President
Lane Bryant, Inc.	6,223	Vice President
Lane Bryant, Inc.	6,224	Vice President
Lane Bryant, Inc.	6,225	Vice President
Lane Bryant #6228, LLC	6,228	Vice President
Lane Bryant #6230, Inc.	6,230	Vice President
Lane Bryant #6231, LLC	6,231	Vice President
Lane Bryant #6234, LLC	6,234	Vice President
Lane Bryant, Inc.	6,236	Vice President
Lane Bryant, Inc.	6,237	Vice President
Lane Bryant #6238, Inc.	6,238	Vice President
Lane Bryant, Inc.	6,239	Vice President
Lane Bryant, Inc.	6,242	Vice President
Lane Bryant #6243, Inc.	6,243	Vice President
Lane Bryant #6245, Inc.	6,245	Vice President
Lane Bryant, Inc.	6,247	Vice President
Lane Bryant #6248, Inc.	6,248	Vice President
Lane Bryant #6249, LLC	6,249	Vice President
Lane Bryant #6251, Inc.	6,251	Vice President
Lane Bryant, Inc.	6,252	Vice President
Lane Bryant, Inc.	6,254	Vice President
Lane Bryant, Inc.	6,255	Vice President
Lane Bryant #6257 of Staten Island, LLC	6,257	Vice President
Lane Bryant #6260, Inc.	6,260	Vice President
Lane Bryant 6261, Inc.	6,261	Vice President
Lane Bryant #6264, LLC	6,264	Vice President
Lane Bryant, Inc.	6,266	Vice President
Lane Bryant #6271, Inc.	6,271	Vice President

Lane Bryant, Inc.	6,272	Vice President
Lane Bryant, Inc.	6,273	Vice President
Lane Bryant #6278, LLC	6,278	Vice President
Lane Bryant #6280 of Levittown, LLC	6,280	Vice President
Lane Bryant #6282, LLC	6,282	Vice President
Lane Bryant, Inc.	6,283	Vice President
Lane Bryant, Inc.	6,286	Vice President
Lane Bryant #6288, LLC	6,288	Vice President
Lane Bryant, Inc.	6,289	Vice President
Lane Bryant #6290, LLC	6,290	Vice President
Lane Bryant #6291, LLC	6,291	Vice President
Lane Bryant, Inc.	6,292	Vice President
Lane Bryant #6294, LLC	6,294	Vice President
Lane Bryant #6295, Inc.	6,295	Vice President
Lane Bryant #6298, LLC	6,298	Vice President
Lane Bryant #6301, LLC	6,301	Vice President
Lane Bryant #6302, LLC	6,302	Vice President
Lane Bryant/Cacique #6304 of Albany, LLC	6,304	Vice President
Lane Bryant, Inc.	6,306	Vice President
Lane Bryant, Inc.	6,308	Vice President
Lane Bryant, Inc.	6,311	Vice President
Lane Bryant #6315 of Bayshore, Inc.	6,315	Vice President
Lane Bryant 6318, Inc.	6,318	Vice President
Lane Bryant 6319, Inc.	6,319	Vice President
Lane Bryant, Inc.	6,320	Vice President
Lane Bryant #6321, LLC	6,321	Vice President
Lane Bryant, Inc.	6,323	Vice President
Lane Bryant 6324, Inc.	6,324	Vice President
Lane Bryant, Inc.	6,327	Vice President
Lane Bryant 6328, Inc.	6,328	Vice President
Lane Bryant 6330, Inc.	6,330	Vice President
Lane Bryant #6336, LLC	6,336	Vice President
Lane Bryant, Inc.	6,338	Vice President
Lane Bryant #6341, LLC	6,341	Vice President
Lane Bryant #6342, Inc.	6,342	Vice President
Lane Bryant #6344, Inc.	6,344	Vice President
Lane Bryant, Inc.	6,345	Vice President
Lane Bryant, Inc.	6,346	Vice President
Lane Bryant, Inc.	6,347	Vice President
Lane Bryant #6350, LLC	6,350	Vice President
Lane Bryant #6353, LLC	6,353	Vice President
Lane Bryant/Cacique #6354, LLC	6,354	Vice President
Lane Bryant #6355, LLC	6,355	Vice President
Lane Bryant, Inc.	6,359	Vice President
Lane Bryant #6365, LLC	6,365	Vice President
Lane Bryant #6366, Inc.	6,366	Vice President
Lane Bryant #6369, Inc.	6,369	Vice President
Lane Bryant #6371, Inc.	6,371	Vice President
Lane Bryant #6372, Inc.	6,372	Vice President
Lane Bryant #6373 of Shirley, Inc.	6,373	Vice President

Lane Bryant #6374, Inc.	6,374	Vice President
Lane Bryant/Cacique #6375, LLC	6,375	Vice President
Lane Bryant, Inc.	6,376	Vice President
Lane Bryant, Inc.	6,378	Vice President
Lane Bryant, Inc.	6,382	Vice President
Lane Bryant #6385, Inc.	6,385	Vice President
Lane Bryant, Inc.	6,386	Vice President
Lane Bryant/Cacique #6387, LLC	6,387	Vice President
Lane Bryant #6388, LLC	6,388	Vice President
Lane Bryant #6390, LLC	6,390	Vice President
Lane Bryant 6391, Inc.	6,391	Vice President
Lane Bryant #6392, LLC	6,392	Vice President
Lane Bryant, Inc.	6,393	Vice President
Lane Bryant 6394, Inc.	6,394	Vice President
Lane Bryant 6398, Inc.	6,398	Vice President
Lane Bryant #6399, LLC	6,399	Vice President
Lane Bryant #6401, Inc.	6,401	Vice President
Lane Bryant, Inc.	6,403	Vice President
Lane Bryant #6404, Inc.	6,404	Vice President
Lane Bryant 6405, LLC	6,405	Vice President
Lane Bryant #6406, Inc.	6,406	Vice President
Lane Bryant, Inc.	6,408	Vice President
Lane Bryant #6409, Inc.	6,409	Vice President
Lane Bryant, Inc.	6,410	Vice President
Lane Bryant, Inc.	6,411	Vice President
Lane Bryant, Inc.	6,412	Vice President
Lane Bryant, Inc.	6,413	Vice President
Lane Bryant #6417, LLC	6,417	Vice President
Lane Bryant #6419, LLC	6,419	Vice President
Lane Bryant #6420, Inc.	6,420	Vice President
Lane Bryant #6421, Inc.	6,421	Vice President
Lane Bryant, Inc.	6,422	Vice President
Lane Bryant, Inc.	6,423	Vice President
Lane Bryant, Inc.	6,425	Vice President
Lane Bryant #6428, LLC	6,428	Vice President
Lane Bryant #6432, inc.	6,432	Vice President
Lane Bryant #6433, Inc.	6,433	Vice President
Lane Bryant #6435, LLC	6,435	Vice President
Lane Bryant #6436, Inc.	6,436	Vice President
Lane Bryant, Inc.	6,438	Vice President
Lane Bryant, Inc.	6,439	Vice President
Lane Bryant #6442, LLC	6,442	Vice President
Lane Bryant, Inc.	6,444	Vice President
Lane Bryant #6446, LLC	6,446	Vice President
Lane Bryant, Inc.	6,450	Vice President
Lane Bryant, Inc.	6,453	Vice President
Lane Bryant #6456, Inc.	6,456	Vice President
Lane Bryant #6457 of Buffalo, Inc.	6,457	Vice President
Lane Bryant, Inc.	6,460	Vice President
Lane Bryant #6461, Inc.	6,461	Vice President

Lane Bryant #6464, Inc.	6,464	Vice President
Lane Bryant #6466, Inc.	6,466	Vice President
Lane Bryant, Inc.	6,467	Vice President
Lane Bryant #6470, LLC	6,470	Vice President
Lane Bryant, Inc.	6,473	Vice President
Lane Bryant #6474, LLC	6,474	Vice President
Lane Bryant, Inc.	6,475	Vice President
Lane Bryant #6478, Inc.	6,478	Vice President
Lane Bryant #6479, LLC	6,479	Vice President
Lane Bryant #6481, LLC	6,481	Vice President
Lane Bryant, Inc.	6,483	Vice President
Lane Bryant #6484, LLC	6,484	Vice President
Lane Bryant #6485, LLC	6,485	Vice President
Lane Bryant, Inc.	6,486	Vice President
Lane Bryant, Inc.	6,487	Vice President
Lane Bryant, Inc.	6,488	Vice President
Lane Bryant #6490, LLC	6,490	Vice President
Lane Bryant #6491, LLC	6,491	Vice President
Lane Bryant, Inc.	6,492	Vice President
Lane Bryant #6494, LLC	6,494	Vice President
Lane Bryant, Inc.	6,495	Vice President
Lane Bryant 6496, LLC	6,496	Vice President
Lane Bryant, Inc.	6,497	Vice President
Lane Bryant #6499, LLC	6,499	Vice President
Lane Bryant, Inc.	6,500	Vice President
Lane Bryant, Inc.	6,501	Vice President
Lane Bryant, Inc.	6,507	Vice President
Lane Bryant, Inc.	6,508	Vice President
Lane Bryant, Inc.	6,512	Vice President
Lane Bryant, Inc.	6,513	Vice President
Lane Bryant, Inc.	6,514	Vice President
Lane Bryant/Cacique #6518, LLC	6,518	Vice President
Lane Bryant, Inc.	6,519	Vice President
Lane Bryant #6521, LLC	6,521	Vice President
Lane Bryant #6522, LLC	6,522	Vice President
Lane Bryant, Inc.	6,523	Vice President
Lane Bryant, Inc.	6,524	Vice President
Lane Bryant 6525, LLC	6,525	Vice President
Lane Bryant, Inc.	6,528	Vice President
Lane Bryant 6529, Inc.	6,529	Vice President
Lane Bryant, Inc.	6,530	Vice President
Lane Bryant, Inc.	6,532	Vice President
Lane Bryant #6537, LLC	6,537	Vice President
Lane Bryant, Inc.	6,538	Vice President
Lane Bryant, Inc.	6,539	Vice President
Lane Bryant #6540, Inc.	6,540	Vice President
Lane Bryant #6541, LLC	6,541	Vice President
Lane Bryant #6542, Inc.	6,542	Vice President
Lane Bryant 6543, Inc.	6,543	Vice President
Lane Bryant, Inc.	6,544	Vice President

Lane Bryant 6547, Inc.	6,547	Vice President
Lane Bryant, Inc.	6,551	Vice President
Lane Bryant, Inc.	6,555	Vice President
Lane Bryant, Inc.	6,556	Vice President
Lane Bryant #6557, LLC	6,557	Vice President
Lane Bryant #6558, Inc.	6,558	Vice President
Lane Bryant 6559, Inc.	6,559	Vice President
Lane Bryant, Inc.	6,562	Vice President
Lane Bryant #6563 of New Hartford, LLC	6,563	Vice President
Lane Bryant #6565, LLC	6,565	Vice President
Lane Bryant #6566, LLC	6,566	Vice President
Lane Bryant, Inc.	6,567	Vice President
Lane Bryant #6570, LLC	6,570	Vice President
Lane Bryant, Inc.	6,573	Vice President
Lane Bryant 6575, Inc.	6,575	Vice President
Lane Bryant #6577, LLC	6,577	Vice President
Lane Bryant/Cacique #6579, LLC	6,579	Vice President
Lane Bryant #6581, LLC	6,581	Vice President
Lane Bryant #6582, LLC	6,582	Vice President
Lane Bryant, Inc.	6,583	Vice President
Lane Bryant, Inc.	6,585	Vice President
Lane Bryant #6586, LLC	6,586	Vice President
Lane Bryant #6587, LLC	6,587	Vice President
Lane Bryant #6588, LLC	6,588	Vice President
Lane Bryant, Inc.	6,589	Vice President
Lane Bryant, Inc.	6,601	Vice President
Lane Bryant, Inc.	6,602	Vice President
Lane Bryant #6603, LLC	6,603	Vice President
Lane Bryant #6606, lLC	6,606	Vice President
Lane Bryant, Inc.	6,607	Vice President
Lane Bryant, Inc.	6,611	Vice President
Lane Bryant, Inc.	6,614	Vice President
Lane Bryant, Inc.	6,615	Vice President
Lane Bryant #6617, LLC	6,617	Vice President
Lane Bryant 6618, LLC	6,618	Vice President
Lane Bryant, Inc.	6,620	Vice President
Lane Bryant #6623, Inc.	6,623	Vice President
Lane Bryant 6625, Inc.	6,625	Vice President
Lane Bryant, Inc.	6,626	Vice President
Lane Bryant, Inc.	6,628	Vice President
Lane Bryant, Inc.	6,629	Vice President
Lane Bryant, Inc.	6,630	Vice President
Lane Bryant, Inc.	6,635	Vice President
Lane Bryant #6637, LLC	6,637	Vice President
Lane Bryant, Inc.	6,639	Vice President
Lane Bryant, Inc.	6,643	Vice President
Lane Bryant #6644, LLC	6,644	Vice President
Lane Bryant #6646, LLC	6,646	Vice President
Lane Bryant, Inc.	6,648	Vice President
Lane Bryant, Inc.	6,650	Vice President

Lane Bryant #6651, LLC	6,651	Vice President
Lane Bryant #6652, LLC	6,652	Vice President
Lane Bryant, Inc.	6,653	Vice President
Lane Bryant, Inc.	6,654	Vice President
Lane Bryant #6655, LLC	6,655	Vice President
Lane Bryant #6657, LLC	6,657	Vice President
Lane Bryant #6658, LLC	6,658	Vice President
Lane Bryant #6659, LLC	6,659	Vice President
Lane Bryant 6662, Inc.	6,662	Vice President
Lane Bryant #6666 of Poughkeepsie, LLC	6,666	Vice President
Lane bryant #6668, LLC	6,668	Vice President
Lane Bryant, Inc.	6,669	Vice President
Lane Bryant #6671, LLC	6,671	Vice President
Lane Bryant, Inc.	6,673	Vice President
Lane Bryant #6674, LLC	6,674	Vice President
Lane Bryant, Inc.	6,675	Vice President
Lane Bryant, Inc.	6,676	Vice President
Lane Bryant, Inc.	6,678	Vice President
Lane Bryant #6679, LLC	6,679	Vice President
Lane Bryant #6680, LLC	6,680	Vice President
Lane Bryant #6681, LLC	6,681	Vice President
Lane Bryant #6682, LLC	6,682	Vice President
Lane Bryant 6684, LLC	6,684	Vice President
Lane bryant #6685, LLC	6,685	Vice President
Lane Bryant #6686, LLC	6,686	Vice President
Lane Bryant 6688, Inc.	6,688	Vice President
Lane Bryant #6690, LLC	6,690	Vice President
Lane Bryant #6692, LLC	6,692	Vice President
Lane Bryant, Inc.	6,694	Vice President
Lane Bryant #6696, LLC	6,696	Vice President
Lane Bryant, Inc.	6,698	Vice President
Lane Bryant #6699, LLC	6,699	Vice President
Lane Bryant 6701, Inc.	6,701	Vice President
Lane Bryant, Inc.	6,702	Vice President
Lane Bryant #6703, LLC	6,703	Vice President
Lane Bryant #6704, LLC	6,704	Vice President
Lane Bryant, Inc.	6,705	Vice President
Lane Bryant #6708, LLC	6,708	Vice President
Lane Bryant #6709, LLC	6,709	Vice President
Lane Bryant #6710, LLC	6,710	Vice President
Lane Bryant #6711, LLC	6,711	Vice President
Lane Bryant, Inc.	6,712	Vice President
Lane Bryant #6721, LLC	6,721	Vice President
Lane Bryant 6722, Inc.	6,722	Vice President
Lane Bryant, Inc.	6,723	Vice President
Lane Bryant #6725, LLC	6,725	Vice President
Lane Bryant, Inc.	6,727	Vice President
Lane Bryant, Inc.	6,730	Vice President
Lane Bryant, Inc.	6,732	Vice President
Lane Bryant #6740, LLC	6,740	Vice President

Lane Bryant #6741, LLC	6,741	Vice President
Lane Bryant, Inc.	6,742	Vice President
Lane Bryant #6743, LLC	6,743	Vice President
Lane Bryant #6745, LLC	6,745	Vice President
Lane Bryant #6746, Inc.	6,746	Vice President
Lane Bryant, Inc.	6,748	Vice President
Lane Bryant #6750 of East Northport, LLC	6,750	Vice President
Lane Bryant, Inc.	6,751	Vice President
Lane Bryant, Inc.	6,753	Vice President
Lane Bryant #6756, LLC	6,756	Vice President
Lane Bryant, Inc.	6,757	Vice President
Lane Bryant #6758, LLC	6,758	Vice President
Lane Bryant #6759, LLC	6,759	Vice President
Lane Bryant #6760, LLC	6,760	Vice President
Lane Bryant #6763, LLC	6,763	Vice President
Lane Bryant, Inc.	6,764	Vice President
Lane Bryant #6765, LLC	6,765	Vice President
Lane Bryant #6766, LLC	6,766	Vice President
Lane Bryant #6767, LLC	6,767	Vice President
Lane Bryant #6771, LLC	6,771	Vice President
Lane Bryant #6772, LLC	6,772	Vice President
Lane Bryant #6773, LLC	6,773	Vice President
Lane Bryant, Inc.	6,775	Vice President
Lane Bryant, Inc.	6,776	Vice President
Lane Bryant, Inc.	6,777	Vice President
Lane Bryant #6778, LLC	6,778	Vice President
Lane Bryant #6782, LLC	6,782	Vice President
Lane Bryant 6785, Inc.	6,785	Vice President
Lane Bryant #6786, LLC	6,786	Vice President
Lane Bryant, Inc.	6,787	Vice President
Lane Bryant #6788, LLC	6,788	Vice President
Lane Bryant 6789, Inc.	6,789	Vice President
Lane Bryant, Inc.	6,791	Vice President
Lane Bryant #6792 of Brooklyn, LLC	6,792	Vice President
Lane Bryant #6794, Inc.	6,794	Vice President
Lane Bryant #6796, LLC	6,796	Vice President
Lane Bryant #6804, LLC	6,804	Vice President
Lane Bryant, Inc.	6,806	Vice President
Lane Bryant #6808, LLC	6,808	Vice President
Lane Bryant #6809, LLC	6,809	Vice President
Lane Bryant, Inc.	6,810	Vice President
Lane Bryant, Inc.	6,811	Vice President
Lane Bryant #6812, LLC	6,812	Vice President
Lane Bryant, Inc.	6,814	Vice President
Lane Bryant #6817 of Buffalo, LLC	6,817	Vice President
Lane Bryant, Inc.	6,818	Vice President
Lane Bryant, Inc.	6,819	Vice President
Lane Bryant, Inc.	6,820	Vice President
Lane Bryant, Inc.	6,822	Vice President
Lane Bryant #6823, LLC	6,823	Vice President

Lane Bryant, Inc.	6,824	Vice President
Lane Bryant, Inc.	6,825	Vice President
Lane Bryant, Inc.	6,826	Vice President
Lane Bryant, Inc.	6,827	Vice President
Lane Bryant #6828 of Middletown, LLC	6,828	Vice President
Lane Bryant, Inc.	6,831	Vice President
Lane Bryant #6832, LLC	6,832	Vice President
Lane Bryant #6833, LLC	6,833	Vice President
Lane Bryant, Inc.	6,839	Vice President
Lane Bryant, Inc.	6,842	Vice President
Lane Bryant, Inc.	6,847	Vice President
Lane Bryant, Inc.	6,849	Vice President
Lane Bryant, Inc.	6,851	Vice President
Lane Bryant #6853, LLC	6,853	Vice President
Lane Bryant #6854, LLC	6,854	Vice President
Lane Bryant #6856, LLC	6,856	Vice President
Lane Bryant, Inc.	6,857	Vice President
Lane Bryant #6859, Inc.	6,859	Vice President
Lane Bryant 6861, Inc.	6,861	Vice President
Lane Bryant, Inc.	6,863	Vice President
Lane Bryant #6864, LLC	6,864	Vice President
Lane Bryant, Inc.	6,865	Vice President
Lane Bryant, Inc.	6,868	Vice President
Lane Bryant, Inc.	6,871	Vice President
Lane Bryant, Inc.	6,874	Vice President
Lane Bryant #6875, LLC	6,875	Vice President
Lane Bryant 6878, LLC	6,878	Vice President
Lane Bryant #6879, LLC	6,879	Vice President
Lane Bryant #6882, LLC	6,882	Vice President
Lane Bryant #6883, LLC	6,883	Vice President
Lane Bryant, Inc.	6,888	Vice President
Lane Bryant 6889, Inc.	6,889	Vice President
Lane Bryant #6891, LLC	6,891	Vice President
Lane Bryant #6892, LLC	6,892	Vice President
Lane Bryant 6894, Inc.	6,894	Vice President
Lane Bryant #6895, LLC	6,895	Vice President
Lane Bryant #6896, LLC	6,896	Vice President
Lane Bryant #6899, LLC	6,899	Vice President
Lane Bryant, Inc.	6,900	Vice President
Lane Bryant #6901, LLC	6,901	Vice President
Lane Bryant, Inc.	6,902	Vice President
Lane Bryant #6905, LLC	6,905	Vice President
Lane Bryant, Inc.	6,906	Vice President
Lane Bryant #6907, Inc.	6,907	Vice President
Lane Bryant #6910 of Bayside, LLC	6,910	Vice President
Lane Bryant, Inc.	6,912	Vice President
Lane Bryant, Inc.	6,913	Vice President
Lane Bryant #6915, LLC	6,915	Vice President
Lane Bryant, Inc.	6,916	Vice President
Lane Bryant, Inc.	6,917	Vice President

Lane Bryant 6918, Inc.	6,918	Vice President
Lane Bryant 6919, Inc.	6,919	Vice President
Lane Bryant, Inc.	6,920	Vice President
Lane Bryant, Inc.	6,925	Vice President
Lane Bryant, Inc.	6,926	Vice President
Lane Bryant 6927, Inc.	6,927	Vice President
Lane Bryant #6931, LLC	6,931	Vice President
Lane Bryant #6933, LLC	6,933	Vice President
Lane Bryant, Inc.	6,934	Vice President
Lane Bryant #6936, LLC	6,936	Vice President
Lane Bryant #6937, LLC	6,937	Vice President
Lane Bryant, Inc.	6,938	Vice President
Lane Bryant #6939, LLC	6,939	Vice President
Lane Bryant, Inc.	6,940	Vice President
Lane Bryant #6943, LLC	6,943	Vice President
Lane Bryant #6945 of Henrietta, LLC	6,945	Vice President
Lane Bryant/Cacique #6948, LLC	6,948	Vice President
Lane Bryant, Inc.	6,950	Vice President
Lane Bryant, Inc.	6,951	Vice President
Lane Bryant, Inc.	6,953	Vice President
Lane Bryant, Inc.	6,954	Vice President
Lane Bryant #6955, LLC	6,955	Vice President
Lane Bryant #6957, LLC	6,957	Vice President
Lane Bryant, Inc.	6,958	Vice President
Lane Bryant #6960, LLC	6,960	Vice President
Lane Bryant #6962 of Valley Stream, LLC	6,962	Vice President
Lane Bryant/Cacique #6963 of West Nyack, LLC	6,963	Vice President
Lane Bryant, Inc.	6,964	Vice President
Lane Bryant 6966, Inc.	6,966	Vice President
Lane Bryant #6968, LLC	6,968	Vice President
Lane Bryant, Inc.	6,970	Vice President
Lane Bryant #6974, LLC	6,974	Vice President
Lane Bryant, Inc.	6,976	Vice President
Lane Bryant, Inc.	6,977	Vice President
Lane Bryant, Inc.	6,978	Vice President
Lane Bryant, Inc.	6,979	Vice President
Lane Bryant, Inc.	6,980	Vice President
Lane Bryant, Inc.	6,981	Vice President
Fashion Bug Plus #8047, Inc.	8,047	Vice President
Fashion Bug Plus #8048, Inc.	8,048	Vice President
Fashion Bug Plus #8060, Inc.	8,060	Vice President
Fashion Bug Plus #8062, Inc.	8,062	Vice President
Fashion Bug Plus #8067, Inc.	8,067	Vice President
Fashion Bug Plus #8078, Inc.	8,078	Vice President

SCHEDULE 1.93B

COLIN D. STERN
CATHERINES C.S.A.C., INC. (DE)	Vice President
CHARMING SHOPPES INTERACTIVE, INC. (DE)	Vice President
C.S.A.C., INC. (DE)	Vice President
C.S.F. CORP. (DE)	Vice President
CSGC, INC. (OH)	Vice President
FBGC, INC. (OH)	Vice President

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

See attached SCHEDULE 5.4(e)
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Investment Accounts

Obligor	Intermediary	Account #
CS Investment Company	*	*
CS Investment Company	*	*
CS Investment Company	*	*

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

SCHEDULE 6.3
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Deposit Accounts and Merchant Payment Arrangements

CHARMING SHOPPES INC. CORPORATE AND STORE DEPOSITORY BANK ACCOUNT SCHEDULE
Last Update: July 07, 2011
Corporate Bank Account Schedule
Bank	Entity	Account	Block Account	Description	Miscellaneous Comments	Account
Identification	Account Title/Caption	Number	Y {Yes} - N {No}	Account Type	Account Activity Description	Structure

CATHERINES, INC.
*	Catherines, Inc.	*	N	U.S. Customs	ACH Activity	ZBA to Parent
*	Catherines, Inc.	*	N	Physical Checking	Vendor Payments	ZBA to Parent
*	Catherines of California, Inc.	*	N	Physical Checking	U.S. Patent & Trademark Payments/Fees	Stand-Alone
*
CHARITY ACCOUNTS		*
*	CSI Relief Fund	*	N	Physical Checking	Accepts Donations and Distributes Funds	Stand-Alone
*	CSI Charities, Inc.	*	N	Parent Account - Checking	Vendor Payments	Stand-Alone
*	CSI Charities, Inc.	*	N	Money Market Account	Investment Activity	Stand-Alone
*
CHARMING SHOPPES OF DELAWARE AND HOLDING		*
*	Charming Shoppes of DE., Inc.	*	N	Primary Operating/Parent Account	Primary Operating	Primary ZBA Parent
*	Charming Shoppes of DE., Inc.	*	Y	Block Account	Concentration/All Credit Card/Misc. Cash Inflow	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	N	U.S. Customs	ACH Activity	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	N	Physical Checking/Map.	Controlled Disbursement/ZBA	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	N	Physical Checking/Mdse.	Controlled Disbursement/ZBA	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	N	Physical Checking/Payroll	Controlled Disbursement/ZBA	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	Y	Physical Deposits/Deposits	Remote Deposit	ZBA to Block
*	Charming Shoppes of DE., Inc.	*	N	Physical Checking/Worker Comp	Controlled Disbursement/ZBA	Stand-Alone
*	Catherines C.S.A.C., Inc.	*	N	Parent Account	DE Maintained/Internal Funds Only-Book Transfer	Stand-Alone
*	Catherines, C.S.I.C., Inc.	*	N	Parent Account	DE Maintained/Internal Funds Only-Book Transfer	Stand-Alone
*	C.S.A.C., Inc.	*	N	Parent Account	DE Maintained/Internal Funds Only-Book Transfer	Stand-Alone
*	C.S.I.C., Inc.	*	N	Parent Account	DE Maintained/Internal Funds Only-Book Transfer	Stand-Alone

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

*	C.S.F., Corp.	*	N	Parent Account	DE Maintained/Internal Funds Only-Book Transfer	Stand-Alone
*	FSHC, Inc.	*	N	Parent Account	Book - Wire Transfer Activity	Stand-Alone
*	PSTM, Inc.	*	N	Parent Account	U.S. Patent and Tradmark Payments	Stand-Alone
*	CSGC, Inc.	*	N	Parent Account	Gift Card and Gift Certificate Liabilities	Stand-Alone
*	Charming Shoppes of DE., Inc.	*	N	Physical Checking	Comp. Mgmt./Ohio Workers Comp	ZBA to Parent
*	Charming Shoppes of DE., Inc.	*	N	Mdse/Return Check Prog.	Store Physical Check Return Item Mdse. Acct.	Stand-Alone
*	Charming Shoppes of DE., Inc.	*	N	Chrg/Return Check Prog.	StorePhysical Check Return Item Charge Acct.	Stand-Alone
*
FB DISTRO DISTRIBUTION CENTER, LLC		*
*	FB Distro Distribution Center, LLC	*	N	Physical Checking	Mortgage Account	ZBA to Parent
*
FIGI'S INC.		*
*	Figi's Inc.	*	Y	Demand Deposit Account	Depository/Concentration - Figi's	Stand-Alone
*	Figi's Inc.	*	N	Demand Deposit Account	Remote Deposit	Sweep to 813 Block
*	Figi's Inc.	*	N	Physical Checking	Merchandise Accounts Payable	ZBA to Parent
*	Figi's Inc.	*	N	Physical Checking	Credit Balance Refund	ZBA to Parent
*
INSURANCE ACCOUNTS		*
*	Charming Shoppes/National Union Fire	*	N	Trust Account	Pledged to workers comp carrier	Custodian Trust
*	Charming Shoppes/National Union Fire	*	N	Trust Account	Pledged to workers comp carrier	Custodian Trust
*	CS Insurance/National Union Fire Ins	*	N	Trust Account	Pledged to workers comp carrier	Custodian Trust
*	CS Insurance/National Union Fire Ins	*	N	Trust Account	Pledged to workers comp carrier	Custodian Trust
*
INVESTMENT ACCOUNTS		*
*	CS Investment Company	*	Y	Investment Account	Collatoral acct re Bankers' Acceptance program	Investment Account
*	CS Investment Company	*	Y	Investment Account	Commercial Paper & Time Deposits	Investment Account
*	KS Investment Company	*	Y	Investment Account	Commercial Paper & Time Deposits	Investment Account
*	CS Investment Company	*	Y	Investment Account	Commercial Paper & Time Deposits	Investment Account
*
LANE BRYANT ACCOUNTS		*
*	Lane Bryant Purchasing Corp.	*	N	Physical Checking	U.S. Patent & Trademark Payments/Fees	Stand-Alone
*	Lane Bryant, Inc.	*	N	Physical Checking	Merchandise Accounts Payable	ZBA to Parent
*	Lane Bryant Purchasing Corp.	*	N	U.S. Customs	ACH Activity	ZBA to Parent
*
OUTLETS		*

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

*	Outlet Division Management Co., Inc.	*	N	U.S. Customs	ACH Activity	ZBA to Parent
*	Outlet Division Management Co., Inc.	*	N	Physical Checking/Mdse.	Controlled Disbursement/ZBA	ZBA to Parent
*
SONSI, INC.		*
*	Sonsi, Inc.	*	N	Parent Account	Ecommerce Company	Stand-Alone

Store Depository Bank Account Schedule
STORE LOCATION NUMBER	BANKING INSTITUTION	BANK ACCOUNT NUMBER	ACCOUNT STRUCTURE	ACCOUNT DESCRIPTION	DEBIT TYPE
4	*	*	Consolidated Account	DDA Account	ACH Debit
23	*	*	Consolidated Account	DDA Checking	ACH Debit
39	*	*	Consolidated Account	DDA Checking	ACH Debit
46	*	*	Consolidated Account	DDA Checking	ACH Debit
50	*	*	Consolidated Account	DDA Checking	Sweep Account
54	*	*	Stand-Alone Account	Business Checking	ACH Debit
55	*	*	Consolidated Account	DDA Checking	ACH Debit
62	*	*	Consolidated Account	DDA Checking	ACH Debit
71	*	*	Stand-Alone Account	Business Checking	ACH Debit
78	*	*	Consolidated Account	DDA Checking	ACH Debit
82	*	*	Consolidated Account	DDA Checking	Sweep Account
84	*	*	Consolidated Account	DDA Checking	ACH Debit
87	*	*	Consolidated Account	DDA Checking	ACH Debit
88	*	*	Consolidated Account	DDA Checking	ACH Debit
91	*	*	Consolidated Account	DDA Checking	ACH Debit
94	*	*	Consolidated Account	DDA Checking	ACH Debit
105	*	*	Consolidated Account	DDA Checking	ACH Debit
108	*	*	Consolidated Account	DDA Checking	ACH Debit
121	*	*	Consolidated Account	DDA Checking	ACH Debit
125	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

126	*	*	Consolidated Account	DDA Checking	ACH Debit
134	*	*	Consolidated Account	DDA Checking	ACH Debit
143	*	*	Consolidated Account	DDA Checking	ACH Debit
144	*	*	Consolidated Account	DDA Checking	ACH Debit
146	*	*	Consolidated Account	DDA Checking	ACH Debit
147	*	*	Consolidated Account	DDA Checking	ACH Debit
155	*	*	Consolidated Account	DDA Checking	ACH Debit
157	*	*	Consolidated Account	DDA Checking	ACH Debit
164	*	*	Consolidated Account	DDA Checking	ACH Debit
165	*	*	Consolidated Account	DDA Checking	ACH Debit
170	*	*	Consolidated Account	DDA Checking	ACH Debit
173	*	*	Consolidated Account	DDA Checking	ACH Debit
185	*	*	Stand-Alone Account	Business Checking	ACH Debit
187	*	*	Consolidated Account	DDA Checking	Sweep Account
197	*	*	Consolidated Account	DDA Checking	ACH Debit
203	*	*	Consolidated Account	DDA Checking	Sweep Account
205	*	*	Consolidated Account	DDA Checking	Sweep Account
208	*	*	Consolidated Account	DDA Checking	ACH Debit
213	*	*	Consolidated Account	DDA Checking	ACH Debit
218	*	*	Consolidated Account	DDA Checking	ACH Debit
220	*	*	Consolidated Account	DDA Checking	ACH Debit
226	*	*	Consolidated Account	DDA Checking	ACH Debit
232	*	*	Consolidated Account	DDA Checking	ACH Debit
234	*	*	Consolidated Account	DDA Checking	ACH Debit
239	*	*	Stand-Alone Account	Business Checking	ACH Debit
246	*	*	Consolidated Account	DDA Checking	ACH Debit
259	*	*	Consolidated Account	DDA Checking	ACH Debit
269	*	*	Consolidated Account	DDA Checking	ACH Debit
282	*	*	Stand-Alone Account	Business Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

315	*	*	Stand-Alone Account	Business Checking	ACH Debit
320	*	*	Consolidated Account	DDA Checking	ACH Debit
328	*	*	Consolidated Account	DDA Checking	ACH Debit
333	*	*	Consolidated Account	DDA Checking	ACH Debit
344	*	*	Consolidated Account	DDA Checking	Sweep Account
362	*	*	Consolidated Account	DDA Checking	Sweep Account
364	*	*	Consolidated Account	DDA Checking	ACH Debit
365	*	*	Consolidated Account	DDA Checking	ACH Debit
366	*	*	Consolidated Account	DDA Checking	ACH Debit
369	*	*	Consolidated Account	DDA Checking	Sweep Account
370	*	*	Consolidated Account	DDA Checking	Sweep Account
374	*	*	Consolidated Account	DDA Checking	ACH Debit
379	*	*	Stand-Alone Account	Business Checking	ACH Debit
381	*	*	Consolidated Account	DDA Checking	ACH Debit
382	*	*	Stand-Alone Account	Business Checking	ACH Debit
389	*	*	Consolidated Account	DDA Checking	ACH Debit
391	*	*	Consolidated Account	DDA Checking	ACH Debit
400	*	*	Consolidated Account	DDA Checking	ACH Debit
409	*	*	Consolidated Account	DDA Checking	ACH Debit
410	*	*	Consolidated Account	DDA Checking	ACH Debit
418	*	*	Consolidated Account	DDA Checking	Sweep Account
419	*	*	Consolidated Account	DDA Checking	ACH Debit
420	*	*	Consolidated Account	DDA Checking	ACH Debit
422	*	*	Stand-Alone Account	Business Checking	ACH Debit
423	*	*	Consolidated Account	DDA Checking	ACH Debit
427	*	*	Consolidated Account	DDA Checking	Sweep Account
431	*	*	Stand-Alone Account	Business Checking	ACH Debit
432	*	*	Consolidated Account	DDA Checking	Sweep Account
437	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

444	*	*	Consolidated Account	DDA Checking	Sweep Account
446	*	*	Consolidated Account	DDA Checking	Sweep Account
454	*	*	Consolidated Account	DDA Checking	ACH Debit
455	*	*	Consolidated Account	DDA Checking	ACH Debit
464	*	*	Consolidated Account	DDA Checking	Sweep Account
469	*	*	Consolidated Account	DDA Checking	ACH Debit
471	*	*	Consolidated Account	DDA Checking	ACH Debit
472	*	*	Stand-Alone Account	Business Checking	ACH Debit
475	*	*	Consolidated Account	DDA Checking	ACH Debit
477	*	*	Consolidated Account	DDA Checking	ACH Debit
479	*	*	Consolidated Account	DDA Checking	ACH Debit
482	*	*	Consolidated Account	DDA Checking	ACH Debit
497	*	*	Consolidated Account	DDA Checking	Sweep Account
498	*	*	Consolidated Account	DDA Checking	ACH Debit
500	*	*	Consolidated Account	DDA Checking	ACH Debit
508	*	*	Consolidated Account	DDA Checking	ACH Debit
509	*	*	Consolidated Account	DDA Checking	ACH Debit
510	*	*	Consolidated Account	DDA Checking	ACH Debit
520	*	*	Consolidated Account	DDA Checking	ACH Debit
521	*	*	Consolidated Account	DDA Checking	ACH Debit
522	*	*	Consolidated Account	DDA Checking	Sweep Account
523	*	*	Stand-Alone Account	Business Checking	ACH Debit
525	*	*	Stand-Alone Account	Business Checking	ACH Debit
531	*	*	Consolidated Account	DDA Checking	ACH Debit
532	*	*	Consolidated Account	DDA Checking	ACH Debit
536	*	*	Consolidated Account	DDA Checking	Sweep Account
539	*	*	Consolidated Account	DDA Checking	ACH Debit
546	*	*	Consolidated Account	DDA Checking	ACH Debit
550	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

553	*	*	Consolidated Account	DDA Checking	ACH Debit
562	*	*	Consolidated Account	DDA Checking	ACH Debit
564	*	*	Consolidated Account	DDA Checking	ACH Debit
566	*	*	Consolidated Account	DDA Checking	ACH Debit
574	*	*	Consolidated Account	DDA Checking	ACH Debit
575	*	*	Consolidated Account	DDA Checking	ACH Debit
576	*	*	Consolidated Account	DDA Checking	Sweep Account
580	*	*	Consolidated Account	DDA Checking	ACH Debit
586	*	*	Consolidated Account	DDA Checking	ACH Debit
593	*	*	Consolidated Account	DDA Checking	ACH Debit
594	*	*	Consolidated Account	DDA Checking	Sweep Account
612	*	*	Consolidated Account	DDA Checking	ACH Debit
617	*	*	Consolidated Account	DDA Checking	ACH Debit
622	*	*	Consolidated Account	DDA Checking	ACH Debit
627	*	*	Consolidated Account	DDA Checking	ACH Debit
636	*	*	Consolidated Account	DDA Checking	ACH Debit
642	*	*	Consolidated Account	DDA Checking	ACH Debit
643	*	*	Consolidated Account	DDA Checking	ACH Debit
645	*	*	Consolidated Account	DDA Checking	Sweep Account
653	*	*	Consolidated Account	DDA Checking	ACH Debit
658	*	*	Stand-Alone Account	Business Checking	ACH Debit
661	*	*	Consolidated Account	DDA Checking	ACH Debit
662	*	*	Consolidated Account	DDA Checking	ACH Debit
663	*	*	Consolidated Account	DDA Checking	ACH Debit
664	*	*	Consolidated Account	DDA Checking	ACH Debit
667	*	*	Consolidated Account	DDA Checking	ACH Debit
670	*	*	Consolidated Account	DDA Checking	Sweep Account
673	*	*	Consolidated Account	DDA Checking	ACH Debit
674	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

676	*	*	Stand-Alone Account	Business Checking	ACH Debit
679	*	*	Consolidated Account	DDA Checking	ACH Debit
687	*	*	Stand-Alone Account	Business Checking	ACH Debit
689	*	*	Consolidated Account	DDA Checking	ACH Debit
693	*	*	Consolidated Account	DDA Checking	ACH Debit
694	*	*	Consolidated Account	DDA Checking	Sweep Account
697	*	*	Consolidated Account	DDA Checking	ACH Debit
719	*	*	Consolidated Account	DDA Checking	ACH Debit
720	*	*	Consolidated Account	DDA Checking	ACH Debit
724	*	*	Consolidated Account	DDA Checking	Sweep Account
732	*	*	Consolidated Account	DDA Checking	ACH Debit
733	*	*	Consolidated Account	DDA Checking	ACH Debit
748	*	*	Consolidated Account	DDA Checking	ACH Debit
756	*	*	Consolidated Account	DDA Checking	ACH Debit
757	*	*	Consolidated Account	DDA Checking	ACH Debit
758	*	*	Consolidated Account	DDA Checking	ACH Debit
759	*	*	Consolidated Account	DDA Checking	ACH Debit
760	*	*	Consolidated Account	DDA Checking	ACH Debit
762	*	*	Consolidated Account	DDA Checking	ACH Debit
766	*	*	Consolidated Account	DDA Checking	ACH Debit
769	*	*	Consolidated Account	DDA Checking	ACH Debit
772	*	*	Consolidated Account	DDA Checking	ACH Debit
775	*	*	Consolidated Account	DDA Checking	ACH Debit
787	*	*	Consolidated Account	DDA Checking	Sweep Account
788	*	*	Consolidated Account	DDA Checking	ACH Debit
797	*	*	Stand-Alone Account	Business Checking	ACH Debit
799	*	*	Consolidated Account	DDA Checking	ACH Debit
807	*	*	Stand-Alone Account	Business Checking	ACH Debit
834	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

867	*	*	Consolidated Account	DDA Checking	ACH Debit
932	*	*	Consolidated Account	DDA Checking	ACH Debit
939	*	*	Stand-Alone Account	Business Checking	ACH Debit
2004	*	*	Consolidated Account	DDA Checking	ACH Debit
2006	*	*	Consolidated Account	DDA Checking	ACH Debit
2011	*	*	Consolidated Account	DDA Checking	ACH Debit
2015	*	*	Consolidated Account	DDA Checking	ACH Debit
2023	*	*	Consolidated Account	DDA Checking	ACH Debit
2027	*	*	Stand-Alone Account	Business Checking	ACH Debit
2029	*	*	Consolidated Account	DDA Checking	Sweep Account
2030	*	*	Consolidated Account	DDA Checking	ACH Debit
2032	*	*	Consolidated Account	DDA Checking	ACH Debit
2034	*	*	Consolidated Account	DDA Checking	ACH Debit
2036	*	*	Consolidated Account	DDA Checking	ACH Debit
2043	*	*	Consolidated Account	DDA Checking	ACH Debit
2045	*	*	Consolidated Account	DDA Checking	ACH Debit
2047	*	*	Consolidated Account	DDA Checking	ACH Debit
2049	*	*	Consolidated Account	DDA Checking	ACH Debit
2050	*	*	Consolidated Account	DDA Checking	ACH Debit
2051	*	*	Consolidated Account	DDA Checking	ACH Debit
2052	*	*	Consolidated Account	DDA Checking	ACH Debit
2053	*	*	Consolidated Account	DDA Checking	Sweep Account
2063	*	*	Stand-Alone Account	Business Checking	ACH Debit
2070	*	*	Stand-Alone Account	Business Checking	ACH Debit
2072	*	*	Consolidated Account	DDA Checking	ACH Debit
2074	*	*	Consolidated Account	DDA Checking	ACH Debit
2077	*	*	Consolidated Account	DDA Checking	ACH Debit
2079	*	*	Consolidated Account	DDA Checking	ACH Debit
2080	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2081	*	*	Consolidated Account	DDA Checking	ACH Debit
2084	*	*	Consolidated Account	DDA Checking	ACH Debit
2085	*	*	Consolidated Account	DDA Checking	ACH Debit
2086	*	*	Consolidated Account	DDA Checking	ACH Debit
2088	*	*	Stand-Alone Account	Business Checking	ACH Debit
2090	*	*	Consolidated Account	DDA Checking	ACH Debit
2093	*	*	Consolidated Account	DDA Checking	ACH Debit
2096	*	*	Stand-Alone Account	Business Checking	ACH Debit
2100	*	*	Consolidated Account	DDA Checking	ACH Debit
2102	*	*	Consolidated Account	DDA Checking	Sweep Account
2103	*	*	Consolidated Account	DDA Checking	Sweep Account
2119	*	*	Consolidated Account	DDA Checking	ACH Debit
2120	*	*	Consolidated Account	DDA Checking	ACH Debit
2121	*	*	Consolidated Account	DDA Checking	ACH Debit
2123	*	*	Stand-Alone Account	Business Checking	ACH Debit
2124	*	*	Consolidated Account	DDA Checking	ACH Debit
2125	*	*	Consolidated Account	DDA Checking	ACH Debit
2126	*	*	Consolidated Account	DDA Checking	ACH Debit
2129	*	*	Consolidated Account	DDA Checking	ACH Debit
2131	*	*	Consolidated Account	DDA Checking	ACH Debit
2133	*	*	Consolidated Account	DDA Checking	ACH Debit
2134	*	*	Consolidated Account	DDA Checking	ACH Debit
2139	*	*	Consolidated Account	DDA Checking	Sweep Account
2148	*	*	Consolidated Account	DDA Checking	ACH Debit
2149	*	*	Consolidated Account	DDA Checking	Sweep Account
2150	*	*	Consolidated Account	DDA Checking	ACH Debit
2151	*	*	Consolidated Account	DDA Checking	ACH Debit
2154	*	*	Consolidated Account	DDA Checking	ACH Debit
2157	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2158	*	*	Consolidated Account	DDA Checking	ACH Debit
2162	*	*	Consolidated Account	DDA Checking	ACH Debit
2169	*	*	Consolidated Account	DDA Checking	Sweep Account
2170	*	*	Consolidated Account	DDA Checking	ACH Debit
2173	*	*	Stand-Alone Account	Business Checking	ACH Debit

2174	*	*	Consolidated Account	DDA Checking	ACH Debit
2175	*	*	Consolidated Account	DDA Checking	ACH Debit
2181	*	*	Consolidated Account	DDA Checking	Sweep Account
2183	*	*	Consolidated Account	DDA Checking	ACH Debit
2184	*	*	Consolidated Account	DDA Checking	ACH Debit
2186	*	*	Consolidated Account	DDA Checking	ACH Debit
2187	*	*	Stand-Alone Account	Business Checking	ACH Debit
2189	*	*	Consolidated Account	DDA Checking	ACH Debit
2190	*	*	Consolidated Account	DDA Checking	ACH Debit
2192	*	*	Consolidated Account	DDA Checking	ACH Debit
2193	*	*	Consolidated Account	DDA Checking	ACH Debit
2194	*	*	Stand-Alone Account	Business Checking	ACH Debit
2195	*	*	Stand-Alone Account	Business Checking	ACH Debit
2196	*	*	Consolidated Account	DDA Checking	ACH Debit
2199	*	*	Consolidated Account	DDA Checking	ACH Debit
2203	*	*	Consolidated Account	DDA Checking	Sweep Account
2204	*	*	Stand-Alone Account	Business Checking	ACH Debit
2210	*	*	Consolidated Account	DDA Checking	Sweep Account
2214	*	*	Consolidated Account	DDA Checking	ACH Debit
2215	*	*	Consolidated Account	DDA Checking	ACH Debit
2231	*	*	Consolidated Account	DDA Checking	ACH Debit
2232	*	*	Consolidated Account	DDA Checking	ACH Debit
2237	*	*	Consolidated Account	DDA Checking	ACH Debit
2238	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2239	*	*	Consolidated Account	DDA Checking	Sweep Account
2240	*	*	Consolidated Account	DDA Checking	ACH Debit
2242	*	*	Consolidated Account	DDA Checking	ACH Debit
2243	*	*	Consolidated Account	DDA Checking	Sweep Account
2244	*	*	Consolidated Account	DDA Checking	ACH Debit
2245	*	*	Consolidated Account	DDA Checking	ACH Debit
2247	*	*	Consolidated Account	DDA Checking	ACH Debit
2249	*	*	Consolidated Account	DDA Checking	ACH Debit
2254	*	*	Consolidated Account	DDA Checking	ACH Debit
2255	*	*	Consolidated Account	DDA Checking	ACH Debit
2257	*	*	Stand-Alone Account	Business Checking	ACH Debit
2258	*	*	Stand-Alone Account	Business Checking	ACH Debit
2260	*	*	Consolidated Account	DDA Checking	ACH Debit
2279	*	*	Consolidated Account	DDA Checking	ACH Debit
2289	*	*	Consolidated Account	DDA Checking	ACH Debit
2290	*	*	Consolidated Account	DDA Checking	Sweep Account
2291	*	*	Consolidated Account	DDA Checking	ACH Debit
2293	*	*	Consolidated Account	DDA Checking	ACH Debit
2305	*	*	Stand-Alone Account	Business Checking	ACH Debit
2313	*	*	Consolidated Account	DDA Checking	ACH Debit
2314	*	*	Consolidated Account	DDA Checking	ACH Debit
2315	*	*	Consolidated Account	DDA Checking	ACH Debit
2325	*	*	Consolidated Account	DDA Checking	ACH Debit
2326	*	*	Consolidated Account	DDA Checking	ACH Debit
2328	*	*	Consolidated Account	DDA Checking	ACH Debit
2335	*	*	Consolidated Account	DDA Checking	Sweep Account
2337	*	*	Consolidated Account	DDA Checking	ACH Debit
2339	*	*	Consolidated Account	DDA Checking	ACH Debit
2343	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2345	*	*	Consolidated Account	DDA Checking	ACH Debit
2347	*	*	Consolidated Account	DDA Checking	Sweep Account
2348	*	*	Consolidated Account	DDA Checking	ACH Debit
2349	*	*	Consolidated Account	DDA Checking	ACH Debit
2350	*	*	Consolidated Account	DDA Checking	ACH Debit
2351	*	*	Consolidated Account	DDA Checking	ACH Debit
2353	*	*	Consolidated Account	DDA Checking	ACH Debit
2354	*	*	Consolidated Account	DDA Checking	ACH Debit
2359	*	*	Consolidated Account	DDA Checking	ACH Debit
2360	*	*	Consolidated Account	DDA Checking	ACH Debit
2364	*	*	Consolidated Account	DDA Checking	ACH Debit
2370	*	*	Consolidated Account	DDA Checking	ACH Debit
2374	*	*	Consolidated Account	DDA Checking	ACH Debit
2375	*	*	Consolidated Account	DDA Checking	ACH Debit
2376	*	*	Consolidated Account	DDA Checking	ACH Debit
2378	*	*	Consolidated Account	DDA Checking	Sweep Account
2384	*	*	Consolidated Account	DDA Checking	ACH Debit
2385	*	*	Consolidated Account	DDA Checking	Sweep Account
2389	*	*	Consolidated Account	DDA Checking	ACH Debit
2394	*	*	Consolidated Account	DDA Checking	ACH Debit
2395	*	*	Consolidated Account	DDA Checking	ACH Debit
2396	*	*	Stand-Alone Account	Business Checking	ACH Debit
2398	*	*	Consolidated Account	DDA Checking	ACH Debit
2399	*	*	Consolidated Account	DDA Checking	ACH Debit
2403	*	*	Consolidated Account	DDA Checking	ACH Debit
2406	*	*	Consolidated Account	DDA Checking	Sweep Account
2409	*	*	Consolidated Account	DDA Checking	ACH Debit
2411	*	*	Stand-Alone Account	Business Checking	ACH Debit
2415	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2416	*	*	Consolidated Account	DDA Checking	ACH Debit
2420	*	*	Consolidated Account	DDA Checking	Sweep Account
2421	*	*	Consolidated Account	DDA Checking	Sweep Account
2424	*	*	Consolidated Account	DDA Checking	ACH Debit
2426	*	*	Consolidated Account	DDA Checking	ACH Debit
2435	*	*	Consolidated Account	DDA Checking	ACH Debit
2437	*	*	Consolidated Account	DDA Checking	ACH Debit
2446	*	*	Consolidated Account	DDA Checking	ACH Debit
2449	*	*	Consolidated Account	DDA Checking	Sweep Account
2455	*	*	Consolidated Account	DDA Checking	ACH Debit
2460	*	*	Consolidated Account	DDA Checking	ACH Debit
2468	*	*	Stand-Alone Account	Business Checking	ACH Debit
2470	*	*	Consolidated Account	DDA Checking	ACH Debit
2472	*	*	Consolidated Account	DDA Checking	Sweep Account
2474	*	*	Consolidated Account	DDA Checking	ACH Debit
2485	*	*	Consolidated Account	DDA Checking	Sweep Account
2488	*	*	Consolidated Account	DDA Checking	ACH Debit
2492	*	*	Consolidated Account	DDA Checking	ACH Debit
2497	*	*	Consolidated Account	DDA Checking	ACH Debit
2505	*	*	Consolidated Account	DDA Checking	ACH Debit
2508	*	*	Consolidated Account	DDA Checking	ACH Debit
2510	*	*	Consolidated Account	DDA Checking	ACH Debit
2511	*	*	Consolidated Account	DDA Checking	ACH Debit
2512	*	*	Consolidated Account	DDA Checking	ACH Debit
2513	*	*	Consolidated Account	DDA Checking	ACH Debit
2524	*	*	Consolidated Account	DDA Checking	Sweep Account
2529	*	*	Consolidated Account	DDA Checking	Sweep Account
2531	*	*	Consolidated Account	DDA Checking	ACH Debit
2533	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2534	*	*	Consolidated Account	DDA Checking	ACH Debit
2542	*	*	Consolidated Account	DDA Checking	ACH Debit
2553	*	*	Consolidated Account	DDA Checking	ACH Debit
2555	*	*	Consolidated Account	DDA Checking	ACH Debit
2556	*	*	Consolidated Account	DDA Checking	ACH Debit
2562	*	*	Stand-Alone Account	Business Checking	ACH Debit
2568	*	*	Consolidated Account	DDA Checking	ACH Debit
2571	*	*	Consolidated Account	DDA Checking	ACH Debit
2574	*	*	Consolidated Account	DDA Checking	ACH Debit
2575	*	*	Consolidated Account	DDA Checking	ACH Debit
2584	*	*	Consolidated Account	DDA Checking	ACH Debit
2585	*	*	Consolidated Account	DDA Checking	Sweep Account
2597	*	*	Consolidated Account	DDA Checking	ACH Debit
2601	*	*	Stand-Alone Account	Business Checking	ACH Debit
2603	*	*	Consolidated Account	DDA Checking	ACH Debit
2604	*	*	Consolidated Account	DDA Checking	ACH Debit
2605	*	*	Consolidated Account	DDA Checking	ACH Debit
2608	*	*	Consolidated Account	DDA Checking	ACH Debit
2610	*	*	Consolidated Account	DDA Checking	ACH Debit
2617	*	*	Consolidated Account	DDA Checking	Sweep Account
2627	*	*	Consolidated Account	DDA Checking	ACH Debit
2635	*	*	Consolidated Account	DDA Checking	ACH Debit
2636	*	*	Consolidated Account	DDA Checking	ACH Debit
2649	*	*	Consolidated Account	DDA Checking	Sweep Account
2663	*	*	Consolidated Account	DDA Checking	ACH Debit
2665	*	*	Consolidated Account	DDA Checking	ACH Debit
2667	*	*	Consolidated Account	DDA Checking	ACH Debit
2671	*	*	Consolidated Account	DDA Checking	ACH Debit
2679	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2680	*	*	Consolidated Account	DDA Checking	ACH Debit
2685	*	*	Consolidated Account	DDA Checking	Sweep Account
2688	*	*	Consolidated Account	DDA Checking	ACH Debit
2689	*	*	Consolidated Account	DDA Checking	ACH Debit
2695	*	*	Consolidated Account	DDA Checking	ACH Debit
2697	*	*	Consolidated Account	DDA Checking	Sweep Account
2700	*	*	Consolidated Account	DDA Checking	ACH Debit
2701	*	*	Consolidated Account	DDA Checking	ACH Debit
2707	*	*	Consolidated Account	DDA Checking	Sweep Account
2708	*	*	Consolidated Account	DDA Checking	ACH Debit
2717	*	*	Consolidated Account	DDA Checking	ACH Debit
2720	*	*	Consolidated Account	DDA Checking	ACH Debit
2722	*	*	Consolidated Account	DDA Checking	ACH Debit
2724	*	*	Consolidated Account	DDA Checking	ACH Debit
2727	*	*	Consolidated Account	DDA Checking	ACH Debit
2729	*	*	Consolidated Account	DDA Checking	ACH Debit
2730	*	*	Consolidated Account	DDA Checking	ACH Debit
2731	*	*	Consolidated Account	DDA Checking	ACH Debit
2733	*	*	Consolidated Account	DDA Checking	Sweep Account
2736	*	*	Consolidated Account	DDA Checking	ACH Debit
2737	*	*	Consolidated Account	DDA Checking	ACH Debit
2738	*	*	Consolidated Account	DDA Checking	ACH Debit
2739	*	*	Consolidated Account	DDA Checking	Sweep Account
2741	*	*	Consolidated Account	DDA Checking	ACH Debit
2749	*	*	Consolidated Account	DDA Checking	ACH Debit
2750	*	*	Consolidated Account	DDA Checking	ACH Debit
2751	*	*	Consolidated Account	DDA Checking	ACH Debit
2767	*	*	Consolidated Account	DDA Checking	ACH Debit
2768	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2775	*	*	Consolidated Account	DDA Checking	ACH Debit
2781	*	*	Consolidated Account	DDA Checking	Sweep Account
2791	*	*	Consolidated Account	DDA Checking	ACH Debit
2794	*	*	Consolidated Account	DDA Checking	ACH Debit
2796	*	*	Consolidated Account	DDA Checking	ACH Debit
2797	*	*	Consolidated Account	DDA Checking	Sweep Account
2807	*	*	Consolidated Account	DDA Checking	ACH Debit
2811	*	*	Consolidated Account	DDA Checking	ACH Debit
2820	*	*	Stand-Alone Account	Business Checking	ACH Debit
2821	*	*	Consolidated Account	DDA Checking	ACH Debit
2829	*	*	Consolidated Account	DDA Checking	ACH Debit
2838	*	*	Consolidated Account	DDA Checking	Sweep Account
2842	*	*	Consolidated Account	DDA Checking	ACH Debit
2844	*	*	Consolidated Account	DDA Checking	ACH Debit
2851	*	*	Consolidated Account	DDA Checking	ACH Debit
2853	*	*	Stand-Alone Account	Business Checking	ACH Debit
2855	*	*	Consolidated Account	DDA Checking	ACH Debit
2857	*	*	Consolidated Account	DDA Checking	ACH Debit
2858	*	*	Consolidated Account	DDA Checking	ACH Debit
2864	*	*	Consolidated Account	DDA Checking	ACH Debit
2868	*	*	Consolidated Account	DDA Checking	ACH Debit
2879	*	*	Consolidated Account	DDA Checking	Sweep Account
2898	*	*	Consolidated Account	DDA Checking	ACH Debit
2905	*	*	Consolidated Account	DDA Checking	ACH Debit
2906	*	*	Consolidated Account	DDA Checking	ACH Debit
2907	*	*	Consolidated Account	DDA Checking	Sweep Account
2909	*	*	Consolidated Account	DDA Checking	ACH Debit
2915	*	*	Consolidated Account	DDA Checking	ACH Debit
2920	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

2924	*	*	Consolidated Account	DDA Checking	ACH Debit
2930	*	*	Consolidated Account	DDA Checking	ACH Debit

2932	*	*	Consolidated Account	DDA Checking	Sweep Account
2941	*	*	Consolidated Account	DDA Checking	ACH Debit
2951	*	*	Consolidated Account	DDA Checking	ACH Debit
2958	*	*	Consolidated Account	DDA Checking	ACH Debit
2959	*	*	Consolidated Account	DDA Checking	ACH Debit
2969	*	*	Consolidated Account	DDA Checking	ACH Debit
2974	*	*	Consolidated Account	DDA Checking	ACH Debit
2978	*	*	Consolidated Account	DDA Checking	ACH Debit
2988	*	*	Consolidated Account	DDA Checking	ACH Debit
2989	*	*	Consolidated Account	DDA Checking	ACH Debit
2995	*	*	Stand-Alone Account	Business Checking	ACH Debit
2998	*	*	Consolidated Account	DDA Checking	Sweep Account
3001	*	*	Consolidated Account	DDA Checking	ACH Debit
3006	*	*	Consolidated Account	DDA Checking	Sweep Account
3011	*	*	Consolidated Account	DDA Checking	ACH Debit
3016	*	*	Consolidated Account	DDA Checking	ACH Debit
3018	*	*	Stand-Alone Account	Business Checking	ACH Debit
3033	*	*	Stand-Alone Account	Business Checking	ACH Debit
3034	*	*	Consolidated Account	DDA Checking	ACH Debit
3040	*	*	Consolidated Account	DDA Checking	ACH Debit
3042	*	*	Consolidated Account	DDA Checking	ACH Debit
3048	*	*	Stand-Alone Account	Business Checking	ACH Debit
3049	*	*	Consolidated Account	DDA Checking	Sweep Account
3050	*	*	Consolidated Account	DDA Checking	Sweep Account
3052	*	*	Stand-Alone Account	Business Checking	ACH Debit
3054	*	*	Consolidated Account	DDA Checking	ACH Debit
3057	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3058	*	*	Consolidated Account	DDA Checking	Sweep Account
3069	*	*	Consolidated Account	DDA Checking	ACH Debit
3079	*	*	Consolidated Account	DDA Checking	Sweep Account
3081	*	*	Stand-Alone Account	Business Checking	ACH Debit
3091	*	*	Stand-Alone Account	Business Checking	ACH Debit
3092	*	*	Consolidated Account	DDA Checking	ACH Debit
3094	*	*	Consolidated Account	DDA Checking	ACH Debit
3099	*	*	Consolidated Account	DDA Checking	Sweep Account
3102	*	*	Stand-Alone Account	Business Checking	ACH Debit
3107	*	*	Consolidated Account	DDA Checking	ACH Debit
3115	*	*	Consolidated Account	DDA Checking	ACH Debit
3116	*	*	Consolidated Account	DDA Checking	ACH Debit
3120	*	*	Consolidated Account	DDA Checking	ACH Debit
3121	*	*	Consolidated Account	DDA Checking	ACH Debit
3122	*	*	Consolidated Account	DDA Checking	ACH Debit
3123	*	*	Consolidated Account	DDA Checking	Sweep Account
3130	*	*	Consolidated Account	DDA Checking	Sweep Account
3131	*	*	Consolidated Account	DDA Checking	ACH Debit
3134	*	*	Consolidated Account	DDA Checking	ACH Debit
3137	*	*	Stand-Alone Account	Business Checking	ACH Debit
3138	*	*	Consolidated Account	DDA Checking	Sweep Account
3139	*	*	Consolidated Account	DDA Checking	ACH Debit
3143	*	*	Stand-Alone Account	Business Checking	ACH Debit
3148	*	*	Consolidated Account	DDA Checking	ACH Debit
3155	*	*	Consolidated Account	DDA Checking	Sweep Account
3159	*	*	Consolidated Account	DDA Checking	Sweep Account
3163	*	*	Consolidated Account	DDA Checking	ACH Debit
3166	*	*	Consolidated Account	DDA Checking	Sweep Account
3170	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3179	*	*	Consolidated Account	DDA Checking	ACH Debit
3187	*	*	Consolidated Account	DDA Checking	Sweep Account
3195	*	*	Consolidated Account	DDA Checking	Sweep Account
3198	*	*	Consolidated Account	DDA Checking	ACH Debit
3199	*	*	Consolidated Account	DDA Checking	Sweep Account
3201	*	*	Consolidated Account	DDA Checking	ACH Debit
3202	*	*	Consolidated Account	DDA Checking	Sweep Account
3203	*	*	Consolidated Account	DDA Checking	ACH Debit
3206	*	*	Consolidated Account	DDA Checking	ACH Debit
3209	*	*	Consolidated Account	DDA Checking	ACH Debit
3210	*	*	Consolidated Account	DDA Checking	Sweep Account
3212	*	*	Consolidated Account	DDA Checking	Sweep Account
3213	*	*	Consolidated Account	DDA Checking	ACH Debit
3215	*	*	Consolidated Account	DDA Checking	Sweep Account
3216	*	*	Consolidated Account	DDA Checking	ACH Debit
3224	*	*	Consolidated Account	DDA Checking	ACH Debit
3225	*	*	Stand-Alone Account	Business Checking	ACH Debit
3226	*	*	Consolidated Account	DDA Checking	Sweep Account
3227	*	*	Consolidated Account	DDA Checking	Sweep Account
3232	*	*	Consolidated Account	DDA Checking	ACH Debit
3234	*	*	Stand-Alone Account	Business Checking	ACH Debit
3235	*	*	Consolidated Account	DDA Checking	ACH Debit
3236	*	*	Consolidated Account	DDA Checking	ACH Debit
3237	*	*	Stand-Alone Account	Business Checking	ACH Debit
3240	*	*	Consolidated Account	DDA Checking	ACH Debit
3243	*	*	Stand-Alone Account	Business Checking	ACH Debit
3246	*	*	Stand-Alone Account	Business Checking	ACH Debit
3251	*	*	Consolidated Account	DDA Checking	ACH Debit
3253	*	*	Stand-Alone Account	Business Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3254	*	*	Consolidated Account	DDA Checking	ACH Debit
3255	*	*	Stand-Alone Account	Business Checking	ACH Debit
3265	*	*	Consolidated Account	DDA Checking	ACH Debit
3267	*	*	Consolidated Account	DDA Checking	Sweep Account
3274	*	*	Consolidated Account	DDA Checking	Sweep Account
3278	*	*	Consolidated Account	DDA Checking	ACH Debit
3280	*	*	Consolidated Account	DDA Checking	ACH Debit
3281	*	*	Consolidated Account	DDA Checking	ACH Debit
3284	*	*	Consolidated Account	DDA Checking	ACH Debit
3288	*	*	Stand-Alone Account	Business Checking	ACH Debit
3289	*	*	Consolidated Account	DDA Checking	ACH Debit
3290	*	*	Consolidated Account	DDA Checking	ACH Debit
3291	*	*	Consolidated Account	DDA Checking	ACH Debit
3292	*	*	Consolidated Account	DDA Checking	ACH Debit
3296	*	*	Consolidated Account	DDA Checking	ACH Debit
3297	*	*	Consolidated Account	DDA Checking	ACH Debit
3299	*	*	Stand-Alone Account	Business Checking	ACH Debit
3301	*	*	Consolidated Account	DDA Checking	ACH Debit
3310	*	*	Consolidated Account	DDA Checking	Sweep Account
3318	*	*	Consolidated Account	DDA Checking	Sweep Account
3319	*	*	Consolidated Account	DDA Checking	ACH Debit
3321	*	*	Consolidated Account	DDA Checking	Sweep Account
3322	*	*	Consolidated Account	DDA Checking	Sweep Account
3332	*	*	Consolidated Account	DDA Checking	Sweep Account
3337	*	*	Consolidated Account	DDA Checking	ACH Debit
3339	*	*	Consolidated Account	DDA Checking	ACH Debit
3340	*	*	Consolidated Account	DDA Checking	ACH Debit
3341	*	*	Consolidated Account	DDA Checking	ACH Debit
3343	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3344	*	*	Consolidated Account	DDA Checking	ACH Debit
3345	*	*	Stand-Alone Account	Business Checking	ACH Debit
3346	*	*	Consolidated Account	DDA Checking	ACH Debit
3348	*	*	Consolidated Account	DDA Checking	ACH Debit
3349	*	*	Consolidated Account	DDA Checking	ACH Debit
3351	*	*	Consolidated Account	DDA Checking	ACH Debit
3361	*	*	Stand-Alone Account	Business Checking	ACH Debit
3362	*	*	Consolidated Account	DDA Checking	ACH Debit
3364	*	*	Consolidated Account	DDA Checking	Sweep Account
3373	*	*	Stand-Alone Account	Business Checking	ACH Debit
3379	*	*	Stand-Alone Account	Business Checking	ACH Debit
3384	*	*	Stand-Alone Account	Business Checking	ACH Debit
3385	*	*	Consolidated Account	DDA Checking	ACH Debit
3386	*	*	Consolidated Account	DDA Checking	ACH Debit
3388	*	*	Consolidated Account	DDA Checking	Sweep Account
3392	*	*	Consolidated Account	DDA Checking	ACH Debit
3393	*	*	Consolidated Account	DDA Checking	Sweep Account
3395	*	*	Consolidated Account	DDA Checking	ACH Debit
3397	*	*	Consolidated Account	DDA Checking	Sweep Account
3403	*	*	Consolidated Account	DDA Checking	ACH Debit
3405	*	*	Consolidated Account	DDA Checking	Sweep Account
3407	*	*	Consolidated Account	DDA Checking	Sweep Account
3408	*	*	Consolidated Account	DDA Checking	ACH Debit
3409	*	*	Consolidated Account	DDA Checking	ACH Debit
3411	*	*	Consolidated Account	DDA Checking	Sweep Account
3413	*	*	Consolidated Account	DDA Checking	ACH Debit
3414	*	*	Stand-Alone Account	Business Checking	ACH Debit
3415	*	*	Consolidated Account	DDA Checking	Sweep Account
3416	*	*	Stand-Alone Account	Business Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3420	*	*	Consolidated Account	DDA Checking	ACH Debit
3422	*	*	Consolidated Account	DDA Checking	ACH Debit
3424	*	*	Consolidated Account	DDA Checking	ACH Debit
3430	*	*	Stand-Alone Account	Business Checking	ACH Debit
3434	*	*	Consolidated Account	DDA Checking	ACH Debit
3435	*	*	Consolidated Account	DDA Checking	Sweep Account
3440	*	*	Consolidated Account	DDA Checking	ACH Debit
3441	*	*	Consolidated Account	DDA Checking	ACH Debit
3442	*	*	Stand-Alone Account	Business Checking	ACH Debit
3443	*	*	Consolidated Account	DDA Checking	ACH Debit
3445	*	*	Stand-Alone Account	Business Checking	ACH Debit
3446	*	*	Consolidated Account	DDA Checking	Sweep Account
3448	*	*	Stand-Alone Account	Business Checking	ACH Debit
3450	*	*	Consolidated Account	DDA Checking	ACH Debit
3451	*	*	Consolidated Account	DDA Checking	ACH Debit
3452	*	*	Consolidated Account	DDA Checking	ACH Debit
3453	*	*	Consolidated Account	DDA Checking	ACH Debit
3455	*	*	Consolidated Account	DDA Checking	ACH Debit
3456	*	*	Consolidated Account	DDA Checking	ACH Debit
3457	*	*	Stand-Alone Account	Business Checking	ACH Debit
3458	*	*	Consolidated Account	DDA Checking	Sweep Account
3463	*	*	Consolidated Account	DDA Checking	ACH Debit
3470	*	*	Consolidated Account	DDA Checking	ACH Debit
3471	*	*	Consolidated Account	DDA Checking	ACH Debit
3473	*	*	Consolidated Account	DDA Checking	ACH Debit
3475	*	*	Consolidated Account	DDA Checking	ACH Debit
3477	*	*	Stand-Alone Account	Business Checking	ACH Debit
3479	*	*	Consolidated Account	DDA Checking	ACH Debit
3483	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3485	*	*	Consolidated Account	DDA Checking	ACH Debit
3491	*	*	Consolidated Account	DDA Checking	ACH Debit
3492	*	*	Consolidated Account	DDA Checking	ACH Debit
3495	*	*	Consolidated Account	DDA Checking	ACH Debit
3496	*	*	Stand-Alone Account	Business Checking	ACH Debit
3501	*	*	Consolidated Account	DDA Checking	ACH Debit
3504	*	*	Consolidated Account	DDA Checking	ACH Debit
3507	*	*	Consolidated Account	DDA Checking	Sweep Account
3512	*	*	Consolidated Account	DDA Checking	Sweep Account
3513	*	*	Stand-Alone Account	Business Checking	ACH Debit
3514	*	*	Consolidated Account	DDA Checking	ACH Debit
3516	*	*	Stand-Alone Account	Business Checking	ACH Debit
3521	*	*	Consolidated Account	DDA Checking	ACH Debit
3525	*	*	Consolidated Account	DDA Checking	ACH Debit
3527	*	*	Consolidated Account	DDA Checking	ACH Debit
3535	*	*	Consolidated Account	DDA Checking	ACH Debit
3538	*	*	Consolidated Account	DDA Checking	Sweep Account
3540	*	*	Consolidated Account	DDA Checking	ACH Debit
3545	*	*	Consolidated Account	DDA Checking	ACH Debit
3547	*	*	Consolidated Account	DDA Checking	ACH Debit
3548	*	*	Consolidated Account	DDA Checking	Sweep Account
3549	*	*	Consolidated Account	DDA Checking	ACH Debit
3553	*	*	Consolidated Account	DDA Checking	ACH Debit
3556	*	*	Consolidated Account	DDA Checking	ACH Debit
3558	*	*	Stand-Alone Account	Business Checking	ACH Debit
3560	*	*	Consolidated Account	DDA Checking	ACH Debit
3561	*	*	Consolidated Account	DDA Checking	ACH Debit
3565	*	*	Consolidated Account	DDA Checking	Sweep Account

3570	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3572	*	*	Consolidated Account	DDA Checking	ACH Debit
3573	*	*	Consolidated Account	DDA Checking	ACH Debit
3574	*	*	Consolidated Account	DDA Checking	ACH Debit
3575	*	*	Consolidated Account	DDA Checking	ACH Debit
3577	*	*	Stand-Alone Account	Business Checking	ACH Debit
3580	*	*	Stand-Alone Account	Business Checking	ACH Debit
3581	*	*	Consolidated Account	DDA Checking	ACH Debit
3583	*	*	Stand-Alone Account	Business Checking	ACH Debit
3585	*	*	Consolidated Account	DDA Checking	ACH Debit
3589	*	*	Stand-Alone Account	Business Checking	ACH Debit
3591	*	*	Consolidated Account	DDA Checking	Sweep Account
3593	*	*	Consolidated Account	DDA Checking	ACH Debit
3596	*	*	Consolidated Account	DDA Checking	ACH Debit
3597	*	*	Consolidated Account	DDA Checking	ACH Debit
3598	*	*	Consolidated Account	DDA Checking	ACH Debit
3599	*	*	Stand-Alone Account	Business Checking	ACH Debit
3600	*	*	Consolidated Account	DDA Checking	ACH Debit
3601	*	*	Consolidated Account	DDA Checking	ACH Debit
3602	*	*	Consolidated Account	DDA Checking	Sweep Account
3603	*	*	Consolidated Account	DDA Checking	ACH Debit
3604	*	*	Consolidated Account	DDA Checking	ACH Debit
3607	*	*	Consolidated Account	DDA Checking	ACH Debit
3608	*	*	Consolidated Account	DDA Checking	ACH Debit
3609	*	*	Consolidated Account	DDA Checking	ACH Debit
3610	*	*	Consolidated Account	DDA Checking	ACH Debit
3611	*	*	Consolidated Account	DDA Checking	Sweep Account
3612	*	*	Stand-Alone Account	Business Checking	ACH Debit
3614	*	*	Consolidated Account	DDA Checking	ACH Debit
3616	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3617	*	*	Consolidated Account	DDA Checking	ACH Debit
3621	*	*	Consolidated Account	DDA Checking	ACH Debit
3622	*	*	Consolidated Account	DDA Checking	ACH Debit
3623	*	*	Consolidated Account	DDA Checking	ACH Debit
3624	*	*	Consolidated Account	DDA Checking	ACH Debit
3626	*	*	Consolidated Account	DDA Checking	ACH Debit
3628	*	*	Consolidated Account	DDA Checking	ACH Debit
3630	*	*	Consolidated Account	DDA Checking	Sweep Account
3631	*	*	Consolidated Account	DDA Checking	ACH Debit
3632	*	*	Stand-Alone Account	Business Checking	ACH Debit
3637	*	*	Consolidated Account	DDA Checking	ACH Debit
3638	*	*	Stand-Alone Account	Business Checking	ACH Debit
3639	*	*	Consolidated Account	DDA Checking	ACH Debit
3640	*	*	Consolidated Account	DDA Checking	Sweep Account
3641	*	*	Stand-Alone Account	Business Checking	ACH Debit
3642	*	*	Consolidated Account	DDA Checking	ACH Debit
3644	*	*	Consolidated Account	DDA Checking	ACH Debit
3645	*	*	Consolidated Account	DDA Checking	ACH Debit
3646	*	*	Consolidated Account	DDA Checking	ACH Debit
3647	*	*	Consolidated Account	DDA Checking	ACH Debit
3649	*	*	Consolidated Account	DDA Checking	Sweep Account
3653	*	*	Stand-Alone Account	Business Checking	ACH Debit
3655	*	*	Consolidated Account	DDA Checking	ACH Debit
3656	*	*	Consolidated Account	DDA Checking	Sweep Account
3660	*	*	Consolidated Account	DDA Checking	ACH Debit
3661	*	*	Consolidated Account	DDA Checking	ACH Debit
3662	*	*	Stand-Alone Account	Business Checking	ACH Debit
3664	*	*	Consolidated Account	DDA Checking	ACH Debit
3665	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3668	*	*	Consolidated Account	DDA Checking	ACH Debit
3670	*	*	Consolidated Account	DDA Checking	ACH Debit
3671	*	*	Stand-Alone Account	Business Checking	ACH Debit
3673	*	*	Consolidated Account	DDA Checking	ACH Debit
3674	*	*	Consolidated Account	DDA Checking	Sweep Account
3677	*	*	Consolidated Account	DDA Checking	Sweep Account
3678	*	*	Consolidated Account	DDA Checking	ACH Debit
3679	*	*	Consolidated Account	DDA Checking	Sweep Account
3680	*	*	Stand-Alone Account	Business Checking	ACH Debit
3682	*	*	Consolidated Account	DDA Checking	Sweep Account
3684	*	*	Consolidated Account	DDA Checking	ACH Debit
3686	*	*	Consolidated Account	DDA Checking	ACH Debit
3689	*	*	Consolidated Account	DDA Checking	ACH Debit
3691	*	*	Consolidated Account	DDA Checking	Sweep Account
3692	*	*	Consolidated Account	DDA Checking	ACH Debit
3696	*	*	Consolidated Account	DDA Checking	ACH Debit
3701	*	*	Consolidated Account	DDA Checking	ACH Debit
3702	*	*	Consolidated Account	DDA Checking	ACH Debit
3703	*	*	Consolidated Account	DDA Checking	ACH Debit
3707	*	*	Consolidated Account	DDA Checking	ACH Debit
3708	*	*	Consolidated Account	DDA Checking	ACH Debit
3709	*	*	Consolidated Account	DDA Checking	ACH Debit
3710	*	*	Consolidated Account	DDA Checking	Sweep Account
3712	*	*	Consolidated Account	DDA Checking	ACH Debit
3714	*	*	Consolidated Account	DDA Checking	ACH Debit
3716	*	*	Consolidated Account	DDA Checking	ACH Debit
3718	*	*	Consolidated Account	DDA Checking	ACH Debit
3723	*	*	Consolidated Account	DDA Checking	ACH Debit
3725	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

3726	*	*	Stand-Alone Account	Business Checking	ACH Debit
3730	*	*	Consolidated Account	DDA Checking	ACH Debit
3734	*	*	Consolidated Account	DDA Checking	ACH Debit
3736	*	*	Consolidated Account	DDA Checking	ACH Debit
3739	*	*	Consolidated Account	DDA Checking	Sweep Account
3741	*	*	Consolidated Account	DDA Checking	Sweep Account
3742	*	*	Consolidated Account	DDA Checking	ACH Debit
3743	*	*	Consolidated Account	DDA Checking	Sweep Account
3744	*	*	Consolidated Account	DDA Checking	ACH Debit
3746	*	*	Consolidated Account	DDA Checking	ACH Debit
3747	*	*	Consolidated Account	DDA Checking	ACH Debit
3748	*	*	Consolidated Account	DDA Checking	ACH Debit
3749	*	*	Consolidated Account	DDA Checking	ACH Debit
3754	*	*	Consolidated Account	DDA Checking	ACH Debit
3755	*	*	Consolidated Account	DDA Checking	ACH Debit
3757	*	*	Consolidated Account	DDA Checking	Sweep Account
3758	*	*	Consolidated Account	DDA Checking	ACH Debit
4010	*	*	Consolidated Account	DDA Checking	ACH Debit
4012	*	*	Consolidated Account	DDA Checking	ACH Debit
4013	*	*	Consolidated Account	DDA Checking	ACH Debit
4101	*	*	Stand-Alone Account	Business Checking	ACH Debit
4102	*	*	Consolidated Account	DDA Checking	ACH Debit
4103	*	*	Consolidated Account	DDA Checking	ACH Debit
4104	*	*	Consolidated Account	DDA Checking	ACH Debit
4105	*	*	Consolidated Account	DDA Checking	ACH Debit
4106	*	*	Consolidated Account	DDA Checking	Sweep Account
4107	*	*	Stand-Alone Account	Business Checking	ACH Debit
4108	*	*	Stand-Alone Account	Business Checking	ACH Debit
4109	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4110	*	*	Stand-Alone Account	Business Checking	ACH Debit
4111	*	*	Consolidated Account	DDA Checking	ACH Debit
4112	*	*	Consolidated Account	DDA Checking	ACH Debit
4113	*	*	Consolidated Account	DDA Checking	ACH Debit
4115	*	*	Stand-Alone Account	Business Checking	ACH Debit
4116	*	*	Consolidated Account	DDA Checking	ACH Debit
4118	*	*	Consolidated Account	DDA Checking	ACH Debit
4119	*	*	Consolidated Account	DDA Checking	ACH Debit
4120	*	*	Consolidated Account	DDA Checking	Sweep Account
4121	*	*	Consolidated Account	DDA Checking	ACH Debit
4123	*	*	Stand-Alone Account	Business Checking	ACH Debit
4124	*	*	Consolidated Account	DDA Checking	ACH Debit
4125	*	*	Consolidated Account	DDA Checking	ACH Debit
4126	*	*	Consolidated Account	DDA Checking	ACH Debit
4128	*	*	Consolidated Account	DDA Checking	ACH Debit
4129	*	*	Consolidated Account	DDA Checking	Sweep Account
4130	*	*	Consolidated Account	DDA Checking	ACH Debit
4131	*	*	Consolidated Account	DDA Checking	ACH Debit
4132	*	*	Consolidated Account	DDA Checking	Sweep Account
4134	*	*	Consolidated Account	DDA Checking	ACH Debit
4135	*	*	Consolidated Account	DDA Checking	ACH Debit
4136	*	*	Consolidated Account	DDA Checking	Sweep Account
4137	*	*	Consolidated Account	DDA Checking	ACH Debit
4138	*	*	Consolidated Account	DDA Checking	ACH Debit
4139	*	*	Consolidated Account	DDA Checking	ACH Debit
4140	*	*	Consolidated Account	DDA Checking	ACH Debit
4142	*	*	Consolidated Account	DDA Checking	ACH Debit
4143	*	*	Stand-Alone Account	Business Checking	ACH Debit
4144	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4145	*	*	Consolidated Account	DDA Checking	Sweep Account
4146	*	*	Consolidated Account	DDA Checking	ACH Debit
4147	*	*	Consolidated Account	DDA Checking	Sweep Account
4148	*	*	Consolidated Account	DDA Checking	ACH Debit
4149	*	*	Stand-Alone Account	Business Checking	ACH Debit
4150	*	*	Consolidated Account	DDA Checking	ACH Debit
4151	*	*	Consolidated Account	DDA Checking	ACH Debit
4152	*	*	Consolidated Account	DDA Checking	ACH Debit
4153	*	*	Stand-Alone Account	Business Checking	ACH Debit
4154	*	*	Stand-Alone Account	Business Checking	ACH Debit
4155	*	*	Consolidated Account	DDA Checking	ACH Debit
4158	*	*	Consolidated Account	DDA Checking	ACH Debit
4159	*	*	Consolidated Account	DDA Checking	ACH Debit
4161	*	*	Consolidated Account	DDA Checking	Sweep Account
4163	*	*	Consolidated Account	DDA Checking	ACH Debit
4164	*	*	Consolidated Account	DDA Checking	ACH Debit
4167	*	*	Consolidated Account	DDA Checking	ACH Debit
4168	*	*	Consolidated Account	DDA Checking	Sweep Account
4171	*	*	Stand-Alone Account	Business Checking	ACH Debit
4172	*	*	Consolidated Account	DDA Checking	ACH Debit
4173	*	*	Stand-Alone Account	Business Checking	ACH Debit
4176	*	*	Consolidated Account	DDA Checking	ACH Debit
4177	*	*	Consolidated Account	DDA Checking	ACH Debit
4178	*	*	Consolidated Account	DDA Checking	Sweep Account
4181	*	*	Consolidated Account	DDA Checking	Sweep Account
4188	*	*	Consolidated Account	DDA Checking	Sweep Account
4201	*	*	Stand-Alone Account	Business Checking	ACH Debit
4203	*	*	Consolidated Account	DDA Checking	ACH Debit
4204	*	*	Stand-Alone Account	Business Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4207	*	*	Consolidated Account	DDA Checking	ACH Debit
4213	*	*	Consolidated Account	DDA Checking	Sweep Account
4226	*	*	Consolidated Account	DDA Checking	ACH Debit
4232	*	*	Consolidated Account	DDA Checking	ACH Debit
4235	*	*	Consolidated Account	DDA Checking	ACH Debit
4237	*	*	Consolidated Account	DDA Checking	Sweep Account
4238	*	*	Consolidated Account	DDA Checking	ACH Debit
4239	*	*	Consolidated Account	DDA Checking	ACH Debit
4240	*	*	Consolidated Account	DDA Checking	ACH Debit
4241	*	*	Consolidated Account	DDA Checking	ACH Debit
4242	*	*	Stand-Alone Account	Business Checking	ACH Debit
4245	*	*	Consolidated Account	DDA Checking	ACH Debit
4246	*	*	Consolidated Account	DDA Checking	ACH Debit
4247	*	*	Stand-Alone Account	Business Checking	ACH Debit
4249	*	*	Consolidated Account	DDA Checking	ACH Debit
4251	*	*	Consolidated Account	DDA Checking	Sweep Account
4252	*	*	Stand-Alone Account	Business Checking	ACH Debit
4254	*	*	Consolidated Account	DDA Checking	ACH Debit
4259	*	*	Consolidated Account	DDA Checking	ACH Debit
4263	*	*	Stand-Alone Account	Business Checking	ACH Debit
4267	*	*	Consolidated Account	DDA Checking	Sweep Account
4276	*	*	Consolidated Account	DDA Checking	Sweep Account
4277	*	*	Stand-Alone Account	Business Checking	ACH Debit
4278	*	*	Consolidated Account	DDA Checking	ACH Debit
4279	*	*	Consolidated Account	DDA Checking	ACH Debit

4280	*	*	Consolidated Account	DDA Checking	ACH Debit
4295	*	*	Consolidated Account	DDA Checking	ACH Debit
4304	*	*	Consolidated Account	DDA Checking	Sweep Account
4307	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4309	*	*	Consolidated Account	DDA Checking	ACH Debit
4314	*	*	Consolidated Account	DDA Checking	Sweep Account
4318	*	*	Consolidated Account	DDA Checking	Sweep Account
4319	*	*	Consolidated Account	DDA Checking	Sweep Account
4320	*	*	Consolidated Account	DDA Checking	ACH Debit
4321	*	*	Consolidated Account	DDA Checking	ACH Debit
4322	*	*	Consolidated Account	DDA Checking	ACH Debit
4323	*	*	Stand-Alone Account	Business Checking	ACH Debit
4324	*	*	Consolidated Account	DDA Checking	ACH Debit
4327	*	*	Consolidated Account	DDA Checking	ACH Debit
4330	*	*	Consolidated Account	DDA Checking	ACH Debit
4333	*	*	Consolidated Account	DDA Checking	ACH Debit
4339	*	*	Consolidated Account	DDA Checking	ACH Debit
4340	*	*	Consolidated Account	DDA Checking	ACH Debit
4341	*	*	Consolidated Account	DDA Checking	ACH Debit
4342	*	*	Stand-Alone Account	Business Checking	ACH Debit
4343	*	*	Consolidated Account	DDA Checking	ACH Debit
4344	*	*	Stand-Alone Account	Business Checking	ACH Debit
4345	*	*	Consolidated Account	DDA Checking	Sweep Account
4501	*	*	Consolidated Account	DDA Checking	ACH Debit
4503	*	*	Consolidated Account	DDA Checking	Sweep Account
4504	*	*	Consolidated Account	DDA Checking	Sweep Account
4505	*	*	Consolidated Account	DDA Checking	Sweep Account
4506	*	*	Consolidated Account	DDA Checking	Sweep Account
4507	*	*	Consolidated Account	DDA Checking	ACH Debit
4509	*	*	Consolidated Account	DDA Checking	ACH Debit
4510	*	*	Consolidated Account	DDA Checking	Sweep Account
4511	*	*	Consolidated Account	DDA Checking	ACH Debit
4512	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4515	*	*	Consolidated Account	DDA Checking	ACH Debit
4518	*	*	Consolidated Account	DDA Checking	Sweep Account
4519	*	*	Consolidated Account	DDA Checking	ACH Debit
4520	*	*	Consolidated Account	DDA Checking	ACH Debit
4521	*	*	Consolidated Account	DDA Checking	Sweep Account
4522	*	*	Stand-Alone Account	Business Checking	ACH Debit
4523	*	*	Consolidated Account	DDA Checking	ACH Debit
4524	*	*	Consolidated Account	DDA Checking	ACH Debit
4525	*	*	Consolidated Account	DDA Checking	ACH Debit
4526	*	*	Consolidated Account	DDA Checking	ACH Debit
4527	*	*	Consolidated Account	DDA Checking	ACH Debit
4528	*	*	Consolidated Account	DDA Checking	ACH Debit
4529	*	*	Consolidated Account	DDA Checking	ACH Debit
4530	*	*	Consolidated Account	DDA Checking	ACH Debit
4531	*	*	Consolidated Account	DDA Checking	ACH Debit
4532	*	*	Consolidated Account	DDA Checking	ACH Debit
4533	*	*	Consolidated Account	DDA Checking	ACH Debit
4535	*	*	Consolidated Account	DDA Checking	ACH Debit
4536	*	*	Consolidated Account	DDA Checking	Sweep Account
4537	*	*	Consolidated Account	DDA Checking	Sweep Account
4538	*	*	Consolidated Account	DDA Checking	ACH Debit
4539	*	*	Consolidated Account	DDA Checking	ACH Debit
4541	*	*	Consolidated Account	DDA Checking	Sweep Account
4542	*	*	Stand-Alone Account	Business Checking	ACH Debit
4543	*	*	Consolidated Account	DDA Checking	ACH Debit
4544	*	*	Stand-Alone Account	Business Checking	ACH Debit
4545	*	*	Consolidated Account	DDA Checking	ACH Debit
4546	*	*	Stand-Alone Account	Business Checking	ACH Debit
4547	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4548	*	*	Consolidated Account	DDA Checking	ACH Debit
4549	*	*	Consolidated Account	DDA Checking	ACH Debit
4551	*	*	Consolidated Account	DDA Checking	Sweep Account
4553	*	*	Consolidated Account	DDA Checking	ACH Debit
4554	*	*	Consolidated Account	DDA Checking	ACH Debit
4555	*	*	Stand-Alone Account	Business Checking	ACH Debit
4556	*	*	Consolidated Account	DDA Checking	ACH Debit
4557	*	*	Consolidated Account	DDA Checking	Sweep Account
4558	*	*	Consolidated Account	DDA Checking	ACH Debit
4559	*	*	Consolidated Account	DDA Checking	Sweep Account
4560	*	*	Consolidated Account	DDA Checking	ACH Debit
4561	*	*	Consolidated Account	DDA Checking	ACH Debit
4562	*	*	Consolidated Account	DDA Checking	ACH Debit
4563	*	*	Consolidated Account	DDA Checking	Sweep Account
4565	*	*	Consolidated Account	DDA Checking	ACH Debit
4566	*	*	Consolidated Account	DDA Checking	Sweep Account
4567	*	*	Consolidated Account	DDA Checking	ACH Debit
4568	*	*	Consolidated Account	DDA Checking	ACH Debit
4569	*	*	Consolidated Account	DDA Checking	ACH Debit
4570	*	*	Consolidated Account	DDA Checking	ACH Debit
4571	*	*	Consolidated Account	DDA Checking	ACH Debit
4572	*	*	Consolidated Account	DDA Checking	ACH Debit
4573	*	*	Consolidated Account	DDA Checking	ACH Debit
4574	*	*	Consolidated Account	DDA Checking	ACH Debit
4575	*	*	Consolidated Account	DDA Checking	ACH Debit
4576	*	*	Consolidated Account	DDA Checking	Sweep Account
4577	*	*	Consolidated Account	DDA Checking	Sweep Account
4578	*	*	Consolidated Account	DDA Checking	ACH Debit
4579	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4580	*	*	Consolidated Account	DDA Checking	ACH Debit
4581	*	*	Consolidated Account	DDA Checking	ACH Debit
4582	*	*	Consolidated Account	DDA Checking	ACH Debit
4583	*	*	Consolidated Account	DDA Checking	Sweep Account
4584	*	*	Consolidated Account	DDA Checking	ACH Debit
4585	*	*	Consolidated Account	DDA Checking	ACH Debit
4586	*	*	Consolidated Account	DDA Checking	ACH Debit
4589	*	*	Consolidated Account	DDA Checking	ACH Debit
4590	*	*	Consolidated Account	DDA Checking	ACH Debit
4591	*	*	Consolidated Account	DDA Checking	Sweep Account
4592	*	*	Consolidated Account	DDA Checking	ACH Debit
4593	*	*	Consolidated Account	DDA Checking	ACH Debit
4594	*	*	Consolidated Account	DDA Checking	ACH Debit
4595	*	*	Consolidated Account	DDA Checking	ACH Debit
4596	*	*	Consolidated Account	DDA Checking	ACH Debit
4597	*	*	Consolidated Account	DDA Checking	ACH Debit
4598	*	*	Consolidated Account	DDA Checking	ACH Debit
4599	*	*	Consolidated Account	DDA Checking	ACH Debit
4600	*	*	Consolidated Account	DDA Checking	Sweep Account
4601	*	*	Consolidated Account	DDA Checking	Sweep Account
4602	*	*	Consolidated Account	DDA Checking	ACH Debit
4603	*	*	Consolidated Account	DDA Checking	Sweep Account
4604	*	*	Consolidated Account	DDA Checking	Sweep Account
4605	*	*	Consolidated Account	DDA Checking	ACH Debit
4606	*	*	Consolidated Account	DDA Checking	ACH Debit
4608	*	*	Consolidated Account	DDA Checking	ACH Debit
4609	*	*	Consolidated Account	DDA Checking	ACH Debit
4610	*	*	Consolidated Account	DDA Checking	ACH Debit
4612	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4614	*	*	Consolidated Account	DDA Checking	ACH Debit
4616	*	*	Consolidated Account	DDA Checking	Sweep Account
4617	*	*	Consolidated Account	DDA Checking	ACH Debit
4618	*	*	Consolidated Account	DDA Checking	Sweep Account
4619	*	*	Consolidated Account	DDA Checking	Sweep Account
4620	*	*	Consolidated Account	DDA Checking	Sweep Account
4622	*	*	Consolidated Account	DDA Checking	ACH Debit
4623	*	*	Consolidated Account	DDA Checking	ACH Debit
4625	*	*	Consolidated Account	DDA Checking	ACH Debit
4630	*	*	Consolidated Account	DDA Checking	Sweep Account
4632	*	*	Consolidated Account	DDA Checking	Sweep Account
4633	*	*	Consolidated Account	DDA Checking	ACH Debit
4634	*	*	Consolidated Account	DDA Checking	ACH Debit
4636	*	*	Consolidated Account	DDA Checking	ACH Debit
4638	*	*	Consolidated Account	DDA Checking	ACH Debit
4640	*	*	Consolidated Account	DDA Checking	ACH Debit
4641	*	*	Consolidated Account	DDA Checking	ACH Debit
4643	*	*	Consolidated Account	DDA Checking	ACH Debit
4644	*	*	Consolidated Account	DDA Checking	ACH Debit
4645	*	*	Consolidated Account	DDA Checking	ACH Debit
4646	*	*	Consolidated Account	DDA Checking	ACH Debit
4647	*	*	Consolidated Account	DDA Checking	ACH Debit
4648	*	*	Consolidated Account	DDA Checking	ACH Debit
4649	*	*	Consolidated Account	DDA Checking	ACH Debit
4650	*	*	Consolidated Account	DDA Checking	Sweep Account
4652	*	*	Consolidated Account	DDA Checking	ACH Debit
4654	*	*	Consolidated Account	DDA Checking	ACH Debit
4655	*	*	Consolidated Account	DDA Checking	ACH Debit
4656	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4657	*	*	Consolidated Account	DDA Checking	ACH Debit
4659	*	*	Consolidated Account	DDA Checking	ACH Debit
4660	*	*	Consolidated Account	DDA Checking	ACH Debit
4661	*	*	Consolidated Account	DDA Checking	Sweep Account
4664	*	*	Consolidated Account	DDA Checking	ACH Debit
4665	*	*	Consolidated Account	DDA Checking	ACH Debit
4667	*	*	Stand-Alone Account	Business Checking	ACH Debit
4668	*	*	Consolidated Account	DDA Checking	ACH Debit
4671	*	*	Consolidated Account	DDA Checking	ACH Debit
4672	*	*	Consolidated Account	DDA Checking	ACH Debit
4676	*	*	Consolidated Account	DDA Checking	ACH Debit
4677	*	*	Consolidated Account	DDA Checking	ACH Debit
4679	*	*	Consolidated Account	DDA Checking	ACH Debit
4680	*	*	Consolidated Account	DDA Checking	ACH Debit
4681	*	*	Consolidated Account	DDA Checking	ACH Debit
4683	*	*	Consolidated Account	DDA Checking	ACH Debit
4685	*	*	Consolidated Account	DDA Checking	ACH Debit
4688	*	*	Consolidated Account	DDA Checking	ACH Debit
4689	*	*	Consolidated Account	DDA Checking	Sweep Account
4691	*	*	Consolidated Account	DDA Checking	ACH Debit
4692	*	*	Consolidated Account	DDA Checking	ACH Debit
4693	*	*	Consolidated Account	DDA Checking	ACH Debit
4694	*	*	Consolidated Account	DDA Checking	ACH Debit
4696	*	*	Stand-Alone Account	Business Checking	ACH Debit
4697	*	*	Consolidated Account	DDA Checking	ACH Debit
4700	*	*	Consolidated Account	DDA Checking	ACH Debit
4701	*	*	Consolidated Account	DDA Checking	ACH Debit
4702	*	*	Consolidated Account	DDA Checking	ACH Debit
4705	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

4706	*	*	Consolidated Account	DDA Checking	ACH Debit
4709	*	*	Consolidated Account	DDA Checking	ACH Debit
4710	*	*	Consolidated Account	DDA Checking	Sweep Account
4711	*	*	Consolidated Account	DDA Checking	ACH Debit
4714	*	*	Consolidated Account	DDA Checking	ACH Debit
4719	*	*	Consolidated Account	DDA Checking	Sweep Account
4720	*	*	Consolidated Account	DDA Checking	ACH Debit
4723	*	*	Consolidated Account	DDA Checking	Sweep Account
4724	*	*	Consolidated Account	DDA Checking	ACH Debit
4727	*	*	Consolidated Account	DDA Checking	ACH Debit
4733	*	*	Consolidated Account	DDA Checking	ACH Debit
4734	*	*	Consolidated Account	DDA Checking	ACH Debit
4736	*	*	Stand-Alone Account	Business Checking	ACH Debit
4737	*	*	Consolidated Account	DDA Checking	Sweep Account
4738	*	*	Consolidated Account	DDA Checking	ACH Debit
4739	*	*	Consolidated Account	DDA Checking	ACH Debit
4740	*	*	Consolidated Account	DDA Checking	ACH Debit
4743	*	*	Consolidated Account	DDA Checking	ACH Debit
4744	*	*	Consolidated Account	DDA Checking	ACH Debit
5004	*	*	Consolidated Account	DDA Checking	ACH Debit
5007	*	*	Consolidated Account	DDA Checking	Sweep Account
5010	*	*	Consolidated Account	DDA Checking	ACH Debit

5012	*	*	Consolidated Account	DDA Checking	ACH Debit
5013	*	*	Consolidated Account	DDA Checking	ACH Debit
5014	*	*	Consolidated Account	DDA Checking	ACH Debit
5015	*	*	Consolidated Account	DDA Checking	ACH Debit
5016	*	*	Consolidated Account	DDA Checking	ACH Debit
5017	*	*	Consolidated Account	DDA Checking	Sweep Account
5022	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5023	*	*	Consolidated Account	DDA Checking	ACH Debit
5024	*	*	Consolidated Account	DDA Checking	ACH Debit
5028	*	*	Consolidated Account	DDA Checking	ACH Debit
5029	*	*	Consolidated Account	DDA Checking	Sweep Account
5030	*	*	Consolidated Account	DDA Checking	ACH Debit
5031	*	*	Consolidated Account	DDA Checking	ACH Debit
5032	*	*	Consolidated Account	DDA Checking	ACH Debit
5035	*	*	Consolidated Account	DDA Checking	ACH Debit
5037	*	*	Consolidated Account	DDA Checking	ACH Debit
5038	*	*	Consolidated Account	DDA Checking	ACH Debit
5039	*	*	Consolidated Account	DDA Checking	Sweep Account
5040	*	*	Consolidated Account	DDA Checking	ACH Debit
5043	*	*	Consolidated Account	DDA Checking	ACH Debit
5044	*	*	Consolidated Account	DDA Checking	ACH Debit
5045	*	*	Consolidated Account	DDA Checking	ACH Debit
5046	*	*	Consolidated Account	DDA Checking	ACH Debit
5050	*	*	Consolidated Account	DDA Checking	Sweep Account
5051	*	*	Consolidated Account	DDA Checking	Sweep Account
5052	*	*	Consolidated Account	DDA Checking	Sweep Account
5053	*	*	Consolidated Account	DDA Checking	Sweep Account
5054	*	*	Consolidated Account	DDA Checking	Sweep Account
5055	*	*	Consolidated Account	DDA Checking	Sweep Account
5058	*	*	Consolidated Account	DDA Checking	Sweep Account
5061	*	*	Consolidated Account	DDA Checking	ACH Debit
5063	*	*	Consolidated Account	DDA Checking	ACH Debit
5066	*	*	Consolidated Account	DDA Checking	Sweep Account
5069	*	*	Consolidated Account	DDA Checking	Sweep Account
5073	*	*	Consolidated Account	DDA Checking	ACH Debit
5075	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5076	*	*	Consolidated Account	DDA Checking	ACH Debit
5077	*	*	Consolidated Account	DDA Checking	Sweep Account
5082	*	*	Consolidated Account	DDA Checking	Sweep Account
5083	*	*	Consolidated Account	DDA Checking	ACH Debit
5085	*	*	Consolidated Account	DDA Checking	ACH Debit
5086	*	*	Consolidated Account	DDA Checking	ACH Debit
5087	*	*	Stand-Alone Account	Business Checking	ACH Debit
5088	*	*	Consolidated Account	DDA Checking	Sweep Account
5089	*	*	Consolidated Account	DDA Checking	ACH Debit
5090	*	*	Consolidated Account	DDA Checking	ACH Debit
5092	*	*	Consolidated Account	DDA Checking	ACH Debit
5094	*	*	Consolidated Account	DDA Checking	Sweep Account
5097	*	*	Consolidated Account	DDA Checking	Sweep Account
5099	*	*	Consolidated Account	DDA Checking	Sweep Account
5100	*	*	Consolidated Account	DDA Checking	ACH Debit
5101	*	*	Consolidated Account	DDA Checking	ACH Debit
5102	*	*	Consolidated Account	DDA Checking	Sweep Account
5105	*	*	Consolidated Account	DDA Checking	ACH Debit
5106	*	*	Consolidated Account	DDA Checking	ACH Debit
5108	*	*	Consolidated Account	DDA Checking	Sweep Account
5110	*	*	Consolidated Account	DDA Checking	Sweep Account
5113	*	*	Consolidated Account	DDA Checking	Sweep Account
5114	*	*	Consolidated Account	DDA Checking	ACH Debit
5115	*	*	Consolidated Account	DDA Checking	ACH Debit
5116	*	*	Consolidated Account	DDA Checking	ACH Debit
5118	*	*	Consolidated Account	DDA Checking	Sweep Account
5119	*	*	Consolidated Account	DDA Checking	ACH Debit
5120	*	*	Consolidated Account	DDA Checking	ACH Debit
5122	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5124	*	*	Consolidated Account	DDA Checking	ACH Debit
5127	*	*	Consolidated Account	DDA Checking	Sweep Account
5128	*	*	Consolidated Account	DDA Checking	Sweep Account
5129	*	*	Consolidated Account	DDA Checking	ACH Debit
5130	*	*	Consolidated Account	DDA Checking	ACH Debit
5132	*	*	Consolidated Account	DDA Checking	ACH Debit
5133	*	*	Consolidated Account	DDA Checking	ACH Debit
5134	*	*	Consolidated Account	DDA Checking	Sweep Account
5135	*	*	Consolidated Account	DDA Checking	ACH Debit
5136	*	*	Consolidated Account	DDA Checking	ACH Debit
5141	*	*	Consolidated Account	DDA Checking	ACH Debit
5144	*	*	Consolidated Account	DDA Checking	ACH Debit
5145	*	*	Stand-Alone Account	Business Checking	ACH Debit
5147	*	*	Consolidated Account	DDA Checking	ACH Debit
5149	*	*	Consolidated Account	DDA Checking	Sweep Account
5150	*	*	Consolidated Account	DDA Checking	ACH Debit
5152	*	*	Consolidated Account	DDA Checking	Sweep Account
5154	*	*	Consolidated Account	DDA Checking	Sweep Account
5155	*	*	Consolidated Account	DDA Checking	Sweep Account
5156	*	*	Consolidated Account	DDA Checking	ACH Debit
5157	*	*	Consolidated Account	DDA Checking	ACH Debit
5158	*	*	Consolidated Account	DDA Checking	Sweep Account
5161	*	*	Consolidated Account	DDA Checking	ACH Debit
5162	*	*	Consolidated Account	DDA Checking	Sweep Account
5163	*	*	Consolidated Account	DDA Checking	Sweep Account
5167	*	*	Consolidated Account	DDA Checking	Sweep Account
5168	*	*	Consolidated Account	DDA Checking	ACH Debit
5170	*	*	Consolidated Account	DDA Checking	Sweep Account
5171	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5172	*	*	Consolidated Account	DDA Checking	ACH Debit
5173	*	*	Consolidated Account	DDA Checking	Sweep Account
5174	*	*	Consolidated Account	DDA Checking	ACH Debit
5175	*	*	Consolidated Account	DDA Checking	ACH Debit
5176	*	*	Consolidated Account	DDA Checking	ACH Debit
5177	*	*	Consolidated Account	DDA Checking	ACH Debit
5178	*	*	Consolidated Account	DDA Checking	Sweep Account
5179	*	*	Consolidated Account	DDA Checking	Sweep Account
5181	*	*	Consolidated Account	DDA Checking	Sweep Account
5182	*	*	Consolidated Account	DDA Checking	ACH Debit
5183	*	*	Consolidated Account	DDA Checking	Sweep Account
5184	*	*	Consolidated Account	DDA Checking	Sweep Account
5186	*	*	Consolidated Account	DDA Checking	Sweep Account
5188	*	*	Consolidated Account	DDA Checking	ACH Debit
5189	*	*	Consolidated Account	DDA Checking	ACH Debit
5195	*	*	Consolidated Account	DDA Checking	ACH Debit
5197	*	*	Consolidated Account	DDA Checking	ACH Debit
5199	*	*	Consolidated Account	DDA Checking	ACH Debit
5200	*	*	Consolidated Account	DDA Checking	ACH Debit
5201	*	*	Consolidated Account	DDA Checking	Sweep Account
5202	*	*	Consolidated Account	DDA Checking	Sweep Account
5204	*	*	Consolidated Account	DDA Checking	ACH Debit
5205	*	*	Consolidated Account	DDA Checking	ACH Debit
5211	*	*	Consolidated Account	DDA Checking	ACH Debit
5212	*	*	Consolidated Account	DDA Checking	ACH Debit
5215	*	*	Consolidated Account	DDA Checking	ACH Debit
5216	*	*	Consolidated Account	DDA Checking	Sweep Account
5217	*	*	Consolidated Account	DDA Checking	ACH Debit
5218	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5219	*	*	Consolidated Account	DDA Checking	ACH Debit
5220	*	*	Consolidated Account	DDA Checking	ACH Debit
5223	*	*	Consolidated Account	DDA Checking	Sweep Account
5224	*	*	Consolidated Account	DDA Checking	ACH Debit
5225	*	*	Consolidated Account	DDA Checking	ACH Debit
5226	*	*	Consolidated Account	DDA Checking	ACH Debit
5227	*	*	Consolidated Account	DDA Checking	ACH Debit
5230	*	*	Consolidated Account	DDA Checking	Sweep Account
5231	*	*	Consolidated Account	DDA Checking	ACH Debit
5232	*	*	Consolidated Account	DDA Checking	Sweep Account
5233	*	*	Consolidated Account	DDA Checking	Sweep Account
5234	*	*	Consolidated Account	DDA Checking	ACH Debit
5235	*	*	Consolidated Account	DDA Checking	ACH Debit
5239	*	*	Consolidated Account	DDA Checking	ACH Debit
5240	*	*	Consolidated Account	DDA Checking	ACH Debit
5241	*	*	Consolidated Account	DDA Checking	ACH Debit
5242	*	*	Consolidated Account	DDA Checking	ACH Debit
5243	*	*	Consolidated Account	DDA Checking	ACH Debit
5246	*	*	Consolidated Account	DDA Checking	ACH Debit
5247	*	*	Consolidated Account	DDA Checking	ACH Debit
5248	*	*	Consolidated Account	DDA Checking	Sweep Account
5252	*	*	Consolidated Account	DDA Checking	Sweep Account
5253	*	*	Consolidated Account	DDA Checking	ACH Debit
5254	*	*	Stand-Alone Account	Business Checking	ACH Debit
5255	*	*	Consolidated Account	DDA Checking	ACH Debit
5256	*	*	Consolidated Account	DDA Checking	ACH Debit
5257	*	*	Consolidated Account	DDA Checking	Sweep Account
5258	*	*	Consolidated Account	DDA Checking	Sweep Account
5259	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5260	*	*	Consolidated Account	DDA Checking	Sweep Account
5262	*	*	Consolidated Account	DDA Checking	Sweep Account
5263	*	*	Consolidated Account	DDA Checking	Sweep Account
5265	*	*	Consolidated Account	DDA Checking	Sweep Account
5267	*	*	Consolidated Account	DDA Checking	Sweep Account
5269	*	*	Consolidated Account	DDA Checking	Sweep Account
5273	*	*	Consolidated Account	DDA Checking	Sweep Account
5275	*	*	Consolidated Account	DDA Checking	ACH Debit
5279	*	*	Consolidated Account	DDA Checking	Sweep Account
5281	*	*	Consolidated Account	DDA Checking	Sweep Account
5282	*	*	Consolidated Account	DDA Checking	Sweep Account
5285	*	*	Consolidated Account	DDA Checking	ACH Debit
5286	*	*	Consolidated Account	DDA Checking	Sweep Account
5287	*	*	Consolidated Account	DDA Checking	ACH Debit
5289	*	*	Consolidated Account	DDA Checking	ACH Debit
5292	*	*	Consolidated Account	DDA Checking	ACH Debit
5300	*	*	Consolidated Account	DDA Checking	ACH Debit
5303	*	*	Consolidated Account	DDA Checking	ACH Debit
5304	*	*	Consolidated Account	DDA Checking	ACH Debit
5306	*	*	Consolidated Account	DDA Checking	Sweep Account
5307	*	*	Consolidated Account	DDA Checking	Sweep Account
5308	*	*	Consolidated Account	DDA Checking	ACH Debit
5309	*	*	Consolidated Account	DDA Checking	Sweep Account
5314	*	*	Consolidated Account	DDA Checking	ACH Debit
5318	*	*	Consolidated Account	DDA Checking	ACH Debit
5319	*	*	Stand-Alone Account	Business Checking	ACH Debit
5322	*	*	Consolidated Account	DDA Checking	ACH Debit
5325	*	*	Consolidated Account	DDA Checking	ACH Debit
5326	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5335	*	*	Consolidated Account	DDA Checking	Sweep Account
5336	*	*	Consolidated Account	DDA Checking	Sweep Account
5337	*	*	Consolidated Account	DDA Checking	Sweep Account
5339	*	*	Consolidated Account	DDA Checking	Sweep Account
5340	*	*	Consolidated Account	DDA Checking	ACH Debit
5341	*	*	Consolidated Account	DDA Checking	ACH Debit
5342	*	*	Consolidated Account	DDA Checking	ACH Debit
5344	*	*	Consolidated Account	DDA Checking	ACH Debit
5345	*	*	Consolidated Account	DDA Checking	Sweep Account
5348	*	*	Consolidated Account	DDA Checking	ACH Debit
5349	*	*	Consolidated Account	DDA Checking	ACH Debit
5351	*	*	Consolidated Account	DDA Checking	ACH Debit
5353	*	*	Consolidated Account	DDA Checking	Sweep Account
5354	*	*	Consolidated Account	DDA Checking	ACH Debit
5356	*	*	Consolidated Account	DDA Checking	Sweep Account
5358	*	*	Consolidated Account	DDA Checking	ACH Debit
5359	*	*	Consolidated Account	DDA Checking	Sweep Account
5360	*	*	Consolidated Account	DDA Checking	ACH Debit
5362	*	*	Consolidated Account	DDA Checking	ACH Debit

5363	*	*	Consolidated Account	DDA Checking	ACH Debit
5365	*	*	Consolidated Account	DDA Checking	ACH Debit
5367	*	*	Consolidated Account	DDA Checking	ACH Debit
5368	*	*	Consolidated Account	DDA Checking	ACH Debit
5369	*	*	Consolidated Account	DDA Checking	ACH Debit
5370	*	*	Consolidated Account	DDA Checking	ACH Debit
5371	*	*	Consolidated Account	DDA Checking	ACH Debit
5372	*	*	Consolidated Account	DDA Checking	ACH Debit
5375	*	*	Consolidated Account	DDA Checking	Sweep Account
5376	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5377	*	*	Consolidated Account	DDA Checking	ACH Debit
5378	*	*	Consolidated Account	DDA Checking	ACH Debit
5380	*	*	Consolidated Account	DDA Checking	ACH Debit
5382	*	*	Consolidated Account	DDA Checking	ACH Debit
5384	*	*	Consolidated Account	DDA Checking	Sweep Account
5387	*	*	Consolidated Account	DDA Checking	ACH Debit
5388	*	*	Consolidated Account	DDA Checking	ACH Debit
5390	*	*	Consolidated Account	DDA Checking	ACH Debit
5391	*	*	Consolidated Account	DDA Checking	Sweep Account
5392	*	*	Consolidated Account	DDA Checking	ACH Debit
5393	*	*	Consolidated Account	DDA Checking	ACH Debit
5395	*	*	Consolidated Account	DDA Checking	Sweep Account
5396	*	*	Consolidated Account	DDA Checking	ACH Debit
5397	*	*	Consolidated Account	DDA Checking	Sweep Account
5400	*	*	Consolidated Account	DDA Checking	ACH Debit
5401	*	*	Consolidated Account	DDA Checking	ACH Debit
5402	*	*	Stand-Alone Account	Business Checking	ACH Debit
5404	*	*	Consolidated Account	DDA Checking	Sweep Account
5405	*	*	Consolidated Account	DDA Checking	Sweep Account
5406	*	*	Consolidated Account	DDA Checking	Sweep Account
5407	*	*	Consolidated Account	DDA Checking	Sweep Account
5408	*	*	Consolidated Account	DDA Checking	ACH Debit
5410	*	*	Consolidated Account	DDA Checking	Sweep Account
5411	*	*	Consolidated Account	DDA Checking	ACH Debit
5412	*	*	Consolidated Account	DDA Checking	ACH Debit
5413	*	*	Consolidated Account	DDA Checking	ACH Debit
5416	*	*	Consolidated Account	DDA Checking	Sweep Account
5419	*	*	Consolidated Account	DDA Checking	ACH Debit
5420	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5427	*	*	Consolidated Account	DDA Checking	ACH Debit
5428	*	*	Consolidated Account	DDA Checking	Sweep Account
5431	*	*	Consolidated Account	DDA Checking	ACH Debit
5432	*	*	Consolidated Account	DDA Checking	ACH Debit
5434	*	*	Consolidated Account	DDA Checking	ACH Debit
5549	*	*	Consolidated Account	DDA Checking	Sweep Account
5550	*	*	Consolidated Account	DDA Checking	Sweep Account
5552	*	*	Consolidated Account	DDA Checking	ACH Debit
5553	*	*	Consolidated Account	DDA Checking	ACH Debit
5555	*	*	Consolidated Account	DDA Checking	Sweep Account
5556	*	*	Consolidated Account	DDA Checking	ACH Debit
5557	*	*	Consolidated Account	DDA Checking	ACH Debit
5558	*	*	Consolidated Account	DDA Checking	ACH Debit
5559	*	*	Consolidated Account	DDA Checking	ACH Debit
5560	*	*	Consolidated Account	DDA Checking	ACH Debit
5561	*	*	Stand-Alone Account	Business Checking	ACH Debit
5562	*	*	Consolidated Account	DDA Checking	ACH Debit
5563	*	*	Consolidated Account	DDA Checking	ACH Debit
5564	*	*	Consolidated Account	DDA Checking	ACH Debit
5565	*	*	Consolidated Account	DDA Checking	ACH Debit
5566	*	*	Consolidated Account	DDA Checking	Sweep Account
5567	*	*	Consolidated Account	DDA Checking	Sweep Account
5568	*	*	Consolidated Account	DDA Checking	ACH Debit
5569	*	*	Consolidated Account	DDA Checking	ACH Debit
5570	*	*	Consolidated Account	DDA Checking	ACH Debit
5571	*	*	Consolidated Account	DDA Checking	ACH Debit
5572	*	*	Consolidated Account	DDA Checking	ACH Debit
5573	*	*	Consolidated Account	DDA Checking	ACH Debit
5574	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5575	*	*	Consolidated Account	DDA Checking	ACH Debit
5578	*	*	Consolidated Account	DDA Checking	ACH Debit
5579	*	*	Consolidated Account	DDA Checking	ACH Debit
5580	*	*	Consolidated Account	DDA Checking	ACH Debit
5582	*	*	Consolidated Account	DDA Checking	ACH Debit
5644	*	*	Consolidated Account	DDA Checking	ACH Debit
5646	*	*	Consolidated Account	DDA Checking	Sweep Account
5647	*	*	Consolidated Account	DDA Checking	ACH Debit
5648	*	*	Consolidated Account	DDA Checking	ACH Debit
5683	*	*	Consolidated Account	DDA Checking	ACH Debit
5685	*	*	Consolidated Account	DDA Checking	ACH Debit
5686	*	*	Stand-Alone Account	Business Checking	ACH Debit
5687	*	*	Consolidated Account	DDA Checking	ACH Debit
5689	*	*	Stand-Alone Account	Business Checking	ACH Debit
5690	*	*	Consolidated Account	DDA Checking	ACH Debit
5691	*	*	Consolidated Account	DDA Checking	Sweep Account
5692	*	*	Consolidated Account	DDA Checking	ACH Debit
5693	*	*	Consolidated Account	DDA Checking	ACH Debit
5694	*	*	Consolidated Account	DDA Checking	Sweep Account
5699	*	*	Stand-Alone Account	Business Checking	ACH Debit
5700	*	*	Consolidated Account	DDA Checking	ACH Debit
5702	*	*	Consolidated Account	DDA Checking	ACH Debit
5705	*	*	Consolidated Account	DDA Checking	Sweep Account
5706	*	*	Consolidated Account	DDA Checking	Sweep Account
5707	*	*	Consolidated Account	DDA Checking	Sweep Account
5708	*	*	Consolidated Account	DDA Checking	Sweep Account
5709	*	*	Consolidated Account	DDA Checking	Sweep Account
5710	*	*	Consolidated Account	DDA Checking	Sweep Account
5711	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5712	*	*	Consolidated Account	DDA Checking	ACH Debit
5713	*	*	Consolidated Account	DDA Checking	ACH Debit
5717	*	*	Consolidated Account	DDA Checking	ACH Debit
5718	*	*	Consolidated Account	DDA Checking	Sweep Account
5722	*	*	Consolidated Account	DDA Checking	Sweep Account
5724	*	*	Consolidated Account	DDA Checking	Sweep Account
5725	*	*	Consolidated Account	DDA Checking	Sweep Account
5727	*	*	Consolidated Account	DDA Checking	Sweep Account
5729	*	*	Consolidated Account	DDA Checking	ACH Debit
5731	*	*	Consolidated Account	DDA Checking	Sweep Account
5733	*	*	Consolidated Account	DDA Checking	ACH Debit
5736	*	*	Consolidated Account	DDA Checking	ACH Debit
5737	*	*	Consolidated Account	DDA Checking	Sweep Account
5738	*	*	Consolidated Account	DDA Checking	Sweep Account
5739	*	*	Consolidated Account	DDA Checking	ACH Debit
5741	*	*	Consolidated Account	DDA Checking	Sweep Account
5742	*	*	Consolidated Account	DDA Checking	Sweep Account
5743	*	*	Consolidated Account	DDA Checking	ACH Debit
5744	*	*	Consolidated Account	DDA Checking	Sweep Account
5745	*	*	Consolidated Account	DDA Checking	Sweep Account
5746	*	*	Consolidated Account	DDA Checking	ACH Debit
5747	*	*	Consolidated Account	DDA Checking	ACH Debit
5748	*	*	Consolidated Account	DDA Checking	ACH Debit
5749	*	*	Consolidated Account	DDA Checking	ACH Debit
5751	*	*	Consolidated Account	DDA Checking	ACH Debit
5753	*	*	Consolidated Account	DDA Checking	ACH Debit
5754	*	*	Consolidated Account	DDA Checking	ACH Debit
5755	*	*	Consolidated Account	DDA Checking	ACH Debit
5757	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5758	*	*	Consolidated Account	DDA Checking	Sweep Account
5759	*	*	Consolidated Account	DDA Checking	ACH Debit
5763	*	*	Consolidated Account	DDA Checking	ACH Debit
5764	*	*	Consolidated Account	DDA Checking	ACH Debit
5766	*	*	Consolidated Account	DDA Checking	Sweep Account
5767	*	*	Consolidated Account	DDA Checking	ACH Debit
5768	*	*	Consolidated Account	DDA Checking	Sweep Account
5771	*	*	Consolidated Account	DDA Checking	ACH Debit
5772	*	*	Consolidated Account	DDA Checking	ACH Debit
5773	*	*	Consolidated Account	DDA Checking	ACH Debit
5774	*	*	Consolidated Account	DDA Checking	Sweep Account
5777	*	*	Consolidated Account	DDA Checking	ACH Debit
5778	*	*	Consolidated Account	DDA Checking	Sweep Account
5780	*	*	Consolidated Account	DDA Checking	ACH Debit
5781	*	*	Consolidated Account	DDA Checking	ACH Debit
5784	*	*	Consolidated Account	DDA Checking	ACH Debit
5785	*	*	Consolidated Account	DDA Checking	ACH Debit
5786	*	*	Consolidated Account	DDA Checking	ACH Debit
5787	*	*	Consolidated Account	DDA Checking	ACH Debit
5788	*	*	Consolidated Account	DDA Checking	ACH Debit
5789	*	*	Consolidated Account	DDA Checking	Sweep Account
5790	*	*	Consolidated Account	DDA Checking	Sweep Account
5791	*	*	Consolidated Account	DDA Checking	ACH Debit
5792	*	*	Consolidated Account	DDA Checking	Sweep Account
5793	*	*	Consolidated Account	DDA Checking	ACH Debit
5794	*	*	Consolidated Account	DDA Checking	Sweep Account
5795	*	*	Consolidated Account	DDA Checking	ACH Debit
5796	*	*	Consolidated Account	DDA Checking	ACH Debit
5797	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5798	*	*	Consolidated Account	DDA Checking	ACH Debit
5800	*	*	Consolidated Account	DDA Checking	Sweep Account
5801	*	*	Consolidated Account	DDA Checking	Sweep Account
5802	*	*	Consolidated Account	DDA Checking	Sweep Account
5803	*	*	Consolidated Account	DDA Checking	ACH Debit
5804	*	*	Consolidated Account	DDA Checking	ACH Debit
5806	*	*	Consolidated Account	DDA Checking	ACH Debit
5808	*	*	Consolidated Account	DDA Checking	ACH Debit
5809	*	*	Consolidated Account	DDA Checking	Sweep Account
5810	*	*	Consolidated Account	DDA Checking	Sweep Account
5811	*	*	Consolidated Account	DDA Checking	ACH Debit
5812	*	*	Consolidated Account	DDA Checking	ACH Debit
5813	*	*	Consolidated Account	DDA Checking	ACH Debit
5814	*	*	Consolidated Account	DDA Checking	ACH Debit
5816	*	*	Consolidated Account	DDA Checking	ACH Debit
5817	*	*	Consolidated Account	DDA Checking	Sweep Account
5818	*	*	Consolidated Account	DDA Checking	ACH Debit
5819	*	*	Consolidated Account	DDA Checking	Sweep Account
5820	*	*	Consolidated Account	DDA Checking	ACH Debit
5821	*	*	Consolidated Account	DDA Checking	ACH Debit
5822	*	*	Consolidated Account	DDA Checking	Sweep Account
5823	*	*	Consolidated Account	DDA Checking	Sweep Account
5824	*	*	Consolidated Account	DDA Checking	ACH Debit
5825	*	*	Consolidated Account	DDA Checking	ACH Debit
5826	*	*	Consolidated Account	DDA Checking	ACH Debit
5827	*	*	Consolidated Account	DDA Checking	ACH Debit
5828	*	*	Consolidated Account	DDA Checking	ACH Debit
5829	*	*	Consolidated Account	DDA Checking	ACH Debit
5830	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5831	*	*	Consolidated Account	DDA Checking	Sweep Account
5832	*	*	Consolidated Account	DDA Checking	Sweep Account
5833	*	*	Consolidated Account	DDA Checking	Sweep Account
5834	*	*	Consolidated Account	DDA Checking	ACH Debit
5835	*	*	Consolidated Account	DDA Checking	ACH Debit
5836	*	*	Consolidated Account	DDA Checking	Sweep Account
5837	*	*	Consolidated Account	DDA Checking	ACH Debit
5838	*	*	Consolidated Account	DDA Checking	ACH Debit
5839	*	*	Consolidated Account	DDA Checking	Sweep Account
5840	*	*	Consolidated Account	DDA Checking	ACH Debit
5841	*	*	Consolidated Account	DDA Checking	Sweep Account
5845	*	*	Consolidated Account	DDA Checking	Sweep Account
5846	*	*	Consolidated Account	DDA Checking	Sweep Account
5847	*	*	Stand-Alone Account	Business Checking	ACH Debit
5848	*	*	Consolidated Account	DDA Checking	ACH Debit
5849	*	*	Consolidated Account	DDA Checking	ACH Debit

5854	*	*	Consolidated Account	DDA Checking	ACH Debit
5855	*	*	Consolidated Account	DDA Checking	ACH Debit
5857	*	*	Consolidated Account	DDA Checking	ACH Debit
5858	*	*	Consolidated Account	DDA Checking	ACH Debit
5859	*	*	Consolidated Account	DDA Checking	ACH Debit
5861	*	*	Consolidated Account	DDA Checking	ACH Debit
5862	*	*	Consolidated Account	DDA Checking	ACH Debit
5863	*	*	Consolidated Account	DDA Checking	ACH Debit
5866	*	*	Consolidated Account	DDA Checking	Sweep Account
5867	*	*	Consolidated Account	DDA Checking	ACH Debit
5868	*	*	Consolidated Account	DDA Checking	ACH Debit
5871	*	*	Consolidated Account	DDA Checking	ACH Debit
5873	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5874	*	*	Consolidated Account	DDA Checking	Sweep Account
5875	*	*	Consolidated Account	DDA Checking	ACH Debit
5876	*	*	Consolidated Account	DDA Checking	ACH Debit
5877	*	*	Consolidated Account	DDA Checking	ACH Debit
5878	*	*	Consolidated Account	DDA Checking	ACH Debit
5879	*	*	Consolidated Account	DDA Checking	ACH Debit
5880	*	*	Stand-Alone Account	Business Checking	ACH Debit
5881	*	*	Consolidated Account	DDA Checking	ACH Debit
5882	*	*	Consolidated Account	DDA Checking	ACH Debit
5883	*	*	Consolidated Account	DDA Checking	ACH Debit
5884	*	*	Stand-Alone Account	Business Checking	ACH Debit
5885	*	*	Consolidated Account	DDA Checking	ACH Debit
5886	*	*	Consolidated Account	DDA Checking	Sweep Account
5887	*	*	Consolidated Account	DDA Checking	ACH Debit
5889	*	*	Consolidated Account	DDA Checking	ACH Debit
5890	*	*	Consolidated Account	DDA Checking	ACH Debit
5892	*	*	Consolidated Account	DDA Checking	ACH Debit
5893	*	*	Consolidated Account	DDA Checking	ACH Debit
5894	*	*	Consolidated Account	DDA Checking	ACH Debit
5897	*	*	Consolidated Account	DDA Checking	Sweep Account
5922	*	*	Consolidated Account	DDA Checking	ACH Debit
5951	*	*	Consolidated Account	DDA Checking	ACH Debit
5952	*	*	Consolidated Account	DDA Checking	ACH Debit
5954	*	*	Consolidated Account	DDA Checking	ACH Debit
5955	*	*	Consolidated Account	DDA Checking	ACH Debit
5956	*	*	Consolidated Account	DDA Checking	ACH Debit
5957	*	*	Consolidated Account	DDA Checking	ACH Debit
5958	*	*	Consolidated Account	DDA Checking	ACH Debit
5959	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

5960	*	*	Consolidated Account	DDA Checking	ACH Debit
5961	*	*	Consolidated Account	DDA Checking	ACH Debit
5962	*	*	Consolidated Account	DDA Checking	ACH Debit
5963	*	*	Consolidated Account	DDA Checking	ACH Debit
5965	*	*	Consolidated Account	DDA Checking	Sweep Account
5966	*	*	Consolidated Account	DDA Checking	ACH Debit
5967	*	*	Consolidated Account	DDA Checking	ACH Debit
5968	*	*	Consolidated Account	DDA Checking	ACH Debit
5969	*	*	Consolidated Account	DDA Checking	ACH Debit
5970	*	*	Consolidated Account	DDA Checking	Sweep Account
5971	*	*	Consolidated Account	DDA Checking	Sweep Account
5972	*	*	Stand-Alone Account	Business Checking	ACH Debit
5973	*	*	Consolidated Account	DDA Checking	ACH Debit
5974	*	*	Consolidated Account	DDA Checking	Sweep Account
5975	*	*	Consolidated Account	DDA Checking	Sweep Account
5976	*	*	Consolidated Account	DDA Checking	ACH Debit
5977	*	*	Consolidated Account	DDA Checking	ACH Debit
5979	*	*	Consolidated Account	DDA Checking	Sweep Account
5980	*	*	Consolidated Account	DDA Checking	ACH Debit
5982	*	*	Consolidated Account	DDA Checking	ACH Debit
5983	*	*	Consolidated Account	DDA Checking	Sweep Account
5984	*	*	Consolidated Account	DDA Checking	ACH Debit
5985	*	*	Consolidated Account	DDA Checking	ACH Debit
5986	*	*	Consolidated Account	DDA Checking	ACH Debit
5989	*	*	Consolidated Account	DDA Checking	ACH Debit
5991	*	*	Consolidated Account	DDA Checking	ACH Debit
5995	*	*	Consolidated Account	DDA Checking	Sweep Account
6002	*	*	Consolidated Account	DDA Checking	Sweep Account
6004	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6006	*	*	Consolidated Account	DDA Checking	ACH Debit
6008	*	*	Consolidated Account	DDA Checking	ACH Debit
6009	*	*	Consolidated Account	DDA Checking	ACH Debit
6012	*	*	Consolidated Account	DDA Checking	ACH Debit
6013	*	*	Consolidated Account	DDA Checking	ACH Debit
6014	*	*	Consolidated Account	DDA Checking	Sweep Account
6017	*	*	Consolidated Account	DDA Checking	ACH Debit
6018	*	*	Consolidated Account	DDA Checking	ACH Debit
6019	*	*	Stand-Alone Account	Business Checking	ACH Debit
6026	*	*	Consolidated Account	DDA Checking	Sweep Account
6027	*	*	Consolidated Account	DDA Checking	ACH Debit
6029	*	*	Consolidated Account	DDA Checking	ACH Debit
6032	*	*	Consolidated Account	DDA Checking	ACH Debit
6033	*	*	Consolidated Account	DDA Checking	Sweep Account
6034	*	*	Consolidated Account	DDA Checking	ACH Debit
6036	*	*	Consolidated Account	DDA Checking	ACH Debit
6038	*	*	Consolidated Account	DDA Checking	Sweep Account
6039	*	*	Consolidated Account	DDA Checking	Sweep Account
6040	*	*	Consolidated Account	DDA Checking	ACH Debit
6041	*	*	Consolidated Account	DDA Checking	ACH Debit
6042	*	*	Consolidated Account	DDA Checking	Sweep Account
6043	*	*	Consolidated Account	DDA Checking	ACH Debit
6044	*	*	Consolidated Account	DDA Checking	Sweep Account
6045	*	*	Consolidated Account	DDA Checking	Sweep Account
6046	*	*	Consolidated Account	DDA Checking	ACH Debit
6047	*	*	Consolidated Account	DDA Checking	ACH Debit
6048	*	*	Consolidated Account	DDA Checking	Sweep Account
6050	*	*	Consolidated Account	DDA Checking	ACH Debit
6051	*	*	Stand-Alone Account	Business Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6052	*	*	Consolidated Account	DDA Checking	Sweep Account
6053	*	*	Consolidated Account	DDA Checking	ACH Debit
6055	*	*	Consolidated Account	DDA Checking	Sweep Account
6057	*	*	Consolidated Account	DDA Checking	Sweep Account
6059	*	*	Consolidated Account	DDA Checking	Sweep Account
6060	*	*	Consolidated Account	DDA Checking	ACH Debit
6061	*	*	Consolidated Account	DDA Checking	Sweep Account
6063	*	*	Consolidated Account	DDA Checking	ACH Debit
6065	*	*	Consolidated Account	DDA Checking	Sweep Account
6067	*	*	Consolidated Account	DDA Checking	Sweep Account
6070	*	*	Consolidated Account	DDA Checking	ACH Debit
6072	*	*	Consolidated Account	DDA Checking	ACH Debit
6077	*	*	Consolidated Account	DDA Checking	ACH Debit
6078	*	*	Consolidated Account	DDA Checking	ACH Debit
6080	*	*	Consolidated Account	DDA Checking	ACH Debit
6083	*	*	Consolidated Account	DDA Checking	ACH Debit
6085	*	*	Consolidated Account	DDA Checking	Sweep Account
6087	*	*	Consolidated Account	DDA Checking	Sweep Account
6097	*	*	Consolidated Account	DDA Checking	ACH Debit
6099	*	*	Consolidated Account	DDA Checking	ACH Debit
6101	*	*	Consolidated Account	DDA Checking	ACH Debit
6102	*	*	Consolidated Account	DDA Checking	ACH Debit
6107	*	*	Consolidated Account	DDA Checking	ACH Debit
6108	*	*	Consolidated Account	DDA Checking	ACH Debit
6110	*	*	Consolidated Account	DDA Checking	ACH Debit
6113	*	*	Consolidated Account	DDA Checking	ACH Debit
6115	*	*	Stand-Alone Account	Business Checking	ACH Debit
6116	*	*	Stand-Alone Account	Business Checking	ACH Debit
6117	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6118	*	*	Consolidated Account	DDA Checking	Sweep Account
6119	*	*	Consolidated Account	DDA Checking	ACH Debit
6120	*	*	Consolidated Account	DDA Checking	ACH Debit
6121	*	*	Consolidated Account	DDA Checking	ACH Debit
6122	*	*	Consolidated Account	DDA Checking	Sweep Account
6123	*	*	Consolidated Account	DDA Checking	Sweep Account
6126	*	*	Consolidated Account	DDA Checking	ACH Debit
6127	*	*	Consolidated Account	DDA Checking	Sweep Account
6130	*	*	Consolidated Account	DDA Checking	Sweep Account
6132	*	*	Consolidated Account	DDA Checking	ACH Debit
6134	*	*	Consolidated Account	DDA Checking	Sweep Account
6135	*	*	Consolidated Account	DDA Checking	Sweep Account
6137	*	*	Consolidated Account	DDA Checking	ACH Debit
6141	*	*	Consolidated Account	DDA Checking	Sweep Account
6142	*	*	Consolidated Account	DDA Checking	ACH Debit
6146	*	*	Consolidated Account	DDA Checking	ACH Debit
6147	*	*	Consolidated Account	DDA Checking	ACH Debit
6151	*	*	Consolidated Account	DDA Checking	ACH Debit
6153	*	*	Consolidated Account	DDA Checking	ACH Debit
6154	*	*	Consolidated Account	DDA Checking	Sweep Account
6155	*	*	Consolidated Account	DDA Checking	ACH Debit
6156	*	*	Consolidated Account	DDA Checking	ACH Debit
6157	*	*	Consolidated Account	DDA Checking	Sweep Account
6158	*	*	Consolidated Account	DDA Checking	ACH Debit
6161	*	*	Consolidated Account	DDA Checking	Sweep Account
6163	*	*	Consolidated Account	DDA Checking	ACH Debit
6164	*	*	Consolidated Account	DDA Checking	Sweep Account
6166	*	*	Consolidated Account	DDA Checking	Sweep Account
6167	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6168	*	*	Stand-Alone Account	Business Checking	ACH Debit
6170	*	*	Consolidated Account	DDA Checking	Sweep Account
6172	*	*	Consolidated Account	DDA Checking	ACH Debit
6173	*	*	Consolidated Account	DDA Checking	Sweep Account
6174	*	*	Consolidated Account	DDA Checking	Sweep Account
6178	*	*	Consolidated Account	DDA Checking	ACH Debit
6179	*	*	Consolidated Account	DDA Checking	Sweep Account
6181	*	*	Consolidated Account	DDA Checking	Sweep Account
6183	*	*	Consolidated Account	DDA Checking	ACH Debit
6184	*	*	Consolidated Account	DDA Checking	ACH Debit
6187	*	*	Consolidated Account	DDA Checking	Sweep Account
6188	*	*	Consolidated Account	DDA Checking	ACH Debit
6189	*	*	Consolidated Account	DDA Checking	ACH Debit
6192	*	*	Consolidated Account	DDA Checking	ACH Debit
6193	*	*	Consolidated Account	DDA Checking	ACH Debit
6194	*	*	Consolidated Account	DDA Checking	ACH Debit
6196	*	*	Consolidated Account	DDA Checking	ACH Debit
6198	*	*	Consolidated Account	DDA Checking	Sweep Account
6200	*	*	Consolidated Account	DDA Checking	ACH Debit
6202	*	*	Consolidated Account	DDA Checking	ACH Debit
6203	*	*	Consolidated Account	DDA Checking	ACH Debit
6204	*	*	Consolidated Account	DDA Checking	ACH Debit
6205	*	*	Consolidated Account	DDA Checking	ACH Debit
6209	*	*	Consolidated Account	DDA Checking	ACH Debit
6211	*	*	Consolidated Account	DDA Checking	Sweep Account
6213	*	*	Consolidated Account	DDA Checking	ACH Debit
6215	*	*	Consolidated Account	DDA Checking	ACH Debit
6217	*	*	Consolidated Account	DDA Checking	ACH Debit
6218	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6219	*	*	Stand-Alone Account	Business Checking	ACH Debit
6222	*	*	Consolidated Account	DDA Checking	ACH Debit
6223	*	*	Consolidated Account	DDA Checking	Sweep Account
6224	*	*	Consolidated Account	DDA Checking	Sweep Account
6225	*	*	Consolidated Account	DDA Checking	ACH Debit
6228	*	*	Stand-Alone Account	Business Checking	ACH Debit
6230	*	*	Consolidated Account	DDA Checking	ACH Debit
6231	*	*	Consolidated Account	DDA Checking	ACH Debit
6234	*	*	Consolidated Account	DDA Checking	ACH Debit
6236	*	*	Consolidated Account	DDA Checking	ACH Debit
6237	*	*	Consolidated Account	DDA Checking	ACH Debit
6238	*	*	Consolidated Account	DDA Checking	Sweep Account
6239	*	*	Consolidated Account	DDA Checking	ACH Debit

6242	*	*	Consolidated Account	DDA Checking	ACH Debit
6243	*	*	Consolidated Account	DDA Checking	Sweep Account
6245	*	*	Consolidated Account	DDA Checking	ACH Debit
6247	*	*	Consolidated Account	DDA Checking	ACH Debit
6248	*	*	Consolidated Account	DDA Checking	ACH Debit
6249	*	*	Consolidated Account	DDA Checking	Sweep Account
6251	*	*	Stand-Alone Account	Business Checking	ACH Debit
6252	*	*	Consolidated Account	DDA Checking	ACH Debit
6254	*	*	Consolidated Account	DDA Checking	ACH Debit
6255	*	*	Consolidated Account	DDA Checking	Sweep Account
6257	*	*	Consolidated Account	DDA Checking	Sweep Account
6259	*	*	Consolidated Account	DDA Checking	ACH Debit
6260	*	*	Consolidated Account	DDA Checking	ACH Debit
6261	*	*	Consolidated Account	DDA Checking	Sweep Account
6262	*	*	Consolidated Account	DDA Checking	Sweep Account
6264	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6265	*	*	Consolidated Account	DDA Checking	Sweep Account
6266	*	*	Consolidated Account	DDA Checking	ACH Debit
6269	*	*	Consolidated Account	DDA Checking	ACH Debit
6271	*	*	Consolidated Account	DDA Checking	Sweep Account
6272	*	*	Consolidated Account	DDA Checking	ACH Debit
6273	*	*	Consolidated Account	DDA Checking	Sweep Account
6277	*	*	Consolidated Account	DDA Checking	ACH Debit
6278	*	*	Consolidated Account	DDA Checking	Sweep Account
6280	*	*	Stand-Alone Account	Business Checking	ACH Debit
6282	*	*	Consolidated Account	DDA Checking	ACH Debit
6283	*	*	Consolidated Account	DDA Checking	ACH Debit
6286	*	*	Consolidated Account	DDA Checking	Sweep Account
6288	*	*	Consolidated Account	DDA Checking	ACH Debit
6289	*	*	Consolidated Account	DDA Checking	ACH Debit
6290	*	*	Consolidated Account	DDA Checking	ACH Debit
6291	*	*	Consolidated Account	DDA Checking	ACH Debit
6292	*	*	Consolidated Account	DDA Checking	Sweep Account
6294	*	*	Consolidated Account	DDA Checking	Sweep Account
6295	*	*	Consolidated Account	DDA Checking	ACH Debit
6298	*	*	Consolidated Account	DDA Checking	ACH Debit
6301	*	*	Consolidated Account	DDA Checking	Sweep Account
6302	*	*	Consolidated Account	DDA Checking	ACH Debit
6304	*	*	Consolidated Account	DDA Checking	ACH Debit
6306	*	*	Consolidated Account	DDA Checking	ACH Debit
6308	*	*	Consolidated Account	DDA Checking	ACH Debit
6310	*	*	Consolidated Account	DDA Checking	Sweep Account
6311	*	*	Consolidated Account	DDA Checking	Sweep Account
6315	*	*	Consolidated Account	DDA Checking	ACH Debit
6318	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6319	*	*	Consolidated Account	DDA Checking	Sweep Account
6320	*	*	Consolidated Account	DDA Checking	ACH Debit
6321	*	*	Consolidated Account	DDA Checking	ACH Debit
6323	*	*	Consolidated Account	DDA Checking	Sweep Account
6324	*	*	Consolidated Account	DDA Checking	ACH Debit
6327	*	*	Consolidated Account	DDA Checking	Sweep Account
6328	*	*	Consolidated Account	DDA Checking	Sweep Account
6330	*	*	Consolidated Account	DDA Checking	Sweep Account
6336	*	*	Consolidated Account	DDA Checking	ACH Debit
6338	*	*	Consolidated Account	DDA Checking	ACH Debit
6341	*	*	Consolidated Account	DDA Checking	ACH Debit
6342	*	*	Consolidated Account	DDA Checking	ACH Debit
6344	*	*	Consolidated Account	DDA Checking	Sweep Account
6345	*	*	Consolidated Account	DDA Checking	ACH Debit
6346	*	*	Consolidated Account	DDA Checking	ACH Debit
6347	*	*	Consolidated Account	DDA Checking	ACH Debit
6350	*	*	Consolidated Account	DDA Checking	Sweep Account
6353	*	*	Consolidated Account	DDA Checking	Sweep Account
6354	*	*	Consolidated Account	DDA Checking	ACH Debit
6355	*	*	Consolidated Account	DDA Checking	ACH Debit
6359	*	*	Stand-Alone Account	Business Checking	ACH Debit
6360	*	*	Consolidated Account	DDA Checking	Sweep Account
6365	*	*	Consolidated Account	DDA Checking	ACH Debit
6366	*	*	Consolidated Account	DDA Checking	ACH Debit
6369	*	*	Consolidated Account	DDA Checking	ACH Debit
6371	*	*	Consolidated Account	DDA Checking	ACH Debit
6372	*	*	Consolidated Account	DDA Checking	ACH Debit
6373	*	*	Consolidated Account	DDA Checking	Sweep Account
6374	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6375	*	*	Consolidated Account	DDA Checking	ACH Debit
6376	*	*	Consolidated Account	DDA Checking	Sweep Account
6378	*	*	Consolidated Account	DDA Checking	Sweep Account
6382	*	*	Consolidated Account	DDA Checking	ACH Debit
6384	*	*	Consolidated Account	DDA Checking	ACH Debit
6385	*	*	Consolidated Account	DDA Checking	ACH Debit
6386	*	*	Consolidated Account	DDA Checking	ACH Debit
6387	*	*	Consolidated Account	DDA Checking	Sweep Account
6388	*	*	Consolidated Account	DDA Checking	Sweep Account
6390	*	*	Consolidated Account	DDA Checking	ACH Debit
6391	*	*	Consolidated Account	DDA Checking	Sweep Account
6392	*	*	Consolidated Account	DDA Checking	Sweep Account
6393	*	*	Consolidated Account	DDA Checking	ACH Debit
6394	*	*	Consolidated Account	DDA Checking	Sweep Account
6397	*	*	Consolidated Account	DDA Checking	ACH Debit
6398	*	*	Consolidated Account	DDA Checking	ACH Debit
6399	*	*	Consolidated Account	DDA Checking	ACH Debit
6401	*	*	Consolidated Account	DDA Checking	ACH Debit
6403	*	*	Consolidated Account	DDA Checking	Sweep Account
6404	*	*	Consolidated Account	DDA Checking	ACH Debit
6405	*	*	Consolidated Account	DDA Checking	ACH Debit
6406	*	*	Consolidated Account	DDA Checking	ACH Debit
6408	*	*	Consolidated Account	DDA Checking	ACH Debit
6409	*	*	Consolidated Account	DDA Checking	ACH Debit
6410	*	*	Consolidated Account	DDA Checking	Sweep Account
6411	*	*	Consolidated Account	DDA Checking	ACH Debit
6412	*	*	Consolidated Account	DDA Checking	Sweep Account
6413	*	*	Consolidated Account	DDA Checking	Sweep Account
6414	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6417	*	*	Consolidated Account	DDA Checking	Sweep Account
6419	*	*	Consolidated Account	DDA Checking	ACH Debit
6420	*	*	Consolidated Account	DDA Checking	ACH Debit
6421	*	*	Consolidated Account	DDA Checking	ACH Debit
6422	*	*	Consolidated Account	DDA Checking	ACH Debit
6423	*	*	Consolidated Account	DDA Checking	ACH Debit
6425	*	*	Consolidated Account	DDA Checking	ACH Debit
6428	*	*	Consolidated Account	DDA Checking	ACH Debit
6432	*	*	Consolidated Account	DDA Checking	ACH Debit
6433	*	*	Consolidated Account	DDA Checking	Sweep Account
6435	*	*	Consolidated Account	DDA Checking	ACH Debit
6436	*	*	Consolidated Account	DDA Checking	Sweep Account
6438	*	*	Consolidated Account	DDA Checking	Sweep Account
6439	*	*	Consolidated Account	DDA Checking	ACH Debit
6442	*	*	Consolidated Account	DDA Checking	Sweep Account
6444	*	*	Consolidated Account	DDA Checking	ACH Debit
6446	*	*	Consolidated Account	DDA Checking	Sweep Account
6450	*	*	Consolidated Account	DDA Checking	ACH Debit
6453	*	*	Consolidated Account	DDA Checking	ACH Debit
6456	*	*	Consolidated Account	DDA Checking	ACH Debit
6457	*	*	Consolidated Account	DDA Checking	ACH Debit
6460	*	*	Consolidated Account	DDA Checking	ACH Debit
6461	*	*	Consolidated Account	DDA Checking	Sweep Account
6464	*	*	Consolidated Account	DDA Checking	ACH Debit
6466	*	*	Consolidated Account	DDA Checking	ACH Debit
6467	*	*	Consolidated Account	DDA Checking	ACH Debit
6470	*	*	Consolidated Account	DDA Checking	ACH Debit
6473	*	*	Consolidated Account	DDA Checking	Sweep Account
6474	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6475	*	*	Consolidated Account	DDA Checking	ACH Debit
6477	*	*	Consolidated Account	DDA Checking	Sweep Account
6478	*	*	Consolidated Account	DDA Checking	ACH Debit
6479	*	*	Consolidated Account	DDA Checking	ACH Debit
6481	*	*	Consolidated Account	DDA Checking	ACH Debit
6483	*	*	Consolidated Account	DDA Checking	Sweep Account
6484	*	*	Consolidated Account	DDA Checking	ACH Debit
6485	*	*	Consolidated Account	DDA Checking	ACH Debit
6486	*	*	Consolidated Account	DDA Checking	Sweep Account
6487	*	*	Consolidated Account	DDA Checking	ACH Debit
6488	*	*	Consolidated Account	DDA Checking	Sweep Account
6490	*	*	Consolidated Account	DDA Checking	ACH Debit
6491	*	*	Stand-Alone Account	Business Checking	ACH Debit
6492	*	*	Consolidated Account	DDA Checking	ACH Debit
6494	*	*	Consolidated Account	DDA Checking	Sweep Account
6495	*	*	Consolidated Account	DDA Checking	ACH Debit
6496	*	*	Consolidated Account	DDA Checking	Sweep Account
6497	*	*	Consolidated Account	DDA Checking	Sweep Account
6498	*	*	Consolidated Account	DDA Checking	ACH Debit
6499	*	*	Consolidated Account	DDA Checking	ACH Debit
6500	*	*	Stand-Alone Account	Business Checking	ACH Debit
6501	*	*	Consolidated Account	DDA Checking	ACH Debit
6507	*	*	Consolidated Account	DDA Checking	ACH Debit
6508	*	*	Consolidated Account	DDA Checking	ACH Debit
6512	*	*	Consolidated Account	DDA Checking	ACH Debit
6513	*	*	Consolidated Account	DDA Checking	ACH Debit
6514	*	*	Consolidated Account	DDA Checking	ACH Debit
6518	*	*	Consolidated Account	DDA Checking	ACH Debit
6519	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6521	*	*	Consolidated Account	DDA Checking	ACH Debit
6522	*	*	Consolidated Account	DDA Checking	Sweep Account
6523	*	*	Consolidated Account	DDA Checking	Sweep Account
6524	*	*	Consolidated Account	DDA Checking	ACH Debit
6525	*	*	Consolidated Account	DDA Checking	Sweep Account
6528	*	*	Consolidated Account	DDA Checking	ACH Debit
6529	*	*	Consolidated Account	DDA Checking	ACH Debit
6530	*	*	Stand-Alone Account	Business Checking	ACH Debit
6532	*	*	Consolidated Account	DDA Checking	ACH Debit
6537	*	*	Consolidated Account	DDA Checking	Sweep Account
6538	*	*	Consolidated Account	DDA Checking	Sweep Account
6539	*	*	Consolidated Account	DDA Checking	ACH Debit
6540	*	*	Consolidated Account	DDA Checking	ACH Debit
6541	*	*	Consolidated Account	DDA Checking	ACH Debit
6542	*	*	Consolidated Account	DDA Checking	ACH Debit
6543	*	*	Consolidated Account	DDA Checking	Sweep Account
6544	*	*	Consolidated Account	DDA Checking	ACH Debit
6545	*	*	Consolidated Account	DDA Checking	ACH Debit
6547	*	*	Consolidated Account	DDA Checking	Sweep Account
6551	*	*	Stand-Alone Account	Business Checking	ACH Debit
6555	*	*	Consolidated Account	DDA Checking	Sweep Account
6556	*	*	Consolidated Account	DDA Checking	Sweep Account
6557	*	*	Consolidated Account	DDA Checking	ACH Debit
6558	*	*	Consolidated Account	DDA Checking	Sweep Account
6559	*	*	Consolidated Account	DDA Checking	ACH Debit
6562	*	*	Consolidated Account	DDA Checking	ACH Debit
6563	*	*	Consolidated Account	DDA Checking	ACH Debit
6565	*	*	Consolidated Account	DDA Checking	ACH Debit
6566	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6567	*	*	Consolidated Account	DDA Checking	Sweep Account
6570	*	*	Consolidated Account	DDA Checking	ACH Debit
6572	*	*	Consolidated Account	DDA Checking	Sweep Account
6573	*	*	Consolidated Account	DDA Checking	ACH Debit
6575	*	*	Consolidated Account	DDA Checking	Sweep Account
6577	*	*	Consolidated Account	DDA Checking	ACH Debit
6579	*	*	Consolidated Account	DDA Checking	Sweep Account
6581	*	*	Consolidated Account	DDA Checking	ACH Debit
6582	*	*	Consolidated Account	DDA Checking	ACH Debit
6583	*	*	Consolidated Account	DDA Checking	ACH Debit

6585	*	*	Consolidated Account	DDA Checking	Sweep Account
6586	*	*	Consolidated Account	DDA Checking	ACH Debit
6587	*	*	Consolidated Account	DDA Checking	ACH Debit
6588	*	*	Consolidated Account	DDA Checking	ACH Debit
6589	*	*	Consolidated Account	DDA Checking	ACH Debit
6601	*	*	Stand-Alone Account	Business Checking	ACH Debit
6602	*	*	Consolidated Account	DDA Checking	ACH Debit
6603	*	*	Consolidated Account	DDA Checking	Sweep Account
6606	*	*	Consolidated Account	DDA Checking	ACH Debit
6607	*	*	Consolidated Account	DDA Checking	ACH Debit
6611	*	*	Consolidated Account	DDA Checking	ACH Debit
6614	*	*	Consolidated Account	DDA Checking	Sweep Account
6615	*	*	Consolidated Account	DDA Checking	ACH Debit
6616	*	*	Consolidated Account	DDA Checking	Sweep Account
6617	*	*	Stand-Alone Account	Business Checking	ACH Debit
6618	*	*	Consolidated Account	DDA Checking	ACH Debit
6620	*	*	Consolidated Account	DDA Checking	Sweep Account
6623	*	*	Consolidated Account	DDA Checking	Sweep Account
6625	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6626	*	*	Consolidated Account	DDA Checking	ACH Debit
6628	*	*	Consolidated Account	DDA Checking	ACH Debit
6629	*	*	Consolidated Account	DDA Checking	ACH Debit
6630	*	*	Consolidated Account	DDA Checking	ACH Debit
6635	*	*	Consolidated Account	DDA Checking	Sweep Account
6637	*	*	Consolidated Account	DDA Checking	Sweep Account
6639	*	*	Consolidated Account	DDA Checking	ACH Debit
6643	*	*	Consolidated Account	DDA Checking	ACH Debit
6644	*	*	Consolidated Account	DDA Checking	Sweep Account
6646	*	*	Consolidated Account	DDA Checking	Sweep Account
6648	*	*	Consolidated Account	DDA Checking	Sweep Account
6649	*	*	Consolidated Account	DDA Checking	ACH Debit
6650	*	*	Consolidated Account	DDA Checking	Sweep Account
6651	*	*	Consolidated Account	DDA Checking	ACH Debit
6652	*	*	Consolidated Account	DDA Checking	ACH Debit
6653	*	*	Consolidated Account	DDA Checking	ACH Debit
6654	*	*	Consolidated Account	DDA Checking	ACH Debit
6655	*	*	Consolidated Account	DDA Checking	Sweep Account
6656	*	*	Consolidated Account	DDA Checking	ACH Debit
6657	*	*	Consolidated Account	DDA Checking	ACH Debit
6658	*	*	Consolidated Account	DDA Checking	ACH Debit
6659	*	*	Consolidated Account	DDA Checking	ACH Debit
6662	*	*	Consolidated Account	DDA Checking	Sweep Account
6666	*	*	Consolidated Account	DDA Checking	ACH Debit
6668	*	*	Consolidated Account	DDA Checking	ACH Debit
6669	*	*	Consolidated Account	DDA Checking	ACH Debit
6671	*	*	Consolidated Account	DDA Checking	ACH Debit
6673	*	*	Consolidated Account	DDA Checking	ACH Debit
6674	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6675	*	*	Consolidated Account	DDA Checking	Sweep Account
6676	*	*	Consolidated Account	DDA Checking	ACH Debit
6678	*	*	Consolidated Account	DDA Checking	ACH Debit
6679	*	*	Consolidated Account	DDA Checking	ACH Debit
6680	*	*	Consolidated Account	DDA Checking	ACH Debit
6681	*	*	Consolidated Account	DDA Checking	ACH Debit
6682	*	*	Consolidated Account	DDA Checking	ACH Debit
6684	*	*	Consolidated Account	DDA Checking	Sweep Account
6685	*	*	Consolidated Account	DDA Checking	ACH Debit
6686	*	*	Consolidated Account	DDA Checking	ACH Debit
6688	*	*	Consolidated Account	DDA Checking	Sweep Account
6690	*	*	Consolidated Account	DDA Checking	ACH Debit
6692	*	*	Consolidated Account	DDA Checking	ACH Debit
6693	*	*	Consolidated Account	DDA Checking	ACH Debit
6694	*	*	Consolidated Account	DDA Checking	ACH Debit
6696	*	*	Consolidated Account	DDA Checking	ACH Debit
6698	*	*	Consolidated Account	DDA Checking	ACH Debit
6701	*	*	Consolidated Account	DDA Checking	Sweep Account
6702	*	*	Consolidated Account	DDA Checking	Sweep Account
6703	*	*	Stand-Alone Account	Business Checking	ACH Debit
6704	*	*	Consolidated Account	DDA Checking	ACH Debit
6705	*	*	Consolidated Account	DDA Checking	ACH Debit
6708	*	*	Consolidated Account	DDA Checking	ACH Debit
6709	*	*	Consolidated Account	DDA Checking	ACH Debit
6710	*	*	Consolidated Account	DDA Checking	ACH Debit
6711	*	*	Consolidated Account	DDA Checking	ACH Debit
6712	*	*	Consolidated Account	DDA Checking	ACH Debit
6718	*	*	Consolidated Account	DDA Checking	ACH Debit
6721	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6722	*	*	Consolidated Account	DDA Checking	Sweep Account
6723	*	*	Consolidated Account	DDA Checking	ACH Debit
6725	*	*	Consolidated Account	DDA Checking	ACH Debit
6727	*	*	Consolidated Account	DDA Checking	ACH Debit
6730	*	*	Consolidated Account	DDA Checking	ACH Debit
6732	*	*	Consolidated Account	DDA Checking	ACH Debit
6740	*	*	Consolidated Account	DDA Checking	ACH Debit
6741	*	*	Consolidated Account	DDA Checking	Sweep Account
6742	*	*	Consolidated Account	DDA Checking	ACH Debit
6743	*	*	Stand-Alone Account	Business Checking	ACH Debit
6745	*	*	Consolidated Account	DDA Checking	ACH Debit
6746	*	*	Consolidated Account	DDA Checking	ACH Debit
6748	*	*	Consolidated Account	DDA Checking	ACH Debit
6750	*	*	Consolidated Account	DDA Checking	ACH Debit
6751	*	*	Consolidated Account	DDA Checking	ACH Debit
6753	*	*	Consolidated Account	DDA Checking	ACH Debit
6755	*	*	Consolidated Account	DDA Checking	ACH Debit
6756	*	*	Consolidated Account	DDA Checking	ACH Debit
6757	*	*	Consolidated Account	DDA Checking	ACH Debit
6758	*	*	Consolidated Account	DDA Checking	ACH Debit
6759	*	*	Consolidated Account	DDA Checking	ACH Debit
6760	*	*	Consolidated Account	DDA Checking	ACH Debit
6763	*	*	Consolidated Account	DDA Checking	ACH Debit
6764	*	*	Consolidated Account	DDA Checking	ACH Debit
6765	*	*	Consolidated Account	DDA Checking	ACH Debit
6766	*	*	Consolidated Account	DDA Checking	Sweep Account
6767	*	*	Consolidated Account	DDA Checking	ACH Debit
6771	*	*	Consolidated Account	DDA Checking	ACH Debit
6772	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6773	*	*	Consolidated Account	DDA Checking	ACH Debit
6775	*	*	Consolidated Account	DDA Checking	ACH Debit
6776	*	*	Consolidated Account	DDA Checking	ACH Debit
6777	*	*	Stand-Alone Account	Business Checking	ACH Debit
6778	*	*	Consolidated Account	DDA Checking	ACH Debit
6782	*	*	Consolidated Account	DDA Checking	ACH Debit
6785	*	*	Consolidated Account	DDA Checking	Sweep Account
6786	*	*	Consolidated Account	DDA Checking	ACH Debit
6787	*	*	Consolidated Account	DDA Checking	Sweep Account
6788	*	*	Consolidated Account	DDA Checking	ACH Debit
6789	*	*	Consolidated Account	DDA Checking	Sweep Account
6791	*	*	Consolidated Account	DDA Checking	Sweep Account
6792	*	*	Consolidated Account	DDA Checking	Sweep Account
6794	*	*	Consolidated Account	DDA Checking	Sweep Account
6796	*	*	Consolidated Account	DDA Checking	ACH Debit
6804	*	*	Consolidated Account	DDA Checking	ACH Debit
6806	*	*	Consolidated Account	DDA Checking	ACH Debit
6808	*	*	Consolidated Account	DDA Checking	Sweep Account
6809	*	*	Consolidated Account	DDA Checking	Sweep Account
6810	*	*	Consolidated Account	DDA Checking	ACH Debit
6811	*	*	Consolidated Account	DDA Checking	ACH Debit
6812	*	*	Consolidated Account	DDA Checking	ACH Debit
6814	*	*	Consolidated Account	DDA Checking	Sweep Account
6816	*	*	Consolidated Account	DDA Checking	ACH Debit
6817	*	*	Consolidated Account	DDA Checking	ACH Debit
6818	*	*	Consolidated Account	DDA Checking	ACH Debit
6819	*	*	Consolidated Account	DDA Checking	ACH Debit
6820	*	*	Consolidated Account	DDA Checking	ACH Debit
6822	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6823	*	*	Consolidated Account	DDA Checking	Sweep Account
6824	*	*	Consolidated Account	DDA Checking	Sweep Account
6825	*	*	Consolidated Account	DDA Checking	ACH Debit
6826	*	*	Consolidated Account	DDA Checking	ACH Debit
6827	*	*	Consolidated Account	DDA Checking	ACH Debit
6828	*	*	Consolidated Account	DDA Checking	ACH Debit
6831	*	*	Stand-Alone Account	Business Checking	ACH Debit
6832	*	*	Stand-Alone Account	Business Checking	ACH Debit
6833	*	*	Consolidated Account	DDA Checking	Sweep Account
6839	*	*	Consolidated Account	DDA Checking	Sweep Account
6842	*	*	Consolidated Account	DDA Checking	Sweep Account
6847	*	*	Consolidated Account	DDA Checking	ACH Debit
6849	*	*	Consolidated Account	DDA Checking	ACH Debit
6851	*	*	Consolidated Account	DDA Checking	Sweep Account
6853	*	*	Consolidated Account	DDA Checking	ACH Debit
6854	*	*	Stand-Alone Account	Business Checking	ACH Debit
6856	*	*	Consolidated Account	DDA Checking	ACH Debit
6857	*	*	Consolidated Account	DDA Checking	Sweep Account
6859	*	*	Consolidated Account	DDA Checking	Sweep Account
6861	*	*	Consolidated Account	DDA Checking	Sweep Account
6863	*	*	Consolidated Account	DDA Checking	ACH Debit
6864	*	*	Stand-Alone Account	Business Checking	ACH Debit
6865	*	*	Consolidated Account	DDA Checking	Sweep Account
6868	*	*	Consolidated Account	DDA Checking	ACH Debit
6871	*	*	Consolidated Account	DDA Checking	ACH Debit
6874	*	*	Consolidated Account	DDA Checking	ACH Debit
6875	*	*	Consolidated Account	DDA Checking	ACH Debit
6876	*	*	Consolidated Account	DDA Checking	ACH Debit
6878	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6879	*	*	Consolidated Account	DDA Checking	Sweep Account
6882	*	*	Consolidated Account	DDA Checking	ACH Debit
6883	*	*	Consolidated Account	DDA Checking	Sweep Account
6888	*	*	Consolidated Account	DDA Checking	Sweep Account
6889	*	*	Consolidated Account	DDA Checking	Sweep Account
6891	*	*	Consolidated Account	DDA Checking	ACH Debit
6892	*	*	Consolidated Account	DDA Checking	ACH Debit
6894	*	*	Consolidated Account	DDA Checking	Sweep Account
6895	*	*	Consolidated Account	DDA Checking	ACH Debit
6896	*	*	Consolidated Account	DDA Checking	ACH Debit
6898	*	*	Consolidated Account	DDA Checking	Sweep Account
6899	*	*	Stand-Alone Account	Business Checking	ACH Debit
6900	*	*	Consolidated Account	DDA Checking	ACH Debit
6901	*	*	Consolidated Account	DDA Checking	Sweep Account
6902	*	*	Consolidated Account	DDA Checking	Sweep Account
6905	*	*	Consolidated Account	DDA Checking	ACH Debit
6906	*	*	Consolidated Account	DDA Checking	ACH Debit
6907	*	*	Consolidated Account	DDA Checking	ACH Debit
6910	*	*	Consolidated Account	DDA Checking	ACH Debit
6912	*	*	Consolidated Account	DDA Checking	ACH Debit
6913	*	*	Consolidated Account	DDA Checking	ACH Debit
6915	*	*	Consolidated Account	DDA Checking	Sweep Account
6916	*	*	Consolidated Account	DDA Checking	ACH Debit
6917	*	*	Consolidated Account	DDA Checking	Sweep Account
6918	*	*	Consolidated Account	DDA Checking	Sweep Account
6919	*	*	Consolidated Account	DDA Checking	Sweep Account
6920	*	*	Consolidated Account	DDA Checking	Sweep Account
6925	*	*	Consolidated Account	DDA Checking	ACH Debit
6926	*	*	Consolidated Account	DDA Checking	Sweep Account

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6927	*	*	Consolidated Account	DDA Checking	ACH Debit
6931	*	*	Consolidated Account	DDA Checking	ACH Debit
6933	*	*	Consolidated Account	DDA Checking	ACH Debit
6934	*	*	Consolidated Account	DDA Checking	ACH Debit
6936	*	*	Consolidated Account	DDA Checking	ACH Debit
6937	*	*	Consolidated Account	DDA Checking	ACH Debit
6938	*	*	Consolidated Account	DDA Checking	Sweep Account

6939	*	*	Consolidated Account	DDA Checking	Sweep Account
6940	*	*	Consolidated Account	DDA Checking	ACH Debit
6943	*	*	Consolidated Account	DDA Checking	ACH Debit
6945	*	*	Consolidated Account	DDA Checking	ACH Debit
6948	*	*	Consolidated Account	DDA Checking	ACH Debit
6950	*	*	Consolidated Account	DDA Checking	ACH Debit
6951	*	*	Consolidated Account	DDA Checking	ACH Debit
6953	*	*	Consolidated Account	DDA Checking	ACH Debit
6954	*	*	Consolidated Account	DDA Checking	Sweep Account
6955	*	*	Consolidated Account	DDA Checking	ACH Debit
6957	*	*	Consolidated Account	DDA Checking	ACH Debit
6958	*	*	Consolidated Account	DDA Checking	ACH Debit
6960	*	*	Consolidated Account	DDA Checking	ACH Debit
6962	*	*	Consolidated Account	DDA Checking	ACH Debit
6963	*	*	Consolidated Account	DDA Checking	ACH Debit
6964	*	*	Consolidated Account	DDA Checking	ACH Debit
6966	*	*	Consolidated Account	DDA Checking	Sweep Account
6968	*	*	Consolidated Account	DDA Checking	Sweep Account
6970	*	*	Stand-Alone Account	Business Checking	ACH Debit
6974	*	*	Consolidated Account	DDA Checking	ACH Debit
6976	*	*	Consolidated Account	DDA Checking	ACH Debit
6977	*	*	Consolidated Account	DDA Checking	ACH Debit

Certain of these schedules omit certain confidential information delivered separately to the Securities and Exchange Commission. Information omitted is denoted with one asterisk [*].

6978	*	*	Consolidated Account	DDA Checking	Sweep Account
6979	*	*	Consolidated Account	DDA Checking	ACH Debit
6980	*	*	Consolidated Account	DDA Checking	ACH Debit
6981	*	*	Consolidated Account	DDA Checking	Sweep Account
8047	*	*	Consolidated Account	DDA Checking	Sweep Account
8048	*	*	Consolidated Account	DDA Checking	Sweep Account
8060	*	*	Stand-Alone Account	Business Checking	ACH Debit
8062	*	*	Consolidated Account	DDA Checking	Sweep Account
8067	*	*	Consolidated Account	DDA Checking	ACH Debit
8078	*	*	Consolidated Account	DDA Checking	ACH Debit
8080	*	*	Consolidated Account	DDA Checking	ACH Debit

SCHEDULE 8.11
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

SCHEDULE 8.11 - INTELLECTUAL PROPERTY

C.S.F. CORP_
LIST OF TRADEMARKS - UNITED STATES

Status	Trademark Name	Class	Application Number	File Date	Registration Number	Registration Date
Registered	BECAUSE CARING NEVER GOES OUT OF STYLE	35	78,822,493	2/24/2006	3,196,490	1/9/2007
Registered	BRINGING FASHION FROM THE MALL TO YOU	35	75,251,249	3/4/1997	2,153,614	4/28/1998
Registered	BUG	25	74,628,551	2/1/1995	3,273,091	8/7/2007
Registered	BUTTERFLY DESIGN 2005 (color)	35	78,726,360	10/4/2005	3,138,998	9/5/2006
Registered	BUTTERFLY DESIGN 2005 (no color)	25 , 35	78,823,014	2/24/2006	3,139,220	9/5/2006
Registered	BUTTERFLY DESIGN 2008	35	77,635,808	12/18/2008	3,842,335	8/31/2010
Registered	CARING NEVER GOES OUT OF STYLE	36 , 41 , 42	75,504,889	6/16/1998	2,310,808	1/25/2000
Registered	CHARMING SHOPPES	42	72,408,503	11/23/1971	945,432	10/17/1972
Registered	CHARMING SHOPPES, INC.	35 , 36	77,187,442	5/22/2007	3,566,468	1/27/2009
Registered	CHARMING SHOPPES, INC. (STYLIZED)	35 , 36	77,187,474	5/22/2007	3,365,475	1/8/2008
Registered	COMMUNITY CENTER & DESIGN	35	75,396,096	11/25/1997	2,390,730	10/3/2000
Registered	DELUXE BY L.A. BLUES	25	78,668,817	7/12/2005	3,128,173	8/8/2006
Registered	DELUXE L.A. BLUES	25	76,626,762	1/3/2005	3,127,453	8/8/2006
Registered	DETAILS	14	73,598,195	5/12/1986	1,419,133	12/2/1986
Registered	ELEMENTS BY FASHION BUG	09 , 14 , 25 , 35	77,418,876	3/11/2008	3,652,147	7/7/2009
Registered	ENCHANTED	25	76,619,379	11/5/2004	3,133,572	8/22/2006
Registered	ESSENTIALS BY ENCHANTED	25	77,351,393	12/13/2007	3,577,595	2/17/2009
Registered	ESSENTIALS BY MAGGIE	25	78,822,773	2/24/2006	3,604,442	4/7/2009
Registered	FASHION (BUTTERFLY) BUG	14 , 25 , 35	77,636,026	12/18/2008	3,845,920	9/7/2010
Registered	FASHION BUG	35	78,826,317	3/1/2006	3,332,157	11/6/2007
Registered	FASHION BUG	42	72,408,502	11/23/1971	942,143	8/29/1972
Registered	FASHION BUG	14 , 25 , 35	76,331,397	10/30/2001	2,618,031	9/10/2002
Registered	FASHION BUG (Definition)	35	78,836,880	3/14/2006	3,210,952	2/20/2007
Registered	FASHION BUG ADVANTAGE	36	76,627,693	1/11/2005	3,000,542	9/27/2005
Registered	FASHION BUG AT HOME	35	76,604,832	7/30/2004	3,474,337	7/29/2008
Registered	FASHION BUG FITS YOUR LIFE	42	74,217,986	10/31/1991	1,756,249	3/2/1993
Registered	FASHION BUG PLUS	42	73,394,985	9/30/1982	1,261,297	12/13/1983
Registered	FLEXISOLE	25	74,645,867	3/8/1995	2,103,834	10/7/1997
Registered	FLEXISOLE SPORT	25 , 35	77,418,029	3/10/2008	3,644,508	6/23/2009
Registered	GENTLE SOLUTIONS	14	76,136,396	9/28/2000	2,583,587	6/18/2002
Registered	IT'S BETTER AT THE BUG	35	78,918,093	6/27/2006	3,264,687	7/17/2007
Registered	JR*MS FASHION BUG PLUS	35	75,635,138	2/5/1999	2,335,285	3/28/2000
Registered	KEEPING KIDS WARM	42	75,320,368	7/7/1997	2,220,157	1/26/1999
Registered	L.A. BLUES	25	73,812,819	7/17/1989	1,585,808	3/6/1990
Registered	MAGGIE LAWRENCE	25	73,648,669	3/9/1987	1,463,667	11/3/1987
Registered	NEW (DEFINITION)	35	78,731,926	10/12/2005	3,198,347	1/16/2007
Registered	PASSION (Definition)	35	78,836,920	3/14/2006	3,193,999	1/2/2007
Registered	PSS PLUS SIZE SPECIALIST & DESIGN	35	76,542,556	9/5/2003	3,043,269	1/17/2006
Registered	REDEFINE YOUR STYLE	35	78,655,705	6/22/2005	3,349,585	12/4/2007
Registered	RIGHT FIT BY FASHION BUG	25 , 35	77,238,705	7/25/2007	3,573,405	2/10/2009
Registered	SPEAKING WOMAN TO WOMAN	16 , 42	75,926,593	2/24/2000	2,473,230	7/31/2001
Registered	STEFANO	25	73,532,968	4/17/1985	1,374,858	12/10/1985
Registered	STUDIO 1940	25	78,623,458	5/5/2005	3,155,205	10/10/2006
Registered	STYLES TO FIT EVERY YOU	42	73,559,346	9/19/1985	1,391,977	4/29/1986
Registered	THE BUG	35	75,276,890	4/17/1997	3,315,027	10/23/2007
Registered	THE COMFORT IS BUILT RIGHT IN	25	76,618,589	10/29/2004	3,139,635	9/5/2006
Registered	THE SCENE	35	77,219,338	6/29/2007	3,573,367	2/10/2009
Registered	VOICES. ONE VOICE CAN LEAD TO A CHORUS FOR CHANGE	41	76,399,217	4/23/2002	2,798,791	12/23/2003
Registered	WE'RE EVERY WOMAN	35	75,554,174	9/16/1998	2,287,879	10/19/1999

C.S.F. CORP
FOREIGN TRADEMARKS - REGISTERED

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
BUNDLE OF JOY	Cambodia	25	23339/05	8/25/2005	22933/05	12/21/2005
BUNDLE OF JOY	China (People's Republic)	25	4,678,451	5/25/2005	4,678,451	1/28/2009
BUNDLE OF JOY	Guatemala	25 , 35	4894-2005	7/7/2005	145,114	9/25/2006
BUNDLE OF JOY	India	25	1,367,257	6/28/2005	1,367,257	3/27/2007
BUNDLE OF JOY	Thailand	25	596,704	7/14/2005	TM246877	8/23/2006
BUNDLE OF JOY	Viet Nam	25	4-2005-09658	8/2/2005	81,694	8/2/2005
CHARMING INTIMATES	Mexico	35	977,551	12/2/2008	1,091,607	3/24/2009
CHARMING INTIMATES	Mexico	25	873,188	8/3/2007	1,125,484	12/2/2008
CHARMING SHOPPES	Cambodia	25	23,332	8/25/2005	26033/07	4/3/2007
CHARMING SHOPPES	China (People's Republic)	24	4,916,714	9/26/2005	4,916,714	3/14/2009
CHARMING SHOPPES	China (People's Republic)	25	4,808,185	8/1/2005	4,808,185	8/17/2009
CHARMING SHOPPES	Guatemala	25	5811-2005	8/8/2005	145,234	10/1/2006
CHARMING SHOPPES	India	25	1,375,796	8/5/2005	1,375,796	8/5/2005
CHARMING SHOPPES	Mexico	25	731,768	8/2/2005	897,192	8/25/2005
CHARMING SHOPPES	Viet Nam	25	4-2005-09860	8/5/2005	87,383	8/27/2007
DETAILS	Hong Kong	3	252	1/16/1987	B3166	1/16/1987
ENCHANTED	BANGLADESH	25	92,254	6/25/2005	92,254	6/25/2005
ENCHANTED	Cambodia	25	23336/05	8/25/2005	2,603,407	3/4/2007
ENCHANTED	Guatemala	25	4886-2005	7/7/2005	144,467	8/20/2006
ENCHANTED	India	25	1,367,259	6/28/2005	1,367,259	6/28/2005
ENCHANTED	Indonesia	25	D00.2005.014072	8/3/2005	IDM000116722	2/28/2008
ENCHANTED	Thailand	25	596,706	7/14/2005	TM257541	3/12/2007
ENCHANTED	Viet Nam	25	4-2005-09660	8/2/2005	81,695	8/2/2005
FASHION BUG	BANGLADESH	25	92,259	6/25/2005	92,259	6/25/2005
FASHION BUG	Cambodia	35	23,334	8/25/2005	23751/06	5/2/2006
FASHION BUG	Cambodia	25	23,333	8/25/2005	23750/06	5/2/2006
FASHION BUG	Canada		740,639	11/14/1993	TMA485064	10/31/1997
FASHION BUG	China (People's Republic)	35	4,725,809	6/17/2005	4,725,809	1/7/2009
FASHION BUG	China (People's Republic)	14	4,678,567	5/25/2005	4,678,567	10/14/2008
FASHION BUG	China (People's Republic)	25	3,663,227	3/14/2006	4,678,566	1/28/2009
FASHION BUG	Guatemala	35	200,504,897		145,249	10/2/2006
FASHION BUG	Guatemala	25	200,504,893	7/7/2005	145,164	9/26/2006
FASHION BUG	Hong Kong	25 , 35	300,462,591	7/22/2005	3,004,462,591	11/30/2005
FASHION BUG	India	25	630,942	6/28/2005	1,367,265	3/27/2007
FASHION BUG	Korea, Republic of	25 , 35	45-2005-3245	7/27/2005	17,243	8/28/2006
FASHION BUG	Macao	25 , 35	N/18106	8/4/2005	N18106	12/7/2005
FASHION BUG	Macao	25	N/18105	8/4/2005	N18105	12/7/2005
FASHION BUG	Malaysia	35	5,012,593	7/29/2005	5,012,593	7/29/2005
FASHION BUG	Malaysia	25	5,012,592	7/29/2005	5,012,592	4/7/2008
FASHION BUG	Mexico	35	722,153	6/9/2005	917,898	1/30/2006
FASHION BUG	Mexico	25	722,152	6/9/2005	925,698	3/27/2006
FASHION BUG	Mexico	3	722,149	6/9/2005	894,118	7/29/2005
FASHION BUG	Mexico		195,567	4/6/1994	471,897	8/31/1994
FASHION BUG	Singapore	35	T05/12859Z	7/27/2005	T05/12859Z	7/27/2005

FASHION BUG	Singapore	25	T05/12857C	7/27/2005	T05/12857C	7/27/2005
FASHION BUG	Thailand	35	596,701	7/14/2005	SM30701	7/20/2006
FASHION BUG	Turkey	25 , 35	2005/34004	8/12/2005	200,534,004	8/12/2005
FASHION BUG	Viet Nam	25 , 35	4-2005-09655	8/2/2005	85,149	7/31/2007
FASHION BUG PLUS	Mexico	3	722,154	6/9/2005	894,119	7/29/2005
FASHION BUG PLUS	Mexico	25	722,157	6/9/2005	924,223	3/16/2006
FASHION BUG PLUS	Mexico	35	722,158	6/9/2005	894,120	7/29/2005
FLEXISOLE	BANGALADESH	25	92,255	6/25/2005	92,255	6/25/2005
FLEXISOLE	Cambodia	25	23,335	8/25/2005	22515/05	10/6/2005
FLEXISOLE	Guatemala	25	4891-2005	7/7/2005	144,037	8/2/2006
FLEXISOLE	Indonesia	25	D00.2005.014073	8/3/2005	IDM000116723	2/28/2008
L.A. BLUES	BANGLADESH	25	92,258	6/25/2005	92,258	6/25/2005
L.A. BLUES	Cambodia	25	23,337	8/25/2005	22932/05	12/21/2005
L.A. BLUES	China (People's Republic)	25	4,678,450	5/25/2005	4,678,450	9/21/2009
L.A. BLUES	Guatemala	25	4892-2005	7/7/2005	143,693	7/17/2006
L.A. BLUES	Hong Kong	25	300,462,609	7/22/2005	300,462,609	12/15/2005
L.A. BLUES	Korea, Republic of	25	40-2005-35452	7/27/2005	675,938	8/28/2006
L.A. BLUES	Macao	25	N/18104	8/4/2005	N18104	12/7/2005
L.A. BLUES	Philippines	25	4-2005-007251	7/29/2005	4-2005-007251	2/26/2007
L.A. BLUES	Singapore	25	T05/12856E	7/27/2005	T05/12856E	7/27/2005
L.A. BLUES	Taiwan	25	94,036,054	7/28/2005	1,214,333	6/16/2006
L.A. BLUES	Viet Nam	25	4-2005-09656	8/2/2005	99,199	4/8/2008
L.A. BLUES & Design	Hong Kong	25	TM0800664204		1995B07282
LA BLUES	Austria	25	AM533892749	11/4/1992	146,475,097	3/19/1993
LA BLUES	Hong Kong	25	881,089	8/11/1989	B7282/95	8/29/1995
LA BLUES	India	25	1,367,258	6/28/2005	1,367,258	6/28/2008
LA BLUES	Mexico		195,441,749	4/5/1994	472,059	9/1/1994
MAGGIE LAWRENCE	Canada		835,213	1/31/1997	TMA485245	11/14/1997
MAGGIE LAWRENCE	Taiwan		8,245,908,670	9/15/1993	644,108	5/16/1994
MAGGIE LAWRENCE	Taiwan	40	8,235,653,670	8/13/1993	643,768	5/16/1994
THE ANSWER	Mexico	35	874,050	12/2/2008	1,115,684	12/2/2008
THE BUG GIRLS	Cambodia	25	23,338	8/25/2005	23752/06	5/2/2006
THE BUG GIRLS	China (People's Republic)	25	4,678,449	5/25/2005	4,678,449	1/28/2009
THE BUG GIRLS	Guatemala	25	2005-04885	7/7/2005	144,524	8/22/2006
THE BUG GIRLS	India	25	1,386,285	9/21/2005	1,386,285	9/21/2005
THE BUG GIRLS	Viet Nam	25	4-2005-09657	8/2/2005	81,693	8/2/2005
ZALERNO	Hong Kong	25	4,325	10/10/1986	2,262	10/10/1986

C.S.F. CORP
FOREIGN TRADEMARKS - PENDING

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
BUNDLE OF JOY	Bangladesh	25	92,256	6/25/2005	N/A	N/A
CHARMING SHOPPES	Bangladesh	25	92,926	7/30/2005	N/A	N/A
CHARMING SHOPPES	Canada		1,266,615	7/28/2005	N/A	N/A
CHARMING SHOPPES	China (People's Republic)	35	4,916,713	9/26/2005	N/A	N/A
ENCHANTED	China (People's Republic)			6/21/2005	N/A	N/A
ENCHANTED	China (People's Republic)	25	4,737,587	6/23/2005	N/A	N/A
FASHION BUG	Bangladesh	25	92,259	6/25/2005	N/A	N/A
FASHION BUG	Bangladesh	16	92,318	6/29/2005	N/A	N/A
FASHION BUG	Canada	03 , 14 , 25	1,252,443	3/31/2005	N/A	N/A
FASHION BUG	China (People's Republic)	3	4,678,448	5/25/2005	N/A	N/A
FASHION BUG	Indonesia	25	D00.2005.014076	8/3/2005	N/A	N/A
FASHION BUG	Mexico	14	722,151	6/9/2005	N/A	N/A
FASHION BUG	Sri Lanka	25	126,732	7/22/2005	N/A	N/A
FASHION BUG	Sri Lanka	35	126,729	7/22/2005	N/A	N/A
FASHION BUG	Taiwan	25 , 35	94,036,050	7/28/2005	N/A	N/A
FASHION BUG	China (People's Republic)		4,678,566	5/25/2005	N/A	N/A
FASHION BUG PLUS	Canada		1,252,446	3/31/2005	N/A	N/A
FASHION BUG PLUS	Mexico	14	722,156	6/9/2005	N/A	N/A
FLEXISOLE	Bangladesh	25	92,255	6/25/2005	N/A	N/A
FLEXISOLE	India	25	1,386,284	9/21/2005	N/A	N/A
FLEXISOLE	Viet Nam	25	4-2005-09659	8/2/2005	N/A	N/A
L.A. BLUES	Bangladesh	25	92,258	6/25/2005	N/A	N/A
L.A. BLUES	Sri Lanka	25	126,726	7/22/2005	N/A	N/A
L.A. BLUES	Turkey	25	2005/34003	8/12/2005	N/A	N/A
THE BUG GIRLS	Bangladesh	25	92,257	6/25/2005	N/A	N/A

CATHERINES OF CALIFORNIA, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Trademark Name	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	A CATHERINES WOMAN KNOWS	35	78,718,433	9/22/2005	3,283,729	8/21/2007
REGISTERED	AD (stylized) ADDED DIMENSIONS	25	85,160,982	10/26/2010	3,950,998	4/26/2011
REGISTERED	ADDED DIMENSIONS	42	73,663,015	5/26/1987	1,714,345	9/8/1992
REGISTERED	ADDED DIMENSIONS	35	75,448,581	3/11/1998	2,282,827	10/5/1999
REGISTERED	ANNA MAXWELL	25	75,348,521	8/28/1997	2,237,743	4/6/1999
REGISTERED	ANNA MAXWELL (updated)	25	78,921,049	6/30/2006	3,538,927	11/25/2008
REGISTERED	CATHERINES	35	78,826,417	3/1/2006	3,345,802	11/27/2007
REGISTERED	CATHERINES	42	73,373,286	7/6/1982	1,343,457	6/18/1985
REGISTERED	CATHERINES	14,25	76,489,579	2/14/2003	3,006,871	10/18/2005
REGISTERED	CATHERINES EXPRESS 2 YOU	35	78,915,741	6/23/2006	3,379,611	2/5/2008
REGISTERED	CATHERINES FOOTWEAR FASHIONS	35	78,844,761	3/23/2006	3,158,816	10/17/2006
REGISTERED	CATHERINES HOME	35	78,826,479	3/1/2006	3,158,806	10/17/2006
REGISTERED	CATHERINES PLUS SIZES	35	75,639,863	2/12/1999	2,380,746	8/29/2000
REGISTERED	CATHERINES PLUS SIZES OUTLET	35	77,781,534	7/15/2009	3,754,302	3/2/2010
REGISTERED	EXPRESS 2 YOU	35	78,946,056	8/7/2006	3,376,610	1/29/2008
REGISTERED	LIZ&ME	25	73,613,472	8/7/1986	1,431,256	3/3/1987
REGISTERED	LIZ&ME PETITE	25	76,606,677	8/12/2004	3,223,404	3/27/2007
REGISTERED	MAGGIE BARNES	25	73,744,672	8/8/1988	1,530,977	3/21/1989
REGISTERED	PS PLUS SIZES PLUS SAVINGS	42	73,358,889	4/8/1982	1,236,848	5/3/1983
REGISTERED	RIGHT FIT BY CATHERINES	25,35	77,091,866	1/26/2007	3,399,167	3/18/2008
REGISTERED	SERENADA	25	76,448,660	9/11/2002	2,813,914	2/10/2004
PENDING	ADDED DIMENSIONS	25	85,052,399	6/2/2010	N/A	N/A
PENDING	CAPRI*CIATION	25	85,191,629	12/6/2010	N/A	N/A
PENDING	COMFORT COMES FIRST	25	85,091,923	7/23/2010	N/A	N/A
PENDING	LIVE WELL. LOOK AMAZING.	35	85,035,199	5/11/2010	N/A	N/A
PENDING	PANT*ASTIC	35	85,196,191	12/17/2010	N/A	N/A
PENDING	SMART SKIRT	25	85,072,758	6/28/2010	N/A	N/A
PENDING	SOFTNESS HAS A NEW NAME	35	85,206,033	12/27/2010	N/A	N/A
PENDING	SUPREMA BY CATHERINES	35	85,206,012	12/27/2010	N/A	N/A

CATHERINES OF CALIFORNIA, INC.
FOREIGN TRADEMARKS - REGISTERED

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
ANNA MAXWELL	Cambodia	25	23,321	8/25/2005	22551/05	12-Oct-2005
ANNA MAXWELL	China (People's Republic)	25	4,737,589	6/23/2005	4,737,589	21-Feb-2009
ANNA MAXWELL	Thailand	25	596,541	7/13/2005	TM240052	25-Apr-2006
ANNA MAXWELL	Viet Nam	25	4-2005-09719	8/3/2005	93,448	09-Dec-2007
C.S.T. SPORT	China (People's Republic)	25	4,737,585	6/23/2005	4,737,585	21-Feb-2009
C.S.T. STUDIO	China (People's Republic)	25	4,737,584	6/23/2005	4,737,584	21-Feb-2009
C.S.T. STUDIO	Guatemala	25	2005-04889	7/7/2005	143,642	11-Jul-2006
C.S.T. STUDIO	India	25	1,367,997	6/30/2005	1,367,997	22-Mar-2007
C.S.T. STUDIO	Thailand	25	596,543	7/13/2005	TM244515	18-Jul-2006
CAPISTRANO	Cambodia	25	23,324	8/25/2005	22554/05	12-Oct-2005
CAPISTRANO	China (People's Republic)	25	4,726,124	6/17/2005	4,726,124	21-Feb-2009
CAPISTRANO	Hong Kong	25		8/1/1994	10,371,996	01-Aug-1994
CAPISTRANO	Korea, Republic of	25			336,846	09-Apr-1996
CAPISTRANO	Taiwan	25			684,961	15-Jul-1995
CAPISTRANO	Thailand	25	596,549	7/13/2005	TM240056	25-Apr-2006
CAPISTRANO	Viet Nam	25	4-2005-09720	8/3/2005	93,449	19-Dec-2007
CATHERINES	Cambodia	35	23323/05	8/25/2005	22553/05	12-Oct-2005
CATHERINES	Cambodia	25	23,322	8/25/2005	22552/05	25-Aug-2015
CATHERINES	China (People's Republic)	35	4,725,810	6/23/2005	4,678,456	28-Jan-2009
CATHERINES	Hong Kong	25 , 35	300,462,618	7/22/2005	300,462,618	30-Nov-2005
CATHERINES	India	25 , 35	1,368,011	6/30/2005	1,368,011	22-Jan-2007
CATHERINES	Indonesia	35	J00.2005.015885	8/19/2005	IDM000119130	25-Apr-2008
CATHERINES	Macao	35	N/18101	8/4/2005	N18101	07-Dec-2005
CATHERINES	Macao	25	N/18100	8/4/2005	N18100	07-Dec-2005
CATHERINES	Philippines	25 , 35	4-2005-007244	7/29/2005	4-2005-007244	26-Feb-2007
CATHERINES	Singapore	35	T05/12851D	7/27/2005	T05/12851D	13-Jun-2006
CATHERINES	Singapore	25	T05/12850F	7/27/2005	T05/12850F	27-Jul-2005
CATHERINES	Thailand	25 , 35	596,548	7/13/2005	SM29915	27-Apr-2006
CATHERINES	Thailand	25	596,547	7/13/2005	TM240055	25-Apr-2006
LIZ&ME	Cambodia	25	23,327	8/25/2005	2,457,306	10-Aug-2006
LIZ&ME	China (People's Republic)	25	4,678,453	5/25/2005	4,678,453	28-Mar-2009
LIZ&ME	Guatemala	25 , 35		7/7/2005	3,259,540	03-Jul-2007
LIZ&ME	Hong Kong		300,462,627	7/22/2005	300,462,627	30-Nov-2005
LIZ&ME	India	25	1,367,996	6/30/2005	1,367,996	04-Jul-2007
LIZ&ME	Korea, Republic of	25	40-2005-35451	7/27/2005	675,942	28-Aug-2006
LIZ&ME	Macao	25	N/18103	8/4/2005	N18103	07-Dec-2005
LIZ&ME	Malaysia	25	5,012,588	7/29/2005	5,012,588	26-Nov-2007
LIZ&ME	Singapore	25	T05/12584I	7/27/2005	T05/12584I	27-Jul-2005
LIZ&ME	Taiwan	25	94,036,040		1,214,332	16-Jun-2006
LIZ&ME	Thailand		596,544	7/13/2005	TM240053	25-Apr-2006
LIZ&ME	Turkey	25	2005/34001	8/12/2005	2005/34001	12-Aug-2005
LIZ&ME	Viet Nam	25	4-2005-09723	8/3/2005	93,450	19-Dec-2007
MAGGIE BARNES	Cambodia	25	23,329	8/25/2005	22556/05	12-Oct-2005
MAGGIE BARNES	China (People's Republic)	25	4,678,454	5/25/2005	4,678,454	28-Jan-2009
MAGGIE BARNES	Guatemala	25	4,888	7/7/2005	200,504,888	25-Jun-2006
MAGGIE BARNES	India	25	1,367,995	6/30/2005	1,367,995	22-Mar-2007
MAGGIE BARNES	Thailand	25	596,545	7/13/2005	TM240054	25-Apr-2006

MAGGIE BARNES	Viet Nam	25	4-2005-09724	8/3/2005	93,451	19-Dec-2007
SERENADA	Cambodia	25	23,328	8/25/2005	22555/05	12-Oct-2005
SERENADA	China (People's Republic)	25	4,678,455	5/25/2005	4,678,455	07-May-2009
SERENADA	Hong Kong		300,462,636	7/22/2005	300,462,636	30-Nov-2005
SERENADA	India	25	1,367,994	6/30/2005	1,367,994	30-Jun-2005
SERENADA	Macao	25	N/18102	8/4/2005	N18102	07-Dec-2005
SERENADA	Malaysia	25	5,012,589	7/29/2005	5,012,589	29-Jul-2005
SERENADA	Singapore	25	T05/12849B	7/27/2005	T0512849B	08-Sep-2006
SERENADA	Taiwan	25	94,036,043		1,198,578	01-Mar-2006
SERENADA	Thailand	25 , 35	596,546	7/13/2005	TM242000	25-May-2006
SERENADA	Turkey	25	2005/34000	8/12/2005	2005/34000	12-Aug-2005

CATHERINES OF CALIFORNIA, INC.
FOREIGN TRADEMARKS - PENDING

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
ANNA MAXWELL	Bangladesh	25	92,327	6/29/2005	N/A	N/A
ANNA MAXWELL	Guatemala	25	4,898	7/7/2005	N/A	N/A
ANNA MAXWELL	India	25	1,367,992	6/30/2005	N/A	N/A
ANNA MAXWELL	Indonesia	25	D00.2005.025867	8/19/2005	N/A	N/A
C.S.T. SPORT	Bangladesh	25	92,322	6/29/2005	N/A	N/A
C.S.T. SPORT	Cambodia	25	23,325	8/25/2005	N/A	N/A
C.S.T. SPORT	Guatemala	25	4,899	7/7/2005	N/A	N/A
C.S.T. SPORT	India	25	1,367,993	6/30/2005	N/A	N/A
C.S.T. SPORT	Indonesia	25	D00.2005.015883	8/19/2005	N/A	N/A
C.S.T. SPORT	Thailand	25	596,542	7/13/2005	N/A	N/A
C.S.T. STUDIO	Bangladesh	25	92,321	6/29/2005	N/A	N/A
C.S.T. STUDIO	Cambodia	25	23,326	8/25/2005	N/A	N/A
C.S.T. STUDIO	Indonesia	25	D00.2005.015884	8/19/2005	N/A	N/A
CAPISTRANO	Bangladesh	25	92,325	6/29/2005	N/A	N/A
CAPISTRANO	Guatemala	25	4,895	7/7/2005	N/A	N/A
CATHERINES	Bangladesh	16	92,320	6/29/2005	N/A	N/A
CATHERINES	Bangladesh	25	92,326	6/29/2005	N/A	N/A
CATHERINES	China (People's Republic)	14	4,678,457	5/25/2005	N/A	N/A
C.S.T. SPORT	Guatemala	25	4,899	7/7/2005	N/A	N/A
CATHERINES	Guatemala	25	4,900	7/7/2005	N/A	N/A
CATHERINES	Guatemala	35	4,890	7/7/2005	N/A	N/A
CATHERINES	Indonesia		D00.2005.015886	8/19/2005	N/A	N/A
CATHERINES	Korea, Republic of	25 , 35	45-2005-3244	7/27/2005	N/A	N/A
CATHERINES	Malaysia	35	5,012,590	7/29/2005	N/A	N/A
CATHERINES	Sri Lanka	35	126,731	7/22/2005	N/A	N/A
CATHERINES	Sri Lanka	25	126,730	7/22/2005	N/A	N/A
CATHERINES	Turkey	25 , 35	2005/33999	8/12/2005	N/A	N/A
CATHERINES	Viet Nam	25 , 35	4-2005-09726	8/3/2005	N/A	N/A
CATHERINES	China (People's Republic)	25	4,678,456	5/25/2005	N/A	N/A
CATHERINES	Malaysia	25	5,012,591	7/29/2005	N/A	N/A
LIZ&ME	Bangladesh	25	92,324	6/29/2005	N/A	N/A
LIZ&ME	Bangladesh		92,324	6/29/2005	N/A	N/A
LIZ&ME	Hong Kong	25	300,362,627	8/19/2005	N/A	N/A
LIZ&ME	Indonesia	25	D00.2005.015880	8/19/2005	N/A	N/A
LIZ&ME	Philippines	25	4-2005-007250	7/29/2005	N/A	N/A
LIZ&ME	Sri Lanka	25	126,733	7/22/2005	N/A	N/A
LIZ&ME	Thailand	25	596,544	7/13/2005	N/A	N/A
MAGGIE BARNES	Bangladesh	25	92,323	6/29/2005	N/A	N/A
MAGGIE BARNES	Bangladesh	25	92,323	6/29/2005	N/A	N/A
MAGGIE BARNES	Indonesia	25	D00.2005.015882	8/19/2005	N/A	N/A
SERENADA	Bangladesh	25	92,328	6/29/2005	N/A	N/A
SERENADA	Guatemala	25	4,884	7/7/2005	N/A	N/A
SERENADA	Hong Kong	25	3,004,462,363	8/19/2005	N/A	N/A
SERENADA	Indonesia	25	D00.2005.015881	8/19/2005	N/A	N/A
SERENADA	Korea, Republic of	25	40-2005-35450	7/27/2005	N/A	N/A
SERENADA	Philippines	25	4-2005-007246	7/29/2005	N/A	N/A
SERENADA	Sri Lanka	25	126,727	7/22/2005	N/A	N/A
SERENADA	Viet Nam	25	4-2005-09725	8/3/2005	N/A	N/A

CHARMING DIRECT, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Trademark Name	Class	Application Number	File Date	Registration Number	Registration Date
PENDING	STYLE YOUR WAY	42	85,312,033	5/4/2011	N/A	N/A

CHARMING SHOPPES, INC.
FOREIGN TRADEMARKS - REGISTERED

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
L.A. BLUES	Switzerland	25	7939/1992.9	11/5/1992	402,143	11/5/1992
LA BLUES	Czech Republic	25	72,826,749	11/6/1992	178,475,097	11/6/1992
LA BLUES	Dominican Republic			12/15/1992	555,475,097	12/15/1992
LA BLUES	France	25	155,139,749	9/18/1989	155,475,097	3/9/1990
LA BLUES	Philippines	25	55,528	4/11/1991	55,528	7/2/1993
LA BLUES	Poland	25	Z114243749	9/30/1992	81,900	11/5/1994
LA BLUES	Thailand	38	208,802,749	10/6/1990	151,475,097	9/25/1991
MAGGIE LAWRENCE	Taiwan		8,245,909,670	9/15/1993	646,152	6/16/1994
STEFANO	Switzerland	25	7938/1992.953	11/5/1992	402,362,069	11/5/1992

CCTM, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	AUGUST MAX	42	72,400,357	8/16/1971	943,442	9/19/1972
REGISTERED	AUGUST MAX	25	78,235,284	4/8/2003	2,861,648	7/6/2004
REGISTERED	AUGUST MAX WOMAN	25	74,418,721	7/30/1993	1,831,424	4/19/1994
REGISTERED	AUGUST MAX WOMAN	42	73,832,815	10/23/1989	1,605,127	7/3/1990
REGISTERED	CASUAL CORNER	42	73,125,163	5/2/1977	1,142,930	12/9/1980
REGISTERED	CASUAL CORNER	25	72,300,309	6/13/1968	861,532	12/10/1968
REGISTERED	CASUAL CORNER (STYLIZED)	42	73,374,316	7/12/1982	1,298,161	9/25/1984

CCTM, INC.
FOREIGN TRADEMARKS - REGISTERED

Mark	Country	Class	Application Number	File Date	Registration Number	Registration Date
AUGUST MAX	European Community	25 , 35	3,284,429	7/24/2003	3,284,429	12/22/2004
AUGUST MAX	European Community	25 , 35	3,284,429	7/24/2003	3,284,429	12/22/2004
AUGUST MAX	Hong Kong	25	300,069,156	8/26/2003	300,069,156	8/26/2003
AUGUST MAX	Japan	25	231,412,004	3/11/2004	4,850,227	3/25/2005
AUGUST MAX	Mexico	25	629,222	11/12/2003	853,516	9/28/2004
AUGUST MAX	Mexico	35	629,223	11/12/2003	866,261	1/28/2005
AUGUST MAX	Taiwan	25	93,009,488	3/5/2004	1,131,890	12/16/2004
AUGUST MAX (TRANSLITERATION)	Hong Kong	25	300,069,886	8/27/2003	300,069,886	8/27/2003
AUGUST MAX WOMAN	Canada	25 , 35	874,936	4/14/1998	542,903	3/22/2001
AUGUST MAX WOMAN	Canada	25 , 35	874,936	4/14/1998	542,903	3/22/2001
AUGUST MAX WOMAN	European Community	25	2,636,652	4/2/2002	2,636,652	12/4/2003
AUGUST MAX WOMAN	Iceland	25	1,108	4/19/2002	5,682,002	7/3/2002
AUGUST MAX WOMAN	Mexico	25	497,552	7/23/2001	716,238	9/24/2001
AUGUST MAX WOMAN	Mexico	35	857,492	5/16/2007	1,046,876	6/26/2008
AUGUST MAX WOMAN	Norway	25	200,203,694	4/18/2002	217,483	1/30/2003
AUGUST MAX WOMAN	Switzerland	25	3,687	4/24/2002	501,138	4/24/2002
AUGUST MAX WOMAN	Taiwan	25	90,002,790	2/1/2001	999,570	5/16/2002
AUGUST MAX WOMAN	Viet Nam	35	19,314	8/5/1994	16,006	8/5/1994
AUGUST MAX WOMAN - TRANSLITERATION	Taiwan	25	90,012,362	4/3/2001	1,008,142	7/16/2002
AUGUST MAX WOMAN (TRANSLITERATION)	Hong Kong	25	200,105,471	4/4/2001	200,201,680	4/4/2001
CASUAL CORNER	Canada	35	603,170	3/18/1988	366,113	3/2/1990
CASUAL CORNER	Canada	09 , 35	777,659	3/10/1995	471,787	2/26/1997
CASUAL CORNER	Canada	09 , 35	777,659	3/10/1995	471,787	2/26/1997
CASUAL CORNER	European Community	25	2,638,112	4/2/2002	2,638,112	4/2/2002
CASUAL CORNER	Hong Kong	25	200,102,228	2/8/2001	2003B1664	12/31/2003
CASUAL CORNER	Iceland	25	11,092,002	4/19/2002	5,692,002	7/3/2002
CASUAL CORNER	Japan	25 , 35	231,372,004	3/11/2004	5,048,011	5/18/2007
CASUAL CORNER	Japan	25 , 35	231,372,004	3/11/2004	5,048,011	5/18/2007
CASUAL CORNER	Mexico	25	497,553	7/23/2001	744,431	4/30/2002
CASUAL CORNER	Mexico	35	854,791	5/16/2007	1,020,087	1/21/2008
CASUAL CORNER	Norway	25	200,203,695	4/28/2002	217,903	2/27/2003
CASUAL CORNER	Switzerland	25	36,882,002	4/24/2002	507,778	3/11/2003
CASUAL CORNER	Taiwan	25	90,002,791	2/1/2001	999,571	5/16/2002
CASUAL CORNER	Viet Nam	35	19,313	8/5/1994	16,005	8/5/1994
CASUAL CORNER - TRANSLITERATION	Taiwan	25	90,012,363	4/3/2001	1,008,143	7/16/2002
CASUAL CORNER (STYLIZED)	Korea, Democratic People's Republic of	25	40,200,236,102	8/7/2002	40,569,773	12/24/2003
CASUAL CORNER (TRANSLITERATION)	Hong Kong	25	200,105,470	4/4/2001	2003B05742	4/4/2001
COLLECTIBLES AUGUST MAX WOMAN	Korea, Democratic People's Republic of	25	40,200,236,101	8/7/2002	40,569,774	12/24/2003
THE CASUAL CORNER GROUP INC.	Korea, Democratic People's Republic of	25	15,012	4/10/2001	523,843	6/27/2002

CSPE, LLC
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	CELEBRATING THE PLUS SIZE WOMAN	16	78,908,320	6/14/2006	3,327,847	10/30/2007
REGISTERED	FIGURE	16	76,513,239	5/12/2003	2,889,946	9/28/2004
REGISTERED	FIGURE AT SEA	35	78,912,242	6/20/2006	3,297,911	9/25/2007
REGISTERED	FIGURE THE NEW SHAPE OF FASHION	16	76,614,991	10/7/2004	3,019,472	11/29/2005
REGISTERED	FIGURE...CELEBRATING THE PLUS-SIZE WOMAN	16	78,907,833	6/14/2006	3,327,845	10/30/2007
REGISTERED	THE NEW SHAPE OF FASHION	16	78,875,042	5/3/2006	3,279,739	8/14/2007

FIGI'S BUSINESS SERVICES, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	FAMILY FARM GIFTS	29	78,556,917	1/31/2005	3,128,873	8/15/2006
REGISTERED	FAMILY FARM GIFTS Logo	29	78,558,586	2/2/2005	3,132,068	8/22/2006

FIGI'S INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	ADVENTURES IN CHEESE	29	78,466,426	8/12/2004	3,001,738	9/27/2005
REGISTERED	ADVENTURES IN CHEESE	35	78,466,436	8/12/2004	3,004,242	10/4/2005
REGISTERED	CREAMY COUNTRY	29	75,687,609	4/21/1999	2,359,870	6/20/2000
REGISTERED	FIGI'S	29,30,31,35	75,886,238	1/3/2000	2,557,800	4/9/2002
REGISTERED	FIGI'S SIGNATURE	35	77,084,779	1/17/2007	3,427,674	5/13/2008
REGISTERED	GIFTS IN GOOD TASTE	16,42	73,365,057	5/17/1982	1,236,298	5/3/1983
REGISTERED	KAVE KURE	29	77,090,837	1/25/2007	3,279,260	8/14/2007
REGISTERED	MADISON & 29TH	35,45	78,222,030	3/5/2003	2,877,213	8/24/2004
REGISTERED	MOO MIX	30	77,090,831	1/25/2007	3,282,293	8/21/2007
REGISTERED	MOO MIX (Design plus words)	30	77,090,809	1/25/2007	3,282,292	8/21/2007
REGISTERED	RED WAGON GIFTS/Quality delivered to your door since 1944/ In 1944 our founder delivered Dairyland's	35	78,843,511	3/22/2006	3,410,746	4/8/2008

HOME ETC, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	HOME ETC & Design	16	74,344,649	12/31/1992	1,789,388	8/24/1993
REGISTERED	HOME ETC (and Design)(new)	35	78,793,650	1/18/2006	3,205,518	2/6/2007
REGISTERED	HOME ETC (words only)	16,35	78,888,004	5/19/2006	3,272,194	7/31/2007

LANCO, INC.
FOREIGN TRADEMARKS - REGISTERED

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
CACIQUE	Puerto Rico				62,850	10/11/2004
LANBRANT	Hong Kong	25		10/24/1986	19,872,688	10/24/1993
LANCO LANE BRYANT AND DESIGN	Australia	42	638,729	8/25/1994	A638,729	3/5/1996
LANCO LANE BRYANT AND DESIGN	Australia	25	638,728	8/25/1996	A638728	3/5/1996
LANE BRYANT	Argentina	25	1,923,130	6/6/1994	1,549,601	1/31/1995
LANE BRYANT	Argentina	42	1,923,131	6/6/1994	1,549,602	1/31/1995
LANE BRYANT	Australia	25	597,727	3/10/1993	B597727	5/12/1995
LANE BRYANT	Australia	42	597,728	3/10/1993	B597728	5/12/1995
LANE BRYANT	Australia		641,576	3/10/1993	B641576	7/21/1995
LANE BRYANT	Austria	25, 39, 42	AM3634/94	7/21/1994	155,918	12/22/1994
LANE BRYANT	Bahamas	38	16,595	7/15/1994	16,595	12/7/1995
LANE BRYANT	Bangladesh	25	40,457	4/27/1994	40,457	4/27/1994
LANE BRYANT	Brazil		818,027,452	9/14/1994	818,027,452	12/2/2003
LANE BRYANT	Brazil		818,027,460	9/14/1996	818,027,460	10/15/1996
LANE BRYANT	Canada	03, 25, 35	1,231,333	9/23/2004	714,351	5/14/2008
LANE BRYANT	Chile		285,619	9/13/1994	443,187	4/11/1995
LANE BRYANT	China (People's Republic)			2/3/1986	266,940	10/30/1986
LANE BRYANT	China (People's Republic)	39	93/094,612	9/3/1993	775,774	1/14/1995
LANE BRYANT	China (People's Republic)	42	93/068,879	8/14/1993	776,381	1/21/1995
LANE BRYANT	Colombia	25	247,281	8/1/1985	131,286	9/13/1990
LANE BRYANT	Ecuador	25	48,360	6/17/1994	3073/95	11/10/1995
LANE BRYANT	Ecuador	42	48,359	6/17/1994	843/95	11/16/1995
LANE BRYANT	Guatemala	25		12/30/1987	55,863	10/3/1988
LANE BRYANT	Guatemala	42			98,037	9/24/1999
LANE BRYANT	Honduras	42	2762/94	4/13/1994	2037	5/12/1995
LANE BRYANT	Hong Kong	42	93/05060	5/21/1993	B05563 OF 1996	6/19/1996
LANE BRYANT	India	25	448,043	1/10/1986	448,043	7/31/1990
LANE BRYANT	Indonesia	42			307,058	6/21/1994
LANE BRYANT	Italy	35, 42	RM 95 C005925	12/20/1995	721,372	7/29/1997
LANE BRYANT	Italy	25	MI 98 C006643	7/1/1988	843,104	10/29/1990
LANE BRYANT	Italy	35, 42	RM 02 C004375	8/1/2002	992,662	2/14/2006
LANE BRYANT	Jordan		35,873	8/15/1994	35,873	6/29/1995
LANE BRYANT	Jordan	42	60,215	6/20/2000	60,215	7/28/2002

LANE BRYANT	Korea, Democratic People's Republic of		93-2090	4/20/1993	32,538	7/29/1996
LANE BRYANT	Korea, Republic of	45		7/19/1985	128,443	8/8/1986
LANE BRYANT	Kuwait	42	46,269	4/23/2000	44,626	5/7/2003
LANE BRYANT	Macedonia	03, 14, 25, 35	Z-20001390	11/27/2000	10,239	11/27/2000
LANE BRYANT	Malaysia	25	94-07749	8/27/1994	94-07749	10/11/1996
LANE BRYANT	Malaysia	3	97/009745	7/18/1997	97/009745	7/18/1997
LANE BRYANT	Mexico		189,384		474,005	1/28/1994
LANE BRYANT	Norway	25, 42	94/3873	7/12/1994	169,063	8/3/1995
LANE BRYANT	Panama	25	74,383	2/13/1995	74,383	5/24/1996
LANE BRYANT	Panama		74,385	2/13/1995	74,385	5/24/1996
LANE BRYANT	Panama	35	74,384	2/13/1995	2,537,738	5/24/1996
LANE BRYANT	Paraguay	42	10662-94	6/8/1994	176,030	3/23/1995
LANE BRYANT	Philippines		51,821	8/10/1988	51,821	12/2/1991
LANE BRYANT	Philippines		58,565	8/10/1988	58,565	6/23/1994
LANE BRYANT	Philippines	42	41,997,126,104	10/29/1997	41,997,126,104	11/13/2003
LANE BRYANT	Puerto Rico	42		7/13/1994	34,893	1/23/1996
LANE BRYANT	Puerto Rico				62,848	10/11/2004
LANE BRYANT	Puerto Rico	35			62,849	10/11/2004
LANE BRYANT	Sri Lanka	25	49,415	7/30/1985	49,715	1/23/1996
LANE BRYANT	Sri Lanka	42	77,045	12/22/1995	77,045	12/23/1997
LANE BRYANT	Tangier Zone	25, 42		8/18/1994	9,948	10/20/1994
LANE BRYANT	Uruguay		207,495	8/29/1985	207,495	5/8/1986
LANE BRYANT	Uruguay	25			373,090	5/8/2006
LANE BRYANT	Uruguay	42	270,692	6/9/1994	376,848	7/29/1996
LANE BRYANT	Virgin Islands (British)			7/21/1994	6,112	8/7/1994
LANE BRYANT	Virgin Islands (British)	42		7/21/1994	6,113	8/8/1994
LANE BRYANT LASTING COMFORT	Mexico	25	459,043	11/21/2000	766,103	10/31/2002
LANE BRYANT VENEZIA AND DESIGN	Korea, Republic of	14, 25, 26	90-18367	6/22/1990	221,919	9/25/1991
LB SPORT	Mauritius	25			110 A/28	6/29/1987

LANE BRYANT, INC.
FOREIGN TRADEMARKS - REGISTERED

Trademark Name	Country	Class	Application Number	File Date	Registration Number	Registration Date
BRYANT PARK	Guatemala	25			56,547	17-Nov-1988
BRYANT PARK	Mexico	25			395,323	25-Jan-1991
BRYANT PARK	Taiwan	25			315,796
BRYANT PARK	Thailand	25			118,700	27-Nov-1987
CACIQUE	Australia	3	499,414	11-Nov-1988	A499414	25-Mar-1992
CACIQUE	Australia	14	499,415	11-Nov-1988	A499415	24-Oct-1990
CACIQUE	Australia	25	499,416	11-Nov-1988	A499416	29-Nov-1990
CACIQUE	Australia	42	499,417	11-Nov-1988	A499417	29-Nov-1990
CACIQUE	Bahamas	38	16,597	15-Jul-1994	16,597	07-Dec-1995
CACIQUE	Bangladesh	25	27,985	27-Dec-1988	27,985	17-Mar-1991
CACIQUE	Brazil	14	814,605,524	23-Nov-1988	814,605,524	01-May-1990
CACIQUE	Canada	03, 25, 35	1,231,329	23-Sep-2004	TMA714352	14-May-2008

CACIQUE	Chile	03, 25	343,991		769,686	20-Aug-1996
CACIQUE	China (People's Republic)	42	93/068,877	14-Aug-1993	770,389	21-Oct-1994
CACIQUE	China (People's Republic)	25	2,000,105,475	17-Jul-2000	1,625,287	28-Aug-2001
CACIQUE	China (People's Republic)	3	2,000,105,474	17-Jul-2000	1,692,289	07-Jan-2002
CACIQUE	Colombia	25	295,579	29-Nov-1988	139,889	29-Jul-1992
CACIQUE	Colombia	14	295,580	29-Nov-1988	139,890	29-Jul-1992
CACIQUE	Ecuador	25	14,044	29-Nov-1988	2215-95	17-Apr-1990
CACIQUE	Ecuador	3	14,043	29-Nov-1988	2216-95	17-Apr-1990
CACIQUE	Ecuador	14	14,042	29-Nov-1988	2217-95	17-Apr-1990
CACIQUE	Ecuador	42	14,041	29-Nov-1988	2534-IEPI	06-May-1992
CACIQUE	Honduras	42	2763/94	13-Apr-1994	1936	19-Jan-1995
CACIQUE	Honduras	25	2764/94	13-Apr-1994	61,710	25-May-1995
CACIQUE	India	25	962,749	11-Oct-2000	962,749	11-Oct-2000
CACIQUE	Italy	03, 14, 25, 35	MI 96 C003905	22-Apr-1996	749,267	18-May-1998
CACIQUE	Korea, Republic of	42	88-2387	26-Nov-1988	11,060	27-Feb-1990
CACIQUE	Korea, Republic of	14	88-26193	26-Nov-1988	191,396	11-May-1990
CACIQUE	Korea, Republic of	06, 14, 16, 24, 25, 26	88-26194	26-Nov-1988	192,202	24-May-1990
CACIQUE	Kuwait	25	29,454	26-Sep-1994	27,239	16-Dec-1997
CACIQUE	Malaysia	3	89/00437	24-Jan-1989	89,000,437	12-May-1994
CACIQUE	Malaysia	14	89/00438	24-Jan-1989	89,000,438	14-Dec-1995
CACIQUE	Malaysia	25	89/00439	24-Jan-1989	89,000,439	20-Jul-1994
CACIQUE	Mexico	14	268,095	12-Jul-1996	651,545	28-Apr-2000
CACIQUE	Mexico	3	268,106	12-Jul-1996	651,550	28-Apr-2000
CACIQUE	Norway	14, 42	88/5201	15-Nov-1988	143,217	25-Oct-1990
CACIQUE	Russian Federation		94,019,046	01-Jun-1994	132,817	25-Sep-1995
CACIQUE	Serbia (Old Code)	03, 14, 25, 39			1223/88	23-Dec-1988
CACIQUE	South Africa	3		07-Jun-2000	2000/11632	07-Jun-2000
CACIQUE	Spain	42	1,286,798	25-Nov-1988	1,286,798	03-May-1990
CACIQUE	Switzerland	35, 36, 39, 40, 41, 42	5,316	01-Apr-1993	409,693	24-May-1994
CACIQUE	Tangier Zone	25, 42		18-Aug-1994	9,950	20-Oct-1994
CACIQUE	Zimbabwe	25	759/2000	08-Jun-2000	759/2000	08-Jan-2001
LANE BRYANT	Chile	25	285,618	13-Sep-1994	443,186	11-Apr-1995
LANE BRYANT	Honduras	25	2780/94	13-Apr-1994	60,939	11-Jan-1995
LANE BRYANT	India	35	1,236,833	15-Sep-2003	1,236,833	15-Sep-2003
LANE BRYANT	Malaysia	35	97/19176	01-Dec-1997	97,019,176	01-Dec-1997
LANE BRYANT LASTING COMFORT	Uruguay	25	304,269	25-Jul-1988	304,269	04-Mar-1990
LASTING COMFORT	China (People's Republic)			03-Feb-1986	266,941	29-Oct-1986
LINGERIE CACIQUE	Costa Rica	42	89,971	22-Aug-1994	90,474	08-Mar-1995
LINGERIE CACIQUE	Nicaragua	42		07-Oct-1994	27,980	09-Mar-1995
LINGERIE CACIQUE	Norway	25	94/4476	15-Aug-1994	194,620	03-Dec-1998
LINGERIE CACIQUE	Panama	42	74,382	13-Feb-1995	74,382	24-May-1996
VENEZIA	Haiti	25		10-Jul-1985	44 REG. 104	27-Dec-1985
VENEZIA	Italy				502,915	19-Aug-1997
VENEZIA	Portugal	25			243,559	10-Apr-1992
VENEZIA	Puerto Rico	25	60,438	26-Feb-2004	60,438	28-Oct-2004
VENEZIA	Sri Lanka	25	49,716	30-Jul-1985	49,716	22-Nov-1993
VENEZIA	Taiwan				385,993
VENEZIA	Uruguay	25	207,586	04-Sep-1985	372,199	15-May-1986
VENEZIA	Virgin Islands (British)	25			7,085	12-May-2004

LANE BRYANT PURCHASING CORP.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	A REAL DEAL EVERY SINGLE DAY	35	78,898,803	6/2/2006	3,292,254	9/11/2007
REGISTERED	BRA6	25	78,833,521	3/9/2006	3,143,803	9/12/2006
REGISTERED	CACIQUE	03,07,16,20,21,24,25	73,729,866	5/23/1988	1,566,672	11/21/1989
REGISTERED	CACIQUE	25	76,051,268	5/18/2000	2,613,254	8/27/2002
REGISTERED	CACIQUE	35	76,575,467	2/17/2004	3,032,696	12/20/2005
REGISTERED	CACIQUE (KA-SEEK)	35	78,726,070	10/4/2005	3,165,004	10/31/2006
REGISTERED	CACIQUE BODY	03,04,21	76,604,143	7/27/2004	3,096,181	5/23/2006
REGISTERED	CITYOLOGY	25	76,604,870	7/30/2004	3,165,683	10/31/2006
REGISTERED	CLASSIQUE CACIQUE	25	78,816,567	2/16/2006	3,287,080	8/28/2007
REGISTERED	CXT CLASSICS	25	78,844,700	3/23/2006	3,183,895	12/12/2006
REGISTERED	FIT STARTS HERE	35	77,369,854	1/10/2008	3,577,645	2/17/2009
REGISTERED	HAVE IT ALL… STYLE… FIT AND VALUE… SIZES 14W TO 44W	35	77,313,658	10/25/2007	3,457,345	7/1/2008
REGISTRED	ICON COLLECTION BY LANE BRYANT	25	77,714,245	4/15/2009	3,800,771	6/8/2010
REGISTERED	ICON COLLECTION BY LANE BRYANT	35	77,714,271	4/15/2009	3,800,772	6/8/2010
REGISTERED	INSIDE CURVE	35	77,756,137	6/10/2009	3,822,999	7/20/2010
REGISTERED	LANE BRYANT	35	77,137,826	3/22/2007	3,347,782	12/4/2007
REGISTERED	LANE BRYANT	42	73,426,382	5/18/1983	1,293,460	9/4/1984
REGISTERED	LANE BRYANT	14	75,979,343	11/18/1996	2,363,341	6/27/2000
REGISTERED	LANE BRYANT	09,14,25,26	75,203,849	11/25/1996	2,110,802	11/4/1997
REGISTERED	LANE BRYANT	42	73,532,773	4/18/1985	1,363,867	10/1/1985
REGISTERED	LANE BRYANT	25	76,515,693	5/20/2003	2,839,854	5/11/2004
REGISTERED	LANE BRYANT LIFESTYLES	16,35	78,889,310	5/22/2006	3,314,610	10/16/2007
REGISTERED	LANE BRYANT OUTLET	35	78,816,500	2/16/2006	3,259,540	7/3/2007
REGISTERED	LANE BRYANT WOMAN	16,25	78,979,740	5/4/2006	3,403,725	3/25/2008
REGISTERED	LANE BRYANT MSG ME	35	77,755,219	6/9/2009	3,736,616	1/12/2010
REGISTERED	lanebryant	35	85,010,288	4/9/2010	3,864,581	10/19/2010
REGISTERED	lanebryant	25	85,010,381	4/9/2010	3,864,582	10/19/2010
REGISTERED	LASTING COMFORT	25	74,075,355	7/5/1990	1,642,148	4/23/1991
REGISTERED	LASTING COMFORT	25	73,489,477	7/12/1984	1,342,838	6/18/1985
REGISTERED	LASTING COMFORT	25	73,553,436	8/14/1985	1,384,441	2/25/1986
REGISTERED	LB	25	78,978,801	6/9/2006	3,300,228	9/25/2007
REGISTERED	LB MATERNITY	25,35	78,946,556	8/7/2006	3,370,869	1/15/2008
REGISTERED	LB MSG ME	35	77,756,960	6/11/2009	3,742,103	1/26/2010
REGISTERED	LB2ME	35	78,915,764	6/23/2006	3,181,040	12/5/2006
REGISTERED	LB2ME YOUR SIZE. YOUR FIT. WE SHIP.	35	78,915,729	6/23/2006	3,241,942	5/15/2007
REGISTERED	LBMSGME	35	77,755,404	6/9/2009	3,734,190	1/5/2010
REGISTERED	LBW	25,35	77,141,254	3/27/2007	3,517,253	10/14/2008
REGISTERED	LOVE IS IN THE WEAR	35	78,816,107	2/16/2006	3,180,964	12/5/2006
REGISTERED	MICRO LITE	5	75,534,313	8/11/1998	2,621,669	9/17/2002
REGISTERED	NOBODY FITS YOU LIKE LANE BRYANT	35	77,981,365	2/24/2010	3,945,993	4/12/2011
REGISTERED	PERFECT FIT BY CACIQUE	35	77,412,893	3/4/2008	3,476,572	7/29/2008
REGISTERED	RIGHT FIT	25,35	77,227,669	7/12/2007	3,526,381	11/4/2008

REGISTERED	RIGHT FIT BY LANE BRYANT	25,35	77,068,622	12/20/2006	3,437,008	5/27/2008
REGISTERED	RIGHT STYLE RIGHT PRICE RIGHT NOW!	35	78,427,282	5/28/2004	3,087,197	5/2/2006
REGISTERED	SECRET SLIMMER	25	75,787,195	8/27/1999	2,431,017	2/27/2001
REGISTERED	SECRET SLIMMER	25	77,350,864	12/13/2007	3,562,269	1/13/2009
REGISTERED	SHOETRADER	35	77,137,384	3/22/2007	3,477,503	7/29/2008
REGISTERED	SHOETRADER.COM	35	77,024,822	10/19/2006	3,278,758	8/14/2007
REGISTERED	SHOETRADER.COM (Design and Words)	35	77,024,836	10/19/2006	3,278,759	8/14/2007
REGISTERED	SHOETRADER.COM (Design, Words, tagline)	35	77,024,948	10/19/2006	3,284,434	8/28/2007
REGISTERED	SMOOTH PERFORMANCE	25	77,565,988	9/10/2008	3,598,420	3/31/2009
REGISTERED	T3 TIGHTER TUMMY TECHNOLOGY	25	85,073,544	6/29/2010	3,959,811	5/10/2011
REGISTERED	THE ANSWER	35	76,114,752	8/23/2000	2,479,981	8/21/2001
REGISTERED	THE FASHION AND FIT YOU'RE EXPECTING	35	77,082,798	1/15/2007	3,285,377	8/28/2007
REGISTERED	THROW THE WORLD A CURVE	35	76,473,306	12/9/2002	2,835,285	4/20/2004
REGISTERED	VENEZIA	25	75,207,676	12/4/1996	2,109,227	10/28/1997
REGISTERED	VENEZIA	14,25	76,553,025	10/21/2003	2,886,146	9/21/2004
REGISTERED	VENEZIA SUPREME	25	76,604,872	7/30/2004	3,133,530	8/22/2006
REGISTERED	VENEZIA WOMAN	03,14,25	78,877,935	5/5/2006	3,433,187	5/20/2008
REGISTERED	WHAT'S UNDERNEATH IT ALL	25,35	77,374,437	1/17/2008	3,620,354	5/12/2009
PENDING	AMAZING WAIST	25	85,186,519	11/29/2010	N/A	N/A
PENDING	BRA·FRIENDS·FOREVER	35	85,263,854	3/10/2011	N/A	N/A
PENDING	BUST IT OPEN	25	85,186,544	11/29/2010	N/A	N/A
PENDING	CACIQUEBEAUTY	3	85,163,754	10/28/2010	N/A	N/A
PENDING	CACIQUEBODY	3	85,162,655	10/27/2010	N/A	N/A
PENDING	CACIQUECOLOR	3	85,163,697	10/28/2010	N/A	N/A
PENDING	CACIQUEGLAMOUR	3	85,163,788	10/28/2010	N/A	N/A
PENDING	FASHION IS NOT A SIZE	35	77,801,464	8/11/2009	N/A	N/A
PENDING	FIRM BELIEVER	3	85,268,098	3/16/2011	N/A	N/A
PENDING	GOOD AS NEW	3	85,268,121	3/16/2011	N/A	N/A
PENDING	HINT OF LACE	25	85,186,560	11/29/2010	N/A	N/A
PENDING	HOLD EVERYTHING	25	85,186,481	11/29/2010	N/A	N/A
PENDING	KEEP IT SMOOTH	3	85,268,164	3/16/2011	N/A	N/A
PENDING	LANE BRYANT CLOSET	35	85,162,031	10/27/2010	N/A	N/A
PENDING	MAKE IT BRIEF	25	85,162,857	10/27/2010	N/A	N/A
PENDING	PASSPORT COLLECTION BY LANE BRYANT	25	77,964,836	3/22/2010	N/A	N/A
PENDING	PERFECT SCOOP	25	85,190,472	12/3/2010	N/A	N/A
PENDING	PLUS SIZE AUTHORITY	35	85,214,747	1/11/2011	N/A	N/A
PENDING	REVIVE & KICKING	3	85,268,232	3/16/2011	N/A	N/A
PENDING	RUNWAY GLAM	25	85,349,854	6/18/2011	N/A	N/A
PENDING	RUNWAY GLAM	3	85,349,856	6/18/2011	N/A	N/A
PENDING	SERIOUSLY SEAMLESS	25	85,162,822	10/27/2010	N/A	N/A
PENDING	SHAPE FLATTER WHAT MATTERS	25	77,960,155	3/16/2010	N/A	N/A
PENDING	SHIMMER TIME	3	85,268,174	3/16/2011	N/A	N/A
PENDING	SLIMMER DOWN	25	85,190,457	12/3/2010	N/A	N/A
PENDING	SLIPSATIONAL	25	85,186,508	11/29/2010	N/A	N/A
PENDING	SMOOTH AFFAIR	25	85,162,741	10/27/2010	N/A	N/A
PENDING	SPRAY IT AGAIN	3	85,268,135	3/16/2011	N/A	N/A
PENDING	SUPER SHAPER	2	85,349,899	6/18/2011	N/A	N/A
PENDING	T3 TECHNOLOGY JUST GOT SEXY	35	85,349,898	6/18/2011	N/A	N/A
PENDING	TAKE CREDIT FOR YOUR CURVES	36	85,261,824	3/9/2011	N/A	N/A
PENDING	TECHNOLOGY JUST GOT SEXY	35	85,349,892	6/18/2011	N/A	N/A
PENDING	THE CASHMERE OF COTTON	35	77,866,851	11/6/2009	N/A	N/A

PENDING	THE PLUS SIZE AUTHORITY	35	85,214,718	1/11/2011	N/A	N/A
PENDING	VENEZIA SWIM	25	78,912,446	6/20/2006	N/A	N/A
PENDING	VERY V	25	85,162,789	10/27/2010	N/A	N/A
PENDING	WE KNOW CURVES	35	85,349,888	6/18/2011	N/A	N/A
PENDING	YOU BUTTER BELIEVE IT	3	85,268,151	3/16/2011	N/A	N/A
PENDING	YOU'RE BOOTY-FUL	25	85,186,532	11/29/2010	N/A	N/A
SUSPENDED	LOOP 18	25, 35	77,908,121	1/8/2010	N/A	N/A

LANE BRYANT PURCHASING CORP.
FOREIGN TRADEMARKS - REGISTERED

Mark	Country	Class	Application Number	File Date	Registration Number	Registration Date
CACIQUE	Australia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Austria	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Austria	25 , 39 , 42	AM3635/94	7/21/1994	155,724	12/12/1994
CACIQUE	Benelux	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Benelux	03 , 14 , 25 , 41 , 42	783,068	7/15/1992	515,515	1/4/1993
CACIQUE	Benelux	03 , 14 , 25 , 36 , 42 , 45	858,591	10/31/1995	587,094	11/4/1996
CACIQUE	Benelux	03 , 25	962,475	4/14/2000	676,847	6/1/2001
CACIQUE	Bolivia	3		4/18/2000	96,365	9/20/2004
CACIQUE	Bolivia	25		4/18/2000	96,366	9/20/2004
CACIQUE	Brunei Darussalam	25	37,716	3/9/2006	37,716	3/9/2006
CACIQUE	Cambodia	25	23440/05	9/2/2005	22557/05	10/12/2005
CACIQUE	Canada		620,222	11/29/1988	365,542	2/16/1990
CACIQUE	China (People's Republic)	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Colombia	42	92-295578	11/29/1988	335,514	7/1/2003
CACIQUE	Denmark	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Denmark	14 , 25 , 42	7918/88	11/14/1988	VR199002979	5/11/1990
CACIQUE	Dominican Republic	14 , 20 , 25	26,371	7/7/1994	77,133	4/15/1995
CACIQUE	Egypt	25	189,504	7/10/2006	189,504	7/8/2008
CACIQUE	Egypt	35	189,505	7/10/2006	189,505	7/10/2006
CACIQUE	El Salvador	14	1562/94	5/2/1994	46 Book 43	12/23/1996
CACIQUE	El Salvador	3	1560/94	5/2/1994	22 Book 48	2/4/1997
CACIQUE	European Community		IR0878342	6/22/2005		6/4/2006
CACIQUE	European Community	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	European Community	03 , 25 , 42	325,365	8/13/1996	325,365	12/4/1998
CACIQUE	Finland	03 , 14 , 25 , 42	5008/88	11/11/1988	110,038	12/20/1990
CACIQUE	France	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	France	03 , 25	3,022,516	4/18/2000	3,022,516	9/22/2000
CACIQUE	Gaza District	25	10,881	7/11/2006	10,881	10/21/2008
CACIQUE	Gaza District	35	10,882	7/11/2006	10,882	10/21/2008
CACIQUE	Germany	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Germany	35 , 42	39,546,923.6	11/17/1995	39,546,923	7/3/1996
CACIQUE	Guatemala	3	1988-06802		136,075	6/2/2005

CACIQUE	Haiti	25		6/17/1994	43/152	11/5/1996
CACIQUE	Haiti	42		6/17/1994	44/152	11/5/1996
CACIQUE	Hong Kong	03 , 25	1114/89	2/14/1989	19902047AA	7/25/1990
CACIQUE	Hong Kong	14	1115/89	2/14/1989	19,910,348	1/31/1991
CACIQUE	Hong Kong	25	1116/89	2/14/1989	1406 of 1991	4/30/1991
CACIQUE	Hong Kong	42	93/05064	5/21/1993	11622/1997	11/26/1997
CACIQUE	Hungary	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Indonesia	25	D00-2005-017772	9/5/2005	IDM000121065	9/5/2005
CACIQUE	Int'l Registration - Madrid Protocol Only	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Int'l Registration - Madrid Protocol Only	03 , 05			919,080	9/18/2006
CACIQUE	Iraq	35	49,867	8/16/2006	49,867	8/16/2006
CACIQUE	Iraq	25	49,817	7/27/2006	49,817	7/27/2006
CACIQUE	Ireland	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Ireland	25	5100/88	11/16/1988	130,541	7/4/1990
CACIQUE	Ireland	3	5098/88	11/16/1988	130,541	7/4/1990
CACIQUE	Ireland	14	5099/88	11/16/1988	130,541	7/4/1990
CACIQUE	Israel	25	191,681	7/10/2006	191,681	12/9/2007
CACIQUE	Israel	35	191,682	7/10/2006	191,682	12/9/2007
CACIQUE	Israel	42	70,891	11/14/1988	70,891	5/31/1992
CACIQUE	Israel	14	70,889	11/14/1988	70,889	8/6/1992
CACIQUE	Israel	3	70,888	11/14/1988	70,888	8/6/1992
CACIQUE	Israel		70,890	11/14/1988	70,890	8/6/1992
CACIQUE	Italy	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Jamaica	25	25/1388	1/10/1989	24,381	6/21/1994
CACIQUE	Jamaica	14	14/214	1/10/1989	24,661	9/28/1994
CACIQUE	Japan	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Japan	03 , 25	131488/88	11/22/1988	2,288,643	12/26/1990
CACIQUE	Japan	3	131486/88	11/22/1988	2,305,651	4/30/1991
CACIQUE	Japan	14	131489/88	11/22/1988	2,416,534	5/29/1992
CACIQUE	Jordan	35	89,895	7/27/2006	89,895	7/9/2007
CACIQUE	Jordan	25	90,245	7/25/2006	90,245	7/25/2006
CACIQUE	Korea, Democratic People's Republic of	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Korea, Republic of	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Korea, Republic of	03 , 14	88-26192	11/26/1988	187,401	1/19/1990
CACIQUE	Kuwait	35	78,609	7/22/2006	65,078	5/2/2007
CACIQUE	Kuwait		78,608	7/22/2006	63,538	7/22/2006
CACIQUE	Lebanon	25 , 35	107,540	7/12/2006	107,540	7/12/2006
CACIQUE	Lesotho	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Macao	3	9117-M	11/24/1988	9117-M	5/23/1991
CACIQUE	Macao	14	9118-M	11/24/1988	9118-M	5/23/1991
CACIQUE	Macao	25	9119-M	11/24/1988	9119-M	5/23/1991
CACIQUE	Macedonia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Mauritius	03 , 14 , 25 , 42		1/20/1989	257	9/29/1989
CACIQUE	Mexico	35	917,795	2/29/2008	1,078,787	2/28/2008
CACIQUE	Mexico	14	801,394	8/18/2006	988,525	6/21/2007
CACIQUE	Mexico	3	801,395	8/18/2006	988,526	8/18/2006
CACIQUE	Mexico	42	328,680	4/6/1998	738,527	3/20/2002

CACIQUE	Mexico	25	328,681	4/6/1998	872,882	3/28/2005
CACIQUE	Mongolia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Morocco	25 , 35	104,916	6/30/2006	104,916	6/30/2006
CACIQUE	Morocco	25 , 42		7/25/1994	54,396	7/25/1994
CACIQUE	Namibia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Nepal	25	2,006,026,740	4/8/2006	24,420	7/24/2006
CACIQUE	Netherlands Antilles	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	New Zealand	3	190,087	1/5/1989	190,087	11/26/1991
CACIQUE	New Zealand	14	190,088	1/5/1989	190,088	12/23/1991
CACIQUE	New Zealand	25	190,089	1/5/1989	190,089	4/28/1992
CACIQUE	New Zealand	42	238,136	6/21/1994	238,136	6/4/1997
CACIQUE	Nicaragua	25		10/7/1994	27,811	3/2/1995
CACIQUE	Oman	35	41,055	8/5/2006	41,055	5/1/2007
CACIQUE	Oman	25	41,054	8/5/2006	41,054	8/5/2006
CACIQUE	Panama		74,382	5/24/1996	74,382	5/24/1996
CACIQUE	Paraguay	42	13,022	12/7/1988	226,382	11/1/1989
CACIQUE	Paraguay	25	8661-2000	4/17/2000	235,471	5/24/2001
CACIQUE	Philippines	25	4-2005-008478	8/31/2005	4-2005-008478	11/6/2006
CACIQUE	Poland	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Portugal	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Qatar	25	40,879	8/14/2006	40,879	4/13/2009
CACIQUE	Qatar	35	40,878	8/14/2006	40,878	4/13/2009
CACIQUE	Romania	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Russian Federation	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Saudi Arabia	25	107,625	7/4/2006	90,485	7/4/2006
CACIQUE	Saudi Arabia	35	107,828	7/11/2006	91,313	4/29/2007
CACIQUE	Serbia (Old Code)				TM881223
CACIQUE	Singapore	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Singapore	25	356/89	1/19/1989	T89/00356D	1/19/1989
CACIQUE	Singapore	14	355/89	1/19/1989	T89/00355F	1/19/1989
CACIQUE	Singapore	3	354/89	1/19/1989	T89/00354H	1/19/1989
CACIQUE	Singapore	42	2883/93	4/16/1993	T93/02883E	4/16/1993
CACIQUE	Slovakia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Slovenia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	South Africa	25		7/18/2000	2000/14505	7/18/2000
CACIQUE	Spain	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Spain	14	1,286,796	11/25/1988	1,286,796	2/5/1990
CACIQUE	Spain	25	1,286,797	11/25/1988	1,286,797	6/5/1991
CACIQUE	Swaziland	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Sweden	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Switzerland	03 , 14 , 25	8,167	11/14/1988	368,558	5/19/1989
CACIQUE	Taiwan	42	84,065,885	12/30/1995	86,444	11/16/1996
CACIQUE	Taiwan	3	89,037,055	6/28/2000	962,307	10/1/2001
CACIQUE	Taiwan	25	89,037,056	6/28/2000	956,225	8/16/2001
CACIQUE	Thailand	03 , 25	424,509	6/30/2000	TM140773	8/10/2001

CACIQUE	Turkey	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Turkey	03 , 05 , 25	2001/13104	7/5/2001	2001/13104	7/5/2001
CACIQUE	United Arab Emirates	35	84,215	8/14/2006	92,540	8/14/2006
CACIQUE	United Arab Emirates	25	84,214	8/14/2006	92,025	11/26/2008
CACIQUE	United Kingdom	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	United Kingdom	3	1,365,292	11/16/1988	1,365,292	11/16/2005
CACIQUE	Viet Nam	03 , 14 , 18 , 25 , 42	12,933	4/24/1993	10,767	1/5/1994
CACIQUE	West Bank	35	12,655	7/12/2006	12,655	5/13/2008
CACIQUE	West Bank	25	12,654	7/12/2006	12,654	5/13/2008
CACIQUE	Yemen, Republic of	25	35,971	7/29/2006	29,737	4/3/2007
CACIQUE	Yemen, Republic of	35	35,972	7/29/2006	29,738	4/3/2007
CACIQUE	Zambia	03 , 04 , 14 , 20 , 21 , 24 , 25 , 35	878,342	6/22/2005	878,342	4/6/2006
CACIQUE	Zimbabwe	3	758/2000	6/8/2000	758/2000	1/8/2001
CACIQUE WITH KATAKANA	Japan	25	131487/88	11/22/1988	2,707,876	6/30/1995
LANCO LANE BRYANT	United Kingdom	25	1,548,744	9/27/1993	1,548,744	3/31/1995
LANE BRYANT	Australia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Austria	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Bahrain	35	49,944	9/17/2006	49,944	9/17/2006
LANE BRYANT	Bahrain	42	544/2000	3/8/2000	SM3506	5/27/2001
LANE BRYANT	Bahrain	35	543/2000	3/8/2000	TM27166	9/21/2002
LANE BRYANT	Bahrain	25		9/17/2006	49,943	9/17/2006
LANE BRYANT	Benelux	25 , 40 , 42	690,963	12/30/1986	427,266	2/9/1987
LANE BRYANT	Benelux	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Brazil	35	823,813,428	8/29/2001	823,813,428	7/20/2010
LANE BRYANT	Brunei Darussalam	25	37,715	3/9/2006	37,715	3/9/2006
LANE BRYANT	Cambodia	25	23,441	9/2/2005	22558/05	10/12/2005
LANE BRYANT	Canada		160,138	5/6/2033	TMDA57204	7/3/1933
LANE BRYANT	China (People's Republic)	14 , 25			G870280	6/17/2005
LANE BRYANT	Denmark	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Denmark	25 , 35 , 39	04.953/94	7/15/1994	199,406,729	10/7/1994
LANE BRYANT	Dominican Republic	44	26,327	7/7/1994	74,352	10/15/1994
LANE BRYANT	Egypt	25	189,502	7/10/2006	189,502	7/3/2008
LANE BRYANT	El Salvador	25	1569/94	5/2/1994	181 book 50	11/4/2005
LANE BRYANT	El Salvador	42	1573/94	5/2/1994	121 BOOK 54	5/22/1997
LANE BRYANT	El Salvador	3	1572/94	5/2/1994	22 Book 56	6/4/1997
LANE BRYANT	El Salvador	18	1570/94	5/2/1994	220 Book 109	7/20/2000
LANE BRYANT	El Salvador	14	1571/94	5/2/1994	104 Book 113	8/9/2000
LANE BRYANT	European Community	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	European Community	03 , 25 , 42	325,498	8/13/1996	325,498	12/9/1998
LANE BRYANT	Finland	25 , 35 , 42	3155/94	6/21/1994	140,071	9/20/1995
LANE BRYANT	France	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	France	16	00 3000214	1/5/2000	00 3000214	6/9/2000
LANE BRYANT	Gaza District	25	297693-00152	7/11/2006	10,883	7/11/2006
LANE BRYANT	Germany	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Germany	35 , 42	L 38 828/35Wz	7/27/1994	2,904,040	3/29/1995
LANE BRYANT	Greece	25	89,943	7/28/1988	89,943	10/17/1991
LANE BRYANT	Haiti	25 , 42		6/17/1994	45/152	10/29/1996
LANE BRYANT	Haiti	25		7/10/1985	33 Reg. 104	12/27/1985
LANE BRYANT	Hong Kong	35	300,596,926	3/10/2006	300,596,926	9/7/2006
LANE BRYANT	Hong Kong	25	300,483,138	8/24/2005	300,483,138	7/18/2006
LANE BRYANT	Hungary	14 , 25 , 35			870,280	6/17/2005

LANE BRYANT	India	25	1,380,749	8/30/2005	1,380,749	8/8/2008
LANE BRYANT	Indonesia	25	D00-2006-022935	7/19/2006	IDM000242749	3/29/2010
LANE BRYANT	Indonesia	25		9/14/1985	361,684	6/19/1986
LANE BRYANT	Int'l Registration - Madrid Protocol Only	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Iraq	35	49,866	8/16/2006	49,866	8/16/2006
LANE BRYANT	Iraq	25	49,816	7/27/2006	49,816	7/27/2006
LANE BRYANT	Ireland	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Ireland	25	94/3590	6/14/1994	163,529	3/4/1996
LANE BRYANT	Ireland	42	95/3610	7/1/1996	201,789	6/29/1998
LANE BRYANT	Israel	35	191,564	7/5/2006	191,564	8/6/2008
LANE BRYANT	Israel	25	191,562	7/5/2006	191,562	8/6/2008
LANE BRYANT	Israel	25	92,122	4/12/1994	92,122	3/1/1996
LANE BRYANT	Israel	42	92,123	4/12/1994	92,123	5/1/1996
LANE BRYANT	Italy	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Japan	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Japan	25	38340/1993	4/16/1993	3,272,005	3/12/1997
LANE BRYANT	Japan	39	73500/94	7/20/1994	3,352,528	10/17/1997
LANE BRYANT	Japan	35	73499/94	7/20/1994	3,357,869	11/7/1997
LANE BRYANT	Jordan	35	87,940	7/27/2006	87,940	5/27/2007
LANE BRYANT	Jordan	25	88,366	7/25/2006	88,366	5/30/2007
LANE BRYANT	Korea, Democratic People's Republic of	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Korea, Republic of	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Kuwait	35	78,607	7/22/2006	66,636	7/22/2006
LANE BRYANT	Kuwait	25	78,606	7/22/2006	66,635	7/22/2006
LANE BRYANT	Lebanon	25 , 35	107,541	7/12/2006	107,541	7/12/2006
LANE BRYANT	Lesotho	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Macao	25	8,484	4/11/1988	8484-M	5/31/1991
LANE BRYANT	Macao	42	15477-M	12/5/1995	15519-M	12/12/1997
LANE BRYANT	Macedonia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Mexico	35	828,757	1/11/2007	1,006,657	1/11/2007
LANE BRYANT	Mexico	42	419,326	4/4/2000	678,346	11/27/2000
LANE BRYANT	Mexico		466,503	1/17/2001	766,112	10/31/2002
LANE BRYANT	Mexico		766,112	5/24/2005	387,124	8/1/1990
LANE BRYANT	Mongolia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Morocco	25 , 35	104,917	6/30/2006	104,917	6/30/2006
LANE BRYANT	Morocco	25 , 42		7/25/1994	54,394	7/25/1994
LANE BRYANT	Namibia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Nepal	25	2,006,026,739	4/8/2006	24,419	7/24/2006
LANE BRYANT	Netherlands Antilles	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	New Zealand	25	238,132	6/21/1994	238,132	11/7/1997
LANE BRYANT	New Zealand	42	238,133	6/21/1994	238,133	12/15/1997
LANE BRYANT	Nicaragua	25		10/7/1994	28,500	5/4/1995
LANE BRYANT	Nicaragua	42		10/7/1994	28,499	5/4/1995
LANE BRYANT	Oman	35	41,053	8/5/2006	41,053	5/1/2007
LANE BRYANT	Oman	25	41,052	8/5/2006	41,052	5/1/2007
LANE BRYANT	Peru	25	131,519	7/13/2001	27,334	10/12/2001
LANE BRYANT	Philippines	25	4-2005-008479	8/31/2005	4-2005-008479	12/24/2006
LANE BRYANT	Poland	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Portugal	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Portugal	35	301,318	6/20/1994	301,318	7/10/1995
LANE BRYANT	Qatar	35	40,877	8/14/2006	40,877	4/13/2009
LANE BRYANT	Qatar	25	40,875	8/14/2006	40,875	4/13/2009

LANE BRYANT	Romania	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Russian Federation	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Saudi Arabia	25	107,626	7/4/2006	90,486	7/4/2006
LANE BRYANT	Singapore	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Singapore	42	2886/93	4/16/1993	T93/02286Z	4/16/1993
LANE BRYANT	Singapore	25	10329/96	9/26/1996	T96/10329C	9/26/1996
LANE BRYANT	Singapore	35	466/99	1/15/1999	T99/00466J	1/15/1999
LANE BRYANT	Slovakia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Slovenia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	South Africa	25		2/21/2000	2000/02682	2/21/2000
LANE BRYANT	Spain	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Swaziland	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Sweden	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Sweden	25 , 35 , 39	94-6795	6/29/1994	306,289	12/1/1995
LANE BRYANT	Switzerland	35 , 36 , 39 , 40 , 41 , 42	5,318	4/1/1993	409,695	5/24/1994
LANE BRYANT	Taiwan	44		8/11/1993	245,473	5/16/1994
LANE BRYANT	Taiwan	42	84,065,883	12/30/1995	86,443	11/6/1996
LANE BRYANT	Taiwan	25	94,041,251	8/26/2005	1,209,866	5/16/2006
LANE BRYANT	Thailand		621,261	3/21/2006	TM271055	3/21/2006
LANE BRYANT	Thailand	25	178,823	7/22/1988	78,034	9/20/1998
LANE BRYANT	Thailand	42	410,441	2/2/2000	SM15947	5/14/2002
LANE BRYANT	Turkey	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	Turkey	25		12/5/1985	89,831	12/5/1985
LANE BRYANT	Turkmenistan	03 , 14 , 25 , 35	2000.0425	12/1/2000	7,717	4/12/2002
LANE BRYANT	United Arab Emirates	35	84,213	8/14/2006	92,539	8/14/2006
LANE BRYANT	United Arab Emirates	25		8/14/2006	92,538	8/14/2006
LANE BRYANT	United Kingdom	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT	United Kingdom	35 , 42	2,220,824	1/31/2000	2,220,824	1/31/2000
LANE BRYANT	Virgin Islands (British)	25			7,395	10/27/2006
LANE BRYANT	West Bank	35	12,653	7/12/2006	12,653	7/12/2006
LANE BRYANT	West Bank	25	12,652	7/12/2006	12,652	5/13/2008
LANE BRYANT	Yemen, Republic of	35	35,968	7/29/2006	29,734	4/3/2007
LANE BRYANT	Yemen, Republic of	25	35,967	7/29/2006	29,733	7/29/2006
LANE BRYANT	Zambia	14 , 25 , 35			870,280	6/17/2005
LANE BRYANT AND DESIGN	Viet Nam	03 , 14 , 18 , 25 , 42	12,937	4/24/1993	10,769	1/5/1994
LANE BRYANT LASTING COMFORT	Mexico	25	801,386	8/18/2006	982,190	8/16/2006
LINGERIE CACIQUE	United Kingdom	25 , 42	2,044,149	11/10/1995	2,044,149	12/27/1996
LINGERIE CACIQUE PARIS 1936 AND DESIGN	Canada		719,688	12/23/1992	453,307	2/2/1996
MODERN WOMAN	Cambodia	25	23331/05	8/25/2005	23169/06	1/24/2006
MODERN WOMAN	Guatemala	25	2005-4896	7/7/2005	144,018	8/3/2006
MODERN WOMAN	India	25	1,367,999	6/30/2005	1,367,999	6/30/2005
MODERN WOMAN	Indonesia	25	D00-2005-017960	9/6/2005	IDM000121210	5/11/2007
MODERN WOMAN	Korea, Republic of	25	40-2005-35449	7/27/2005	675,934	8/28/2006
MODERN WOMAN	Macao	25	N/18099	8/4/2005	N18099	12/7/2005
MODERN WOMAN	Viet Nam	25	4-2005-09718	8/3/2005	93,447	12/19/2007
PRIORITY 1 LANEBRYANT	Taiwan	44		12/13/1983	245,474	5/16/1984
VENEZIA	Benelux	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Cambodia	25	23,442	9/2/2005	22559/05	10/12/2005
VENEZIA	Canada	25	592,696	10/5/1987	385,367	6/7/1991
VENEZIA	Canada		260,355	12/17/2060	122,775	7/7/1961

VENEZIA	China (People's Republic)	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Denmark	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Egypt	35	189,507	7/10/2006	189,506	2/11/2009
VENEZIA	European Community	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	France	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Germany	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Hong Kong		300,474,705	8/11/2005	300,474,705	12/30/2005
VENEZIA	Hungary	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	India	25	1,380,748	8/30/2005	1,380,748	8/30/2005
VENEZIA	Int'l Registration - Madrid Protocol Only	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Iraq	35	49,868	8/16/2006	49,868	8/16/2006
VENEZIA	Iraq	25	49,815	7/27/2006	49,815	7/27/2006
VENEZIA	Ireland	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Israel	25	191,448	6/29/2006	191,448	8/6/2008
VENEZIA	Italy	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Jordan	35	88,788	7/27/2006	88,788	6/21/2007
VENEZIA	Korea, Republic of	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Kuwait	25	78,610	7/22/2006	65,421	7/22/2006
VENEZIA	Kuwait	35	78,611	7/22/2006	65,082	5/2/2007
VENEZIA	Lebanon	25 , 35	107,542	7/12/2006	107,542	7/12/2006
VENEZIA	Lesotho	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Macao	25	N/18526	8/31/2005	N/018526	3/15/2006
VENEZIA	Macedonia	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Mexico	25	366,337	3/5/1999	682,024	12/20/2000
VENEZIA	Mongolia	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Namibia	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Netherlands Antilles	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Oman	35	41,057	8/5/2006	41,057	5/1/2007
VENEZIA	Oman	25	41,056	8/5/2006	41,056	5/1/2007
VENEZIA	Philippines	25	4-2005-008477	8/31/2005	4-2005-008477	10/2/2006
VENEZIA	Portugal		860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Qatar	35	40,876	8/14/2006	40,876	4/13/2009
VENEZIA	Qatar	25	40,880	8/14/2006	40,880	4/13/2009
VENEZIA	Saudi Arabia	25	107,627	7/4/2006	91,315	7/4/2006
VENEZIA	Saudi Arabia	35	107,829	7/11/2006	91,316	4/29/2007
VENEZIA	Singapore	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Slovakia	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Slovenia	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Spain	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Swaziland	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Sweden	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Taiwan	25	85,016,708	4/13/1996	765,087	6/16/1997
VENEZIA	Taiwan	21	86,049,184	9/23/1997	822,280	10/16/1998
VENEZIA	Thailand	38	347,987	2/2/1998	67,936	2/2/1998
VENEZIA	Turkey	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	Turkey			6/6/1986	93,050	6/6/1986
VENEZIA	United Kingdom	25	860,234	6/15/2005	860,234	9/29/2005
VENEZIA	West Bank	35	12,657	7/12/2006	12,657	5/13/2008
VENEZIA	West Bank	25	12,656	7/12/2006	12,656	5/13/2008
VENEZIA	Yemen, Republic of	25	35,969	7/29/2006	29,735	4/3/2007
VENEZIA	Yemen, Republic of	35	35,970	7/29/2006	29,736	4/3/2007
VENEZIA	Zambia	25	860,234	6/15/2005	860,234	9/29/2005

VENEZIA (with stylized V and design)	Jordan	25	88,790	7/25/2006	88,790	6/24/2007
VENEZIA AND DESIGN	Jamaica	25	TM25/940	8/2/1985	B22282
VENEZIA AND DESIGN	Japan	17	S62-147347	12/28/1987	2,253,957
VENEZIA AND DESIGN	Japan	14 , 18 , 25 , 26	S63-000647	1/7/1988	2,384,798
VENEZIA AND TRIANGLE DESIGN	Macao	25	1176-M	10/22/1987	1,271

LANE BRYANT PURCHASING CORP.
FOREIGN TRADEMARKS - PENDING

Mark	Country	Class	Application Number	File Date	Registration Number	Registration Date
CACIQUE	Cyprus, Republic of	35	72,675	7/10/2006	N/A	N/A
CACIQUE	Cyprus, Republic of	25	72,674	7/10/2006	N/A	N/A
CACIQUE	Guatemala	25	762,005	10/10/2005	N/A	N/A
CACIQUE	Libya	25	8,450	9/17/2006	N/A	N/A
CACIQUE	Libya	35	8,451	9/17/2006	N/A	N/A
CACIQUE	Mexico		801,394	8/18/2006	N/A	N/A
CACIQUE	Sri Lanka	25	127,578	10/13/2005	N/A	N/A
LANE BRYANT	Bahrain	25	49,943	9/17/2006	N/A	N/A
LANE BRYANT	Cyprus, Republic of	35	72,677	7/10/2006	N/A	N/A
LANE BRYANT	Cyprus, Republic of	25	72,676	7/10/2006	N/A	N/A
LANE BRYANT	Egypt	35	189,503	7/10/2006	N/A	N/A
LANE BRYANT	Libya	25	8,447	9/17/2006	N/A	N/A
LANE BRYANT	Saudi Arabia	35	107,827	7/11/2006	N/A	N/A
LANE BRYANT	Viet Nam	25	4-2005-11115	8/30/2005	N/A	N/A
MODERN WOMAN	Bangladesh	25	92,319	6/29/2005	N/A	N/A
MODERN WOMAN	China (People's Republic)	25	4,737,586	6/23/2005	N/A	N/A
MODERN WOMAN	Hong Kong	25	300,462,645	7/22/2005	N/A	N/A
MODERN WOMAN	Malaysia	25	5,012,596	7/29/2005	N/A	N/A
MODERN WOMAN	Philippines	25	4-2005-007245	7/29/2005	N/A	N/A
MODERN WOMAN	Singapore	25	T05/12855G	7/27/2005	N/A	N/A
MODERN WOMAN	Sri Lanka	25	126,728	7/22/2005	N/A	N/A
MODERN WOMAN	Thailand	25	596,540	7/13/2005	N/A	N/A
MODERN WOMAN	Turkey	25	2005/34002	8/12/2005	N/A	N/A
THE ANSWER	Mexico	25	874,049	8/8/2007	N/A	N/A
VENEZIA	Cyprus, Republic of	25	72,678	7/10/2006	N/A	N/A
VENEZIA	Cyprus, Republic of	35	72,679	7/10/2006	N/A	N/A
VENEZIA	Egypt	25	189,506	7/10/2006	N/A	N/A
VENEZIA	Guatemala	25	2,088,944	10/10/2005	N/A	N/A
VENEZIA	Israel	35	191,449	6/29/2006	N/A	N/A
VENEZIA	Libya	35	8,448	9/17/2006	N/A	N/A
VENEZIA	Libya	25	8,449	9/17/2006	N/A	N/A
VENEZIA	Malaysia	25	200,515,299	9/13/2005	N/A	N/A
VENEZIA	Mexico	25	917,798	2/29/2008	N/A	N/A
VENEZIA	Morocco	25 , 35	104,918	6/30/2006	N/A	N/A
VENEZIA	Morocco	25 , 35	104,918	6/30/2006	N/A	N/A
VENEZIA	United Arab Emirates	35	84,217	8/14/2006	N/A	N/A
VENEZIA	United Arab Emirates	25	84,216	8/14/2006	N/A	N/A
VENEZIA	Viet Nam	25	4-2005-11114	8/30/2005	N/A	N/A

PSTM, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	FITS THE REAL YOU	35	77,007,686	9/26/2006	3,362,912	1/1/2008
REGISTERED	PETITE SOPHISTICATE	35	78,842,254	3/21/2006	3,420,379	4/29/2008
REGISTERED	PETITE SOPHISTICATE	25	73,756,268	10/6/1988	1,554,817	9/5/1989
REGISTERED	PETITE SOPHISTICATE	42	73,328,796	9/21/1981	1,243,259	6/21/1983
REGISTERED	PETITE SOPHISTICATE (words only)	25	78,942,236	8/1/2006	3,410,922	4/8/2008
REGISTERED	PETITE SOPHISTICATE OUTLET	35	78,842,196	3/21/2006	3,270,326	7/24/2007
REGISTERED	PETITE SOPHISTICATE OUTLET FITS THE REAL YOU	35	78,918,080	6/27/2006	3,321,748	10/23/2007

PSTM, INC.
FOREIGN TRADEMARKS - REGISTERED

Mark	Country	Class	Application Number	File Date	Registration Number	Registration Date
PETITE SOPHISTICATE	Canada	9	869,445	2/17/1998	513,881	8/4/1999
PETITE SOPHISTICATE	China (People's Republic)	25	2,001,020,213	2/16/2001	1,746,564
PETITE SOPHISTICATE	China (People's Republic)	25	6,026,838	4/28/2007	3,090,273	10/7/2007
PETITE SOPHISTICATE (Transliteration)	China (People's Republic)	25	6,026,838	4/28/2007	6,026,838	3/14/2010
PETITE SOPHISTICATE	Iceland	25	1,110	4/19/2002	570/2002	7/3/2002
PETITE SOPHISTICATE - Transliteration	Japan	25	24465/2004	3/16/2004	4,975,180	8/4/2006
PETITE SOPHISTICATE	Liechtenstein	25		4/24/2002	12,529	4/24/2002
PETITE SOPHISTICATE	Mexico	25	497,554	7/23/2001	816,739	7/23/2001
PETITE SOPHISTICATE	Mexico	35	835,382	2/9/2007	994,400	7/24/2007
PETITE SOPHISTICATE	Norway	25	3,696	4/18/2002	217,480
PETITE SOPHISTICATE	Puerto Rico	25			55,228	10/10/2002
PETITE SOPHISTICATE	Puerto Rico	35	55,234	10/10/2002	55,234	10/10/2002
PETITE SOPHISTICATE	Switzerland	25	03689/2002	4/24/2002	501,139	7/17/2002
PETITE SOPHISTICATE	Taiwan	25	90,002,792	2/1/2001	999,572	5/16/2002
PETITE SOPHISTICATE	Viet Nam	42	19,315	8/2/1994	16,007	8/5/1994

SHOETRADER, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Mark	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	COMFORT IS ALWAYS IN STYLE	14,18,25,35	77,358,232	12/21/2007	3,513,973	10/7/2008

SONSI, INC.
LIST OF TRADEMARKS - UNITED STATES

Status	Trademark Name	Class	Application Number	File Date	Registration Number	Registration Date
REGISTERED	SONSI	35	77,980,436	12/16/2009	3,871,602	11/2/2010
REGISTERED	SONSILIVING	35	77,944,544	2/25/2010	3,941,927	4/5/2011

SERVICE MARK/ LICENSING AGREEMENTS

Affiliate agreements allowing use of trademarks to market products through website linking (i.e. Amazon.com).

Service Mark License Agreement between C.S.F. and CSIM, Inc. dated as of January 30, 2001, as amended. Expiration date is January 31, 2012.

Service Mark Sublicense Agreement between CSIM, Inc. and Charming Shoppes of Delaware, Inc. dated as of January 31, 2001, as amended. Expiration date is January 31, 2012.

Service Mark License Agreement between CSIM, Inc. and Catherines of California dated as of January 30, 2001, as amended. Expiration date is January 31, 2012.

Service Mark Sublicense Agreement between CSIM, Inc. and Catherines Stores Corporation dated as of February 1, 2005, as amended. Expiration date is January 31. 2012.

Fulfillment Agreement between Sargento Foods, Inc. and Figi's Fulfillment Services, Inc. dated July 10, 2002. Contract automatically renews for one (1) year periods unless terminated by either party, in writing not less than ninety (90) days prior to the expiration of the renewal term.

Private Label Agreement between Beatrice Bakery Company and Figi's Inc. dated July 19, 2007. Right to use Beatrice trademarks on Figi's website and Beatrice can use Figi's trademark for packaging product to be sold on Figi's site.

Use of Trademark on Website Agreement between Tortuga Rum Company Limited and Figi's Inc. dated October 20, 2008. Right to use Tortuga trademarks on Figi's website.

Trademark License and Assignment Agreement between Figi's Inc. and Figi's Business Services, Inc. dated June 19, 2003

Service Mark and Trademark Licensing Agreement dated October 8, 2007 between C.S.F. Corp. and Charming Shoppes of Delaware, Inc. grants to Charming Shoppes of Delaware, Inc. the right to use the "Fashion Bug" mark for mail order media and internet services and on merchandise sold therein.

Service Mark and Trademark Licensing Agreement dated May 4, 2008 between Lane Bryant Purchasing Corp. and Charming Shoppes of Delaware, Inc. grants to Charming Shoppes of Delaware, Inc. the right to use the "Secret Slimmer" mark for mail order media and internet services and on merchandise sold therein.
Service Mark License Agreement dated January 30, 2001 between C.S.F. Corp and CSIM, Inc., as amended, grants to CSIM, Inc. the right to use "Fashion Bug" brand trademarks for apparel retail store services and on merchandise sold in the retail stores.
Service Mark Sublicense Agreement dated January 31, 2001 between CSIM, Corp. and Charming Shoppes of Delaware, Inc., as amended, grants to Charming Shoppes of Delaware, Inc. the right to use "Fashion Bug" brand trademarks for apparel retail store services and on merchandise sold in the retail stores.

DOMAINS    85/85
DOMAIN NAMES    48/92
DOMAIN NAMES

NAME	EXPIRATION DATE	REGISTERED OWNER
12ABOVE.COM	10/22/2011	Charming Shoppes Inc
12ABOVE.NET	10/22/2011	Charming Shoppes Inc
12BEYOND.COM	11/19/2011	Charming Shoppes Inc
14ABOVE.COM	10/22/2011	Charming Shoppes Inc
14ABOVE.NET	10/22/2011	Charming Shoppes Inc
14BEYOND.COM	11/19/2011	Charming Shoppes Inc
16ABOVE.COM	10/22/2011	Charming Shoppes Inc
16ABOVE.NET	10/22/2011	Charming Shoppes Inc
1CATHERINES.COM	3/12/2013	Charming Shoppes Inc
ADDEDDIMENSION.NET	10/10/2011	Charming Shoppes Inc
ADVENTURESINCHEESE.BIZ	12/12/2011	Figis Inc
ADVENTURESINCHEESE.COM	12/13/2011	Figis Inc
ADVENTURESINCHEESE.INFO	12/13/2011	Figis Inc
ADVENTURESINCHEESE.NET	12/13/2011	Figis Inc
ADVENTURESINCHEESE.ORG	12/13/2011	Figis Inc
ADVENTURESINCHEESE.US	12/12/2011	Figis Inc
AMICHARMING.COM	6/16/2012	Charming Shoppes Inc
AMICHARMING.NET	6/16/2012	Charming Shoppes Inc
AMICHARMING.ORG	6/16/2012	Charming Shoppes Inc
ANEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
AREYOULOOKINGATMYBUTT.COM	7/3/2012	Charming Shoppes Inc
AUGUSTMAX.COM	4/24/2013	Charming Shoppes Inc
AUGUSTMAX.NET	12/17/2012	Charming Shoppes Inc
AUGUSTMAX.ORG	12/17/2012	Charming Shoppes Inc
AUGUSTMAXWOMAN.COM	9/28/2011	Charming Shoppes Inc
AUGUSTMAXWOMAN.NET	12/17/2012	Charming Shoppes Inc
AUGUSTMAXWOMAN.ORG	12/17/2012	Charming Shoppes Inc
AUGUSTMAXWOMANANNEX.COM	12/17/2012	Charming Shoppes Inc
AUGUSTMAXWOMANANNEX.NET	12/17/2012	Charming Shoppes Inc
AUGUSTMAXWOMANANNEX.ORG	12/20/2012	Charming Shoppes Inc
BOYCOTTFASHIONBUG.COM	8/3/2011	Charming Shoppes Inc
BUGONLINE.COM	3/16/2012	Charming Shoppes Inc

BUGPLUS.COM	2/9/2013	Charming Shoppes Inc
BUGPLUSSIZES.COM	2/9/2013	Charming Shoppes Inc
BUNDLEOFJOY.COM	5/9/2013	Charming Shoppes Inc
CACIQUE.COM	10/30/2013	Charming Shoppes Inc
CACIQUE.COM.PE	2/28/2013	Charming Shoppes Inc
CACIQUEBODY.COM	1/12/2014	Charming Shoppes Inc
CACIQUECO.COM	7/17/2012	Charming Shoppes Inc
CASUALCORNER.COM	10/15/2011	Charming Shoppes Inc
CASUALCORNER.NET	12/21/2012	Charming Shoppes Inc
CASUALCORNER.ORG	12/21/2012	Charming Shoppes Inc
CASUALCORNERANDCO.COM	4/12/2013	Charming Shoppes Inc
CASUALCORNERANDCO.NET	4/12/2013	Charming Shoppes Inc
CASUALCORNERANDCO.ORG	4/12/2013	Charming Shoppes Inc
CASUALCORNERANNEX.COM	12/21/2012	Charming Shoppes Inc
CASUALCORNERANNEX.NET	12/21/2012	Charming Shoppes Inc
CASUALCORNERANNEX.ORG	12/21/2012	Charming Shoppes Inc
CASUALCORNERCO.COM	4/12/2013	Charming Shoppes Inc
CASUALCORNERCO.NET	4/12/2013	Charming Shoppes Inc
CASUALCORNERCO.ORG	4/12/2013	Charming Shoppes Inc
CASUALCORNERGROUP.COM	3/27/2013	Charming Shoppes Inc
CASUALCORNEROUTLET.COM	12/21/2012	Charming Shoppes Inc
CASUALCORNEROUTLET.NET	12/21/2012	Charming Shoppes Inc
CASUALCORNEROUTLET.ORG	12/21/2012	Charming Shoppes Inc
CASUALCORNEROUTLETS.COM	7/3/2011	Charming Shoppes Inc
CASUALCORNERSHOES.COM	3/27/2013	Charming Shoppes Inc
CASUALCORNERSHOES.NET	3/27/2013	Charming Shoppes Inc
CASUALCORNERSHOES.ORG	3/27/2013	Charming Shoppes Inc
CASUALCORNERWOMAN.COM	12/21/2012	Charming Shoppes Inc
CASUALCORNERWOMAN.NET	12/21/2012	Charming Shoppes Inc
CASUALCORNERWOMAN.ORG	12/21/2012	Charming Shoppes Inc
CATHERINES.CN	3/17/2012	Charming Shoppes Inc
CATHERINES.COM	12/25/2011	Charming Shoppes Inc
CATHERINES.COM.CN	12/14/2011	Charming Shoppes Inc
CATHERINESCARD.COM	10/26/2011	Charming Shoppes Inc
CATHERINESCATALOG.COM	10/25/2011	Charming Shoppes Inc
CATHERINES-CATALOG.COM	6/30/2012	Charming Shoppes Inc
CATHERINESCATALOG.NET	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOG.NET	6/30/2012	Charming Shoppes Inc
CATHERINESCATALOG.ORG	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOG.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESCATALOGS.COM	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGS.COM	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGS.NET	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGS.NET	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGS.ORG	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGS.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGUE.COM	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUE.COM	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGUE.NET	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUE.NET	7/1/2012	Charming Shoppes Inc

CATHERINESCATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGUES.COM	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUES.COM	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGUES.NET	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUES.NET	7/1/2012	Charming Shoppes Inc
CATHERINESCATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
CATHERINES-CATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESCHARITIES.NET	3/5/2012	Charming Shoppes Inc
CATHERINESCHARITIES.ORG	3/5/2012	Charming Shoppes Inc
CATHERINESDIRECT.COM	6/30/2012	Charming Shoppes Inc
CATHERINES-DIRECT.COM	6/30/2012	Charming Shoppes Inc
CATHERINESDIRECT.NET	6/30/2012	Charming Shoppes Inc
CATHERINES-DIRECT.NET	6/30/2012	Charming Shoppes Inc
CATHERINESDIRECT.ORG	6/30/2012	Charming Shoppes Inc
CATHERINES-DIRECT.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESONLINE.COM	7/1/2012	Charming Shoppes Inc
CATHERINESONLINE.NET	7/1/2012	Charming Shoppes Inc
CATHERINESONLINE.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN.COM	6/30/2012	Charming Shoppes Inc
CATHERINES-WOMAN.COM	6/30/2012	Charming Shoppes Inc
CATHERINESWOMAN.NET	6/30/2012	Charming Shoppes Inc
CATHERINES-WOMAN.NET	6/30/2012	Charming Shoppes Inc
CATHERINESWOMAN.ORG	6/30/2012	Charming Shoppes Inc
CATHERINES-WOMAN.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOG.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOG.COM	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOG.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOG.NET	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOG.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOG.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGS.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGS.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGS.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGS.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGS.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGS.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUE.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUE.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUE.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUE.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUES.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUES.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUES.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUES.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANCATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMAN-CATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANDIRECT.COM	6/30/2012	Charming Shoppes Inc

CATHERINESWOMAN-DIRECT.COM	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANDIRECT.NET	6/30/2012	Charming Shoppes Inc
CATHERINESWOMAN-DIRECT.NET	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANDIRECT.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESWOMAN-DIRECT.ORG	6/30/2012	Charming Shoppes Inc
CATHERINESWOMANONLINE.COM	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANONLINE.NET	7/1/2012	Charming Shoppes Inc
CATHERINESWOMANONLINE.ORG	7/1/2012	Charming Shoppes Inc
CDCDEV.COM	1/17/2013	Charming Shoppes Inc
CHARMING.COM	8/27/2011	Charming Shoppes Inc
CHARMING1.COM	8/12/2012	Charming Shoppes Inc
CHARMING2.COM	8/12/2012	Charming Shoppes Inc
CHARMING4.COM	8/12/2012	Charming Shoppes Inc
CHARMINGACCESSORIES.COM	8/31/2012	Charming Shoppes Inc
CHARMINGACCESSORIES.NET	7/14/2012	Charming Shoppes Inc
CHARMINGACCESSORIES.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGAP.COM	3/18/2015	Charming Shoppes Inc
CHARMINGBATH.COM	7/14/2012	Charming Shoppes Inc
CHARMINGBATH.NET	7/14/2012	Charming Shoppes Inc
CHARMINGBATH.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGBATHANDBODY.COM	7/14/2012	Charming Shoppes Inc
CHARMINGBATHANDBODY.NET	7/14/2012	Charming Shoppes Inc
CHARMINGBATHANDBODY.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGBEAUTY.NET	9/27/2011	Charming Shoppes Inc
CHARMINGBEAUTY.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGBEAUTYCARE.COM	5/27/2013	Charming Shoppes Inc
CHARMINGBEAUTYCARE.NET	5/27/2013	Charming Shoppes Inc
CHARMINGBEAUTYCARE.ORG	5/27/2013	Charming Shoppes Inc
CHARMINGBODY.COM	5/10/2013	Charming Shoppes Inc
CHARMINGBODY.NET	5/10/2013	Charming Shoppes Inc
CHARMINGBODY.ORG	5/10/2013	Charming Shoppes Inc
CHARMINGBODYCARE.COM	5/27/2013	Charming Shoppes Inc
CHARMINGBODYCARE.NET	5/27/2013	Charming Shoppes Inc
CHARMINGBODYCARE.ORG	5/27/2013	Charming Shoppes Inc
CHARMINGBRANDS.COM	3/10/2013	Charming Shoppes Inc
CHARMINGBRANDS.NET	3/10/2013	Charming Shoppes Inc
CHARMINGBRANDS.ORG	3/10/2013	Charming Shoppes Inc
CHARMINGCATALOG.COM	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOG.COM	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOG.NET	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOG.NET	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOG.ORG	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOG.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGS.COM	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGS.COM	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGS.NET	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGS.NET	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGS.ORG	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGS.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUE.COM	6/24/2012	Charming Shoppes Inc

CHARMING-CATALOGUE.COM	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUE.NET	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGUE.NET	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUE.ORG	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGUE.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUES.COM	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGUES.COM	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUES.NET	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGUES.NET	6/24/2012	Charming Shoppes Inc
CHARMINGCATALOGUES.ORG	6/24/2012	Charming Shoppes Inc
CHARMING-CATALOGUES.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGCOMMERCE.COM	5/22/2013	Charming Shoppes Inc
CHARMINGCOSMETICS.COM	7/14/2012	Charming Shoppes Inc
CHARMINGCOSMETICS.NET	7/14/2012	Charming Shoppes Inc
CHARMINGCOSMETICS.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGCUSTOMCLOTHING.COM	7/14/2012	Charming Shoppes Inc
CHARMINGCUSTOMCLOTHING.NET	7/14/2012	Charming Shoppes Inc
CHARMINGCUSTOMCLOTHING.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGD2C.COM	4/21/2013	Charming Shoppes Inc
CHARMINGDIET.NET	7/14/2012	Charming Shoppes Inc
CHARMINGDIET.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGDIRECT.COM	6/24/2012	Charming Shoppes Inc
CHARMING-DIRECT.COM	6/24/2012	Charming Shoppes Inc
CHARMINGDIRECT.NET	6/24/2012	Charming Shoppes Inc
CHARMING-DIRECT.NET	6/24/2012	Charming Shoppes Inc
CHARMINGDIRECT.ORG	6/24/2012	Charming Shoppes Inc
CHARMING-DIRECT.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGFOODANDGIFT.COM	7/14/2012	Charming Shoppes Inc
CHARMINGFOODANDGIFT.NET	7/14/2012	Charming Shoppes Inc
CHARMINGFOODANDGIFT.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGFORLIFE.COM	5/27/2013	Charming Shoppes Inc
CHARMINGFORLIFE.NET	5/27/2013	Charming Shoppes Inc
CHARMINGFORLIFE.ORG	5/27/2013	Charming Shoppes Inc
CHARMINGGIFTS.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGHEALTH.NET	7/14/2012	Charming Shoppes Inc
CHARMINGHEALTH.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGHOME.NET	7/14/2012	Charming Shoppes Inc
CHARMINGHOME.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGINSTANTAPP.COM	10/10/2012	Charming Shoppes Inc
CHARMINGINTERACTIVE.COM	5/22/2013	Charming Shoppes Inc
CHARMINGINTIMATEAPPAREL.COM	10/18/2012	Charming Shoppes Inc
CHARMINGINTIMATES.COM	8/12/2011	Charming Shoppes Inc
CHARMINGINTIMATES.NET	5/15/2013	Charming Shoppes Inc
CHARMINGINTIMATES.ORG	5/15/2013	Charming Shoppes Inc
CHARMINGLIVING.COM	5/27/2013	Charming Shoppes Inc
CHARMINGLIVING.NET	5/27/2013	Charming Shoppes Inc
CHARMINGLIVING.ORG	5/27/2013	Charming Shoppes Inc
CHARMINGONLINE.ORG	6/24/2012	Charming Shoppes Inc
CHARMINGOUTLETS.COM	1/9/2013	Charming Shoppes Inc
CHARMINGOUTLETS.NET	1/9/2013	Charming Shoppes Inc

CHARMINGOUTLETS.ORG	1/9/2013	Charming Shoppes Inc
CHARMINGPERSONALIZED.COM	7/14/2012	Charming Shoppes Inc
CHARMINGPERSONALIZED.NET	7/14/2012	Charming Shoppes Inc
CHARMINGPERSONALIZED.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGSHOES.COM	7/14/2012	Charming Shoppes Inc
CHARMINGSHOES.NET	7/14/2012	Charming Shoppes Inc
CHARMINGSHOES.ORG	7/14/2012	Charming Shoppes Inc
CHARMINGSHOPES.COM	3/6/2013	Charming Shoppes Inc
CHARMINGSHOPPES.COM	9/16/2011	Charming Shoppes Inc
CHARMING-SHOPPES.COM	12/12/2011	Charming Shoppes Inc
CHARMINGSHOPPES.HK	11/12/2011	Charming Shoppes Inc / Kirkstone
CHARMINGSHOPPES.NET	1/17/2013	Charming Shoppes Inc
CHARMING-SHOPPES.NET	12/13/2011	Charming Shoppes Inc
CHARMINGSHOPPES.NET.CN	11/6/2011	Charming Shoppes Inc
CHARMINGSHOPPES.ORG	12/12/2011	Charming Shoppes Inc
CHARMING-SHOPPES.ORG	12/13/2011	Charming Shoppes Inc
CHARMINGSHOPPES.ORG.CN	11/6/2011	Charming Shoppes Inc
CHARMINGSHOPPESCARD.COM	12/7/2011	Charming Shoppes Inc
CHARMINGSHOPPESCATALOG.COM	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCATALOG.NET	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCATALOG.ORG	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCATALOGS.COM	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCATALOGS.NET	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCATALOGS.ORG	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESCHARITIES.COM	3/5/2012	Charming Shoppes Inc
CHARMINGSHOPPESCHARITIES.NET	3/5/2012	Charming Shoppes Inc
CHARMINGSHOPPESCHARITIES.ORG	3/5/2012	Charming Shoppes Inc
CHARMINGSHOPPESINC.COM	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESINC.NET	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESINC.ORG	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESONLINE.COM	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESONLINE.NET	8/10/2012	Charming Shoppes Inc
CHARMINGSHOPPESONLINE.ORG	8/10/2012	Charming Shoppes Inc
CHARMINGSTORE.COM	5/22/2013	Charming Shoppes Inc
CHARMINGSTORES.COM	4/16/2013	Charming Shoppes Inc
CHARMINGVOICES.COM	1/7/2013	Charming Shoppes Inc
COLLECTIBLESAUGUSTMAXWOMAN.COM	1/13/2012	Charming Shoppes Inc
COLLECTIBLESCASUALCORNER.COM	1/13/2012	Charming Shoppes Inc
COLLECTIBLESPETITESOPHISTICATE.COM	1/13/2012	Charming Shoppes Inc
CROSSTOWNTRADERS.COM	5/22/2013	Charming Shoppes Inc
CSIBRANDS.NET	3/10/2013	Charming Shoppes Inc
CSIBRANDS.ORG	3/10/2013	Charming Shoppes Inc
CSICHARITIES.COM	2/28/2013	Charming Shoppes Inc
CSICHARITIES.NET	2/28/2013	Charming Shoppes Inc
CSICHARITIES.ORG	2/28/2013	Charming Shoppes Inc
CXTOWN.COM	9/17/2012	Charming Shoppes Inc
DONTSHOPFASHIONBUG.COM	8/3/2011	Charming Shoppes Inc
DONTSHOPTHEBUG.COM	8/3/2011	Charming Shoppes Inc
DRIVINGFORRESULTS.COM	11/18/2012	Charming Shoppes Inc
E-ADDEDDIMENSION.COM	10/10/2011	Charming Shoppes Inc

ELANEBRYANT.COM	5/29/2013	Charming Shoppes Inc
ELFIAH.BIZ	11/4/2012	Figis Inc
ELFIAH.COM	11/5/2012	Figis Inc
ELFIAH.INFO	11/5/2012	Figis Inc
ELFIAH.NET	11/5/2012	Figis Inc
ELFIAH.ORG	11/5/2012	Figis Inc
ELFIAH.US	11/4/2012	Figis Inc
ELFWIN.COM	6/28/2012	Charming Shoppes Inc
ELFWIN.NET	6/28/2012	Charming Shoppes Inc
ELFWIN.ORG	6/28/2012	Charming Shoppes Inc
ENCHANTEDINTIMATES.COM	10/28/2011	Charming Shoppes Inc
ENCHANTEDINTIMATES.NET	10/28/2011	Charming Shoppes Inc
ENCHANTEDINTIMATES.ORG	10/28/2011	Charming Shoppes Inc
EXTENDED4HER.COM	11/19/2011	Charming Shoppes Inc
EXTENDEDFORHER.COM	11/19/2011	Charming Shoppes Inc
EXTENDEDSIZES.COM	2/9/2013	Charming Shoppes Inc
FAMILYFARMGIFTS.COM	7/15/2011	Figis Inc
FASHIONATTHEBUG.COM	3/16/2013	Charming Shoppes Inc
FASHIONATTHEBUG.NET	4/6/2013	Charming Shoppes Inc
FASHIONATTHEBUG.ORG	4/6/2013	Charming Shoppes Inc
FASHIONBUG.CN	3/17/2012	Charming Shoppes Inc
FASHIONBUG.CO.UK	11/5/2011	Charming Shoppes Inc
FASHIONBUG.COM	4/23/2012	Charming Shoppes Inc
FASHIONBUG.COM.CN	12/14/2011	Charming Shoppes Inc
FASHIONBUG.NET	10/17/2011	Charming Shoppes Inc
FASHION-BUG.NET	12/12/2011	Charming Shoppes Inc
FASHIONBUG.ORG	7/28/2011	Charming Shoppes Inc
FASHION-BUG.ORG	12/12/2011	Charming Shoppes Inc
FASHIONBUGAPPLICATION.COM	3/25/2013	Charming Shoppes Inc
FASHIONBUGCARD.COM	5/7/2013	Charming Shoppes Inc
FASHIONBUGCARDSERVICE.COM	4/16/2013	Charming Shoppes Inc
FASHIONBUGCAREERS.COM	9/25/2012	Charming Shoppes Inc
FASHIONBUGCATALOG.COM	9/22/2011	Charming Shoppes Inc
FASHIONBUG-CATALOG.COM	6/30/2012	Charming Shoppes Inc
FASHIONBUGCATALOG.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOG.NET	6/30/2012	Charming Shoppes Inc
FASHIONBUGCATALOG.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOG.ORG	6/30/2012	Charming Shoppes Inc
FASHIONBUGCATALOGS.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGS.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGS.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGS.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGS.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGS.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGUE.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUE.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGUE.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUE.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUE.ORG	7/1/2012	Charming Shoppes Inc

FASHIONBUGCATALOGUES.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUES.COM	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGUES.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUES.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUGCATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUG-CATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUGCHARITIES.COM	3/5/2012	Charming Shoppes Inc
FASHIONBUGCHARITIES.NET	3/5/2012	Charming Shoppes Inc
FASHIONBUGCHARITIES.ORG	3/5/2012	Charming Shoppes Inc
FASHIONBUGCOM.COM	6/29/2013	Charming Shoppes Inc
FASHIONBUGCOUPONS.COM	9/14/2012	Charming Shoppes Inc
FASHIONBUGCREDITCARD.ORG	5/15/2013	Charming Shoppes Inc
FASHIONBUGDIRECT.COM	6/30/2012	Charming Shoppes Inc
FASHIONBUG-DIRECT.COM	6/30/2012	Charming Shoppes Inc
FASHIONBUGDIRECT.NET	6/30/2012	Charming Shoppes Inc
FASHIONBUG-DIRECT.NET	6/30/2012	Charming Shoppes Inc
FASHIONBUGDIRECT.ORG	6/30/2012	Charming Shoppes Inc
FASHIONBUG-DIRECT.ORG	6/30/2012	Charming Shoppes Inc
FASHIONBUGGIRLS.COM	1/14/2013	Charming Shoppes Inc
FASHIONBUGJOBS.COM	11/16/2012	Charming Shoppes Inc
FASHIONBUGKIDS.COM	1/14/2013	Charming Shoppes Inc
FASHIONBUGONLINE.COM	9/22/2011	Charming Shoppes Inc
FASHIONBUGONLINE.NET	7/1/2012	Charming Shoppes Inc
FASHIONBUGONLINE.ORG	7/1/2012	Charming Shoppes Inc
FASHIONBUGPLUS.COM	3/16/2013	Charming Shoppes Inc
FASHIONBUGPLUS.NET	1/17/2013	Charming Shoppes Inc
FASHIONBUGS.NET	12/11/2012	Charming Shoppes Inc
FASHIONBUGS.ORG	12/11/2012	Charming Shoppes Inc
FASHIONBUGSTINKS.COM	8/3/2011	Charming Shoppes Inc
FASHIONBUGSTORES.COM	8/30/2012	Charming Shoppes Inc
FASHIONBUGSUCKS.COM	8/3/2011	Charming Shoppes Inc
FASHIONBUGSUX.COM	3/10/2013	Charming Shoppes Inc
FASHIONBUGVISA.COM	8/9/2012	Charming Shoppes Inc
FASHIONBUGVISACARD.COM	2/8/2013	Charming Shoppes Inc
FASHIONBUGVISASERVICE.COM	8/9/2012	Charming Shoppes Inc
FBEXTENDEDSIZES.COM	2/9/2013	Charming Shoppes Inc
FBSGIFTS.COM	3/19/2012	Figis Inc
FBVISACARD.COM	1/31/2014	Charming Shoppes Inc
FIGI.ORG	3/7/2012	Figis Inc
FIGIGIFTGALLERY.COM	7/24/2011	Figis Inc
FIGIS.BIZ	11/7/2013	Figis Inc
FIGIS.COM	5/8/2013	Figis Inc
FIGIS.INFO	11/8/2013	Figis Inc
FIGIS.JOBS	5/23/2013	Charming Shoppes Inc
FIGIS.NET	3/7/2012	Figis Inc
FIGIS.ORG	3/7/2012	Figis Inc
FIGIS.US	11/7/2012	Figis Inc
FIGISBUSINESSGIFTS.COM	5/10/2012	Figis Inc
FIGISCORPORATEGIFTS.COM	5/10/2012	Figis Inc
FIGISGALLERY.BIZ	1/3/2013	Figis Inc

FIGISGALLERY.COM	1/23/2012	Figis Inc
FIGISGALLERY.INFO	1/4/2012	Figis Inc
FIGISGALLERY.NET	1/4/2012	Figis Inc
FIGISGALLERY.ORG	1/4/2012	Figis Inc
FIGISGALLERY.US	1/3/2013	Figis Inc
FIGISGIFTBOX.BIZ	11/6/2012	Figis Inc
FIGISGIFTBOX.COM	11/6/2012	Figis Inc
FIGISGIFTBOX.INFO	11/6/2012	Figis Inc
FIGISGIFTBOX.NET	11/6/2012	Figis Inc
FIGISGIFTBOX.ORG	11/6/2012	Figis Inc
FIGISGIFTBOX.US	11/6/2012	Figis Inc
FIGISGIFTGALLERY.COM	7/24/2011	Figis Inc
FIGISGIFTS.BIZ	1/3/2013	Figis Inc
FIGISGIFTS.COM	7/29/2011	Figis Inc
FIGISGIFTS.INFO	1/4/2012	Figis Inc
FIGISGIFTS.NET	1/4/2012	Figis Inc
FIGISGIFTS.ORG	1/4/2012	Figis Inc
FIGISGIFTS.US	1/3/2013	Figis Inc
FIGISGIFTSINGOODTASTE.BIZ	1/3/2013	Figis Inc
FIGISGIFTSINGOODTASTE.INFO	1/4/2012	Figis Inc
FIGISGIFTSINGOODTASTE.NET	1/4/2012	Figis Inc
FIGISGIFTSINGOODTASTE.ORG	1/4/2012	Figis Inc
FIGISGIFTSINGOODTASTE.US	1/3/2013	Figis Inc
FIGISGOURMETMARKET.BIZ	1/3/2013	Figis Inc
FIGISGOURMETMARKET.COM	12/12/2012	Figis Inc
FIGISGOURMETMARKET.INFO	1/4/2012	Figis Inc
FIGISGOURMETMARKET.NET	1/4/2012	Figis Inc
FIGISGOURMETMARKET.ORG	1/4/2012	Figis Inc
FIGISGOURMETMARKET.US	1/3/2013	Figis Inc
FIGISHOURS.COM	12/8/2012	Figis Inc
FIGISOUTLETSTORE.COM	7/24/2011	Figis Inc
FIGURE4ME.COM	12/18/2012	Charming Shoppes Inc
FIGURE4ME.NET	12/18/2012	Charming Shoppes Inc
FIGURE4ME.ORG	12/18/2012	Charming Shoppes Inc
FIGURE4MECLUB.COM	12/18/2012	Charming Shoppes Inc
FIGURE4MECLUB.NET	12/18/2012	Charming Shoppes Inc
FIGURE4MECLUB.ORG	12/18/2012	Charming Shoppes Inc
FIGUREACCESSORIES.COM	7/14/2012	Charming Shoppes Inc
FIGUREACCESSORIES.NET	7/14/2012	Charming Shoppes Inc
FIGUREACCESSORIES.ORG	7/14/2012	Charming Shoppes Inc
FIGUREBATH.COM	7/14/2012	Charming Shoppes Inc
FIGUREBATH.NET	7/14/2012	Charming Shoppes Inc
FIGUREBATH.ORG	7/14/2012	Charming Shoppes Inc
FIGUREBATHANDBODY.COM	7/14/2012	Charming Shoppes Inc
FIGUREBATHANDBODY.NET	7/14/2012	Charming Shoppes Inc
FIGUREBATHANDBODY.ORG	7/14/2012	Charming Shoppes Inc
FIGUREBEAUTY.COM	7/14/2012	Charming Shoppes Inc
FIGUREBEAUTY.NET	7/14/2012	Charming Shoppes Inc
FIGUREBEAUTY.ORG	7/14/2012	Charming Shoppes Inc
FIGUREBRANDS.COM	3/9/2013	Charming Shoppes Inc

FIGUREBRANDS.NET	3/9/2013	Charming Shoppes Inc
FIGUREBRANDS.ORG	3/9/2013	Charming Shoppes Inc
FIGURECARD.COM	12/7/2011	Charming Shoppes Inc
FIGURECATALOG.COM	11/11/2011	Charming Shoppes Inc
FIGURECLUBS.COM	3/29/2013	Charming Shoppes Inc
FIGURECOSMETICS.COM	7/14/2012	Charming Shoppes Inc
FIGURECOSMETICS.NET	7/14/2012	Charming Shoppes Inc
FIGURECOSMETICS.ORG	7/14/2012	Charming Shoppes Inc
FIGURECUSTOMCLOTHING.COM	7/14/2012	Charming Shoppes Inc
FIGURECUSTOMCLOTHING.NET	7/14/2012	Charming Shoppes Inc
FIGURECUSTOMCLOTHING.ORG	7/14/2012	Charming Shoppes Inc
FIGUREDIET.NET	7/14/2012	Charming Shoppes Inc
FIGUREDIET.ORG	7/14/2012	Charming Shoppes Inc
FIGUREFOODANDGIFT.COM	7/14/2012	Charming Shoppes Inc
FIGUREFOODANDGIFT.NET	7/14/2012	Charming Shoppes Inc
FIGUREFOODANDGIFT.ORG	7/14/2012	Charming Shoppes Inc
FIGUREFORME.COM	12/18/2012	Charming Shoppes Inc
FIGUREFORME.NET	12/18/2012	Charming Shoppes Inc
FIGUREFORME.ORG	12/18/2012	Charming Shoppes Inc
FIGUREFORMECLUB.COM	12/18/2012	Charming Shoppes Inc
FIGUREFORMECLUB.NET	12/18/2012	Charming Shoppes Inc
FIGUREFORMECLUB.ORG	12/18/2012	Charming Shoppes Inc
FIGUREGIFTS.COM	7/14/2012	Charming Shoppes Inc
FIGUREGIFTS.NET	7/14/2012	Charming Shoppes Inc
FIGUREGIFTS.ORG	7/14/2012	Charming Shoppes Inc
FIGUREHEALTH.COM	7/14/2012	Charming Shoppes Inc
FIGUREHEALTH.NET	7/14/2012	Charming Shoppes Inc
FIGUREHEALTH.ORG	7/14/2012	Charming Shoppes Inc
FIGUREHOME.COM	7/14/2012	Charming Shoppes Inc
FIGUREHOME.NET	7/14/2012	Charming Shoppes Inc
FIGUREHOME.ORG	7/14/2012	Charming Shoppes Inc
FIGUREMAG.COM	2/22/2013	Charming Shoppes Inc
FIGUREMAGAZINE.COM	4/23/2012	Charming Shoppes Inc
FIGURE-MAGAZINE.COM	8/8/2015	Charming Shoppes Inc
FIGUREMAGAZINECLUBS.COM	3/29/2013	Charming Shoppes Inc
FIGUREPERSONALIZED.COM	7/14/2012	Charming Shoppes Inc
FIGUREPERSONALIZED.NET	7/14/2012	Charming Shoppes Inc
FIGUREPERSONALIZED.ORG	7/14/2012	Charming Shoppes Inc
FIGURESHOES.COM	7/14/2012	Charming Shoppes Inc
FIGURESHOES.NET	7/14/2012	Charming Shoppes Inc
FIGURESHOES.ORG	7/14/2012	Charming Shoppes Inc
FITSTARTSHERE.COM	6/5/2013	Charming Shoppes Inc
FITSTARTSHERE.NET	6/5/2013	Charming Shoppes Inc
FOURTEENABOVE.COM	10/22/2011	Charming Shoppes Inc
FOURTEENABOVE.NET	10/22/2011	Charming Shoppes Inc
FOURTEENBEYOND.COM	11/19/2011	Charming Shoppes Inc
GIFT-GALLERY.COM	7/29/2011	Figis Inc
GIFTSINGOODTASTE.BIZ	1/3/2013	Figis Inc
GIFTSINGOODTASTE.COM	11/26/2012	Figis Inc
GIFTSINGOODTASTE.INFO	1/4/2012	Figis Inc

GIFTSINGOODTASTE.NET	1/4/2012	Figis Inc
GIFTSINGOODTASTE.ORG	1/4/2012	Figis Inc
GIFTSINGOODTASTE.US	1/3/2013	Figis Inc
GOURMETMARKET.BIZ	1/3/2013	Figis Inc
GOURMETMARKET.COM	4/30/2012	Figis Inc
GOURMETMARKET.INFO	1/4/2012	Figis Inc
GOURMETMARKET.ORG	1/4/2012	Figis Inc
GOURMETMARKET.US	1/3/2013	Figis Inc
HOMEETC.COM	4/16/2013	Charming Shoppes Inc
HOMEETCCARD.COM	5/1/2013	Charming Shoppes Inc
HOMELANEBRYANT.COM	9/14/2012	Charming Shoppes Inc
INSIDECURVE.COM	7/16/2012	Charming Shoppes Inc
JFCOLLECTION.COM	7/23/2011	Figis Inc
KEEPINGKIDSWARM.COM	11/28/2012	Charming Shoppes Inc
KEEPINGKIDSWARM.NET	11/28/2012	Charming Shoppes Inc
KEEPINGKIDSWARM.ORG	11/28/2012	Charming Shoppes Inc
KEEPINGKIDWARM.COM	11/28/2012	Charming Shoppes Inc
KEEPINGKIDWARM.NET	11/28/2012	Charming Shoppes Inc
KEEPINGKIDWARM.ORG	11/28/2012	Charming Shoppes Inc
LAANEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LAANEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LABEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LABRYANT.COM	5/4/2013	Charming Shoppes Inc
LAINBRYANT.COM	4/9/2013	Charming Shoppes Inc
LAINEBRYANT.COM	11/14/2011	Charming Shoppes Inc
LAMEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LAMEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LANABRYANT.COM	5/4/2013	Charming Shoppes Inc
LANABRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LANCO.COM	3/2/2014	Charming Shoppes Inc
LANDEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LANE.COM	3/2/2013	Charming Shoppes Inc
LANEBBRYANT.COM	5/4/2013	Charming Shoppes Inc
LANEBRAYNET.COM	6/16/2012	Charming Shoppes Inc
LANEBRIANT.COM	8/25/2011	Charming Shoppes Inc
LANE-BRIANT.COM	11/29/2011	Charming Shoppes Inc
LANEBRIANTCATALOG.COM	11/29/2011	Charming Shoppes Inc
LANE-BRIANT-CATALOG.COM	11/29/2011	Charming Shoppes Inc
LANEBRIANTCATOLOG.COM	11/29/2011	Charming Shoppes Inc
LANEBRYANT.CA	5/19/2014	Charming Shoppes Inc
LANEBRYANT.CN	3/17/2012	Charming Shoppes Inc
LANEBRYANT.COM	1/24/2013	Charming Shoppes Inc
LANE-BRYANT.COM	11/4/2011	Charming Shoppes Inc
LANEBRYANT.COM.CN	12/14/2011	Charming Shoppes Inc
LANEBRYANT.MOBI	10/11/2013	Charming Shoppes Inc
LANEBRYANT.NET	5/28/2013	Charming Shoppes Inc
LANE-BRYANT.NET	11/12/2011	Charming Shoppes Inc
LANEBRYANT.ORG	3/8/2013	Charming Shoppes Inc
LANE-BRYANT.ORG	11/8/2011	Charming Shoppes Inc
LANEBRYANT2000.COM	10/12/2011	Charming Shoppes Inc

LANEBRYANTACCESSORIES.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTACCESSORIES.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTACCESSORIES.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATH.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATH.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATH.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATHANDBODY.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATHANDBODY.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTBATHANDBODY.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTBEAUTY.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTBEAUTY.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTBEAUTY.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTBRIDAL.COM	4/16/2013	Charming Shoppes Inc
LANEBRYANTBYMAIL.COM	11/12/2011	Charming Shoppes Inc
LANEBRYANTBYMAIL.NET	11/12/2011	Charming Shoppes Inc
LANEBRYANTBYMAIL.ORG	11/12/2011	Charming Shoppes Inc
LANEBRYANTCAATALOG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCALOG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCANADA.COM	10/5/2011	Charming Shoppes Inc
LANEBRYANTCANADA.NET	10/5/2011	Charming Shoppes Inc
LANEBRYANTCANADA.ORG	10/5/2011	Charming Shoppes Inc
LANEBRYANTCARALOG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCARD.COM	3/13/2013	Charming Shoppes Inc
LANEBRYANTCARDS.COM	10/9/2012	Charming Shoppes Inc
LANEBRYANTCATAGOL.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCATAL.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCATALG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCATALO.COM	10/17/2013	Charming Shoppes Inc
LANEBRYANTCATALOG.CN	3/17/2012	Charming Shoppes Inc
LANEBRYANTCATALOG.COM	4/28/2014	Charming Shoppes Inc
LANEBRYANT-CATALOG.COM	6/30/2012	Charming Shoppes Inc
LANE-BRYANT-CATALOG.COM	4/10/2013	Charming Shoppes Inc
LANEBRYANTCATALOG.COM.CN	12/14/2011	Charming Shoppes Inc
LANEBRYANTCATALOG.NET	4/28/2012	Charming Shoppes Inc
LANEBRYANT-CATALOG.NET	6/30/2012	Charming Shoppes Inc
LANEBRYANTCATALOG.ORG	11/8/2011	Charming Shoppes Inc
LANEBRYANT-CATALOG.ORG	6/30/2012	Charming Shoppes Inc
LANEBRYANTCATALOGCARD.COM	5/7/2013	Charming Shoppes Inc
LANEBRYANTCATALOGCARD.NET	5/7/2013	Charming Shoppes Inc
LANEBRYANTCATALOGCARD.ORG	5/7/2013	Charming Shoppes Inc
LANEBRYANTCATALOGE.COM	10/9/2011	Charming Shoppes Inc
LANEBRYANTCATALOGPLUSSIZES.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANTCATALOGS.COM	11/25/2011	Charming Shoppes Inc
LANEBRYANT-CATALOGS.COM	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGS.NET	7/1/2012	Charming Shoppes Inc
LANEBRYANT-CATALOGS.NET	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGS.ORG	7/1/2012	Charming Shoppes Inc
LANEBRYANT-CATALOGS.ORG	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGUE.COM	11/12/2011	Charming Shoppes Inc
LANEBRYANT-CATALOGUE.COM	7/1/2012	Charming Shoppes Inc

LANEBRYANTCATALOGUE.NET	11/12/2011	Charming Shoppes Inc
LANEBRYANT-CATALOGUE.NET	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGUE.ORG	11/12/2011	Charming Shoppes Inc
LANEBRYANT-CATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGUES.COM	7/1/2012	Charming Shoppes Inc
LANEBRYANT-CATALOGUES.COM	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGUES.NET	7/1/2012	Charming Shoppes Inc
LANEBRYANT-CATALOGUES.NET	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
LANEBRYANT-CATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
LANEBRYANTCATAOG.COM	10/17/2013	Charming Shoppes Inc
LANEBRYANTCATAOLG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCATELOG.COM	10/9/2011	Charming Shoppes Inc
LANEBRYANTCATLOG.COM	4/17/2014	Charming Shoppes Inc
LANEBRYANTCATOLAG.COM	5/4/2012	Charming Shoppes Inc
LANE-BRYANT-CATOLOG.COM	12/9/2011	Charming Shoppes Inc
LANEBRYANTCHARITIES.COM	3/5/2012	Charming Shoppes Inc
LANEBRYANTCHARITIES.NET	3/5/2012	Charming Shoppes Inc
LANEBRYANTCHARITIES.ORG	3/5/2012	Charming Shoppes Inc
LANEBRYANTCLOTHES.COM	11/19/2011	Charming Shoppes Inc
LANEBRYANTCLOTHING.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANTCLOTHING.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANTCLOTHING.ORG	6/27/2012	Charming Shoppes Inc
LANEBRYANTCOSMETICS.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTCOSMETICS.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTCOSMETICS.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTCOUPON.COM	12/15/2011	Charming Shoppes Inc
LANEBRYANTCREDITCARD.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANTCREDITCARD.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANTCREDITCARD.ORG	6/26/2012	Charming Shoppes Inc
LANEBRYANTCTALOG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTCUSTOMCLOTHING.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTCUSTOMCLOTHING.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTCUSTOMCLOTHING.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTCUTALOG.COM	5/4/2012	Charming Shoppes Inc
LANEBRYANTDIET.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTDIET.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTDIET.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTDIRECT.COM	11/7/2011	Charming Shoppes Inc
LANEBRYANT-DIRECT.COM	6/30/2012	Charming Shoppes Inc
LANEBRYANTDIRECT.NET	11/7/2011	Charming Shoppes Inc
LANEBRYANT-DIRECT.NET	6/30/2012	Charming Shoppes Inc
LANEBRYANTDIRECT.ORG	11/7/2011	Charming Shoppes Inc
LANEBRYANT-DIRECT.ORG	6/30/2012	Charming Shoppes Inc
LANEBRYANTFOODANDGIFT.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTFOODANDGIFT.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTFOODANDGIFT.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTFURNITURE.COM	9/23/2012	Charming Shoppes Inc
LANEBRYANTGIFTS.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTGIFTS.NET	7/14/2012	Charming Shoppes Inc

LANEBRYANTGIFTS.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTHEALTH.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTHEALTH.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTHEALTH.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTHOME.COM	7/2/2013	Charming Shoppes Inc
LANEBRYANTHOME.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTHOME.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTHOMECATALOG.COM	2/20/2013	Charming Shoppes Inc
LANEBRYANTHOMECATALOG.NET	2/20/2013	Charming Shoppes Inc
LANEBRYANTHOMECATALOG.ORG	2/20/2013	Charming Shoppes Inc
LANEBRYANTINC.COM	6/30/2011	Charming Shoppes Inc
LANEBRYANTINC.NET	6/30/2011	Charming Shoppes Inc
LANEBRYANTINC.ORG	6/30/2011	Charming Shoppes Inc
LANEBRYANTJEWELRY.COM	6/21/2012	Charming Shoppes Inc
LANEBRYANTLIFESTYLES.COM	10/5/2012	Charming Shoppes Inc
LANEBRYANTLOFT.COM	6/10/2012	Charming Shoppes Inc
LANEBRYANTMAIL.COM	12/19/2011	Charming Shoppes Inc
LANEBRYANTMAIL.NET	11/7/2011	Charming Shoppes Inc
LANEBRYANTMAIL.ORG	11/7/2011	Charming Shoppes Inc
LANEBRYANTMATERNITY.COM	3/21/2014	Charming Shoppes Inc
LANEBRYANTMATERNITY.NET	1/11/2012	Charming Shoppes Inc
LANEBRYANTMATERNITY.ORG	1/11/2012	Charming Shoppes Inc
LANEBRYANTMODELS.COM	4/7/2013	Charming Shoppes Inc
LANEBRYANTONLINE.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANT-ONLINE.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANTONLINE.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANT-ONLINE.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANTONLINE.ORG	6/26/2012	Charming Shoppes Inc
LANEBRYANT-ONLINE.ORG	6/29/2012	Charming Shoppes Inc
LANEBRYANTONLINESTORE.COM	11/23/2012	Charming Shoppes Inc
LANEBRYANT-ONLINESTORE.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANTONLINESTORE.NET	11/23/2012	Charming Shoppes Inc
LANEBRYANT-ONLINESTORE.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANTONLINESTORE.ORG	11/23/2012	Charming Shoppes Inc
LANEBRYANT-ONLINESTORE.ORG	6/26/2012	Charming Shoppes Inc
LANEBRYANTOUTLET.COM	10/2/2011	Charming Shoppes Inc
LANEBRYANTOUTLET.NET	9/1/2011	Charming Shoppes Inc
LANEBRYANTOUTLET.ORG	9/1/2011	Charming Shoppes Inc
LANEBRYANTOUTLETS.COM	2/10/2013	Charming Shoppes Inc
LANEBRYANTOUTLETS.NET	2/10/2013	Charming Shoppes Inc
LANEBRYANTOUTLETS.ORG	2/10/2013	Charming Shoppes Inc
LANEBRYANTOUTLETSTORE.COM	4/2/2013	Charming Shoppes Inc
LANEBRYANTPERSONALIZED.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTPERSONALIZED.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTPERSONALIZED.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANT-PLUSSIZE.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANT-PLUS-SIZE.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANTPLUSSIZECLOTHING.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANT-PLUSSIZECLOTHING.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANT-PLUS-SIZE-CLOTHING.COM	5/15/2013	Charming Shoppes Inc

LANEBRYANTPLUSSIZES.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANTRETAIL.COM	10/8/2011	Charming Shoppes Inc
LANEBRYANTRIGHTFIT.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANTRIGHTFIT.NET	5/15/2013	Charming Shoppes Inc
LANEBRYANTRIGHTFIT.ORG	5/15/2013	Charming Shoppes Inc
LANEBRYANTS.COM	8/25/2011	Charming Shoppes Inc
LANE-BRYANTS.COM	4/9/2013	Charming Shoppes Inc
LANEBRYANTSHOES.COM	7/14/2012	Charming Shoppes Inc
LANEBRYANTSHOES.NET	7/14/2012	Charming Shoppes Inc
LANEBRYANTSHOES.ORG	7/14/2012	Charming Shoppes Inc
LANEBRYANTSTORE.COM	11/23/2012	Charming Shoppes Inc
LANEBRYANTSTORE.NET	11/23/2012	Charming Shoppes Inc
LANEBRYANTSTORE.ORG	11/23/2012	Charming Shoppes Inc
LANEBRYANTSTORES.COM	10/12/2011	Charming Shoppes Inc
LANEBRYANTSTORES.NET	10/12/2011	Charming Shoppes Inc
LANEBRYANTSTORES.ORG	6/26/2012	Charming Shoppes Inc
LANEBRYANTSWEEPS.COM	6/20/2012	Charming Shoppes Inc
LANEBRYANTSWEEPS.NET	6/20/2012	Charming Shoppes Inc
LANEBRYANTSWEEPS.ORG	6/20/2012	Charming Shoppes Inc
LANEBRYANTSWIMWEAR.COM	10/5/2012	Charming Shoppes Inc
LANEBRYANTT.COM	5/4/2013	Charming Shoppes Inc
LANEBRYANTTALL.COM	5/3/2013	Charming Shoppes Inc
LANEBRYANTTHERIGHTFIT.COM	5/15/2013	Charming Shoppes Inc
LANEBRYANTTHERIGHTFIT.NET	5/15/2013	Charming Shoppes Inc
LANEBRYANTTHERIGHTFIT.ORG	5/15/2013	Charming Shoppes Inc
LANEBRYANTWOMAN.COM	7/13/2012	Charming Shoppes Inc
LANEBRYANTWOMAN.NET	7/13/2012	Charming Shoppes Inc
LANEBRYANTWOMAN.ORG	7/13/2012	Charming Shoppes Inc
LANEBRYANTWOMANCARD.COM	12/26/2011	Charming Shoppes Inc
LANEBRYANTWOMEN.COM	2/16/2012	Charming Shoppes Inc
LANEBRYANTY.COM	5/4/2013	Charming Shoppes Inc
LANEFASHION.COM	11/26/2011	Charming Shoppes Inc
LANEFASHION.NET	11/26/2011	Charming Shoppes Inc
LANEFASHION.ORG	11/26/2011	Charming Shoppes Inc
LANEFASHIONS.COM	11/26/2011	Charming Shoppes Inc
LANEFASHIONS.NET	11/26/2011	Charming Shoppes Inc
LANEFASHIONS.ORG	11/26/2011	Charming Shoppes Inc
LANEMAG.COM	11/18/2012	Charming Shoppes Inc
LANE-MAG.COM	11/18/2012	Charming Shoppes Inc
LANEMAG.NET	11/18/2012	Charming Shoppes Inc
LANE-MAG.NET	11/18/2012	Charming Shoppes Inc
LANEMAG.ORG	11/18/2012	Charming Shoppes Inc
LANE-MAG.ORG	11/18/2012	Charming Shoppes Inc
LANE-MAGAZINE.COM	11/18/2012	Charming Shoppes Inc
LANEMAGAZINE.NET	11/14/2011	Charming Shoppes Inc
LANE-MAGAZINE.NET	11/18/2012	Charming Shoppes Inc
LANEMAGAZINE.ORG	11/14/2011	Charming Shoppes Inc
LANE-MAGAZINE.ORG	11/18/2012	Charming Shoppes Inc
LANEMAGS.COM	11/18/2012	Charming Shoppes Inc
LANE-MAGS.COM	11/18/2012	Charming Shoppes Inc

LANEMAGS.NET	11/18/2012	Charming Shoppes Inc
LANE-MAGS.NET	11/18/2012	Charming Shoppes Inc
LANEMAGS.ORG	11/18/2012	Charming Shoppes Inc
LANE-MAGS.ORG	11/18/2012	Charming Shoppes Inc
LANESTYLE.COM	11/26/2011	Charming Shoppes Inc
LANE-STYLE.COM	11/26/2011	Charming Shoppes Inc
LANESTYLE.NET	11/26/2011	Charming Shoppes Inc
LANE-STYLE.NET	11/26/2011	Charming Shoppes Inc
LANESTYLE.ORG	11/26/2011	Charming Shoppes Inc
LANE-STYLE.ORG	11/26/2011	Charming Shoppes Inc
LANESTYLES.COM	11/26/2011	Charming Shoppes Inc
LANE-STYLES.COM	11/26/2011	Charming Shoppes Inc
LANESTYLES.NET	11/26/2011	Charming Shoppes Inc
LANE-STYLES.NET	11/26/2011	Charming Shoppes Inc
LANESTYLES.ORG	11/26/2011	Charming Shoppes Inc
LANE-STYLES.ORG	11/26/2011	Charming Shoppes Inc
LANEWBRYANT.COM	5/4/2013	Charming Shoppes Inc
LANNEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LANNEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LANRBRYANT.COM	8/8/2012	Charming Shoppes Inc
LANRBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LANRBYRANT.COM	7/23/2012	Charming Shoppes Inc
LANTBRYANT.COM	5/4/2013	Charming Shoppes Inc
LANYBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LASNEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LAYNBRYANT.COM	11/30/2012	Charming Shoppes Inc
LAYNEBRYANT.COM	12/13/2011	Charming Shoppes Inc
LBBLUSH.COM	7/11/2012	Charming Shoppes Inc
LBBLUSH.NET	7/11/2012	Charming Shoppes Inc
LBBLUSH.ORG	7/11/2012	Charming Shoppes Inc
LBBYMAIL.COM	11/12/2011	Charming Shoppes Inc
LBBYMAIL.NET	11/12/2011	Charming Shoppes Inc
LBBYMAIL.ORG	11/12/2011	Charming Shoppes Inc
LBCARD.COM	5/17/2013	Charming Shoppes Inc
LBCARD.NET	5/17/2013	Charming Shoppes Inc
LBCARDCATALOG.COM	6/11/2012	Charming Shoppes Inc
LBCARDCATALOG.NET	6/11/2012	Charming Shoppes Inc
LBCARDCATALOG.ORG	6/11/2012	Charming Shoppes Inc
LBCAT.COM	12/23/2012	Charming Shoppes Inc
LBCATALOG.COM	7/13/2012	Charming Shoppes Inc
LBCATALOG.NET	11/7/2011	Charming Shoppes Inc
LBCATALOG.ORG	11/7/2011	Charming Shoppes Inc
LBCATALOGCARD.COM	3/13/2013	Charming Shoppes Inc
LBCATALOGCARD.NET	5/7/2013	Charming Shoppes Inc
LBCATALOGCARD.ORG	5/7/2013	Charming Shoppes Inc
LBCATTV.COM	3/8/2013	Charming Shoppes Inc
LBCRB.COM	3/8/2013	Charming Shoppes Inc
LBCREDITCARD.COM	10/12/2011	Charming Shoppes Inc
LBCREDITCARD.NET	10/12/2011	Charming Shoppes Inc
LBCREDITCARD.ORG	8/23/2011	Charming Shoppes Inc

LBLIFESTYLES.COM	7/10/2011	Charming Shoppes Inc
LBLIFESTYLES.NET	7/10/2011	Charming Shoppes Inc
LBLIFESTYLES.ORG	7/10/2011	Charming Shoppes Inc
LBMATERNITY.COM	1/11/2012	Charming Shoppes Inc
LBMATERNITY.NET	1/11/2012	Charming Shoppes Inc
LBMATERNITY.ORG	1/11/2012	Charming Shoppes Inc
LBMIX.COM	7/11/2012	Charming Shoppes Inc
LBMIX.NET	7/11/2012	Charming Shoppes Inc
LBMIX.ORG	7/11/2012	Charming Shoppes Inc
LBONLINESTORE.COM	10/12/2011	Charming Shoppes Inc
LBON-LINESTORE.COM	10/12/2011	Charming Shoppes Inc
LBONLINESTORE.NET	10/12/2011	Charming Shoppes Inc
LBON-LINESTORE.NET	10/12/2011	Charming Shoppes Inc
LBONLINESTORE.ORG	8/23/2011	Charming Shoppes Inc
LBON-LINESTORE.ORG	8/23/2011	Charming Shoppes Inc
LBRIGHTFIT.COM	5/15/2013	Charming Shoppes Inc
LBRIGHTFIT.NET	5/15/2013	Charming Shoppes Inc
LBRIGHTFIT.ORG	5/15/2013	Charming Shoppes Inc
LBSPACE03.COM	11/6/2012	Charming Shoppes Inc
LBSTORE.COM	10/12/2011	Charming Shoppes Inc
LBSTORE.NET	10/12/2011	Charming Shoppes Inc
LBSTORE.ORG	8/23/2011	Charming Shoppes Inc
LBSTORES.COM	10/12/2011	Charming Shoppes Inc
LBSTORES.NET	10/12/2011	Charming Shoppes Inc
LBSTORES.ORG	8/23/2011	Charming Shoppes Inc
LBSWEEPS.COM	6/20/2012	Charming Shoppes Inc
LBSWEEPS.NET	6/20/2012	Charming Shoppes Inc
LBSWEEPS.ORG	6/20/2012	Charming Shoppes Inc
LBWINK.COM	7/11/2012	Charming Shoppes Inc
LBWINK.NET	7/11/2012	Charming Shoppes Inc
LBWINK.ORG	7/11/2012	Charming Shoppes Inc
LBWOMAN.COM	11/11/2011	Charming Shoppes Inc
LBWOMAN.NET	4/2/2012	Charming Shoppes Inc
LBWOMAN.ORG	4/2/2012	Charming Shoppes Inc
LEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LENABRYANT.COM	9/29/2011	Charming Shoppes Inc
LENABRYANT.NET	9/29/2011	Charming Shoppes Inc
LENABRYANT.ORG	9/29/2011	Charming Shoppes Inc
LENEBRYANT.COM	5/21/2013	Charming Shoppes Inc
LEWMAGRAMCARD.COM	8/11/2012	Charming Shoppes Inc
LINEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LKANEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LLANEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LLANEBRYANTCATALOG.COM	5/4/2012	Charming Shoppes Inc
LNAEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LNEBRYANT.COM	5/4/2013	Charming Shoppes Inc
LOOP18.COM	3/1/2012	Charming Shoppes Inc
LOOP8TEEN.COM	3/1/2012	Charming Shoppes Inc
LOOPEIGHTEEN.COM	3/1/2012	Charming Shoppes Inc
LSNEBRYANT.COM	5/4/2013	Charming Shoppes Inc

LYANEBRYANT.COM	11/27/2012	Charming Shoppes Inc
MADISONAND29TH.BIZ	4/28/2013	Figis Inc
MADISONAND29TH.COM	3/19/2012	Figis Inc
MODERNWOMAN.COM	5/18/2013	Charming Shoppes Inc
MODERNWOMANAPPAREL.CO.UK	6/1/2013	Charming Shoppes Inc
MODERNWOMANAPPAREL.COM	12/3/2011	Charming Shoppes Inc
MODERNWOMANAPPAREL.NET	6/1/2013	Charming Shoppes Inc
MODERNWOMANAPPAREL.ORG	6/1/2013	Charming Shoppes Inc
MODERNWOMANCATALOG.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOG.COM	6/30/2012	Charming Shoppes Inc
MODERNWOMANCATALOG.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOG.NET	6/30/2012	Charming Shoppes Inc
MODERNWOMANCATALOG.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOG.ORG	6/30/2012	Charming Shoppes Inc
MODERNWOMANCATALOGS.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGS.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGS.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGS.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGS.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGS.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUE.COM	11/11/2011	Charming Shoppes Inc
MODERNWOMAN-CATALOGUE.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUE.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGUE.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGUE.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUES.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGUES.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUES.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGUES.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMANCATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMAN-CATALOGUES.ORG	7/1/2012	Charming Shoppes Inc
MODERNWOMANDIRECT.COM	6/30/2012	Charming Shoppes Inc
MODERNWOMAN-DIRECT.COM	6/30/2012	Charming Shoppes Inc
MODERNWOMANDIRECT.NET	6/30/2012	Charming Shoppes Inc
MODERNWOMAN-DIRECT.NET	6/30/2012	Charming Shoppes Inc
MODERNWOMANDIRECT.ORG	6/30/2012	Charming Shoppes Inc
MODERNWOMAN-DIRECT.ORG	6/30/2012	Charming Shoppes Inc
MODERNWOMANONLINE.COM	7/1/2012	Charming Shoppes Inc
MODERNWOMANONLINE.NET	7/1/2012	Charming Shoppes Inc
MODERNWOMANONLINE.ORG	7/1/2012	Charming Shoppes Inc
MYCHARMINGLIFE.COM	5/27/2013	Charming Shoppes Inc
MYCHARMINGLIFE.NET	5/27/2013	Charming Shoppes Inc
MYCHARMINGLIFE.ORG	5/27/2013	Charming Shoppes Inc
MYHOMEETC.COM	2/14/2012	Charming Shoppes Inc
MYHRCSI.COM	11/10/2013	Charming Shoppes Inc
NEWCATHERINES.COM	10/10/2011	Charming Shoppes Inc
NEW-CATHERINES.COM	10/10/2011	Charming Shoppes Inc
PCFLOWERANDGIFTS.BIZ	8/2/2012	Figis Inc
PCFLOWERANDGIFTS.COM	8/3/2012	Figis Inc

PCFLOWERANDGIFTS.INFO	8/3/2012	Figis Inc
PCFLOWERANDGIFTS.NET	8/3/2012	Figis Inc
PCFLOWERANDGIFTS.ORG	8/3/2012	Figis Inc
PCFLOWERANDGIFTS.US	8/2/2012	Figis Inc
PCFLOWERS.BIZ	1/3/2013	Figis Inc
PCFLOWERS.COM	1/7/2012	Figis Inc
PCFLOWERS.INFO	1/4/2012	Figis Inc
PCFLOWERS.ORG	1/4/2012	Figis Inc
PCFLOWERS.US	1/3/2013	Figis Inc
PCFLOWERSANDGIFTS.BIZ	8/2/2012	Figis Inc
PCFLOWERSANDGIFTS.INFO	8/3/2012	Figis Inc
PCFLOWERSANDGIFTS.NET	8/3/2012	Figis Inc
PCFLOWERSANDGIFTS.ORG	8/3/2012	Figis Inc
PCFLOWERSANDGIFTS.US	8/2/2012	Figis Inc
PETITECARD.COM	6/16/2012	Charming Shoppes Inc
PETITESOPHISTICATE.COM	4/3/2013	Charming Shoppes Inc
PETITESOPHISTICATE.NET	12/9/2012	Charming Shoppes Inc
PETITESOPHISTICATE.ORG	12/9/2012	Charming Shoppes Inc
PETITESOPHISTICATEANNEX.COM	1/13/2012	Charming Shoppes Inc
PETITESOPHISTICATEANNEX.NET	9/28/2011	Charming Shoppes Inc
PETITESOPHISTICATEANNEX.ORG	9/28/2011	Charming Shoppes Inc
PETITESOPHISTICATECARD.COM	5/1/2013	Charming Shoppes Inc
PETITESOPHISTICATEOUTLET.COM	1/13/2012	Charming Shoppes Inc
PETITESOPHISTICATEOUTLETS.COM	7/3/2011	Charming Shoppes Inc
PETITESOPHISTICATES.COM	4/11/2013	Charming Shoppes Inc
PETITESOPHISTICATESTORE.COM	12/2/2012	Charming Shoppes Inc
PETITESOPHSTICATE.COM	11/13/2012	Charming Shoppes Inc
PLUS4ME.COM	2/9/2013	Charming Shoppes Inc
PLUSFORYOU.COM	2/9/2013	Charming Shoppes Inc
PLUSSIZEAUTHORITY.COM	1/18/2013	Charming Shoppes Inc
PLUSSIZECLOTHING-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUS-SIZE-CLOTHING-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUS-SIZE-CLOTHING-LANEBRYANTCATALOG.COM	5/15/2013	Charming Shoppes Inc
PLUSSIZE-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUS-SIZE-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUSSIZE-LANEBRYANTCATALOG.COM	5/15/2013	Charming Shoppes Inc
PLUS-SIZE-LANEBRYANTCATALOG.COM	5/15/2013	Charming Shoppes Inc
PLUSSIZESDIRECT.COM	2/9/2013	Charming Shoppes Inc
PLUSSIZES-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUS-SIZES-LANEBRYANT.COM	5/15/2013	Charming Shoppes Inc
PLUSSIZES-LANEBRYANTCATALOG.COM	5/15/2013	Charming Shoppes Inc
PLUSSIZESONLINE.COM	2/9/2013	Charming Shoppes Inc
PLUSSIZESPECIALIST.COM	9/5/2011	Charming Shoppes Inc
PLUSSTORES.COM	2/9/2013	Charming Shoppes Inc
PLUSUNLIMITED.COM	11/19/2011	Charming Shoppes Inc
PSOUTLETS.COM	6/16/2012	Charming Shoppes Inc
RIGHTFIT.COM	8/2/2015	Charming Shoppes Inc
RIGHTFITBYLANEBRYANT.CA	5/30/2014	Charming Shoppes Inc
RIGHTFITBYLANEBRYANT.COM	3/19/2013	Charming Shoppes Inc

RIGHTFITBYLANEBRYANT.NET	3/19/2013	Charming Shoppes Inc
RIGHTFITBYLANEBRYANT.ORG	3/19/2013	Charming Shoppes Inc
RIGHTFITJEANS.COM	4/25/2012	Charming Shoppes Inc
RIGHTFITJEANS.NET	4/25/2012	Charming Shoppes Inc
RIGHTFITJEANS.ORG	4/25/2012	Charming Shoppes Inc
SHOETRADER.COM	3/27/2013	Charming Shoppes Inc
SHOPHOMEETC.COM	2/14/2012	Charming Shoppes Inc
SHOPLANEBRYANT.COM	11/23/2012	Charming Shoppes Inc
SHOPLANEBRYANT.NET	11/23/2012	Charming Shoppes Inc
SHOPLANEBRYANT.ORG	11/23/2012	Charming Shoppes Inc
SHOPLANEBRYANTONLINE.COM	10/12/2011	Charming Shoppes Inc
SHOPLANEBRYANTONLINE.NET	10/12/2011	Charming Shoppes Inc
SHOPLANEBRYANTONLINE.ORG	6/26/2012	Charming Shoppes Inc
SHOPTHEBUG.COM	3/16/2013	Charming Shoppes Inc
SHOPTHEHOME.COM	2/14/2012	Charming Shoppes Inc
SHOPVENEZIA.COM	10/25/2011	Charming Shoppes Inc
SHOPVENEZIA.NET	10/25/2011	Charming Shoppes Inc
SHOPVENEZIA.ORG	10/25/2011	Charming Shoppes Inc
SHOPVENEZIAJEANS.COM	10/25/2011	Charming Shoppes Inc
SHOPVENEZIAJEANS.NET	10/25/2011	Charming Shoppes Inc
SHOPVENEZIAJEANS.ORG	10/25/2011	Charming Shoppes Inc
SHOPVENZIA.COM	10/12/2011	Charming Shoppes Inc
SHOPVENZIA.NET	10/12/2011	Charming Shoppes Inc
SHOPVENZIA.ORG	6/22/2012	Charming Shoppes Inc
SHOPVENZIAJEANS.COM	10/12/2011	Charming Shoppes Inc
SHOPVENZIAJEANS.NET	10/12/2011	Charming Shoppes Inc
SHOPVENZIAJEANS.ORG	6/22/2012	Charming Shoppes Inc
SIXTEENABOVE.COM	10/22/2011	Charming Shoppes Inc
SIXTEENABOVE.NET	10/22/2011	Charming Shoppes Inc
SMARTSTYLECARD.COM	5/18/2013	Charming Shoppes Inc
SOAPRESTIGECARD.COM	3/26/2013	Charming Shoppes Inc
SONSI.COM	12/8/2011	Charming Shoppes Inc
SONSILIVING.COM	1/26/2013	Charming Shoppes Inc
SONZIE.COM	12/11/2011	Charming Shoppes Inc
SPEAKINGWOMANTOWOMAN.COM	2/23/2013	Charming Shoppes Inc
STYLEYOURWAY.COM	9/16/2014	Charming Shoppes Inc
THEANSWER.COM	9/6/2012	Charming Shoppes Inc
THEBUGGIRLS.COM	1/23/2013	Charming Shoppes Inc
THEFASHIONBUG.COM	12/21/2012	Charming Shoppes Inc
THEGALLERYOUTLET.COM	11/15/2012	Figis Inc
THEGIRLSBUG.COM	1/23/2013	Charming Shoppes Inc
THEPLUSSIZEAUTHORITY.COM	1/23/2013	Charming Shoppes Inc
THERIGHTFIT.ORG	3/19/2013	Charming Shoppes Inc
THESECONDCOMINGOFJEANS.COM	7/3/2012	Charming Shoppes Inc
THESECONDCOMINGOFPANTS.COM	7/3/2012	Charming Shoppes Inc
THROWTHEWORLDACURVE.COM	3/6/2013	Charming Shoppes Inc
THROWTHEWORLDACURVE.NET	3/6/2013	Charming Shoppes Inc
THROWTHEWORLDACURVE.ORG	3/6/2013	Charming Shoppes Inc
TWELVEABOVE.COM	10/22/2011	Charming Shoppes Inc
TWELVEABOVE.NET	10/22/2011	Charming Shoppes Inc

TWELVEBEYOND.COM	11/19/2011	Charming Shoppes Inc
VANETZIA.COM	6/22/2012	Charming Shoppes Inc
VANEZIA.COM	6/22/2012	Charming Shoppes Inc
VANIZIA.COM	6/22/2012	Charming Shoppes Inc
VENEZIA.CN	3/17/2012	Charming Shoppes Inc
VENEZIA.COM.CN	12/14/2011	Charming Shoppes Inc
VENEZIACLOTHING.COM	10/25/2011	Charming Shoppes Inc
VENEZIACLOTHING.NET	10/25/2011	Charming Shoppes Inc
VENEZIACLOTHING.ORG	7/19/2012	Charming Shoppes Inc
VENEZIACLOTHINGCO.COM	10/25/2011	Charming Shoppes Inc
VENEZIACLOTHINGCO.NET	10/25/2011	Charming Shoppes Inc
VENEZIACLOTHINGCO.ORG	10/25/2011	Charming Shoppes Inc
VENEZIACLOTHINGSTORE.COM	3/10/2013	Charming Shoppes Inc
VENEZIAJEANS.CN	3/17/2012	Charming Shoppes Inc
VENEZIAJEANS.COM	5/17/2013	Charming Shoppes Inc
VENEZIAJEANS.COM.CN	12/14/2011	Charming Shoppes Inc
VENEZIAJEANS.NET	6/24/2012	Charming Shoppes Inc
VENEZIAJEANS.ORG	6/24/2012	Charming Shoppes Inc
VENEZIAJEANS2000.COM	7/19/2012	Charming Shoppes Inc
VENEZIAJEANS2000.NET	7/19/2012	Charming Shoppes Inc
VENEZIAJEANS2000.ORG	7/19/2012	Charming Shoppes Inc
VENEZIAJEANSCLOTHING.COM	10/25/2011	Charming Shoppes Inc
VENEZIAJEANSCLOTHING.NET	10/25/2011	Charming Shoppes Inc
VENEZIAJEANSCLOTHING.ORG	10/25/2011	Charming Shoppes Inc
VENEZIAJEANSCLOTHINGCO.COM	10/25/2011	Charming Shoppes Inc
VENEZIAJEANSCLOTHINGCO.NET	10/25/2011	Charming Shoppes Inc
VENEZIAJEANSCLOTHINGCO.ORG	10/25/2011	Charming Shoppes Inc
VENEZIASHOP.NET	11/23/2012	Charming Shoppes Inc
VENEZIASHOP.ORG	11/23/2012	Charming Shoppes Inc
VENEZIASTORE.COM	11/23/2012	Charming Shoppes Inc
VENEZIASTORE.NET	11/23/2012	Charming Shoppes Inc
VENEZIASTORE.ORG	11/23/2012	Charming Shoppes Inc
VENEZIATV.COM	7/19/2012	Charming Shoppes Inc
VENEZIAWOMAN.COM	5/1/2013	Charming Shoppes Inc
VENEZIAWOMAN.NET	5/1/2013	Charming Shoppes Inc
VENEZIAWOMAN.ORG	5/1/2013	Charming Shoppes Inc
VENIZA.COM	7/31/2012	Charming Shoppes Inc
VENIZIA.COM	6/22/2012	Charming Shoppes Inc
VENZIACLOTHING.COM	10/12/2011	Charming Shoppes Inc
VENZIACLOTHING.NET	10/12/2011	Charming Shoppes Inc
VENZIACLOTHING.ORG	10/12/2011	Charming Shoppes Inc
VENZIACLOTHINGCO.COM	8/2/2011	Charming Shoppes Inc
VENZIACLOTHINGCO.NET	10/12/2011	Charming Shoppes Inc
VENZIACLOTHINGCO.ORG	10/12/2011	Charming Shoppes Inc
VENZIAJEANS2000.COM	7/19/2012	Charming Shoppes Inc
VENZIAJEANS2000.NET	7/19/2012	Charming Shoppes Inc
VENZIAJEANS2000.ORG	7/19/2012	Charming Shoppes Inc
VENZIAJEANSCLOTHING.COM	10/12/2011	Charming Shoppes Inc
VENZIAJEANSCLOTHING.NET	10/12/2011	Charming Shoppes Inc
VENZIAJEANSCLOTHING.ORG	6/22/2012	Charming Shoppes Inc

VENZIAJEANSCLOTHINGCO.COM	10/12/2011	Charming Shoppes Inc
VENZIAJEANSCLOTHINGCO.NET	10/12/2011	Charming Shoppes Inc
VENZIAJEANSCLOTHINGCO.ORG	6/22/2012	Charming Shoppes Inc
VENZIASHOP.COM	11/23/2012	Charming Shoppes Inc
VENZIASHOP.NET	11/23/2012	Charming Shoppes Inc
VENZIASHOP.ORG	11/23/2012	Charming Shoppes Inc
VENZIASTORE.COM	7/19/2012	Charming Shoppes Inc
VENZIASTORE.NET	7/19/2012	Charming Shoppes Inc
VENZIASTORE.ORG	7/19/2012	Charming Shoppes Inc
VINETZIA.COM	6/22/2012	Charming Shoppes Inc
VINEZIA.COM	6/22/2012	Charming Shoppes Inc
WWWFASHIONBUG.COM	11/18/2011	Charming Shoppes Inc
WWWLANEBRYANT.COM	10/22/2011	Charming Shoppes Inc
WWWLANEBRYANTCATALOG.COM	12/11/2012	Charming Shoppes Inc
WWWLANEBRYANTCREDIT.COM	3/26/2013	Charming Shoppes Inc
WWWLANEBRYANTCREDITCARD.COM	3/26/2013	Charming Shoppes Inc
WWWLANEMAG.COM	11/18/2012	Charming Shoppes Inc
WWWLANE-MAG.COM	11/18/2012	Charming Shoppes Inc
WWWLANEMAGAZINE.COM	11/18/2012	Charming Shoppes Inc
WWWLANE-MAGAZINE.COM	11/18/2012	Charming Shoppes Inc
WWWLANEMAGS.COM	11/18/2012	Charming Shoppes Inc
WWWLANE-MAGS.COM	11/18/2012	Charming Shoppes Inc

SCHEDULE 8.13
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Collective Bargaining Agreements

1.	Collective Bargaining Agreement between Lane Bryant, Inc. and Local 108 Retail, Wholesale and Department Store Union effective September 1, 2009 and expiring August 31, 2011; and

2.
Agreement between Lane Bryant, Inc. and LOCAL 338 RWDSU / UFCW, successor in interest to Retail, Wholesale Employees Union, Local 305 AFL-CIO of Westchester County And Vicinity, dated December 1, 2009 and expiring August 31, 2012.

SCHEDULE 8.14
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Prior Corporate Transactions

Mergers of Inactive Subsidiaries.

Stock Purchase Agreement dated as of August 25, 2008 by and between Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other persons listed on the signature pages thereto, pursuant to which the stock of Arizona Mail Order Company, Inc. ("AMO") was sold. Included in the sale was intellectual property, including certain corporate and fictitious names pursuant to which business was conducted by AMO and its subsidiaries.

Purchase Agreement dated December 5, 2006 by and between Gordon Brothers Group, LLC and CCTM, Inc., pursuant to which CCTM, Inc. acquired certain intellectual property including but not limited to the names "Casual Corner" and "August Max".

SCHEDULE 8.17
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Material Contracts

•
Indenture dated as of April 30, 2007, between Charming Shoppes, Inc. and Wells Fargo Bank, National Association, as Trustee, in connection with 1.125% Senior Convertible Notes due 2014, and other documentation in connection therewith.

•	Agreements with credit card issuers set forth on Schedule 8.18.

•	Master Services Agreement by and between Charming Shoppes of Delaware, Inc. and Wipro Limited and Wipro, Inc. dated as of July 2, 2009.

•
Master Services Agreement between MKM Distribution Services, Inc. and Charming Shoppes of Delaware, Inc. dated March 20, 2006, as amended April 15, 2009 and June 17, 2010 for distribution, consolidation and delivery services.

•	Master Services Agreement and Supporting Schedules between Fry, Inc. and Charming Shoppes of Delaware, Inc. dated March 30, 2009.

•	Master Services Agreement between UPS Chain Solutions, Inc. and Charming Shoppes of Delaware, Inc. dated May 12, 2009.

•	Agreement Regarding CHRS Subsidiary Private Label Plans dated August 12, 2009 between Charming Shoppes, Inc. and World Financial Network National Bank, as amended April 21, 2011.

•	Master Services Agreement between Infosys BPO Limited and Charming Shoppes of Delaware, Inc. dated September 16, 2009, and schedules thereto.
Inclusion of the above matters shall not be deemed a determination that any of the foregoing has had or has a reasonable likelihood of having a Material Adverse Effect or otherwise constitutes a "Material Contract".

SCHEDULE 8.18
TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Credit Card Agreements

•
Merchant Agreement dated June 5, 2001 among Bank of America, N.A., assignee of National City Bank of Kentucky, & Charming Shoppes of Delaware, Inc. as amended, including a Second Amendment dated June 5, 2009, a Third Amendment dated July 7th, 2010 and a letter agreement dated April 21, 2011. Expiration Date: May 31, 2012.

•
Agreement for American Express Card Acceptance between American Express Travel Related Services Company, Inc. & Charming Shoppes of Delaware, Inc. dated July 1, 2003, as amended. There is no definitive expiration date; either party can terminate on ninety (90) days notice.

•
Merchant Services Agreement dated October 2, 1985, between DFS Services, LLC, successor in interest to Discover Financial Services, Inc., & Charming Shoppes of Delaware, Inc., as amended by First Amendment dated August 30, 1995 and by Assignment and Assumption Agreement dated November, 2009. There is no definitive expiration date. Charming Shoppes of Delaware, Inc. can terminate the agreement at any time. Discover can terminate upon thirty (30) days notice.

Information regarding more specific terms of the above-referenced agreements is set forth in a letter from Charming Shoppes, Inc. to Wachovia Bank, N.A. dated July 19, 2005.

•
Bank Card Merchant Agreement dated January 31, 2005 between Charming Shoppes of Delaware, Inc., successor-in-interest to Crosstown Traders, Inc., & Fifth Third Bank, as amended, including Amendment No. 6 dated June 2009. Expiration Date: March 31, 2012.

•
Card Acceptance Agreement between Crosstown Traders, Inc. & American Express Travel Related Services Company, Inc. dated September 15, 2003. There is no definitive expiration date. Either party can terminate upon written notice to the other party, effective sixty (60) days after receipt of such notice.

•
Private Label Credit Card Plan Agreement dated as of August 12, 2009 between World Financial Network National Bank & Lane Bryant, Inc., Outlet Division Management Co., Inc., Petite Sophisticate, Inc. and Sierra Nevada Factoring, Inc. Expiration Date: October 29, 2019.

•
Private Label Credit Card Plan Agreement dated as of August 12, 2009 between World Financial Network National Bank & Fashion Bug Retail Companies, Inc. and Sierra Nevada Factoring, Inc. Expiration Date: October 29, 2019.

•
Private Label Credit Card Plan Agreement dated as of August 12, 2009 between World Financial Network National Bank & Catherines, Inc. and Sierra Nevada Factoring, Inc. Expiration Date: October 29, 2019.